As filed with the Securities and Exchange Commission on December 16, 2004
                                                     Registration No. 333-103799
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 7
                                       TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
        (Exact name of registrant as specified in governing instruments)

                         ------------------------------

                              2901 BUTTERFIELD ROAD
                            OAK BROOK, ILLINOIS 60523
                                 (630) 218-8000
               (Address, including zip code, and telephone number,
              including, area code of principal executive offices)

                             ----------------------

                              ROBERT H. BAUM, ESQ.
           VICE CHAIRMAN, EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                             THE INLAND GROUP, INC.
                              2901 BUTTERFIELD ROAD
                            OAK BROOK, ILLINOIS 60523
                                 (630) 218-8000
          (Name and address, including zip code, and telephone number, including area code of agent for service)

                           --------------------------

                                 WITH A COPY TO:
                             DAVID J. KAUFMAN, ESQ.
                                DUANE MORRIS LLP
                             227 WEST MONROE STREET
                                   SUITE 3400
                             CHICAGO, ILLINOIS 60606
                                 (312) 499-6700

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

This Post-Effective Amendment No. 7 consists of the following:

1. Supplement No. 44 dated December 16, 2004 to the Registrant's Prospectus dated September 15, 2003, included herewith, which will be delivered as an unattached document along with the Prospectus dated September 15, 2003.

2. The Registrant's final form of Prospectus dated September 15, 2003, previously filed pursuant to Rule 424(b)(1) on September 15, 2003 and refiled herewith.

3.  Part II, included herewith.

4.  Signatures, included herewith.

                                SUPPLEMENT NO. 44
                             DATED DECEMBER 16, 2004
                   TO THE PROSPECTUS DATED SEPTEMBER 15, 2003
                OF INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

We are providing this Supplement No. 44 to you in order to supplement our prospectus. This supplement updates information in the sections of our prospectus noted in the table of contents below. This Supplement No. 44 supplements, modifies or supersedes certain information contained in our prospectus, and prior Supplements No. 1 through 43 (dated October 23, 2003 through December 13, 2004) and must be read in conjunction with our prospectus.

                                TABLE OF CONTENTS

                                                                             SUPPLEMENT NO.        PROSPECTUS
                                                                                PAGE NO.            PAGE NO.
                                                                          --------------------- -----------------
Prospectus Summary                                                                 1                           6
Risk Factors                                                                       4                          12
Conflicts of Interest                                                              5                          36
Compensation Table                                                                 5                          40
Prior Performance of Our Affiliates                                                7                          47
Management                                                                         25                         68
Principal Stockholders                                                             31                         85
Investment Objectives and Policies                                                 32                         88
Real Property Investments                                                          34                         98
Management's Discussion and Analysis of Our Financial
  Condition and Results of Operations                                             173                        105
Plan of Distribution                                                              194                        148
How to Subscribe                                                                  196                        157
Experts                                                                           197                        172

                               PROSPECTUS SUMMARY

THE TYPES OF REAL ESTATE THAT WE MAY ACQUIRE AND MANAGE.

THE FOURTH PARAGRAPH UNDER THIS SECTION ON "THE TYPES OF REAL ESTATE THAT WE MAY ACQUIRE AND MANAGE", WHICH STARTS ON PAGE 1 OF OUR PROSPECTUS IS SUPERCEDED IN THE ENTIRETY TO READ AS FOLLOWS:

The geographic focus of our portfolio continues to be western U.S. markets; yet, at the present time, we believe that properties available for sale east of the Mississippi River are offering more favorable investment returns. Our objective continues to be to acquire quality properties primarily for income as distinguished from primarily for capital gain. As a result, many of our recently acquired properties and properties that we currently have under contract for purchase are located in eastern U.S. markets. However, over the long-term, we expect the portfolio to consist of properties located primarily west of the Mississippi River. Where feasible, we will endeavor to acquire multiple properties within the same major metropolitan markets where the acquisitions result in efficient property management operations with the potential to achieve market dominance. As a result, we may have clusters of properties east of the Mississippi.

OUR SPONSOR, OUR ADVISOR AND THE INLAND GROUP.

THE LAST PARAGRAPH UNDER THIS SECTION ON THE "OUR SPONSOR, OUR ADVISOR AND THE INLAND GROUP" WHICH STARTS ON PAGE 2 OF OUR PROSPECTUS IS SUPERCEDED IN THE ENTIRETY TO READ AS FOLLOWS:

Our sponsor is Inland Real Estate Investment Corporation, which is owned by The Inland Group, Inc. The Inland Group, together with its subsidiaries and affiliates, is a fully-integrated group of legally and financially separate companies that have been engaged in diverse facets of real estate for over 35 years providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, syndication, renovation, construction, finance and other related services. Inland Western Retail Real Estate Advisory Services, Inc., is a wholly owned subsidiary of our sponsor and is our advisor. Inland Securities Corporation, another affiliate of The Inland Group, is the managing dealer of this offering. Inland US Management LLC, Inland Southwest Management LLC and Inland Pacific Management LLC, our property managers, are entities owned principally by individuals who are affiliates of The Inland Group. The principal executive offices of The Inland Group, our sponsor, and our advisor are located at 2901 Butterfield Road, Oak Brook, Illinois 60523 and their telephone number is (630) 218-8000. The principal executive offices of our property managers are located at 2907 Butterfield Road, Oak Brook, Illinois 60523 and their telephone number is
(630) 218-8000.

ORGANIZATIONAL CHART

THE ORGANIZATIONAL CHART UNDER THIS SECTION; WHICH IS LISTED ON PAGE 3 OF OUR PROSPECTUS IS SUPERCEDED WITH THE FOLLOWING:

The following organizational chart depicts the services that affiliates or our sponsor will render to us and our organizational structure.

                              ORGANIZATIONAL CHART

               ------------------            ---------           ---------           ---------
               Daniel L. Goodwin*            Robert H.           G. Joseph           Robert D.
                                               Baum*              Cosenza*            Parks*
               ------------------            ---------           ---------           ---------
                       ||                       ||                  ||                   ||
=================================================================================================================
    ||          ||          ||          ||                                                              ||
----------  ----------  ----------  ----------                                                          ||
  Inland      Inland      Inland      Inland                                                            ||
Northwest   Southwest    Western     Pacific                                                 -----------------------
Management  Management  Management  Management                                               THE INLAND GROUP, INC.*
  Corp.       Corp.       Corp.       Corp.                                                  -----------------------
----------  ----------  ----------  ----------                                                          ||
    ||          ||          ||          ||                                                              ||
==============================================       ==========================================================================
                      ||                                      ||                       ||                         ||         ||
                      ||                                      ||                       ||                         ||         ||
---------------------------------------------------  ------------------- -----------------------------   ------------------- ||
        Inland Holdco Management LLC                 The Inland Services          Inland Real             The Inland Real    ||
                                                         Group, Inc.     Estate Investment Corporation   Estate Transactions ||
                                                                                  (our sponsor)              Group, Inc.     ||
---------------------------------------------------  ------------------- -----------------------------   ------------------- ||
    |                 |                  |                    ||                               ||        ||                  ||
    |                 |                  |                    ||                               ||        ||                  ||
---------     ----------------     --------------             ||                               ||        ||                  ||
Inland US     Inland Southwest     Inland Pacific             ||                               ||        ||                  ||
Management        Property            Property         ---------------                         ||        ||                  ||
   LLC           Management          Management        Inland Risk and                         ||        ||                  ||
(property           LLC                 LLC               Insurance                            ||        ||                  ||
 manager)        (property           (property            Management                           ||        ||                  ||
                  manager)            manager)          Services, Inc.                         ||        ||                  ||
---------     ----------------     --------------      ---------------                         ||        ||                  ||
    |                |                    |                   |                                ||        ||                  ||
    |                |                    |                   |                                ||        ||                  ||
---------------------------------------------------           |                                ||        ||                  ||
         |                                                    |                                ||        ||                  ||
         |                                                    |                                ||        ||                  ||
         |                  ----------------------------------------------------------         ||        ||                  ||
         |                  |                                                                  ||        ||                  ||
         |                  |                                                                  ||        ||                  ||
         |                  |              ========================================================      ||                  ||
         |                  |              ||                         ||                         ||      ||                  ||
         |                  |              ||                         ||                         ||      ||                  ||
         |                  |       ----------------- ------------------------------ ------------------  ||  ----------------------
         |                  |       Inland Securities   Inland Western Retail Real   Inland Partnership  ||     Inland Mortgage
         |                  |          Corporation    Estate Advisory Services, Inc.   Property Sales    ||  Investment Corporation
         |                  |                                 (our advisor)             Corporation      ||
         |                  |       ----------------- ------------------------------ ------------------  ||  ----------------------
         |                  |          |                 |                                               ||              ||
         |                  |          |                 |         ========================================        ============
         |                  |          |                 |         ||           ||                       ||        ||         ||
         |                  |          |                 |         ||       -----------                  ||        ||     ----------
         |            ------------     |                 |    -----------   Inland Real  ------------------  -----------   Inland
         |              Insurance      |                 |    Inland Real     Estate         Inland Real       Inland     Mortgage
         |              Services       |                 |      Estate      Development        Estate         Mortgage    Servicing
         |            ------------     |                 |    Sales, Inc.   Corporation  Acquisitions, Inc.  Corporation Corporation
         |                  |          |                 |    -----------   -----------  ------------------  ----------- -----------
         |                  |          |                 |         |             |                |               |           |
         |                  |          |                 |   --------------      |                |               |           |
         |                  |          |                 |    Real Estate        |                |               |           |
-----------------------     |          |                 |   Sales Services      |                |               |           |
Property Management and     |          |                 |   --------------      |                |               |           |
    Related Services        |          |                 |         |             |                |               |           |
-----------------------     |          |                 |         |             |                |               |           |
         |                  |          |                 |         |             |                |               |           |
         |                  |          |                 |         |             |                |               |           |
         |                  | ----------------  -----------------  |     ----------------     -----------   ---------   ---------
         |                  | Securities Sales    Organization,    |     Construction and      Property     Mortgage    Mortgage
         |                  |                   Advisory and Real  |        Development       Acquisition   Brokerage     Loan
         |                  |                    Estate Services   |         Services          Services     Services    Servicing
         |                  | ----------------  -----------------  |     ----------------     -----------   ---------   ---------
         |                  |          |                 |         |             |                |               |           |
         |                  |          |                 |         |             |                |               |           |
         |                  |          |                 |         |             |                |               |           |
-----------------------------------------------------------------------------------------------------------------------------------
                                           Inland Western Retail Real Estate Trust, Inc.
                We are principally owned by public investors. Ownership is represented by shares of our common stock
-----------------------------------------------------------------------------------------------------------------------------------

Solid lines indicate 100% ownership. Broken lines indicate service.

* The four indicated individuals control The Inland Group, Inc. and own substantially all of its stock.

CONFLICTS OF INTEREST

THE SECOND BULLET POINT UNDER THIS SECTION UNDER "CONFLICTS OF INTEREST" ON PAGE 5 OF OUR PROSPECTUS IS SUPERCEDED IN THE ENTIRETY TO READ AS FOLLOWS:

     o substantial compensation payable by us to Inland Securities Corporation, Inland Western Retail Real Estate Advisory Services, Inc., Inland US Management LLC, Inland Southwest Management
         LLC and Inland Pacific Management LLC for their various services which may not be on market terms and is payable, in most cases, whether or not our stockholders receive distributions;

COMPENSATION TO BE PAID TO OUR ADVISOR AND AFFILIATES

THE DISCUSSION UNDER THIS SECTION ON THE "ACQUISITION EXPENSES", WHICH STARTS ON PAGE 6 OF OUR PROSPECTUS, SHOULD READ:

We will reimburse Inland Real Estate Acquisitions, Inc. for costs incurred, on our behalf, in connection with the acquisition of properties. We will pay an amount, estimated to be up to 0.5% of the total of (1) the gross offering proceeds from the sale of 250,000,000 shares, (2) the gross proceeds from the sale of up to 20,000,000 shares pursuant to the distribution reinvestment programs. The acquisition expenses for any particular property will not exceed 6% of the gross purchase price of the property.

THE DISCUSSION UNDER THIS SECTION ON THE "INCENTIVE ADVISORY FEE", WHICH STARTS ON PAGE 7 OF OUR PROSPECTUS, SHOULD READ:

After our stockholders have first received a 10% cumulative, non-compounded return and a return of their net investment, an incentive advisory fee equal to 15% on net proceeds from the sale of a property will be paid to our advisor.

                                  RISK FACTORS

THE LAST SENTENCE OF THE FIRST PARAGRAPH ON PAGE 12, UNDER THIS HEADING, IS MODIFIED TO READ AS FOLLOWS:

We will be acquiring properties that are located primarily west of the Mississippi River and single user net lease properties located anywhere in the United States and therefore our geographic diversity will be limited.

THE SECOND PARAGRAPH ON PAGE 13, UNDER THIS HEADING, IS DELETED.

THE SECOND TO LAST SENTENCE OF THE THIRD PARAGRAPH ON PAGE 19, UNDER THIS HEADING IS MODIFIED TO READ AS FOLLOWS:

Our advisor receives fees based on the book value including acquired intangibles of the properties under management.

THE FIFTH SENTENCE OF THE FIRST PARAGRAPH ON PAGE 20, UNDER THIS HEADING IS MODIFIED TO READ AS FOLLOWS:

Our advisor receives fees based on the book value including acquired intangibles of the properties under management.

                              CONFLICTS OF INTEREST

THE LAST SENTENCE OF THE FOURTH PARAGRAPH ON PAGE 36, UNDER THIS HEADING, IS MODIFIED TO READ AS FOLLOWS:

If Inland Retail Real Estate Trust, Inc., does not purchase the prospective property, it will then be offered to us.

THE SIXTH SENTENCE OF THE FIFTH PARAGRAPH ON PAGE 37, UNDER THIS HEADING IS MODIFIED TO READ AS FOLLOWS:

Our advisor receives fees based on the book value including acquired intangibles of the properties under management.

                               COMPENSATION TABLE

THE DISCUSSION UNDER THIS SECTION "NONSUBORDINATED PAYMENTS - OFFERING STAGE" ON THE MARKETING CONTRIBUTION AND DUE DILIGENCE EXPENSE ALLOWANCE PAID TO THE MANAGING DEALER AND SOLICITING DEALERS, WHICH STARTS ON PAGE 40 OF OUR PROSPECTUS, SHOULD READ AS FOLLOWS:


          TYPE OF COMPENSATION                                                                 ESTIMATED MAXIMUM
              AND RECIPIENT                        METHOD OF COMPENSATION                        DOLLAR AMOUNT
------------------------------------------ ---------------------------------------- ----------------------------------------

Marketing contribution and due diligence   We will pay an amount equal to 2.5% of   The actual amount depends on the
expense allowance paid to the managing     the gross offering proceeds to the       number of shares.  If there are no
dealer and soliciting dealers.             managing dealer, all or a portion of     special sales, approximately the
                                           which may be passed on to soliciting     following amounts will be paid for the
                                           dealers, in lieu of reimbursement of     marketing contribution and the due
                                           specific expenses associated with        diligence expense allowance:
                                           marketing.  We may pay an additional
                                           0.5% of the gross offering proceeds to   o   $60,000 if we sell the
                                           the managing dealer, which may be            minimum number of shares; or
                                           passed on to the soliciting dealers,
                                           for due diligence expenses.  We will     o   $75,000,000 if we sell the
                                           not pay the marketing contribution and       maximum number of shares.
                                           due diligence expense allowance in
                                           connection with any special sales,
                                           except those receiving volume
                                           discounts and those described in "Plan
                                           of Distribution - Volume Discounts."

                                       5

THE DISCUSSION UNDER THIS SECTION "SUBORDINATED PAYMENTS - OPERATIONS STAGE" ON THE ADVISOR ASSET MANAGEMENT FEE PAID TO OUR ADVISOR, WHICH STARTS ON PAGE 43 OF OUR PROSPECTUS, SHOULD READ AS FOLLOWS:

                                                                                              ESTIMATED MAXIMUM DOLLAR
TYPE OF COMPENSATION AND RECIPIENT                 METHOD OF COMPENSATION                              AMOUNT
----------------------------------- --------------------------------------------------- ----------------------------------
                                                      OPERATIONAL STAGE

Advisor asset management fee           We pay an annual advisor asset management fee       The actual amounts to be
payable to our advisor.                of not more than 1% of our average assets.          received depend upon the sale
                                       Our average assets means the average of the         price of our properties and,
                                       total book value including acquired                 therefore, cannot be
                                       intangibles of our real estate assets plus the      determined at the present
                                       total value of our loans receivables secured        time.  If we acquire the
                                       by real estate, before reserves for                 advisor, the advisor asset
                                       depreciation or bad debts or other similar          management fee will cease.
                                       non-cash reserves.  We will compute our
                                       average assets by taking the average of these
                                       values at the end of each month during the
                                       quarter for which we are calculating the fee.
                                       The fee is payable quarterly in an amount
                                       equal to1/4of 1% of average assets as of the
                                       last day of the immediately preceding
                                       quarter.  For any year in which we qualify as
                                       a REIT, our advisor must reimburse us for the
                                       following amounts if any:

                                       (1) the amounts by which our total operating
                                           expenses, the sum of the advisor asset
                                           management fee plus other operating
                                           expenses, paid during the previous fiscal
                                           year exceed the greater of:

                                           o   2% of our average assets for that
                                               fiscal year, or

                                           o   25% of our net income for that fiscal
                                               year.


                                       (2) plus an amount, which will not exceed the
                                           advisor asset management fee for that year,
                                           equal to any difference between the total
                                           amount of distributions to stockholders for
                                           that year and the 6% annual return on the
                                           net investment of stockholders.


                                       Items such as organization and offering
                                       expenses, property expenses, interest payments,
                                       taxes, non-cash expenditures, the incentive
                                       advisory fee and acquisition expenses are
                                       excluded from the definition of total operating
                                       expenses.


                                       See "Management -- Our Advisory
                                       Agreement" for an explanation of
                                       circumstances where the excess amount
                                       specified in clause (1) may not need to be reimbursed.

THE DISCUSSION UNDER THIS SECTION "COMPENSATION TO OFFICERS AND DIRECTORS" ON THE DIRECTOR FEES, WHICH STARTS ON PAGE 45 OF OUR PROSPECTUS, SHOULD READ AS
FOLLOWS:


                                                                                             ESTIMATED MAXIMUM
TYPE OF COMPENSATION AND RECIPIENT             METHOD OF COMPENSATION                          DOLLAR AMOUNT
---------------------------------------- --------------------------------------- ------------------------------------------

    Director fees                            Independent directors receive       We will pay the five independent
                                             an annual fee of $5,000             directors $25,000 in the aggregate
                                             (increasing to $10,000              (increasing to $50,000 effective
                                             effective October 1, 2004)          October 1, 2004), plus fees for
                                             and a fee of $500 for               attending meetings.  The actual
                                             attending each meeting of the       amounts to be received for future
                                             board or one of its                 meetings depends upon the number of
                                             committees in person and $350       meetings and their attendance and,
                                             for attending a meeting via         therefore, cannot be determined at
                                             the telephone.  Our officers        the present time.
                                             who are also our directors do
                                             not receive director fees.

THE DISCUSSION UNDER THIS SECTION ON THE "NONSUBORDINATED PAYMENTS - OPERATIONAL STAGE", WHICH STARTS ON PAGE 41 OF OUR PROSPECTUS, IS MODIFIED AS FOLLOWS:

The last entry "Advisor asset management fee" at the bottom of the page is deleted.

THE LAST SENTENCE OF THE DISCUSSION ON "ESTIMATED MAXIMUM DOLLAR AMOUNT" UNDER THIS SECTION ON THE "SUBORDINATED PAYMENTS - OPERATIONAL STAGE", WHICH STARTS ON PAGE 43 OF OUR PROSPECTUS, IS MODIFIED AS FOLLOWS:

If we acquire the advisor, the advisor asset management fee will cease.

                       PRIOR PERFORMANCE OF OUR AFFILIATES

PRIOR INVESTMENT PROGRAMS

     During the 10-year period ending September 30, 2004, The Inland Group and its affiliates have sponsored two other REITs and 30 real estate exchange private placements, which altogether have raised more than $3,132,378,000 from over 73,000 investors. During that period, Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc., the other REITs, have raised over $2,980,790,000 from over 73,000 investors. Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. have investment objectives and policies similar to ours and have invested principally in shopping centers that provide sales of convenience goods and personal services to neighboring communities in the Midwest and Southeast areas. However, Inland Real Estate Corporation is now a self-administered REIT and is no longer affiliated with The Inland Group. Our investment objectives and policies are similar to those of several of the other prior investment programs sponsored by our affiliates which have owned and operated retail properties. However, the vast majority of the other investment programs sponsored by our affiliates were dissimilar from our operation in that the prior programs owned apartment properties, pre-development land and whole or partial interests in mortgage loans.

     The information in this section and in the Prior Performance Tables included in this Post-effective amendment as APPENDIX A shows relevant summary information concerning real estate programs sponsored by our affiliates. The purpose is to provide information on the prior performance of these programs so that you may evaluate the experience of the affiliated companies in sponsoring similar programs. The following discussion is intended to briefly summarize the objectives and performance of the prior programs and to disclose any material adverse business developments sustained by them. Past performance is not necessarily indicative of future performance.

SUMMARY INFORMATION

     The table below provides summarized information concerning prior programs sponsored by our affiliates for the 10-year period ending September 30, 2004, and is qualified in its entirety by reference to the introductory discussion above and the detailed information appearing in the Prior Performance Tables in APPENDIX A of this post-effective amendment. YOU SHOULD NOT CONSTRUE INCLUSION OF THE SUCCEEDING TABLES AS IMPLYING IN ANY MANNER THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE TABLES BECAUSE THE YIELD AND CASH AVAILABLE AND OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT FOR OUR PROPERTIES. YOU SHOULD NOTE THAT BY ACQUIRING OUR SHARES, YOU WILL NOT BE ACQUIRING ANY INTERESTS IN ANY PRIOR PROGRAMS.


------------------------------------------------------ ------------------------ ----------------------- ------------------------

                                                         INLAND RETAIL REAL       INLAND REAL ESTATE      INLAND REAL ESTATE
                                                         ESTATE TRUST, INC.          CORPORATION           EXCHANGE PRIVATE
                                                                REIT                     REIT                  PLACEMENT
                                                            PROGRAM AS OF           PROGRAM AS OF           OFFERINGS AS OF
                                                         SEPTEMBER 30, 2004       SEPTEMBER 30, 2004      SEPTEMBER 30, 2004
------------------------------------------------------ ------------------------ ----------------------- ------------------------

Number of programs sponsored                                                 1                       1                       30
------------------------------------------------------ ------------------------ ----------------------- ------------------------
Aggregate amount raised from investors                         $ 2,279,622,000             701,168,000              151,588,000
------------------------------------------------------ ------------------------ ----------------------- ------------------------
Approximate aggregate number of investors                               59,000                  14,000                      386
------------------------------------------------------ ------------------------ ----------------------- ------------------------
Number of properties purchased                                             274                     148                       30
------------------------------------------------------ ------------------------ ----------------------- ------------------------
Aggregate cost of properties                                   $ 4,053,516,000           1,276,000,000              294,864,000
------------------------------------------------------ ------------------------ ----------------------- ------------------------
Number of mortgages/notes                                                    0                       0                        0
------------------------------------------------------ ------------------------ ----------------------- ------------------------
Principal amount of mortgages/notes                                 $        0                       0                        0
------------------------------------------------------ ------------------------ ----------------------- ------------------------
Principal of properties (based on cost) that were:
------------------------------------------------------ ------------------------ ----------------------- ------------------------
Commercial--
------------------------------------------------------ ------------------------ ----------------------- ------------------------
  Retail                                                                90.00%                  86.00%                   44.82%
------------------------------------------------------ ------------------------ ----------------------- ------------------------
  Single-user retail net-lease                                          10.00%                  14.00%                    9.10%
------------------------------------------------------ ------------------------ ----------------------- ------------------------
  Nursing homes                                                          0.00%                   0.00%                    0.00%
------------------------------------------------------ ------------------------ ----------------------- ------------------------
  Offices                                                                0.00%                   0.00%                   30.22%
------------------------------------------------------ ------------------------ ----------------------- ------------------------
  Industrial                                                             0.00%                   0.00%                   15.86%
------------------------------------------------------ ------------------------ ----------------------- ------------------------
  Health clubs                                                           0.00%                   0.00%                    0.00%
------------------------------------------------------ ------------------------ ----------------------- ------------------------
  Mini-storage                                                           0.00%                   0.00%                    0.00%
------------------------------------------------------ ------------------------ ----------------------- ------------------------
    Total commercial                                                   100.00%                 100.00%                   100.0%
------------------------------------------------------ ------------------------ ----------------------- ------------------------
Multi-family residential                                                 0.00%                   0.00%                    0.00%
------------------------------------------------------ ------------------------ ----------------------- ------------------------
Land                                                                     0.00%                   0.00%                    0.00%
------------------------------------------------------ ------------------------ ----------------------- ------------------------

------------------------------------------------------ ------------------------ ----------------------- ------------------------
Percentage of properties (based on cost) that were:
------------------------------------------------------ ------------------------ ----------------------- ------------------------
Newly constructed (within a year of acquisition)                        37.00%                  40.00%                   60.00%
------------------------------------------------------ ------------------------ ----------------------- ------------------------
Existing construction                                                   63.00%                  60.00%                   40.00%
------------------------------------------------------ ------------------------ ----------------------- ------------------------

------------------------------------------------------ ------------------------ ----------------------- ------------------------
Number of properties sold in whole or in part                                0                       11                        0
------------------------------------------------------ ------------------------ ----------------------- ------------------------

------------------------------------------------------ ------------------------ ----------------------- ------------------------
Number of properties exchanged                                               0                       0                        0
------------------------------------------------------ ------------------------ ----------------------- ------------------------

     Of the programs included in the above table, Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. have investment objectives similar to ours. Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. represent approximately 97% of the aggregate amount raised from investors, approximately 99% of the aggregate number of investors, approximately 95% of the properties purchased, and approximately 95% of the aggregate cost of the properties.

     During the three years prior to September 30, 2004, Inland Real Estate Corporation purchased 26 commercial properties and Inland Retail Real Estate Trust, Inc. purchased 249 commercial properties. Upon written request, you may obtain, without charge, a copy of Table VI filed with the Securities and Exchange Commission in Part II of our post-effective amendment.. The table provides more information about these acquisitions.

PUBLICLY REGISTERED REITS

     INLAND REAL ESTATE CORPORATION. Through a total of four public offerings, the last of which was completed in 1999, Inland Real Estate Corporation sold a total of 51,642,397 shares of common stock. In addition, as of September 30, 2004, Inland Real Estate Corporation issued 14,293,208 shares of common stock through its distribution reinvestment program. As of September 30, 2004, Inland Real Estate Corporation repurchased 5,256,435 shares of common stock through its share repurchase program for an aggregate amount of $49,159,202. As a result, Inland Real Estate Corporation has realized total gross offering proceeds of approximately $701,168,000 as of September 30, 2004. On June 9, 2004, Inland Real Estate Corporation listed its shares on the New York Stock Exchange and began trading under the ticker "IRC".

     Inland Real Estate Corporation's objective is to purchase shopping centers that provide convenience goods, personal services, wearing apparel and hardware and appliances located within an approximate 400-mile radius of its headquarters in Oak Brook, Illinois, and to provide, at a minimum, cash distributions on a quarterly basis and a hedge against inflation through capital appreciation. It may also acquire single-user retail properties throughout the United States. As of September 30, 2004, the properties owned by Inland Real Estate Corporation were generating sufficient cash flow to cover operating expenses plus pay an annual cash distribution of $0.94 per share paid monthly.

     As of September 30, 2004, Inland Real Estate Corporation owned interest in 139 properties for a total investment of approximately $1,325,000,000. These properties were purchased with proceeds received from the above described offerings of shares of its common stock and financings. As of September 30, 2004, Inland Real Estate Corporation financed approximately $641,370,000 on its properties and had $110,000,000 outstanding through an unsecured line of credit.

     On July 1, 2000, Inland Real Estate Corporation became a self-administered REIT by completing its acquisition of Inland Real Estate Advisory Service, Inc., its advisor, and Inland Commercial Property Management, Inc., its property manager. The acquisition was accomplished by merging its advisor and its property manager into two wholly owned subsidiaries of Inland Real Estate Corporation. As a result of the merger, Inland Real Estate Corporation issued to our sponsor, the sole shareholder of the advisor, and The Inland Property Management Group, Inc., the sole shareholder of its property manager, an aggregate of 6,181,818 shares of Inland Real Estate Corporation's common stock at $11 per share, or approximately 9.008% of its common stock.

     INLAND RETAIL REAL ESTATE TRUST, INC. Through a total of three public offerings, the last of which was completed in 2003, Inland Retail Real Estate Trust, Inc. sold a total of 213,699,534 shares of its common stock. In addition, as of September 30, 2004, Inland Retail Real Estate Trust, Inc. issued 18,653,894 shares through its distribution reinvestment program, and has repurchased a total of 3,087,940 shares through the share reinvestment program. As a result, Inland Retail Real Estate Trust Inc. has realized total gross offering proceeds of approximately $2,279,622,000 as of September 30, 2004.

     Inland Retail Real Estate Trust, Inc.'s objective is to purchase shopping centers east of the Mississippi River in addition to single-user retail properties in locations throughout the United States, and to provide regular cash distributions and a hedge against inflation through capital appreciation. As of September 30, 2004, the properties owned by Inland Retail Real Estate Trust, Inc. were generating sufficient cash flow to cover operating expenses plus pay an annual cash distribution of $.83 per share per annum paid monthly.

     As of September 30, 2004, Inland Retail Real Estate Trust, Inc. owned 274 properties for a total investment of approximately $4,053,516,000. These properties were purchased with proceeds received from the above described offerings of shares of its common stock and financings. As of September 30, 2004, Inland Retail Real Estate Trust, Inc. financed approximately $2,208,835,000 on its properties.

     The following table summarizes distributions for each of the publicly registered REITS through September 30,2004:

                                REIT PERFORMANCE
                    Distributions through September 30, 2004


                                            INLAND REAL ESTATE CORPORATION
                                                OFFERING COMPLETED 1999

            ------------------------------------------------------------------------------------------------
                                                                                 Average         Average
                                                                               Annualized      Annualized
                                                                              Distribution    Distribution
                                                                              for Purchases   for Purchases
              Total           Ordinary       Non taxable     Capital Gain      at $10 per      at $11 per
           Distribution        Income        Distribution    Distribution         Share           Share
               ($)              ($) *           ($) **          ($) ***            ($)             ($)
         ---------------------------------------------------------------------------------------------------
    1995          736,627           694,213         42,414            -            7.6             N/A
    1996        3,704,943         3,093,525        611,418            -            8.1             N/A
    1997       13,127,597         9,739,233      3,388,364            -            8.6             N/A
    1998       35,443,213        27,015,143      8,428,070            -            8.8             7.9
    1999       48,379,621        35,640,732     12,738,889            -            8.9             8.0
    2000       52,964,010        40,445,730     12,518,280            -            9.0             8.1
    2001       58,791,604        45,754,604     12,662,414           374,586       9.3             8.4
    2002       60,090,685        41,579,944     18,315,640           195,101       9.4             8.5
    2003       61,165,608        47,254,096     13,577,679           333,833       9.4             8.6
    2004       46,734,316        46,734,316         *                 -            9.4             8.6
         --------------------------------------------------------------------

              381,138,224       297,951,536     82,283,168           903,520
         ====================================================================


       INLAND RETAIL REAL ESTATE TRUST, INC.
              OFFERING COMPLETED 2003

-------------------------------------------------------------------
                                                          Average
           Total         Ordinary       Non Taxable     Annualized
        Distribution      Income       Distribution    Distribution
            ($)            ($) *          ($) **            (%)
       ------------------------------------------------------------

  1999      1,396,861         318,484       1,078,377       7.2
  2000      6,615,454       3,612,577       3,002,877       7.7
  2001     17,491,342      10,538,534       6,952,808       8.0
  2002     58,061,491      36,387,136      21,674,355       8.2
  2003    160,350,811      97,571,099      62,779,712       8.3
  2004    141,029,478     141,029,478           *           8.3
       -----------------------------------------------

          384,945,437     289,457,308      95,488,129
       ===============================================

          ON JUNE 9, 2004 INLAND REAL ESTATE CORPORATION LISTED ITS SHARES ON
         THE NEW YORK STOCK EXCHANGE AND BEGAN TRADING UNDER THE SYMBOL "IRC."

     * The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.
    ** Represents a return of capital for federal income tax purposes.
   *** Represents a capital gain distribution for federal income tax purposes.

PRIVATE PARTNERSHIPS

     Since our inception and through September 30, 2004, our affiliates have sponsored 514 private placement limited partnerships which have raised more than $524,201,000 from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes. Of the 522 properties purchased, 93% have been in Illinois. Approximately 90% of the funds were invested in apartment buildings, 6% in shopping centers, 2% in office buildings and 2% in other properties. Including sales to affiliates, 475 partnerships have sold their original property investments. Officers and employees of our sponsor and its affiliates invested more than $17,000,000 in these private placement limited partnerships.

     From October 1, 1995 through September 30, 2004, investors in The Inland Group private partnerships have received total distributions in excess of $269,026,000, consisting of cash flow from partnership operations, interest earnings, sales and refinancing proceeds and cash received during the course of property exchanges.

     Following a proposal by the former corporate general partner, which was an affiliate of The Inland Group, investors in 301 private partnerships voted in 1990 to make our sponsor the corporate general partner for those partnerships.

     Beginning in December 1993 and continuing into the first quarter of 1994, investors in 101 private limited partnerships for which our sponsor is the general partner received letters from it informing them of the possible opportunity to sell the 66 apartment properties owned by those partnerships to a to-be-formed REIT in which affiliates of our sponsor would receive stock and cash and the limited partners would receive cash. The underwriters of this apartment REIT subsequently advised our sponsor to sell to a third party its management and general partner's interests in those remaining limited partnerships not selling their apartment properties to the apartment REIT. Those not selling their apartment properties constituted approximately 30% of the Inland-sponsored limited partnerships owning apartment buildings. The prospective third-party buyers of our sponsor's interests in the remaining partnerships, however, would make no assurance to support those partnerships financially. As a result, in a March 1994 letter, our sponsor informed investors of its decision not to go forward with the formation of the apartment REIT.

         Following this decision, two investors filed a complaint in April 1994 in the Circuit Court of Cook County, Illinois, Chancery Division, purportedly on behalf of a class of other unnamed investors, alleging that our sponsor had breached its fiduciary responsibility to those investors whose partnerships would have sold apartment properties to the apartment REIT. The complaint sought an accounting of information regarding the apartment REIT matter, an unspecified amount of damages and the removal of our sponsor as general partner of the partnerships that would have participated in the sale of properties. In August 1994, the court granted our sponsor's motion to dismiss, finding that the plaintiffs lacked standing to bring the case individually. The plaintiffs were granted leave to file an amended complaint. Thereafter, in August 1994, six investors filed an amended complaint, purportedly on behalf of a class of other investors, and derivatively on behalf of six limited partnerships of which our sponsor is the general partner. The derivative counts sought damages from our sponsor for alleged breach of fiduciary duty and breach of contract, and asserted a right to an accounting. Our sponsor filed a motion to dismiss in response to the amended complaint. The suit was dismissed in March 1995 with prejudice. The plaintiffs filed an appeal in April 1996. After the parties briefed the issue, arguments were heard by the Appellate Court in February 1997. In September 1997, the Appellate Court affirmed the trial court decision in favor of our sponsor.

     Inland Real Estate Investment Corporation is the general partner of twenty-seven private limited partnerships and one public limited partnership that own corporate interests in fifteen buildings that are net leased to Kmart. The fourteen Kmarts owned by the private limited partnerships are all cross collateralized. Relating to the Kmart bankruptcy, the status of the fifteen is as follows:

     o CATEGORY 1 - The leases of nine of the Kmarts are current and have been accepted by Kmart under their Chapter 11 reorganization plan.

     o CATEGORY 2 - Kmart assigned its designation rights in one lease to Kohl's. The lease was amended and extended for Kohl's by IREIC, the general partner on behalf of the owners and lender; and Kohl's began paying rent February 12, 2003.

     o CATEGORY 3 - Under Kmart's Chapter 11 reorganization plan and upon emergence from bankruptcy on April 22, 2003, Kmart has rejected the remaining four property leases, one of which is subject to a ground lease to Kimco. Kmart ceased paying rent as of May 1, 2003.

     IREIC, the corporate general partner has agreed with the note holders who own the loan to conduct a liquidation of the 14 properties which comprise Categories 1, 2 and 3. The Category 2 property, which is leased by Kohl's, was sold on February 19, 2004. As of September 30, 2004, seven of the Category 1 K-Mart properties have been sold and the remaining two are under contract. Two of the Category 3 properties have been sold, one is under contract and one has an offer pending as of September 30, 2004.

     o CATEGORY 4 - Under Kmart's Chapter 11 reorganization, Kmart rejected the lease for the property owned by the public limited partnership and ceased paying rent as of June 29, 2002. The corporate general partner plans to either re-tenant or sell this facility.

1031 EXCHANGE PRIVATE PLACEMENT OFFERING PROGRAM

     In March of 2001, Inland Real Estate Exchange Corporation (IREX) was established as a subsidiary of Inland Real Estate Investment Corporation. The main objective of IREX is to provide replacement properties for people wishing to complete an IRS Section 1031 real estate exchange. Through September 30, 2004, IREX offered the sale of thirty properties with a total property value of $363,006,000.

     LANDINGS OF SARASOTA DBT. Inland Southern Acquisitions, Inc., a Delaware corporation and an affiliate of IREX acquired The Landings, a multi-tenant shopping center located in Sarasota, Florida in December 1997 for $9,800,000. In August 2001, Inland Southern Acquisitions, Inc. contributed 100% of its interest in the property into Landings of Sarasota DBT, a Delaware business trust, refinanced the property with a loan of $8,000,000 from Parkway Bank & Trust Co., an Illinois banking corporation, and began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $12,000,000, which consisted of $8,000,000 in debt assumption and $4,000,000 in equity investment. $200,000 of the offering proceeds were allocated to a property reserve account. The offering was completed in May 2002 when the maximum offering amount was raised.

     SENTRY OFFICE BUILDING, DBT, a Delaware business trust, purchased a newly constructed, single-tenant office building in Davenport, Iowa in December 2001 from Ryan Companies US Inc., a Minnesota corporation. The trust financed its acquisition of the property with a $7,500,000 first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In January 2002, Sentry Office Building Corporation, a Delaware corporation and the initial beneficiary of the trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $11,000,000, which consisted of $7,500,000 in debt assumption and $3,500,000 in equity investment. $100,000 of the offering proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in April 2002 when the maximum offering amount was raised.

     PETS BOWIE DELAWARE BUSINESS TRUST purchased a single-tenant retail building leased to PETsMART in Bowie, Maryland in October 2001 from PETsMART, Inc. and Wells Fargo Bank Northwest, N.A. The trust initially financed its acquisition of the property with a temporary loan of $2,625,305 from Parkway Bank & Trust Co., an Illinois banking corporation, and then replaced this loan with a permanent loan of $1,300,000 with the same lender. In May 2002, Pets Bowie Delaware Business Trust began offering all of its beneficial interests to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3,900,000, which consisted of $1,300,000 in debt assumption and $2,600,000 in equity investment. $90,000 of the offering proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in July 2002 when the maximum offering amount was raised.

     1031 CHATTANOOGA DBT, a Delaware business trust, acquired a retail property currently leased to Eckerd in Chattanooga, Tennessee in May 2002. The trust financed the property with a loan of $1,500,000 from Parkway Bank & Trust Co., an Illinois banking corporation. In July 2002, 1031 Chattanooga, L.L.C., the initial beneficiary of 1031 Chattanooga DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3,400,000, which consisted of $1,500,000 in debt assumption and $1,900,000 in equity investment. The offering was completed in May 2003 when the maximum offering amount was raised.

     LANSING SHOPPING CENTER, DBT a Delaware business trust, purchased a newly constructed, multi-tenant retail shopping center in Lansing, Illinois in June 2002 from LaSalle Bank National Association, as trustee under trust agreement dated May 22, 2001 and known as Trust No. 127294. The trust financed its acquisition of the property with a $5,900,000 first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In August 2002, Lansing Shopping Center, L.L.C., a Delaware limited liability company and the initial beneficiary of Lansing Shopping Center, DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $10,900,000, which consisted of $5,900,000 in debt assumption and $5,000,000 in equity investment. $80,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in September 2001 when the maximum offering amount was raised.

     INLAND 220 CELEBRATION PLACE DELAWARE BUSINESS TRUST purchased a single-tenant office building currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co. in a sale/leaseback transaction. The trust financed its acquisition of the property with an $18,000,000 first mortgage loan from Bank of America, N.A., a national banking association. In September 2002, Inland 220 Celebration Place, L.L.C., a Delaware limited liability company and the initial beneficiary of Inland 220 Celebration Place Delaware Business Trust, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $33,800,000, which consisted of $18,000,000 in debt assumption and $15,800,000 in equity investment. $50,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in September 2003 when the maximum offering amount was raised.

     TAUNTON CIRCUIT DELAWARE BUSINESS TRUST acquired a retail property currently leased to Circuit City in Taunton, Massachusetts in July 2002. The Trust financed the property with a first mortgage of $2,800,000 from MB Financial Bank. In September 2002, Inland Taunton Circuit, L.L.C., the initial beneficiary of Taunton Circuit Delaware Business Trust, offered all of its interest in the trust to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $6,550,000, which consisted of $2,800,000 in debt assumption and $3,750,000 in equity investment. The offering was completed in September 2002.

     BROADWAY COMMONS DELAWARE BUSINESS TRUST acquired a multi-tenant retail center located in Rochester, Minnesota, in July 2002. The Trust financed the property with a first mortgage of $8,850,000 from Parkway Bank & Trust Co., an Illinois banking corporation. In October 2002, Broadway Commons, L.L.C., the initial beneficiary of Broadway Commons Delaware Business Trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $17,250,000, which consisted of $8,850,000 in debt assumption and $8,400,000 in equity investment. $100,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in December 2003 when the maximum offering amount was raised.

     BELL PLAZA 1031, LLC. REHAB ASSOCIATES XIII, INC., an Illinois corporation and an affiliate of IREX acquired Bell Plaza, a multi-tenant shopping center in Oak Lawn, IL on August 28, 1998 for $1,675,000. In October 2002, Rehab Associates XIII contributed 100% of its interest in the property into Bell Plaza 1031, LLC, a Delaware single member limited liability company, and then offered all of its membership interests in Bell Plaza, LLC to North Forsyth Associates, a North Carolina general partnership, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $4,030,000, which consisted of $3,140,000 in debt assumption and $890,000 in equity investment. $25,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in November 2002.

     INLAND 210 CELEBRATION PLACE DELAWARE BUSINESS TRUST purchased a single-tenant office building, currently leased to Walt Disney World Co., a Florida corporation, in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co .in a sale/leaseback transaction. The trust financed its acquisition of the property with a $5,700,000 first mortgage loan from Bear Stearns Commercial Mortgage, Inc. In January 2003, Inland 210 Celebration Place Delaware Business Trust sold its fee simple interest in 210 Celebration Place to Old Bridge Park Celebration, LLC, a Delaware limited liability company, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $12,000,000, which consisted of $5,700,000 in debt assumption and $6,300,000 in equity investment.

     COMPUSA RETAIL BUILDING. Lombard C-USA, L.L.C., a Delaware limited liability company, purchased a single-tenant retail building leased to CompUSA, Inc. in Lombard, Illinois in January 2003 from an unrelated third party. The L.L.C. financed its acquisition of the property with a $4,000,000 loan from Bear Stearns Commercial Mortgage, Inc. In April 2003, Lombard C-USA, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 2840 S. Highland Avenue, Lombard, DuPage County, Illinois for $3,910,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $7,950,000, which consisted of $4,000,000 in debt assumption and $3,950,000 in equity investment. As required by the lender, Lombard C-USA, L.L.C. shall retain at least a 1% tenant-in-common interest, which is included in the $3,950,000 equity investment. $75,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in February 2004 when the maximum offering amount was raised.

     DEERE DISTRIBUTION FACILITY IN JANESVILLE, WISCONSIN. Janesville 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Deere & Company, a Delaware corporation, in Janesville, Wisconsin in February 2003 from Ryan Janesville, L.L.C., a Minnesota corporation and an affiliate of Ryan Companies US, Inc. The L.L.C. financed its acquisition of the property with a $10,450,000 loan from Bear Stearns Commercial Mortgage, Inc. In May 2003, Janesville 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 2900 Beloit Avenue, Janesville, Rock County, Wisconsin for $9,949,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $20,500,000, consisted of $10,450,000 in debt assumption and $10,050,000 in equity investment, 1% of which was required by the lender to be retained by Janesville 1031, L.L.C. $100,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in January 2004 when the maximum offering was raised.

     FLEET OFFICE BUILDING. Westminster Office 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant office building leased entirely to Fleet National Bank, a national banking association, in Providence, Rhode Island in April 2003 from Fleet National Bank in a sale/leaseback transaction. The L.L.C. financed its acquisition of the property with a $12,900,000 loan from Bear Stearns Commercial Mortgage, Inc. In June 2003, Westminster Office 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 111 Westminster Street, Providence, Providence County, Rhode Island for $9,900,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $22,900,000, consisted of $12,900,000 in debt assumption and $10,000,000 in equity investment, 1% of which was required by the lender to be retained by Westminster Office 1031, L.L.C. $150,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in January 2004 when the maximum offering was raised.

     DEERE DISTRIBUTION FACILITY IN DAVENPORT, IOWA. Davenport 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Quad Cities Consolidation and Distribution, Inc., an Illinois corporation, in Davenport, Iowa in April 2003 from Ryan Companies US, Inc., a Minnesota corporation. The lease is fully guaranteed by Deere & Company, a Delaware corporation. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc. In August 2003, Davenport 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 2900 Research Parkway, Davenport, Scott County, Iowa for $15,543,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $28,200,000, consisted of $12,500,000 in debt assumption and $15,700,000 in equity investment, 1% of which was required by the lender to be retained by Davenport 1031, L.L.C. $100,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in April 2004 when the maximum offering was raised.

     GRAND CHUTE DST, a Delaware statutory trust, purchased a multi-tenant retail shopping center in Grand Chute, Wisconsin in October 2002 from Continental 56 Fund Limited Partnership. The trust funded the acquisition of the property with cash from the sale of 100% of the beneficial interests in the trust to Grand Chute, L.L.C., a Delaware limited liability company. Subsequent to the acquisition of the property, the trust obtained a $5,678,350 loan from Bank of America, N.A. and the proceeds of the loan were distributed to Grand Chute, L.L.C. as a partial return of its capital contribution. In January 2003, Grand Chute, L.L.C. began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $12,048,350 which consisted of $5,678,350 in debt assumption and $6,370,000 in equity investment. $478,350 of the offering proceeds was allocated to four separate property reserve accounts, three of which were required by the lender. In September 2003, certain information in the offering was amended and supplemented through the release of the First Supplement to Private Placement Memorandum. The offering was completed in March 2004 when the maximum offering amount was raised.

     MACON OFFICE DST, a Delaware statutory trust, purchased a single-tenant office complex in Macon, Georgia in October 2002 from UTF Macon, L.L.C. The trust funded the acquisition of the property with cash from the sale of 100% of the beneficial interests in the trust to Macon Office, L.L.C., a Delaware limited liability company. Subsequent to the acquisition of the property, the trust obtained a $5,560,000 loan from Bank of America, N.A. and the proceeds of the loan were distributed to Macon Office, L.L.C. as a partial return of its capital contribution. In October 2003, Macon Office, L.L.C. began offering all of its beneficial interests in the trust to certain qualified persons seeking a cash investment, in addition to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $12,160,000 which consisted of $5,560,000 in debt assumption and $6,600,000 in equity investment. $100,000 of the offering proceeds was allocated to a property reserve account. The offering was completed in March 2004 when the maximum offering amount was raised.

     WHITE SETTLEMENT ROAD INVESTMENT, LLC, a Delaware limited liability company, acquired a retail property currently leased to Eckerd Corporation in Fort Worth, Texas in July 2003. The LLC funded the acquisition of the property with cash from an affiliate and with a short-term loan from Parkway Bank and Trust Co., an Illinois banking corporation, in the amount of $2,041,000. In November 2003, Fort Worth Exchange, LLC, a Delaware limited liability company and initial beneficiary of White Settlement Road Investment, LLC, offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $2,840,000, which consisted of $1,420,000 in debt assumption and $1,420,000 in equity investment. The offering was completed in December 2003. Simultaneous with the completion of the offering, the short-term loan with Parkway was converted to a permanent loan and the terms of the loan documents were modified in accordance with a loan commitment from Parkway.

     PLAINFIELD MARKETPLACE. Plainfield 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant shopping center located in Plainfield, IL on December 16, 2003 from Ryan Companies US, Inc., a Minnesota corporation. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In January 2004, Plainfield 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 11840 South Route 59, Plainfield, Will County, Illinois for $12,350,250 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $24,400,000, consisted of $11,925,000 in debt assumption and $12,475,000 in equity investment, 1% of which was required by the lender to be retained by Plainfield1031, L.L.C. The difference between the real estate acquisition price of $21,700,000 and the total price of $24,400,000 consists of $950,000 acquisition fee, $150,000 for a property reserve account, and $1,600,000 of estimated costs and expenses. The offering was completed in June 2004 when the maximum offering amount was raised.

     PIER 1 RETAIL CENTER. Butterfield-Highland 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on December 30, 2003 from the beneficiary of Trust No. 2314, an unrelated third party, which trust was held by North Side Community Bank as Trustee under the Trust Agreement dated December 12, 2003. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In March 2004, Butterfield-Highland 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 2830 S. Highland Avenue, Lombard, Illinois for $4,257,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $8,150,000, consisted of $3,850,000 in debt assumption and $4,300,000 in equity investment, a minimum of 1% of which is required by the lender to be retained by Butterfield-Highland 1031, L.L.C. The difference between the real estate acquisition price of $7,025,000 and the total price of $8,150,000 consists of $350,000 acquisition fee, $100,000 for a property reserve account, and $675,000 of estimated costs and expenses. The offering was completed in June 2004 when the maximum offering amount was raised.

     LONG RUN 1031, L.L.C. LR 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on January 27, 2003 from Ryan Lemont, L.L.C., the third party seller and developer of the property. The L.L.C. financed its acquisition of the property with cash and, on April 24, 2003, placed a loan on the Property in the amount of $4,700,000 from Principal Commercial Funding, LLC. In June 2004, LR 1031, L.L.C. a Delaware limited liability company and initial beneficiary of Long Run 1031, L.L.C offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $4,960,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $9,660,000 consisted of $4,700,000 in debt assumption and $4,960,000 in equity investment. The difference between the real estate acquisition price of $8,500,000 and the total price of $9,660,000 consists of $451,347 acquisition fee, $50,000 for a property reserve account, and $658,653 of estimated costs and expenses. The offering was completed in June 2004 when the maximum offering amount was raised.

     FORESTVILLE 1031, L.L.C. Forestville Exchange, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on November 13, 2003 from Silver Hill, L.L.C., a North Carolina limited liability company, the property's developer. The L.L.C. financed its acquisition of the property with cash. In May 2004, Forestville Exchange, L.L.C. a Delaware limited liability company and initial beneficiary of Forestville 1031, L.L.C offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $3,900,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $3,900,000,000 consisted of $1,793,630 in debt assumption and $2,106,370 in equity investment. The difference between the real estate acquisition price of $3,450,000 and the total price of $3,900,000 consists of $172,500 acquisition fee and $277,500 of estimated costs and expenses. The offering was completed in May 2004 when the maximum offering amount was raised.

     BED BATH & BEYOND RETAIL CENTER. BBY Schaumburg 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 20, 2004 from the American Real Estate Holdings, L.P. a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc, a New York corporation. In June 2004, BBY Schaumburg 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 905-915 East Golf Road, Schaumburg, Illinois for $6,633,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. Total price, $12,605,000, consisted of $6,905,000 in debt assumption and $5,700,000 in equity investment, 1% of which was required by the lender to be retained by BBY Schaumburg 1031, L.L.C. The difference between the real estate acquisition price of $11,655,110 and the total price of $13,605,000 consists of $600,000 acquisition fee, $400,000 for property reserve accounts, and $949,890 of estimated costs and expenses. The offering was completed in October 2004 when the maximum offering amount was raised.

     CROSS CREEK COMMONS SHOPPING CENTER. Cross Creek 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on February 17, 2004 from Buckley Shuler Real Estate, L.L.C., a Georgia limited liability company, an unrelated third party. The L.L.C. financed its acquisition of the property with cash and subsequently placed a loan from bear Stearns

Commercial Mortgage on the property. In March 2004, Cross Creek 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 10920-10948 Cross Creek Boulevard, Tampa, Florida for $6,930,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. As of June 30, 2004 the L.L.C. had raised $2,788,000. Total price, $12,078,762, consisted of $5,078,762 in debt assumption and $7,000,000 in equity investment, 1% of which was required by the lender to be retained by Cross Creek 1031, L.L.C. The difference between the real estate acquisition price of $10,319,583 and the total price of $12,078,762 consists of $520,000 acquisition fee, $150,000 for a property reserve account, and $1,089,179 of estimated costs and expenses. The offering was completed in August 2004 when the maximum offering amount was raised.

     BJ'S SHOPPING CENTER EAST SYRACUSE, NEW YORK. BJS Syracuse 1031,
L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 30, 2004 from the American Real Estate Holdings, L.P. a Delaware limited partnership, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan and cash. In June 2004, BJS Syracuse 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 2-4 Chevy Drive, East Syracuse, New York for $8,365,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price of the purchase was $15,850,000. Total price, $15,850,000, consisted of $7,400,000 in debt assumption and $8,450,000 in equity investment, 1% of which was required by the lender to be retained by BJS Syracuse 1031, L.L.C. The difference between the real estate acquisition price of $13,500,000 and the total price of $15,850,000 consists of $675,000 acquisition fee, $150,000 for a property reserve account, and $1,525,000 of estimated costs and expenses. The offering was completed in October 2004 when the maximum offering amount was raised.

     BARNES & NOBLE RETAIL CENTER CLAY, NEW YORK. Clay 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on April 15, 2004 from the Clay First Associates, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with an assumed mortgage and note for $3,175,000 and cash. In June 2004, Clay 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 3954-3956 Route 31, Clay, New York for $3,930,300 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. Total price, $7,145,000, consisted of $3,175,000 in debt assumption and $3,970,000 in equity investment, 1% of which was required by the lender to be retained by BJS Syracuse 1031, L.L.C. The difference between the real estate acquisition price of $6,100,000 and the total price of $7,145,000 consists of $305,000 acquisition fee, $100,000 for a property reserve account, and $640,000 of estimated costs and expenses.

     PORT RICHEY 1031, L.L.C. Port Rickey Exchange, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on January 30, 2004 from Land Capital Group, Inc., an unrelated third party. The L.L.C. financed its acquisition of the property with cash and, on February 25, 2004, placed a loan on the Property in the amount of $2,900,000 from Bear Stearns Commercial Mortgage, Inc. In July 2004, Port Richey Exchange, L.L.C., a Delaware limited liability company and initial beneficiary of Port Richey 1031, L.L.C. offered its entire membership interest in the LLC to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $3,075,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $5,975,000 consisted of $2,900,000 in debt assumption and $3,075,000 in equity investment. The difference between the real estate acquisition price of $5,250,000 and the total price of $5,975,000 consists of $262,500 acquisition fee and $437,500 of estimated costs and expenses and $25,000 for a property reserve account. The offering was completed in July 2004 when the maximum offering amount was raised.

     WALGREENS STORE HOBART INDIANA. Hobart 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant retail shopping center on June 10, 2004 from C. Hobart, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with cash. In July 2004, Hobart 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvement thereon located at 732 West Old Ridge Road, Hobart, Indiana for $6,534,000 in cash to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price of $6,534,000 consists of an equity investment, 1% of which will be retained by Hobart 1031, L.L.C. The difference between the real estate acquisition price of $5,575,000 and the total price of $6,534,000 consists of $235,000 acquisition fee, $50,000 for a property reserve account, and $740,000 of estimated costs and expenses. As of September 30, 2004, there were no investors.

     KRAFT COLD STORAGE FACILITY, MASON CITY, IOWA. Mason City 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant light industrial building on June 2, 2004 from MDG Iowa, L.P., an unrelated third party. The L.L.C. financed its acquisition of the property with a mortgage and note for $5,333,000 and cash. In July 2004, Mason City 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 904 - 12th Street, Mason City Iowa for $5,610,330 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price of $11,000,000 consisted of $5,333,000 in debt assumption and $5,667,000 in equity investment, 1% of which was required by the lender to be retained by Mason City 1031, L.L.C. The difference between the real estate acquisition price of $9,550,000 and the total price of $11,000,000 consists of $480,000 acquisition fee, $100,000 for a property reserve account, environmental insurance credit of $50,000 and $820,000 of estimated costs and expenses.

     HUNTINGTON SQUARE PLAZA, NEW YORK. Huntington Square 1031, L.L.C., a Delaware limited liability company, purchased a multi-tenant retail shopping center on July 16, 2004 from Starwood Ceruzzi Commack, L.L.C., an unrelated third party. The L.L.C. financed its acquisition of the property with an assumed first mortgage and note for $19,150,000, a junior loan in the amount of $6,180,000 and cash. On August 30, 2004, Huntington Square 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvement thereon located at 3124 East Jericho Turnpike, New York for $20,050,000 in cash plus the assumption of the existing first mortgage indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price of $39,200,000 consisted of $19,150,000 in debt assumption and $20,050,000 in equity investment, 1% of which was required by the lender to be retained by Huntington Square 1031, L.L.C. The difference between the real estate acquisition price of $24,821,392 and the total price of $39,200,000 consists of $1,500,000 acquisition fee, $150,000 for a property reserve account and $2,728,608 of estimated costs and expenses.

     BEST BUY STORE, REYNOLDSBURG, OHIO. Reynoldsburg 1031, L.L.C., a Delaware limited liability company, purchase a single-tenant retail shopping center on August 5, 2004 from NOCA Retail Development Limited, an unrelated third party. The L.L.C. financed its acquisition of the property with a loan from Bear Stearns Commercial Mortgage, Inc., a New York corporation for $4,950,000 and cash. In June 2004, Reynoldsburg 1031, L.L.C. began offering 99% of the undivided tenant-in-common interests in the real estate and improvements thereon located at 2872 Taylor Road, Reynoldsburg, Ohio for $5,395,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price of $10,345,000 consisted of $4,950,000 in debt assumption and $5,395,000 in equity investment, 1% of which was required by the lender to be retained by Reynoldsburg 1031, L.L.C. The difference between the real estate acquisition price of $9,000,000 and the total price of $10,345,000 consists of $450,000 acquisition fee, $100,000 for a property reserve account, and $795,000 of estimated costs and expenses.

     The following summary table describes the fees and expenses incurred by each of our entities in our 1031 Exchange Private Placement Offering Project.

                                                   SENTRY                                    LANSING      INLAND 220
                                  LANDINGS OF      OFFICE                       1031         SHOPPING    CELEBRATION
                                    SARASOTA      BUILDING     PETS BOWIE    CHATTANOOGA      CENTER        PLACE
                                      DBT           DBT           DBT            DBT           DBT           DBT
                                  ------------- ------------- ------------- -------------- ------------- -------------
Commissions & Fees(1)               Up to 8.5%    Up to 8.5%    Up to 8.5%     Up to 8.5%    Up to 8.5%    Up to 8.5%
Selling Commission To 3rd Party
Reps                                     6.00%         6.00%         6.00%          6.00%         6.00%         6.00%
Due Diligence Fee                        0.50%         0.50%         0.50%          0.50%         0.50%         0.50%
Marketing  Expenses                      1.00%         1.50%         1.50%          1.50%         1.50%         1.00%
Offering & Organization                  1.00%         0.50%         0.50%          0.50%         0.50%         1.00%
Mortgage Broker Fee (IMC)(2)             0.50%         0.50%         0.50%          0.50%         0.50%         0.50%
Acquisition Fee & Carrying
Costs(3)
Acquisition Fee                            N/A         0.71%         0.77%          0.90%         0.88%         1.18%
Bridge Financing Fees                      N/A           N/A         1.49%          0.50%         0.20%         0.10%
Total Load(4)                     11.25%-12.75%       14.23%        13.68%         14.39%        13.68%        13.23%
Asset Management Fees(5)                   N/A         0.75%         1.00%          0.56%         0.55%         0.52%
Property Management                                                Paid by
Fees(6)                                   4.5%          5.0%    Asset Mgr.           5.0%          5.0%          4.5%
Backend Sales Commission                  3.5%          3.5%          3.5%           3.5%          3.5%           N/A


                                                                                                          JANESVILLE
                                                                             INLAND 210      COMPUSA        DEERE
                                    TAUNTON       BROADWAY                   CELEBRATION      RETAIL     DISTRIBUTION
                                    CIRCUIT       COMMONS      BELL PLAZA       PLACE        BUILDING      FACILITY
                                      DBT           DBT         1031 LLC         DBT           LLC         1031 LLC
                                  ------------- ------------- ------------- -------------- ------------- -------------
Commissions & Fees(1)               Up to 8.0%   Up to 8.77%   Up to 9.19%    Up to 5.27%   Up to 8.56%    Up to 8.6%
Selling Commission To 3rd Party
Reps                                     6.00%         6.00%         6.00%          3.81%         6.00%         6.00%
Due Diligence Fee                        0.50%         0.50%         0.50%          0.00%         0.50%         0.50%
Marketing  Expenses                      1.00%         1.00%         1.00%          0.50%         1.00%         1.00%
Offering & Organization                  0.50%         1.27%         1.69%          0.96%         1.06%         1.10%
Mortgage Broker Fee (IMC)(2)             0.61%         0.50%         0.50%          0.50%         0.50%         0.50%
Acquisition Fee & Carrying
Costs(3)
Acquisition Fee                          0.69%         0.75%           N/A          0.89%         0.82%         0.87%
Bridge Financing Fees                    0.07%         0.23%           N/A          0.23%         0.23%         0.23%
Total Load(4)                           11.89%        12.98%        23.02%         10.52%        14.93%        13.93%
Asset Management Fees(5)                 0.57%           N/A         0.53%          0.53%         0.63%         0.49%
Property Management Fees(6)               4.0%          5.0%          5.0%           4.5%          4.5%          4.5%
Backend Sales Commission                   N/A           N/A          3.5%            N/A           N/A           N/A

                                                   DAVENPORT                                        WHITE
                                                     DEERE                                       SETTLEMENT
                                  FLEET OFFICE    DISTRIBUTION                                      ROAD         PLAINFIELD
                                    BUILDING        FACILITY      GRAND CHUTE    MACON OFFICE    INVESTMENT     MARKETPLACE
                                    1031 LLC        1031 LLC          DST            DST             LLC          1031 LLC
                                  -------------- --------------- -------------- --------------- -------------- ---------------
Commissions & Fees(1)               Up to 8.52%     Up to 8.42%    Up to 8.82%     Up to 8.52%    Up to 8.52%     Up to 8.76%
Selling Commission To 3rd Party
Reps                                      6.00%           6.00%          6.00%           6.00%          7.04%           6.00%
Due Diligence Fee                         0.50%           0.50%          0.50%           0.50%          0.60%           0.50%
Marketing  Expenses                       1.00%           1.00%          1.00%           1.00%          1.16%           1.00%
Offering & Organization                   1.02%           0.92%          1.32%           1.02%          1.66%           1.26%
Mortgage Broker Fee (IMC)(2)              0.50%           0.71%          0.50%           0.50%          0.97%           0.57%
Acquisition Fee & Carrying
Costs(3)
Acquisition Fee                           0.85%           0.77%          0.84%           0.72%          8.99%           3.89%
Bridge Financing Fees                     0.35%           0.72%          0.13%           0.81%          0.12%           0.92%
Total Load(4)                            14.57%          13.18%         12.96%          14.24%         30.90%          20.44%
Asset Management Fees(5)                  0.49%           0.50%          0.66%           0.66%          0.00%           0.04%
Property Management Fees(6)                4.5%            4.5%           5.0%            4.5%           5.0%            5.0%
Backend Sales Commission                    N/A              NA             NA              NA             NA              NA


                                                                                                                    BJ'S
                                      PIER 1                                      BED, BATH &    CROSS CREEK      SHOPPING
                                   RETAIL CENTER    LONG RUN      FORESTVILLE       BEYOND         COMMONS         CENTER
                                     1031 LLC       1031 LLC        1031 LLC       1031 LLC        1031 LLC       1031 LLC
                                   -------------- -------------- --------------- -------------- --------------- --------------
Commissions & Fees(1)                Up to 8.73%    Up to 8.37%     Up to 8.40%    Up to 8.70%     Up to 8.64%    Up to 8.59%
Selling Commission To 3rd Party
Reps                                       6.00%          5.84%           5.54%          6.00%           6.00%          6.00%
Due Diligence Fee                          0.50%          0.49%           0.46%          0.50%           0.50%          0.50%
Marketing  Expenses                        1.00%          0.97%           0.93%          1.00%           1.00%          1.00%
Offering & Organization                    1.23%          1.07%           1.46%          1.20%           1.14%          1.09%
Mortgage Broker Fee (IMC)(2)               0.50%          0.47%           0.43%          0.55%           0.40%          0.50%
Acquisition Fee & Carrying
Costs(3)
Acquisition Fee                            4.29%          5.31%           5.00%          5.15%           5.04%          5.00%
Bridge Financing Fees                      0.94%
Total Load(4)                              8.28%         22.38%          21.34%         23.13%          22.99%         26.04%
Asset Management Fees(5)                   0.06%          0.20%           0.00%          0.15%           0.11%          0.12%
Property Management Fees(6)                 5.0%           5.0%            5.0%           5.0%            5.0%           5.0%
Backend Sales Commission                      NA             NA              NA            N/A              NA             NA

                                                                                  KRAFT
                                     BARNES &                       WALGREEN      COLD         HUNTINGTON       BEST BUY
                                   NOBLE RETAIL                      STORE       STORAGE         SQUARE           STORE
                                      CENTER     PORT RICHEY         HOBART      FACILITY        PLAZA         REYNOLDSBURG
                                     1031 LLC      1031 LLC         1031 LLC     1031 LLC       1031 LLC        1031 LLC
                                  -------------- ------------- -------------- --------------- -------------- ---------------
Commissions & Fees(1)                Up to 8.69%    Up to 8.4%    Up to 9.02%     Up to 8.75%    Up to 8.02%     Up to 8.64%
Selling Commission To 3rd Party
Reps                                       6.00%         5.55%          6.00%           6.00%          6.00%           6.00%
Due Diligence Fee                          0.50%         0.46%          0.50%           0.50%          0.50%           0.50%
Marketing  Expenses                        1.00%         0.93%          1.00%           1.00%          1.00%           1.00%
Offering & Organization                    1.19%         1.46%          1.02%           1.25%           .52%           1.14%
Mortgage Broker Fee (IMC)(2)               0.50%         0.43%            N/A           0.50%          0.58%           0.50%
Acquisition Fee & Carrying
Costs(3)
Acquisition Fee                            5.00%         5.00%          4.22%           5.03%          4.31%           5.00%
Bridge Financing Fees                       .49%         0.56%          1.25%            .56%           .47%            .69%
Total Load(4)                             23.80%        22.80%         14.77%          22.94%         12.14%          23.08%
Asset Management Fees(5)                   0.13%         0.00%          0.08%           0.05%          0.03%           0.06%
Property Management Fees(6)                 5.0%          5.0%           4.5%            4.5%           4.5%            2.9%
Backend Sales Commission                      NA          N/A             N/A             N/A            N/A             N/A


(1) Commissions and fees are calculated as a percentage of the equity portion of each deal.

(2) The Mortgage Broker Fee is calculated as a percentage of the debt portion of each deal.

(3) Acquisition & Carrying Costs are calculated as a percentage of the real estate acquisition price.

(4) The Total Load is calculated as a percentage of the equity portion of each deal. The Total Load includes the Commissions & Fees, Mortgage Broker Fee, Acquisition Fee & Carrying Costs, as well as any other non-affiliated third party expenses.

(5) Asset Management Fees are calculated as a percentage of the value of the assets under management. However, for The Landings and Broadway Commons, which are both Master Lease deals, the Master Tenant Income is the residual cash flow from the Property after payment of the Master Lease Rent. As a result, it is not possible to accurately represent the Master Tenant Income as a percentage of the value of the assets under management.

(6) Property Management Fees are calculated as a percentage of Gross Income from the property.

The following additional fees are the same for each deal:

     Loan Servicing Fee - IMSC will be compensated with a monthly fee equal to the outstanding principal balance of the loan at the beginning of every month multiplied by 1/8% then divided by 12. This figure, however shall never exceed $10,000, nor be less than $1,200 monthly.

     Termination Fees - (i) MASTER LEASE: 8.333% of the last 12 Months of NOI less Rent payments for the same 12 months multiplied by the number of months remaining on the then-current term of the Master Lease and (ii) ASSET & PROPERTY MANAGEMENT AGREEMENTS: The sum of the current monthly AM & PM fees times the number of months remaining on the term.

     The following table summarizes cash distributions to investors for each of the 1031 Exchange Private Placement Offering Projects through September 30, 2004:


                            1031 EXCHANGE PERFORMANCE
                    DISTRIBUTIONS THROUGH SEPTEMBER 30, 2004

                                                                                    2001        2002         2003          2004
                                  NUMBER    OFFERING   OFFERING   DISTRIBUTIONS    ANNUAL      ANNUAL       ANNUAL        ANNUAL
                                    OF       EQUITY    COMPLETED    TO DATE     DISTRIBUTION DISTRIBUTION DISTRIBUTION DISTRIBUTION
NAME OF ENTITY                   INVESTORS     ($)        ($)          ($)          (%)         (%)          (%)         (%)
-----------------------------------------------------------------------------------------------------------------------------------
Landings of Sarasota DBT              9      4,000,000   05/ 2002     887,036       8.00         8.00        8.07           8.39
Sentry Office Building DBT            7      3,500,000   04/ 2002     757,374                    8.20        8.73           9.25
Pets Bowie DBT                        7      2,600,000   07/ 2002     523,311                    8.89        8.89           9.12
1031 Chattanooga DBT                  9      1,900,000   05/ 2002     356,946                    8.19        8.26           8.26
Lansing Shopping Center DBT           5      5,000,000   09/ 2001     854,591                    8.47        8.29           8.96
Inland 220 Celebration Place DBT     35     15,800,000   09/ 2003   2,141,924                    8.08        8.10           8.10
Taunton Circuit DBT                   1      3,750,000   09/ 2002     600,700                    8.22        8.31           8.31
Broadway Commons DBT                 32      8,400,000   12/ 2003     813,185                    8.14        8.22           8.26
Bell Plaza 1031, LLC                  1        890,000   11/ 2003     218,782                   13.53        14.67         16.05
Inland 210 Celebration Place DBT      1      6,300,000   01/ 2003     891,228                                8.23           8.23
CompUSA Retail Building, LLC         11      3,950,000   02/ 2004     307,569                                8.05           8.17
Janesville Deere Distribution
Facility 1031, LLC                   35     10,050,000   01/ 2004     675,167                                7.23           7.35
Fleet Office Building 1031, LLC      30     10,000,000   01/ 2004     620,754                                7.19           7.19
Davenport Deere Distribution
Facility 1031, LLC                   35     15,700,000   04/ 2004     781,099                                7.36           7.36
Grand Chute DST                      29      5,370,000   03/ 2004     265,163                                8.48           8.49
Macon Office DST                     29      6,600,000   03/ 2004     380,623                                8.20           8.20
White Settlement Road Investment,
LLC                                   1      1,420,000   12/ 2003      85,467                                               8.34

Plainfield Marketplace 1031, LLC     31     12,475,000   06/ 2004     184,437                                               7.09
Pier 1 Retail Center 1031, LLC       22      4,300,000   06/ 2004     105,430                                               7.20
Long Run 1031, LLC                    1      4,935,000   05/ 2004     120,000                                               9.42
Forestville 1031, LLC                 1      3,900,000   05/ 2004      80,525                                               7.55
Bed, Bath & Beyond 1031, LLC         19      6,633,000      *          49,536                                               7.58
Cross Creek Commons 1031, LLC        26      6,930,000   08/2004      119,446                                               7.30
BJ's Shopping Center 1031, LLC        7      8,365,000      *           8,606                                               7.69
Barnes & Noble Retail Center
  1031, LLC                           1      3,930,000      *           1,507                                               6.65
Port Richey 1031 LLC                  1      3,075,000   07/2004        -                                                   9.24
Walgreen Store Hobart 1031, LLC       0      6,534,000      *           -                                                   5.78
Kraft Cold Storage Facility           0     11,000,000      *           -                                                   7.00
  1031, LLC
Huntington Square Plaza 1031, LLC     0     39,200,000      *           -                                                   6.48
Best Buy Store Reynoldsburg           0     10,345,000      *           -                                                   6.73
  1031, LLC
                                            ----------             ----------
                                           226,852,000             11,830,406
                                           ===========             ==========

*  Offering was not complete as of September 30, 2004

                                   MANAGEMENT

INLAND AFFILIATED COMPANIES

THE DISCUSSION UNDER THIS SECTION WHICH STARTS ON PAGE 64 OF OUR PROSPECTUS IS MODIFIED AND SUPPLEMENTED BY THE FOLLOWING:

     Inland US Management LLC, Inland Southwest Management LLC and Inland Pacific Management LLC, our management companies, were formed to segregate responsibility for management of our properties from Inland Property Management companies' growing management portfolio of retail properties. Our property management companies are responsible for collecting rent, leasing, and maintaining the retail properties they manage. These properties are primarily intended to be our properties in our primary geographical area of investment. Our property management companies are owned primarily by individuals who are affiliates of Inland.

OUR DIRECTORS AND EXECUTIVE OFFICERS

THE DISCUSSION UNDER THIS SECTION, WHICH STARTS ON PAGE 68 OF OUR PROSPECTUS, IS MODIFIED AND SUPPLEMENTED BY THE FOLLOWING:

Effective April 1, 2004, Catherine L. Lynch resigned from her position as Treasurer of our advisor. Effective April 30, 2004, Kelly E. Tucek resigned from her position as our Treasurer, Principal Accounting Officer and Principal Financial Officer. Steven P. Grimes has been appointed as our Treasurer and Principal Financial Officer, and Lori Foust has been appointed as our Principal Accounting Officer.

COMPENSATION OF DIRECTORS AND OFFICERS

THE DISCUSSION UNDER THIS SECTION WHICH IS LOCATED ON PAGE 71 OF OUR PROSPECTUS IS MODIFIED AND SUPPLEMENTED BY THE FOLLOWING:

We pay our independent directors an annual fee of $5,000 (increasing to $10,000 effective October 1, 2004) plus $500 for each in person meeting and $350 for each meeting of the board or a committee of the board attended by telephone, and reimbursement of their out-of-pocket expenses incurred. Our two other directors, Robert D. Parks and Brenda G. Gujral, do not receive any fees or other remuneration for serving as directors.

OUR ADVISOR

THE DISCUSSION UNDER THIS SECTION, WHICH STARTS ON PAGE 73 OF OUR PROSPECTUS, IS MODIFIED AND SUPPLEMENTED BY THE FOLLOWING INFORMATION:

Our advisor, Inland Western Retail Real Estate Advisory Services, Inc., is an Illinois corporation and a wholly owned subsidiary of our sponsor. Our advisor/business manager reviews and updates our mission statement, determines our businesses' direction, selects the criteria for acquisitions and financing, adjusts the demographic and geographic parameters, analyzes strategic alternatives, adjusts our rate of growth to maximize shareholder value, and updates our business plan that is performed by Inland employees on our behalf involving the combined efforts of highly skilled technical people with many years of experience.

Mr. Steven Grimes (age 37) joined our advisor as its Chief Financial Officer on February 18, 2004. He is responsible for our finances and borrowings. Prior to joining the advisor, Mr. Grimes was a director with Cohen Financial and was a senior manager with Deloitte and Touche. Mr. Grimes received his B.S. Degree in Accounting from Indiana University.

Ms. Lori Foust (age 39) joined our advisor as Vice President on November 17, 2003. Ms. Foust is responsible for our financial and SEC reporting. Prior to joining the advisor, Ms. Foust was a senior manager in the real estate division with Ernst and Young, LLP. She received her B.S. Degree in Accounting and her M.B.A. Degree from University of Central Florida.

Ms. Debra J. Randall (age 48) joined our advisor as assistant vice president on January 30, 2004. Ms. Randall is responsible for our financial and SEC reporting. Prior to joining the advisor, Ms. Randall was a corporate controller for a privately held real estate company and has over 10 years of real estate experience at several public accounting firms. She received her B.A. Degree in Liberal Arts and is in the process of completing her M.A. Degree from DePaul University. She is a certified public accountant, a member of the Illinois CPA Society, and a licensed real estate salesperson.

THE PROPERTY MANAGER AND THE MANAGEMENT AGREEMENT.

THE DISCUSSION UNDER THIS SECTION WHICH STARTS ON PAGE 77 OF OUR PROSPECTUS IS DELETED IN ITS ENTIRETY AND SUPPLEMENTED BY THE FOLLOWING:

     Our present property managers provide property management services to us under the terms of the management agreements. The property managers provide services in connection with the rental, leasing, operation and management of the properties. Our property managers are each Delaware corporations, owned principally by individuals who are affiliates of The Inland Group. We have agreed to pay the property managers a monthly management fee in an amount no greater than 90% of the fee which would be payable to an unrelated party providing such services, which fee will initially be 4.5% of gross income, as defined in the relevant management agreement, from the properties managed for the month for which the payment is made. In addition, we have agreed to compensate each property managers if it provides us with services other than those specified in the management agreement. There is a separate management agreement for each property for an initial term ending as of December 31 in the year in which the property is acquired, and each management agreement is subject to three successive three-year renewals, unless either party notifies the other in writing of its intent to terminate between 60 and 90 days prior to the expiration of the initial or renewal term. We may terminate with 30 days prior written notice in the event of gross negligence or malfeasance by the property manager. The property managers may subcontract the required property management services for less than the management fee provided in the management agreement. See "Compensation Table -- Nonsubordinated Payments -- Operational Stage." Our property managers may form additional property management companies as necessary to manage the properties we acquire, and may approve of the change of management of a property from one manager to another.


THE DISCUSSION UNDER THIS SECTION WHICH STARTS ON PAGE 77 OF OUR PROSPECTUS IS FURTHER MODIFIED BY THE FOLLOWING:

     Inland Western Management Corp. and Inland Management Corp. have merged and the surviving entity is Inland Southwest Management LLC. Inland Northwest Management Corp. has been renamed as Inland US Property Management LLC, which is the surviving entity. Inland Pacific Management Corp has merged with Inland Pacific Management LLC, which is the surviving entity. As a result of the reorganizations, none of property management personnel or terms of management agreements have changed. These companies continue to provide the property management services to us under our property management agreements.

     Our property manager, Inland US Management LLC, Inland Southwest Management LLC, and Inland Pacific Management LLC, conduct their activities at their principal executive office at 2907 Butterfield Road in Oak Brook, Illinois.

     See "--The Advisory Agreement" above in this section and "Conflicts of Interest" for a discussion of our option to acquire or consolidate with the business conducted by the property managers.

     The following sets forth information with respect to the executive officers and managers of Inland Holdco Management LLC.


                                                                          POSITION AND OFFICE WITH
         NAME                                           AGE*            INLAND HOLDCO MANAGEMENT LLC
    -------------                                     -------   ------------------------------------------------------

         Thomas P. McGuinness                          47       President and manager
         Robert M. Barg                                50       Senior vice president/treasurer, secretary and manager
         James H. Neubauer                             62       Senior vice president
         Linda Centanni                                49       Vice president


         Elizabeth D. McNeely                          49       Vice president
         Frank Natanek                                 36       Vice president
         Ulana B. Horawelskyj                          57       Manager
         Alan F. Kremin                                57       Director
         Frances C. Panico                             54       Manager
-------------------
         *As of January 1, 2004


     THOMAS P. MCGUINNESS joined Inland Property Management in 1982 and became president of Mid-America Management Corporation in July 1990 and chairman in 2001. He is also president of Inland Property Management, Inc. as well as a director of Inland Commercial Property Management. He is chairman and a director of Inland Mid-Atlantic Management Corp. Mr. McGuinness is a licensed real estate broker; and is past president of the Chicagoland Apartment Association, and past regional vice president of the National Apartment Association. He is currently on the board of directors of the Apartment Building Owners and Managers Association, and is a trustee with the Service Employees' Local No. 1 Health and Welfare Fund, as well as the Pension Fund and holds CLS and CSM accreditations from the International Council of Shopping Centers.

     ROBERT M. BARG joined the Inland organization in 1986 and is currently the treasurer of Inland Property Management Group, Inc. Since 2003 he has been a senior vice president, secretary and treasurer of Inland Western Management Corp. In July 2004 he became a director of Inland Western Management Corp. as well as a senior vice president, secretary, treasurer, and a director of Inland Northwest Management Corp., Inland Pacific Management Corp., and Inland Southwest Management Corp. He is also a director, senior vice president, and treasurer of Mid-America Management Corp., and secretary and treasurer of Inland Southern Management Corp. He was secretary and treasurer of Inland Southeast Property Management Corp. from 1998 to 2001. Prior to joining the Inland organization, Mr. Barg was an accounting manager of the Charles H. Shaw Co. He received his B.S. Degree in Business Administration from the University of Illinois at Chicago and a Masters Degree from Western Illinois University. Mr. Barg is a certified public accountant and is a member of the Illinois CRP Society.

     JAMES H. NEUBAUER joined Inland Property Management in 1978 as an on-site manager. In 1981, he was promoted to the position of director of purchasing. Subsequently, in 1983, he became an on-site property manager and, in 1984, he became the president of Inland Western Property Management. From 1985 to 1996, Mr. Neubauer was president and senior vice president of Mid-America Management where he was responsible for all rental property operations outside the Chicagoland metropolitan area, which included New Hampshire, Arizona, Indiana, Wisconsin and Peoria, Moline and Danville, Illinois. He left Inland in 1996 to pursue other opportunities and rejoined Inland Southeast Property Management Corp. in 1999 as senior vice president and in May 2002 was promoted to president. In June 2004, he became a senior vice president of Inland Northwest Management Corp., Inland Pacific Management Corp., Inland Southwest Management Corp. and Inland Western Management Corp. He is a licensed real estate broker in Florida and holds a B.A. degree from the University of Maryland, a M.A. degree from Ball State University and a M.B.A. degree from Benedictine College.

     LINDA CENTANNI joined Mid-America Management Corp. in 1978 in the business office and in 1979 she began working in the accounting department specializing in the area of property management accounts receivable. In 1997 she was promoted to assistant vice president. Her current responsibilities include supervision of 12 people as department head of both accounts receivable and records. In July 2004 she was promoted to a vice president of Inland Northwest Management Corp., Inland Pacific Management Corp., Inland Southwest Management Corp., and Inland Western Management Corp. Ms. Centanni holds an Illinois real estate salesperson license.

     ELIZABETH D. MCNEELEY joined Inland Southeast Property Management as a property accountant in January of 2002. In January of 2003 she was promoted to senior property accountant for Inland Western Management Corp., and in July of 2003 was promoted to a vice president of Inland Northwest Management Corp., Inland Pacific Management Corp., Inland Southwest Management Corp., and Inland Western Management Corp. Prior to joining Inland, Ms. McNeeley was an accountant for the Burlington Northern Railroad, Pinnacle Relocation and Trase Miller Teleservices. She also taught mathematics at both the Middle School and Jr. College level. Ms. McNeeley holds a BA from North Central College and an MA from DePaul University. She is a licensed Real Estate Sales Agent.

     FRANK NATANEK joined The Inland Group in July 2004 as a vice president of Inland Northwest Property Management Corp., Inland Pacific Management Corp., Inland Southwest Management Corp., and Inland Western

Management Corp. Prior to joining Inland, Mr. Natanek worked for the Hallmark Greeting Card Company from October 2002 to March 2004. Mr. Natanek has a degree from St. Xavier College, and a law degree from Loyola University. In addition Mr. Natanek holds an MBA from the University of Chicago.

     ULANA B. HORALEWSKYJ joined The Inland Group in 1990 and is currently treasurer of Inland Real Estate Exchange Corporation, vice president of Inland Real Estate Investment Corporation and president of Partnership Ownership Corporation. In her capacity as vice president of Inland Real Estate Investment Corporation, Ms. Horalewskyj oversees the cash management and accounting for over 250 Inland private limited partnerships. Prior to joining Inland, she spent four years working for an accounting firm and 10 years in the banking industry. Ms. Horalewskyj received her B.A. from Roosevelt University in Chicago.

     ALAN F. KREMIN joined The Inland Group in 1982. Mr. Kremin was promoted to treasurer of The Inland Group, Inland Commercial Property Management, Inc., and various other Inland Group subsidiaries in March 1991. In his current capacity as the chief financial officer of The Inland Group, a position he has held since 1991, his responsibilities include financial management, cash budgeting and corporate taxes for the consolidated group and serving as a director for various Inland Group subsidiaries and outside affiliated entities, for which he also serves as treasurer. He is a director of Inland Southeast Property Management Corp., and in March 2002 he became a director, secretary and treasurer of Inland Southern Management LLC. In November 2002, he became a director of Mid-Atlantic Management, LLC. Prior to his current position, Mr. Kremin was treasurer of Inland Real Estate Investment Corporation from 1986 to 1990, where he supervised the daily operations of its accounting department. That department encompasses corporate accounting for the general partner of the Inland Real Estate Investment Corporation-sponsored limited partnership investment programs. Prior to joining The Inland Group, Mr. Kremin served for one year as a controller of CMC Realty and three years as assistant controller of JMB Realty Corporation. Prior to his real estate experience, Mr. Kremin worked eight years in public accounting, including four years at Arthur Young & Company. He received his B.S. degree in accounting from Loyola University. Mr. Kremin is a certified public accountant, holds securities and insurance licenses and is a licensed real estate broker.

     FRANCES C. PANICO joined The Inland Group in 1972 and is president of Inland Mortgage Servicing Corporation and senior vice president of Inland Mortgage Corporation and Inland Mortgage Investment Corporation. Ms. Panico oversees the operation of loan services, which has a loan portfolio in excess of $4,200,000,000. She previously supervised the origination, processing and underwriting of single-family mortgages, and she packaged and sold mortgages to secondary markets. Ms. Panico's other primary duties for The Inland Group have included coordinating collection procedures and overseeing the default analysis and resolution process. Ms. Panico received her BA Degree in Business and Communication from Northern Illinois University.

     The following sets forth information with respect to the executive officers and managers of Inland US Management LLC:



                                                                                POSITION AND OFFICE WITH INLAND US
            NAME                                           AGE*                          MANAGEMENT LLC
            ----                                           ---                          ----------------

            Thomas P. McGuinness                          47            President and manager
            Robert M. Barg                                50            Senior vice president/treasurer, secretary and manager
            Linda Centanni                                49            Vice President
            Elizabeth D. McNeely                          49            Vice President
            Frank Natanek                                 30            Vice President
            Lawrence R. Sajdak, Jr.                       24            Assistant vice president
            Steven Yee                                    37            Assistant vice president
            Anthony A. Casaccio                           48            Manager
            Alan F. Kremin                                57            Manager
            Pamela C. Stewart                             47            Manager


-------------------
         *As of January 1, 2004

     The biographies of Mr. McGuinness, Mr. Barg, Ms. Centanni, Ms. McNeely, Mr. Natanek, Mr. Sajdak and Mr. Kremin are set forth above.

     LAWRENCE R. SAJDAK. Mr. Sajdak joined The Inland Group in September 1998 as a college intern, working every summer and holiday season. He started in the marketing department and soon became proficient in other departments in management. He has degrees in chemistry and business from North Central College. Prior to joining Inland he was employed Cintas Corporation. Mr. Sajdak returned to Inland in December 2002 as a department head in the business management department, and subsequently became a property manager. In July 2004 Mr. Sajdak was promoted to an assistant vice president of Inland Western Property Management Corp. and an assistant vice president of Inland Northwest Property Management Corp. He is a member of the International Council of Shopping Centers.

     STEVEN YEE joined The Inland Group in February of 2004 as a senior property manager, and in July 2004, Mr. Yee was promoted to assistant vice president of Inland Northwest Property Management Corp. Prior to joining Inland he worked for Manulife Financial. His was also the director of operations for MB real estate and a retail property manager for Trammel Crow. His real estate experience includes managing and leasing retail shopping centers in the greater Chicagoland area. Mr. Yee attended DePaul University, receiving a degree in real estate finance. He is a licensed real estate broker, and a member of the International Council of Shopping Centers, and holds CPM and CCIM designations.

     ANTHONY A. CASACCIO joined The Inland Group in 1984 working for Inland Condo Association Management. From 1987 to 1991 he was president of Partnership Asset Sales Corporation, and in 1991 when Inland Real Estate Development Corporation was formed, Mr. Casaccio became the president and a director. Mr. Casaccio holds a B.S. degree in accounting from DePaul University. He is a member of the DuPage Association of Realtors, the National Association of Realtors, Northern Illinois Commercial Association of Realtors, the National Home Builders Association, the Realtor Association of the Western Suburbs, The Urban Land Institute, and the Oswego Economic Development Corporation. Mr. Casaccio is a licensed real estate broker in the state of Illinois.

     PAMELA C. STEWART joined Midwest Real Estate Equities, Inc., an affiliate of The Inland Group in 1995 as an acquisition specialist. Prior to joining Midwest Equities, Ms. Stewart worked for another affiliate company, New Directions Housing Corporation (NDHC), a not-for-profit organization that develops affordable housing. In 2002, Ms. Stewart became an assistant vice president and in 2004, she was promoted to vice president of Midwest Real Estate Equities, Inc. Ms. Stewart is responsible for acquiring commercial real estate properties for the company's portfolio and investing corporate funds into redevelopment projects, including rental properties, shopping centers, office buildings and industrial buildings. Ms. Stewart is also the corporate asset management director for The Inland Real Estate Group of Companies. Ms. Stewart has a B.A. degree in Marketing from Roosevelt University. She is a member of the National Association of Realtors, the Northern Illinois Commercial Association of Realtors and she is a Certified Commercial Investment Member (CCIM) and Candidate. She holds a real estate broker's license in the state of Illinois.

     The following sets forth information with respect to the executive officers and managers of Inland Pacific Management LLC.


                                                                             POSITION AND OFFICE WITH
           NAME                                       AGE*                INLAND PACIFIC MANAGEMENT LLC
           ----                                       ----               -------------------------------

           Thomas P. McGuinness                      47       President and manager
           Robert M. Barg                            50       Senior vice president/treasurer, secretary and manager
           James H. Neubauer                         62       Senior vice president and manager
           Linda Centanni                            49       Vice President
           Elizabeth D. McNeely                      49       Vice President
           Frank Natanek                             30       Vice President
           David M. Benjamin                         49       Manager
           Alan F. Kremin                            57       Manager

-------------------
     *As of January 1, 2004

     The biographies of Mr. McGuinness, Mr. Barg, Mr. Neubauer, Ms. Centanni, Ms. McNeely, Mr. Natanek and Mr. Kremin are set forth above.

     DAVID M. BENJAMIN joined The Inland Group in 1983 in the accounting department and is controller of The Inland Real Estate Group. Mr. Benjamin has spent his entire accounting career in the real estate industry, working for American Invesco and Draper and Kramer before coming to Inland. Mr. Benjamin is responsible for the accounting and corporate income tax preparation of various Inland entities and he assists in the day to day oversight of The Inland Real Estate Group accounting department. Mr. Benjamin is a CPA.

     The following sets forth information with respect to the executive officers and managers of Inland Southwest Management LLC.


                                                                                    POSITION AND OFFICE
                                                                                   WITH INLAND SOUTHWEST
             NAME                                           AGE*                       MANAGEMENT LLC
             ----                                           ----                   ---------------------
             Thomas P. McGuinness                           47      President and manager
             Robert M. Barg                                 50      Senior vice president/treasurer, secretary and manager
             James H. Neubauer                              62      Senior vice president
             Linda Centanni                                 49      Vice President
             Elizabeth D. McNeely                           49      Vice President
             Frank Natanek                                  30      Vice President
             Alan F. Kremin                                 57      Manager
             Ulana B. Horalewskyj                           57      Manager
             Frances C. Panico                              54      Manager

-------------------
     *As of January 1, 2004

     The biographies of Mr. McGuinness, Mr. Barg, Mr. Neubauer, Ms. Centanni, Ms. McNeely, Mr. Natanek, Ms. Horalewskyj, Mr. Kremin and Ms. Panico are set forth above.

INLAND SECURITIES CORPORATION

THE DISCUSSION UNDER THIS SECTION WHICH STARTS ON PAGE 80 OF OUR PROSPECTUS IS SUPPLEMENTED BY THE FOLLOWING INFORMATION:

     ROBERT J. BABCOCK (age 28) joined Inland Securities Corporation as a vice president in March 2004. Prior to joining Inland, Mr. Babcock was an external wholesaler with AEI Fund Management, Inc. and was responsible for wholesaling public and private net lease real estate investments and 1031 property exchanges to financial planners. Mr. Babcock began his career as a financial advisor with American Express Financial Advisors in 1999. He received his bachelor's degree from Gustavus Adolphus College. Mr. Babcock holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc.

     FRANK V. PINELLI (age 57) joined Inland Securities Corporation in 2004 as a vice president. He was previously employed with The Inland Group from 1973-1983 where he worked in property management, real estate sales, and real estate acquisitions. Prior to rejoining the Inland staff, from 1984-2003 Mr. Pinelli was a principal in his own real estate firm and developed an international marketing organization. Mr. Pinelli is a graduate of Southern Illinois University. He holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc and also is licensed as a real estate broker in Illinois and Oregon.

     MATTHEW PODOLSKY (age 32) joined Inland Securities Corporation as a vice president in April 2003. Mr. Podolsky started his career in real estate in 1994 on the commercial sales and leasing side with Cushman and Wakefield of California, Inc. Prior to joining Inland Securities Corporation he was a vice president at CB Richard Ellis, Inc. Mr. Podolsky graduated from the University of Arizona with a B.S. in Regional Development/Urban Planning. He holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc. and a real estate license in the state of California.

     DARRELL RAU (age 48) joined Inland Securities Corporation in 2004 as a vice president of the Midwest region where he develops sales and new broker/dealer relationships. Prior to joining Inland in 2004, Mr. Rau was vice president of developing markets at CTE Pension Advisors. Mr. Rau graduated magna cum laude from Northwood University in Midland, Michigan with a degree in Business Administration. He holds Series 6,7,62 and 63 licenses with the National Association of Securities Dealers, Inc.

THE SUBSECTION BELOW IS ADDED UNDER THE MANAGEMENT SECTION AND WILL START ON PAGE 82 IN THE PROSPECTUS AND IS INCLUDED IN ITS ENTIRETY:

COMPLIANCE AND GOVERNANCE

On October 12, 2004, our board of directors unanimously adopted a Code of Business Conduct and Ethics, Nonretaliation Policy, and Complaint Procedures for Accounting and Auditing Matters.

                             PRINCIPAL STOCKHOLDERS

THE FOLLOWING REPLACES THE INFORMATION CONTAINED ON PAGE 85 OF OUR PROSPECTUS UNDER THE HEADING "PRINCIPAL STOCKHOLDERS".

The following table provides information as of December 7, 2004 regarding the number and percentage of shares beneficially owned by each director, each executive officer, all directors and executive officers as a group and any person known to us to be the beneficial owner of more than 5% of our outstanding shares. As of December 7, 2004, no stockholder beneficially owned more than 5% of our outstanding shares. As of December 7, 2004, we had approximately 56,000 stockholders of record and approximately 199,443,713 shares of common stock outstanding. Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within 60 days after the date of this table. However, any such shares which are not outstanding are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. Except as indicated, the persons named in the table have sole voting and investing power with respect to all shares beneficially owned by them.


                                                                            NUMBER OF SHARES               PERCENTAGE OF
                           BENEFICIAL OWNER                                BENEFICIALLY OWNED                  CLASS
                           ----------------                                ------------------              -------------
Robert D. Parks                                                                     98,100.9094 (1)              *
Roberta S. Matlin                                                                      176.8117                  *
Scott W. Wilton                                                                               0                  0
Steven P. Grimes                                                                              0                  0
Lori J. Foust                                                                                 0                  0
Brenda G. Gujral                                                                              0                  0
Frank A. Catalano, Jr.                                                                    2,000 (2)              *
Kenneth H. Beard                                                                          2,000 (2)              *
Paul R. Gauvreau                                                                   113,731.8436 (2)              *
Gerald M. Gorski                                                                     4,002.0800 (2)              *
Barbara A. Murphy                                                                         2,000 (2)              *

All directors and executive officers as a group (12 persons)                       222,011.6447 (1)              *


*Less than 1%

(1) Includes 20,000 shares owned by our advisor. Our advisor is a wholly-owned subsidiary of our sponsor, which is an affiliate of The Inland Group. Mr. Parks is a control person of The Inland Group and disclaims beneficial ownership of these shares owned by our advisor.

(2) Includes 2,000 shares issuable upon exercise of options granted to each independent director under our independent director stock option plan, to the extent that such options are currently exercisable or will become exercisable within 60 days after the date of this table.


                       INVESTMENT OBJECTIVES AND POLICIES

DISTRIBUTIONS

THE DISCUSSION UNDER THIS SECTION, WHICH STARTS ON PAGE 88 OF OUR PROSPECTUS, IS SUPPLEMENTED BY THE FOLLOWING:

At the March 19, 2004 regularly scheduled Board meeting, the Board of Directors unanimously approved a resolution to delegate to our management committee the authority to make monthly distributions to stockholders on our common stock in an amount between 6.0% and 7.25% on an annualized basis, for the remainder of the 2004 calendar year.

Our Board of Directors approved the following distributions payable to holders of our common stock:

     - $.30 per share per annum for the stockholders of record on October 31, 2003, payable on November 10, 2003

     - $.50 per share per annum for the stockholders of record on November 30, 2003, payable on December 10, 2003

     - $.70 per share per annum for the stockholders of record on December 31, 2003, payable on January 10, 2004

     - $.70 per share per annum for the stockholders of record on January 31, 2004, payable on February 10, 2004

     - $.70 per share per annum for the stockholders of record on February 29, 2004, payable on March 10, 2004

     - $.70 per share per annum for the stockholders of record on March 31, 2004, payable on April 10, 2004

     - $.67 per share per annum for the stockholders of record on April 30, 2004, payable on May 10, 2004

     - $.675 per share per annum for the stockholders of record on May 31, 2004, payable on June 10, 2004

     - $.675 per share per annum for the stockholders of record on June 30, 2004, payable on July 10, 2004

     - $.65 per share per annum for the stockholders of record on July 31, 2004, payable on August 10, 2004

     - $.65 per share per annum for the stockholders of record on August 31, 2004, payable on September 10, 2004

     - $.65 per share per annum for the stockholders of record on September 30, 2004, payable on October 10, 2004

     - $.65 per share per annum for the stockholders of record on October 31, 2004, payable on November 10, 2004; and

     - $.65 per share per annum for the stockholders of record on November 30, 2004, payable on December 10, 2004.

BORROWING

THE DISCUSSION UNDER THIS SECTION, WHICH STARTS ON PAGE 91 OF OUR PROSPECTUS, IS MODIFIED AND SUPPLEMENTED BY THE FOLLOWING INFORMATION REGARDING OUR BORROWING POLICIES.

Our board of directors adopted a policy to delegate to management the ability to obtain an unsecured line of credit facility with Key Bank for up to $100,000,000. The commitment letter was signed on November 17, 2004, and will have optional unsecured borrowing capacity of $150,000,000, for a total unsecured borrowing capacity of $250,000,000. The facility will have an initial term of one year with two one year extension options, and will replace the current line on or about December 1, 2004, subject to final documentation. The line of credit has not been executed yet.

THE DISCUSSION UNDER THIS SECTION, WHICH STARTS ON PAGE 91 OF OUR PROSPECTUS, IS MODIFIED AND SUPPLEMENTED BY THE FOLLOWING INFORMATION REGARDING OUR BORROWING POLICIES.

Our board of directors unanimously approved that consistent with our borrowing policies, we may commit up to the aggregate of $25 million in cash for letters of credit in order to obtain financing for properties.

Our board of directors adopted a policy to delegate to management the ability to obtain unsecured general financing facilities up to $150,000,000 requiring a deposit not to exceed 3% of the facility amount without prior approval by the board of directors. These facilities would then be matched with specific properties, which would secure the amounts due under the specific financings.

OTHER INVESTMENTS

THE DISCUSSION UNDER THIS SECTION, WHICH STARTS ON PAGE 93 OF OUR PROSPECTUS, IS MODIFIED AND SUPPLEMENTED BY THE FOLLOWING:

Our advisor has informed our board of directors that it is increasingly concerned about the potential that mortgage interest rates we can borrow at will increase during 2004. Management believes that mortgage interest rate we can borrow at will increase during 2005. Our board of directors, including all of the independent directors, unanimously approved a resolution for the following:

We may invest in interest rate futures, an interest rate hedging strategy designed to offset the risks of potential interest rate increases on our long-term borrowings. Should conditions warrant, this interest rate hedging strategy will be implemented over a period of time. We intend to invest in up to $100 million in interest rate futures, both five and seven year treasuries, with maturities of 90 days. Our initial cash outlay in this interest rate hedging strategy is expected to be between 1 to 2% of the value of our investment in the interest rate futures. Risks associated with this interest rate hedging strategy are primarily associated with declines in interest rates. As rates decline, we risk having to increase our initial cash outlay, and may incur losses on our investments in interest rate futures.

     1) An affiliate of our advisor, Inland Investment Advisors, Inc., the investment advisor, will be managing this interest rate hedging strategy. Fees paid to the investment advisor are expected to be similar to those incurred using a third party investment advisor.

     2) We may also retain the investment advisor to invest up to $10 million of our cash in publicly traded investment securities. Fees paid to the investment advisor are expected to be similar to those incurred using a third party investment advisor.

     3) We may enter into an initial $50 million (which could increase to $100 million) twelve month credit facility with an affiliate of our advisor, Inland Real Estate Exchange Corporation (IREX) for its 1031 exchange program. IREX will use the funds to purchase real estate investments that meet the criterion consistent with our real estate investment policies.

                            REAL PROPERTY INVESTMENTS

THE DISCUSSION UNDER THIS SECTION, WHICH STARTS ON PAGE 98 OF OUR PROSPECTUS, IS MODIFIED AND SUPPLEMENTED BY THE FOLLOWING INFORMATION REGARDING PROPERTIES WE HAVE ACQUIRED OR INTEND TO ACQUIRE.

AMERICAN EXPRESS PORTFOLIO

We anticipate purchasing the following eight office buildings constructed between 1975 and 2000 and leasing them back to American Express Travel Related Services Company, Inc., IDS Property Casualty Insurance Corporation, and AMEX Canada, Inc., containing a total 2,597,000 of gross square feet.


                                                          APPROXIMATE                         APPROXIMATE PURCHASE
LOCATION                                                  SQUARE FEET         LEASE TERM            PRICE ($)
--------                                                  -----------         ----------            ---------

20022 N. 31st Avenue                                       337,439            10 years              54,000,000
Phoenix, AZ

20002 N. 19th Avenue                                       117,556            10 years              14,000,000
Phoenix, AZ

1001 N. 3rd Avenue                                         541,542            10 years              95,000,000
Minneapolis, MN

3500 Packerland Drive                                      132,336            10 years              18,000,000
Depere, WI

101 McNabb Street                                          306,710            10 years              42,000,000
Markham, Ontario, Canada

4315 South 2700 West                                       395,787            10 years              48,000,000
Salt Lake City, UT

7701 Airport Center                                        389,377            10 years              56,000,000
Greensboro, NC

777 American Expressway                                    376,348            10 years              63,000,000
Ft. Lauderdale, FL
                                                       ----------------                       ----------------------

Total                                                     2,597,095                                390,000,000



We anticipate purchasing this American Express Portfolio from an unaffiliated third party. Our total acquisition cost, including expenses, is expected to be approximately $390,000,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $150 per square foot of leasable space.

We intend to purchase these properties with our own funds. However, we expect to place financing on the properties totaling $233,532,000. The loan requires interest only payments at annual rates ranging between 4.2675% to 4.2975% and matures in January 2010.

In evaluating these properties as potential acquisitions and determining the appropriate amount of consideration to be paid for the properties, we considered a variety of factors including location, demographics, quality of tenant, length of lease, price per square foot, occupancy and the fact that overall rental rate at the property is comparable to market rates. We believe that each of these properties is well located, has acceptable roadway access and is well maintained. These properties will be subject to competition from similar properties within their market area, and economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire these properties.

American Express related entities, will lease 100% of the total gross square feet of each property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:



                                                                                   BASE RENT PER
                                    APPROXIMATE      % OF TOTAL     ESTIMATED      GROSS SQUARE     ESTIMATED         *
LESSEE/                                GROSS        GSF OF EACH       ANNUAL         FOOT PER         LEASE          TERM
LOCATION                             (SQ. FT.)        PROPERTY     RENT ($) **       ANNUM ($)      BEGINNING         TO
--------------------------------- ----------------- ------------- --------------- ---------------- ------------- -------------
20022 N. 31st Avenue                  337,439           100            3,505,734            10.39     12/04         11/14
Phoenix, AZ

20002 N. 19th Avenue                  117,556           100              908,894             7.73     12/04         11/14
Phoenix, AZ

1001 N. 3rd Avenue                    541,542           100            6,167,495            11.39     12/04         11/14
Minneapolis, MN

3500 Packerland Drive                 132,336           100            1,168,578             8.83     12/04         11/14
Depere, WI

101 McNabb Street                     306,710           100            2,726,682             8.89     12/04         11/14
Markham, Ontario,
Canada

4315 South 2700 West                  395,787           100            3,116,208             7.87     12/04         11/14
Salt Lake City, UT

7701 Airport Center                   389,377           100            3,635,576             9.34     12/04         11/14
Greensboro, NC

777 American Expressway               376,348           100            4,090,023            10.87     12/04         11/14
Ft. Lauderdale, FL


* Estimated lease term - Lease term to commence on date of sale of the property and have a primary ten year term. Tenant can exercise up to six five - year options on each property.

**   Estimated annual rent for the first five years of the primary term.

For federal income tax purposes, the depreciable basis in these properties will be approximately $292,500,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

For financial information of American Express, please see the financial statements filed with the United States of America Securities and Exchange Commission @ www.sec.gov.

GATEWAY PAVILION, AVONDALE, ARIZONA

On December 7, 2004, we purchased 318,410 gross leasable square feet (which includes 7,000 square feet of ground lease space) of a 620,000 square foot newly constructed shopping center known as Gateway Pavilion. We have the option to purchase the remaining portion upon completion during 2005. The center is located at Interstate 10 and 101 Loop Freeway in Avondale, Arizona.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $65,141,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $216 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Circuit City, Sports Authority and Mor Furniture, lease more than 10% of the total gross leasable area of the property. The lease term will be determined in accordance with the tenant's commencement date. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:



                                                                BASE RENT
                           APPROXIMATE      % OF TOTAL         PER SQUARE
                           GLA LEASED        PHASE I            FOOT PER                     LEASE  TERM
LESSEE                      (SQ. FT.)          GLA             ANNUM ($)            BEGINNING              TO
------------------------ ---------------- --------------- --------------------- ------------------- ------------------
Circuit City                 32,500             10               13.50                12/03               01/19

Sports Authority             35,700             11               11.50                10/03               01/14
Mor Furniture *              35,000             11                9.90                12/04               11/14



* Ten year lease term has not yet commenced, however, the expiration date may change based upon the tenant's actual occupancy date.

For federal income tax purposes, the depreciable basis in this property will be approximately $51,576,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The portion of Gateway Pavilion which we anticipate purchasing was newly constructed between 2003 and 2004. As of December 1, 2004, this property was 92% leased, with a total of 292,505 square feet leased to 39 tenants and one ground lease tenant. The following table sets forth certain information with respect to those leases:


                                        APPROXIMATE                                          BASE RENT PER
                                        GLA LEASED                       CURRENT ANNUAL       SQUARE FOOT
               LESSEE                    (SQ. FT.)        LEASE ENDS        RENT ($)         PER ANNUM ($)
------------------------------------- ---------------- ----------------- ---------------- --------------------
Mattress Outlet                            3,262            01/08             81,550            25.00
T-Mobile                                   2,200            02/08             61,600            28.00
Great Clips                                1,200            02/08             31,200            26.00
Game Stop                                  1,505            02/08             39,130            26.00
Cold Stone Creamery                        1,400            03/08             37,694            26.92
Port of Subs                               1,800            04/08             48,204            26.78
Cactus Creek                               1,300            05/08             33,800            26.00
Studio 101                                 1,261            11/08             30,264            24.00
Liberty Fitness                            1,653            12/08             38,019            23.00
Eagle Flooring                             3,220            12/08             81,272            25.24
AT&T Wireless                              1,300            01/09             36,153            27.81
Tan Frenzee                                1,443            01/09             36,075            25.00
Jamba Juice                                1,200            06/09             33,600            28.00
Remedy Temp, Inc.                          1,200            06/09             32,400            27.00
Johnny Rockets *                           2,368            09/09             59,200            25.00
Ray's Pizza                                1,980            04/11             51,480            26.00
Saba's Western Wear                        4,509            06/11             54,108            12.00
Native New Yorker                          7,001            03/13            138,023            19.71


                                        APPROXIMATE                                          BASE RENT PER
                                        GLA LEASED                       CURRENT ANNUAL       SQUARE FOOT
               LESSEE                    (SQ. FT.)        LEASE ENDS        RENT ($)         PER ANNUM ($)
------------------------------------- ---------------- ----------------- ---------------- --------------------

La Nails                                   2,200            03/13                 55,000         25.00
Sunny Neigh DDS                            2,000            03/13                 51,000         25.50
Koyoto Bowl                                1,980            03/13                 43,560         22.00
Panda Express                              2,256            03/13                 58,656         26.00
Quizno's                                   1,472            03/13                 36,800         25.00
Baja Fresh Mexican Grill                   2,969            04/13                 71,256         24.00
Starbucks                                  1,504            08/13                 42,112         28.00
Marshalls                                 28,150            10/13                267,425          9.50
Bed, Bath & Beyond                        25,063            01/14                275,693         11.00
Carrabbas                                  6,100            01/14                 86,986         14.26
Sports Authority                          35,700            01/14                410,550         11.50
Peter Piper Pizza                         10,000            10/14                180,000         18.00
The Vitamin Shoppe *                       4,500            10/14                135,000         30.00
Mor Furniture *                           35,000            11/14                346,500          9.90
PETCO                                     14,668            01/15                238,355         16.25
Krispy Creme Doughnuts                     4,200            12/18                 80,000         19.05
Borders Books                             20,000            01/19                245,000         12.25
Circuit City                              32,500            01/19                438,750         13.50
Red Robin (Ground Lease)                   7,000            03/19                 85,000          N/A
Paul Lee's Chinese Kitchen *               6,000            10/19                 87,500         14.58
Village Inn                                4,441            11/19                140,025         31.53
McDonalds                                  5,000            09/23                 72,500         14.50



* Lease terms have not yet commenced, however, the expiration date may change based upon the tenant's actual occupancy date.

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

FIVE FORKS, SIMPSONVILLE, SOUTH CAROLINA

On December 7, 2004, we purchased an existing shopping center known as Five Forks, containing 64,173 gross leasable square feet. The center is located at Woodruff Road and Batesville Road in Simpsonville, South Carolina.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $8,086,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $126 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Bi-Lo, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                                                                          BASE RENT
                                        APPROXIMATE                      PER SQUARE
                                        GLA LEASED       % OF TOTAL       FOOT PER                 LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA           ANNUM ($)        BEGINNING            TO
------------------------------------- ---------------- --------------- ---------------- ----------------- ----------------
Bi-Lo                                     46,673             73             8.71             10/99             10/19



For federal income tax purposes, the depreciable basis in this property will be approximately $6,065,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Five Forks was built in 1999. As of December 1, 2004, this property was 95% occupied, with a total 60,673 square feet leased to eight tenants. The following table sets forth certain information with respect to those leases:


                                              APPROXIMATE GLA                                         BASE RENT PER
                                                   LEASED                         CURRENT ANNUAL       SQUARE FOOT
                   LESSEE                        (SQ. FT.)         LEASE ENDS        RENT ($)         PER ANNUM ($)
--------------------------------------------- ----------------- ----------------- ---------------- --------------------
Dr. Brian Hodges DMD                                     2,100       11/05                 29,400         14.00
Summer Sun Adventures                                    2,000       12/06                 28,000         14.00
Cost Cutters                                             1,600       12/06                 22,400         14.00
Prime Communications                                     1,200       05/07                 16,200         13.50
Postal Annex                                             1,600       11/07                 23,200         14.50
Oxford Cleaners                                          1,500       12/09                 21,750         14.50
El Jalisco                                               4,000       01/10                 48,000         12.00
Bi-Lo                                                   46,673       10/19                406,522          8.71


In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

SHOPS AT FOREST COMMONS, ROUND ROCK, TEXAS

On December 7, 2004, we purchased an existing shopping center known as Shops at Forest Commons, containing 34,756 gross leasable square feet. The center is located at Gattis School Road and CR 12 in Round Rock, Texas.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $7,505,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $216 per square foot of leasable space.

We purchased this property with our own funds and the assumption of the existing mortgage debt on the property. The outstanding balance on the mortgage debt is approximately $5,250,000. This loan requires monthly principal and interest payments based on a fixed interest rate of 6.34% per annum. The loan matures in September 2013.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Blockbuster Video, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                          BASE RENT
                                        APPROXIMATE                      PER SQUARE
                                        GLA LEASED       % OF TOTAL       FOOT PER                 LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA           ANNUM ($)        BEGINNING            TO
------------------------------------- ---------------- --------------- ---------------- ----------------- ----------------
Blockbuster Video                          4,000             12             18.00            01/03             12/07


For federal income tax purposes, the depreciable basis in this property will be approximately $5,629,800. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Shops at Forest Commons was built during 2002. As of December 1, 2004, this property was 100% occupied, with a total 34,756 square feet leased to 16 tenants. The following table sets forth certain information with respect to those leases:


                                             APPROXIMATE                                           BASE RENT PER
                                             GLA LEASED                        CURRENT ANNUAL       SQUARE FOOT
                 LESSEE                       (SQ. FT.)        LEASE ENDS         RENT ($)         PER ANNUM ($)
------------------------------------------ ---------------- ----------------- ----------------- --------------------
Scap Stop                                            2,226       09/07                  40,068         18.00
Austin's Pizza                                       1,442       11/07                  25,956         18.00
Subway                                               1,602       11/07                  28,836         18.00
Blockbuster Video                                    4,000       12/07                  72,000         18.00
Moondance Wine and Spirit                            3,162       12/07                  56,916         18.00
Post Net                                             1,522       12/07                  28,918         19.00
Reid's Cleaners                                      1,242       12/07                  22,356         18.00
Nail & Skin                                          1,362       12/07                  27,240         20.00
Cost Cutters                                         1,522       01/08                  27,396         18.00
TCBY                                                 1,282       01/08                  25,640         20.00
Common Grounds (Coffee House)                        2,228       04/08                  40,104         18.00
Bamboo Cafe                                          2,721       05/08                  54,420         20.00
Niblocks ATA Black B                                 2,424       07/08                  43,632         18.00
VP Salon & Gifts                                     2,684       08/08                  48,312         18.00
Cardsmart                                            2,645       11/09                  47,610         18.00
St. David's                                          2,692       05/10                  48,456         18.00


In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

PLACENTIA TOWN CENTER, PLACENTIA, CALIFORNIA

On December 7, 2004, we purchased 110,962 gross leasable square feet of a 142,666 square foot existing shopping center known as Placentia Town Center. The center is located at Yorba Linda Boulevard and Kraemer Boulevard in Placentia, California.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $24,865,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $224 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Ross Dress for Less, OfficeMax and Bank of America, each lease more than 10% of the total gross leasable area of the portion of the property we anticipate purchasing. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:


                                                                          BASE RENT
                                        APPROXIMATE                      PER SQUARE
                                        GLA LEASED       % OF TOTAL       FOOT PER                 LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA           ANNUM ($)        BEGINNING            TO
------------------------------------- ---------------- --------------- ---------------- ----------------- ----------------
Ross Dress for Less                       26,400             24             12.75            12/95             01/06

OfficeMax                                 24,768             22             12.00            01/97             12/11

Bank of America                           11,162             10             22.44            05/75             05/14

For federal income tax purposes, the depreciable basis in this property will be approximately $18,649,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Placentia Town Center was built in 1973 and redeveloped in 2000. As of December 1, 2004, the portion of the property we purchased was 100% occupied, with a total 110,962 square feet leased to 21 tenants. The following table sets forth certain information with respect to those leases:

                                              APPROXIMATE GLA                                         BASE RENT PER
                                                   LEASED                         CURRENT ANNUAL       SQUARE FOOT
                   LESSEE                        (SQ. FT.)         LEASE ENDS        RENT ($)         PER ANNUM ($)
--------------------------------------------- ----------------- ----------------- ---------------- --------------------
Bagel Me                                                 2,000       01/05                 50,148         25.07
Baskin Robbins                                           1,117       04/05                 26,808         24.00
Beauty Avenue                                            4,720       09/05                 84,205         17.84
Courtesy Cleaners                                        1,200       10/05                 25,896         21.56
Ross Dress for Less                                     26,400       01/06                336,600         12.75
Don's Shoe Repair                                          480       01/08                 12,115         25.24
Suntan Shop                                              2,000       04/08                 47,841         23.92
KC Nails                                                 1,080       06/08                 17,304         16.02
One N One Clothing                                       2,950       08/08                 55,209         18.71
Ha-P Discount                                            4,130       11/08                 64,428         15.60
Paolini's                                                3,940       06/09                 59,100         15.00
Whole Enchilada                                          2,580       07/09                 42,500         16.47
Tossed Board Shop                                        2,596       09/09                 52,335         20.16
Jewels by Justin                                         2,360       10/09                 37,620         15.94
Kwon's Olympic Tae Kwon Do                               1,800       12/09                 23,362         12.98
Huntington Learning Center                               3,304       01/10                 65,419         19.80
Philly's Best                                            1,525       12/10                 42,410         27.81
OfficeMax                                               24,768       12/11                297,216         12.00
Wok Experience                                           1,915       10/13                 62,142         32.45
Bank of America                                         11,162       05/14                250,475         22.44
Marie Callender's                                        8,935       10/14                128,160         14.34

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

NORTHWOODS SHOPPING CENTER, WESLEY CHAPEL, FLORIDA

On December 7, 2004, we purchased a portion of a newly constructed shopping center known as Northwoods Shopping Center, consisting of 96,151 gross leasable square feet. We purchased 74,647 gross leasable feet (which includes 3,150 square feet of space leased to a tenant under a ground lease) and intend to purchase the remaining 21,504 square feet when construction has been completed and the tenants have commenced paying rent for the remaining portion. The center is located at Bruce B. Downs Boulevard and County Line Road in Wesley Chapel, Florida.

We purchased this property from an unaffiliated third party. Our acquisition cost for the portion that we purchased was approximately $13,963,800 and the remaining portion will be $6,386,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our total acquisition cost for the portion that we purchased was approximately $187 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Two tenants, Marshalls and PETCO, each lease more than 10% of the total gross leasable area of the portion of the property we purchased. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                                         BASE RENT
                                        APPROXIMATE                      PER SQUARE
                                        GLA LEASED       % OF TOTAL       FOOT PER                 LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA           ANNUM ($)        BEGINNING            TO
------------------------------------- ---------------- --------------- ---------------- ----------------- ----------------
Marshals                                  30,000             31              7.95            08/03             07/13

PETCO                                     15,257             16             15.25            11/02             11/12

For federal income tax purposes, the depreciable basis in the portion of the property we purchased will be approximately $10,473,000 and will be $15,263,000, once we have purchased the remaining portion. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Northwoods Center was built between 2002 and 2004. As of December 1, 2004, the portion of the property we purchased was 100% occupied, with a total 74,647 square feet leased to 15 tenants and one ground lease tenant. The following table sets forth certain information with respect to those leases:


                                             APPROXIMATE GLA                                         BASE RENT PER
                                                LEASED                         CURRENT ANNUAL       SQUARE FOOT
                   LESSEE                      (SQ. FT.)         LEASE ENDS        RENT ($)         PER ANNUM ($)
---------------------------------------- ----------------- ----------------- ---------------- --------------------
Nails on Nails                                    1,139            12/07            27,336              24.00
Hair Masters                                      1,106            01/08            24,332              22.00
Art Mart                                          1,301            02/08            28,622              22.00
Post Net                                          1,302            02/08            27,459              21.09
EB Games                                          2,000            04/08            50,000              25.00
Leslie's Poolmart                                 2,269            12/08            51,053              22.50
Washington Mutual Bank                            4,000            04/09           104,000              26.00
Pizza Suprema II                                  2,304            03/10            46,080              20.00
Dr. Jiminez                                       1,700            04/10            35,700              21.00


                                              APPROXIMATE GLA                                         BASE RENT PER
                                                   LEASED                         CURRENT ANNUAL       SQUARE FOOT
                   LESSEE                        (SQ. FT.)      LEASE ENDS           RENT ($)         PER ANNUM ($)
--------------------------------------------- ----------------- ----------------- ---------------- --------------------
PETCO                                            15,257            11/12             232,669              15.25
Futons Etc.                                       2,500            12/12              52,500              21.00
Ho's Chinese                                      1,019            01/13              22,418              22.00
Honey Baked Ham                                   2,800            06/13              61,600              22.00
Marshalls                                        30,000            07/13             238,500               7.95
Payless Shoe Source                               2,800            11/13              50,008              17.86
Arby's (Ground Lease)                             3,150            03/23              54,999               N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the l eases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

GATEWAY STATION, COLLEGE STATION, TEXAS

On December 7, 2004, we purchased a portion of a newly constructed shopping center known as Gateway Station, consisting of 23,438 gross leasable square feet. We purchased 19,537 gross leasable square feet and intend to purchase the remaining 3,901 square feet when construction has been completed and the tenants have commenced paying rent for the remaining portion. The center is located at 1501 University Drive at Loop 6 in College Station, Texas.

We purchased this property from an unaffiliated third party. Our acquisition cost for the portion we purchased was approximately $5,093,400 and the remaining portion will be $1,407,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our total acquisition cost for the portion that we purchased was approximately $261 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Five tenants, Kirkland's, Talbots, Joseph A. Banks, Chico's and Heartworks, each lease more than 10% of the total gross leasable area of the portion of the property we purchased. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:


                                                                          BASE RENT
                                        APPROXIMATE                      PER SQUARE
                                        GLA LEASED       % OF TOTAL       FOOT PER                 LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA           ANNUM ($)        BEGINNING            TO
------------------------------------- ---------------- --------------- ---------------- ----------------- ----------------
Kirkland's                                 5,000             20             22.00            06/04             01/15

Talbots                                    4,200             20             18.00            08/04             01/15

Joseph A. Banks                            3,905             10             20.00            06/04             01/15

Chico's                                    2,740             10             20.00            06/04             06/09

Heartworks                                 2,191             10             25.00            12/04             11/09

For federal income tax purposes, the depreciable basis in the portion of the property we purchased will be approximately $3,820,000 and will be $4,875,000 once we purchase the remaining portion. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Gateway Station was built during 2003 and 2004. As of December 1, 2004, the portion of the property we purchased was 100% occupied, with a total 19,537 square feet leased to six tenants. The following table sets forth certain information with respect to those leases:


                                              APPROXIMATE GLA                                         BASE RENT PER
                                                   LEASED                         CURRENT ANNUAL       SQUARE FOOT
                   LESSEE                        (SQ. FT.)         LEASE ENDS        RENT ($)         PER ANNUM ($)
--------------------------------------------- ----------------- ----------------- ---------------- --------------------
Chico's                                            2,740             06/09            54,806               20.00
Heartworks                                         2,191             11/09            54,774               25.00
Douglas Jewelers                                   1,754             03/10            43,850               25.00
Kirkland's                                         5,000             01/15           110,000               22.00
Talbots                                            4,200             01/15            75,600               18.00
Joseph A. Banks                                    3,905             01/15            78,100               20.00

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

EDGEMONT TOWN CENTER, HOMEWOOD, ALABAMA

On November 24, 2004, we purchased an existing shopping center known as Edgemont Town Center, containing 77,655 gross leasable square feet. The center is located at 411 Green Springs Highway in Homewood, Alabama.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $15,639,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $201 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Publix, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                                                                          BASE RENT
                                        APPROXIMATE                      PER SQUARE
                                        GLA LEASED       % OF TOTAL       FOOT PER                 LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA           ANNUM ($)        BEGINNING            TO
------------------------------------- ---------------- --------------- ---------------- ----------------- ----------------
Publix                                    44,840             58             12.00            11/03             12/23

For federal income tax purposes, the depreciable basis in this property will be approximately $11,729,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Edgemont Town Center was built in 2003. As of December 1, 2004, this property was 95% occupied, with a total 74,055 square feet leased to 15 tenants. The following table sets forth certain information with respect to those leases:



                                              APPROXIMATE GLA                                       BASE RENT PER
                                                   LEASED                       CURRENT ANNUAL       SQUARE FOOT
                   LESSEE                        (SQ. FT.)         LEASE ENDS      RENT ($)         PER ANNUM ($)
--------------------------------------------- ----------------- --------------  --------------     --------------------
Nextel Communications                             1,360              11/06          25,840               19.00
Crown Jewelry                                     1,600              11/08          30,400               19.00
Mr. Burch Formalwear, Inc.                        2,000              11/08          38,000               19.00
Pet Supplies Plus                                 6,000              12/08         114,000               19.00
Firehouse Subs                                    1,600              12/08          30,400               19.00
Headstart Family Hair Salons                      1,680              01/09          23,940               14.25
Mobility Central, Inc.                            1,600              02/09          30,400               25.00
Sally Beauty Supplies                             1,615              08/09          32,300               20.00
EB Games                                          1,200              10/09          30,000               25.00
L.V. Nails                                        1,360              11/13          25,840               19.00
Hunan Wok                                         1,600              02/14          30,400               19.00
Qdoba Mexican Grill *                             2,400              12/14          60,000               25.00
Bama Wings *                                      1,200              12/14          30,000               25.00
Deep South Barbecue *                             4,000              01/15          76,000               19.00
Publix                                           44,840              12/23         538,080               12.00


* Ten year lease term has not yet commenced, however, the expiration date may change based upon the tenant's actual occupancy date.

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

UNIVERSITY TOWN CENTER, TUSCALOOSA, ALABAMA

On November 24, 2004, we purchased an existing shopping center known as University Town Center, containing 57,250 gross leasable square feet. The center is located at 1190 University Boulevard in Tuscaloosa, Alabama.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $10,569,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $185 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Publix, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                                                                          BASE RENT
                                        APPROXIMATE                      PER SQUARE
                                        GLA LEASED       % OF TOTAL       FOOT PER                 LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA           ANNUM ($)        BEGINNING            TO
------------------------------------- ---------------- --------------- ---------------- ----------------- ----------------
Publix                                    28,800             50             13.85            06/04             06/24

For federal income tax purposes, the depreciable basis in this property will be approximately $7,927,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

University Town Center was built in 2002. As of December 1, 2004, this property was 100% occupied, with a total 57,250 square feet leased to 15 tenants. The following table sets forth certain information with respect to those leases:

                                              APPROXIMATE GLA                                         BASE RENT PER
                                                   LEASED                         CURRENT ANNUAL       SQUARE FOOT
                   LESSEE                        (SQ. FT.)         LEASE ENDS        RENT ($)         PER ANNUM ($)
--------------------------------------------- ----------------- ----------------- ---------------- --------------------
Sun and Soul                                      3,665              09/07             62,305              17.00
Movie Gallery                                     2,411              10/07             40,987              17.00
The UPS Store                                     2,479              12/07             44,622              18.00
Cold Stone Creamery                               1,713              01/08             39,399              23.00
Firehouse Subs                                    1,827              01/08             34,713              19.00
Bad Ass Coffee                                    1,947              02/08             44,781              23.00
Headstart Family Hair Salons                      1,485              02/08             34,155              23.00
Southtrust Bank (ATM)                                42              04/08              7,800             185.71
Private Gallery                                   1,964              09/08             45,172              23.00
Nail Club                                         1,449              02/09             27,531              19.00
The Buzz                                          1,378              03/09             26,871              19.50
University Wireless                               3,022              07/09             57,418              19.00
Qdoba Mexican Grill                               2,641              11/12             60,743              23.00
Hud Guthrie's                                     2,427              12/12             46,113              19.00
Publix                                           28,800              06/24            398,880              13.85

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

ZURICH TOWERS, SCHAUMBURG, ILLINOIS

On November 23, 2004, we purchased two connecting, 20 story, tower office buildings, containing approximately 895,418 of gross leasable square feet. The towers are located at 1400-1450 E. American Lane in Schaumburg, Illinois.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $138,000,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $154 per square foot of leasable space.

We purchased this property with our own funds. On November 23, 2004, we obtained financing in the amount of $81,420,000. The loan requires interest only payments at an annual rate of 4.247% and matures December 2034.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Zurich American Insurance Company, leases 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis over the next twelve years.

                                                                                   BASE RENT
                                    APPROXIMATE                      CURRENT       PER SQUARE
                                     GLA LEASED      % OF TOTAL       ANNUAL       FOOT PER        RENEWAL          LEASE TERM
LESSEE                               (SQ. FT.)           GLA         RENT ($)      ANNUM ($)       OPTIONS      BEGINNING       TO
--------------------------------- ----------------- -------------- ------------- --------------- ------------- ------------- -------
Zurich American   Insurance           895,418            100        8,883,864         9.92         5/5 yr.        12/04        11/16
Company

                                       -45-

For federal income tax purposes, the depreciable basis in this property is approximately $103,500,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

OSWEGO COMMONS, OSWEGO, ILLINOIS

On November 23, 2004, we purchased a portion of an existing shopping center known as Oswego Commons. This transaction is comprised of 188,150 gross leasable square feet. The center is located at 3080 Route 34 in Oswego, Illinois.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $35,022,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $186 per square foot of leasable space.

We are purchasing this property with our own funds. On November 23, 2004, we obtained financing in the amount of $19,262,100. The loan requires interest only payments at an annual rate of 4.75% and matures December, 2011.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Dominick's, T.J. Maxx and OfficeMax, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                                          BASE RENT
                                        APPROXIMATE                      PER SQUARE
                                        GLA LEASED       % OF TOTAL       FOOT PER                 LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA           ANNUM ($)        BEGINNING            TO
------------------------------------- ---------------- --------------- ---------------- ----------------- ----------------
Dominick's                                65,844             35             12.21            03/02             03/22

T.J. Maxx                                 28,144             15             10.20            10/02             09/12

OfficeMax                                 20,015             11             14.00            11/03             10/18

For federal income tax purposes, the depreciable basis in this property will be approximately $26,267,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Oswego Commons was constructed in phases from 2002 to 2004. As of December 1, 2004, this property was 98% occupied, with a total 183,950 square feet leased to 21 tenants. The following table sets forth certain information with respect to those leases:


                                        APPROXIMATE                                          BASE RENT PER
                                        GLA LEASED                       CURRENT ANNUAL       SQUARE FOOT
               LESSEE                    (SQ. FT.)        LEASE ENDS        RENT ($)         PER ANNUM ($)
------------------------------------- ---------------- ----------------- ---------------- --------------------
3 Day Blinds                              1,802             09/07            44,100               24.47
Quizno's                                  1,612             09/07            36,864               22.87
Lee Nails                                   919             10/07            22,938               24.96
EB Games                                  2,015             01/08            47,352               23.50
All Cleaners                              1,100             01/08            28,920               26.29
Lemstone                                  2,334             10/08            44,340               19.00
American Mattress                         4,200             03/09            92,400               22.00

                                      -46-


                                        APPROXIMATE                                          BASE RENT PER
                                        GLA LEASED                       CURRENT ANNUAL       SQUARE FOOT
               LESSEE                    (SQ. FT.)        LEASE ENDS        RENT ($)         PER ANNUM ($)
----------------------------------- ---------------- ----------------- ---------------- --------------------
Oreck Home Care                            1,500             05/09            34,500              23.00
Hallmark                                   4,413             01/10            72,240              16.37
T-Mobile                                   1,920             12/11            57,900              30.16
Great Clips                                1,163             07/12            27,660              23.78
Panera Bread                               4,200             09/12            96,600              23.00
T.J. Maxx                                 28,144             09/12           287,000              10.20
Coldstone Creamery                         1,400             01/13            33,600              24.00
Payless Shoes                              2,496             02/13            52,416              21.00
Famous Footwear                            9,773             03/13           134,376              13.75
Party City                                12,012             03/13           176,448              14.69
Petco                                     13,788             10/13           181,308              13.15
Zales Jewelry                              3,300             04/14            79,200              24.00
OfficeMax                                 20,015             10/18           280,200              14.00
Dominick's                                65,844             03/22           804,000              12.21

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

FOX CREEK VILLAGE, LONGMONT, COLORADO

On November 22, 2004, we purchased a newly constructed shopping center known as Fox Creek Village, containing 139,730 gross leasable square feet which includes 39,200 square feet of ground lease space. The center is located at 1601 Pace Street and 815 East 175th Avenue in Longmont, Colorado.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $20,883,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $149 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, King Soopers, leases more than 10% of the total gross leasable area of the property under a lease and a ground lease. The leases with this tenant require the tenant to pay base annual rent on a monthly basis as follows:

                                                                          BASE RENT
                                        APPROXIMATE                      PER SQUARE
                                        GLA LEASED       % OF TOTAL       FOOT PER                 LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA           ANNUM ($)        BEGINNING            TO
------------------------------------- ---------------- --------------- ---------------- ----------------- ----------------
King Soopers                              68,657             49             10.12            11/03             11/23
King Soopers Fuel Site   (Ground
Lease)                                    29,200             21              N/A             11/03             11/18

For federal income tax purposes, the depreciable basis in this property will be approximately $15,750,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Fox Creek Village was built during 2003 and 2004. As of December 1, 2004, this property was 86% occupied, with a total 120,162 square feet leased to 12 tenants and two ground lease tenants. The following table sets forth certain information with respect to those leases:


                                              APPROXIMATE GLA                                         BASE RENT PER
                                                   LEASED                         CURRENT ANNUAL       SQUARE FOOT
                   LESSEE                        (SQ. FT.)         LEASE ENDS        RENT ($)         PER ANNUM ($)
--------------------------------------------- ----------------- ----------------- ---------------- --------------------
Caliber Cleaners                                   1,300             02/09             29,904             23.00
Cost Cutters                                       1,300             02/09             29,904             23.00
Nicolo's Chicago Style Pizza                       2,477             02/09             54,504             22.00
Eyeluminations                                     1,400             02/09             30,804             22.00
Subway                                             1,580             03/09             34,764             22.00
Starbucks Coffee                                   1,500             06/09             40,500             27.00
Hi-Fi Nails                                        1,300             05/09             29,904             23.00
Shape Up to Ship Out                               1,300             05/09             27,300             21.00
Squeeze International                              1,400             08/09             31,500             22.50
PostNet                                            1,300             09/09             28,596             22.00
Vino Cellars Wine & Liquor                         3,948             01/14             82,908             21.00
King Soopers Fuel Site (Ground   Lease)           29,200             11/18             20,000              N/A
King Soopers                                      68,657             11/23            695,100             10.12
World Savings Bank (Ground Lease)                  3,500             08/24             88,000              N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

PUBLIX SHOPPING CENTER, MT. PLEASANT, SOUTH CAROLINA

On November 9, 2004, we purchased a newly constructed shopping center known as Publix Shopping Center, containing 63,916 gross leasable square feet. The center is located at US Highway 17 and Park West Boulevard in Mt. Pleasant, South Carolina.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $12,047,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $188 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Publix, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                                                                           BASE RENT
                                        APPROXIMATE                       PER SQUARE
                                        GLA LEASED       % OF TOTAL        FOOT PER                 LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA            ANNUM ($)         BEGINNING            TO
------------------------------------- ---------------- --------------- ------------------ ---------------- -----------------
Publix                                    44,840             70              11.50             04/04            04/24

For federal income tax purposes, the depreciable basis in this property will be approximately $9,035,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Publix Center is newly constructed and was completed during 2004. As of December 1, 2004, the property was 95% occupied with a total of 60,510 square feet leased to 11 tenants. The following table sets forth certain information with respect to those leases:


                                               APPROXIMATE                                                       BASE RENT PER
                                               GLA LEASED                       RENEWAL      CURRENT ANNUAL       SQUARE FOOT
                  LESSEE                        (SQ. FT.)      LEASE ENDS       OPTIONS         RENT ($)         PER ANNUM ($)
-------------------------------------------- ---------------- -------------   ----------    ---------------- --------------------
O'Neill Liquor                                     1,427          05/09          1/4 yr.         25,814             18.09
Homeflix/Zone 3 Entertainment                      3,756          06/09          3/4 yr.         67,608             18.00
Dry Clean USA                                      1,056          06/09          2/5 yr.         20,592             19.50
Dr. Joe Marcuvich, Chiropractor                    1,414          07/09          2/5 yr.         27,573             19.50
Cellular Wireless                                  1,000          08/09             -            21,500             21.50
Pak Mail                                             970          08/09             -            20,855             21.50
Chinese Restaurant                                 1,656          08/09          1/5 yr.         33,120             20.00
Lady Fitness Center                                1,502          09/09          1/5 yr.         28,538             19.00
Nail Salon                                         1,014          09/09          1/5 yr.         20,280             20.00
The Salon at Parkwest                              1,875          10/09             -            36,563             19.50
Publix                                            44,840          04/24          6/5 yr.        515,660             11.50

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

WINCHESTER COMMONS, MEMPHIS, TENNESSEE

On November 5, 2004, we purchased an existing shopping center known as Winchester Commons, containing 93,024 gross leasable square feet. The center is located on 7956 Winchester Road, in Memphis, Tennessee.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $13,023,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $140 per square foot of leasable space.

We purchased this property with our own funds. On November 15, 2004, we obtained financing in the amount of $7,235,000. The loan requires interest only payments at an annual rate of 5.12% and matures December 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Kroger, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:



                                                                         BASE RENT PER
                               APPROXIMATE GLA                          SQUARE FOOT PER              LEASE TERM
LESSEE                         LEASED (SQ. FT.)     % OF TOTAL GLA         ANNUM ($)          BEGINNING        TO
----------------------------- ------------------- ------------------- --------------------- -------------- ------------
Kroger                             59,670                64                  8.24                05/99         04/19

For federal income tax purposes, the depreciable basis in this property will be approximately $9,767,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Winchester Commons was built in 1999. As of December 1, 2004, this property was 98% occupied, with a total 91,424 square feet leased to 15 tenants. The following table sets forth certain information with respect to those leases:


                                                                                                      CURRENT       BASE RENT PER
                                              APPROXIMATE GLA                                       ANNUAL RENT      SQUARE FOOT
LESSEE                                        LEASED (SQ. FT.)     LEASE ENDS     RENEWAL OPTIONS       ($)         PER ANNUM ($)
--------------------------------------------- ----------------- ----------------- ---------------- --------------- ----------------
The Steak Escape                                    1,600            01/05            2/5 yr.          26,800           16.75
Shirley's Hallmark                                  4,400            02/05            3/5 yr.          52,800           12.00
The Wine Cellar                                     4,000            03/06               -             68,000           17.00
China Dragon Restaurant                             2,400            10/06            1/5 yr.          39,600           16.50
Opportunity Mortgage (A+ Wireless)                  1,534            12/06               -             24,544           16.00
Dental Partners of Tennessee                        2,000            02/07            1/6 yr.          35,500           17.75
Sunsations                                          1,600            07/07               -             28,000           17.50
Greg Pickett Golf                                   1,600            01/09            1/5 yr.          28,272           17.67
The UPS Store                                       2,000            01/09               -             34,000           17.00
Southwinds Cleaners                                 1,600            01/09               -             27,600           17.25
Fantastic Sam's                                     1,600            05/09               -             30,000           18.75
Nextel Communications                               1,600            05/09            1/5 yr.          33,600           21.00
East End Grill                                      3,600            07/09            1/5 yr.          59,400           16.50
For Your Eyes Only                                  2,220            09/09               -             39,960           18.00
Kroger                                             59,670            04/19            6/5 yr.         491,760            8.24


In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

MANSFIELD TOWNE CROSSING, MANSFIELD, TEXAS

On November 3, 2004, we purchased 95,227 square feet of a newly constructed shopping center known as Mansfield Towne Crossing, which will contain 111,651 gross leasable square feet of which 4,500 square feet is on a ground lease. The center is located at Highway 287 and Debbie Lane, in Mansfield, Texas.

We purchased this property from an unaffiliated third party. Our total acquisition cost for the entire property will be approximately $19,967,700. Our acquisition cost for the portion we purchased was approximately $16,055,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost for the entire property will be approximately $178 per square foot of leasable space.

We purchased this property with our own funds. On November 12, 2004, we obtained financing in the amount of $10,982,300. The loan requires interest only payments at an annual rate of 5.215% and matures December 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Two tenants, Ross Dress for Less and Staples lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:


                                                                      BASE RENT
                                  APPROXIMATE                         PER SQUARE
                                   GLA LEASED       % OF TOTAL         FOOT PER                 LEASE  TERM
LESSEE                             (SQ. FT.)           GLA             ANNUM ($)         BEGINNING          TO
------------------------------- ----------------- --------------- -------------------- --------------- --------------
Ross Dress for Less                  30,187             27                9.25             05/04           01/15

Staples                              20,388             18               10.50             08/03           08/18

For federal income tax purposes, the depreciable basis in this property when completed will be approximately $14,976,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Mansfield Towne Crossing was newly constructed in 2003 and 2004. As of December 1, 2004, the portion of the property we purchased was 100% occupied, with 95,227 leasable square feet leased to 19 tenants and one ground lease tenant and is currently leasing up the remaining retail space within the shopping center. The following table sets forth certain information with respect to those leases:


                                         APPROXIMATE GLA                                                      BASE RENT PER
                                              LEASED                         RENEWAL      CURRENT ANNUAL       SQUARE FOOT
LESSEE                                      (SQ. FT.)        LEASE ENDS      OPTIONS         RENT ($)         PER ANNUM ($)
---------------------------------------- ----------------- --------------   ------------- ----------------- --------------------
AT & T Wireless                               2,500             07/08         1/5 yr.        55,000               22.00
The Cash Store                                1,600             09/08         2/5 yr.        30,400               19.00
EB Games                                      1,500             09/08         2/5 yr.        31,500               21.00
Sport Clips                                   1,440             10/08         2/5 yr.        30,240               21.00
GNC                                           1,200             01/09         2/5 yr.        22,800               19.00
Luxury Nails                                  1,013             02/09         2/5 yr.        20,260               20.00
Dr. Michael Polson                            1,060             05/09         1/5 yr.        20,140               19.00
Robertson Pools                               1,440             06/09         2/5 yr.        25,920               18.00
Bath Junkie                                   1,200             06/09         2/5 yr.        22,800               19.00
Sally Beauty Supplies                         1,600             07/09         2/5 yr.        27,200               17.00
Subway                                        1,600             08/09         2/5 yr.        28,800               18.00
Creekside Collections                         3,811             09/09         1/5 yr.        62,882               16.50
Zales Jewelers                                3,000             12/13         3/5 yr.        64,500               21.50
Payless Shoesource                            3,000             03/14         2/5 yr.        54,000               18.00
Famous Footwear                               8,000             07/14         3/5 yr.       120,000               15.00
Pier 1 Imports                               10,807             08/14         2/5 yr.       162,105               15.00
Ross Dress for Less                          30,068             01/15         5/5 yr.       278,129                9.25
Staples                                      20,388             08/18         3/5 yr.       214,074               10.50
Mansfield Urgent Care *                       3,000             09/09                        58,500               19.50
Regions Bank (Ground Lease) *                 4,500             09/23                        75,000                N/A

* Tenant has leased space in the portion of the property we have not yet purchased. The lease has not commenced as of December 1, 2004.

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

ACADEMY SPORTS & OUTDOORS, MIDLAND, TEXAS

On October 29, 2004, we purchased a newly constructed freestanding retail center known as Academy Sports & Outdoors, containing 61,150 gross leasable square feet. The center is located at 5312 West Wadley Avenue in Midland, Texas.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $4,250,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $70 per square foot of leasable space.

We purchased this property with our own funds. On December 2, 2004, we obtained financing in the amount of $2,337,500. The loan requires interest only payments at an annual rate of 5.12% and matures January 2010.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their lease.

One tenant, Academy Sports & Outdoors, will lease 100% of the total gross leasable area of the property. The lease term will be determined in accordance with the tenant's commencement date. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                                            BASE RENT
                                        APPROXIMATE                                        PER SQUARE
                                        GLA LEASED       % OF TOTAL         ANNUAL          FOOT PER               LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA            RENT ($)         ANNUM ($)       BEGINNING           TO
------------------------------------- ---------------- --------------- ----------------- ---------------- --------------- ---------
Academy Sports & Outdoors                 61,150            100            340,000            5.56            10/04           10/14
                                                                           374,000            6.12            11/14           10/24

For federal income tax purposes, the depreciable basis in this property will be approximately $3,188,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

CVS PHARMACY, SYLACAUGA, AL

On October 29, 2004, we purchased a newly constructed 10,055 square foot retail building, leased to CVS Pharmacy. The center is located at 2 North Broadway Avenue in Sylacauga, Alabama.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $3,066,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $305 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their lease.

One tenant, CVS Pharmacy, leases 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                                                                            BASE RENT
                           APPROXIMATE                        CURRENT       PER SQUARE
                            GLA LEASED       % OF TOTAL       ANNUAL         FOOT PER       RENEWAL            LEASE  TERM
LESSEE                      (SQ. FT.)           GLA          RENT ($)       ANNUM ($)       OPTIONS      BEGINNING         TO
------------------------ ----------------- --------------- -------------- --------------- ------------- ------------- -------------
CVS Pharmacy                  10,055            100           231,164         22.99            -           08/04         01/30

For federal income tax purposes, the depreciable basis in this property will be approximately $2,299,500. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

GURNEE TOWN CENTER, GURNEE, ILLINOIS

On October 28, 2004, we purchased an existing shopping center known as Gurnee Town Center, containing 179,602 gross leasable square feet. The center is located at 7105 Grand Avenue in Gurnee, Illinois.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $44,256,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $246 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Four tenants, Linens 'N Things, Old Navy, Borders Books and Music and Cost Plus World Market, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                                          BASE RENT
                                        APPROXIMATE                      PER SQUARE
                                        GLA LEASED       % OF TOTAL       FOOT PER                 LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA           ANNUM ($)        BEGINNING            TO
------------------------------------- ---------------- --------------- ---------------- ----------------- ----------------
Linens 'N Things                          34,000             19             11.50            12/00             01/06
                                                                            12.50            02/06             01/11

Old Navy                                  25,090             14             14.00            02/01             01/06

Borders Books & Music                     24,878             14             16.00            10/00             10/05
                                                                            17.60            11/05             10/10
                                                                            19.36            11/10             10/15
                                                                            21.30            11/15             01/21

Cost Plus World Market                    18,300             10             13.50            10/00             01/03
                                                                            14.00            02/03             01/06
                                                                            14.50            02/06             01/11

For federal income tax purposes, the depreciable basis in this property will be approximately $33,192,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Gurnee Towne Center was built during 2000. As of December 1, 2004, this property was 96% occupied, with a total 172,188 square feet leased to 26 tenants. The following table sets forth certain information with respect to those leases:

                                         APPROXIMATE GLA                                                          BASE RENT PER
                                              LEASED                            RENEWAL       CURRENT ANNUAL       SQUARE FOOT
                LESSEE                      (SQ. FT.)        LEASE ENDS         OPTIONS          RENT ($)         PER ANNUM ($)
---------------------------------------- ----------------- ---------------- ----------------- ---------------- --------------------
Earthly Goods                                2,300              12/05           2/5 yr.            42,550             18.50
Oreck Floor Care Centers                     1,600              01/06           1/5 yr.            35,200             22.00


                                         APPROXIMATE GLA                                                         BASE RENT PER
                                              LEASED                            RENEWAL       CURRENT ANNUAL      SQUARE FOOT
                LESSEE                      (SQ. FT.)        LEASE ENDS         OPTIONS          RENT ($)        PER ANNUM ($)
---------------------------------------- ----------------- ---------------- ----------------- ---------------- -----------------
Famous Footwear                               8,650             01/06           4/5 yr.            155,700           18.00
Old Navy                                     25,090             01/06           2/5 yr.            351,260           14.00
Quizno's Classic Subs                         1,600             02/06           2/5 yr.             44,800           28.00
Hallmark Creations                            6,405             02/06           3/5 yr.            115,290           18.00
Supercuts                                     1,200             05/06           3/5 yr.             33,600           28.00
After Hours Formalwear                        1,050             06/06           2/5 yr.             31,500           30.00
Salon Jazz                                    1,785             08/06           1/5 yr.             48,195           27.00
Cali Nails                                    1,000             11/06           1/5 yr.             30,000           30.00
Towne Vision Center                           1,360             12/06           1/5 yr.             40,800           30.00
RadioShack                                    2,700             02/07           2/5 yr.             81,000           30.00
Slott's Hots                                  2,000             09/07           2/5 yr.             67,900           33.95
Linens 'N Things                             34,000             01/11           2/5 yr.            391,000           11.50
Cost Plus World Market                       18,300             01/11           3/5 yr.            256,200           14.00
PPG Architectural Finishes                    4,000             01/11           2/5 yr.             76,000           19.00
AT & T Wireless                               2,800             01/11           2/5 yr.             72,800           26.00
Panda Express                                 2,240             02/11           2/5 yr.             62,720           28.00
Starbucks                                     2,500             03/11           2/5 yr.             75,000           30.00
Signature Cleaner                             1,600             04/11           2/5 yr.             48,000           30.00
Bedding Experts                               3,500             04/11           2/5 yr.            105,000           30.00
Giordano's                                    3,200             07/11           4/5 yr.             96,000           30.00
Bath & Body Works                             2,340             01/12           2/5 yr.             51,480           22.00
The Avenue                                    5,250             01/13           4/5 yr.             94,500           18.00
Pier 1 Imports                               10,840             08/13           2/5 yr.            217,340           20.05
Borders Books & Music                        24,878             01/21           4/5 yr.            398,048           16.00

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

ACADEMY SPORTS & OUTDOORS, PORT ARTHUR, TEXAS

On October 26, 2004, we purchased a newly constructed freestanding retail center known as Academy Sports & Outdoors, containing 61,001 gross leasable square feet. The center is located at Memorial Boulevard at Highway 365 in Port Arthur, Texas.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $5,000,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $82 per square foot of leasable space.

We purchased this property with our own funds. On November 1, 2004, we obtained financing in the amount of $2,775,000. The loan requires interest only payments at an annual rate of 5.12% and matures November 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their lease.

One tenant, Academy Sports & Outdoors, will lease 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                                                                                    BASE RENT
                                 APPROXIMATE                                        PER SQUARE
                                 GLA LEASED       % OF TOTAL        ANNUAL           FOOT PER              LEASE  TERM
LESSEE                            (SQ. FT.)          GLA           RENT ($)         ANNUM ($)        BEGINNING          TO
----------------------------------------------- --------------- ---------------- ----------------- -------------- ---------------
Academy Sports & Outdoors          61,001            100            400,000            6.56            10/04          10/12
                                                                    440,000            7.21            11/12          10/24

For federal income tax purposes, the depreciable basis in this property will be approximately $3,750,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

PLAZA AT RIVERLAKES, BAKERSFIELD, CALIFORNIA

On October 25, 2004, we purchased an existing shopping center known as Plaza at Riverlakes, containing 102,836 gross leasable square feet. The center is located at Hageman Road and Calloway Drive in Bakersfield, California.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $17,000,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $165 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Ralph's Grocery Store, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                                                                          BASE RENT
                                        APPROXIMATE                      PER SQUARE
                                        GLA LEASED       % OF TOTAL       FOOT PER                 LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA           ANNUM ($)        BEGINNING            TO
------------------------------------- ---------------- --------------- ---------------- ----------------- ----------------
Ralph's Grocery Store                     58,000             56             6.03             11/01             11/26


For federal income tax purposes, the depreciable basis in this property will be approximately $13,050,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Plaza at Riverlakes was built during 2001. As of December 1, 2004, this property was 100% occupied, with a total 102,836 square feet leased to 22 tenants. The following table sets forth certain information with respect to those leases:


                                        APPROXIMATE                                                            BASE RENT PER
                                        GLA LEASED                                         CURRENT ANNUAL       SQUARE FOOT
               LESSEE                    (SQ. FT.)        LEASE ENDS                          RENT ($)         PER ANNUM ($)
------------------------------------- ---------------- ----------------- ---------------- ----------------- --------------------
Jane's Jewelers                            1,170            12/04            1/5 yr.           23,868              20.40
State Farm Insurance                       1,170            12/04            1/4 yr.           24,300              20.77
Team Gear                                  1,463            01/06            1/3 yr.           28,944              19.78
Coldwell Banker                            2,260            07/06            2/1 yr.           45,288              20.04
Movie Gallery                              4,800            11/06            1/5 yr.          103,680              21.60
Pacific West Wireless                      1,495            12/06            1/5 yr.           31,392              21.00
Desired Image Tanning Salon                1,275            02/07               -              26,772              21.00


                                        APPROXIMATE                                                            BASE RENT PER
                                        GLA LEASED                                         CURRENT ANNUAL       SQUARE FOOT
               LESSEE                    (SQ. FT.)        LEASE ENDS                          RENT ($)         PER ANNUM ($)
------------------------------------- ---------------- ----------------- ---------------- ----------------- --------------------
Angel Food Donuts                          1,268            02/07            1/5 yr.           24,684              19.47
Supercuts                                  1,202            02/07            1/5 yr.           26,916              22.39
One House Martinizing                      1,200            04/07            1/5 yr.           26,208              21.84
Miss Holiday                               1,360            06/07            1/3 yr.           24,480              18.00
R.J.'s at Riverlakes                       2,500            08/07            1/5 yr.           54,621              21.85
Teaze Salon                                1,885            10/07            1/5 yr.           30,028              15.93
Xanders Grill                              2,000            10/07            1/5 yr.           42,012              21.01
Planet Smoothie                            1,490            09/09                              29,508              19.80
Wells Fargo Financial                      1,925            09/09            1/5 yr.           41,580              21.60
Dewar's Candy Shop                         2,885            12/11            2/5 yr.           48,468              16.80
Baja Fresh Mexican Grill                   3,010            03/13            3/5 yr.           61,404              20.40
Fitness 19                                 7,200            03/13            2/5 yr.          127,728              17.74
The UPS Store                              1,778            05/13            2/5 yr.           37,344              21.00
Quick One Chinese                          1,500            06/14                              30,060              20.04
Ralph's Grocery Store                     58,000            11/26            7/5 yr.          350,004               6.03

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

LAKE MARY POINTE, ORLANDO, FLORIDA

On October 21, 2004, we purchased an existing shopping center known as Lake Mary Pointe, containing 51,052 gross leasable square feet. The center is located at U.S. 17-92 and Weldon Boulevard, in Orlando, Florida.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $6,620,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $130 per square foot of leasable space.

We purchased this property with our own funds. On November 8, 2004, we obtained financing in the amount of $3,657,500. The loan requires interest only payments at an annual rate of 5.17% and matures December 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Publix, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                                                                       BASE RENT PER
                              APPROXIMATE GLA                         SQUARE FOOT PER              LEASE TERM
LESSEE                        LEASED (SQ. FT.)    % OF TOTAL GLA          ANNUM ($)           BEGINNING      TO
----------------------------- ------------------- ------------------- --------------------- -------------- -----
Publix                        37,866              74                  8.60                  12/99          12/19

For federal income tax purposes, the depreciable basis in this property will be approximately $4,965,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Lake Mary Pointe was built in 1999. As of December 1, 2004, this property was 96% occupied, with a total 48,952 square feet leased to nine tenants. The following table sets forth certain information with respect to those leases:

                                                                                                                  BASE RENT PER
                                         APPROXIMATE GLA                                      CURRENT ANNUAL     SQUARE FOOT PER
LESSEE                                   LEASED (SQ. FT.)    LEASE ENDS     RENEWAL OPTIONS      RENT ($)           ANNUM ($)
---------------------------------------- ----------------- ---------------- ----------------- ---------------- --------------------
GNC                                           1,050             12/04              -               21,525             20.50
Hair Cuttery                                  1,050             02/05           1/5 yr.            23,931             22.79
Avenue Nails                                  1,043             08/05           1/5 yr.            25,623             24.57
Pak Mail Center                               1,050             09/05           1/5 yr.            24,227             23.07
Vivonia's Italian Pizzeria                    3,750             09/06           1/5 yr.            84,365             22.50
White Swan Cleaners                           1,050             12/08              -               16,800             16.00
Subway                                        1,050             02/09           3/5 yr.            17,063             16.25
China Cook                                    1,043             07/11           1/5 yr.            20,516             19.67
Publix                                       37,866             12/19           6/5 yr.           325,648              8.60

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

AZALEA SQUARE SHOPPING CENTER, SUMMERVILLE, SOUTH CAROLINA

On October 19, 2004, we purchased a portion of a shopping center known as Azalea Square Shopping Center, containing 395,738 gross leasable square feet (which includes one ground lease space). We purchased 181,942 square feet of that shopping center including the ground lease space. The center is located at U.S. 17-A and Interstate 26 in Summerville, South Carolina.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $30,012,500. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $165 per square foot of leasable space.

We purchased this property with our own funds. On November 12, 2004, we obtained financing in the amount of $16,535,000. The loan requires interest only payments at an annual rate of 5.01% and matures December 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Five tenants, T.J. Maxx, Linens `N Things, Ross Stores, Cost Plus World Market and PETsMART, each lease more than 10% of the total gross leasable area of the portion of the property we purchased. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:


                                        APPROXIMATE                      BASE RENT PER
                                        GLA LEASED       % OF TOTAL       SQUARE FOOT           LEASE  TERM
               LESSEE                    (SQ. FT.)          GLA          PER ANNUM ($)      BEGINNING      TO
------------------------------------- ---------------- --------------- ----------------   ------------------------
T.J. Maxx                                  30,000            16               7.75            07/03       07/08
                                                                              8.25            08/08       07/13

Linens `N Things                           25,395            14              10.75            09/03       01/09
                                                                             11.00            02/09       01/14

Ross Dress for Less                        30,187            17               9.50            06/03       01/14


                                        APPROXIMATE                      BASE RENT PER
                                        GLA LEASED       % OF TOTAL       SQUARE FOOT                    LEASE  TERM
               LESSEE                    (SQ. FT.)          GLA          PER ANNUM ($)         BEGINNING             TO
------------------------------------- ---------------- --------------- ------------------ --------------------- --------------
Cost Plus World Market                     18,300            10              12.50               09/04              01/10
                                                                             13.50               02/10              01/15

PETsMART                                   19,107            11              11.00               08/04              01/10
                                                                             11.75               02/10              01/15
                                                                             12.50               02/15              01/20

For federal income tax purposes, the depreciable basis in this property will be approximately $22,509,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Azalea Square is newly constructed in 2003 and 2004. As of December 1, 2004, the property was 97% leased, with a total of 177,042 square feet leased to 19 tenants and one ground lease tenant. The following table sets forth certain information with respect to those leases:


                                           APPROXIMATE                                                              BASE RENT PER
                                           GLA LEASED                           RENEWAL       CURRENT ANNUAL         SQUARE FOOT
LESSEE                                      (SQ. FT.)        LEASE ENDS         OPTIONS          RENT ($)            PER ANNUM ($)
---------------------------------------- ---------------- ----------------- ----------------- ---------------- --------------------
Dress Barn                                 8,050               09/08            3/5 yr.         120,750               15.00
Artisan Jewelers                           2,400               10/08            1/5 yr.          59,328               24.72
EB Games                                   1,600               10/08            1/5 yr.          36,800               23.00
S&K Menswear                               3,603               10/08            2/5 yr.          64,854               18.00
Sport Clips                                1,200               11/08            2/5 yr.          25,200               21.00
Phone Smart                                1,800               12/08            2/5 yr.          37,800               21.00
Princess Nails                             1,500               04/09            1/5 yr.          36,000               24.00
Marble Slab Creamery                       1,200               06/09            1/5 yr.          26,400               22.00
American Mattress                          2,800               08/09            1/5 yr.          64,400               23.00
Rococo Bakery                              1,500               10/09            1/5 yr.          27,744               18.50
Hibbett Sporting Goods                     5,000               01/10            2/5 yr.          70,000               14.00
T.J. Maxx                                 30,000               07/13            3/5 yr.         232,500                7.75
Pier 1 Imports                            10,800               08/13            2/5 yr.         167,400               15.50
Ross Dress for Less                       30,187               01/14            4/5 yr.         286,776                9.50
Linens `N Things                          25,395               01/14            3/5 yr.         272,996               10.75
Shoe Carnival                              9,000               03/14            2/5 yr.         112,500               12.50
McAlisters Deli                            3,600               06/14            2/5 yr.          75,600               21.00
Cost Plus World Market                    18,300               01/15            3/5 yr.         228,750               12.50
PETsMART                                  19,107               01/20            4/5 yr.         210,177               11.00
Logans (Ground Lease)                        *                 11/23            4/5 yr.          65,000                 N/A

*  To be determined

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

DENTON CROSSING, DENTON, TEXAS

On October 18, 2004, we purchased the completed portion of a shopping center in progress of construction which is known as Denton Crossing. We purchased 278,840 gross leasable square feet which had been completed out of approximately

329,663 gross leasable square feet. The remaining shopping center will be completed in stages over the next two years. The center is located at 1800 S. Loop 288 in Denton, Texas.

We purchased this property from an unaffiliated third party. Our total acquisition cost for this portion was approximately $53,402,000 with a remaining $10,598,000 under contract for completion. These amounts may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost for the portion we purchased was approximately $192 per square foot of leasable space and upon completion, will be $194 per square foot of leasable space.

We purchased this portion of the shopping center with our own funds. On December 7, 2004, we obtained financing in the amount of $35,200,000. The loan requires interest only payments at an annual rate of 4.30% and matures January 2010.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Oshman's Sporting Goods, Best Buy and T.J. Maxx, each lease more than 10% of the total gross leasable area of the portion we purchased. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:


                                                                           BASE RENT
                                        APPROXIMATE                       PER SQUARE
                                        GLA LEASED       % OF TOTAL        FOOT PER                 LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA            ANNUM ($)         BEGINNING            TO
------------------------------------- ---------------- --------------- ------------------ ---------------- -----------------
Oshman's Sporting Goods                   50,000             18              10.00             12/03            01/14

Best Buy                                  30,000             11              12.00             10/03            01/09
                                                                             12.50             02/09            01/14

T.J. Maxx                                 28,000             10               9.25             09/03            09/08
                                                                              9.75             10/08            09/13

For federal income tax purposes, the depreciable basis in this portion of the property is approximately $38,428,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Denton Crossing commenced construction in 2003 and we believe will be completed within the next two years. As of December 1, 2004, the portion of the shopping center we purchased was 92% leased with a total 257,833 square feet leased to 27 tenants. The following table sets forth certain information with respect to those leases:


                                        APPROXIMATE                                                            BASE RENT PER
                                        GLA LEASED                           RENEWAL       CURRENT ANNUAL       SQUARE FOOT
               LESSEE                    (SQ. FT.)        LEASE ENDS         OPTIONS          RENT ($)         PER ANNUM ($)
------------------------------------- ---------------- ----------------- ---------------- ----------------- --------------------
Dress Barn                                 8,000            12/08            3/5 yr.          120,000              15.00
Lane Bryant                                5,000            10/08            3/5 yr.           95,000              19.00
Chipolte Mexican Grill                     2,578            12/08            4/5 yr.           61,872              24.00
Advance America                            1,440            12/08            2/5 yr.           34,560              24.00
Happy Nails Spa                            1,297            12/08            1/5 yr.           27,237              21.00
Fantasy Nails                              1,200            12/08            1/5 yr.           27,600              23.00
Sally Beauty                               1,600            01/09            3/5 yr.           35,200              22.00
H & R Block                                2,000            01/09            1/5 yr.           47,000              23.50
Sport Clips                                1,400            01/09            2/5 yr.           31,500              22.50
New York Subway                            1,500            01/09            1/5 yr.           33,750              22.50

                                      -59-


                                        APPROXIMATE                                                            BASE RENT PER
                                        GLA LEASED                           RENEWAL       CURRENT ANNUAL       SQUARE FOOT
               LESSEE                    (SQ. FT.)        LEASE ENDS         OPTIONS          RENT ($)         PER ANNUM ($)
--------------------------------        ------------   ----------------- ---------------- ----------------- ----------------
Roly Poly Rolled Sandwiches                1,200              01/09            2/5 yr.           29,100             24.25
Rice Boxx Asian Cafe                       2,504              03/09            3/5 yr.           65,104             26.00
T-Mobile                                   1,873              04/09            1/5 yr.           45,345             24.21
The Mattress Firm                          6,000              05/09            2/5 yr.          147,000             24.50
Old Navy                                  14,800              05/09            3/5 yr.          206,460             13.95
Wing Pit                                   1,807              08/09            2/5 yr.           45,175             25.00
Wells Fargo Bank                           1,818              08/09            2/5 yr.           45,450             25.00
T.J. Maxx                                 28,000              09/13            3/5 yr.          259,000              9.25
Pier 1 Imports                             9,500              09/13            2/5 yr.          152,000             16.00
Famous Footwear                           10,000              10/13            3/5 yr.          145,000             14.50
Mattress Giant                             4,553              12/13            2/5 yr.          104,719             23.00
Hollywood Video                            6,300              01/14            2/5 yr.          126,000             20.00
Cost Plus World Market                    18,300              01/14            3/5 yr.          228,750             12.50
Oshman's Sporting Goods                   50,000              01/14            3/5 yr.          500,000             10.00
Bed, Bath & Beyond                        24,000              01/14            3/5 yr.          234,000              9.75
Best Buy                                  30,000              01/14            4/5 yr.          360,000             12.00
Michaels                                  21,163              02/14            3/5 yr.          222,212             10.50

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

BED, BATH & BEYOND PLAZA, MIAMI, FLORIDA

On October 5, 2004, we purchased a shopping center newly constructed during 2003 and 2004 known as Bed, Bath & Beyond Plaza, containing 97,496 gross leasable square feet. This center has entered into a 65-year ground lease with the owner of the real property. We are not acquiring the underlying real property but only the buildings on the real property and will continue to be under a 65 year ground lease. The center is located at Northwest 107th Avenue and Northwest 19th Street in Miami, Florida.

We purchased this center from an unaffiliated third party. Our total acquisition cost was approximately $20,350,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $209 per square foot of leasable space.

We purchased this center with our own funds. On November 12, 2004, we obtained financing in the amount of $11,192,500. The loan requires interest only payments at an annual rate of 5.17% and matures December 2009.

We do not intend to make significant repairs and improvements to this center over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Four tenants, Bed, Bath & Beyond, Office Depot, Pier 1 Imports and Party City, will lease more than 10% of the total gross leasable area of the center. The leases with these tenants require the tenant to pay base annual rent on a monthly basis as follows:


                                                                BASE RENT
                             APPROXIMATE                        PER SQUARE
                              GLA LEASED      % OF TOTAL         FOOT PER                 LEASE  TERM
LESSEE                        (SQ. FT.)           GLA           ANNUM ($)          BEGINNING            TO
-------------------------------------------- -------------- ------------------- ---------------- -----------------
Bed, Bath & Beyond              28,053            29              13.50              03/04            01/20

Office Depot                    16,175            17              23.32              08/04            08/14

Pier 1 Imports                  10,582            11              25.41              12/03            12/04
                                                                  25.50              01/05            12/08
                                                                  26.50              01/09            12/13

Party City                      10,930            11              18.00              09/04            09/07
                                                                  19.62              10/07            09/10
                                                                  21.93              10/10            09/13
                                                                  23.31              10/13            09/14

For federal income tax purposes, the depreciable basis in this center will be approximately $15,263,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Bed, Bath & Beyond Plaza is a newly constructed center completed during 2003 and 2004. As of December 1, 2004, the property was 97% occupied, with a total of 94,544 square feet leased to 14 tenants. The following table sets forth certain information with respect to those leases:



                                      APPROXIMATE                                           CURRENT        BASE RENT PER
                                      GLA LEASED        LEASE            RENEWAL            ANNUAL          SQUARE FOOT
              LESSEE                   (SQ. FT.)         ENDS            OPTIONS           RENT ($)        PER ANNUM ($)
----------------------------------- ---------------- ------------- --------------------- -------------- --------------------
Sally Beauty Supplies                   1,368           05/09            2/5 yr.            34,200             25.00
A+ Nails                                1,301           05/09            1/5 yr.            36,428             28.00
Bo Concept                              5,100           06/09            1/5 yr.           122,400             24.00
Young Eye Associates                    1,339           08/09                               37,492             28.00
Sprint PCS                              3,622           12/10            2/5 yr.           103,227             28.50
Pier 1 Imports                         10,582           12/13            3/5 yr.           268,898             25.41
Starbucks                               1,402           03/14            3/5 yr.            49,070             35.00
Fuddruckers                             6,000           04/14            4/5 yr.           162,000             27.00
Cargo Kids!                             4,565           04/14            3/5 yr.           118,912             26.05
Moe's Southwestern Grill                2,400           05/14                               62,400             26.00
Doral Dentist Partners                  1,707           07/14            2/5 yr.            40,968             24.00
Office Depot                           16,175           08/14            4/5 yr.           377,201             23.32
Party City                             10,930           09/14       2/2 yr. & 2/3 yr.      196,740             18.00
Bed, Bath & Beyond                     28,053           01/20            4/5 yr.           378,716             13.50

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

GMAC INSURANCE OFFICE BUILDING, WINSTON-SALEM, NORTH CAROLINA

On September 29, 2004, we purchased a commercial office complex, containing approximately 501,064 of gross leasable square feet. The property is comprised of an 18-story office building, a six-story office building and various parcels of land that are used as surface and deck parking lots. The complex is located at 500 West 5th Street in Winston-Salem, North Carolina.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $60,000,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $120 per square foot of leasable space.

We purchased this property with our own funds. On September 29, 2004, we obtained financing in the amount of $33,000,000. The loan requires interest only payments at an annual interest rate of 4.61% and matures October 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, GMAC Insurance, leases 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis over the next ten years.

                                                                   BASE RENT
                    APPROXIMATE                                    PER SQUARE
                     GLA LEASED    % OF TOTAL       ANNUAL          FOOT PER        RENEWAL            LEASE  TERM
LESSEE               (SQ. FT.)        GLA          RENT ($)        ANNUM ($)        OPTIONS      BEGINNING         TO
------------------------------------------------ -------------- ----------------- ------------- ------------- ---------
GMAC Insurance        501,064         100          5,164,449         10.31          2/5 yr.        10/04         09/09
                                                   5,266,828         10.51                         10/09         09/10
                                                   5,369,206         10.72                         10/10         09/11
                                                   5,475,680         10.93                         10/11         09/12
                                                   5,582,154         11.14                         10/12         09/13
                                                   5,692,722         11.36                         10/13         09/14

For federal income tax purposes, the depreciable basis in this property is approximately $45,000,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

BOULEVARD AT THE CAPITAL CENTRE, LANDOVER, MARYLAND

On September 8, 2004, we entered into a joint venture with the current owners of a newly constructed shopping center known as Boulevard at the Capital Centre, containing 482,445 gross leasable square feet. The center is located on the Washington D.C. Beltway (I-495 and I-95), in Landover, Maryland. The property is on a long term ground lease with the Revenue Authority of Prince George's County for approximately 70 years.

We entered into a joint venture agreement with the current owners of this property, who are unaffiliated third parties. We made a capital contribution in the amount of $121,724,000 to this joint venture and received an equity interest representing a majority ownership and operating control of the joint venture.

We made our capital contribution to the joint venture with our own funds. On September 8, 2004, we obtained financing in the amount of $71,500,000. The loan requires interest only payments at an annual rate of 5.12% and matures October 2009. Through additional joint ventures, the joint venture partners may acquire additional properties, which would be managed by our joint venture partner.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Lowe's Theaters Magic Johnson, will lease more than 10% of the total gross leasable area of the property. The lease term has been projected in accordance with the tenant's lease commencement date. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                                                                              BASE RENT
                                           APPROXIMATE                       PER SQUARE
                                            GLA LEASED      % OF TOTAL        FOOT PER                  LEASE  TERM
LESSEE                                      (SQ. FT.)           GLA           ANNUM ($)         BEGINNING            TO
---------------------------------------- ----------------- -------------- ------------------ ----------------- ----------------
Lowe's Theaters Magic Johnson                 52,500            11              22.00             10/04             09/24

For federal income tax purposes, the depreciable basis in this property will be approximately $91,293,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Boulevard at the Capital Centre was newly constructed in 2004. The property has been in a leasing up phase and nine tenants have executed leases for retail space within the shopping center whose leases have not yet commenced. As of December 1, 2004, this property was 88% occupied with a total of 423,372 square feet occupied by 59 tenants. The following table sets forth certain information with respect to those leases:


                                          APPROXIMATE                                                                BASE RENT PER
                                          GLA LEASED                              RENEWAL         CURRENT ANNUAL      SQUARE FOOT
                LESSEE                     (SQ. FT.)        LEASE ENDS            OPTIONS            RENT ($)        PER ANNUM ($)
--------------------------------------- ---------------- ----------------- ---------------------- ---------------- ----------------
EB Game World                                1,200            11/08               1/5 yr.              40,800             34.00
Claire's Boutique                            1,166            11/08               1/5 yr.              34,980             30.00
Sprint Spectrum                              1,965            11/08               1/5 yr.              64,809             32.98
Nextel                                       1,871            11/08               1/5 yr.              74,840             40.00
Capital Nails                                1,500            11/08               1/5 yr.              61,800             41.20
Kay Jewelers                                 1,552            12/08               1/5 yr.              60,000             38.66
Cold Stone Creamery                          1,157            01/09               2/5 yr.              42,809             37.00
Sweet Tooth Cakes & Pastries                 1,400            02/09               1/5 yr.              49,000             35.00
Casual Male Big & Tall                       3,500            03/09               1/5 yr.              84,000             24.00
The Classic Woman                            2,200            04/09               2/5 yr.              63,800             29.00
Next Day Blinds *                            3,000            09/09                                    93,000             31.00
Head 2 Head                                  2,568            12/10                  -                 65,484             25.50
Oxford Street                                3,400            12/10               1/5 yr.              86,974             25.58
T-Mobile                                     1,800            01/11                                    72,000             40.00
Gallery of African Wildlife                  2,000            02/11               1/3 yr.              58,000             29.00
Jilliano Shoes                               1,998            04/11               1/5 yr.              40,955             20.50
Qdoba Mexican Grill                          3,000            11/13               2/5 yr.              97,500             32.50
LensCrafters                                 4,653            11/13               2/5 yr.             139,590             30.00
Pier 1 Imports                              10,068            11/13                 **                181,224             18.00
Foot Locker                                  3,433            11/13                 **                102,048             29.73
Yankee Candle Company                        2,000            11/13               1/5 yr.              48,000             24.00
Men's Wearhouse                              6,400            11/13               2/5 yr.             147,200             23.00
Quiznos                                      1,562            11/13               2/5 yr.              51,546             33.00
Panda Express                                2,100            11/13               1/5 yr.              73,500             35.00
Footaction USA                               3,500            11/13               2/5 yr.              98,000             28.00
Drake's Place                                2,000            11/13               1/5 yr.              49,440             24.72
Penner Clothing                              5,194            11/13          2/2 yr. & 1/1 yr.        142,835             27.50
Cambridge Beauty Supply                      2,900            11/13               1/5 yr.              77,662             26.78
Shoe City                                    7,700            11/13               2/5 yr.             180,950             23.50
The Children's Place                         6,000            11/13               2/5 yr.             132,012             22.00
Lane Bryant                                  5,000            11/13               2/5 yr.             120,000             24.00
Starbucks                                    1,250            11/13               2/5 yr.              37,500             30.00
Technicolor Salon & Spa                      4,413            12/13               1/5 yr.             110,325             25.00
Changes at Capital Centre                    4,000            12/13               1/5 yr.             104,000             26.00
Lucaya                                       3,000            12/13               1/5 yr.              63,000             21.00

                                          APPROXIMATE                                                                BASE RENT PER
                                          GLA LEASED                              RENEWAL         CURRENT ANNUAL      SQUARE FOOT
                LESSEE                     (SQ. FT.)        LEASE ENDS            OPTIONS            RENT ($)        PER ANNUM ($)
--------------------------------------- ---------------- ----------------- ---------------------- ---------------- ----------------
Teaming Up/Expressions                       3,103            12/13               1/5 yr.              80,678             26.00
Total Sport                                  3,756            12/13               1/5 yr.             103,553             27.57
The Big Screen Store                         4,500            12/13               2/5 yr.             103,500             23.00
Payless Shoesource                           2,800            01/14               2/5 yr.              78,400             28.00
Five Guys Restaurant                         1,500            02/14               1/5 yr.              48,000             32.00
Mattress Warehouse                           4,112            02/14               2/5 yr.             102,800             25.00
Red Star Tavern                              7,661            02/14               2/5 yr.             268,135             35.00
Honeycomb Hideout                            2,500            02/14                 **                 68,750             27.50
Babalu/Carraba's Glory Days*                 6,085            04/14                                   146,040             24.00
Kobe Japanese Steakhouse*                    7,520            04/14                                   172,960             23.00
African Stargina                             1,500            05/14               1/5 yr.              47,250             31.50
Anne Taylor Loft                             5,471            05/14                 **                 75,000             13.71
McHunu House of Style                        2,900            05/14               2/5 yr.              76,850             26.50
Reggiano's *                                 2,000            05/14                                    50,000             25.00
DSW Shoe Warehouse                          25,000            07/14               4/5 yr.             331,250             13.25
Sports Authority                            40,500            07/14               3/5 yr.             506,250             12.50
Stonefish Grill                              6,085            08/14                 **                212,975             35.00
Soul Fixins'*                                2,085            08/14                                    62,550             30.00
Infusions Cafe*                              3,350            09/14                                    83,750             25.00
Linens 'N Things                            34,440            01/15                 **                430,512             12.50
Pizzeria Uno                                 5,719            10/18               3/5 yr.             110,000             19.23
Bugaboo Creek Steakhouse                     6,400            11/18               2/5 yr.             110,000             17.19
Provident Bank of Maryland                   3,215            11/18               3/5 yr.              95,000             29.55
Borders Books & Music                       22,915            11/18               4/5 yr.             441,801             19.28
Chuck E Cheese                              11,300            02/19               3/5 yr.              95,000              8.41
Office Depot                                18,000            07/19                 **                234,000             13.00
Circuit City                                33,828            07/19               3/5 yr.             490,506             14.50
Blu Bambu*                                   4,050            09/19                                   113,250             27.96
Chick-Fil-A                                  4,250            11/23               3/5 yr.              85,000             20.00
Golden Corral                               11,967            12/23               3/5 yr.             112,500              9.40
Lowe's Theaters Magic Johnson               52,500            09/24                 **              1,155,000             22.00

* As of December 1, 2004, the tenant's lease term had not yet commenced.

** Renewal Option information not available.

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

HARRIS TEETER STORE #158, WILMINGTON, NORTH CAROLINA

On September 8, 2004, we purchased a freestanding retail building leased to a Harris Teeter grocery store, containing 57,230 gross leasable square feet. The center is located at Wilshire Boulevard and Kerr Avenue in Wilmington, North Carolina.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $7,200,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $126 per square foot of leasable space.

We purchased this property with our own funds. On November 1, 2004, we obtained financing in the amount of $3,960,000. The loan requires interest only payments at an annual rate of 4.915% and matures November 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of its lease.

One tenant, Harris Teeter Store #158, leases 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                            BASE RENT
                               APPROXIMATE        % OF       CURRENT        PER SQUARE
                                GLA LEASED       TOTAL        ANNUAL         FOOT PER        RENEWAL
LESSEE                          (SQ. FT.)         GLA          RENT         ANNUM ($)        OPTIONS          LEASE  TERM
---------------------------- ----------------- ----------- ------------- ----------------- ------------- ----------- -----
Harris Teeter Store # 158         57,230          100        558,340           9.76         1/5 yr. &         05/95  05/15
                                                                                            1/4 yr.

For federal income tax purposes, the depreciable basis in this property will be approximately $5,400,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

HARVEST TOWNE CENTER, KNOXVILLE, TENNESSEE

On September 8, 2004, we purchased an existing shopping center known as Harvest Towne Center, containing 42,213 gross leasable square feet. The center is located at 4824 N. Broadway Street in Knoxville, Tennessee.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $8,950,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $212 per square foot of leasable space.

We purchased this property with our own funds. On December 3, 2004, we obtained financing in the amount of $5,005,000. The loan requires interest only payments at an annual rate of 4.935% and matures January 2010.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, CVS Pharmacy, Pet Supplies Plus and Ruby Tuesday, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:


                                                                  BASE RENT
                                APPROXIMATE                      PER SQUARE
                                GLA LEASED       % OF TOTAL       FOOT PER                 LEASE  TERM
LESSEE                           (SQ. FT.)          GLA           ANNUM ($)        BEGINNING            TO
----------------------------- ---------------- --------------- ---------------- ----------------- -----------
CVS Pharmacy                      10,125             24             24.50            09/99             08/04
                                                                    25.97            09/04             08/09
                                                                    27.53            09/09             08/14
                                                                    29.18            09/14             01/20

Pet Supplies Plus                  8,120             19             14.08            02/04             01/05
                                                                    14.33            02/05             01/06

Ruby Tuesday (Ground Lease)        4,582             11              N/A             07/02             12/12

For federal income tax purposes, the depreciable basis in this property will be approximately $6,713,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Harvest Towne Center was built in 1996 to 1999. As of December 1, 2004, this property was 100% occupied, with a total 42,213 square feet leased to nine tenants and three ground lease tenants. The following table sets forth certain information with respect to those leases:



                                           APPROXIMATE                                          CURRENT        BASE RENT PER
                                           GLA LEASED                            RENEWAL         ANNUAL         SQUARE FOOT
                  LESSEE                    (SQ. FT.)        LEASE ENDS          OPTIONS        RENT ($)       PER ANNUM ($)
---------------------------------------- ---------------- ------------------- -------------   ------------- ----------------
Northside Properties                         3,480          Month-to-Month           -           33,225            9.55
Krispy Creme Donuts (Ground   Lease)         2,158               06/05            2/5 yr.        41,400            N/A
Pet Supplies Plus                            8,120               01/06            2/5 yr.       114,365           14.08
Vacuums Unlimited                              986               05/06               -           11,832           12.00
Ross the Boss                                4,104               09/06               -           61,560           15.00
Stuart R. Humberg D.C.                       1,000               11/06            2/3 yr.        15,815           15.82
US Cleaners, Inc.                            1,427               11/07            1/5 yr.        20,691           14.50
Briano's Pizza                               2,053               01/08            1/5 yr.        29,769           14.50
Beneficial Tennessee, Inc.                   1,670               06/08            1/5 yr.        23,380           14.00
Ruby Tuesday (Ground Lease)                  4,582               12/12            4/5 yr.        59,400            N/A
Taco Bell (Ground Lease)                     2,508               11/14            4/5 yr.        42,504            N/A
CVS Pharmacy                                10,125               01/20            3/5 yr.       262,946           25.97

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

LINCOLN PARK, DALLAS, TEXAS

On September 7, 2004, we purchased an existing shopping center known as Lincoln Park, containing 148,806 gross leasable square feet. The center is located at 7700 W. Northwest Highway in Dallas, Texas.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $47,515,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $319 per square foot of leasable space.

We purchased this property with our own funds. On October 8, 2004, we obtained financing in the amount of $26,153,000. The loan requires interest only payments at an annual rate of 4.61% and matures in November 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Tom Thumb, Barnes & Noble and The Container Store, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                           BASE RENT
                         APPROXIMATE                       PER SQUARE
                          GLA LEASED      % OF TOTAL        FOOT PER                LEASE  TERM
LESSEE                    (SQ. FT.)           GLA          ANNUM ($)         BEGINNING            TO
---------------------- ----------------- -------------- ----------------- ---------------- -----------
Tom Thumb                   50,000            34             11.50             08/98            07/13
                                                             12.00             08/13            07/23

Barnes & Noble              29,485            20             20.00             05/98            09/03
                                                             21.00             10/03            09/08
                                                             22.00             10/08            01/14

The Container Store         25,000            17             28.00             02/00            01/05
                                                             29.00             02/05            01/10
                                                             30.00             02/10            01/15

For federal income tax purposes, the depreciable basis in this property will be approximately $35,636,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Lincoln Park was built in 1998. As of December 1, 2004, this property was 100% occupied, with a total 148,806 square feet leased to 14 tenants. The following table sets forth certain information with respect to those leases:


                                   APPROXIMATE GLA                                                         BASE RENT PER
                                        LEASED                             RENEWAL       CURRENT ANNUAL     SQUARE FOOT
             LESSEE                   (SQ. FT.)         LEASE ENDS         OPTIONS          RENT ($)       PER ANNUM ($)
---------------------------------- ----------------- ----------------- ---------------- ----------------- ----------------
Marvin Brown                            4,408            05/05            2/5 yr.            119,016           27.00
T-Mobile                                1,402            10/05            1/5 yr.             68,698           49.00
Maggie Moo's Ice Cream                  1,375            12/07            1/5 yr.             48,125           35.00
Romies Nail Boutique                    1,098            12/07            2/5 yr.             39,528           36.00
Blue Mesa Grill                         8,250            12/08            2/5 yr.            235,950           28.60
Eyemasters                              3,000            12/08            2/5 yr.            134,400           44.80
Elizabeth Arden                         6,058            01/09            2/5 yr.            151,450           25.00
Up in Smoke                             1,164            01/09            1/5 yr.             58,200           50.00
Bag 'N Baggage                          3,554            04/09               -               106,620           30.00
Barnes & Noble                         29,485            01/14            3/5 yr.            619,185           21.00
A Pea In the Pod                        4,012            09/14            2/5 yr.            144,432           36.00
The Container Store                    25,000            01/15            3/5 yr.            700,000           28.00
Cheesecake Factory                     10,000            09/18            2/5 yr.            347,500           34.75
Tom Thumb                              50,000            07/23            3/5 yr.            575,000           11.50

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

SAUCON VALLEY SQUARE, BETHLEHEM, PENNSYLVANIA

On September 7, 2004, we purchased an existing shopping center known as Saucon Valley Square, containing 80,695 gross leasable square feet, including 6,208 square feet of ground lease space. The center is located on I-78 and Rouse 378 in Bethlehem, Pennsylvania.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $16,042,600. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $199 per square foot of leasable space.

We purchased this property with our own funds. On September 7, 2004, we obtained financing in the amount of $8,850,900. The loan requires interest only payments at an annual rate of 5.115% and matures in October 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Super Fresh Food Market, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                                                                    BASE RENT
                                  APPROXIMATE                       PER SQUARE
                                  GLA LEASED       % OF TOTAL        FOOT PER                LEASE  TERM
LESSEE                             (SQ. FT.)          GLA           ANNUM ($)         BEGINNING         TO
------------------------------------------------ --------------- ----------------- ---------------- ---------
Super Fresh Food Market             47,827             59             13.00             12/98          12/03
                                                                      13.75             01/04          12/08
                                                                      14.50             01/09          12/13
                                                                      15.25             01/14          12/18

For federal income tax purposes, the depreciable basis in this property will be approximately $12,032,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Saucon Valley Square was built in 1999. As of December 1, 2004, this property was 100% occupied, with a total 80,695 square feet leased to 13 tenants and one ground lease tenant. The following table sets forth certain information with respect to those leases:


                                     APPROXIMATE                                      CURRENT        BASE RENT PER
                                     GLA LEASED                         RENEWAL        ANNUAL         SQUARE FOOT
                  LESSEE              (SQ. FT.)        LEASE ENDS       OPTIONS       RENT ($)       PER ANNUM ($)
---------------------------------- ---------------- ----------------- ------------- ------------- --------------------
Lafayette Ambassador                   2,800             05/08          3/5 yr.         42,900            15.32
Starter's Pub (Ground Lease)           6,208             12/08          3/5 yr.         88,000             N/A
Holiday Hair                           1,200             01/09          1/5 yr.         20,790            17.33
Casa Mia Pizzeria                      2,000             01/09          2/5 yr.         34,650            17.33
Subway                                 1,200             02/09          1/5 yr.         22,050            18.38
Foxes Hallmark                         5,200             02/09          2/5 yr.         96,200            18.50
Blockbuster Video                      5,140             03/09          2/5 yr.         92,520            18.00
No. 1 Chinese Restaurant               1,200             03/09          1/5 yr.         25,080            20.90
Radio Shack                            2,320             03/09          1/5 yr.         36,800            15.86
La Nails                               1,200             04/09             -            24,000            20.00
Buena Bistro                           1,600             05/09             -            29,840            18.65
Werkheiser Jewelers                    1,200             12/13             -            20,790            17.33
Saucon Valley Cleaners                 1,600             01/14             -            27,720            17.33
Super Fresh Food Market               47,827             12/18          8/5 yr.        657,621            13.75

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

QUAKERTOWN SHOPPING CENTER, QUAKERTOWN, PENNSYLVANIA

We anticipate purchasing a newly constructed shopping center known as Quakertown Shopping Center, containing 61,832 gross leasable square feet (which includes 3,500 square feet of ground leased space). The center is located at Route 309 and Tollgate Road in Quakertown, Pennsylvania.

On August 25, 2004, we funded the initial installment of a $12,664,794 first mortgage in the amount of $11,398,314. The remaining $1,266,480 is expected to be funded in 2004. The interest rate of this first mortgage is 7.5573% and it matures in August 2005. We anticipate purchasing the center when the mortgage matures for approximately $12,665,000. We will use the funds from repayment of the first mortgage towards our purchase price.

One tenant, Giant Food Stores, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                                                               BASE RENT
                           APPROXIMATE                         PER SQUARE
                           GLA LEASED       % OF TOTAL          FOOT PER                     LEASE  TERM
LESSEE                      (SQ. FT.)          GLA             ANNUM ($)            BEGINNING          TO
------------------------ ---------------- --------------- --------------------- ------------------- -----------
Giant Food Stores            54,332             88               15.86                05/04            02/24

For federal income tax purposes, the depreciable basis in this property will be approximately $9,499,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Quakertown Shopping Center was constructed in 2004. As of September 1, 2004, this property was 100% occupied, with a total 61,832 (including ground leased space) square feet leased to four tenants and one ground lease tenant. The following table sets forth certain information with respect to those leases:


                                            Approximate GLA                                         Base Rent Per
                                                 Leased                         Current Annual       Square Foot
                  Lessee                       (Sq. Ft.)        Lease Ends         Rent ($)         Per Annum ($)
------------------------------------------- ----------------- ---------------- ----------------- --------------------
Best Cuts                                         1,200            02/09             25,200              21.00
Electronics Boutique                              1,200            02/14             25,200              21.00
Dry Cleaner Drop Off                              1,600            02/14             33,600              21.00
Giant Food Stores                                54,332            02/24            861,706              15.86
Perkasie Bank (Ground Lease)                      3,500            02/24             90,000               N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

THE COLUMNS SHOPPING CENTER, JACKSON, TENNESSEE

On October 12, 2004, we purchased Phase II of The Columns Shopping Center, containing 44,827 gross leasable square feet for approximately $5,741,000. On August 24, 2004, we purchased Phase I and Phase III containing 128,600 gross leasable square feet for approximately $20,770,000. The total shopping center contains 173,427 gross leasable square feet and is newly constructed. The center is located at 1300 Vann Drive in Jackson, Tennessee.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $26,511,000. These amounts may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $153 per square foot of leasable space.

On November 4, 2004 and October 5, 2004, we obtained financing in the amount of $3,442,100 and $11,423,300, respectively. The loans require interest only payments at an annual rate of 4.95% and 4.91%, respectively and mature May 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Four tenants, Best Buy, Ross Dress for Less, Marshalls and Bed, Bath & Beyond, will lease more than 10% of the total gross leasable area of the property. The lease term will be determined in accordance with the tenant's commencement date. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                               BASE RENT
                          APPROXIMATE                         PER SQUARE
                           GLA LEASED      % OF TOTAL          FOOT PER                    LEASE TERM
LESSEE                     (SQ. FT.)           GLA             ANNUM ($)           BEGINNING            TO
----------------------------------------- -------------- ---------------------- ----------------- ----------------
Best Buy                     30,000            17                16.00               08/03             09/08
                                                                 16.50               10/08             01/14

Ross Dress for Less          30,187            17                 9.70               08/04             01/15

Marshalls                    28,000            16                 7.75               10/03             10/08
                                                                  8.10               11/08             10/13

Bed, Bath & Beyond           20,000            12                 9.75               11/03             01/14

For federal income tax purposes, the depreciable basis in this property will be approximately $19,883,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The Columns Shopping Center was constructed in 2003/2004. As of December 1, 2004, the property was 96% occupied, with 166,227 square feet leased to 15 tenants. The following table sets forth certain information with respect to those leases:



                             APPROXIMATE GLA                                                           BASE RENT PER
                                  LEASED            LEASE            RENEWAL       CURRENT ANNUAL       SQUARE FOOT
             LESSEE             (SQ. FT.)            ENDS            OPTIONS          RENT ($)         PER ANNUM ($)
---------------------------- ----------------- ----------------- ---------------- ----------------- --------------------
Oreck Vacuums                      1,600            11/08            1/5 yr.           24,800              15.50
Dress Barn                         7,700            12/08            3/5 yr.          102,795              13.35
Books A Million                   12,500            01/09            4/3 yr.          134,375              10.75
Rack Room Shoes                    6,000            03/09            3/5 yr.           85,500              14.25
Spoil Me Rotten                    2,000            03/09               -              31,000              15.50
Grass Monkey                       1,600            03/09            1/5 yr.           24,000              15.00
Don Panchos Restaurant             4,000            04/09            1/5 yr.           60,000              15.00
Wells Fargo                        2,400            05/09            1/5 yr.           37,200              15.50
Old Navy                          14,800            10/09            2/5 yr.          186,480              12.60
Rue 21                             4,000            12/09            2/5 yr.           60,000              15.00
Marshalls                         28,000            10/13            3/5 yr.          217,000               7.75
Best Buy                          30,000            01/14            4/5 yr.          480,000              16.00
Bed, Bath & Beyond                20,000            01/14            3/5 yr.          195,000               9.75
Quizno's                           1,600            03/14            2/5 yr.           28,800              18.00
Ross Dress for Less               30,027            01/15            4/5 yr.          292,763               9.75

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

MITCHELL RANCH PLAZA, NEW PORT RICHEY, FLORIDA

On August 23, 2004, we purchased 200,404 square feet of a portion of a 324,108 square foot newly constructed shopping center known as Mitchell Ranch Plaza. The center is located at State Road 54 and Little Road in New Port Richey, Florida.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $34,000,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $170 per square foot of leasable space.

We purchased this property with our own funds. On September 2, 2004, we obtained financing in the amount of $18,700,000. The loan requires interest only payments at an annual rate of 4.53% and matures October 2007.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Publix, Marshalls and Ross Dress for Less, each leases more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                              BASE RENT
                             APPROXIMATE                     PER SQUARE
                              GLA LEASED      % OF TOTAL      FOOT PER              LEASE  TERM
LESSEE                        (SQ. FT.)           GLA         ANNUM ($)     BEGINNING          TO
-------------------------- ----------------- -------------- ----------- ------------------ -----------
Publix                          44,840            22             9.85         07/03           07/23

Marshalls                       30,000            15             7.95         07/03           07/08
                                                                 8.45         08/08           07/13

Ross Dress for Less             30,176            15             9.75         07/03           01/09
                                                                10.25         02/09           01/14

For federal income tax purposes, the depreciable basis in this property will be approximately $25,503,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Mitchell Ranch Plaza was constructed in 2003. As of December 1, 2004, this property was 95% occupied, with a total 190,404 square feet leased to 36 tenants. The following table sets forth certain information with respect to those leases:


                                 Approximate                                      Current        Base Rent Per
                                 GLA Leased                        Renewal         Annual         Square Foot
               Lessee             (Sq. Ft.)        Lease Ends      Options        Rent ($)       Per Annum ($)
----------------------------------------------- -------------- ---------------- ------------- --------------------
Cottage Florist                     1,200            06/07            -             22,212          18.51
Cruise Warehouse                      900            09/06         1/3 yr.          18,228          20.25
Pocket Change                       1,200            09/06            -             26,400          22.00
Tampa Bay Insurance                   900            09/06         1/3 yr.          16,656          18.51
Curves for Women                    1,200            09/06            -             22,500          18.75
Vitamin Tree                        1,200            10/06            -             22,800          19.00
Brazilian Tanning                   1,800            11/06            -             32,856          18.25
Christian Boutique                  1,200            06/07            -             22,800          19.00


                                  APPROXIMATE                                         CURRENT        BASE RENT PER
                                  GLA LEASED                           RENEWAL         ANNUAL         SQUARE FOOT
               LESSEE              (SQ. FT.)        LEASE ENDS         OPTIONS        RENT ($)       PER ANNUM ($)
------------------------------- ---------------- ----------------- ---------------- ------------- --------------------
Magic Touch Cleaners                  900             08/08            1/5 yr.            22,800         25.33
La Bebe's Salon                       900             08/08                               16,428         18.25
Working Cow                         1,200             09/08            1/5 yr.            22,200         18.50
Charles Pope Cellular               1,200             09/08            1/5 yr.            22,116         18.43
Payless Shoesource                  2,400             09/08            3/5 yr.            60,000         25.00
Aspasia Nails                       1,200             09/08            1/5 yr.            22,644         18.87
Christos                            2,400             10/08            1/5 yr.            43,200         18.00
Great Clips                         1,000             10/08            2/5 yr.            19,248         19.25
Sally Beauty Supply                 1,200             10/08            2/5 yr.            21,300         17.75
The UPS Store                       1,200             10/08            1/5 yr.            21,600         18.00
George Josef Salon                  1,200             10/08            1/5 yr.            21,900         18.25
China Express                       1,200             11/08               -               23,100         19.25
American Family Dentist             1,200             11/08            1/5 yr.            21,780         18.15
Carlucci's                          3,600             12/08            1/5 yr.            64,800         18.00
EB Games                            1,200             01/09            2/5 yr.            24,600         20.50
VIP Martial Arts                    4,050             01/09            1/5 yr.            67,836         16.75
Hallmark Gold Crown                 3,950             02/09            2/5 yr.            65,172         16.50
Beefs O'Brady's                     2,800             02/09            3/5 yr.            50,400         18.00
The Mattress Firm                   3,000             02/09            2/5 yr.            72,300         24.10
Cingular Wireless                     900             06/09            1/5 yr.            27,000         30.00
Trinity Spirits                     3,950             07/09            1/5 yr.            63,590         16.10
Marshalls                          30,000             07/13            3/5 yr.           238,500          7.95
Panera Bread                        4,531             12/13            3/5 yr.           111,010         24.50
Ross Dress for Less                30,176             01/14            4/5 yr.           294,216          9.75
Pier 1 Imports                     10,000             02/14            3/5 yr.           161,796         16.18
Starbucks                           1,500             03/14            3/5 yr.            42,000         28.00
PETsMART                           19,107             01/19            3/5 yr.           211,128         11.05
Publix                             44,840             07/23            6/5 yr.           441,672          9.85

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

GOVERNOR'S MARKETPLACE SHOPPING CENTER, TALLAHASSEE, FLORIDA

On August 17, 2004, we purchased a portion of an existing shopping center known as Governor's Marketplace Shopping Center, containing 265,541 gross leasable square feet. We purchased 231,915 square feet of the shopping center, which includes 3,800 square feet of ground lease space. The center is located on Governor's Square Boulevard, in Tallahassee, Florida.

We purchased this property from an unaffiliated third party with our own funds. Our total acquisition cost for the portion we purchased was approximately $32,654,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost for the portion we purchased was approximately $141 per square foot of leasable space.

On August 17, 2004, we obtained financing on the property in the amount of $20,625,000. The loan requires interest only payments at an annual rate of 5.185% and matures in September 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Bed, Bath & Beyond, Sports Authority and Marshalls, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                             BASE RENT
                           APPROXIMATE                      PER SQUARE
                            GLA LEASED      % OF TOTAL       FOOT PER          LEASE  TERM
LESSEE                      (SQ. FT.)           GLA          ANNUM ($)     BEGINNING       TO
------------------------------------------ -------------- ------------   ------------ -----------
Bed, Bath & Beyond            35,000            15             10.50         06/01       01/12
                                                               11.00         02/12       01/17

Sports Authority              34,775            15               0           08/03       01/04
                                                               11.91         01/04       08/08

Marshalls                     30,000            13              7.75         05/01       05/06
                                                                8.25         06/06       05/11

For federal income tax purposes, the depreciable basis in this property will be approximately $24,491,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Governor's Marketplace was built in 2001. As of December 1, 2004, this property was 94% occupied, with a total 218,437 square feet leased to 19 tenants and one ground lease tenant. The following table sets forth certain information with respect to those leases:


                                   APPROXIMATE                                             BASE RENT PER
                                   GLA LEASED                    RENEWAL  CURRENT ANNUAL    SQUARE FOOT
                 LESSEE             (SQ. FT.)   LEASE ENDS       OPTIONS     RENT ($)      PER ANNUM ($)
---------------------------------- ----------------------------- --------- -------------- --------------
Famous Footwear                      10,070        07/06          2/5 yr.      156,085         15.50
Student Body                          3,721        08/06          1/5 yr.       81,321         21.85
Old Navy                             20,000        09/06          2/5 yr.      230,000         11.50
Clark's Maytag                        3,466        05/07          2/5 yr.       67,587         19.50
Life's Uniforms                       1,217        06/07          1/5 yr.       26,774         22.00
Cingular Wireless                     1,200        06/07          2/5 yr.       30,600         25.50
Sprint PCS                            4,206        12/07          1/5 yr.       75,708         18.00
Sports Authority                     34,775        08/08          5/5 yr.      414,170         11.91
Nextel Communications                 1,443        09/08          1/5 yr.       36,075         25.00
ALLTEL                                2,000        06/09          1/5 yr.       48,000         24.00
Michaels                             23,965        02/11          4/5 yr.      251,633         10.50
Marshalls                            30,000        05/11          2/5 yr.      232,500          7.75
Lifeway Christian                     6,324        09/11          2/5 yr.      132,804         21.00
Atlanta Bread Company                 4,000        11/11          2/5 yr.       94,520         23.63
Boston Market (Ground Lease)          3,800        11/12          4/5 yr.       60,000          N/A
David's Bridal                        9,000        05/13          2/5 yr.      133,200         14.80
Petco                                13,750        05/13          3/5 yr.      212,025         15.42
Bombay Company                        8,500        08/13          1/5 yr.      208,250         24.50
Qdoba                                 2,000        04/14          2/5 yr.       42,000         21.00
Bed, Bath & Beyond                   35,000        01/17          3/5 yr.      367,500         10.50

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

MANCHESTER MEADOWS, TOWN AND COUNTRY, MISSOURI

On August 12, 2004, we purchased an existing shopping center known as Manchester Meadows, containing 454,172 gross leasable square feet (which includes 3,412 square feet of ground lease space). The center is located at 13901 Manchester Road in Town and Country, Missouri.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $56,200,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $124 per square foot of leasable space.

We purchased this property with our own funds. On August 23, 2004, we obtained financing in the amount of $31,064,550. The loan requires interest only payments at an annual rate of 4.48% and matures September 2007.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Two tenants, Wal-Mart and Home Depot, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:


                                                          BASE RENT
                         APPROXIMATE                     PER SQUARE
                          GLA LEASED      % OF TOTAL      FOOT PER           LEASE  TERM
LESSEE                    (SQ. FT.)           GLA         ANNUM ($)     BEGINNING       TO
---------------------- ----------------- -------------- ------------- -----------    ---------
Wal-Mart                   154,717            34            7.00         04/95          04/15

Home Depot                 111,175            24            7.47         11/94          11/19

For federal income tax purposes, the depreciable basis in this property will be approximately $42,150,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Manchester Meadows was built in 1994 and 1995. As of December 1, 2004, this property was 97% occupied, with a total 442,272 square feet leased to 20 tenants and one ground lease tenant. The following table sets forth certain information with respect to those leases:


                                    APPROXIMATE                                 CURRENT     BASE RENT PER
                                    GLA LEASED                   RENEWAL         ANNUAL      SQUARE FOOT
                 LESSEE              (SQ. FT.)    LEASE ENDS     OPTIONS        RENT ($)    PER ANNUM ($)
---------------------------------- ------------ ------------ --------------- ----------    ---------------
Linens 'N Things                       34,917       01/05        3/5 yr.        340,441         9.75
3 Day Blinds                            4,550       03/05        1/5 yr.        104,640        23.00
Sears Portrait Studio                   2,123       03/05           -            39,063        18.40
Payless Shoesource                      3,000       05/05        1/5 yr.         55,200        18.40
HobbyTown USA                           2,450       07/05           -            44,100        18.00
Chic Nails                              1,400       05/06           -            28,000        20.00
Town & Country Tobacco                  1,400       01/07           -            26,600        19.00
Fast Track Fitness                      3,000       02/07           -            54,000        18.00
Memories Unlimited                      2,500       04/07           -            43,750        17.50
99 Cent Only Store                      3,000       04/07        1/5 yr.         49,500        16.50
United States Postal Service            3,570       04/07        1/5 yr.         63,225        17.71


                                   APPROXIMATE                                    CURRENT        BASE RENT PER
                                   GLA LEASED                      RENEWAL         ANNUAL         SQUARE FOOT
                 LESSEE             (SQ. FT.)    LEASE ENDS        OPTIONS        RENT ($)       PER ANNUM ($)
-------------------------------- ------------ ----------------- --------------- ------------- --------------------
Cobblestone Shoe Repairs               1,400       04/07              -              27,300         19.50
Home Decorators                       15,000       12/07           2/3 yr.          247,500         16.50
Art & Frame                            1,400       11/08              -              28,700         20.50
Great Clips                            1,400       04/09              -              29,400         21.00
OfficeMax                             23,920       11/09           3/5 yr.          251,160         10.50
PETsMART                              27,438       03/10           5/5 yr.          240,083          8.75
The Sports Authority                  40,500       11/14           10/5 yr.         324,000          8.00
Wal-Mart                             154,717       04/15           6/5 yr.        1,083,018          7.00
Home Depot                           111,175       11/19           10/5 yr.         830,088          7.47
Boston Chicken (Ground Lease)          3,412       08/05           7/5 yr.           79,200          N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

THE VILLAGE SHOPPES AT SIMONTON, LAWRENCEVILLE, GEORGIA

On August 9, 2004, we purchased a newly constructed shopping center known as The Village Shoppes at Simonton, containing 66,415 gross leasable square feet. The center is located at New Hope Road and Simonton Road in Lawrenceville, Georgia.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $13,750,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $207 per square foot of leasable space.

We purchased this property with our own funds. On September 30, 2004, we obtained financing in the amount of $7,561,700. The loan requires interest only payments at an annual rate of 4.96% and matures October 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Publix, will lease more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                                                              BASE RENT
                         APPROXIMATE                         PER SQUARE
                          GLA LEASED      % OF TOTAL          FOOT PER                    LEASE TERM
LESSEE                    (SQ. FT.)           GLA             ANNUM ($)            BEGINNING       TO
---------------------- ----------------- -------------- ---------------------- --------------- ---------
Publix                      44,271            67                10.95                05/04       05/24

For federal income tax purposes, the depreciable basis in this property will be approximately $10,312,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The Village Shoppes at Simonton was newly constructed in 2004. As of December 1, 2004, this property was 87% occupied with a total of 58,015 square feet leased to ten tenants. The following table sets forth certain information with respect to those leases:


                                        APPROXIMATE GLA                                                        BASE RENT PER
                                            LEASED                              RENEWAL       CURRENT ANNUAL    SQUARE FOOT
               LESSEE                      (SQ. FT.)         LEASE ENDS         OPTIONS          RENT ($)      PER ANNUM ($)
-------------------------------------- ------------------ ----------------- ---------------- ----------------- --------------
Subway Real Estate Corp.                     1,400             04/09            3/5 yr.            32,900         23.50
Dollar Store                                 2,644             06/09            1/5 yr.            60,812         23.00
World Dry Cleaners                           1,500             07/09            1/5 yr.            42,000         28.00
Pak Mail Center                              1,400             07/09            1/5 yr.            35,000         25.00
Cummings Nails and Tanning                   1,200             07/09            1/5 yr.            30,000         25.00
New China                                    1,400             07/09            1/5 yr.            32,200         23.00
Supercuts                                    1,400             08/09            1/5 yr.            33,600         24.00
Apex Beauty Supply                           1,400             10/09               -               35,000         25.00
Pizza Hut of America                         1,400             07/10               -               32,900         23.50
Publix                                      44,271             05/24            1/5 yr.           484,767         10.95

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

REISTERSTOWN ROAD PLAZA, BALTIMORE, MARYLAND

On August 4, 2004, we entered into a joint venture agreement with the current owners of an existing shopping center known as Reisterstown Road Plaza, containing 779,047 gross leasable square feet. The center is located at 6500-6512 Reisterstown Road, Baltimore, Maryland.

We entered into a joint venture agreement with the current owners of this property, who are unaffiliated third parties. We made a capital contribution in the amount of $88,500,000 to this joint venture and received an equity interest representing a majority ownership and operating control of this joint venture.

We made our capital contribution to the joint venture with our own funds. On August 11, 2004, we obtained financing in the amount of $49,650,000. The loan requires interest only payments at an annual rate of 5.30% and matures September 2009. Through additional joint ventures, the joint venture partners may acquire additional properties, which would be managed by our joint venture partner.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Home Depot, Public Safety Service and National Wholesale Liquidators, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                                      BASE RENT
                                      APPROXIMATE                    PER SQUARE
                                       GLA LEASED      % OF TOTAL     FOOT PER          LEASE  TERM
LESSEE                                 (SQ. FT.)           GLA        ANNUM ($)   BEGINNING      TO
----------------------------------- ----------------- -------------- ----------  ----------- -----------
Home Depot                              115,289            15            5.20     11/02          01/33

Public Safety Service                   107,705            14           12.00     01/98          04/11

National Wholesale Liquidators           91,129            12            4.00     05/00          01/11

For federal income tax purposes, the depreciable basis in this property will be approximately $66,375,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Reisterstown Road Plaza was built in 1986 and renovated in 2004. As of December 1, 2004, this property was 93% occupied, with a total 729,559 square feet leased to 75 tenants. The following table sets forth certain information with respect to those leases:


                                        APPROXIMATE                                                              BASE RENT PER
                                        GLA LEASED                                RENEWAL     CURRENT ANNUAL      SQUARE FOOT
               LESSEE                    (SQ. FT.)           LEASE ENDS           OPTIONS        RENT ($)        PER ANNUM ($)
------------------------------------- ---------------- ------------------------ ------------- --------------- --------------------
African Art and Craft                        222           Month-to-Month                        10,800              48.65
Shingar                                    2,250                09/04                            41,333              18.37
Fragrance Galore                             225                12/04                -            7,200              32.00
Perfumery International, Inc.                200                01/05                -           16,000              80.00
Injury Treatment Center                    3,501                03/05                -           50,660              14.47
Hip Hop One Stop                             283                06/05                -           10,800              38.16
Baltimore City Community   College
(BCCC)                                    14,620                05/06             2/5 yr.       189,329              12.95
Royal Gems & Jewelry                         330                09/06                -           14,190              43.00
Time and More                                787                09/06                            13,757              17.48
Changes                                    4,500                09/06                -           27,720               6.16
Burlington Coat Factory                   60,000                10/06                -          330,000               5.50
Gifts and Balloons                           238                12/06                -           12,000              50.42
Avenue                                     5,000                01/07                -           71,250              14.25
Popeyes                                    3,523                01/07             2/5 yr.        59,891              17.00
Bank of America                            5,250                01/07                -           77,976              14.85
Payless Shoesource                         4,985                07/07                            43,519               8.73
Sally Beauty Supply                        1,500                11/07                -           27,000              18.00
Power Gamer                                1,902                12/07                -           31,954              16.80
Nuvo                                       2,017                12/07                -           25,213              12.50
Furniture Palace                          39,243                12/07                -          247,231               6.30
Accent Hair                                1,690                01/08                -           36,558              21.63
Rent-A-Center                              4,300                01/08             1/5 yr.        73,100              17.00
Juvenile Justice                           7,291                01/08             1/5 yr.        98,428              13.50
Revelations Shoe Shop                        845                03/08                -           11,314              13.39
Jackson Hewitt Tax Service                 1,217                04/08             1/5 yr.        30,425              25.00
Gallo                                      5,000                04/08                -           42,790               8.56
Vogue Hair Supply                          1,050                05/08                            20,066              19.11
Park West Medical                          7,646                06/08                -           92,229              12.06
Thai Delight                                 588                08/08                            18,346              31.20
Economy Shoes                              3,293                09/08             2/5 yr.        32,930              10.00
Vital Records                             11,500                11/08             1/5 yr.       154,675              13.45
Sepia Sand & Sable                         1,267                12/08                            20,880              16.48
Shoe Crazy                                 4,655                02/09                -           93,100              20.00
An Angel's Touch                           1,598                02/09                -           19,751              12.36
Board of Nursing                          15,232                02/09                           195,731              12.85
Dollar City                                5,181                04/09                -           51,810              10.00
Curves For Women                           1,600                06/09                -           22,400              14.00
His and Hers                               3,478                06/09             1/5 yr.        76,516              22.00
The Great Cookie                             751                06/09             1/5 yr.        14,344              19.10
Chic Nails                                   839                08/09             1/5 yr.        18,668              22.25
New Direction Barber Shop                  1,086                10/09                            23,653              21.78
Gold Lagoon                                  839                03/10                -           13,827              16.48


                                        APPROXIMATE                                                   BASE RENT PER
                                        GLA LEASED                     RENEWAL     CURRENT ANNUAL      SQUARE FOOT
               LESSEE                    (SQ. FT.)      LEASE ENDS     OPTIONS        RENT ($)        PER ANNUM ($)
------------------------------------- ---------------- ------------  --------- ---------------     -----------------
Provident Bank                             2,593           11/10          -            57,046             22.00
National Wholesale Liquidators            91,314           01/11       6/5 yr.        365,256              4.00
Public Safety Service                    107,705           04/11                    1,292,400             12.00
Household Finance                          2,476           07/11       1/5 yr.         71,185             28.75
Subway                                       250           05/12          -            27,000            108.00
Beauty Vision                              2,184           07/12          -            33,852             15.50
All Eyes                                   1,857           07/12          -            29,545             15.91
Plaza Podiatry                             1,964           08/12          -            39,280             20.00
DHMN State (BCCC)                         23,250           10/12                      290,625             12.50
Mattress Warehouse                         4,000           11/12       2/5 yr.         76,000             19.00
Mall Spirits                               2,236           01/13                       27,637             12.36
Footlocker                                 3,000           03/13          -            54,000             18.00
Square Circle                                651           03/13       1/5 yr.         10,416             16.00
K's Alterations                              500           03/13          -            15,750             31.50
Cobblers And Cleaners                      1,374           04/13          -            27,480             20.00
Social Security Administration            14,885           07/13          -           145,873              9.80
Evergreen Cafe                               835           07/13          -            26,052             31.20
Sausage Plus                                 386           07/13          -             8,747             22.66
Steak Busters                                813           07/13          -            32,520             40.00
Harbor City Bake Shop                      1,061           07/13          -            26,483             24.96
Blackstone Men's Wear                      3,540           07/13          -            46,020             13.00
Lot Stores                                 5,500           08/13       2/5 yr.         34,678              6.30
Pick-A-Pretzel                               318           07/13          -             8,268             26.00
Burgundy Park Seafood                        544           07/13          -            26,895             49.44
Total Health Center                        1,050           09/13                       15,750             15.00
Metro II                                   1,453           10/13          -            23,528             16.19
Shoe City                                  6,740           01/14       3/5 yr.         90,000             13.35
Marshalls                                 28,500           04/14       3/5 yr.        299,250             10.50
Original Mamma Lucia                       1,695           05/14                       59,325             35.00
Baltimore City Community College
 WBJC Radio Station                        5,010           06/14                       64,629             12.90
Applebee's Neighborhood Grill & Bar        6,000           02/18       3/5 yr.         88,020             14.67
Giant                                     59,064           07/29       6/5 yr.      1,004,088             17.00
Home Depot                               115,289           01/33       6/5 yr.        600,000              5.20

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

WAL-MART SUPERCENTER, JONESBORO, ARKANSAS

On August 4, 2004, we purchased an existing freestanding retail center known as Wal-Mart Supercenter, containing 149,704 gross leasable square feet. The center is located at 1911 West Parker Road in Jonesboro, Arkansas.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $11,071,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $74 per square foot of leasable space.

We purchased this property with our own funds. On August 6, 2004, we obtained financing in the amount of $6,088,500. The loan requires interest only payments at an annual rate of 5.085% and matures September 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Wal-Mart Supercenter, will lease 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                   Base Rent
                          APPROXIMATE                   CURRENT   PER SQUARE
                          GLA LEASED      % OF TOTAL     ANNUAL    FOOT PER     RENEWAL          LEASE  TERM
LESSEE                     (SQ. FT.)          GLA       RENT ($)   ANNUM ($)    OPTIONS     BEGINNING      TO
----------------------- ---------------- ------------  ---------- ------------ ---------   -----------  ---------
Wal-Mart Supercenter      149,704           100       808,402      5.40       5/5 yr.        10/97       10/17

For federal income tax purposes, the depreciable basis in this property will be approximately $8,303,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

ACADEMY SPORTS & OUTDOORS, HOUMA, LOUISIANA

On July 30, 2004, we purchased a newly constructed freestanding retail center known as Academy Sports & Outdoors, containing 60,001 gross leasable square feet. The center is located at 1777 Martin Luther King Boulevard in Houma, Louisiana.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $5,250,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $88 per square foot of leasable space.

We purchased this property with our own funds. On August 4, 2004, we obtained financing for this property in the amount of $2,920,000. The loan requires interest only payments at an annual rate of 5.12% and matures September 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Academy Sports & Outdoors, will lease 100% of the total gross leasable area of the property. The lease term will be determined in accordance with the tenant's commencement date. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                                                                              BASE RENT
                              APPROXIMATE                      CURRENT        PER SQUARE
                              GLA LEASED       % OF TOTAL       ANNUAL         FOOT PER      RENEWAL
LESSEE                        (SQ. FT.)          GLA          RENT ($)        ANNUM ($)      OPTIONS       LEASE    TERM
---------------------------- ---------------- --------------- ------------- -------------   ---------   ---------  ------
Academy Sports & Outdoors       60,001            100          420,000           7.00          4/5 yr.    07/04     07/14
                                                                                 7.70                     08/14     07/24

For federal income tax purposes, the depreciable basis in this property will be approximately $3,937,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

FORKS TOWN CENTER, EASTON, PENNSYLVANIA

On July 27, 2004, we purchased an existing shopping center known as Forks Town Center, containing 92,660 gross leasable square feet (which includes 5,100 square feet of ground lease space). The center is located at 301 Town Center Boulevard in Easton, Pennsylvania.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $18,198,700. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $196 per square foot of leasable space.

We purchased this property with our own funds. On August 13, 2004, we obtained financing in the amount of $10,395,000. The loan requires interest only payments at an annual rate of 4.97% and matures August 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Giant Food Stores, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                                                               BASE RENT
                           APPROXIMATE                         PER SQUARE
                           GLA LEASED       % OF TOTAL          FOOT PER                     LEASE  TERM
LESSEE                      (SQ. FT.)          GLA             ANNUM ($)            BEGINNING              TO
------------------------ ---------------- --------------- --------------------- ------------------- ------------------
Giant Food Stores            54,300             59               16.04                08/02               08/12
                                                                 17.04                09/12               08/17
                                                                 18.04                09/17               08/22


For federal income tax purposes, the depreciable basis in this property will be approximately $13,649,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Forks Town Center was built in 2002. As of December 1, 2004, this property was 96% occupied, with a total 88,660 square feet leased to 14 tenants and ground lease space leased to two tenants. The following table sets forth certain information with respect to those leases:


                                    APPROXIMATE                              CURRENT    BASE RENT PER
                                    GLA LEASED       LEASE      RENEWAL      ANNUAL      SQUARE FOOT
                 LESSEE              (SQ. FT.)       ENDS       OPTIONS      RENT ($)    PER ANNUM ($)
--------------------------------- -------------   ---------    ----------- ---------   -----------------
H & R Block                          1,600           04/06       1/3 yr.      30,400        19.00
Holiday Hair                         1,600           08/07          -         33,600        21.00
Movie Gallery                        3,200           08/07       3/5 yr.      44,800        14.00
Something Different                  1,600           10/07       1/5 yr.      32,000        20.00
Subway                               1,600           11/07       1/5 yr.      28,800        18.00
Vista Bank United Trust              2,500           12/07       3/5 yr.      50,000        20.00
Hollywood Tans                       2,400           02/08       1/5 yr.      49,416        20.59
PL Nails                             1,200           04/08       1/5 yr.      21,600        18.00


                                     APPROXIMATE                                           CURRENT       BASE RENT PER
                                     GLA LEASED        LEASE            RENEWAL            ANNUAL         SQUARE FOOT
                 LESSEE               (SQ. FT.)         ENDS            OPTIONS           RENT ($)       PER ANNUM ($)
---------------------------------- ---------------- -------------  ------------------  --------------  ----------------
China Moon                             3,200           04/08            1/5 yr.             48,000          15.00
D & J Cleaners                         1,200           11/08            1/5 yr.             19,200          16.00
Data Danz Wireless                     1,360           03/09               -                20,400          15.00
Foxes Hallmark                         5,400           02/10            2/5 yr.            129,600          24.00
Catanzaretti's Pizza                   2,400           08/12               -                43,200          18.00
Giant Food Stores                     54,300           01/23            8/5 yr.            870,972          16.04
Giant Gas Station (Ground Lease)       2,400           01/23            8/5 yr.             12,500           N/A
Dunkin Donuts (Ground Lease)           2,700           08/13        3/5 yr. & 1/4 yr.       40,000           N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

PLAZA AT MARYSVILLE, MARYSVILLE, WASHINGTON

On July 26, 2004, we purchased an existing shopping center known as Plaza at Marysville, containing 115,656 gross leasable square feet and one ground lease space. The center is located at State Avenue and Grove Street, in Marysville, Washington.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $21,266,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $184 per square foot of leasable space.

We purchased this property with our own funds. On July 30, 2004, we obtained financing in the amount of $11,800,000. The loan requires interest only payments at an annual rate of 5.085% and matures August 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Safeway, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                                                               BASE RENT
                           APPROXIMATE                         PER SQUARE
                           GLA LEASED       % OF TOTAL          FOOT PER                     LEASE  TERM
LESSEE                      (SQ. FT.)          GLA             ANNUM ($)            BEGINNING              TO
------------------------ ---------------- --------------- --------------------- ------------------- ------------------
Safeway                      53,850             47               11.00                07/01               07/21

For federal income tax purposes, the depreciable basis in this property will be approximately $15,950,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Plaza at Marysville was built in 1995. As of December 1, 2004, this property was 95% occupied, with a total 110,356 square feet leased to 24 tenants and one ground lease space. The following table sets forth certain information with respect to those leases:

                                             APPROXIMATE                                    CURRENT        BASE RENT PER
                                             GLA LEASED        LEASE         RENEWAL        ANNUAL          SQUARE FOOT
                 LESSEE                       (SQ. FT.)         ENDS         OPTION        RENT ($)        PER ANNUM ($)
------------------------------------------ ---------------- ------------- -------------- -------------- -----------------
Alderwood Auto Glass                             1,500         07/05            -             20,112         13.41
Northwest Credit Union                           1,300         11/05         1/2 yr.          25,350         19.50
Supercuts                                        1,300         11/05         2/5 yr.          24,696         19.00
GNC                                              1,422         01/06            -             25,344         17.82
Marysville Daycare                               7,345         01/06            -             97,321         13.25
Alta's Pet Gallery                               3,375         05/06         1/5 yr.          45,563         13.50
Papa Murphy's                                    1,300         07/06         1/5 yr.          26,004         20.00
Safeway District Office                            901         07/06         2/5 yr.          12,468         13.84
Mail Box Junction                                  904         09/06            -             17,176         19.00
Alpha Denture Clinic                               904         10/06            -             17,172         19.00
Hi-Tek Nails                                       863         11/06         1/5 yr.          18,120         21.00
Play It Again Sports                             3,000         11/06         1/5 yr.          50,720         16.91
Fowlds Cleaners                                  1,500         12/06         1/5 yr.          24,000         16.00
Sally Beauty Supplies                            1,300         01/07         1/5 yr.          24,696         19.00
The Everett Clinic                               1,200         03/07            -             24,600         20.50
Cigar Land                                       1,050         03/07         1/5 yr.          22,281         21.22
Check into Cash                                  1,546         07/07         1/3 yr.          30,920         20.00
Edward Jones                                     1,500         07/08         1/5 yr.          27,750         18.50
Rent-A-Center                                    3,961         09/08            -             51,492         13.00
The Sun Factory                                  1,803         09/08         1/5 yr.          32,454         18.00
Hollywood Video                                  6,540         07/09         2/5 yr.         110,363         16.88
Party City                                       7,992         01/10         2/5 yr.         107,892         13.50
Safeway Fuel Site (Ground Lease)                   N/A         07/11        10/5 yr.          50,000          N/A
Home Street Bank                                 4,000         12/20            -             80,004         20.00
Safeway                                         53,850         07/21         8/5 yr.         592,356         11.00

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

WRANGLER COMPANY, WESTERN HEADQUARTERS AND DISTRIBUTION FACILITY, EL PASO, TEXAS

On July 22, 2004, we purchased an existing freestanding office and distribution center leased to Wrangler Company, containing 316,800 gross leasable square feet. The center is located at 12173 Rojas Drive in El Paso, Texas.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $18,476,800. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $58 per square foot of leasable space.

We purchased this property with our own funds. On July 26, 2004, we obtained financing in the amount of $11,300,000. The loan requires interest only payments at an annual rate of 5.09% and matures August 2034.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Wrangler Company, will lease 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                             BASE RENT
                          APPROXIMATE                      CURRENT          PER SQUARE
                          GLA LEASED      % OF TOTAL        ANNUAL           FOOT PER          RENEWAL         LEASE  TERM
LESSEE                     (SQ. FT.)          GLA          RENT ($)          ANNUM ($)         OPTIONS      BEGINNING    TO
----------------------- ---------------- -------------- --------------- -------------------- ------------- ---------- -------
Wrangler Company          316,800           100         1,504,800            4.75            3/7 yr.        11/93     11/13

For federal income tax purposes, the depreciable basis in this property will be approximately $13,858,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

GATEWAY PLAZA SHOPPING CENTER, SOUTHLAKE, TEXAS

On July 21, 2004, we purchased an existing shopping center known as Gateway Plaza Shopping Center, containing 358,091 gross leasable square feet (which includes 87,423 square feet of ground lease space). The center is located on State Highway 114 and Southlake Boulevard, in Southlake, Texas.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $33,025,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $92 per square foot of leasable space.

We purchased this property with our own funds. On September 1, 2004, we obtained financing in the amount of $18,163,000. The loan requires interest only payments at an annual rate of 5.10% and matures August 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Kohl's, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                                                               BASE RENT
                           APPROXIMATE                         PER SQUARE
                           GLA LEASED       % OF TOTAL          FOOT PER                     LEASE  TERM
LESSEE                      (SQ. FT.)          GLA             ANNUM ($)            BEGINNING              TO
------------------------ ---------------- --------------- --------------------- ------------------- ------------------
Kohl's *                     87,423             24                N/A                 08/00               01/21

* Ground lease

For federal income tax purposes, the depreciable basis in this property will be approximately $24,769,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Gateway Plaza Shopping Center was built in 2000. As of December 1, 2004, this property was 93% occupied, with a total 334,030 square feet leased to 25 tenants and one ground lease tenant. The following table sets forth certain information with respect to those leases:


                                        APPROXIMATE                                                            BASE RENT PER
                                        GLA LEASED                           RENEWAL       CURRENT ANNUAL       SQUARE FOOT
               LESSEE                    (SQ. FT.)        LEASE ENDS         OPTIONS          RENT ($)         PER ANNUM ($)
------------------------------------- ---------------- ----------------- ---------------- ----------------- --------------------
Cool Cuts for Kids                         1,194            09/05            1/5 yr.                28,656         24.00
Old Navy                                  25,000            09/05            3/5 yr.               225,000          9.00


                                        APPROXIMATE                                                            BASE RENT PER
                                        GLA LEASED                           RENEWAL       CURRENT ANNUAL       SQUARE FOOT
               LESSEE                    (SQ. FT.)        LEASE ENDS         OPTIONS          RENT ($)         PER ANNUM ($)
------------------------------------- ---------------- ----------------- ---------------- ----------------- --------------------
Mattress Firm                              4,008            09/05            2/5 yr.             88,176              22.00
Rack Room                                  7,996            09/05            2/5 yr.            147,926              18.50
Carpet Mills of America                    3,493            11/05            1/5 yr.             76,846              22.00
Dress Barn                                 8,127            12/05            3/5 yr.            121,905              15.00
Baker Brothers                             3,000            12/05               -                75,000              25.00
Calico Corners                             5,278            12/05            2/5 yr.            126,672              24.00
Chipotle Mexican Grill                     2,432            12/05            3/5 yr.             59,025              24.27
Fitness Headquarters                       2,500            01/06            2/5 yr.             62,500              25.00
Home Theater Store                         6,000            02/08            1/6 mo.            156,000              26.00
Shogun Shushi                              4,253            05/09            2/5 yr.            114,831              27.00
Bassett Furniture                         10,200            07/09            2/5 yr.             98,124               9.62
Michaels                                  23,428            02/10            4/5 yr.            257,708              11.00
T.J. Maxx                                 30,600            08/10            3/5 yr.            267,750               8.75
Ultra Cosmetics & Salon                   11,250            10/10            3/5 yr.            202,500              18.00
Thomasville Home Furniture                18,615            12/10            2/5 yr.            252,792              13.58
Bed Bath & Beyond                         30,000            01/11            4/5 yr.            330,000              11.00
Anamia's Tex-Mex                           5,058            02/11            2/5 yr.            126,450              25.00
Aaron Brothers Art & Frame                 6,500            02/11            2/5 yr.            143,000              22.00
Starbucks                                  1,830            03/11            2/5 yr.             54,900              30.00
Pearle Vision                              3,027            10/12            2/5 yr.             71,437              23.60
Zales                                      3,587            11/13            3/5 yr.             60,979              17.00
OfficeMax                                 23,801            01/16            4/5 yr.            261,250              10.98
Bank of America                            5,430            12/20            3/5 yr.            190,000              34.99
Kohl's (Ground Lease)                     87,423            01/21            6/5 yr.            502,187               N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

WAL-MART SUPERCENTER, BLYTHEVILLE, ARKANSAS

On July 21, 2004, we purchased an existing retail store known as Wal-Mart Supercenter, containing 183,047 gross leasable square feet. The store is located at 3700 Highway 18, in Blytheville, Arkansas.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $13,248,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $72 per square foot of leasable space.

We purchased this property with our own funds. On August 31, 2004, we obtained financing in the amount of $7,100,000. The loan requires interest only payments at an annual rate of 4.39% and matures September 2007.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Wal-Mart Supercenter, leases 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                               BASE RENT
                               APPROXIMATE                      CURRENT       PER SQUARE
                               GLA LEASED       % OF TOTAL       ANNUAL        FOOT PER        RENEWAL         LEASE  TERM
LESSEE                          (SQ. FT.)          GLA          RENT ($)       ANNUM ($)       OPTIONS      BEGINNING     TO
---------------------------- ---------------- --------------- ------------- ---------------- ------------- -------------------
Wal-Mart Supercenter           183,047           100          902,422          4.93          6/5 yr.        04/99      04/19

For federal income tax purposes, the depreciable basis in this property will be approximately $9,701,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

GATEWAY VILLAGE, ANNAPOLIS, MARYLAND

On July 21, 2004, we entered into a joint venture agreement with the current owners of an existing shopping center known as Gateway Village, containing 273,788 gross leasable square feet. The center is located at Housley Road and Defense Highway in Annapolis, Maryland.

We entered into a joint venture agreement with the current owners of this property who are unaffiliated third parties. We made a capital contribution in the amount of $49,513,455 to this joint venture and received an equity interest representing a majority ownership and operating control of this joint venture.

We made our capital contribution to the joint venture with our own funds. On July 21, 2004, we obtained financing in the form of two loans totaling $31,458,000. The first loan requires interest only payments on $27,233,000 at an annual rate of the three month LIBOR Rate and 113 basis points and matures July 2009. The second loan requires interest only payments on $4,225,000 at an annual interest rate of the three month LIBOR Rate and 200 basis points and matures August 2005. Through additional joint ventures, the joint venture partners may acquire additional properties, which would be managed by our joint venture partner.

Three tenants, Safeway, Burlington Coat Factory and Best Buy, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                                            BASE RENT
                                        APPROXIMATE                         PER SQUARE
                                        GLA LEASED       % OF TOTAL          FOOT PER                     LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA             ANNUM ($)            BEGINNING              TO
------------------------------------- ---------------- --------------- --------------------- ------------------- ------------------
Safeway                                   53,000             19               10.00                07/02               06/22

Burlington Coat Factory                   68,400             25                6.00                03/99               02/04
                                                                               6.29                03/04               02/09

Best Buy                                  58,000             21               16.00                04/96               04/01
                                                                              17.00                05/01               04/06
                                                                              18.00                05/06               04/11

For federal income tax purposes, the depreciable basis in this property will be approximately $37,135,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Gateway Village was built in 1996. As of December 1, 2004, this property was 96% occupied, with a total 261,807 square feet leased to 14 tenants. The following table sets forth certain information with respect to those leases:

                                        APPROXIMATE                                                                 BASE RENT PER
                                        GLA LEASED             LEASE              RENEWAL       CURRENT ANNUAL       SQUARE FOOT
               LESSEE                    (SQ. FT.)             ENDS               OPTIONS          RENT ($)         PER ANNUM ($)
------------------------------------- ---------------- ---------------------- ----------------- ----------------    -------------
Big Screen Store                          3,525                10/05              2/5 yr.             88,125             25.00
Career Partners                           1,600                02/06              1/5 yr.             36,716             22.95
Chesapeake Open MRI                       3,000                04/06              1/5 yr.             72,120             24.04
Annapolis Hair                            6,400                03/07                 -                95,155             14.87
US Army                                   2,877                04/07              1/1 yr.             63,294             22.00
Standard Carpet                           3,975                08/07              1/5 yr.            113,279             28.50
Burlington Coat Factory                  68,400                02/09              4/5 yr.            430,543              6.29
Jenny Craig                               3,200                03/09              1/5 yr.             51,200             16.00
Best Buy                                 58,000                04/11              3/5 yr.            986,000             17.00
Staples                                  24,491                08/11              3/5 yr.            404,101             16.50
Sakura                                    4,600                12/11              2/5 yr.             82,800             18.00
PETsMART                                 25,416                01/12              5/5 yr.            419,364             16.50
Safeway                                  53,000                06/22              6/5 yr.            530,000             10.00
Beneficial Maryland                       3,323           Month-to-Month             -                63,137             19.00

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

TOWSON CIRCLE, TOWSON, MARYLAND

On July 21, 2004, we entered into a joint venture agreement with the current owners of an existing shopping center known as Towson Circle, containing 116,119 gross leasable square feet of which 40,060 is a ground lease. The center is located at York, Dulaney Valley and Joppa Roads, in Towson, Maryland.

We entered into a joint venture agreement with the current owners of this property, who are unaffiliated third parties. We made a capital contribution in the amount of $28,450,000 to this joint venture and received an equity interest representing a majority ownership and operating control of this joint venture.

We made our capital contribution to the joint venture with our own funds. On July 21, 2004, we obtained financing in the form of two loans totaling $19,197,500. The first loan requires interest only payments on $15,647,500 at an annual rate of 5.10% and matures July 2009. The second loan requires interest only payments on $3,550,000 at an annual rate of 3.60% for the first ninety days and thereafter at the three month LIBOR Rate and 200 basis points. The loan matures August 2005. Through additional joint ventures, the joint venture partners may acquire additional properties, which would be managed by our joint venture partner.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Four tenants, Barnes & Noble, Trader Joe's East, Bally Total Fitness and Pier 1 Imports, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:


                                                                      BASE RENT
                                   APPROXIMATE         % OF          PER SQUARE
                                    GLA LEASED        TOTAL           FOOT PER             LEASE  TERM
LESSEE                              (SQ. FT.)          GLA            ANNUM ($)     BEGINNING            TO
-------------------------------- ----------------- ------------- --------------- ---------------- -----------------
Barnes & Noble (Ground Lease)         31,222            27              20.42         11/98            01/14

Trader Joe's East                     11,875            10                *           09/00            09/10

Bally Total Fitness                   21,713            19              20.50         12/99            12/04
                                                                        21.50         01/05            12/09
                                                                        22.50         01/10            12/14

Pier 1 Imports                        12,252            10              17.06         12/98            12/03
                                                                        19.62         01/04            12/08

* This tenant's lease pays percentage rent only on a monthly basis.

For federal income tax purposes, the depreciable basis in this property will be approximately $21,338,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Towson Circle was built in 1998. As of December 1, 2004, this property was 92% occupied, with a total 106,374 square feet leased to 10 tenants and two ground lease tenants. The following table sets forth certain information with respect to those leases:


                                              APPROXIMATE GLA                                 CURRENT       BASE RENT PER
                                                   LEASED          LEASE        RENEWAL        ANNUAL        SQUARE FOOT
                      LESSEE                     (SQ. FT.)          ENDS        OPTIONS       RENT ($)      PER ANNUM ($)
--------------------------------------------- ----------------- ------------- ------------- ------------- ------------------
Mattress Discounters                                 2,518         05/05        1/5 yr.           62,950        25.00
T-Mobile                                             1,996         09/05        1/5 yr.           53,916        27.01
Hollywood Tanning System                             2,087         09/07        1/5 yr.           55,352        26.52
Nextel                                                 400         03/08        3/5 yr.           24,720        61.80
Sprint PCS                                           3,128         11/08           -              86,250        27.57
Pier 1 Imports                                      12,252         12/08        2/5 yr.          240,350        19.62
Storehouse, Inc.                                     6,345         09/09           -             170,681        26.90
Country Curtains                                     4,000         07/10        1/5 yr.           80,000        20.00
Trader Joe's East                                   11,875         09/10        2/5 yr.            *             N/A
Barnes & Noble (Ground Lease)                       31,222         01/14        3/5 yr.          637,553         N/A
Bally Total Fitness                                 21,713         12/14        2/5 yr.          445,116        20.50
Bahama Breeze Restaurant (Ground Lease)              8,838         09/18        3/5 yr.          238,336         N/A

* This tenant's lease pays percentage rent only on a monthly basis.

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

TOLLGATE MARKETPLACE, BEL AIR, MARYLAND

On July 19, 2004, we entered into a joint venture agreement with the current owners of an existing shopping center known as Tollgate Marketplace, containing 392,587 gross leasable square feet. The center is located at Route 24 and Route 1, in Bel Air, Maryland.

We entered into a joint venture agreement with the current owners of this property, who are unaffiliated third parties. We made a capital contribution in the amount of $72,300,000 to this joint venture and received an equity interest representing a majority ownership and operating control of this joint venture.

We made our capital contribution to the joint venture with our own funds. On July 21, 2004, we obtained financing in the amount of $39,765,000. The loan requires interest only payments at an annual rate of 2.80% for the first ninety days and thereafter at the three month LIBOR Rate and 120 basis points. The loan matures July 2009. Through additional joint ventures, the joint venture partners may acquire additional properties, which would be managed by our joint venture partner.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Two tenants, Giant Food and Jo Ann Fabrics, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:


                                                               BASE RENT
                           APPROXIMATE                         PER SQUARE
                           GLA LEASED       % OF TOTAL          FOOT PER         LEASE TERM
LESSEE                      (SQ. FT.)          GLA             ANNUM ($)      BEGINNING    TO
------------------------ ---------------- --------------- ---------------   ----------- ------
Giant Food                   40,400             10                4.36         11/79     10/09

Jo Ann Fabrics               46,000             12               11.00         07/98     01/09

For federal income tax purposes, the depreciable basis in this property will be approximately $54,225,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Tollgate Marketplace was built in 1979 and renovated in 1994. As of December 1, 2004, this property was 100% occupied, with a total 392,587 square feet leased to 34 tenants. The following table sets forth certain information with respect to those leases:

                                        APPROXIMATE                                                            BASE RENT PER
                                        GLA LEASED                           RENEWAL       CURRENT ANNUAL       SQUARE FOOT
               LESSEE                    (SQ. FT.)        LEASE ENDS         OPTIONS          RENT ($)         PER ANNUM ($)
------------------------------------- ---------------- ----------------- ---------------- ----------------- --------------------
T.J. Maxx                                27,769             03/05               -             242,978                8.75
Sylvan Learning Center                    3,900             06/05            1/5 yr.           75,335               19.32
AT & T Wireless                           2,000             09/05            1/5 yr.           63,999               32.00
Carvel Ice Cream                          1,250             10/05            1/5 yr.           32,500               26.00
Foto Image 1 Hour                         1,600             11/05               -              35,200               22.00
Outback Steakhouse                        6,200             12/05            3/5 yr.           77,000               12.42
Factory Card Outlet                      11,500             12/05            2/5 yr.          149,500               13.00
Dubinclipped                              1,230             06/06            2/5 yr.           33,495               27.23
Rockway Bedding                           3,200             08/06            1/5 yr.           70,400               22.00
Starbucks Coffee                          1,200             09/06            2/5 yr.           33,732               28.11
Hollywood Tanning System                  3,000             03/07            1/5 yr.           89,115               29.71
Only Nails                                1,230             06/07            1/5 yr.           39,147               31.83
Standard Carpet                           3,500             07/07            1/5 yr.           92,829               26.52
Rack Room Shoes                           6,980             11/07            1/5 yr.          127,385               18.25
JoAnn Fabrics                            46,000             01/09            3/5 yr.          506,000               11.00
Red Lobster                               8,355             01/09            3/5 yr.           78,750                9.43
Giant Food                               40,400             10/09            3/5 yr.          176,341                4.36
Boston Markets                            5,200             12/09               -              95,000               18.27
Staples                                  20,285             12/09            3/5 yr.          303,260               14.95
Toys "R" Us                              30,000             11/10           10/5 yr.          137,499                4.58
TGI Fridays                               7,041             12/10            4/5 yr.          151,381               21.50


                                        APPROXIMATE                                                            BASE RENT PER
                                        GLA LEASED          LEASE            RENEWAL       CURRENT ANNUAL       SQUARE FOOT
               LESSEE                    (SQ. FT.)           ENDS            OPTIONS          RENT ($)         PER ANNUM ($)
------------------------------------- ---------------- ----------------- ---------------- ----------------- ----------------
Petco                                     12,000             01/11            2/5 yr.          222,000            18.50
Pier 1 Imports                             9,920             02/11            2/5 yr.          200,681            20.23
The Men's Wearhouse                        6,906             02/11            2/5 yr.          151,932            22.00
Joo Dry Cleaners                           1,500             03/11               -              31,827            21.22
Sakura                                     5,380             06/11            2/5 yr.          114,648            21.31
Barnes & Noble Superstores                23,115             01/12            3/5 yr.          369,840            16.00
Michaels                                  35,000             01/12            3/5 yr.          349,999            10.00
Baja Fresh                                 3,000             04/12            2/5 yr.           84,000            28.00
First Union Bank                           6,050             10/12            2/5 yr.          138,000            22.81
Bassett Furniture                         14,144             12/13            2/5 yr.          169,728            12.00
Tollgate Liquors                           4,282             04/14           10/1 yr.           51,384            12.00
Pizzeria Uno's                             6,360             11/14            4/5 yr.           84,700            13.32
Circuit City                              33,090             11/15            4/5 yr.          390,828            11.81

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

DORMAN CENTER, SPARTANBURG, SOUTH CAROLINA

On July 16, 2004, we purchased the second phase of Dorman Center, containing 37,200 gross leasable square feet for approximately $7,082,000. We acquired the first phase of Dorman Center, containing 350,867 gross leaseable square feet on March 4, 2004 for approximately $43,118,000. The center is located at Blackstock Road and W.L. Ezell Road, in Spartanburg, South Carolina.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $50,200,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $123 per square foot of leasable space for Phase I and $190 per square foot of leasable space for Phase II.

We purchased this property with our own funds. On April 20, 2004, we obtained financing in the amount of $27,610,000. The loan requires interest only payments at an annual rate of 4.18% and matures May 1, 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Wal-Mart Supercenter, leases more than 10% of the combined total gross leasable area of the Phase I and Phase II properties. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                             BASE RENT
                                        APPROXIMATE                          PER SQUARE
                                         GLA LEASED       % OF TOTAL          FOOT PER        LEASE TERM
LESSEE                                   (SQ. FT.)           GLA             ANNUM ($)   BEGINNING      TO
------------------------------------- ----------------- --------------- ---------------  ------------ ------
Wal-Mart Supercenter                      219,622             57                7.45       08/03      08/23


For federal income tax purposes, the total depreciable basis in this property will be approximately $37,650,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Dorman Center Phase I was built in 2003 and Dorman Center Phase II was newly constructed in 2004. As of December 1, 2004, this property was 97% occupied, with a total 377,394 square feet leased to 26 tenants. The following table sets forth certain information with respect to those leases:


                                        APPROXIMATE                                                               BASE RENT PER
                                        GLA LEASED         LEASE              RENEWAL         CURRENT ANNUAL       SQUARE FOOT
               LESSEE                    (SQ. FT.)          ENDS              OPTIONS            RENT ($)         PER ANNUM ($)
------------------------------------- ---------------- --------------- ---------------------- ----------------   -----------------
Dorman Center I
Happy Nails                                 2,000          08/06              1/3 yr.              38,000             19.00
Pilgrim's Pathway                           2,000          09/06              1/3 yr.              32,000             16.00
Alltel                                      2,500          09/06              2/3 yr.              45,000             18.00
Payless Shoesource                          2,800          08/08              3/5 yr.              47,600             17.00
Your Dollar Store                           5,000          08/08              2/5 yr.              77,500             15.50
JD's Fashion                                3,500          08/08              1/5 yr.              63,000             18.00
Lee Jewelers                                1,700          09/08              2/5 yr.              33,150             19.50
Catherine's                                 4,000          09/08              3/5 yr.              69,000             17.25
Super Tans                                  2,500          10/08              2/3 yr.              42,500             17.00
Grand China Buffet                          6,000          11/08              4/5 yr.              78,000             13.00
Pier 1 Imports                             10,800          07/13              3/5 yr.             199,800             18.50
Michaels                                   23,758          09/13              4/5 yr.             249,459             10.50
McAllister's Deli                           4,000          10/13              2/5 yr.              66,000             16.50
Moe's Southwestern                          3,000          01/14              2/5 yr.              45,000             15.00
Linens 'N Things                           25,000          01/14              3/5 yr.             252,050             10.08
Ross Dress for Less                        30,187          01/14              4/5 yr.             332,057             11.00
Wal-Mart Supercenter                      219,622          08/23        15/5 yr. & 1/4 yr.      1,636,184              7.45
Dorman Center II
American Cash Advance                       1,400          04/07              1/3 yr.              24,500             17.50
Cingular Wireless                           1,600          05/07              2/2 yr.              28,000             17.50
Aim Mail Center                             1,600          06/09                 -                 28,000             17.50
Sally Beauty Supply                         1,400          04/09              2/5 yr.              25,200             18.00
Cost Cutters                                1,400          05/09              1/5 yr.              25,900             18.50
American's Home Place                       3,500          06/09              2/3 yr.              57,225             16.35
America's Best                              3,000          07/09              1/5 yr.              46,500             15.50
Italian Pie                                 3,200          07/14              2/5 yr.              52,800             16.50
Shoe Carnival                              12,000          03/14              2/5 yr.             156,000             13.00

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

CRANBERRY SQUARE, CRANBERRY TOWNSHIP, PENNSYLVANIA

On July 14, 2004, we purchased an existing shopping center known as Cranberry Square, containing 195,566 gross leasable square feet. The center is located on U.S. Route 19 in Cranberry Township, Pennsylvania.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $20,220,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $103 per square foot of leasable space.

We purchased this property with our own funds. On July 16, 2004, we obtained financing for this property in the amount of $10,900,000. The loan requires interest only payments at an annual rate of 4.975% and matures August 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

All five tenants, Barnes & Noble, Dick's Sporting Goods, Best Buy, OfficeMax and Toys "R" Us, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                                 BASE RENT
                                 APPROXIMATE                    PER SQUARE
                                 GLA LEASED       % OF TOTAL     FOOT PER        LEASE TERM
LESSEE                            (SQ. FT.)          GLA         ANNUM ($)    BEGINNING    TO
------------------------------ ----------------   ----------   -----------    ----------------
Barnes & Noble                     25,200             13         12.50        11/96    10/06
                                                                 15.00        11/06    10/11

Dick's Sporting Goods              50,000             26         10.25        02/97    01/12

Best Buy                           37,005             19         12.25        11/02    01/08
                                                                 13.25        02/08    01/13

OfficeMax                          23,380             12         10.10        10/96    09/01
                                                                 10.60        10/01    09/06
                                                                 10.80        10/06    09/11

Toys "R" Us                        45,000             23          3.78        11/96    01/07
                                                                  4.16        02/07    01/12

For federal income tax purposes, the depreciable basis in this property will be approximately $15,165,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Cranberry Square was built in 1996. As of December 1, 2004, this property was 92% occupied, with a total 180,585 square feet leased to five tenants. The following table sets forth certain information with respect to those leases:


                                APPROXIMATE                                                     BASE RENT PER
                                GLA LEASED                        RENEWAL    CURRENT ANNUAL       SQUARE FOOT
               LESSEE            (SQ. FT.)        LEASE ENDS      OPTIONS       RENT ($)         PER ANNUM ($)
----------------------------- ---------------- ---------------   ----------- ----------------- ---------------
OfficeMax                         23,380            09/11         3/5 yr.        247,828           10.60
Barnes & Noble                    25,200            10/11         2/5 yr.        315,000           12.50
Toys "R" Us                       45,000            01/12         6/5 yr.        170,100            3.78
Dick's Sporting Goods             50,000            01/12         3/5 yr.        512,500           10.25
Best Buy                          37,005            01/13         4/5 yr.        453,311           12.25

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

KOHL'S/WILSHIRE PLAZA III, KANSAS CITY, MISSOURI

On November 17, 2004, we finalized our purchase of 88,248 gross leasable square feet of a newly constructed single tenant space that is part of a shopping center known as Wilshire Plaza III. The center is located at I-35 and Highway 152 in Kansas City, Missouri.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $10,099,050. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $114 per square foot of leasable space.

On November 17, 2004, we obtained financing in the amount of $5,417,500. The loan requires interest only payments at an annual rate of 5.12% and matures December 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Kohl's, leases 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                         BASE RENT
                        APPROXIMATE                                      PER SQUARE
                        GLA LEASED       % OF TOTAL       ANNUAL          FOOT PER         RENEWAL            LEASE  TERM
LESSEE                   (SQ. FT.)          GLA          RENT ($)        ANNUM ($)         OPTIONS      BEGINNING         TO
--------------------- ---------------- --------------- ------------- ------------------- ------------- ------------- -------------
Kohl's                    88,248            100          738,396            8.37           6/5 yr.        10/04         10/14
                                                         782,760            8.87                          11/14         01/25

For federal income tax purposes, the depreciable basis in this property will be approximately $7,574,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

SHOPPES OF DALLAS, DALLAS, GEORGIA

On July 2, 2004, we purchased a newly constructed shopping center known as Shoppes of Dallas, containing 70,610 gross leasable square feet. The center is located at Highway 381 and East Paulding Drive, in Dallas, Georgia.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $13,052,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $185 per square foot of leasable space.

We purchased this property with our own funds. On September 30, 2004, we obtained financing in the amount of $7,178,700. The loan requires interest only payments at an annual rate of 4.96% and matures April 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Publix, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                        BASE RENT
                                    APPROXIMATE                        PER SQUARE
                                     GLA LEASED      % OF TOTAL         FOOT PER           LEASE TERM
LESSEE                               (SQ. FT.)           GLA            ANNUM ($)     BEGINNING     TO
--------------------------------- ----------------- -------------- --------------- ------------- --------
Publix                                 44,840            64               10.25         03/04     03/24

For federal income tax purposes, the depreciable basis in this property will be approximately $9,789,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Shoppes of Dallas was newly constructed in 2004. The property is currently in a leasing up phase and certain tenants have executed leases for retail space within the shopping center. As of December 1, 2004, this property was 86% occupied, with a total of 61,010 square feet leased to 12 tenants. In addition, the seller is funding the shortfall rent for certain tenants until the space is occupied. The following table sets forth certain information with respect to those leases:


                                  APPROXIMATE                                                            BASE RENT PER
                                  GLA LEASED                           RENEWAL       CURRENT ANNUAL       SQUARE FOOT
               LESSEE              (SQ. FT.)        LEASE ENDS         OPTIONS          RENT ($)         PER ANNUM ($)
------------------------------- ---------------- ----------------- ---------------- ----------------- --------------------
Creative Tan                        1,200             04/07            1/3 yr.           24,000              20.00
Ladies Fitness Express              1,200             04/07            1/3 yr.           19,800              16.50
West Georgia Wireless                 900             04/07            1/3 yr.           15,300              17.00
Evan Blake Salon                    1,200             04/07            1/3 yr.           21,000              17.00
Dollar Train                        2,100             06/07            1/3 yr.           36,750              17.50
USA Nails                           1,200             03/09            2/5 yr.           28,800              24.00
Great Clips                         1,200             04/09            2/5 yr.           26,400              22.00
China Fun                           1,200             05/09            2/5 yr.           25,200              21.00
Dry Clean USA                       1,200             06/09            2/5 yr.           28,800              24.00
Subway                              1,200             07/09            2/5 yr.           22,800              19.00
Beef O'Brady's                      3,570             08/09               -              80,325              22.50
Publix                             44,840             03/24            6/5 yr.          459,600              10.25

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

THE SHOPS AT BOARDWALK, KANSAS CITY, MISSOURI

On July 1, 2004, we purchased a newly constructed shopping center known as The Shops at Boardwalk, containing 122,916 gross leasable square feet. The center is located at North Boardwalk Avenue and Ambassador Drive in Kansas City, Missouri.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $36,642,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $298 per square foot of leasable space.

We purchased this property with our own funds. On July 2, 2004, we obtained financing in the amount of $20,150,000. The loan requires interest only payments at an annual rate of 4.13% and matures August 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Borders Books, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                                                               BASE RENT
                          APPROXIMATE                          PER SQUARE
                           GLA LEASED       % OF TOTAL          FOOT PER                 LEASE TERM
LESSEE                     (SQ. FT.)           GLA             ANNUM ($)            BEGINNING      TO
----------------------- ----------------- --------------- --------------------- --------------- ---------
Borders Books                19,000             16               13.95                09/02       08/08
                                                                 14.65                09/08       08/13
                                                                 15.38                09/13       08/18
                                                                 16.11                09/18       01/24

For federal income tax purposes, the depreciable basis in this property will be approximately $27,500,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The Shops at Boardwalk was newly constructed during 2003 and 2004. The property is currently in a leasing up phase and certain tenants have executed leases for retail space within the shopping center. In addition, the seller is funding the shortfall rent for certain tenants until the space is occupied. As of December 1, 2004, this property was 81% occupied, with a total of 99,881 square feet leased to 24 tenants. The following table sets forth certain information with respect to those leases:



                                        APPROXIMATE                                                  CURRENT       BASE RENT PER
                                        GLA LEASED                                   RENEWAL          ANNUAL        SQUARE FOOT
               LESSEE                    (SQ. FT.)          LEASE ENDS               OPTIONS         RENT ($)      PER ANNUM ($)
------------------------------------- ---------------- ---------------------- -------------------- ------------- ----------------
Coldwater Creek *                           4,620         Month-to-Month             2/5 yr.         110,880           24.00
Nextel Communications                       2,004              05/08                 2/5 yr.          54,108           27.00
Electronic Boutique                         2,195              06/08                 1/5 yr.          60,582           27.60
Chicos                                      2,735              07/08                 2/5 yr.          68,375           25.00
Planet Sub                                  3,147              07/08            1/3 yr. & 1/2 yr.     84,969           27.00
Jos. A. Banks                               4,200              08/08                 1/5 yr.          92,400           22.00
Claire's Boutique                           1,200              08/08                 2/2 yr.          36,000           30.00
Maurices                                    3,781              08/08                 2/3 yr.          94,525           25.00
Noggin Noodle                               2,390              10/08                 1/5 yr.          62,140           26.00
Select Comfort                              2,158              12/08            1/3 yr. & 1/2 yr.     64,740           30.00
Archivers                                   5,957              01/09                 1/5 yr.         119,140           20.00
2nd Swing                                   3,580              04/09                1/10 yr.          93,080           26.00
Hallmark                                    3,477              05/09                 2/5 yr.          71,279           20.50
Trade Secrets                               2,763              08/09                 1/5 yr.          74,601           27.00
J. Jill                                     4,040              07/13                    -            121,200           30.00
Chipolte Mexican Grill                      2,801              07/13                 2/5 yr.          78,428           28.00
Yankee Candle                               2,000              07/13                 1/5 yr.          50,000           25.00
Red Star Tavern                             7,200              08/13                 2/5 yr.         209,061           29.00
Christopher & Banks                         3,500              08/13                    -             91,000           26.00
Kirklands                                   4,915              01/14                    -            108,130           22.00
Payless Shoesource                          3,294              04/14                 2/4 yr.          88,938           27.00
Genghis Khan                                4,423              05/14                 2/5 yr.          88,460           20.00
Talbots                                     4,501              01/16                 2/4 yr.         117,026           26.00
Borders Books                              19,000              01/24                 4/5 yr.         265,050           13.95

*  Renewal negotiations in progress

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

SHOPPES OF PROMINENCE POINT, CANTON, GEORGIA

On June 30, 2004, we purchased a newly constructed shopping center known as Shoppes of Prominence Point, containing 78,058 gross leasable square feet. The center is located at Interstate 575 and State Route 5, in Canton, Georgia.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $15,155,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $194 per square foot of leasable space.

We purchased this property with our own funds. On August 13, 2004, we obtained financing in the amount of $9,954,300. The loan requires interest only payments at an annual rate of 5.235% and matures September 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Publix, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                                                               BASE RENT
                           APPROXIMATE                         PER SQUARE
                           GLA LEASED       % OF TOTAL          FOOT PER                     LEASE  TERM
LESSEE                      (SQ. FT.)          GLA             ANNUM ($)            BEGINNING              TO
------------------------ ---------------- --------------- --------------------- ------------------- ------------------
Publix                       44,840             57               10.80                03/04               03/24


For federal income tax purposes, the depreciable basis in this property will be approximately $11,366,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Shoppes of Prominence Point was newly constructed in 2004. As of December 1, 2004, this property was 91% occupied, with a total of 70,758 square feet leased to 15 tenants. The following table sets forth certain information with respect to those leases:


                                        APPROXIMATE                                                            BASE RENT PER
                                        GLA LEASED                           RENEWAL       CURRENT ANNUAL       SQUARE FOOT
               LESSEE                    (SQ. FT.)        LEASE ENDS         OPTIONS          RENT ($)         PER ANNUM ($)
------------------------------------- ---------------- ----------------- ---------------- ----------------- --------------------
World Wireless                              1,050           03/07            1/3 yr.            21,000             20.00
World Dollar Store                          1,610           04/07            1/3 yr.            30,590             19.00
Curves                                      1,400           04/07            1/3 yr.            27,300             19.50
Prominence Chiropractic                     1,400           05/07            1/3 yr.            26,600             19.00
Oceanside Tanning                           1,400           04/08            1/4 yr.            32,200             23.00
Bowen's TaeKwonDo Plus                      2,450           04/08            1/4 yr.            47,775             19.50
Blockbuster Video                           5,268           01/09            4/5 yr.            92,190             17.50
Holly Nails                                 1,050           04/09            1/4 yr.            25,200             24.00
Dry Clean USA                               1,400           04/09               -               33,600             24.00
Yoon Sushi Restaurant                       1,400           05/09            1/5 yr.            25,900             18.50
Great Clips                                 1,400           05/09            2/5 yr.            30,800             22.00
The UPS Store                               1,400           05/09            1/5 yr.            26,600             19.00
Mui Lan Restaurant                          2,100           05/09            1/5 yr.            40,950             19.50
Beef O'Brady's                              2,590           05/12            1/8 yr.            46,620             18.00
Publix                                     44,840           03/24            6/5 yr.           484,272             10.80

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

DAVIS TOWNE CROSSING, NORTH RICHLAND HILLS, TEXAS

On June 30, 2004, we purchased 34,091 square feet of a newly constructed shopping center known as Davis Towne Crossing, which will contain 41,295 gross leasable square feet of which 4,000 square feet is a ground lease. The center is located at Davis Boulevard and Precinct Line Road in North Richland Hills, Texas.

We purchased this property from an unaffiliated third party. Our total acquisition cost for the entire property will be approximately $9,755,000. Our acquisition cost for the portion we purchased was $8,141,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost for the entire property will be approximately $236 per square foot of leasable space.

We purchased this property with our own funds. On August 9, 2004, we obtained financing in the amount of $5,365,200. The loan requires interest only payments at an annual rate of 5.185% and matures September 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Two tenants, Lady USA Fitness and Cotton Patch Cafe', each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenant to pay base annual rent on a monthly basis as follows:

                                                                            BASE RENT
                                        APPROXIMATE                         PER SQUARE
                                        GLA LEASED       % OF TOTAL          FOOT PER                   LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA             ANNUM ($)           BEGINNING            TO
------------------------------------- ---------------- --------------- --------------------- ----------------- ----------------
Lady USA Fitness                           6,000             14               17.00               10/03             10/08

Cotton Patch Cafe                          4,400             11               20.00               12/03             11/08

For federal income tax purposes, the depreciable basis in this property when completed will be approximately $7,316,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Davis Towne Crossing was newly constructed during 2003 and 2004. The property is currently in a leasing up phase and certain tenants have executed leases for retail space within the shopping center. In addition, the seller is funding the shortfall rent for certain tenants until the space is occupied. As of December 1, 2004, the portion of the property we purchased was 91% occupied with 31,091 square feet leased to 11 tenants and one ground lease tenant. The following table sets forth certain information with respect to those leases:


                                               APPROXIMATE                                                       BASE RENT PER
                                               GLA LEASED        LEASE         RENEWAL       CURRENT ANNUAL       SQUARE FOOT
                  LESSEE                        (SQ. FT.)         ENDS         OPTIONS          RENT ($)         PER ANNUM ($)
-------------------------------------------- ---------------- ------------- --------------- ----------------- --------------------
H & R Block                                        2,264         05/07         1/3 yr.                45,280         20.00
RadioShack                                         2,400         08/08         3/5 yr.                48,000         20.00
Sport Clips                                        1,440         08/08         2/5 yr.                28,800         20.00
EB Games                                           1,500         09/08         2/5 yr.                31,500         21.00
Luxury Nails                                       1,400         09/08         1/5 yr.                29,400         21.00
Friedman's Jewelers                                1,727         10/08         3/3 yr.                32,813         19.00
Lady USA Fitness                                   6,000         10/08         2/5 yr.               102,000         17.00


                                               APPROXIMATE                                                       BASE RENT PER
                                               GLA LEASED        LEASE         RENEWAL       CURRENT ANNUAL       SQUARE FOOT
                  LESSEE                        (SQ. FT.)         ENDS         OPTIONS          RENT ($)         PER ANNUM ($)
-------------------------------------------- ---------------- ------------- --------------- ----------------- --------------------
Cotton Patch Cafe                                  4,400         11/08         1/5 yr.                88,000         20.00
The UPS Store                                      1,360         02/09         1/5 yr.                25,840         19.00
Payless Shoes                                      3,000         07/13         2/5 yr.                54,000         18.00
Quiznos Subs                                       1,600         11/13         1/5 yr.                30,400         19.00
Washington Mutual (Ground Lease)                   4,000         08/28         4/5 yr.                85,000          N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

FULLERTON METROCENTER, FULLERTON, CALIFORNIA

On June 30, 2004, we purchased an existing shopping center known as Fullerton Metrocenter, containing 253,296 gross leasable square feet (which includes 5,178 square feet of ground lease space). The center is located at Harbor Boulevard and Orangethorpe Avenue, in Fullerton, California.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $51,275,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $202 per square foot of leasable space.

We purchased this property with our own funds. On July 9, 2004, we obtained financing in the amount of $28,050,000. The loan requires interest only payments at an annual rate of 5.09% and matures August 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Sportmart lease more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                                 BASE RENT
                                             APPROXIMATE                        PER SQUARE
                                             GLA LEASED       % OF TOTAL         FOOT PER                  LEASE  TERM
LESSEE                                        (SQ. FT.)          GLA             ANNUM ($)          BEGINNING            TO
------------------------------------------ ---------------- --------------- -------------------- ---------------- -----------------
Sportmart                                      43,660             17                8.25              10/88            10/93
                                                                                    9.13              11/93            10/98
                                                                                    9.54              11/98            10/03
                                                                                    9.95              11/03            02/06

For federal income tax purposes, the depreciable basis in this property will be approximately $38,456,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Fullerton Metrocenter was built in 1988. As of December 1, 2004, this property was 82% occupied, with a total 208,174 square feet leased to 38 tenants and two ground lease tenants. The following table sets forth certain information with respect to those leases:

                                             APPROXIMATE                                             CURRENT       BASE RENT PER
                                             GLA LEASED                               RENEWAL         ANNUAL        SQUARE FOOT
                 LESSEE                       (SQ. FT.)          LEASE ENDS           OPTIONS        RENT ($)      PER ANNUM ($)
------------------------------------------ ---------------- ---------------------- --------------- ------------- ------------------
H & R Block                                      5,250         Month-to-Month            -              141,816        27.01
Sportmart                                       43,660              02/06             3/5 yr.           434,334         9.95
La Caffepia                                      1,245              03/06                -               36,708        29.48
Citi Financial                                   1,560              05/06                -               35,604        22.82
KFC (Ground Lease)                               2,304              05/06                -              100,800         N/A
AT & T Wireless Services                         2,775              10/06             1/5 yr.            75,980        27.38
Payless Shoesource                               2,525              10/06             1/5 yr.            49,768        19.71
Jenny Craig                                      1,900              02/07                -               53,656        28.24
RadioShack                                       2,050              04/07             1/3 yr.            47,970        23.40
Party America                                    9,610              05/07                -              128,064        13.33
Adelphia Communications                          1,515              06/07             1/5 yr.            41,465        27.37
Quizno's Subs                                    1,400              08/07             1/5 yr.            40,460        28.90
Brite Dental                                     2,250              08/07             2/5 yr.            43,920        19.52
Lilacs Flowers and Gifts                         1,200              11/07             1/5 yr.            42,275        35.23
GameStop                                         1,550              12/07                -               36,900        23.81
Ruby's Diner                                     3,592              02/08                -              106,320        29.60
Pop's Unfinished Furniture                       6,650              04/08             2/5 yr.           101,745        15.30
Burger King (Ground Lease)                       2,874              04/08             2/5 yr.           130,968         N/A
Record Town                                      6,350              06/08             2/5 yr.            99,920        15.74
GMP Vitamin                                      1,020              07/08                                30,681        30.08
Beneficial Finance                               1,775              10/08                -               51,456        28.99
Fantastic Sams                                   1,170              11/08                -               34,728        29.68
Beauty Avenue                                    5,400              11/08                -              110,808        20.52
Jewelry Mart                                     7,000              12/08             2/5 yr.           273,432        39.06
Tilly's                                          6,040              12/08             1/5 yr.           132,276        21.90
Sylvan Learning Center                           3,648              05/09             2/3 yr.            71,646        19.64
Miry Collection                                  4,350              05/09                -              109,260        25.12
Vans                                             1,650              06/09                -               46,348        28.09
Super Mex Restaurants                            5,500              10/09                -              163,334        29.70
Kim Sun Young Salon                              1,280              10/09                -               37,860        29.58
Metro Dry Cleaning                               1,950              11/09             1/5 yr.            53,904        27.64
Tip Top Nails                                      900              01/10             1/5 yr.            36,468        40.52
Matsunoya                                        2,900              06/10                -               70,932        24.46
Baskins-Robbins                                  1,275              10/10             1/5 yr.            39,948        31.33
China Buffet                                    10,828              06/11                -              184,617        17.05
First Bank and Trust                            21,600              02/13             2/5 yr.           201,256         9.31
Orange County Credit Union                       4,000              12/13             1/5 yr.            81,600        20.40
Big Island BBQ                                   1,090              03/14             1/5 yr.            31,392        28.80
Avenue                                           5,300              01/15             2/5 yr.           104,256        19.67
PETsMART                                        19,238              03/19             3/5 yr.           278,544        14.48


In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

LOW COUNTRY VILLAGE SHOPPING CENTER, BLUFFTON, SOUTH CAROLINA

On June 30, 2004, we purchased a newly constructed shopping center known as Low Country Village Shopping Center, containing 76,479 gross leasable square feet (Phase I). We signed an agreement, subject to conditions, to purchase an additional 63,460 gross leasable square feet (Phase II) of construction estimated to be completed in late 2004 to early 2005 for approximately $10,542,800. The center is located at Highway 278 and Foreman Hill Road in Bluffton, South Carolina.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $11,091,000 for Phase I. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $145 per square foot of leasable space for Phase I and $166 per square foot of leasable space for Phase II.

We purchased Phase I and intend to purchase Phase II with our own funds. On October 6, 2004, we obtained financing in the amount of $5,370,000. The loan requires interest only payments at an annual rate of 4.96% and matures May 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Ross Dress for Less, Michaels and PETsMART, lease more than 10% of the total gross leasable area of the Phase I property. The lease term will be determined in accordance with the tenant's commencement date. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                            BASE RENT
                                        APPROXIMATE       PHASE I          PER SQUARE
                                        GLA LEASED       % OF TOTAL         FOOT PER                  LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA             ANNUM ($)          BEGINNING            TO
------------------------------------- ---------------- --------------- -------------------- ---------------- -----------------
Ross Dress for Less                       30,131             39                9.75              05/04            04/09
                                                                              10.25              05/09            04/14

Michaels                                  21,360             28                9.75              02/04            02/14

PETsMART                                  19,107             25               12.95              02/04            01/09
                                                                              13.95              02/09            01/14
                                                                              14.95              02/14            01/19

For federal income tax purposes, the depreciable basis in this property will be approximately $8,318,000 for Phase I. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Low Country Village Shopping Center is newly constructed in 2004. As of December 1, 2004, Phase I was 97% occupied, with a total of 74,299 square feet leased to six tenants. The property is currently in a leasing up phase for Phase II and certain tenants have executed lease for retail space within the shopping center. The following table sets forth certain information with respect to those leases:

                                        APPROXIMATE                                                            BASE RENT PER
                                        GLA LEASED                           RENEWAL       CURRENT ANNUAL       SQUARE FOOT
               LESSEE                    (SQ. FT.)        LEASE ENDS         OPTIONS          RENT ($)         PER ANNUM ($)
------------------------------------- ---------------- ----------------- ---------------- ----------------- --------------------
PHASE I
Kim Nails                                   1,088           07/09            1/5 yr.                18,496         17.00
Sport Clips                                 1,107           07/09            2/5 yr.                19,373         17.50
Quizno's                                    1,506           09/09            2/5 yr.                27,108         18.00
Michaels                                   21,360           02/14            4/5 yr.               208,260          9.75
Ross Dress for Less                        30,131           04/14            4/5 yr.               293,777          9.75
PETsMART                                   19,107           01/19            3/5 yr.               247,436         12.95

PHASE II
Linens 'N Things*                          25,080           07/14                                  244,530          9.75

                                        APPROXIMATE                                                            BASE RENT PER
                                        GLA LEASED                           RENEWAL       CURRENT ANNUAL       SQUARE FOOT
               LESSEE                    (SQ. FT.)        LEASE ENDS         OPTIONS          RENT ($)         PER ANNUM ($)
------------------------------------- ---------------- ----------------- ---------------- ----------------- --------------------
Cost Plus World Market*                    18,300           01/15                                  215,025         11.75

* Lease renewal option information is not currently available.

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

NORTHGATE NORTH, SEATTLE, WASHINGTON

On June 30, 2004, we purchased a newly constructed shopping center known as Northgate North, containing 302,095 gross leasable square feet. The center is located at 302 Northeast Northgate Way in Seattle, Washington.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $48,455,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $160 per square foot of leasable space.

We purchased this property with our own funds. On July 14, 2004, we obtained financing in the amount of $26,650,000. The loan requires interest only payments at an annual rate of 4.60% and matures July 2008.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Two tenants, Target and Best Buy, each leases more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                                BASE RENT
                           APPROXIMATE                         PER SQUARE
                           GLA LEASED       % OF TOTAL          FOOT PER                     LEASE  TERM
LESSEE                      (SQ. FT.)          GLA              ANNUM ($)            BEGINNING              TO
------------------------ ---------------- --------------- --------------------- ------------------- ------------------
Target                       147,582            49                4.34                01/01               12/25

Best Buy                      51,202            17               25.00                10/00               01/06
                                                                 27.00                02/06               01/11
                                                                 29.00                02/11               01/16
                                                                 31.00                02/16               01/21

For federal income tax purposes, the depreciable basis in this property will be approximately $36,341,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Northgate North was constructed between 2000 and 2003. As of December 1, 2004, this property was 98% occupied, with a total 297,006 square feet leased to eight tenants. The following table sets forth certain information with respect to those leases:


                                        APPROXIMATE                                                            BASE RENT PER
                                        GLA LEASED                           RENEWAL       CURRENT ANNUAL       SQUARE FOOT
               LESSEE                    (SQ. FT.)        LEASE ENDS         OPTIONS          RENT ($)         PER ANNUM ($)
------------------------------------- ---------------- ----------------- ---------------- ----------------- --------------------
Qwest Wireless                                  1,950       12/07            2/5 yr.                40,000         20.51
Quizno's                                        1,315       07/12            2/5 yr.                41,856         31.83
Olive Garden                                    7,930       10/12            4/5 yr.               205,000         25.85
Ross Dress for Less                            25,278       01/14            4/5 yr.               391,809         15.50
G.I. Joe's (Storage)                            1,968       05/18            4/5 yr.                11,808          6.00
G.I. Joe's                                     44,370       05/18            4/5 yr.               532,440         12.00
Bassett Furniture                              15,411       10/19               -                  295,000         19.14
Best Buy                                       51,202       01/21            4/5 yr.             1,280,060         25.00
Target                                        147,582       12/25            6/5 yr.               640,000          4.34

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

PACHECO PASS SHOPPING CENTER, GILROY, CALIFORNIA

We anticipate purchasing a portion of a newly constructed shopping center known as Pacheco Pass Shopping Center, containing 99,356 gross leasable square feet (which includes 11,810 square feet of ground lease space). The center is located at Camino Arroyo and State Highway 152 in Gilroy, California.

On June 30, 2004, we funded the initial installment of a $22,000,000 first mortgage in the amount of $15,332,906. The remainder of $6,667,094 is expected to be funded in the fourth quarter of 2004. The interest rate of this first mortgage is 6.9933% and it matures on July 15, 2005. We anticipate purchasing the center when the mortgage matures for approximately $24,400,000. We will use the principal under this mortgage towards our purchase price.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Two tenants, Best Buy and Linens 'N Things, will lease more than 10% of the total gross leasable area of the property. The lease term will be determined in accordance with the tenant's commencement date. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                                                               BASE RENT
                           APPROXIMATE                         PER SQUARE
                           GLA LEASED       % OF TOTAL          FOOT PER                     LEASE  TERM
LESSEE                      (SQ. FT.)          GLA             ANNUM ($)            BEGINNING              TO
------------------------ ---------------- --------------- --------------------- ------------------- ------------------
Best Buy                     30,000             30               13.91                11/03               01/14

Linens 'N Things             27,984             28               13.50                03/04               01/15

For federal income tax purposes, the depreciable basis in this property will be approximately $18,300,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Pacheco Pass Shopping Center was newly constructed in 2004. As of September 1, 2004, the property is currently in a leasing up phase and certain tenants have executed lease for retail space within the shopping center. The following table sets forth certain information with respect to those leases:


                                              APPROXIMATE GLA                                      BASE RENT PER
                                                   LEASED          LEASE       CURRENT ANNUAL       SQUARE FOOT
LESSEE                                           (SQ. FT.)          ENDS          RENT ($)         PER ANNUM ($)
--------------------------------------------- ----------------- ------------- ----------------- --------------------
Nextel Communications                                1,500         12/10                54,000         36.00
Electronics Boutique                                 1,500         11/13                52,500         35.00
The Sleep Train                                      4,550         11/13               111,475         24.50
Best Buy                                            30,000         01/14               417,240         13.91
Cold Stone Creamery                                  1,200         01/14                38,880         32.40
Jamba Juice                                          1,500         01/14                50,400         33.60
Subway                                               1,500         01/14                54,000         36.00
Sip n' Hot                                           1,650         01/14                56,925         34.50
Maui Taco                                            2,528         06/14                87,216         34.50
Monterey Spa & Stove                                 4,612         07/14               103,770         22.50
Linens 'N Things                                    27,984         01/15               377,784         13.50
Bank of America (Ground Lease)                         N/A         01/24               120,000          N/A
Chili's (Ground Lease)                                 N/A         04/14               100,000          N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

LAKEWOOD TOWNE CENTER, LAKEWOOD, WASHINGTON

On June 25, 2004, we purchased an existing shopping center known as Lakewood Towne Center, containing 578,863 gross leasable square feet. The center is located at Gravelly Lake Drive and 100th Street, in Lakewood, Washington.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $81,100,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $140 per square foot of leasable space.

We purchased this property with our own funds. On June 30,2004, we obtained financing in the form of two loans totaling $51,260,000. The first loan requires interest only payments on $44,000,000 at an annual rate of 2.68% for the first ninety days and thereafter at the three month LIBOR Rate. This loan matures June 2009. The second loan requires interest only payments on $7,260,000 at an annual rate of 3.83% for the first ninety days and thereafter at the LIBOR Rate. This loan matures July 2005.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Two tenants, Gottschalk's and Burlington Coat Factory, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                                            BASE RENT
                                        APPROXIMATE                         PER SQUARE
                                        GLA LEASED       % OF TOTAL          FOOT PER                     LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA             ANNUM ($)            BEGINNING              TO
------------------------------------- ---------------- --------------- --------------------- ------------------- ------------------
Gottschalk's                              119,256            21                3.35                04/02               02/12

Burlington Coat Factory                    70,533            12                5.50                08/03               08/08

                                                                               5.75                09/08               08/13

For federal income tax purposes, the depreciable basis in this property will be approximately $60,825,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Lakewood Towne Center was rebuilt in 2002 and 2003. As of December 1, 2004, this property was 95% occupied, with a total 548,113 square feet leased to 26 tenants. The following table sets forth certain information with respect to those leases:


                                        APPROXIMATE                                                            BASE RENT PER
                                        GLA LEASED                           RENEWAL       CURRENT ANNUAL       SQUARE FOOT
LESSEE                                   (SQ. FT.)        LEASE ENDS         OPTIONS          RENT ($)         PER ANNUM ($)
------------------------------------- ---------------- ----------------- ---------------- ----------------- --------------------
Rent-A-Center                               4,275           05/05            2/5 yr.                47,025         11.00
Catherine P.S. Plus                         4,507           07/05               -                   63,098         14.00
Pierce Transit                              4,200           07/06               -                   42,000         10.00
Merino's Fine Custom                        1,095           09/06            1/5 yr.                21,900         20.00
Old Country Buffet                          9,500           12/06            2/5 yr.               118,750         12.50
Old Navy                                   16,172           01/08            2/5 yr.               177,892         11.00
Famous Footwear                             8,355           10/08            2/5 yr.               125,325         15.00
EB Games                                    1,400           08/09            1/5 yr.                35,000         25.00
Wells Fargo Financial                       1,750           11/09               -                   19,565         11.18
Lowes Cineplex                             48,229           11/11            4/5 yr.               516,816         10.72
Barnes & Noble                             23,104           01/12            2/5 yr.               317,680         13.75
Michaels                                   24,035           02/12            3/5 yr.               288,420         12.00
Gottschalk's                              119,256           02/12               -                  400,000          3.35
Bed Bath & Beyond                          30,530           01/13            3/5 yr.               381,625         12.50
The Dollar Store                           15,564           01/13            1/5 yr.               210,114         13.50
Ross Dress for Less                        30,151           01/13            4/5 yr.               354,274         11.75
Lakewood Dialysis                           9,450           03/13            2/5 yr.               135,418         14.33
Burlington Coat Factory                    70,533           08/13            3/5 yr.               387,932          5.50
Office Depot                               18,000           09/13            4/5 yr.               265,500         14.75
La Palma Restaurant                         5,120           01/14            2/5 yr.                51,200         10.00
Pier 1 Imports                             11,142           02/14            2/5 yr.               192,200         17.25
Motherhood Maternity                        1,750           05/14            1/5 yr.                42,875         24.50
Avenue                                      5,682           01/16            3/5 yr.                88,469         15.57
24 Hour Fitness                            20,219           12/16            2/5 yr.               279,022         13.80
G.I. Joes                                  45,005           11/17            4/5 yr.               540,060         12.00
PETsMART                                   19,089           01/19            4/5 yr.               209,979         11.00

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

JOHN'S CREEK VILLAGE, DULUTH, GEORGIA

On June 23, 2004, we purchased 141,802 square feet of a newly constructed shopping center known as John's Creek Village, which will contain 191,752 gross leasable square feet (which includes 10,555 square feet of ground lease space). The center is located at 11720 Medlock Bridge Road, in Duluth, Georgia.

We purchased this property from an unaffiliated third party. Our total acquisition cost for the entire property will be approximately $42,503,000. Our acquisition cost for the portion we purchased was $29,158,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost for the entire property will be approximately $222 per square foot of leasable space.

We purchased this property with our own funds. On July 2, 2004, we obtained financing in the amount of $23,300,000. The loan requires interest only payments at an annual rate of 5.10% and matures August 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, LA Fitness, Ross Dress For Less and T.J. Maxx, will lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                                            BASE RENT
                                        APPROXIMATE                         PER SQUARE
                                        GLA LEASED       % OF TOTAL          FOOT PER                     LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA             ANNUM ($)            BEGINNING              TO
------------------------------------- ---------------- --------------- --------------------- ------------------- ------------------
LA Fitness                                41,000             21               17.00                12/03               11/13
                                                                               CPI                 12/13               04/19

Ross Dress for Less                       30,187             16               10.75                05/04               01/15

T.J. Maxx                                 30,000             16                8.95                09/03               09/13

For federal income tax purposes, the depreciable basis in this property when completed will be approximately $31,877,200. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

John's Creek Village was newly constructed in 2003 and 2004. The property is currently leasing up the remaining vacancies and certain tenants have executed leases for retail space within the shopping center. As of December 1, 2004, the portion of the property we purchased was 100% occupied with a total 141,802 square feet leased to 15 tenants and two ground lease tenants. The following table sets forth certain information with respect to those leases:

                                        APPROXIMATE                                                            BASE RENT PER
                                        GLA LEASED                           RENEWAL       CURRENT ANNUAL       SQUARE FOOT
               LESSEE                    (SQ. FT.)        LEASE ENDS         OPTIONS          RENT ($)         PER ANNUM ($)
------------------------------------- ---------------- ----------------- ---------------- ----------------- --------------------
Nextel Communications                           1,640       11/08            2/5 yr.                46,740         28.50
American Mattress                               6,500       11/08            1/5 yr.               100,750         15.50
Electronics Boutique                            1,200       01/09            2/5 yr.                36,000         30.00
State Farm Insurance                            1,700       01/09            1/5 yr.                45,050         26.50
T-Mobile                                        1,500       02/09            1/5 yr.                51,000         34.00
Cold Stone Creamery                             1,360       02/09            2/5 yr.                39,440         29.00
Portrait Innovations                            2,375       05/09               -                   64,125         27.00
T.J. Maxx                                      30,000       09/13            4/5 yr.               268,500          8.95
Dry Cleaners                                    1,700       12/13            2/5 yr.                47,600         28.00
Chipolte Mexican Grill                          3,000       12/13            3/5 yr.                93,000         31.00
Starbucks                                       1,665       02/14            4/5 yr.                56,527         33.95
Doctor's Visionworks                            2,400       03/14            2/5 yr.                64,800         27.00
Chili's (Ground Lease)                          5,555       05/14            4/5 yr.               100,000          N/A
Hollywood Video                                 5,020       06/14            4/5 yr.               124,245         24.75
Ross Dress for Less                            30,187       01/15            4/5 yr.               324,510         10.75
LA Fitness                                     41,000       04/19            3/5 yr.               697,000         17.00
IHOP (Ground Lease)                             5,000       12/23            4/5 yr.                85,000          N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

HUEBNER OAKS CENTER, SAN ANTONIO, TEXAS

On June 8, 2004, we purchased an existing shopping center known as Huebner Oaks Center, containing 286,684 gross leasable square feet (which includes 8,036 square feet of ground lease space). The center is located at I-10 and Huebner Road, in San Antonio, Texas.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $79,721,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $278 per square foot of leasable space.

We purchased this property with our own funds. On June 22, 2004, we obtained financing in the form of two loans totaling $48,000,000. The first loan requires interest only payments on $31,723,000 at an annual rate of 4.20% and matures July 2010. The second loan requires interest only payments on $16,277,000 at an annual rate of 3.96% and matures July 2010.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Bed, Bath & Beyond, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                            BASE RENT
                                        APPROXIMATE                        PER SQUARE
                                        GLA LEASED       % OF TOTAL         FOOT PER                  LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA             ANNUM ($)          BEGINNING            TO
------------------------------------- ---------------- --------------- -------------------- ---------------- -----------------
Bed, Bath & Beyond                        35,009             12                9.65              03/97            03/02
                                                                              10.62              04/02            03/07
                                                                              11.68              04/07            01/08



For federal income tax purposes, the depreciable basis in this property will be approximately $60,006,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Huebner Oaks Center was built between 1997 and 1998. As of December 1, 2004, this property was 98% occupied, with a total 282,286 square feet leased to 55 tenants and one ground lease tenant. The following table sets forth certain information with respect to those leases:

                                               APPROXIMATE                                                           BASE RENT PER
                                               GLA LEASED        LEASE             RENEWAL         CURRENT ANNUAL     SQUARE FOOT
                  LESSEE                        (SQ. FT.)         ENDS             OPTIONS            RENT ($)       PER ANNUM ($)
-------------------------------------------- ---------------- ------------- ---------------------- --------------- -----------------
Mattress Firm                                      2,942         05/05                -                    64,724        22.00
Compass ATM                                           60         07/05             1/2 yr.                 20,000         N/A
AAA Texas                                          3,682         11/05             1/5 yr.                 77,322        21.00
Marble Slab                                        1,542         12/05        1/3 yr. & 1/5 yr.            37,008        24.00
Kinko's                                            4,760         02/06             3/5 yr.                 92,249        19.38

                                               APPROXIMATE                                                           BASE RENT PER
                                               GLA LEASED        LEASE             RENEWAL         CURRENT ANNUAL     SQUARE FOOT
                  LESSEE                        (SQ. FT.)         ENDS             OPTIONS            RENT ($)       PER ANNUM ($)
-------------------------------------------- ---------------- ------------- ---------------------- --------------- -----------------
EB Game World                                      1,160         08/06             1/5 yr.                 33,640        29.00
Pier 1 Imports                                     8,990         02/07             3/5 yr.                182,137        20.26
Old Navy                                          14,000         03/07             1/5 yr.                196,000        14.00
Shoes 4 Kids                                       1,000         02/07             1/3 yr.                 26,500        26.50
La Madeleine                                       4,200         03/07             2/5 yr.                 86,100        20.50
Moon Mippy                                           930         04/07             1/4 yr.                 26,040        28.00
Club Humidor                                       2,254         06/07                -                    54,096        24.00
Cingular Wireless                                  2,502         06/07                -                    60,048        24.00
All Ashore Sportswear                              1,264         07/07                -                    27,808        22.00
Pearle Vision                                      2,721         07/07             2/5 yr.                 68,025        25.00
Beauty First                                       3,681         09/07             1/5 yr.                 77,301        21.00
Verizon Wireless                                   1,803         10/07             1/5 yr.                 46,878        26.00
Oreck Homecare                                     1,103         10/07             1/5 yr.                 24,266        22.00
Bed, Bath & Beyond                                35,009         01/08             2/5 yr.                371,796        10.62
Frankly Fake Copy                                    854         01/08             1/5 yr.                 23,912        28.00
Ross Dress for Less                               28,200         01/08             5/5 yr.                267,900         9.50
Men's Wearhouse                                    4,500         02/08             2/5 yr.                 88,020        19.56
Fire Wok                                           2,500         03/08             1/5 yr.                 52,500        21.00
Ride Away Bicycles                                 3,917         04/08                -                    58,755        15.00
Claire's Boutique                                  1,200         08/08                -                    33,600        28.00
Sports Clips                                       1,057         09/08                -                    27,482        26.00
Gap Kids                                           8,500         09/08             1/5 yr.                180,540        21.24
Victoria's Secret                                  4,500         09/08                -                    94,500        21.00
Bath & Body Works                                  2,500         09/08                -                    58,750        23.50
Lane Bryant                                        4,500         09/08                -                    94,500        21.00
Banana Republic                                    5,964         09/08             1/5 yr.                114,807        19.25
California Pizza Kitchen                           4,301         10/08             2/5 yr.                118,708        27.60
GNC                                                1,155         10/08                -                    28,875        25.00
Hallmark Creations                                 6,416         10/08             2/5 yr.                130,566        20.35
Barbeques Galore                                   4,498         11/08             2/5 yr.                124,145        27.60
Abercrombie & Fitch                                6,766         11/08                -                   135,320        20.00
Casual Male Big & Tall                             3,914         12/08                -                    90,022        23.00
Eddie Bauer                                        6,384         01/09                -                   193,691        30.34
Gymboree                                           1,925         01/09                -                    46,200        24.00
Ann Taylor                                         4,500         01/09                -                   131,175        29.15
Starbucks                                          1,690         02/09             2/5 yr.                 38,870        23.00
Steak Escape                                       1,663         03/09             1/5 yr.                 39,912        24.00
Tanfastic                                          1,824         04/09                -                    43,776        24.00
Cactus Low Carb Superstore                         2,083         05/09             1/5 yr.                 33,328        16.00
Brighton                                           1,498         06/09                -                    41,285        27.56
Inksell.com                                        1,000         07/09             1/5 yr.                 30,000        30.00
Ben Adams Jewelers                                 3,234         11/09                -                    83,853        25.93
Bombay Company                                     4,500         12/09                -                   121,500        27.00
Yankee Candle                                      2,028         02/10                -                    54,756        27.00
Talbots                                            6,314         01/11             1/3 yr.                164,164        26.00
Chico's                                            3,060         07/11             2/5 yr.                107,100        35.00
Macaroni Grill                                     7,846         08/12             2/5 yr.                107,000        13.64
American Eagle                                     5,800         01/14                -                   168,200        29.00
Chipotle Mexican Grill                             2,556         03/14             2/5 yr.                 69,012        27.00
Borders Books                                     27,500         01/18             5/5 yr.                411,670        14.97

                                               APPROXIMATE                                                           BASE RENT PER
                                               GLA LEASED        LEASE             RENEWAL         CURRENT ANNUAL     SQUARE FOOT
                  LESSEE                        (SQ. FT.)         ENDS             OPTIONS            RENT ($)       PER ANNUM ($)
-------------------------------------------- ---------------- ------------- ---------------------- --------------- ----------------
Saltgrass Restaurant (Ground Lease)                8,036         06/07             4/5 yr.                105,000         N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

PINE RIDGE PLAZA, LAWRENCE, KANSAS

On June 7, 2004, we purchased an existing shopping center known as Pine Ridge Plaza, containing 230,510 gross leasable square feet (which includes 84,676 square feet of ground lease space). The center is located at 3106 - 3140 Iowa Street, in Lawrence, Kansas.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $26,982,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $117 per square foot of leasable space.

We purchased this property with our own funds. On July 27, 2004, we obtained financing in the amount of $14,700,000. The loan requires interest only payments at an annual rate of 5.085% and matures August 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Kohl's, T.J. Maxx and Bed, Bath & Beyond, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                                            BASE RENT
                                        APPROXIMATE                         PER SQUARE
                                        GLA LEASED       % OF TOTAL          FOOT PER                   LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA             ANNUM ($)           BEGINNING            TO
------------------------------------- ---------------- --------------- --------------------- ----------------- ----------------
Kohl's *                                  80,654             35                N/A                03/98             01/19

T.J. Maxx                                 25,420             11                8.50               04/04             03/09
                                                                               9.00               04/09             03/14

Bed, Bath & Beyond                        24,000             10               10.00               12/03             01/14

*  Ground lease

For federal income tax purposes, the depreciable basis in this property will be approximately $20,236,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Pine Ridge Plaza was redeveloped from 1998 through 2004 and the inline strip center portion of the property was completed in 2001. As of December 1, 2004, this property was 100% occupied, with a total 230,510 square feet leased to 12 tenants and two ground lease tenants. The following table sets forth certain information with respect to those leases:



                                        APPROXIMATE                                                            BASE RENT PER
                                        GLA LEASED                           RENEWAL       CURRENT ANNUAL       SQUARE FOOT
               LESSEE                    (SQ. FT.)        LEASE ENDS         OPTIONS          RENT ($)         PER ANNUM ($)
------------------------------------- ---------------- ----------------- ---------------- ----------------- --------------------
Old Navy                                   22,000           07/06            2/5 yr.               220,000         10.00
Deals                                       9,862           08/07            2/5 yr.               128,206         13.00
Electronic Boutique                         2,190           03/08            2/5 yr.                41,063         18.75
Sports Clips                                2,190           05/08            1/5 yr.                31,317         14.30
Famous Footwear                            12,000           05/11            3/5 yr.               180,000         15.00
Bath & Body Works                           2,500           01/12            2/5 yr.                37,500         15.00
Hurst Diamonds                              1,375           01/12            1/5 yr.                24,750         18.00
Jason's Deli                                5,000           02/12            3/5 yr.                90,000         18.00
Bed, Bath & Beyond                         24,000           01/14            3/5 yr.               240,000         10.00
Michaels                                   21,000           02/14            4/5 yr.               201,495          9.60
T.J. Maxx                                  25,420           03/14            4/5 yr.               216,070          8.50
Cost Plus World Market                     18,297           01/15            3/5 yr.               247,010         13.50
Kohl's (Ground Lease)                      80,654           01/19            6/5 yr.               360,000          N/A
IHOP (Ground Lease)                         4,022           11/19            3/5 yr.                60,504          N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

ECKERD DRUG STORES

On June 3, 2004, we purchased the following four separate existing freestanding retail properties built between 2003 and 2004 known as Eckerd Drug Stores, containing a total of 54,912 gross leasable square feet.


LOCATION                                              SQUARE FEET            LEASE TERM          PURCHASE PRICE ($)
--------                                              -----------        ------------------      ------------------
1100 W. Hampton Boulevard                               13,824           06/03/04 - 06/02/24        3,069,000
Greer, South Carolina

2041 S. Croatan Highway                                 13,824           06/03/04 - 06/02/24        3,650,000
Kill Devil Hills, North Carolina

Broad River and Kennerly                                13,440           06/03/04 - 06/02/24        3,260,000
Columbia, South Carolina

1106 Main Street                                        13,824           06/03/04 - 06/02/24        2,625,000
Crossville, Tennessee

We purchased the four Eckerd Drug Stores from Eckerd, an unaffiliated third party. Our total acquisition cost, including expenses, was approximately $12,604,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $230 per square foot of leasable space.

We purchased these properties with our own funds. On July 21, 2004, we obtained financing in the form of four loans totaling $6,800,000. The loans on each property are as follows: Eckerd Drug Store in Greer, South Carolina requires interest only payments on $1,650,000; Eckerd Drug Store in Kill Devil Hills, North Carolina requires interest only payments on $1,975,000; Eckerd Drug Store in Columbia, South Carolina requires interest only payments on $1,750,000; and Eckerd Drug Store in Crossville, Tennessee requires interest only payments on $1,425,000. The interest rate on all the properties' loans is 5.275% and all the properties' loans mature August 2009.

In evaluating these properties as potential acquisitions and determining the appropriate amount of consideration to be paid for the properties, we considered a variety of factors including location, demographics, quality of tenant, length of lease, price per square foot, occupancy and the fact that overall rental rate at the property is comparable to market rates. We believe that each of these properties is well located, has acceptable roadway access and is well maintained. These properties will be subject to competition from similar properties within their market area, and economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire these properties.

One tenant, Eckerd Drug Store, leases 100% of the total gross leasable area of each property. The leases with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                             APPROXIMATE     % OF TOTAL      CURRENT                      BASE RENT PER
LESSEE/                      GLA LEASED       GLA OF EACH    ANNUAL         RENEWAL       SQUARE FOOT PER
LOCATION                      (SQ. FT.)        PROPERTY      RENT ($)       OPTIONS          ANNUM ($)           LEASE TERM
-------------------------- ----------------- ------------- -------------- ------------- ----------------- ------------- -----------
1100 W. Hampton Blvd.           13,824           100          254,727       4/5 yr.          18.43          06/03/04 -  06/02/24
Greer, SC

2041 S. Croatan Hwy.            13,824           100          302,950       4/5 yr.          21.91          06/03/04 -  06/02/24
Kill Devil Hills, NC

Broad River and Kennerly        13,440           100          270,580       4/5 yr.          20.13          06/03/04 -  06/02/24
Columbia, SC

1106 Main Street                13,824           100          217,875       4/5 yr.          15.76          06/03/04 -  06/02/24
Crossville, TN

For federal income tax purposes, the depreciable basis in these properties will be approximately $9,453,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

PLAZA SANTA FE, PHASE II, SANTA FE, NEW MEXICO

On June 1, 2004, we purchased an existing shopping center known as Plaza Santa Fe, Phase II, containing 222,389 gross leasable square feet. The center is located at Cerrilos Road and Zafarano Boulevard in Santa Fe, New Mexico.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $30,971,600. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $139 per square foot of leasable space.

We purchased this property with our own funds and by assuming the existing mortgage debt on the property. The outstanding balance on the mortgage debt at the date of acquisition was $17,551,721. This loan requires monthly principal and interest payments based on a fixed interest rate of 6.2% per annum and cannot be prepaid prior to January 2005. The loan matures on December 1, 2012.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Best Buy, Linens 'N Things and T.J. Maxx, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                               BASE RENT
                          APPROXIMATE                          PER SQUARE
                           GLA LEASED       % OF TOTAL          FOOT PER                     LEASE  TERM
LESSEE                     (SQ. FT.)           GLA              ANNUM ($)            BEGINNING              TO
----------------------- ----------------- --------------- --------------------- ------------------- ------------------
Best Buy                     31,226             14               13.50                09/01               01/09
                                                                 14.00                02/09               01/17

Linens 'N Things             31,500             14               13.50                11/00               01/06
                                                                 14.85                02/06               01/11
                                                                 16.34                02/11               01/16

T.J. Maxx                    30,900             14               10.50                11/00               11/10

For federal income tax purposes, the depreciable basis in this property will be approximately $23,300,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Plaza Santa Fe Phase II was built between 2000 to 2002. As of December 1, 2004, this property was 98% occupied, with a total 217,329 square feet leased to 20 tenants. The following table sets forth certain information with respect to those leases:

                                        APPROXIMATE                                       CURRENT       BASE RENT PER
                                        GLA LEASED                         RENEWAL        ANNUAL         SQUARE FOOT
               LESSEE                    (SQ. FT.)       LEASE ENDS        OPTIONS       RENT ($)       PER ANNUM ($)
------------------------------------- ---------------- ---------------- -------------- -------------- -------------------
State Farm Insurance                        1,250           02/05          2/3 yr.            27,500        22.00
Old Navy                                   20,115           11/06          2/5 yr.           251,438        12.50
H & R Block                                 1,900           10/07          1/5 yr.            38,000        20.00
Corral West                                 7,556           10/07          1/5 yr.            75,560        10.00
Cactus Salon                                1,250           01/08          1/5 yr.            30,000        24.00
French & French                             3,038           11/08          1/7 yr.            69,874        23.00
Alltel                                      3,932           12/08          2/5 yr.           112,612        28.64
T.J. Maxx                                  30,900           11/10          3/5 yr.           324,450        10.50
Michaels                                   20,280           03/11          3/5 yr.           253,500        12.50
D & A Mattress                              4,710           05/11          2/5 yr.            89,490        19.00
Famous Footwear                             8,000           01/12          2/5 yr.           136,000        17.00
Super Nails                                 1,000           05/12          1/5 yr.            30,000        30.00
Quizno's                                    1,900           08/12          1/5 yr.            37,715        19.85
Osaka Grill                                 6,000           09/12          2/5 yr.           150,000        25.00
Payless Shoe Source                         2,850           09/13          2/5 yr.            57,000        20.00
Mens Wearhouse                              4,505           02/15          1/5 yr.            83,343        18.50
Linens 'N Things                           31,500           01/16          3/5 yr.           425,250        13.50
Best Buy                                   31,226           01/17          2/5 yr.           421,551        13.50
PETsMART                                   20,010           01/17          3/5 yr.           284,742        14.23
Borders                                    15,407           01/18          5/5 yr.           234,957        15.25

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

NORTHPOINTE PLAZA, SPOKANE, WASHINGTON

On May 28, 2004, we purchased an existing shopping center known as Northpointe Plaza, containing 377,949 gross leasable square feet (which includes of 18,719 square feet of ground lease space). The center is located at 10100 N. Newport Highway in Spokane, Washington.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $54,524,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $144 per square foot of leasable space.

We purchased this property with our own funds. On June 4, 2004, we obtained financing in the amount of $30,850,000. The loan requires interest only payments at an annual rate of 4.272% and matures May 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Safeway, Best Buy and Gart Sports, each leases more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:



                                                                            BASE RENT
                                        APPROXIMATE                         PER SQUARE
                                        GLA LEASED       % OF TOTAL          FOOT PER                     LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA             ANNUM ($)            BEGINNING              TO
------------------------------------- ---------------- --------------- --------------------- ------------------- ------------------
Safeway                                   47,000             12                7.09                11/90               10/95
                                                                               7.43                11/95               11/95
                                                                               7.44                12/95               10/00
                                                                               7.80                11/00               11/00
                                                                               7.82                12/00               10/05
                                                                               8.19                11/05               11/05
                                                                               8.21                12/05               11/10

Best Buy                                  45,000             12                7.56                10/01               01/07
                                                                               8.12                02/07               01/12
                                                                               8.71                02/12               01/17

Gart Sports                               45,658             12                9.95                10/97               08/98
                                                                              10.56                09/98               10/02
                                                                              11.56                11/02               10/07
                                                                              12.66                11/07               01/13



For federal income tax purposes, the depreciable basis in this property will be approximately $40,893,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Northpointe Plaza was built between 1991 to 1993. As of December 1, 2004, this property was 99% occupied, with a total 373,207 square feet leased to 27 tenants and four ground lease tenants. The following table sets forth certain information with respect to those leases:



                                                      APPROXIMATE                                                    BASE RENT PER
                                                      GLA LEASED        LEASE         RENEWAL      CURRENT ANNUAL     SQUARE FOOT
                      LESSEE                           (SQ. FT.)         ENDS         OPTIONS         RENT ($)       PER ANNUM ($)
--------------------------------------------------- ---------------- ------------- --------------- --------------- ----------------
RadioShack                                                2,764         08/05            -             34,550            12.50
Payless Shoes                                             2,992         11/05         1/5 yr.          52,659            17.60
T.J. Maxx                                                24,894         01/06         2/5 yr.         186,705             7.50
Sally Beauty Supplies                                     1,778         03/06         2/5 yr.          22,401            12.60
Corral West                                               7,560         03/06         1/5 yr.          64,260             8.50
Great Clips                                               1,600         05/06            -             27,920            17.45
Mother Cupboard                                           1,600         05/06         1/5 yr.          26,400            16.50
Washington Mutual                                         4,500         06/06         2/5 yr.          82,404            18.31
Fashion Bug                                               9,000         01/07         3/5 yr.          81,000             9.00
Pier 1 Imports                                           10,000         06/07         2/5 yr.         148,200            14.82
Foxy Nails                                                1,840         10/07         1/5 yr.          33,180            18.03
Payday Plus                                               1,250         06/08         1/5 yr.          26,400            21.12
Mark Webb                                                 1,500         01/09            -             25,500            17.00
America's Best                                            4,500         03/09            -             72,000            16.00
Hollywood Video                                           7,500         08/09            -            141,450            18.86
Safeway                                                  47,000         11/10         7/5 yr.         367,386             7.82
Safeway Gas Bar (Ground Lease)                            4,000         01/11         7/5 yr.          98,000             N/A
Bath & Body Works                                         2,363         01/11         2/5 yr.          42,888            18.15
Marks Hallmark                                            3,426         01/11            -             75,390            22.01
Mail Boxes, Etc.                                          1,600         07/11         1/5 yr.          27,200            17.00
Red Robin Restaurant (Ground Lease)                       6,469         11/11         4/5 yr.          87,808             N/A
Taco Bell (Ground Lease)                                  3,000         05/12         4/5 yr.          54,996             N/A
Gart Sports                                              45,658         01/13         2/5 yr.         527,592            11.56
Old Country Buffet                                       10,172         01/13         2/5 yr.         140,373            13.80
Azteca Restaurant                                         5,275         04/13         2/5 yr.          87,860            16.66
Staples                                                  25,356         07/13         3/5 yr.         305,793            12.06
PETsMART                                                 26,175         08/13         4/5 yr.         376,396            14.38
Linens 'N Things                                         36,554         09/15         3/5 yr.         448,517            12.27
Best Buy                                                 45,000         01/17         3/5 yr.         340,000             7.56
Borders                                                  22,631         01/18         5/5 yr.         178,785             7.90
Applebees (Ground Lease)                                  5,250         12/27         4/5 yr.          66,999             N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

WATAUGA PAVILION, WATAUGA, TEXAS

On May 21, 2004, we purchased a newly constructed shopping center known as Watauga Pavilion, containing 205,195 gross leasable square feet. The center is located at 7600-7620 Denton Highway in Watauga, Texas.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $35,669,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $173 per square foot of leasable space.

We purchased this property with our own funds. On June 7, 2004, we obtained financing in the amount of $19,617,000. The loan requires interest only payments at an annual rate of 4.140% and matures July 2010.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Oshman's Sporting Goods, Ross Dress for Less and Bed, Bath & Beyond, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:


                                                                             BASE RENT
                                        APPROXIMATE                         PER SQUARE
                                         GLA LEASED       % OF TOTAL          FOOT PER                     LEASE  TERM
LESSEE                                   (SQ. FT.)           GLA             ANNUM ($)            BEGINNING              TO
------------------------------------- ----------------- --------------- --------------------- ------------------- ------------------
Oshman's Sporting Goods                    32,630             16               10.50                03/04               01/10
                                                                               11.00                02/10               01/15

Ross Dress for Less                        30,130             15                9.25                05/04               05/09
                                                                                9.50                06/09               01/15

Bed, Bath & Beyond                         24,272             12                7.50                01/04               01/14


For federal income tax purposes, the depreciable basis in this property will be approximately $26,800,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Watauga Pavilion was built during 2003 to 2004. As of December 1, 2004, this property was 96% occupied, with a total 197,218 square feet leased to 16 tenants. The following table sets forth certain information with respect to those leases:

                                       APPROXIMATE                                        CURRENT       BASE RENT PER
                                        GLA LEASED                         RENEWAL        ANNUAL         SQUARE FOOT
               LESSEE                    (SQ. FT.)       LEASE ENDS        OPTIONS       RENT ($)       PER ANNUM ($)
------------------------------------- ---------------- ---------------- -------------- -------------- -------------------
Cool Cuts 4 Kids                                1,210       10/08          1/5 yr.            25,410        21.00
Sprint Spectrum                                 2,738       12/08          2/5 yr.            60,236        22.00
Mattress Giant                                  5,000       01/09          2/5 yr.           110,000        22.00
EB Games                                        1,500       02/09          2/5 yr.            34,500        23.00
Beauty Brands                                   6,260       02/09          2/5 yr.           138,600        22.14
Vision City                                     2,258       10/09          3/5 yr.            63,224        28.00
Half Price Books                                9,663       01/14          2/5 yr.           115,956        12.00
Bed, Bath & Beyond                             24,272       01/14          3/5 yr.           182,040         7.50
Pier 1 Imports                                  9,373       02/14          2/5 yr.           161,491        17.23
Office Depot                                   20,000       04/14          3/5 yr.           260,832        13.00
Zales Fine Jewelry                              2,805       12/14          2/5 yr.            78,540        28.00
Party City                                     12,000       01/15          3/5 yr.           159,000        13.25
Ross Dress for Less                            30,130       01/15          5/5 yr.           278,703         9.25
Oshman's Sporting Goods                        32,630       01/15          3/5 yr.           342,615        10.50
Cost Plus World Market                         17,999       01/15          3/5 yr.           238,487        13.25
PETsMART                                       19,380       03/19          4/5 yr.           201,552        10.40


In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

EASTWOOD TOWNE CENTER, LANSING, MICHIGAN

On May 13, 2004, we purchased an existing shopping center known as Eastwood Towne Center, containing 332,131 gross leasable square feet (which consists of 24,110 square feet of ground lease space). The center is located at 3003 Preyde Boulevard in Lansing, Michigan.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $85,000,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $256 per square foot of leasable space.

We purchased this property with our own funds. On June 23, 2004, we obtained financing in the amount of $46,750,000. The loan requires interest only payments at an annual rate of 4.64% and matures July 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Dick's Sporting Goods, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                                                                            BASE RENT
                                        APPROXIMATE                         PER SQUARE
                                        GLA LEASED       % OF TOTAL          FOOT PER                     LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA             ANNUM ($)            BEGINNING              TO
------------------------------------- ---------------- --------------- --------------------- ------------------- -----------------
Dick's Sporting Goods                     45,000             13                 0                  09/02               06/04
                                                                               8.00                07/04               01/08
                                                                               8.50                02/08               01/13
                                                                               9.00                02/13               01/18


For federal income tax purposes, the depreciable basis in this property will be approximately $63,750,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Eastwood Towne Center was built in 2002. As of December 1, 2004, this property was 97% occupied, with a total 322,722 square feet leased to 57 tenants and four ground lease tenants. The following table sets forth certain information with respect to those leases:


                                              APPROXIMATE GLA                                          CURRENT       BASE RENT PER
                                                   LEASED          LEASE             RENEWAL            ANNUAL        SQUARE FOOT
                   LESSEE                        (SQ. FT.)          ENDS             OPTIONS           RENT ($)      PER ANNUM ($)
--------------------------------------------- ----------------- ------------- ---------------------- ------------- ---------------
State Employee Credit Union                          2,120         09/07             2/5 yr.               74,200        35.00
Panchero's                                           2,409         09/07             2/5 yr.               52,998        22.00
Claire's                                             1,200         09/07             1/5 yr.               38,400        32.00
Sprint PCS                                           1,089         09/07             1/5 yr.               47,916        44.00
Fabiano's Candies                                    1,090         09/07             1/5 yr.               27,250        25.00
Electronics Boutique                                 1,148         09/07             2/3 yr.               45,920        40.00
Hallmark                                             4,500         02/08             2/5 yr.               94,500        21.00
Star Image Photography                                 825         07/08             3/5 yr.               28,875        35.00
LA Weight Loss                                       1,100         04/09                -                  22,000        20.00
See Optics                                           1,200         09/09             1/5 yr.               45,000        37.50
Banana Republic                                      7,000         09/10        1/4 yr. & 1/3 yr.         105,000        15.00
The Gap                                              7,526         09/10        1/4 yr. & 1/3 yr.         120,416        16.00
Maggie Moo's                                         1,105         10/10             2/5 yr.               44,200        40.00
Beauty First                                         3,388         10/10             1/7 yr.               84,700        25.00

                                               APPROXIMATE GLA                                         CURRENT      BASE RENT PER
                                                   LEASED          LEASE             RENEWAL            ANNUAL       SQUARE FOOT
                   LESSEE                        (SQ. FT.)          ENDS             OPTIONS           RENT ($)      PER ANNUM ($)
--------------------------------------------- ----------------- ------------- ---------------------- ------------- ---------------
Pier 1 Imports                                      10,002         06/12             2/5 yr.              200,040        20.00
Limited Too                                          3,980         09/12             1/5 yr.               91,540        23.00
Old Thyme Herbs                                      1,000         09/12             2/5 yr.               38,000        38.00
Mall Office                                          1,000         09/12                -                  20,000        20.00
Ritz Camera                                          1,500         09/12             2/5 yr.               37,500        25.00
Johnny Rockets                                       2,592         09/12             4/5 yr.               85,536        33.00
Claddagh Pub                                         5,987         09/12             2/5 yr.              137,701        23.00
Forever 21                                           6,838         09/12             2/5 yr.              143,598        21.00
Casual Corner                                        6,019         09/12             1/5 yr.              150,475        25.00
Subway                                               1,729         10/12             2/5 yr.               60,515        35.00
Treehouse Toys                                       4,716         10/12             2/5 yr.              113,184        24.00
Mitchell's Fish Market                               7,264         11/12             2/5 yr.              183,416        25.25
Coldwater Creek                                      6,000         11/12             2/5 yr.              150,000        25.00
J. Crew                                              6,000         01/13             1/5 yr.              144,000        24.00
Guess                                                5,000         01/13                -                 125,000        25.00
White House Black Market                             1,850         01/13             2/5 yr.               61,050        33.00
Express                                              8,000         01/13             2/5 yr.              192,000        24.00
Victoria's Secret                                    6,500         01/13             2/5 yr.              156,000        24.00
DSW Shoe Warehouse                                  25,000         01/13             4/5 yr.              300,000        12.00
Jos A. Banks                                         4,500         01/13             1/5 yr.              121,500        27.00
American Eagle                                       5,400         01/13             2/5 yr.              129,600        24.00
Ann Taylor Loft                                      5,280         01/13             2/5 yr.              132,000        25.00
Bath & Body Works                                    3,360         01/13             2/5 yr.               80,640        24.00
Yankee Candle                                        2,500         01/13             2/5 yr.               75,000        30.00
The Children's Place                                 4,526         01/13             2/5 yr.              117,676        26.00
Aeropostal                                           3,600         01/13             1/5 yr.               86,400        24.00
Starbuck's                                           1,440         02/13             4/5 yr.               50,400        35.00
Lane Bryant                                          5,390         02/13             2/5 yr.              140,140        26.00
McAlister's Deli                                     3,311         02/13             2/5 yr.               79,464        24.00
Christopher & Banks                                  3,000         03/13             2/5 yr.              105,000        35.00
Venetian Nails                                       1,376         04/13             2/5 yr.               48,160        35.00
April Cornell                                        2,250         05/13             2/5 yr.               76,500        34.00
Mother's Work                                        2,685         06/13             2/5 yr.               93,975        35.00
Capitol Fur                                          1,157         10/13             2/5 yr.               30,081        26.00
Hampton Jewelers                                     2,163         10/13             2/5 yr.               43,260        20.00
Talbots                                              4,800         01/14             2/5 yr.              112,800        23.50
Ecco Shoes                                           1,599         05/14             2/5 yr.               51,168        32.00
Wlliams-Sonoma                                       5,500         01/15                -                 121,000        22.00
Pottery Barn                                        10,500         01/15                -                 231,000        22.00
Earport, Inc.                                        1,046         04/16                -                  26,150        25.00
Brio/Bravo                                           7,134         09/17             1/5 yr.              190,000        26.63
Borders (Schuler Books)                             24,418         01/18             3/5 yr.              439,524        18.00
Dick's Sporting Goods                               45,000         01/18             4/5 yr.              360,000         8.00
CoAmerica (Ground Lease)                             3,310         10/18             4/5 yr.              125,000         N/A
Max & Erma's (Ground Lease)                          7,000         09/19             4/5 yr.              202,000         N/A
PF Changs (Ground lease)                             6,800         11/12             3/5 yr.               60,000         N/A
Smoky Bones (Ground Lease)                           7,000         10/13             4/5 yr.              110,000         N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

ARVADA MARKETPLACE AND ARVADA CONNECTION, ARVADA, COLORADO

On April 29, 2004, we purchased two existing shopping centers, situated directly across the street from each other, containing 358,757 total gross leasable square feet. Arvada Marketplace contains 297,678 square feet and Arvada Connection contains 61,079 square feet (which includes 2,040 square feet of ground lease space). The centers are located at 7320-7490 West 52nd Street in Arvada, Colorado.

We purchased these two centers from one unaffiliated third party. Our total acquisition cost was approximately $51,550,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $144 per square foot of leasable space.

We purchased this property with our own funds. On June 21, 2004, we obtained financing in the amount of $28,510,000. The loan requires interest only payments at an annual rate of 4.13% and matures July 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Two tenants, Sam's Club and Gart Sports, each lease more than 10% of the total gross leasable area of Arvada Marketplace and two tenants, Old Country Buffet and Pier 1 Imports, each lease more than 10% of the total gross leasable area at Arvada Connection. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                               BASE RENT
                           APPROXIMATE                         PER SQUARE
                           GLA LEASED       % OF TOTAL          FOOT PER                     LEASE  TERM
LESSEE                      (SQ. FT.)          GLA              ANNUM ($)           BEGINNING              TO
------------------------ ---------------- --------------- --------------------- ------------------- ------------------
ARVADA MARKETPLACE
Sam's Club                   142,491            48                4.04                03/86               07/90
                                                                  5.25                08/90               06/95
                                                                  6.31                07/95               03/01
                                                                  8.01                04/01               03/11

Gart Sports                  54,903             18                6.24                10/93               01/99
                                                                  7.15                02/99               12/03
                                                                  5.75                01/04               01/04
                                                                  7.03                02/04               01/09
                                                                  7.25                02/09               01/14

ARVADA CONNECTION
Old Country Buffet           10,000             16                8.00                09/92               12/97
                                                                 10.00                01/98               12/02
                                                                 11.00                01/03               12/07

Pier 1 Imports                8,068             13               14.00                04/88               04/93
                                                                 15.00                05/93               04/98
                                                                 15.00                05/98               04/99
                                                                 15.50                05/99               04/00
                                                                 16.00                05/00               04/01

                                                               BASE RENT
                           APPROXIMATE                         PER SQUARE
                           GLA LEASED       % OF TOTAL          FOOT PER                     LEASE  TERM
LESSEE                      (SQ. FT.)          GLA              ANNUM ($)            BEGINNING              TO
------------------------ ---------------- --------------- --------------------- ------------------- ------------------
Pier 1 Imports
(continued)                                                      16.50                05/01               04/02
                                                                 17.00                05/02               04/03
                                                                 17.00                05/03               04/06
                                                                 18.00                05/06               04/08


For federal income tax purposes, the depreciable basis in this property will be approximately $38,700,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Arvada Marketplace and Arvada Connection were built between 1987 through 1990. As of December 1, 2004, Arvada Marketplace was 97% occupied, with a total 288,819 square feet leased to 26 tenants and Arvada Connection was 78% occupied, with a total 47,483 square feet leased to 11 tenants and one ground lease tenant. The following table sets forth certain information with respect to those leases:


                                        APPROXIMATE                                                    CURRENT       BASE RENT PER
                                        GLA LEASED             LEASE                 RENEWAL            ANNUAL        SQUARE FOOT
               LESSEE                    (SQ. FT.)              ENDS                 OPTIONS           RENT ($)      PER ANNUM ($)
------------------------------------- ---------------- ---------------------- ---------------------- ------------- ----------------
ARVADA MARKETPLACE
Carefree Spas & Pools                       6,367         Month-to-Month                -                  54,120         8.50
Ted Johnson, DDS                            1,564         Month-to-Month             1/5 yr.               25,376        16.23
Elegant Nails                               1,000         Month-to-Month                -                  17,000        17.00
Lady of America Fitness                     4,200              02/05                 1/5 yr.               88,200        21.00
Amanda's Bridal                             5,155              05/05                 1/5 yr.               54,128        10.50
Fast Signs                                  1,600              06/05                 1/5 yr.               24,000        15.00
American General Finance                    1,381              11/05                 1/5 yr.               24,168        17.50
Namiko's Restaurant                         3,015              02/06                    -                  53,577        17.77
Cruise Holidays                             1,400              02/06                    -                  21,000        15.00
Citi Financial                              2,251              12/06                 1/5 yr.               35,821        15.91
Schlotzsky's Deli                           1,900              07/07                    -                  26,600        14.00
The UPS Store                               1,375              12/07                 1/5 yr.               24,063        17.50
Supercuts                                   2,213              12/07                 1/5 yr.               37,621        17.00
Fantastic Sam's                             1,350              12/07                 1/5 yr.               22,275        16.50
Fashion Bug                                10,000              03/08                1/15 yr.               80,000         8.00
Subway                                      1,230              10/08                 1/5 yr.               22,755        18.50
RadioShack                                  2,791              10/08                 2/5 yr.               43,958        15.75
Lone Star Steakhouse                        6,000              11/08                 1/5 yr.               85,430        14.24
Tile for Less                               3,016              03/09                    -                  48,256        16.00
Executive Tans                              1,500              06/09                    -                  22,687        15.13
1st Cleaners                                1,400              04/10                 1/5 yr.               23,800        17.00
Red Robin Burger                            7,300              12/10                 1/5 yr.              201,795        27.64
Sam's Club                                142,491              03/11                 4/5 yr.            1,142,063         8.01
Famous American Bar-B-Que                   6,054              03/12                 2/5 yr.              149,836        24.75
Gart Sports                                54,903              01/14                 2/5 yr.              385,902         7.03
Office Depot                               17,363              05/14                 3/5 yr.              138,904         8.00
ARVADA CONNECTION
Liquor Paradise                             2,600              04/06                 1/5 yr.               34,450        13.25
Kwal-Howell Paint Center                    3,965              05/06                    -                  58,484        14.75
State Farm Insurance                        1,190              07/06                 1/5 yr.               20,825        17.50

                                        APPROXIMATE                                                    CURRENT       BASE RENT PER
                                        GLA LEASED             LEASE                 RENEWAL            ANNUAL        SQUARE FOOT
               LESSEE                    (SQ. FT.)              ENDS                 OPTIONS           RENT ($)      PER ANNUM ($)
------------------------------------- ---------------- ---------------------- ---------------------- ------------- ----------------
U-Frame-It                                  1,680              09/06                    -                  24,780        14.75
Verizon Wireless                            1,400              10/06                    -                  27,398        19.57
Pier 1 Imports                              8,068              04/08                    -                 137,156        17.00
Household Finance                           1,680              11/07                 1/5 yr.               26,880        16.00
Old Country Buffet                         10,000              12/07                 2/5 yr.              110,000        11.00
Taco Bell (Ground Lease)                    2,240              12/07                 2/5 yr.               74,347         N/A
Waldenbooks & More                          7,600              01/09                    -                 176,700        23.25
SAS Shoes                                   2,600              11/09                 1/5 yr.               28,600        11.00
IHOP                                        4,460              01/10            1/3 yr. & 1/4 yr.         101,900        22.85


In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

ALISON'S CORNER SHOPPING CENTER, SAN ANTONIO, TEXAS

On April 28, 2004, we purchased an existing shopping center known as Alison's Corner Shopping Center containing 55,066 gross leasable square feet. The center is located at 2720 SW Military Drive in San Antonio, Texas.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $7,042,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $128 per square foot of leasable space.

We purchased this property with our own funds. On May 10, 2004, we obtained financing in the amount of $3,850,000. The loan requires interest only payments at an annual rate of 4.272% and matures June 2010.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Ross Dress for Less, Mattress Firm and Shoe Carnival, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                                            BASE RENT
                                        APPROXIMATE                         PER SQUARE
                                        GLA LEASED       % OF TOTAL          FOOT PER                     LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA             ANNUM ($)            BEGINNING              TO
------------------------------------- ---------------- --------------- --------------------- ------------------- ------------------
Ross Dress for Less                       30,066             55               10.00                09/03               01/14

Shoe Carnival                             12,000             22               13.00                09/03               08/13

Mattress Firm                              9,000             16               12.00                01/04               12/08

For federal income tax purposes, the depreciable basis in this property will be approximately $5,282,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Alison's Corner was built in 2003. As of December 1, 2004, this property was 100% occupied, with a total 55,066 square feet leased to four tenants. The following table sets forth certain information with respect to those leases:

                                        APPROXIMATE                                       CURRENT       BASE RENT PER
                                        GLA LEASED                         RENEWAL        ANNUAL         SQUARE FOOT
               LESSEE                    (SQ. FT.)       LEASE ENDS        OPTIONS       RENT ($)       PER ANNUM ($)
------------------------------------- ---------------- ---------------- -------------- -------------- -------------------
Mattress Firm                               9,000           12/08          2/5 yr.           108,000        12.00
Dots                                        4,000           01/09          3/5 yr.            67,000        16.75
Shoe Carnival                              12,000           08/13          2/5 yr.           156,000        13.00
Ross Dress for Less                        30,066           01/14          5/5 yr.           300,660        10.00

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

NORTH RIVERS TOWN CENTER, CHARLESTON, SOUTH CAROLINA

On April 27, 2004, we purchased a portion of a newly constructed shopping center known as North Rivers Town Center. The property we acquired contains 141,204 gross leasable square feet, (which includes 31,280 square feet of ground lease space). The center is located at Rivers Avenue and Ashley Phosphate Road in Charleston, South Carolina.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $20,100,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $142 per square foot of leasable space.

We purchased this property with our own funds. On June 3, 2004, we obtained financing in the amount of $11,050,000. The loan requires interest only payments at an annual rate of 4.76% and matures May 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Four tenants, Babies "R" Us, Bed, Bath & Beyond, Ross Dress for Less and Office Depot, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                                            BASE RENT
                                        APPROXIMATE                         PER SQUARE
                                        GLA LEASED       % OF TOTAL          FOOT PER                     LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA             ANNUM ($)            BEGINNING              TO
------------------------------------- ---------------- --------------- --------------------- ------------------- ------------------
Bed, Bath & Beyond                        28,000             20               10.85                11/03               01/14

Ross Dress For Less                       30,024             21               11.00                02/04               01/15

Office Depot                              16,000             11               11.50                02/04               01/14

Babies "R" Us *                           31,280             22                N/A                 11/03               01/14

*  Ground Lease

For federal income tax purposes, the depreciable basis in this property will be approximately $15,100,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

North Rivers Town Center was built during 2003 and 2004. As of December 1, 2004, this property was 100% occupied, with a total 141,204 square feet leased to 15 tenants and a parcel to one tenant under a ground lease. The following table sets forth certain information with respect to those leases:

                                              APPROXIMATE GLA                                     CURRENT       BASE RENT PER
                                                   LEASED           LEASE          RENEWAL        ANNUAL         SQUARE FOOT
                   LESSEE                        (SQ. FT.)           ENDS          OPTIONS       RENT ($)       PER ANNUM ($)
--------------------------------------------- ----------------- --------------- -------------- -------------- -------------------
All About Cellular                                   1,400          01/07          1/3 yr.            27,300        19.50
Mattress Gallery                                     2,400          10/08          2/5 yr.            52,800        22.00
Super Nails                                          1,400          11/08          1/3 yr.            28,000        20.00
GameStop                                             1,750          11/08          2/5 yr.            35,000        20.00
Great Clips                                          1,250          01/09          2/5 yr.            26,250        21.00
Cold Stone Creamery                                  1,500          01/09          3/5 yr.            30,000        20.00
Firehouse Subs                                       1,800          02/09          2/3 yr.            36,000        20.00
Towne Centre                                         1,600          04/09          2/3 yr.            26,400        16.50
Pro Golf of Charleston                               4,800          03/10          2/3 yr.            76,800        16.00
David's Bridal                                      10,000          10/13          2/5 yr.           155,000        15.50
Bed, Bath & Beyond                                  28,200          01/14          3/5 yr.           305,970        10.85
Office Depot                                        16,000          01/14          4/5 yr.           184,000        11.50
Babies "R" Us (Ground Lease)                        31,280          01/14          6/5 yr.           160,776         N/A
Just Fresh Bakery & Cafe                             4,800          02/14          2/5 yr.           100,800        21.00
Pearle Vision                                        3,000          02/14          2/5 yr.            60,000        20.00
Ross Dress For Less                                 30,024          01/15          4/5 yr.           330,264        11.00

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

BLUEBONNET PARC, BATON ROUGE, LOUISIANA

On April 20, 2004, we purchased an existing shopping center known as Bluebonnet Parc containing 135,289 gross leasable square feet. The center is located at I-10 and Bluebonnet Road in Baton Rouge, Louisiana.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $22,000,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $163 per square foot of leasable space.

We purchased this property with our own funds. On May 10, 2004, we obtained financing in the amount of $12,100,000. The loan requires interest only payments at an annual rate of 4.372% and matures May 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Best Buy, Linens `N Things and Cost Plus World Market, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                                            BASE RENT
                                        APPROXIMATE                         PER SQUARE
                                        GLA LEASED       % OF TOTAL          FOOT PER                     LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA             ANNUM ($)            BEGINNING              TO
------------------------------------- ---------------- --------------- --------------------- ------------------- ------------------
Best Buy                                  45,439             34               13.00                08/02               01/08
                                                                              13.50                02/08               01/13
                                                                              14.25                02/13               01/18

Linens 'N Things                          32,418             24               11.50                10/02               01/09
                                                                              12.50                02/09               01/14

Cost Plus World Market                    18,300             14               14.00                12/02               01/09
                                                                              14.50                02/09               01/14

For federal income tax purposes, the depreciable basis in this property will be approximately $16,500,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Bluebonnet Parc was built in 2002. As of December 1, 2004, this property was 95% occupied, with a total 128,289 square feet leased to seven tenants. The following table sets forth certain information with respect to those leases:

                                        APPROXIMATE                                       CURRENT       BASE RENT PER
                                        GLA LEASED                         RENEWAL        ANNUAL         SQUARE FOOT
               LESSEE                    (SQ. FT.)       LEASE ENDS        OPTIONS       RENT ($)       PER ANNUM ($)
------------------------------------- ---------------- ---------------- -------------- -------------- -------------------
Brook May Music                             8,000           06/09          2/5 yr.           128,000        16.00
David's Bridal                              9,998           09/12          2/5 yr.           159,968        16.00
Lifeway Christian Bookstore                 9,161           10/12          2/5 yr.           141,995        15.50
Cost Plus World Market                     18,300           01/14          3/5 yr.           256,200        14.00
Linens 'N Things                           32,418           01/14          3/5 yr.           372,807        11.50
The Men's Wearhouse                         4,973           02/14          2/5 yr.            99,460        20.00
Best Buy                                   45,439           01/18          3/5 yr.           590,707        13.00

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

BEST ON THE BOULEVARD, LAS VEGAS, NEVADA

On April 14, 2004, we purchased an existing shopping center known as Best on the Boulevard, containing 204,427 gross leasable square feet. The center is located at 3820 Maryland Parkway in Las Vegas, Nevada.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $35,500,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $174 per square foot of leasable space.

We purchased this property with our own funds. On May 7, 2004, we obtained financing in the amount of $19,525,000. The loan requires interest only payments at an annual rate of 3.99% and matures May 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to reimburse a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Best Buy, Barnes & Noble Booksellers and Copeland's Sporting Goods, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                                            BASE RENT
                                        APPROXIMATE                         PER SQUARE
                                        GLA LEASED       % OF TOTAL          FOOT PER                     LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA             ANNUM ($)            BEGINNING              TO
------------------------------------- ---------------- --------------- --------------------- ------------------- ------------------
Best Buy                                  57,726             28               15.00                11/94               01/05
                                                                               CPI                 02/05               01/10
                                                                               CPI                 02/10               01/15

Barnes & Noble Booksellers                26,092             13               13.41                09/99               09/04
                                                                              14.35                10/04               01/10

Copeland's Sporting Goods                 25,129             12               27.52                07/97               08/99
                                                                              13.50                09/99               06/02
                                                                              15.12                07/02               06/07
                                                                              16.93                07/07               06/12

For federal income tax purposes, the depreciable basis in this property will be approximately $26,265,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Best on the Boulevard was built during the three year period from 1996 to 1999. As of December 1, 2004, this property was 77% occupied, with a total 156,756 square feet leased to eight tenants. The following table sets forth certain information with respect to those leases:


                                        APPROXIMATE                                       CURRENT       BASE RENT PER
                                        GLA LEASED                         RENEWAL        ANNUAL         SQUARE FOOT
               LESSEE                    (SQ. FT.)       LEASE ENDS        OPTIONS       RENT ($)       PER ANNUM ($)
------------------------------------- ---------------- ---------------- -------------- -------------- -------------------
Barnes & Noble Booksellers                 26,092           01/10          3/5 yr.           374,500        14.35
Rochester Big & Tall                        7,000           08/10          2/5 yr.           206,533        29.50
Deli Planet                                 4,800           11/10          2/5 yr.           115,200        24.00
Cost Plus World Market                     18,508           02/11          3/5 yr.           303,531        16.40
Hallmark                                    7,500           02/12          3/5 yr.           205,500        27.40
Copeland's Sporting Goods                  25,129           06/12          4/5 yr.           379,950        15.12
Pier 1 Imports                             10,001           02/14          3/5 yr.           169,753        16.97
Best Buy                                   57,726           01/15          2/5 yr.           865,890        15.00

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

PARADISE VALLEY MARKETPLACE, PHOENIX, ARIZONA

On April 8, 2004, we purchased an existing shopping center known as Paradise Valley Marketplace containing 92,158 gross leasable square feet (which includes 10,908 square feet of ground lease space). The center is located at Tatum Boulevard and Shea Boulevard in Phoenix, Arizona.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $28,510,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $309 per square foot of leasable space. Included in the purchase price was 11,000 square feet is vacant land that has been approved for development.

We purchased this property with our own funds. On June 3, 2004, we obtained financing in the amount of $15,680,500. The loan requires interest only payments at an annual rate of 4.55% and matures May 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Whole Foods Grocery Store, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                             BASE RENT
                                         APPROXIMATE                        PER SQUARE
                                         GLA LEASED       % OF TOTAL         FOOT PER                     LEASE  TERM
LESSEE                                   (SQ. FT.)           GLA             ANNUM ($)            BEGINNING              TO
------------------------------------- ----------------- --------------- --------------------- ------------------- ------------------
Whole Foods                                32,000             35               13.50                01/02               01/12
                                                                                CPI                 02/12               01/17
                                                                                CPI                 02/17               01/22


For federal income tax purposes, the depreciable basis in this property will be approximately $21,383,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Paradise Valley Marketplace was built in 2002. As of December 1, 2004, this property was 79% occupied, with a total 72,704 square feet leased to 17 tenants. The following table sets forth certain information with respect to those leases:

                                        APPROXIMATE                                       CURRENT       BASE RENT PER
                                        GLA LEASED                         RENEWAL        ANNUAL         SQUARE FOOT
               LESSEE                    (SQ. FT.)       LEASE ENDS        OPTIONS       RENT ($)       PER ANNUM ($)
------------------------------------- ---------------- ---------------- -------------- -------------- -------------------
EB Gameworld                                1,015           11/05          2/3 yr.            30,450        30.00
Beauty Brands                               5,510           12/06          1/5 yr.           176,320        32.00
Verizon Wireless                            2,047           12/06          2/3 yr.            65,504        32.00
Soma Restaurant                             3,452           10/07          1/5 yr.           112,190        32.50
Ship Rite                                   1,340           11/07          1/5 yr.            37,673        28.11
So-Oh! Fashion Outlet                       1,964           02/08          1/5 yr.            53,028        27.00
Hava Java                                   1,587           05/08          1/5 yr.            58,846        37.08
Mattress Authority                          2,453           08/08             -               75,062        30.60
Nick's Restaurant                           2,100           11/08          2/5 yr.            73,542        35.02
Washington Mutual                           4,114           01/09          3/5 yr.           131,648        32.00
The Village Frame Shop                      1,400           04/09          1/5 yr.            37,800        27.00
The Diamond Source                          1,677           11/09          1/3 yr.            46,956        28.00
Baja Fresh                                  2,544           12/11          2/6 yr.            97,079        38.16
Pick Up Stix                                1,820           01/12          2/5 yr.            67,363        37.01
Select Dry Cleaning                         2,505           01/13          2/5 yr.            77,404        30.90
The Men's Wearhouse                         5,176           03/13          2/5 yr.           165,632        32.00
Whole Foods                                32,000           01/22          4/5 yr.           432,000        13.50

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

HERITAGE TOWNE CROSSING, EULESS, TEXAS

On March 5, 2004, we purchased an existing shopping center known as Heritage Towne Crossing containing 73,579 gross leasable square feet (which includes 7,246 square feet of ground lease space). The center is located at Glade Road and State Highway 121 in Euless, Texas.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $14,855,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $202 per square foot of leasable space. A portion of the purchase price will be held in an escrow, to be paid to the seller when the remaining spaces are leased.

We purchased this property with our own funds. On April 30, 2004, we obtained financing in the amount of $8,950,000. The loan requires interest only payments at an annual rate of 4.374% and matures June 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

No individual tenant leases more than 10% of the total gross leasable area of the property.

For federal income tax purposes, the depreciable basis in this property will be approximately $12,200,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Heritage Towne Crossing was built in 2002. As of December 1, 2004, this property was 98% occupied, with a total 72,119 square feet leased to 27 tenants and two ground lease tenants. The following table sets forth certain information with respect to those leases:

                                        APPROXIMATE                                       CURRENT       BASE RENT PER
                                        GLA LEASED                         RENEWAL        ANNUAL         SQUARE FOOT
               LESSEE                    (SQ. FT.)       LEASE ENDS        OPTIONS       RENT ($)       PER ANNUM ($)
------------------------------------- ---------------- ---------------- -------------- -------------- -------------------
APB Mortgage                                2,530           09/06          1/3 yr.            45,540        18.00
GameStop                                    1,400           03/07          1/3 yr.            29,400        21.00
Mattress Firm                               4,000           04/07          2/5 yr.            96,000        24.00
All Battery Store                           2,000           04/07          2/5 yr.            44,000        22.00
Cow Fireworks                               1,200           05/07          2/5 yr.            20,400        17.00
Dapper Dan Cleaners                         2,000           06/07          1/5 yr.            38,000        19.00
Lava Asian Grill                            3,000           07/07          1/5 yr.            51,000        17.00
Salon G                                     2,800           08/07          1/5 yr.            50,400        18.00
Ultra Tan                                   1,600           08/07          2/5 yr.            24,000        15.00
Golf USA of Euless                          3,473           12/07          1/5 yr.            69,460        20.00
Coppell Spine/Sports Rehab                  2,000           03/08          1/3 yr.            38,000        19.00
Sara Donuts                                 1,400           04/08          1/5 yr.            23,800        17.00
Plato's Closet                              3,000           04/08          1/5 yr.            54,000        18.00
Village Barber                              1,100           04/08          1/5 yr.            23,100        21.00
Town & Country Tobacco                      1,800           04/08          2/5 yr.            32,400        18.00
Parker Uniforms                             3,000           05/08          1/5 yr.            42,000        14.00
The Cash Store                              1,300           07/08          2/5 yr.            24,700        19.00
Art & Frame Warehouse                       2,546           07/08          1/5 yr.            39,463        15.50
Wings to Go                                 2,000           09/08          1/5 yr.            32,000        16.00
Delicious Delights                          1,500           10/08          1/5 yr.            27,000        18.00
Ultima Fitness                              2,266           11/08          1/5 yr.            37,389        16.50
Nails Spa                                   3,410           01/09          1/5 yr.            61,380        18.00
Double Dave's                               3,308           03/09          1/5 yr.            54,582        16.50

                                        APPROXIMATE                                       CURRENT       BASE RENT PER
                                        GLA LEASED                         RENEWAL        ANNUAL         SQUARE FOOT
               LESSEE                    (SQ. FT.)       LEASE ENDS        OPTIONS       RENT ($)       PER ANNUM ($)
------------------------------------- ---------------- ---------------- -------------- -------------- -------------------
The Soccer Corner                           4,000           05/10          2/5 yr.            62,600        15.65
Panda Express                               2,250           04/12          2/5 yr.            47,250        21.00
Washington Mutual                           4,000           10/12          4/5 yr.            84,000        21.00
Pearle Vision                               1,990           12/12          2/5 yr.            35,820        18.00
Whataburger (Ground lease)                  3,500           08/18          3/5 yr.            60,000         N/A
Taco Bell (Ground lease)                    3,746           09/23          4/5 yr.            51,000         N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

PEORIA CROSSINGS, PEORIA, ARIZONA

On March 4, 2004, we purchased a newly constructed shopping center known as Peoria Crossings, containing 213,733 gross leasable square feet. The center is located at 9350 West Northern Avenue, in Peoria, Arizona.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $37,368,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $175 per square foot of leasable space.

We originally purchased this property with our own funds. On March 5, 2004, we obtained financing in the amount of $20,497,000. The loan requires interest only payments at an annual rate of 4.09% and matures April 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Ross Dress for Less, Michaels and Petco, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenant to pay base annual rent on a monthly basis as follows:

                                                                             BASE RENT
                                         APPROXIMATE                        PER SQUARE
                                         GLA LEASED       % OF TOTAL          FOOT PER                     LEASE  TERM
LESSEE                                   (SQ. FT.)           GLA             ANNUM ($)            BEGINNING              TO
------------------------------------- ----------------- --------------- --------------------- ------------------- ------------------
Ross Dress for Less                        30,171             14               10.00                05/03               01/14

Michaels                                   24,063             11               11.00                03/02               02/12

Kohl's                                     88,408             41                8.79                03/04               01/24

For federal income tax purposes, the depreciable basis in this property will be approximately $28,026,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Peoria Crossing was built in 2002 and 2003. As of December 1, 2004, this property was 98% occupied, with a total 209,211 square feet leased to 21 tenants. The following table sets forth certain information with respect to those leases:

                                        APPROXIMATE                                       CURRENT       BASE RENT PER
                                        GLA LEASED                         RENEWAL        ANNUAL         SQUARE FOOT
               LESSEE                    (SQ. FT.)       LEASE ENDS        OPTIONS       RENT ($)       PER ANNUM ($)
------------------------------------- ---------------- ---------------- -------------- -------------- -------------------
Famous Footwear                            10,030           01/08          2/5 yr.           162,988        16.25
EB Games                                    1,500           01/08          1/5 yr.            37,500        25.00
Sally Beauty Supply                         1,200           02/08          1/5 yr.            26,400        22.00
Claire's Boutique                           1,269           02/08          1/5 yr.            30,456        24.00
Voice Stream                                1,200           02/08          5/1 yr.            32,400        27.00
Sleep America                               4,500           03/08          1/5 yr.           112,500        25.00
Cold Stone Creamery                         1,400           05/08          5/1 yr.            37,492        26.78
Sarpino's Pizzeria                          1,200           07/08          1/5 yr.            32,136        26.78
Great Clips                                 1,405           08/08          5/1 yr.            36,179        25.75
Salon 74                                    1,300           12/08          1/5 yr.            33,800        26.00
Supercuts                                   1,202           12/08          2/5 yr.            33,656        28.00
Michaels                                   24,063           02/12          4/5 yr.           264,693        11.00
Petco                                      15,216           10/12          2/5 yr.           216,067        14.20
Payless Shoes                               4,042           01/13          2/5 yr.            80,840        20.00
Quizno's                                    1,400           05/13          2/5 yr.            38,500        27.50
Panda Express                               2,205           06/13          2/5 yr.            59,535        27.00
Dress Barn                                  8,000           06/13          2/5 yr.           140,000        17.50
Anna's Linens                               8,000           09/13          2/5 yr.           112,000        14.00
Ross Dress for Less                        30,171           01/14          4/5 yr.           301,710        10.00
Jazzy Java                                  1,500           11/14             -               43,645        29.10
Kohl's                                     88,408           01/24          6/5 yr.           777,524         8.79

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

PROMENADE AT RED CLIFF, ST. GEORGE, UTAH

On February 13, 2004, we acquired an existing shopping center known as Promenade at Red Cliff containing 94,445 gross leasable square feet. The center is located at 250 N. Red Cliffs Drive in St. George, Utah.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $19,537,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $207 per square foot of leasable space.

We purchased this property with our own funds. On April 8, 2004, we obtained financing in the amount of $10,590,000. The loan requires interest only payments at an annual rate of 4.29% and matures May 1, 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Old Navy, Staples, and Big 5 Sporting Goods, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                                             BASE RENT
                                         APPROXIMATE                        PER SQUARE
                                         GLA LEASED       % OF TOTAL          FOOT PER                     LEASE  TERM
LESSEE                                   (SQ. FT.)           GLA             ANNUM ($)            BEGINNING              TO
------------------------------------- ----------------- --------------- --------------------- ------------------- ------------------
Big 5 Sporting Goods                       10,000             11               11.50                06/97               05/02
                                                                               12.54                06/02               01/07

Old Navy                                   19,324             20               12.00                02/98               11/03
                                                                               13.51                12/03               11/08

Staples                                    22,500             24               11.50                06/97               05/12


For federal income tax purposes, the depreciable basis in this property will be approximately $14,650,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Promenade at Red Cliff was built in 1998. As of December 1, 2004, this property was 95% occupied, with a total 89,561 square feet leased to 18 tenants. The following table sets forth certain information with respect to those leases:

                                        APPROXIMATE                                       CURRENT       BASE RENT PER
                                        GLA LEASED                         RENEWAL        ANNUAL         SQUARE FOOT
               LESSEE                    (SQ. FT.)       LEASE ENDS        OPTIONS       RENT ($)       PER ANNUM ($)
------------------------------------- ---------------- ---------------- -------------- -------------- -------------------
Franklin Quest                              1,206           12/06             -               30,150        25.00
Hollywood Entertainment                     6,200           12/06          2/5 yr.           122,328        19.73
Big 5 Sporting Goods                       10,000           01/07          4/5 yr.           125,352        12.54
Vitamin World                               1,280           06/07             -               26,880        21.00
Sally Beauty Supply                         1,200           06/07             -               22,876        19.06
Gen X Clothing                              7,816           06/07          1/5 yr.           131,543        16.83
Prudential                                  1,017           06/07          1/5 yr.            25,628        25.20
Papa John's Pizza                           1,347           12/07          1/5 yr.            35,022        26.00
Durango Grill                               2,693           02/08          1/5 yr.            75,404        28.00
Supercuts                                   1,030           02/08             -               24,720        24.00
Cold Stone Creamery                         1,173           08/08          2/5 yr.            33,501        28.56
Country Clutter                             1,545           09/08          1/5 yr.            39,398        25.50
Old Navy                                   19,324           11/08          1/5 yr.           261,036        13.51
Samuri 21                                   4,057           12/08          1/5 yr.            97,368        24.00
Quizno's                                    1,424           01/09          1/5 yr.            30,828        21.65
2 Fat Guys Pizza                            4,236           02/09          1/5 yr.            91,074        21.50
Panda Express                               1,513           12/09          2/5 yr.            36,312        24.00
Staples                                    22,500           05/12          3/5 yr.           258,750        11.50


In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

NEWNAN CROSSING WEST AND PHASE II, NEWNAN, GEORGIA

On February 13, 2004, we acquired an existing shopping center known as Newnan Crossing Phase II containing 160,254 gross leasable square feet (which includes 6,650 square feet of ground lease space), for approximately $22,362,000. This property is adjacent to Newnan Crossing West, which we acquired on December 24, 2003 for approximately $16,808,000. Newnan Crossing West contains 131,196 gross leasable square feet. The center is located at 591 Bullsboro Drive in Newnan, Georgia.

We purchased the property from an unaffiliated third party. This amount may increase by additional costs which have not been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $139 per square feet, and $128 per square feet of leasable space for Newnan Crossing Phase II and Newnan Crossing West, respectively. We intend to purchase an additional 28,000 gross leasable square feet for approximately $4,042,000 in late 2004 when construction has been completed.

We originally purchased this property with our own funds. On February 17, 2004, we obtained financing in the amount of $21,543,091. On December 8, 2004, we increased the loan amount by an additional $2,223,100 and now totals $23,766,191. The loan requires interest only payments at an annual rate of 4.38% and matures March 1, 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, BJ's Wholesale, T.J. Maxx and Office Depot, each lease more than 10% of the combined total gross leasable area of the West and Phase II properties The leases with these tenants require the tenant to pay base annual rent on a monthly basis as follows:

                                                               BASE RENT
                          APPROXIMATE                          PER SQUARE
                           GLA LEASED       % OF TOTAL          FOOT PER                     LEASE  TERM
LESSEE                     (SQ. FT.)           GLA             ANNUM ($)            BEGINNING              TO
----------------------- ----------------- --------------- --------------------- ------------------- ------------------
Office Depot                 30,000             10               10.75                06/99               06/14

T.J. Maxx                    30,000             10                7.35                08/99               08/04
                                                                  8.00                09/04               08/09

BJ's  Wholesale             115,396             40                8.75                05/03               04/08
                                                                  CPI                 05/08               04/13
                                                                  CPI                 05/13               04/18
                                                                  CPI                 05/18               05/23

For federal income tax purposes, the depreciable basis will be approximately $15,930,000 and $11,356,000 for Phase II and West, respectively. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Newnan Crossing West and Phase II were built in 1999. As of December 1, 2004, the property was 100% occupied, with a total 291,450 square feet leased to 21 tenants and one ground lease. The following table sets forth certain information with respect to those leases:


                                        APPROXIMATE                                       CURRENT       BASE RENT PER
                                        GLA LEASED                         RENEWAL        ANNUAL         SQUARE FOOT
               LESSEE                    (SQ. FT.)       LEASE ENDS        OPTIONS       RENT ($)       PER ANNUM ($)
------------------------------------- ---------------- ---------------- -------------- -------------- -------------------
Hallmark                                    5,000           07/06          2/5 yr.            72,500        14.50
RadioShack                                  3,000           08/06          2/5 yr.            51,000        17.00
Stratus Communication                       1,300           12/06          1/5 yr.            22,750        17.50
Hibbett's Sporting Goods                    7,000           01/07          2/5 yr.            94,500        13.50
USA Nails & Tan                             1,300           04/07          1/5 yr.            23,400        18.00
Ted's Montana Grill                         4,000           04/08          4/5 yr.            64,000        16.00
Planet Smoothie                             1,040           07/08          1/5 yr.            18,200        17.50
The Corner Tavern                           5,000           08/08          2/5 yr.            85,000        17.00
Great Clips                                 1,200           10/08          1/5 yr.            21,600        18.00
Banana Beach                                1,200           12/08          1/5 yr.            21,600        18.00
Cingular Wireless                           1,760           12/08          1/5 yr.            31,680        18.00


                                        APPROXIMATE                                       CURRENT       BASE RENT PER
                                        GLA LEASED                         RENEWAL        ANNUAL         SQUARE FOOT
               LESSEE                    (SQ. FT.)       LEASE ENDS        OPTIONS       RENT ($)       PER ANNUM ($)
------------------------------------- ---------------- ---------------- -------------- -------------- -------------------
Michaels                                   23,704           02/09          4/5 yr.           213,336         9.00
My Friend's Place                           1,600           03/09          2/5 yr.            28,800        18.00
T.J. Maxx                                  30,000           08/09          3/5 yr.           240,000         8.00
Old Navy                                   25,000           09/09          1/5 yr.           236,925         9.48
Party City                                 12,000           10/09          2/5 yr.           156,000        13.00
Payless Shoesource                          3,000           11/09          2/5 yr.            51,000        17.00
Rack Room                                   7,300           01/10          3/5 yr.           124,100        17.00
Sizes Unlimited                             5,000           01/12          2/4 yr.            77,500        15.50
O'Charley's (Ground Lease)                  6,650           02/14          3/5 yr.            66,000         N/A
Office Depot                               30,000           06/14          3/5 yr.           322,500        10.75
BJ's Wholesale                            115,396           05/23          4/5 yr.         1,009,715         8.75

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

MACARTHUR CROSSING, LAS COLINAS (IRVING), TEXAS

On February 5, 2004, we purchased an existing shopping center known as MacArthur Crossing containing 109,755 gross leasable square feet (which includes 6,500 square feet of ground lease space). The center is located at MacArthur Boulevard and LBJ Freeway in Las Colinas (Irving), Texas.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $23,102,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $210 per square foot of leasable space.

We purchased this property with our own funds. On April 2, 2004, we obtained financing in the amount of $12,700,000. The loan requires interest only payments at an annual rate of 4.29% and matures May 1, 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Stein Mart, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                                                               BASE RENT
                          APPROXIMATE                          PER SQUARE
                           GLA LEASED       % OF TOTAL          FOOT PER                     LEASE  TERM
LESSEE                     (SQ. FT.)           GLA             ANNUM ($)            BEGINNING              TO
----------------------- ----------------- --------------- --------------------- ------------------- ------------------
Stein Mart                   34,000             31                6.75                07/96               07/06
                                                                  7.25                08/06               07/11


For federal income tax purposes, the depreciable basis in this property will be approximately $17,340,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

MacArthur Crossing was built in 1995 and 1996. As of December 1, 2004, this property was 98% occupied, with a total 107,759 square feet leased to 27 tenants and one ground lease tenant. The following table sets forth certain information with respect to those leases:


                                              APPROXIMATE GLA                                     CURRENT       BASE RENT PER
                                                   LEASED                          RENEWAL        ANNUAL         SQUARE FOOT
             LESSEE                              (SQ. FT.)        LEASE ENDS       OPTIONS       RENT ($)       PER ANNUM ($)
--------------------------------------------- ----------------- --------------- -------------- -------------- -------------------
Monarch Dental                                       3,920          12/04          1/5 yr.            66,640        17.00
Valley Ranch Vacations                               1,381          06/05             -               24,858        18.00
Regis Haircutters                                    1,500          01/06          1/5 yr.            37,500        25.00
RadioShack                                           2,000          02/06          1/5 yr.            31,000        15.50
Wolf Camera                                          1,780          02/06          1/5 yr.            35,600        20.00
Merle Norman                                         1,457          02/06          1/5 yr.            23,880        16.39
GNC                                                  1,400          02/06          1/5 yr.            25,200        18.00
Rice Boxx                                            2,101          02/06             -               52,525        25.00
Starbucks Coffee                                     1,604          03/06          2/5 yr.            32,080        20.00
The UPS Store                                        1,260          06/06          1/5 yr.            30,240        24.00
Sally Beauty Supply                                  1,500          06/06          1/5 yr.            29,100        19.40
I Fratelli Restaurant                                5,000          08/06             -              107,500        21.50
Subway                                               1,400          09/06          1/5 yr.            21,000        15.00
Planet Tan                                           4,400          10/06          1/5 yr.            79,200        18.00
Blockbuster Video (Ground Lease)                     6,500          12/06          4/5 yr.           127,335         N/A
Flowers For You                                      2,100          02/07             -               42,000        20.00
Issin Sushi                                          4,000          03/07             -               80,000        20.00
State Farm Insurance                                 2,000          04/07          1/5 yr.            34,000        17.00
Eyecare 20/20                                        2,000          06/07          1/5 yr.            40,000        20.00
Marshall Message Therapy                               640          03/08          2/5 yr.            11,520        18.00
TD Waterhouse                                        2,500          04/08          2/5 yr.            55,000        22.00
Custom Cleaners                                      2,100          02/09          1/5 yr.            58,800        28.00
Quizno's                                             2,100          06/09          2/5 yr.            52,500        25.00
Stein Mart                                          34,000          07/11          3/5 yr.           229,500         6.75
Mi Cocina                                            4,964          01/12          2/5 yr.           124,100        25.00
Pei Wei                                              3,160          02/12          2/5 yr.            96,380        30.50
Mattress Firm                                        4,000          04/14          2/5 yr.           108,000        27.00
Firestone Tire                                       6,992          07/16          2/5 yr.           145,000        20.74

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

LA PLAZA DEL NORTE, SAN ANTONIO, TEXAS

On January 21, 2004, we purchased an existing shopping center known as La Plaza Del Norte, containing 320,345 gross leasable square feet. The center is located at 125 Northwest Loop 410, in San Antonio, Texas.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $58,143,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $182 per square foot of leasable space.

We purchased this property with our own funds. On February 4, 2004, we obtained financing in the amount of 32,528,000. The loan requires interest only payments at an annual rate of 4.61% and matures March 1, 2010.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Two tenants, Oshman's Sporting Goods and Best Buy, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenant to pay base annual rent on a monthly basis as follows:


                                                                            BASE RENT
                                        APPROXIMATE                         PER SQUARE
                                         GLA LEASED       % OF TOTAL         FOOT PER                      LEASE  TERM
LESSEE                                   (SQ. FT.)           GLA             ANNUM ($)            BEGINNING              TO
------------------------------------- ----------------- --------------- --------------------- ------------------- ------------------
Oshman's Sporting Goods                    65,000             20               11.11                09/96               01/02
                                                                               11.61                02/02               01/07
                                                                               12.11                02/07               01/12
                                                                               12.61                02/12               01/17

Best Buy                                   58,000             18               14.00                08/96               01/02
                                                                               14.75                02/02               01/07
                                                                               15.50                02/07               01/12

For federal income tax purposes, the depreciable basis in this property will be approximately $43,076,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

La Plaza Del Norte was built in 1996 and 1999. As of December 1, 2004, this property was 95% occupied, with a total 303,245 square feet leased to 16 tenants. The following table sets forth certain information with respect to those leases:


                                        APPROXIMATE                                                  CURRENT       BASE RENT PER
                                        GLA LEASED                              RENEWAL              ANNUAL         SQUARE FOOT
LESSEE                                   (SQ. FT.)       LEASE ENDS             OPTIONS             RENT ($)       PER ANNUM ($)
------------------------------------- ---------------- ---------------- ------------------------- -------------- -------------------
Lifeway Christian                           6,000           11/06               2/5 yr.                 132,000        22.00
Pearle Vision                               3,500           12/06               2/5 yr.                 120,750        34.50
Ross Dress for Less                        28,438           01/07               4/5 yr.                 288,640        10.15
OfficeMax                                  23,229           11/12               2/5 yr.                 261,326        11.25
DSW Shoe Warehouse                         22,000           04/07               4/5 yr.                 374,000        17.00
All Battery Center                          1,600           05/07               2/5 yr.                  36,800        23.00
Successories                                1,200           09/08          1/3 yr. & 1/2 yr.             26,400        22.00
GameStop                                    2,006           12/08                  -                     52,156        26.00
Half Price Books                            8,000           10/09               1/5 yr.                  96,000        12.00
David's Bridal                             12,000           11/09               2/5 yr.                 198,240        16.52
Petco                                      13,650           11/11               3/5 yr.                 278,187        20.38
Cost Plus World Market                     18,900           01/12               3/5 yr.                 302,400        16.00
Best Buy                                   58,000           01/12               3/5 yr.                 855,500        14.75
Simpson-Williams                            9,875           12/12                  -                    161,600        16.36
Bealls                                     29,847           01/14               2/5 yr.                 194,005         6.50
Oshman's Sporting Goods                    65,000           01/17               4/5 yr.                 754,650        11.61

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

SHOPPES AT QUARTERFIELD (METRO SQUARE CENTER/SUPER VALU SHOPPING CENTER), SEVERN, MARYLAND

On January 20, 2004, we purchased an existing shopping center formerly known as Metro Square Center and Super Valu Shopping Center, containing 61,817 gross leasable square feet. The center is located at 7858 Quarterfield in Severn (Annapolis), Maryland.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $11,031,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $178 per square foot of leasable space.

We purchased this property with our own funds. On April 1, 2004, we obtained financing in the amount of $6,067,183. The loan requires interest only payments at an annual rate of 4.28% and matures April 1, 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Shoppers Food Warehouse, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                                                                             BASE RENT
                                        APPROXIMATE                          PER SQUARE
                                         GLA LEASED       % OF TOTAL          FOOT PER                     LEASE  TERM
LESSEE                                   (SQ. FT.)           GLA             ANNUM ($)            BEGINNING              TO
------------------------------------- ----------------- --------------- --------------------- ------------------- ------------------
Shoppers Food Warehouse                    58,217             94               14.00                09/99               08/04
                                                                               14.50                09/04               08/09
                                                                               15.24                09/09               08/14
                                                                               16.00                09/14               01/20

For federal income tax purposes, the depreciable basis in this property will be approximately $8,840,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Shoppes at Quarterfield was built in 1999. As of December 1, 2004, this property was 96% occupied, with a total 59,417 square feet leased to two tenants. The following table sets forth certain information with respect to those leases:


                                        APPROXIMATE                                       CURRENT       BASE RENT PER
                                        GLA LEASED                         RENEWAL        ANNUAL         SQUARE FOOT
               LESSEE                    (SQ. FT.)       LEASE ENDS        OPTIONS       RENT ($)       PER ANNUM ($)
------------------------------------- ---------------- ---------------- -------------- -------------- -------------------
Great Clips                                     1,200       12/05          5/1 yr.         28,366           23.64
Shoppers Food Warehouse                        58,217       01/20          4/5 yr.        844,146           14.50

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

LARKSPUR LANDING, LARKSPUR, CALIFORNIA

On January 14, 2004, we purchased an existing shopping center known as Larkspur Landing, containing 173,821 gross leasable square feet. The center is located at 2257 Larkspur Landing Circle, in Larkspur, California.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $61,145,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $352 per square foot of leasable space.

We originally purchased this property with our own funds. On January 30, 2004, we obtained financing in the amount of $33,630,000. The loan requires interest only payments at an annual rate of 4.45% and matures February 1, 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Bed, Bath & Beyond, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                                                                             BASE RENT
                                       APPROXIMATE PER                      PER SQUARE
                                         GLA LEASED       % OF TOTAL         FOOT PER                      LEASE  TERM
LESSEE                                   (SQ. FT.)           GLA             ANNUM ($)            BEGINNING              TO
------------------------------------- ----------------- --------------- --------------------- ------------------- ------------------
Bed, Bath & Beyond                         42,318             24               20.50                11/02               11/06
                                                                               21.83                12/06               11/11
                                                                               23.21                12/11               11/17

For federal income tax purposes, the depreciable basis in this property will be approximately $45,859,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Larkspur Landing was built in 1978 and renovated in 2001. As of December 1, 2004, this property was 87% occupied, with a total 150,893 square feet leased to 33 tenants. The following table sets forth certain information with respect to those leases:

                                        APPROXIMATE                                                 CURRENT       BASE RENT PER
                                        GLA LEASED                                   RENEWAL        ANNUAL         SQUARE FOOT
               LESSEE                    (SQ. FT.)            LEASE ENDS             OPTIONS       RENT ($)       PER ANNUM ($)
------------------------------------- ---------------- -------------------------- -------------- -------------- -------------------
Golden Gate Printing*                       3,287           Month-to-Month              -               30,010         9.13
Allstate Insurance *                          405           Month-to-Month              -               13,365        33.00
Avanti *                                    1,115           Month-to-Month              -                2,400         2.15
John Connelly *                               880           Month-to-Month              -                6,924         7.87
24 Hour Fitness                            17,844                03/10               1/5 yr.           535,320        30.00
Benchmark Medical                           5,791                04/05               1/5 yr.           152,786        26.38
Roadrunner Burrito                            800                06/05                  -               30,624        38.28
Redhill                                     2,688                07/05               3/1 yr.            74,189        27.60
Jaeger                                      1,500                07/05                  -               42,966        28.64
Oliver Allen Corp.                          9,392                09/05               1/5 yr.           242,313        25.80
Robert Buerger                                880                06/06               1/3 yr.            18,480        21.00
Maxwell Cleaners                            2,748                09/06                  -              107,172        39.00
Norman Mahan Jewelers                       1,333                01/07                  -               43,669        32.76
Determined Productions                     11,185                03/07               1/4 yr.           608,663        54.42
Larkspur Shoes & Repair                       807                03/07                  -               23,564        29.20
Marin Visitor Bureau                          720                07/07                  -               19,440        27.00
Larkspur Landing Optomery                   1,165                06/08                  -               39,598        33.99
Bay Area Wireless                             610                04/08               2/5 yr.            23,790        39.00
American Nails                                745                06/08                  -               23,691        31.80
AAA                                         5,245                07/08               2/5 yr.           169,938        32.40
Togo's Eatery                               1,625                07/08                  -               40,677        25.03
Timothy Bricca DD                           1,064                07/08                  -               36,133        33.96
All California                              3,359                07/08                  -              114,172        33.99
Weight Watchers                             1,291                09/08                  -               61,219        47.42

                                        APPROXIMATE                                                 CURRENT       BASE RENT PER
                                        GLA LEASED                                   RENEWAL        ANNUAL         SQUARE FOOT
               LESSEE                    (SQ. FT.)            LEASE ENDS             OPTIONS       RENT ($)       PER ANNUM ($)
------------------------------------- ---------------- -------------------------- -------------- -------------- -------------------
Cooper Alley                                2,000                11/08                  -              107,987        53.99
Ragged Sailor                               1,207                12/08                  -               33,888        28.08
Larkspur Landing Pet Clinic                 1,141                04/09                  -               36,831        32.28
Sushi Ko                                    1,709                08/09                  -               55,372        32.40
Marin Brewing Co.                           5,978                03/11                  -              190,219        31.82
Fidelity Investments                        7,232                07/11               2/5 yr.           459,955        63.60
Yogalive                                    6,150                09/12                  -              184,500        30.00
Bed, Bath & Beyond                         42,318                11/17               3/5 yr.           867,519        20.50
Noonan's Restaurant                         6,679                12/18               2/5 yr.           222,878        33.37

*  Renewal negotiations in progress.

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

NORTH RANCH PAVILIONS, THOUSAND OAKS, CALIFORNIA

On January 15, 2004, we purchased an existing shopping center known as North Ranch Pavilions, containing 62,812 gross leasable square feet. The center is located at 1125-85 Lindero Road, in Thousand Oaks, California.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $18,468,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $294 per square foot of leasable space.

We purchased this property with our own funds. On March 3, 2004, we obtained financing in the amount of $10,157,000. The loan requires interest only payments at an annual rate of 4.12% and matures April 2009.

 We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Savvy Salon, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                               BASE RENT
                          APPROXIMATE                          PER SQUARE
                           GLA LEASED       % OF TOTAL          FOOT PER                     LEASE  TERM
LESSEE                     (SQ. FT.)           GLA             ANNUM ($)            BEGINNING              TO
----------------------- ----------------- --------------- --------------------- ------------------- ------------------
Savvy Salon                  6,500              10               11.71                10/03               01/04
                                                                 25.20                02/04               01/06
                                                                 26.76                02/06               01/08
                                                                 28.32                02/08               01/10
                                                                 30.00                02/10               01/12
                                                                 31.80                02/12               02/14

For federal income tax purposes, the depreciable basis in this property will be approximately $13,851,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

North Ranch Pavilions was built in 1992. As of December 1, 2004, this property was 89% occupied, with a total 55,928 square feet leased to 24 tenants. The following table sets forth certain information with respect to those leases:


                                        APPROXIMATE                                             CURRENT       BASE RENT PER
                                        GLA LEASED                            RENEWAL           ANNUAL         SQUARE FOOT
               LESSEE                    (SQ. FT.)       LEASE ENDS           OPTIONS          RENT ($)       PER ANNUM ($)
------------------------------------- ---------------- ---------------- -------------------- -------------- -------------------
Prudential Realty                           3,379           11/04                -                 103,397        30.60
Ilene's Boutique                            2,105           12/04                -                  51,590        24.51
Seta's Shoes                                1,086           04/05                -                  19,548        18.00
Walton's Portraits                          1,300           08/06             1/5 yr.               31,359        24.12
Postal Club                                 1,086           10/06             1/5 yr.               24,891        22.92
Dance Trends                                2,338           11/06             1/5 yr.               41,523        17.76
Bank of America                             4,500           12/06                -                 194,619        43.25
Clubhouse Cleaners                          1,505           12/06             1/5 yr.               43,765        29.08
Cookies by Design                           1,353           01/07             1/5 yr.               32,822        24.26
Malibu Gymnastics                           3,740           02/07        1/1 yr. & 3/3 yr.          67,320        18.00
State Farm Insurance                        1,023           03/07                -                  22,791        22.28
Tae Kwon Do Academy                         1,512           06/07             2/5 yr.               34,648        22.92
Treasured Memories                          3,691           08/07             1/5 yr.               46,129        12.50
Kay's Nails                                 1,028           10/07                -                  24,178        23.52
Total Body Fitness                          1,998           12/07             1/5 yr.               37,042        18.54
Malibu Gymnastics                           3,040           11/08             5/1 yr.               56,362        18.54
Sudore Pilates                              1,346           01/09             1/5 yr.               36,342        27.00
Exotic Thai                                 1,746           02/11                -                  52,380        30.00
Rustico Ristorante                          3,495           08/11             2/5 yr.               94,412        27.01
We Frame It                                 1,526           09/11             1/5 yr.               36,075        23.64
Lamp Post Pizza                             3,600           11/11                -                  90,145        25.04
Sushi Tei                                   1,725           07/12             2/5 yr.               52,705        30.55
North Ranch Dentistry                       1,306           10/13             2/5 yr.               39,548        30.28
Savvy Salon                                 6,500           02/14             2/5 yr.              163,800        25.20

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

HICKORY RIDGE SHOPPING CENTER, HICKORY, NORTH CAROLINA

On January 9, 2004, we purchased an existing shopping center known as Hickory Ridge Shopping Center containing 380,487 gross leasable square feet (which includes 70,127 square feet of ground lease space). The center is located at Catawba Valley Road in Hickory, North Carolina.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $41,900,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $110 per square foot of leasable space.

We originally purchased this property with our own funds. On January 23, 2004, we obtained financing in the amount of $23,650,000. The loan requires interest only payments as an annual rate of 4.531% and matures February 1, 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Best Buy, Kohl's and Dick's Sporting Goods, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                                             BASE RENT
                                         APPROXIMATE                         PER SQUARE
                                         GLA LEASED       % OF TOTAL          FOOT PER                     LEASE  TERM
LESSEE                                   (SQ. FT.)           GLA             ANNUM ($)            BEGINNING              TO
------------------------------------- ----------------- --------------- --------------------- ------------------- ------------------
Best Buy                                   45,000             12               10.75                07/99               01/15

Dick's Sporting Goods *                    45,000             12                N/A                 01/00               01/20

Kohl's                                     86,584             23                6.83                08/99               02/20

*  Ground lease

For federal income tax purposes, the depreciable basis in this property will be approximately $35,068,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Hickory Ridge Shopping Center was built in 1999. As of December 1, 2004, this property was 100% occupied, with a total 380,487 square feet leased to 19 tenants and two ground lease tenants. The following table sets forth certain information with respect to those leases:

                                                    APPROXIMATE                                    CURRENT       BASE RENT PER
                                                    GLA LEASED         LEASE        RENEWAL        ANNUAL         SQUARE FOOT
                     LESSEE                          (SQ. FT.)         ENDS         OPTIONS       RENT ($)       PER ANNUM ($)
------------------------------------------------- ---------------- -------------- ------------- -------------- ------------------
Osaka Japanese Cuisine                                  2,100          01/05        1/5 yr.         40,950           19.50
Thai Orchid                                             2,800          01/05        1/5 yr.         53,200           19.00
Tony's Pizza                                            2,100          01/05        1/5 yr.         45,150           21.50
EB Games                                                1,600          10/05        1/5 yr.         32,000           20.00
Factory Mattress                                        3,600          11/06        1/5 yr.         66,600           18.50
Party City                                             12,000          06/09        2/5 yr.        162,000           13.50
Marshalls                                              30,000          08/09        3/5 yr.        234,000            7.80
Great Clips                                             1,200          12/09           -            23,400           19.50
Sprint PCS                                              2,800          01/10           -            50,400           18.00
Old Navy                                               25,000          01/10        1/5 yr.        212,500            8.50
Shoe Carnival                                          12,000          01/10        2/5 yr.        129,000           10.75
Hallmark Cards                                          6,000          02/10        1/5 yr.         93,900           15.65
Family Christian Bookstore                              5,000          03/10        2/5 yr.         90,000           18.00
Pier 1 Imports                                          9,976          03/12        2/5 yr.        174,580           17.50
The Avenue                                              6,600          01/13        2/5 yr.         78,012           11.82
Best Buy                                               45,000          01/15        3/5 yr.        483,750           10.75
A.C. Moore                                             21,000          12/15        3/5 yr.        248,730           11.84
Linens 'N Things                                       35,000          01/16        3/5 yr.        367,500           10.50
Kohl's                                                 86,584          02/20        6/5 yr.        590,995            6.83
Dicks Sporting Goods (Ground Lease)                    45,000          01/20        6/5 yr.        185,000            N/A
Babies "R" Us (Ground Lease)                           25,127          01/13        6/5 yr.        126,647            N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

CORWEST PLAZA, NEW BRITAIN, CONNECTICUT

On January 6, 2004, we purchased an existing shopping center known as CorWest Plaza containing 115,011 gross leasable square feet. The center is located at 665 and 687 West Main Street in New Britain, Connecticut.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $33,000,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $287 per square foot of leasable space.

We originally purchased this property with our own funds. On January 7, 2004, we obtained financing in the amount of $18,150,000. The loan requires interest only payments at an annual rate of 4.56% and matures February 1, 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Super Stop and Shop, Liquor Depot and CVS Pharmacy, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                                             BASE RENT
                                         APPROXIMATE                         PER SQUARE
                                         GLA LEASED       % OF TOTAL          FOOT PER                     LEASE  TERM
LESSEE                                   (SQ. FT.)           GLA             ANNUM ($)            BEGINNING              TO
------------------------------------- ----------------- --------------- --------------------- ------------------- ----------------
Super Stop & Shop                          68,073             59               26.00                05/03               05/08
                                                                               26.50                06/08               05/13
                                                                               27.00                06/13               05/18
                                                                               27.50                06/18               05/23
                                                                               28.00                06/23               05/28

CVS Pharmacy                               12,150             11               26.00                06/01               01/22

Liquor Depot                               14,000             12               14.00                08/01               08/06
                                                                               16.00                09/06               08/11

For federal income tax purposes, the depreciable basis in this property will be approximately $26,101,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

CorWest Plaza was built in phases between 1999 to 2003. As of December 1, 2004, this property was 99% occupied, with a total 114,023 square feet leased to 10 tenants. The following table sets forth certain information with respect to those leases:


                                                APPROXIMATE GLA                                     CURRENT       BASE RENT PER
                                                     LEASED                          RENEWAL        ANNUAL         SQUARE FOOT
                    LESSEE                         (SQ. FT.)        LEASE ENDS       OPTIONS       RENT ($)       PER ANNUM ($)
----------------------------------------------- ----------------- --------------- -------------- -------------- -------------------
Video One                                              3,500          09/05          2/3 yr.            51,181        14.62
Rent-A-Center                                          6,000          02/06          1/5 yr.            90,000        15.00
Cingular Wireless                                      1,553          06/06          1/5 yr.            27,954        18.00
Subway                                                 1,500          08/06          3/2 yr.            20,011        13.34
Webster Bank                                           2,147          11/05          2/5 yr.            38,646        18.00


                                                APPROXIMATE                                         CURRENT       BASE RENT PER
                                                 GLA LEASED                          RENEWAL        ANNUAL         SQUARE FOOT
                    LESSEE                       (SQ. FT.)          LEASE ENDS       OPTIONS       RENT ($)       PER ANNUM ($)
----------------------------------------------- ----------------- --------------- -------------- -------------- -------------------
Papa Gino's                                            3,000          02/11          2/5 yr.            60,000        20.00
Liquor Depot                                          14,000          08/11          2/5 yr.           196,000        14.00
Frazier's Two Cleaners & Laundromat                    2,100          10/11          2/5 yr.            37,800        18.00
CVS Pharmacy                                          12,150          01/22          4/5 yr.           315,900        26.00
Super Stop & Shop                                     68,073          05/28          6/5 yr.         1,769,898        26.00

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

SHAW'S SUPERMARKET, NEW BRITAIN, CONNECTICUT

On December 31, 2003, we purchased a single user retail center known as Shaw's Supermarket, New Britain, containing 65,658 gross leasable square feet. The property is located in New Britain, Connecticut.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $13,656,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $208 per square foot of leasable space.

We originally purchased this property with our own funds. On January 28, 2004, we obtained financing in the amount of $6,450,000. The loan requires interest only payments as an annual rate of 4.684% and matures November 1, 2028.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of its lease.

Shaw's Supermarket was built in 1995. One tenant, Shaw's Supermarket, leases 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                                               BASE RENT
                                    APPROXIMATE      % OF                     BASE RENT        PER SQUARE
                                    GLA LEASED      TOTAL        RENEWAL        PER             FOOT PER          LEASE TERM
LESSEE                               (SQ. FT.)       GLA         OPTIONS       ANNUM ($)       ANNUM ($)      BEGINNING        TO
-------------------------------- ---------------- ---------- ------------- --------------- --------------- ------------- -----------
Shaw's Supermarkets-New Britain       65,658         100         6/5 yr.       1,017,699         15.50          12/95        02/01
                                                                               1,083,357         16.50          03/01        02/06
                                                                               1,149,015         17.50          03/06        02/11
                                                                               1,181,844         18.00          03/11        04/16


For federal income tax purposes, the depreciable basis in this property will be approximately $10,681,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

PAVILION AT KING'S GRANT, CONCORD, NORTH CAROLINA

On December 31, 2003, we purchased a newly constructed shopping center known as Pavilion at King's Grant, containing 79,109 gross leasable square feet (which includes 65,000 square feet of ground lease space). The center is located at 8050 Concord Mills Boulevard in Concord, North Carolina.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $8,151,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. One tenant, Toys "R" Us, is currently paying half rent. When the tenant begins paying full rent, we will pay the balance of the purchase price of approximately $1,563,000. Our total acquisition cost is expected to be approximately $103 per square foot of leasable space.

We originally purchased this property with our own funds. On April 6, 2004, we obtained financing in the amount of $5,342,000. The loan requires interest only payments at an annual rate of 4.39% and matures May 1, 2009.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Two tenants, Toys "R" Us and Olive Garden, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:


                                                               BASE RENT
                          APPROXIMATE                          PER SQUARE
                           GLA LEASED       % OF TOTAL          FOOT PER                  LEASE  TERM
LESSEE                     (SQ. FT.)           GLA              ANNUM ($)            BEGINNING              TO
----------------------- ----------------- --------------- --------------------- ------------------- ------------------
Toys "R" Us *                49,000             62                5.10                10/02               01/13

Olive Garden*                 8,500             11                9.41                04/02               04/07
                                                                 10.35                05/07               04/12

* Ground lease

For federal income tax purposes, the depreciable basis in this property will be approximately $2,741,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Pavilion at King's Grant was built in 2002 and 2003. As of December 1, 2004, this property was 100% occupied, with a total 79,109 square feet leased to four tenants and three ground lessees. The following table sets forth certain information with respect to those leases:


                                        APPROXIMATE                                       CURRENT       BASE RENT PER
                                        GLA LEASED                         RENEWAL        ANNUAL         SQUARE FOOT
               LESSEE                    (SQ. FT.)       LEASE ENDS        OPTIONS       RENT ($)       PER ANNUM ($)
------------------------------------- ---------------- ---------------- -------------- -------------- -------------------
RadioShack                                  2,400           04/08          2/5 yr.            40,800         17.00
Bank of America                               100           08/08          2/5 yr.            14,400        144.00
Panera Bread                                5,609           12/14          2/5 yr.           109,376         19.50
Jared Jewelers                              6,000           01/23          2/5 yr.           220,020         36.67
Olive Garden *                              8,500           04/12          4/5 yr.            80,000         N/A
Red Lobster *                               7,500           05/12          4/5 yr.            80,000         N/A
Toys "R" Us *                              49,000           01/13          6/5 yr.           250,000         N/A

*  Ground lease

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

CVS PHARMACIES (ECKERD DRUG STORES)

On December 24, 2003, we purchased the following two separate existing freestanding retail properties known as CVS Pharmacies, formerly Eckerd Drug Stores, containing a total of 27,648 gross leasable square feet.


LOCATION                                                 SQUARE FEET      COMPLETION DATE         PURCHASE PRICE ($)
--------                                                 -----------      ---------------         ------------------
33rd Street and Santa Fe                                   13,824               2003                       3,364,000
Edmond, Oklahoma

36th and Robinson                                          13,824               2003                       5,288,000
Norman, Oklahoma

We purchased these CVS Pharmacies from an unaffiliated third party. Our total acquisition cost was approximately $8,652,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $313 per square foot of leasable space.

We purchased these properties with our own funds. On April 30, 2004, we obtained financing in the amounts of $1,850,000 and $2,900,000 for CVS Pharmacy - Edmond and CVS Pharmacy - Norman, respectively. Both loans require interest only payments at an annual rate of 4.374% and mature June 2009.

One tenant, CVS Pharmacy, leases 100% of the total gross leasable area of each property. The leases with this tenant require the tenant to pay base annual rent on a monthly basis as follows:

                                                                                        BASE RENT PER
                                APPROXIMATE     % OF TOTAL     CURRENT                     SQUARE
LESSEE/                         GLA LEASED     GLA OF EACH     ANNUAL       RENEWAL       FOOT PER             LEASE  TERM
LOCATION                         (SQ. FT.)       PROPERTY     RENT ($)      OPTIONS       ANNUM ($)      BEGINNING         TO
----------------------------- ---------------- ------------- ------------ ------------- --------------- ------------- -------------
33rd Street & Santa Fe            13,824           100         289,292      4/5 yr.         20.93          10/03         10/23
Edmond, OK

36th & Robinson                   13,824           100         454,806      4/5 yr.         32.90          11/03         11/23
Norman, OK

A twenty year lease commenced as of the date of acquisition with no increases during the term of the lease. Each lease includes four options, each for a term of five years.

These properties are on triple net leases and the tenant will be responsible for all repairs.

For federal income tax purposes, the depreciable basis in these properties will be approximately $6,770,000 When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

DARIEN TOWNE CENTRE, DARIEN, ILLINOIS

On December 19, 2003, we purchased an existing shopping center known as Darien Towne Centre containing 223,844 gross leasable square feet (which includes 6,371 square feet of ground lease space). The center is located at 2189 75th Street, in Darien, Illinois.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $30,000,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $134 per square foot of leasable space.

Simultaneously with the purchase this property, we obtained a new loan in the amount of $16,500,000. The loan requires interest only payments based on a rate of 4.65% per annum and matures June 2010.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Home Depot, Circuit City and PETsMART, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:


                           BASE RENT
                          APPROXIMATE                          PER SQUARE
                           GLA LEASED       % OF TOTAL          FOOT PER                     LEASE  TERM
LESSEE                     (SQ. FT.)           GLA             ANNUM ($)            BEGINNING              TO
----------------------- ----------------- --------------- --------------------- ------------------- ------------------
Home Depot                  109,200             49                7.98                05/94               04/99
                                                                  8.35                05/99               04/04
                                                                  8.60                05/04               04/09
                                                                  9.10                05/09               04/14

Circuit City                 32,984             15               10.50                05/94               01/05
                                                                  CPI                 02/05               01/10
                                                                  CPI                 02/10               01/15

PETsMART                     25,487             11               11.20                10/94               09/04
                                                                 11.70                10/04               09/09

For federal income tax purposes, the depreciable basis in this property will be approximately $22,468,400. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Darien Towne Centre was built in 1994. As of December 1, 2004, this property was 94% occupied, with a total 210,010 square feet was leased to 11 tenants and one ground lease tenant. The following table sets forth certain information with respect to those leases:


                                        APPROXIMATE                                                        BASE RENT PER
                                        GLA LEASED                          RENEWAL      CURRENT ANNUAL     SQUARE FOOT
               LESSEE                    (SQ. FT.)       LEASE ENDS         OPTIONS         RENT ($)       PER ANNUM ($)
------------------------------------- ---------------- ---------------- ---------------- --------------- ------------------
Gingiss Formalwear                          2,000           12/04              -                 35,010        17.50
Coldwell Banker                             2,468           03/05              -                 45,831        18.57
Jenny Craig                                 2,000           05/07           1/3 yr.              44,000        22.00
Deals                                      12,000           07/07           1/5 yr.             120,000        10.00
TGI Fridays (Ground Lease)                  6,371           05/09           3/5 yr.              79,860         N/A
Great Clips                                 1,500           08/09              -                 33,000        22.00
PETsMART                                   25,487           09/09           5/5 yr.             298,197        11.70
Murray's Discount Auto                     10,000           10/09           1/5 yr.             115,000        11.50
Panera Bread                                4,500           12/12           3/5 yr.              94,500        21.00
Home Depot                                109,200           04/14           4/5 yr.             939,120         8.60
Signature Cleaners                          1,500           11/14              -                 37,260        24.84
Circuit City                               32,984           01/15           4/5 yr.             346,332        10.50

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

STONY CREEK MARKETPLACE, NOBLESVILLE, INDIANA

On December 8, 2003, we purchased a newly constructed shopping center known as Stony Creek Marketplace containing 153,796 gross leasable square feet (which consists of 8,000 square feet of ground lease space). The center is located at 1713C Mercantile Boulevard in Noblesville, Indiana.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $25,750,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $167 per square foot of leasable space.

We originally purchased this property with our own funds. On January 20, 2004, we obtained financing in the amount of $14,162,000. The loan requires interest only payments at an annual rate of 4.77% and matures January 1, 2011.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, T.J. Maxx, Linens 'N Things and Barnes & Noble, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:


                                                                            BASE RENT
                                        APPROXIMATE                        PER SQUARE
                                        GLA LEASED       % OF TOTAL         FOOT PER                  LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA             ANNUM ($)          BEGINNING            TO
------------------------------------- ---------------- --------------- -------------------- ---------------- -----------------
T.J. Maxx                                 30,000             20                9.50              09/03            09/13

Linens 'N Things                          28,444             18               11.50              07/03            01/09
                                                                              12.00              02/09            01/14

Barnes & Noble                            21,980             14               13.50              09/03            01/16

For federal income tax purposes, the depreciable basis in this property will be approximately $17,564,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Stony Creek Marketplace was built in 2003. As of December 1, 2004, this property was 100% occupied, with a total 153,796 square feet leased to 19 tenants and one ground lease tenant. The following table sets forth certain information with respect to those leases:


                                              APPROXIMATE                                          CURRENT       BASE RENT PER
                                               GLA LEASED                          RENEWAL         ANNUAL         SQUARE FOOT
                   LESSEE                      (SQ. FT.)          LEASE ENDS       OPTIONS        RENT ($)       PER ANNUM ($)
--------------------------------------------- ----------------- --------------- --------------- -------------- -------------------
Cingular Wireless                                    1,487          06/08          2/5 yr.             31,227        21.00
RJ Fastframe                                         1,618          06/08          1/5 yr.             33,915        20.96
The UPS Store                                        1,618          08/08          1/5 yr.             33,978        21.00
Scrapbook Corner                                     4,095          12/08             -                75,758        18.50
Papa Johns Pizza                                     1,615          01/09             -                33,915        21.00
Giovanni Jewelers                                    1,615          02/09          1/5 yr.             33,915        21.00
Quizno's Classic Subs                                1,600          12/09          2/4 yr.             29,600        18.50
Blockbuster Video                                    4,892          05/11          2/5 yr.            102,732        21.00
Today's Bedroom One                                  4,890          06/11          1/5 yr.             90,465        18.50
Panera Bread                                         4,200          12/12          2/5 yr.             88,200        21.00
Maggie Moo's Ice Cream                               1,615          03/13          2/5 yr.             33,915        21.00
Qdoba Mexican Restaurant                             2,272          04/13          2/5 yr.             45,440        20.00

                                               APPROXIMATE GLA                                    CURRENT        BASE RENT PER
                                                   LEASED                          RENEWAL         ANNUAL         SQUARE FOOT
                   LESSEE                        (SQ. FT.)        LEASE ENDS       OPTIONS        RENT ($)       PER ANNUM ($)
--------------------------------------------- ----------------- --------------- --------------- -------------- -------------------
Ossip Optomotry, P.C.                                3,230          04/13          2/5 yr.             60,563        18.75
Pier 1 Imports                                       9,375          07/13          2/5 yr.            160,696        17.14
Shoe Carnival                                       10,000          07/13          2/5 yr.            130,000        13.00
T.J. Maxx                                           30,000          09/13          3/5 yr.            285,000         9.50
Linens 'N Things                                    28,444          01/14          3/5 yr.            327,118        11.50
Factory Card Outlet                                 11,250          01/14          2/5 yr.            160,313        14.25
Barnes & Noble                                      21,980          01/16          2/5 yr.            296,730        13.50
Logan's Roadhouse (Ground Lease)                     8,000          03/18          3/5 yr.             75,500         N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

THE SHOPS AT PARK PLACE, PLANO, TEXAS

On October 31, 2003, we acquired an existing shopping center known as The Shops at Park Place through the purchase of all of the membership interests of the general partner and the membership interest of limited partner of the limited partnership holding title to this center. The center contains 116,300 gross leasable square feet (which includes 3,822 square feet of ground lease space) and is located at 6401 W. Plano Parkway in Plano, Texas.

An affiliate of our advisor, Inland Park Place Limited Partnership, acquired this property on September 30, 2003 from CDG Park Place LLC, an unaffiliated third party for $23,868,000. Inland Park Place Limited Partnership agreed to sell this property to us when we had raised sufficient funds from the sale of shares to acquire this property from them. The affiliate agreed to sell us this property for the price it paid to the unaffiliated third party, plus any actual costs incurred. Our board of directors unanimously approved acquiring this property, including a unanimous vote of the independent directors.

Our total acquisition cost was $24,000,000, which included $132,000 of costs incurred by Inland Park Place Limited Partnership. We expect any additional costs to be insignificant. Our acquisition cost is approximately $206 per square foot of leasable space.

As part of the purchase, title to the property was subject to a loan placed on the property by Inland Park Place Limited Partnership for our benefit. The loan is in the amount of $13,127,000, requires interest only payments at a rate of 4.71% per annum and matures November 2008. We believe this loan is at least as equal to what we could have obtained from an unaffiliated third party lender.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Four tenants, Walgreens, OfficeMax, Michaels and Bed, Bath & Beyond, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                                             BASE RENT
                                        APPROXIMATE                         PER SQUARE
                                         GLA LEASED       % OF TOTAL         FOOT PER                      LEASE  TERM
LESSEE                                   (SQ. FT.)           GLA             ANNUM ($)            BEGINNING              TO
------------------------------------- ----------------- --------------- --------------------- ------------------- ------------------
Walgreens                                  15,120             13               20.83                05/00               04/60

OfficeMax                                  23,429             20               13.50                11/01               11/11
                                                                               14.00                12/11               11/16

Michaels                                   24,133             21               13.50                08/01               10/11

Bed, Bath & Beyond                         25,000             21               11.00                10/01               01/12


For federal income tax purposes, the depreciable basis in this property will be approximately $13,175,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The Shops at Park Place was built in 2001. As of December 1, 2004, this property was 99% leased, with a total 115,460 square feet leased to 10 tenants and one ground lease tenant. The following table sets forth certain information with respect to those leases:


                                        APPROXIMATE                                                        BASE RENT PER
                                        GLA LEASED                          RENEWAL      CURRENT ANNUAL     SQUARE FOOT
               LESSEE                    (SQ. FT.)       LEASE ENDS         OPTIONS         RENT ($)       PER ANNUM ($)
------------------------------------- ---------------- ---------------- ---------------- --------------- ------------------
Ebby Halliday Realty                        5,314           10/06           2/5 yr.             154,100        29.00
North Dallas Eye Associates                 3,000           10/06           1/5 yr.              90,000        30.00
The Nail Club                               1,100           10/06           1/5 yr.              33,000        30.00
Oxford Cleaners                             1,042           10/06           1/5 yr.              31,260        30.00
Carpet Mills of America                     3,500           11/06           2/5 yr.              91,000        26.00
Michaels                                   24,133           10/11           3/5 yr.             325,800        13.50
Bed, Bath & Beyond                         25,000           01/12           3/5 yr.             275,000        11.00
Salon Boutique                             10,000           02/12           2/5 yr.             180,000        18.00
OfficeMax                                  23,429           11/16           4/5 yr.             316,300        13.50
Walgreens                                  15,120           04/60              -                315,000        20.83
Chick-Fil-A (Ground Lease)                  3,822           10/15           3/5 yr.              78,500         N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

POTENTIAL PROPERTY ACQUISITIONS

We are currently considering acquiring the properties listed below. Our decision to acquire these properties will generally depend upon:

     - no material adverse change occurring relating to the properties, the tenants or in the local economic conditions;
     - our receipt of sufficient net proceeds from this offering and financing proceeds to make these acquisition; and
     - our receipt of satisfactory due diligence information including appraisals, environmental reports and lease information.

Other properties may be identified in the future that we may acquire before or instead of these properties. We cannot guarantee that we will complete these acquisitions.

In evaluating these properties as potential acquisitions and determining the appropriate amount of consideration to be paid for each property, we have considered a variety of factors including, overall valuation of net rental income, location, demographics, quality of tenant, length of lease, price per square foot, occupancy and the fact that overall rental rate at the shopping center is comparable to market rates. We believe that these properties are well located, have acceptable roadway access, are well maintained and have been professionally managed. These properties will be subject to competition from similar shopping centers within their market area, and their economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to our decision to acquire these properties.

SHOPPES OF WARNER ROBBINS, WARNER ROBINS, GEORGIA

We anticipate purchasing a newly constructed shopping center known as Shoppes of Warner Robins, containing 70,740 of gross leasable square feet. The center is located at S.R. 96 and Lakejoy Road in Warner Robins, Georgia.

We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $13,374,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $189 per square foot of leasable space.

We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Publix, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                BASE RENT
                           APPROXIMATE      % OF TOTAL         PER SQUARE
                           GLA LEASED        PHASE I            FOOT PER                     LEASE  TERM
LESSEE                      (SQ. FT.)          GLA             ANNUM ($)            BEGINNING              TO
------------------------ ---------------- --------------- --------------------- ------------------- ------------------
Publix                       38,990             55                9.50                11/04               11/24

For federal income tax purposes, the depreciable basis in this property will be approximately $10,031,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Shoppes at Warner Robins was newly constructed in 2004. This property is currently leasing up the remaining vacancies. As of December 1, 2004, this property was 78% occupied, with a total of 55,140 square feet leased to 12 tenants. The following table sets forth certain information with respect to those leases:


                                        APPROXIMATE                                          BASE RENT PER
                                        GLA LEASED                       CURRENT ANNUAL       SQUARE FOOT
               LESSEE                    (SQ. FT.)        LEASE ENDS        RENT ($)         PER ANNUM ($)
------------------------------------- ---------------- ----------------- ---------------- --------------------
Cutting Edge Salon                              1,400       10/07                 28,000         20.00
Sprint Wireless                                 1,400       10/07                 26,600         19.00
International Tan                               1,050       11/07                 18,900         18.00
Nextel Communications                           1,050       10/09                 19,425         18.50
Love Your Clothes Cleaners                      1,400       10/09                 30,800         22.00
Just Mail                                       1,400       10/09                 24,500         17.50
Luv Nail Salon                                  1,400       10/09                 30,800         22.00
Hong Kong Restaurant                            1,400       11/09                 26,600         19.00
Subway                                          1,400       11/09                 23,800         17.00


                                        APPROXIMATE                                          BASE RENT PER
                                        GLA LEASED                       CURRENT ANNUAL       SQUARE FOOT
               LESSEE                    (SQ. FT.)        LEASE ENDS        RENT ($)         PER ANNUM ($)
------------------------------------- ---------------- ----------------- ---------------- --------------------
Cuts by Us                                      1,050       11/09                 18,900         18.00
Paradise Video                                  3,200       12/09                 52,800         16.50
Publix                                         38,990       11/24                370,405          9.50

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

ACADEMY SPORTS & OUTDOORS, SAN ANTONIO, TEXAS

We anticipate purchasing a newly constructed freestanding retail center known as Academy Sports & Outdoors, containing 70,910 of gross leasable square feet. The center is located at 2643 NW Loop 410 in San Antonio, Texas.

We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $6,825,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $96 per square foot of leasable space.

We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their lease.

One tenant, Academy Sports & Outdoors, will lease 100% of the total gross leasable area of the property. The lease term will be determined in accordance with the tenant's commencement date. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                                                                                     BASE RENT
                                                APPROXIMATE                         PER SQUARE                 ESTIMATED
                                                 GLA LEASED       % OF TOTAL         FOOT PER                 LEASE  TERM
LESSEE                                           (SQ. FT.)           GLA             ANNUM ($)         BEGINNING          TO
--------------------------------------------- ----------------- --------------- -------------------- --------------- --------------
Academy Sports & Outdoors                          70,910            100               7.51              12/04           11/24

For federal income tax purposes, the depreciable basis in this property will be approximately $5,119,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

MESA FIESTA, MESA, ARIZONA

We anticipate purchasing an existing shopping center known as Mesa Fiesta, containing 194,892 of gross leasable square feet. The center is located at South Alma School Road and Grove Avenue in Mesa, Arizona.

We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $36,855,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $189 per square foot of leasable space.

We anticipate purchasing this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Five tenants, Best Buy, Marshalls, Borders Books & Music, Comp USA and Oak Showcase, leases more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:


                                                                          BASE RENT
                                        APPROXIMATE                      PER SQUARE
                                        GLA LEASED       % OF TOTAL       FOOT PER                 LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA           ANNUM ($)        BEGINNING            TO
------------------------------------- ---------------- --------------- ---------------- ----------------- ----------------
Best Buy                                  39,482             20             11.35            09/94             08/08

Marshalls                                 31,500             16             11.50            02/95             01/10

Borders Books & Music                     30,000             15             22.27            04/94             03/09

Comp USA                                  25,000             13             12.71            03/94             02/09

Oak Showcase                              25,010             13             10.00            05/04             04/09

For federal income tax purposes, the depreciable basis in this property will be approximately $27,641,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Mesa Fiesta was built in 1994. As of December 1, 2004, this property was 100% occupied, with a total 194,892 square feet leased to eight tenants. The following table sets forth certain information with respect to those leases:


                                              APPROXIMATE GLA                                         BASE RENT PER
                                                   LEASED                         CURRENT ANNUAL       SQUARE FOOT
                   LESSEE                        (SQ. FT.)         LEASE ENDS        RENT ($)         PER ANNUM ($)
--------------------------------------------- ----------------- ----------------- ---------------- --------------------
Famous Footwear                                          8,000       03/07                 97,600         12.20
Best Buy                                                39,482       08/08                448,121         11.35
Comp USA                                                25,000       02/09                317,750         12.71
Cost Plus World Market                                  18,900       02/09                288,225         15.25
Staples                                                 17,000       02/09                225,803         13.28
Borders Books & Music                                   30,000       03/09                668,226         22.27
Oak Showcase                                            25,010       04/09                250,100         10.00
Marshalls                                               31,500       01/10                362,250         11.50

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

PHENIX CROSSING, PHENIX CITY, ALABAMA

We anticipate purchasing a newly constructed shopping center known as Phenix Crossing, containing 56,563 of gross leasable square feet. The center is located at 5408 Summerville Highway in Phenix, Alabama.

We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $10,065,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $178 per square foot of leasable space.

We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Publix, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                                                               BASE RENT
                           APPROXIMATE      % OF TOTAL         PER SQUARE
                           GLA LEASED        PHASE I            FOOT PER                     LEASE  TERM
LESSEE                      (SQ. FT.)          GLA             ANNUM ($)            BEGINNING              TO
------------------------ ---------------- --------------- --------------------- ------------------- ------------------
Publix                       38,997             69               11.95                06/04               06/24

For federal income tax purposes, the depreciable basis in this property will be approximately $7,549,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Phenix Crossing was newly constructed in 2004. As of December 1, 2004, this property was 95% occupied, with a total of 53,817 square feet leased to nine tenants. The following table sets forth certain information with respect to those leases:


                                        APPROXIMATE                                          BASE RENT PER
                                        GLA LEASED                       CURRENT ANNUAL       SQUARE FOOT
               LESSEE                    (SQ. FT.)        LEASE ENDS        RENT ($)         PER ANNUM ($)
------------------------------------- ---------------- ----------------- ---------------- --------------------
Package Store                                   1,400       11/07                 20,384         14.56
Ace Cleaners                                    1,400       06/09                 22,400         16.00
Nail Salon & Day Spa                            1,400       07/09                 22,400         16.00
China Panda                                     1,400       07/09                 22,400         16.00
Movie Gallery                                   4,200       08/09                 56,700         13.50
Headstart Hair                                  2,220       08/09                 35,520         16.00
Zeb's Seafood & Chicken                         1,400       08/09                 23,310         16.65
Blimpie                                         1,400       09/09                 22,400         16.00
Publix                                         38,997       06/24                466,014         11.95

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

METRO TOWN CENTER, PHOENIX, ARIZONA

We anticipate purchasing an existing shopping center known as Metro Town Center, containing 147,056 of gross leasable square feet. The center is located at 2821 West Peoria in Phoenix, Arizona.

We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $31,266,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $213 per square foot of leasable space.

We anticipate purchasing this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Two tenants, Ross Dress for Less and PETsMART, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:


                                                                          BASE RENT
                                        APPROXIMATE                      PER SQUARE
                                        GLA LEASED       % OF TOTAL       FOOT PER                 LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA           ANNUM ($)        BEGINNING            TO
------------------------------------- ---------------- --------------- ---------------- ----------------- ----------------
Ross Dress for Less                       30,187             21             11.50            04/04             01/15

PETsMART                                  22,500             15             10.91            01/03             01/18


For federal income tax purposes, the depreciable basis in this property will be approximately $23,450,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Metro Town Center was built during 1988 through 1990 and renovated in 2003 and 2004. This property is currently leasing up the remaining vacancies and certain tenants have executed leases for retail space within the shopping center. As of December 1, 2004, this property was 78% occupied, with a total 115,017 square feet leased to 19 tenants. The following table sets forth certain information with respect to those leases:


                                              APPROXIMATE                                             BASE RENT PER
                                               GLA LEASED                         CURRENT ANNUAL       SQUARE FOOT
                   LESSEE                        (SQ. FT.)         LEASE ENDS        RENT ($)         PER ANNUM ($)
--------------------------------------------- ----------------- ----------------- ---------------- --------------------
Metro Mattress                                           2,400       02/08                 72,000         30.00
Subway                                                   1,400       02/08                 43,260         30.90
Cold Stone Creamery                                      1,200       02/08                 35,844         29.87
Nextel Communications                                    1,200       03/08                 38,400         32.00
Supercuts                                                1,200       04/08                 33,600         28.00
Blockbuster Video                                        6,896       12/08                104,681         15.18
Tina Nails                                               1,710       03/09                 47,779         27.94
Robeks                                                     960       04/09                 28,800         30.00
The UPS Store                                            1,600       08/09                 44,800         28.00
Samurai Sams                                             1,600       02/10                 52,800         33.00
Naturally Women                                         13,464       03/10                204,518         15.19
Chipotle Mexican Grill                                   2,800       12/12                 89,600         32.00
Starbucks                                                1,500       03/13                 47,100         31.40
Big 5 Sporting Goods                                    10,000       01/14                120,000         12.00
Vitamin Shoppe                                           5,000       09/14                170,000         34.00
Ross Dress for Less                                     30,187       01/15                347,151         11.50
PETsMART                                                22,500       01/18                245,375         10.91
Mimi's Cafe                                              7,000       12/18                 70,000         10.00
Wendy's                                                  2,400       07/19                 74,500         31.04

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

SHOPPES AT LAKE ANDREW, VIERA, FLORIDA

We anticipate purchasing an existing shopping center known as Shoppes at Lake Andrew, containing 144,772 of gross leasable square feet. The center is located at Wickham and I-95 in Viera, Florida.

We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $28,300,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $195 per square foot of leasable space.

We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Ross Dress for Less, Linens 'N Things and Rag Shop, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:


                                                                          BASE RENT
                                        APPROXIMATE      % OF TOTAL      PER SQUARE
                                        GLA LEASED        PHASE I         FOOT PER                 LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA           ANNUM ($)        BEGINNING            TO
------------------------------------- ---------------- --------------- ---------------- ----------------- ----------------
Ross Dress for Less                       30,187             21              9.50            02/04             01/16

Linens 'N Things                          28,240             20             12.50            02/04             01/15

Rag Shop                                  19,976             14             11.00            11/03             11/13

For federal income tax purposes, the depreciable basis in this property will be approximately $21,225,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Shoppes at Lake Andrew was built in 2003. As of December 1, 2004, this property was 100% occupied, with a total of 144,772 square feet leased to 18 tenants. The following table sets forth certain information with respect to those leases:


                                        APPROXIMATE                                          BASE RENT PER
                                        GLA LEASED                       CURRENT ANNUAL       SQUARE FOOT
               LESSEE                    (SQ. FT.)        LEASE ENDS        RENT ($)         PER ANNUM ($)
------------------------------------- ---------------- ----------------- ---------------- --------------------
EB Games                                        1,800       08/08                 43,200         24.00
Hair Cuttery                                    1,200       08/08                 32,400         27.00
Asian Wok                                       1,200       09/08                 32,400         27.00
Mattress Barn                                   4,520       10/08                 83,620         18.50
The Blind Spot                                  1,200       01/09                 31,200         26.00
Gulf Atlantic Hearing Aid                         900       01/09                 29,700         33.00
Subway                                          1,200       02/09                 31,200         26.00


                                        APPROXIMATE                                          BASE RENT PER
                                        GLA LEASED                       CURRENT ANNUAL       SQUARE FOOT
               LESSEE                    (SQ. FT.)        LEASE ENDS        RENT ($)         PER ANNUM ($)
------------------------------------- ---------------- ----------------- ---------------- --------------------
Dress Barn                                      4,312       06/09                 74,536         18.50
Your House Interiors                            9,748       07/09                151,094         15.50
Payless Shoesource                              2,700       06/13                 59,400         22.00
Cellular Express                                1,200       08/13                 33,372         27.81
Professional Nail                               1,200       08/13                 31,200         26.00
Petco                                          13,767       09/13                213,388         15.50
Shoe Carnival                                  10,800       10/13                135,000         12.50
Rag Shop                                       19,976       11/13                219,736         11.00
Pier 1 Imports                                 10,622       02/14                191,196         18.00
Linens 'N Things                               28,240       01/15                353,000         12.50
Ross Dress for Less                            30,187       01/16                286,776          9.50

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

GREEN'S CORNER, CUMMING, GEORGIA

We anticipate purchasing an existing shopping center known as Green's Corner, containing 82,792 of gross leasable square feet (which includes a ground lease space). The center is located at Georgia Highway 20 and Bethelview Road in Cumming, Georgia.

We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $12,768,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $154 per square foot of leasable space.

We anticipate purchasing this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Kroger, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                                                                          BASE RENT
                                        APPROXIMATE                      PER SQUARE
                                        GLA LEASED       % OF TOTAL       FOOT PER                 LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA           ANNUM ($)        BEGINNING            TO
------------------------------------- ---------------- --------------- ---------------- ----------------- ----------------
Kroger                                    63,296             76             8.49             01/98             01/18

For federal income tax purposes, the depreciable basis in this property will be approximately $9,576,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Green's Corner was built in 1997. As of December 1, 2004, this property was 100% occupied, with a total 82,792 square feet leased to 11 tenants and one tenant subject to a ground lease. The following table sets forth certain information with respect to those leases:


                                              APPROXIMATE                                             BASE RENT PER
                                               GLA LEASED                         CURRENT ANNUAL       SQUARE FOOT
                   LESSEE                        (SQ. FT.)         LEASE ENDS        RENT ($)         PER ANNUM ($)
--------------------------------------------- ----------------- ----------------- ---------------- --------------------
Designer Cleaners                                        1,800       08/07                 39,600         22.00
Blockbuster Video                                        6,000       09/07                 99,000         16.50
The UPS Store                                            1,320       09/07                 22,730         17.22
Subway                                                   1,400       10/07                 24,528         17.52
Great Clips                                              1,253       11/07                 21,576         17.22
KB's BBQ & Rib Company                                   1,200       03/08                 20,400         17.00
Golden Palace                                            2,793       04/08                 48,905         17.51
Allstate Insurance                                         930       08/08                 16,284         17.51
Cumming Nails & Tan                                      1,600       09/08                 28,016         17.51
Bucks Pizza                                              1,200       01/09                 19,800         16.50
McDonalds (Ground Lease)                                     *       01/17                 49,280          N/A
Kroger                                                  63,296       01/18                537,225          8.49


*  To be determined.

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

NEWTON CROSSROADS, COVINGTON, GEORGIA

We anticipate purchasing an existing shopping center known as Newton Crossroads, containing 78,896 of gross leasable square feet. The center is located at Georgia Highway 20 and Brown Bridge Road in Covington, Georgia.

We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $10,087,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $128 per square foot of leasable space.

We anticipate purchasing this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Kroger, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                                                                          BASE RENT
                                        APPROXIMATE                      PER SQUARE
                                        GLA LEASED       % OF TOTAL       FOOT PER                 LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA           ANNUM ($)        BEGINNING            TO
------------------------------------- ---------------- --------------- ---------------- ----------------- ----------------
Kroger                                    63,296             80             7.36             01/98             01/18

For federal income tax purposes, the depreciable basis in this property will be approximately $7,565,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Newton Crossroads was built in 1997. As of December 1, 2004, this property was 100% occupied, with a total 78,896 square feet leased to 11 tenants. The following table sets forth certain information with respect to those leases:


                                              APPROXIMATE GLA                                         BASE RENT PER
                                                   LEASED                         CURRENT ANNUAL       SQUARE FOOT
                   LESSEE                        (SQ. FT.)         LEASE ENDS        RENT ($)         PER ANNUM ($)
--------------------------------------------- ----------------- ----------------- ---------------- --------------------
H & R Block                                              1,200       04/05                 19,464         16.22
Washington Mutual Bank                                   3,000       04/07                 51,300         17.10
Great Clips                                              1,200       06/07                 20,664         17.22
GNC                                                      1,200       07/07                 19,476         16.23
Subway                                                   1,200       07/07                 22,140         18.45
Daily Nails                                              1,200       08/07                 21,648         18.04
Family Dentistry                                         1,800       10/07                 32,724         18.18
Peking Chinese Restaurant                                1,200       10/07                 19,476         16.23
Just New Releases                                        1,800       04/08                 30,096         16.72
Best Cleaners                                            1,800       07/12                 42,012         23.34
Kroger                                                  63,296       01/18                465,700          7.36

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

STILESBORO OAKS, ACWORTH, GEORGIA

We anticipate purchasing an existing shopping center known as Stilesboro Oaks, containing 80,772 of gross leasable square feet. The center is located at State Highway 176 and Stilesboro Road in Acworth, Georgia.

We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $12,640,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $156 per square foot of leasable space.

We anticipate purchasing this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Kroger, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                                                                          BASE RENT
                                        APPROXIMATE                      PER SQUARE
                                        GLA LEASED       % OF TOTAL       FOOT PER                 LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA           ANNUM ($)        BEGINNING            TO
------------------------------------- ---------------- --------------- ---------------- ----------------- ----------------
Kroger                                    54,872             68             8.41             06/97             06/22

For federal income tax purposes, the depreciable basis in this property will be approximately $9,480,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Stilesboro Oaks was built in 19967. As of December 1, 2004, this property was 100% occupied, with a total 80,772 square feet leased to 13 tenants. The following table sets forth certain information with respect to those leases:


                                              APPROXIMATE                                             BASE RENT PER
                                               GLA LEASED                         CURRENT ANNUAL       SQUARE FOOT
                   LESSEE                        (SQ. FT.)         LEASE ENDS        RENT ($)         PER ANNUM ($)
--------------------------------------------- ----------------- ----------------- ---------------- --------------------
Nail Lite                                                1,050       03/06                 22,438         21.37
Blockbuster Video                                        6,300       04/06                 96,957         15.39
Mr. Wonton Chinese Takeout                               1,050       05/06                 19,509         18.58
The UPS Store                                            1,400       05/06                 24,094         17.21
Vintage Bottle Shop                                      3,500       07/06                 63,000         18.00
Gondolier Pizza                                          1,400       08/06                 24,878         17.77
Great Clips                                              1,050       09/06                 20,653         19.67
GNC                                                      1,400       04/07                 24,094         17.21
Solar Dimension Tanning                                  1,750       04/07                 29,890         17.08
Dickson's Tae Kwon Do Plus                               2,800       05/07                 42,000         15.00
Clothing Care Cleaners                                   2,450       05/09                 69,727         28.46
Subway                                                   1,750       08/09                 28,875         16.50
Kroger                                                  54,872       06/22                461,606          8.41

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

HOLLIDAY TOWNE CENTER, DUNCANSVILLE, PENNSYLVANIA

We anticipate purchasing an existing shopping center known as Holliday Towne Center, containing 83,122 of gross leasable square feet. The center is located at 1264 Old Route 22 in Duncansville, Pennsylvania.

We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $14,727,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $177 per square foot of leasable space.

We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Martins Food, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                                                                          BASE RENT
                                        APPROXIMATE      % OF TOTAL      PER SQUARE
                                        GLA LEASED        PHASE I         FOOT PER                 LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA           ANNUM ($)        BEGINNING            TO
------------------------------------- ---------------- --------------- ---------------- ----------------- ----------------
Martins                                   54,322             65             15.55            11/03             10/23

For federal income tax purposes, the depreciable basis in this property will be approximately $11,045,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Holliday Towne Center was built in 2003. As of December 1, 2004, this property was 80% occupied, with a total of 66,722 square feet leased to seven tenants and 3,600 square feet leased to one tenant who has not yet occupied their space. The following table sets forth certain information with respect to those leases:


                                        APPROXIMATE                                          BASE RENT PER
                                        GLA LEASED                       CURRENT ANNUAL       SQUARE FOOT
               LESSEE                    (SQ. FT.)        LEASE ENDS        RENT ($)         PER ANNUM ($)
------------------------------------- ---------------- ----------------- ---------------- --------------------
FlexCheck                                       1,200       12/07                 16,800         14.00
H&R Block                                       1,200       04/08                 15,600         13.00
Movie Gallery                                   4,000       11/08                 52,000         13.00
Holiday Hair                                    1,200       11/08                 25,200         21.00
Fox's Pizza Den                                 1,600       11/09                 22,400         14.00
Isabella's Hallmark *                           3,600       12/09                 43,200         12.00
STS Tanning                                     3,200       01/11                 38,656         12.08
Martins                                        54,322       10/23                844,707         15.55

* Lease term has not yet commenced, however, the expiration date may change based upon the tenant's actual occupancy date.

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

CROSS CREEK SHOPPING CENTER, MEMPHIS, TENNESSEE

We anticipate purchasing an existing shopping center known as Cross Creek Shopping Center, containing 363,333 of gross leasable square feet. The center is located at 3593 Riverdale Road in Memphis, Tennessee.

We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $56,300,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $155 per square foot of leasable space.

We anticipate purchasing this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Four tenants, Home Depot, Kroger, Rhodes Furniture and Babies "R" Us, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:


                                                                          BASE RENT
                                        APPROXIMATE                      PER SQUARE
                                        GLA LEASED       % OF TOTAL       FOOT PER                 LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA           ANNUM ($)        BEGINNING            TO
------------------------------------- ---------------- --------------- ---------------- ----------------- ----------------
Home Depot                                102,661            28             10.84            09/96             01/17

Kroger                                    63,941             18              8.92            10/96             09/16

Rohdes Furniture                          48,925             13             10.00            12/96             12/11


                                                                          BASE RENT
                                        APPROXIMATE                      PER SQUARE
                                        GLA LEASED       % OF TOTAL       FOOT PER                 LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA           ANNUM ($)        BEGINNING            TO
------------------------------------- ---------------- --------------- ---------------- ----------------- ----------------
Babies "R" Us                             42,296             12              8.80            09/96             09/06

For federal income tax purposes, the depreciable basis in this property will be approximately $42,225.000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Cross Creek Shopping Center was built in 1995. As of December 1, 2004, this property was 100% occupied, with a total 363,333 square feet leased to 19 tenants. The following table sets forth certain information with respect to those leases:


                                              APPROXIMATE GLA                                         BASE RENT PER
                                                   LEASED                         CURRENT ANNUAL       SQUARE FOOT
                   LESSEE                        (SQ. FT.)         LEASE ENDS        RENT ($)         PER ANNUM ($)
--------------------------------------------- ----------------- ----------------- ---------------- --------------------
BA Framer                                                2,011       05/05                 34,187         17.00
Gould's Styling Salon                                    1,609       05/05                 29,767         18.50
Le Nail Studio                                           1,206       09/05                 22,308         18.50
Babies "R" Us                                           42,296       09/06                372,205          8.80
Old Navy                                                14,000       11/06                245,000         17.50
Bed, Bath & Beyond                                      35,000       01/07                367,500         10.50
Hallmark                                                 3,975       02/07                 59,625         15.00
Besigner's Fine Cleaners                                 1,206       03/07                 21,708         18.00
Household Finance                                        2,183       02/08                 41,472         19.00
GNC                                                      1,450       07/08                 29,767         20.53
Sprint PCS                                               3,000       11/08                 64,560         21.52
Lenny's Sub Shop                                         2,183       09/09                 39,300         18.00
Eye Masters                                              3,500       05/10                110,700         31.63
Rhodes Furniture                                        48,925       12/11                489,250         10.00
Comp USA                                                23,000       03/12                256,910         11.17
Hollywood Video                                          8,000       03/12                158,400         19.80
Kroger                                                  63,941       09/16                570,132          8.92
Home Depot                                             102,661       01/17              1,113,162         10.84
Fazoli's Italian Restaurant                              3,187       04/18                 63,252         19.85

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

23RD STREET PLAZA, PANAMA CITY, FLORIDA

We anticipate purchasing an existing shopping center known as 23rd Street Plaza, containing 53,367 of gross leasable square feet. The center is located at 23rd Street and State Road 77 in Panama City, Florida.

We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $7,257,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $136 per square foot of leasable space.

We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Two tenants, Bed, Bath & Beyond and Ross Dress for Less, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                                          BASE RENT
                                        APPROXIMATE      % OF TOTAL      PER SQUARE
                                        GLA LEASED        PHASE I         FOOT PER                 LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA           ANNUM ($)        BEGINNING            TO
------------------------------------- ---------------- --------------- ---------------- ----------------- ----------------
Bed, Bath & Beyond                        20,570             39             10.50            02/03             01/13

Ross Dress for Less                       30,122             56              9.75            04/03             03/13

For federal income tax purposes, the depreciable basis in this property will be approximately $5,443,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

23rd Street Plaza was built in 2003. As of December 1, 2004, this property was 95% leased, with a total of 50,692 square feet leased to two tenants. The following table sets forth certain information with respect to those leases:


                                        APPROXIMATE                                          BASE RENT PER
                                        GLA LEASED                       CURRENT ANNUAL       SQUARE FOOT
               LESSEE                    (SQ. FT.)        LEASE ENDS        RENT ($)         PER ANNUM ($)
------------------------------------- ---------------- ----------------- ---------------- --------------------
Bed, Bath & Beyond                        20,570           01/13             215,985          10.50
Ross Dress for Less                       30,122           03/13             293,690           9.75

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

A TEXAS PROPERTY, TARRANT COUNTY, TEXAS

We anticipate investing into an existing retail and office property which we have designated as A Texas Property, containing over 417,700 of gross leasable square feet. The retail and office property is located in Tarrant County, Texas.

We anticipate investing into this property from an unaffiliated third party. Our total investment cost is expected to be approximately $120,000,000. This amount may increase by additional costs which have not been finally determined. We expect any additional costs to be insignificant. Our investment cost is expected to be approximately $287 per square foot of leasable space.

We anticipate investing into this retail and office property with our own funds. However, we expect to place financing on this portion of the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

There are no tenants that lease more than 10% of the total gross leasable area of the property.

The retail and office property we are anticipating investing into was built between 1998 through 2004. The tenants' leasable square feet of the retail and office property we are anticipating investing into range between 105 to 23,796 square feet, with lease terms ranging from three years to 12 years, and base rent ranging from $7.50 to $36.00 per square feet per annum.

For federal income tax purposes, the depreciable basis in this investment of the retail and office property we are anticipating investing into will be approximately $90,000,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

HENRY TOWN CENTER, MCDONOUGH, GEORGIA

We anticipate purchasing 444,296 of gross leasable square feet (which includes 63,354 square feet of ground lease space) of a 722,244 square foot shopping center known as Henry Town Center. The center is located at I-75 and Jonesboro Road in McDonough, Georgia.

We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $62,000,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $140 per square foot of leasable space.

We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Two tenants, BJ's Wholesale Club and Belk, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:


                                                                            BASE RENT
                                        APPROXIMATE      % OF TOTAL        PER SQUARE
                                        GLA LEASED        PHASE I           FOOT PER                  LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA             ANNUM ($)          BEGINNING            TO
------------------------------------- ---------------- --------------- -------------------- ---------------- -----------------
BJ's Wholesale Club                       115,396            26               9.00               05/02            05/22

Belk (Ground Lease)                       58,267             13                N/A               06/02            07/22

For federal income tax purposes, the depreciable basis in this property will be approximately $46,500,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The portion of Henry Town Center which we anticipate purchasing was built in 2002. As of November 1, 2004, the property was 100% leased to 42 tenants and two ground lease tenants. The following table sets forth certain information with respect to those leases:


                                         APPROXIMATE GLA                                         BASE RENT PER
                                              LEASED                         CURRENT ANNUAL       SQUARE FOOT
                LESSEE                      (SQ. FT.)        LEASE ENDS         RENT ($)         PER ANNUM ($)
---------------------------------------- ----------------- ---------------- ----------------- --------------------
Friedman's Jewelers                                 2,386       07/05                 42,948         18.00
Cellular Depot                                      1,155       07/05                 24,925         21.58
Water Sports South                                  1,200       01/06                 21,600         18.00
H & R Block                                         1,986       05/07                 34,755         17.50
Famous Footwear                                    10,000       07/07                145,000         14.50
Sally Beauty Supply                                 1,400       07/07                 27,300         19.50
GNC                                                 1,200       07/07                 24,000         20.00
Oreck Home Care                                     1,600       07/07                 27,200         17.00
Hibbett Sporting Goods                              5,000       08/07                 75,000         15.00
Fantastic Sam's                                     1,600       08/07                 30,400         19.00
Motherhood Maternity                                1,600       08/07                 38,000         23.75
Dollar Exclusive                                    3,200       09/07                 54,400         17.00
Dessert Factory                                     1,200       09/07                 21,600         18.00
Nails & Tan                                         1,200       09/07                 20,400         17.00
EB Games                                            1,600       09/07                 28,800         18.00
Subway Real Estate                                  1,600       10/07                 32,960         20.60
Hong Kong Cafe                                      1,400       10/07                 23,800         17.00
Orthodontic Centers                                 3,235       11/07                 58,230         18.00
Dress Barn                                          7,200       12/07                 86,400         12.00
The School Box                                      4,800       12/07                 72,000         15.00
Planet Beach Real Estate                            1,200       12/07                 22,200         18.50
Scrap Happy                                         3,000       12/07                 51,000         17.00
Mattress King                                       4,685       12/07                 81,987         17.50
Liberty Mutual Insurance                            1,400       01/08                 24,500         17.50
RadioShack                                          2,786       02/08                 44,576         16.00
Gloria's Hallmark                                   4,500       02/08                 72,000         16.00
Lane Bryant                                         4,800       03/08                 79,200         16.50
Gecko Grill                                         1,600       03/08                 27,200         17.00
Serenity Spa & Salon                                2,400       04/08                 40,800         17.00
Michael's                                          23,754       02/12                237,540         10.00
Marshalls                                          30,000       05/12                226,500          7.55
Longhorn (Ground Lease)                             5,087       06/12                 81,500          N/A
Payless Shoesource                                  2,800       06/12                 54,404         19.43
Pier 1 Imports                                     10,000       08/12                155,000         15.50
Staples                                            24,229       08/12                230,175          9.50
Woody's Bar B Que                                   5,080       08/12                 87,478         17.22
Cici's Pizza                                        4,200       09/12                 67,200         16.00
Ross Dress for Less                                30,187       01/13                324,510         10.75
Bath & Body Works                                   3,000       01/13                 59,700         19.90
Books-A-Million                                    12,510       01/13                125,100         10.00
Bed, Bath & Beyond                                 19,978       01/13                214,764         10.75
PETsMART                                           18,875       08/17                202,906         10.75
BJ's Wholesale Club                               115,396       05/22              1,038,564          9.00
Belk (Ground Lease)                                58,267       07/22                203,934          N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

THE VILLAGE AT QUAIL SPRINGS, OKLAHOMA CITY, OKLAHOMA

We anticipate purchasing a freestanding retail building located at The Village at Quail Springs Shopping Center, containing 100,671 of gross leasable square feet. The center is located at 2201 West Memorial Road in Oklahoma City, Oklahoma.

We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $10,450,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $104 per square foot of leasable space.

We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Two tenants, Best Buy and Gordmans, each lease 100% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                                               BASE RENT
                           APPROXIMATE                                        PER SQUARE
                            GLA LEASED      % OF TOTAL        RENEWAL          FOOT PER                 LEASE  TERM
LESSEE                      (SQ. FT.)           GLA           OPTIONS          ANNUM ($)        BEGINNING            TO
------------------------ ----------------- -------------- ----------------- ---------------- ----------------- ----------------
Best Buy                      45,545            45            3/5 yr.            5.75             11/04             01/15

Gordmans                      55,126            55            4/5 yr.            9.10             10/03             01/14

For federal income tax purposes, the depreciable basis in this property will be approximately $7,838,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

MCALLEN SHOPPING CENTER, MCALLEN, TEXAS

We anticipate purchasing a newly constructed shopping center known as McAllen Shopping Center, containing 17,625 of gross leasable square feet. The center is located at 10th Street and Trenton Road in McAllen, Texas.

We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $4,150,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $235 per square foot of leasable space.

We anticipate purchasing this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Four tenants, Payless Shoesource, RadioShack, Hollywood Video, and Dr. Fiona Kolia, Optometrist, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                                          BASE RENT
                                        APPROXIMATE                      PER SQUARE
                                        GLA LEASED       % OF TOTAL       FOOT PER                 LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA           ANNUM ($)        BEGINNING            TO
------------------------------------- ---------------- --------------- ---------------- ----------------- ----------------
Payless Shoesource                         2,800             16             18.25            08/03             07/08

RadioShack                                 2,500             14             19.00            11/04             03/09

Hollywood Video                            6,282             36             18.50            11/03             10/13

Dr. Fiona Kolia, Optometrist               1,736             10             19.50            11/03             01/08

For federal income tax purposes, the depreciable basis in this property will be approximately $3,113,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

McAllen Shopping Center was built during 2004. As of November 1, 2004, this property was 100% occupied, with a total 17,625 square feet leased to seven tenants. The following table sets forth certain information with respect to those leases:


                                              APPROXIMATE                                             BASE RENT PER
                                                GLA LEASED                         CURRENT ANNUAL      SQUARE FOOT
                   LESSEE                        (SQ. FT.)         LEASE ENDS        RENT ($)         PER ANNUM ($)
--------------------------------------------- ----------------- ----------------- ---------------- ------------------
Dr. Fiona Kolia, Optometrist                             1,736       01/08                 33,860         19.50
Classic Cleaners                                         1,400       07/08                 26,600         19.00
Payless Shoesource                                       2,800       07/08                 51,100         18.25
RadioShack                                               2,500       03/09                 47,500         19.00
Sally Beauty Supply                                      1,500       04/09                 33,750         22.50
Just a Cut                                               1,407       01/13                 25,326         18.00
Hollywood Video                                          6,282       10/13                116,217         18.50

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

EVANS TOWNE CENTRE, AUGUSTA, GEORGIA

We anticipate purchasing an existing shopping center known as Evans Towne Centre, containing 75,695 of gross leasable square feet. The center is located at 4274 Washington Road in Augusta, Georgia.

We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $8,880,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $117 per square foot of leasable space.

We anticipate purchasing this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Publix, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                                                                          BASE RENT
                                        APPROXIMATE                      PER SQUARE
                                        GLA LEASED       % OF TOTAL       FOOT PER                 LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA           ANNUM ($)        BEGINNING            TO
------------------------------------- ---------------- --------------- ---------------- ----------------- ----------------
Publix                                    47,955             63             8.25             06/95             06/15

For federal income tax purposes, the depreciable basis in this property will be approximately $6,660,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Evans Towne Center was built in 1995. As of November 1, 2004, this property was 97% occupied, with a total 73,295 square feet leased to 14 tenants. The following table sets forth certain information with respect to those leases:


                                               APPROXIMATE GLA                                         BASE RENT PER
                                                   LEASED                         CURRENT ANNUAL       SQUARE FOOT
                   LESSEE                        (SQ. FT.)         LEASE ENDS        RENT ($)         PER ANNUM ($)
--------------------------------------------- ----------------- ----------------- ---------------- --------------------
Evans Hibachi                                            2,800       01/06                 32,200         11.50
Gorins Cafe & Grill                                      1,200       03/06                 14,832         12.36
Great Expectations Precision Haircutters                 2,100       04/06                 28,119         13.39
Physical Therapy Associates                              2,240       04/06                 26,870         12.00
Classical Ballet Conservatory                            1,600       06/06                 21,424         13.39
Master Cleaners                                          1,200       09/06                 15,600         13.00
Professional Network Support                             1,600       12/06                 18,960         11.85
Quizno's                                                 1,600       01/07                 20,800         13.00
The Augusta Chronicle                                    4,000       02/08                 44,000         11.00
Mai Thai Restaurant                                      1,400       04/08                 18,018         12.87
U.S. Nails                                               1,200       09/08                 15,600         13.00
Sun Rayz Tanning                                         3,200       01/09                 35,200         11.00
Top Shelf Cigar & Tobacco Shoppe                         1,200       07/09                 15,600         13.00
Publix                                                  47,955       06/15                395,629          8.25

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

IRMO STATION, COLUMBIA, SOUTH CAROLINA

We anticipate purchasing an existing shopping center known as Irmo Station, containing 99,619 of gross leasable square feet. The center is located at 7467 St. Andrews Road in Columbia, South Carolina.

We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $13,100,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $131 per square foot of leasable space.

We anticipate purchasing this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Kroger, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                                                                          BASE RENT
                                        APPROXIMATE                      PER SQUARE
                                        GLA LEASED       % OF TOTAL       FOOT PER                 LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA           ANNUM ($)        BEGINNING            TO
------------------------------------- ---------------- --------------- ---------------- ----------------- ----------------
Kroger                                    56,942             57             9.71             10/99             10/19

For federal income tax purposes, the depreciable basis in this property will be approximately $9,825,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Irmo Station was built in phases in 1980 and 1985, with an expansion of one tenant's space in 1999. As of November 1, 2004, this property was 91% occupied, with a total 90,960 square feet leased to 17 tenants. The following table sets forth certain information with respect to those leases:


                                              APPROXIMATE                                             BASE RENT PER
                                                 GLA LEASED                         CURRENT ANNUAL     SQUARE FOOT
                   LESSEE                        (SQ. FT.)         LEASE ENDS        RENT ($)         PER ANNUM ($)
--------------------------------------------- ----------------- ----------------- ---------------- -----------------
Dr. John Edwards, DDS                                    1,750       03/05                 31,500         18.00
Hemingway's Saloon                                       5,550       04/05                 30,803          5.55
Invitation Station                                       2,205       08/05                 24,255         11.00
The Cutting Point                                        1,050       09/05                 14,175         13.50
Dollar Tree Store                                        6,892       01/06                 55,136          8.00
Pizza Hut                                                1,470       05/06                 21,771         14.81
Julie Stephens Agency                                    1,050       06/06                 13,497         12.85
Wilson Wireless                                          1,000       10/06                 18,000         18.00
Columbia Conservatory                                    1,761       05/07                 19,899         11.30
Irmo Interiors                                           2,000       07/07                 30,000         15.00
Kroger Liquor                                            1,250       01/08                 15,625         12.50
Firehouse Subs                                           1,750       06/08                 29,750         17.00
Han's Alterations                                        1,050       03/09                 14,595         13.90
Tripp's Cleaners                                         1,250       05/09                 18,125         14.50
ITA Taekwondo Academy                                    2,940       08/09                 33,810         11.50
Lovely Nails                                             1,050       12/09                 13,650         13.00
Kroger                                                  56,942       10/19                552,800          9.71

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

ADVANCE AUTO PARTS PORTFOLIO

We anticipate purchasing the following three separate newly constructed triple-net leased retail properties built in 2004 known as Advance Auto Parts, containing a total of 21,000 of gross leasable square feet.



LOCATION                                                 SQUARE FEET         LEASE TERM         PURCHASE PRICE ($)
--------                                                 -----------         ----------         ------------------
8603 Culebra                                                7,000          07/04 - 06/19            1,483,675
San Antonio, Texas

465 E. Central Texas Expressway                             7,000          08/04 - 07/19            1,547,609
Harker Heights, Texas

3915 E. Stan Schlueter                                      7,000          08/04 - 07/19            1,433,113
Killeen, Texas                                        ----------------                       -----------------------
Total                                                      21,000                                   4,464,397


We anticipate purchasing these Advance Auto Parts stores from an unaffiliated third party. Our total acquisition cost, including expenses, is expected to be approximately $4,464,397. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost will be approximately $213 per square foot of leasable space.

We anticipate purchasing these properties with our own funds. However, we expect to place financing on the properties at a later date.

In evaluating these properties as potential acquisitions and determining the appropriate amount of consideration to be paid for the properties, we considered a variety of factors including location, demographics, quality of tenant, length of lease, price per square foot, occupancy and the fact that overall rental rate at the property is comparable to market rates. We believe that each of these properties is well located, has acceptable roadway access and is well maintained. These properties will be subject to competition from similar properties within their market area, and economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire these properties.

One tenant, Advance Auto Parts, will lease 100% of the total gross leasable area of each property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                                                                                     BASE RENT
                                    APPROXIMATE     % OF TOTAL                       PER SQUARE
LESSEE/                             GLA LEASED       GLA OF EACH   CURRENT ANNUAL     FOOT PER         LEASE  TERM
LOCATION                             (SQ. FT.)       PROPERTY *      RENT ($)         ANNUM ($)     BEGINNING         TO
--------------------------------- ----------------- ------------- --------------- ---------------- ------------- -----------
8603 Culebra Road                      7,000            100          110,505           15.79          07/04         06/19
San Antonio, Texas

465 E. Central Texas
  Expressway                           7,000            100          115,290           16.47          08/04         07/19
Harker Heights, Texas

3915 E. Stan Schlueter                 7,000            100          106,750           15.25          08/04         07/19
Killeen, Texas


For federal income tax purposes, the depreciable basis in these properties will be approximately $3,349,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

THUNDERBIRD CROSSING, PEORIA, ARIZONA

We anticipate purchasing 55,646 of gross leasable square foot portion of a 79,774 square feet existing shopping center known as Thunderbird Crossing. The center is located at 8375 West Thunderbird Road in Peoria, Arizona.

We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $8,500,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $153 per square foot of leasable space.

We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Thunderbird Crossing was built in 2003 and 2004. Two tenants, Sprouts Farmers Market and 99 Cents Only, lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:


                                                                                      BASE RENT
                                  APPROXIMATE                        CURRENT         PER SQUARE
                                   GLA LEASED      % OF TOTAL         ANNUAL          FOOT PER             LEASE  TERM
LESSEE                             (SQ. FT.)           GLA             RENT           ANNUM ($)      BEGINNING         TO
------------------------------- ----------------- -------------- ----------------- ---------------- ------------- -------------
Sprouts Farmers Market               30,146            54            417,522            13.85          05/04         05/19

99 Cents Only                        25,500            46            204,400             8.02          04/04         04/14

For federal income tax purposes, the depreciable basis in this property will be approximately $6,375,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

POINCIANA PLACE, KISSIMMEE, FLORIDA

We anticipate purchasing an existing shopping center known as Poinciana Place, containing 107,139 of gross leasable square feet. The center is located at Highway 192 and SR 535 in Kissimmee, Florida.

We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $14,850,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $139 per square foot of leasable space.

We anticipate purchasing this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Publix, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

                                                                          BASE RENT
                                        APPROXIMATE                      PER SQUARE
                                        GLA LEASED       % OF TOTAL       FOOT PER                 LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA           ANNUM ($)        BEGINNING            TO
------------------------------------- ---------------- --------------- ---------------- ----------------- ----------------
Publix                                    56,000             52             7.25             06/88             06/08

For federal income tax purposes, the depreciable basis in this property will be approximately $11,138,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Poinciana Place was built in 1988 and redeveloped in 2004. As of October 1, 2004, this property was 100% occupied, with a total 107,139 square feet leased to 18 tenants. The following table sets forth certain information with respect to those leases:


                                              APPROXIMATE GLA                                         BASE RENT PER
                                                   LEASED                         CURRENT ANNUAL       SQUARE FOOT
                   LESSEE                        (SQ. FT.)         LEASE ENDS        RENT ($)         PER ANNUM ($)
--------------------------------------------- ----------------- ----------------- ---------------- --------------------
H.W. Lockner, Inc.                                       3,297       04/07                 45,004         13.65
Publix                                                  56,000       06/08                406,000          7.25
Coast Dental Services, Inc.                              3,226       08/08                 82,932         25.54
Blockbuster Video                                        5,000       06/09                 90,000         18.00
Alber Investments                                        2,160       06/09                 38,880         18.00
Elite Vacations, Inc.                                    2,972       07/09                 65,384         22.00
Nailstyle Salon & Spa                                    1,427       07/09                 28,540         20.00
Rita Rector                                                643       08/09                  5,466          8.50
Vista Investments Enterprise, Inc.                       4,755       08/09                 66,570         14.00
Timescape Resorts, LLC                                   7,251       08/09                 50,757          7.00
Pizzeria Mashka, Inc.                                    1,609       09/09                 38,616         24.00
Faz Corporation                                          1,542       09/09                 30,840         20.00
Sunstate Gifts, Inc.                                     1,532       09/09                 30,640         20.00
Gemstone Properties, LLC                                 1,432       09/09                 27,280         19.00
Phu Lock of Kissimmee, Inc.                              1,096       09/09                 21,920         20.00
Cave Run Eagles, LLC                                     3,324       09/09                 59,832         18.00
Oriental Pearl                                           2,791       07/14                 55,820         20.00
Smokey Bones                                             7,082       08/14                120,000         16.94

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

FAIRGROUNDS PLAZA, MIDDLETOWN, NEW YORK

We anticipate purchasing a redeveloped shopping center which will be known as Fairgrounds Plaza, containing 98,021 of gross leasable square feet. The center is located at 330 Route 211 East in Middletown, New York.

We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $27,448,000. These amounts may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $280 per square foot of leasable space.

We intend to purchase this property with our own funds. We are assuming the existing debt in the amount of $16,032,000. The loan requires monthly principal and interest payments at an annual fixed rate of 5.69% and matures February 2013.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Super Stop & Shop, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                                                                           BASE RENT
                                        APPROXIMATE                       PER SQUARE
                                        GLA LEASED       % OF TOTAL        FOOT PER                 LEASE  TERM
LESSEE                                   (SQ. FT.)          GLA            ANNUM ($)         BEGINNING            TO
------------------------------------- ---------------- --------------- ------------------ ---------------- -----------------
Super Stop & Shop                         59,970             61              28.51             01/03            01/28

For federal income tax purposes, the depreciable basis in this property will be approximately $20,586,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Fairgrounds Plaza commenced redevelopment construction during 2002 that will be completed in stages by 2005. This property has been in a leasing up phase and seven tenants have executed leases for retail within the shopping center whose leases have not yet commenced. As of October 1, 2004, the property was 68% leased with a total 66,254 square feet leased to three tenants. The following table sets forth certain information with respect to those leases:


                                        APPROXIMATE                                          BASE RENT PER
                                        GLA LEASED                       CURRENT ANNUAL       SQUARE FOOT
               LESSEE                    (SQ. FT.)        LEASE ENDS        RENT ($)         PER ANNUM ($)
------------------------------------- ---------------- ----------------- ---------------- --------------------
First Union Bank                                2,284       09/08                 38,828         17.00
Majestic Carpet                                 4,000       12/14                 54,000         13.50
Super Stop & Shop                              59,970       01/28              1,710,000         28.51

* Lease term information is based on the estimated date the tenant begins occupancy and is not currently available.

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

CORAM PLAZA, CORAM, NEW YORK

We anticipate purchasing a portion of a shopping center, under construction, known as Coram Plaza. This transaction is comprised of 144,301 of gross leasable square feet. The center is located on 264 Middle County Road in Coram, New York.

We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $38,500,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $267 per square foot of leasable space.

We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Stop & Shop, leases more than 10% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                                                                BASE RENT
                           APPROXIMATE                         PER SQUARE
                           GLA LEASED       % OF TOTAL          FOOT PER                     LEASE  TERM
LESSEE                      (SQ. FT.)          GLA             ANNUM ($)            BEGINNING              TO
------------------------ ---------------- --------------- --------------------- ------------------- ------------------
Stop & Shop                  66,194             46               23.91                11/03               10/29

For federal income tax purposes, the depreciable basis in this property will be approximately $28,875,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Coram Plaza was built in the 1950's with a complete renovation and expansion during 2004. As of October 1, 2004, this property was 89% occupied, with a total 128,419 square feet leased to 20 tenants of which three tenants' leases are anticipated to commence on December 1, 2004. The following table sets forth certain information with respect to those leases:


                                        APPROXIMATE                                          BASE RENT PER
                                        GLA LEASED                       CURRENT ANNUAL       SQUARE FOOT
               LESSEE                    (SQ. FT.)        LEASE ENDS        RENT ($)         PER ANNUM ($)
------------------------------------- ---------------- ----------------- ---------------- --------------------
Longwood Sports Association                     4,000       03/05                 68,080         16.75
Plaza Deli                                      1,440       04/05                 27,404         17.68
Family Dollar                                   8,000       12/05                 80,000          8.85
Aqua Hut *                                      3,300       11/06                 50,496         15.30
RFK Furniture & Mattress                        7,500       08/07                 98,750         13.17
G&M Family Card                                 2,000       08/07                 34,833         17.42
Subway                                          1,320       08/07                 23,718         17.97
Blockbuster Video                               3,017       09/07                 45,255         15.00
Bridgestone/Firestone                           7,398       02/08                 24,000          3.51
Middle County Cleaners                          1,080       11/09                 30,000         27.78
Bella Rama                                      3,260       08/10                 60,679         18.61
Joyce Leslie                                    8,000       08/10                128,000         16.00
Tan City                                        1,080       11/10                 20,780         19.24
Joann Michael Org Beauty Supply                 1,510       03/12                 30,962         20.51
Path Liquors                                    2,500       05/12                 61,276         24.51
KYCR Hair & Nails *                             1,350       11/12                 23,362         17.31
Dunkin Donuts                                   1,500       08/13                 42,000         28.00
Homes 4-Sale Realty                             2,800       11/14                 60,000         21.43
Ming Chang Cheung                               1,170       12/18                 30,420         26.00
Stop & Shop                                    66,194       10/29              1,583,000         23.91

* Rent commencement for these tenants is December 1, 2004.

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

MAGNOLIA SQUARE, HOUMA, LOUISIANA

We anticipate purchasing a shopping center being built and which will be known as Magnolia Square, containing 115,746 of gross leasable square feet. The center is located at Martin Luther King Boulevard in Houma, Louisiana.

We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $18,552,000. These amounts may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $160 per square foot of leasable space.

We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Circuit City, Ross Stores and PETsMART, will lease more than 10% of the total gross leasable area of the property. The lease term will be determined in accordance with the tenant's commencement date. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:


                                                                BASE RENT
                           APPROXIMATE                         PER SQUARE
                           GLA LEASED       % OF TOTAL          FOOT PER
LESSEE *                    (SQ. FT.)          GLA              ANNUM ($)
------------------------ ---------------- --------------- ---------------------
Circuit City                 20,000             17               13.85

Ross Stores                  30,186             26                9.25

PETsMART                     20,030             17               12.50

* Lease term information is based on the date the tenant begins occupancy and is not currently available.

For federal income tax purposes, the depreciable basis in this property will be approximately $13,914,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Magnolia Square is being constructed during 2004. The property is currently leasing up the remaining vacancies and certain tenants have executed lease for retail space within the shopping center. As of August 1, 2004, the property was 90% leased to nine tenants. The following table sets forth certain information with respect to those leases:


                                               APPROXIMATE                           BASE RENT PER
                                                 GLA LEASED        CURRENT ANNUAL     SQUARE FOOT
                  LESSEE *                       (SQ. FT.)          RENT ($)          PER ANNUM ($)
--------------------------------------------- ----------------- ----------------- ------------------
Circuit City                                            20,000           277,000         13.85
Ross Dress for Less                                     30,186           279,221          9.25
PETsMART                                                20,030           250,375         12.50
Dress Barn                                               7,700           109,725         14.25
Chuck E. Cheese                                          7,000           126,000         18.00
Sally Beauty Supplies                                    1,600            26,000         16.25
Dollar Tree                                             10,030            72,718          7.25
Starbucks                                                1,600            39,600         24.75
West Marine                                              6,000           113,700         18.95

* Lease term information is based on the date the tenant begins occupancy and is not currently available.

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

LAKEPOINTE TOWNE CROSSING, LEWISVILLE, TEXAS

We anticipate purchasing a newly constructed shopping center known as Lakepointe Towne Crossing, containing 193,502 of gross leasable square feet. The center is located at 715 Hebron Parkway, in Lewisville, Texas.

We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $39,482,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $204 per square foot of leasable space.

We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Three tenants, Sportsman's Warehouse, Circuit City and Ross Dress for Less, will lease more than 10% of the total gross leasable area of the property. The lease term has been determined in accordance with the tenant's projected lease commencement date. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                                                            BASE RENT
                                      APPROXIMATE                           PER SQUARE
                                      GLA LEASED       % OF TOTAL            FOOT PER                    LEASE TERM
LESSEE                                (SQ. FT.)           GLA                ANNUM ($)            BEGINNING           TO
------------------------------------- ---------------- --------------- --------------------- ------------------- --------------
Sportsman's Warehouse                        45,250           23              12.00                 08/04               08/19

Circuit City                                 33,862           18              14.00                 06/04               01/19

Ross Dress for Less                          30,187           16               9.75                 04/03               04/23


For federal income tax purposes, the depreciable basis in this property will be approximately $29,611,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Lakepointe Towne Crossing was newly constructed in 2004. As of September 1, 2004, the property is currently in a leasing up phase and certain tenants have executed leases for retail space within the shopping center. The following table sets forth certain information with respect to those leases:


                                      APPROXIMATE                            CURRENT        BASE RENT PER
                                      GLA LEASED                             ANNUAL          SQUARE FOOT
LESSEE                                (SQ. FT.)            LEASE ENDS         RENT ($)        PER ANNUM ($)
----------------------------------- ----------------- ---------------- ----------------- ------------------
Mattress Firm                                 6,500             08/08            162,500           25.00
Hawk Electronics                              5,000             10/08            125,000           25.00
EB Games                                      1,500             10/08             34,500           23.00
Carter Floors and   Countertops               2,240             12/08             51,520           23.00


                                      APPROXIMATE                             CURRENT        BASE RENT PER
                                      GLA LEASED                              ANNUAL          SQUARE FOOT
LESSEE                                (SQ. FT.)            LEASE ENDS         RENT ($)        PER ANNUM ($)
----------------------------------- ----------------- ---------------- ----------------- --------------------
Great Clips                                1,200             10/09             28,800            24.00
Dr. John Launius                           2,880             11/10             63,360            22.00
Pei Wei Asian Diner                        3,300             10/13             85,800            26.00
Moe's Southwest Grill                      3,121             11/13             78,025            25.00
Circuit City                              33,862             01/19            474,068            14.00
Sportsman's Warehouse                     45,250             08/19            543,000            12.00
Ross Dress for Less                       30,187             04/23            294,323             9.75

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

PLEASANT RUN TOWNE CROSSING, CEDAR HILL, TEXAS

We anticipate purchasing a newly constructed shopping center known as Pleasant Run Towne Crossing, containing 225,431 of gross leasable square feet of which 20,200 is on ground leases. The center is located at Pleasant Run and Highway 67, in Cedar Hill, Texas.

We anticipate purchasing this property from an unaffiliated third party. Our total acquisition cost is expected to be approximately $41,417,800. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $176 per square foot of leasable space.

We intend to purchase this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Two tenants, Oshman's Sporting Goods and Circuit City, will lease more than 10% of the total gross leasable area of the property. The lease term will be determined in accordance with the tenant's lease commencement date. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:


                                                                          BASE RENT
                                      APPROXIMATE                         PER SQUARE
                                      GLA LEASED       % OF TOTAL          FOOT PER                             LEASE TERM
LESSEE                                (SQ. FT.)           GLA              ANNUM ($)                  BEGINNING               TO
------------------------------------- ---------------- --------------- --------------------- ------------------- ------------------
Oshman's Sporting Goods                     40,954           17              10.00                 05/04               04/14

Circuit City                                32,570           14              14.00                 11/03               01/18

For federal income tax purposes, the depreciable basis in this property will be approximately $31,063,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Pleasant Run Towne Crossing was newly constructed in 2004. As of September 1, 2004, the property is currently in a leasing up phase and certain tenants have executed leases for retail space within the shopping center. The following table sets forth certain information with respect to those leases:


                                             APPROXIMATE                                              BASE RENT PER SQUARE
                                              GLA LEASED                               CURRENT                 FOOT
LESSEE                                         (SQ. FT.)           LEASE ENDS      ANNUAL RENT ($)       PER ANNUM ($)
--------------------------------------------- ----------------- ---------------- ----------------- -------------------------
The Maytag Store                                  5,225             04/09            94,050            18.00
Justice Just for Girls                            4,500             04/09            81,000            18.00
Sleep Experts                                     4,500             06/09            99,000            22.00
Mattress Firm                                     6,000             08/09           132,000            22.00
ASAP Mail                                         2,000             08/09            40,000            20.00
Luxury Nails                                      1,200             08/09            25,200            21.00
Brook Mays Music                                  6,250             09/09           112,500            18.00
Michaels                                         21,390             11/13           224,595            10.50
Bombay Company                                    4,500             11/13            81,000            18.00
Bed, Bath & Beyond                               22,000             01/14           220,000            10.00
Half Price Books                                 10,108             02/14           121,296            12.00
Mothers Work                                      1,805             03/14            36,100            20.00
Zales Jewelry                                     3,000             05/14            66,000            22.00
Vitamin Shop                                      5,000             08/14           135,000            27.00
Panera Bread                                      4,999             10/14           119,976            24.00
Oshman's Sporting Goods                          40,954             01/15           409,540            10.00
Circuit City                                     32,570             01/18           455,980            14.00
JP Morgan Chase Bank (Ground Lease)               4,700             02/24            84,999             N/A
Saltgrass Steakhouse (Ground Lease)               8,500             05/24            84,999             N/A
Joe's Crab Shack (Ground Lease)                   7,000             05/24            75,000             N/A

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

We will obtain an appraisal on this property prior to acquisition. As with any other property we acquire, our property manager will receive a property management fee for managing this property and our advisor will receive an advisor asset management fee.

As of December 8, 2004, we have over of $362,597,000 in pending acquisitions and we believe, based in part on projected sales of our common stock, that cash on hand and future financings will provide us with sufficient cash to close these properties at the time of their projected closings.

TERMINATED CONTRACTS

Our Board of Directors previously approved the acquisition of Albertson's Grocery Store in Loveland, Colorado, Mall 205 and Plaza 205, Portland, Oregon, Eckerd Drug Store at Danforth and Santa Fe in Edmond, Oklahoma and Casa Paloma (disclosed as probable) Woodbury Village Shopping Center (disclosed as probable), Shaw's Supermarket at Bristol, Connecticut ( disclosed as probable) and Peoria Station (disclosed as probable). Based on information received during our due diligence process, we have decided not to acquire the properties and our affiliate has terminated the contracts on these acquisitions.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We electronically file our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports with the Securities and Exchange Commission (SEC). The public may read and copy any of the reports that are filed with the SEC at the SEC's Public Reference Room at 405 Fifth Street, NW, Washington, DC 20549. The public may obtain information on the operation of the Public Reference room by calling the SEC at (800)-SEC-0330. The SEC maintains an Internet site at (www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically.

CERTAIN STATEMENTS IN THIS "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND ELSEWHERE IN THIS FORM 10-Q CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE FEDERAL PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE OUR ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS.

The following discussion and analysis relates to the three and nine months ended September 30, 2004. The period from March 5, 2003 (inception) to September 30, 2003 is not comparable because no properties were owned by us during that 2003 period. You should read the following discussion and analysis along with our consolidated financial statements and the related notes included in this report.

Overview

We were formed to acquire and manage a diversified portfolio of real estate, principally multi-tenant shopping centers. We operate as a real estate investment trust or REIT for Federal and state income tax purposes. We have initially focused on acquiring properties in the Western states. We have begun to acquire and plan to continue acquiring properties in the Western states. We may also acquire retail and single-tenant properties in locations throughout the United States. We have also begun to acquire properties improved with commercial facilities which provide goods and services as well as double or triple net leased properties, which are either commercial or retail including properties acquired in sale and leaseback transactions. A triple-net leased property is one which is leased to a tenant who is responsible for the base rent and all costs and expenses associated with their occupancy including property taxes, insurance and repairs and maintenance. Inland Western Retail Real Estate Advisory Services, Inc. or our business manager/advisor has been retained to manage, for a fee, our day-to-day affairs, subject to the supervision of our board of directors.

Our goal is to purchase properties principally west of the Mississippi River and evaluate potential acquisition opportunities of properties east of the Mississippi River on a property by property basis, taking into consideration investment objectives and available funds. As of November 5, 2004 we have purchased 11 additional properties located in the states of Alabama, California, Florida, Illinois, South Carolina, Tennessee and Texas.

During the nine months ended September 30, 2004, we purchased 60 properties, of which 29 were not located in our primary geographical area of interest. We purchased these 29 properties because we had the unique opportunity of taking advantage of our business manager or advisor's acquisition pipeline of properties located east of the Mississippi River which generally, continue to have rates of return above those located in the Western United States. We expect this trend to continue through the end of the year. Our strategy in purchasing these properties was to deploy stockholder funds promptly and generate income for us as early as possible, while investing in properties which met our acquisition criteria.

During the third quarter of 2004, the retail sector has remained relatively stable as a result of sustained consumer spending, which has helped maintain retail sales growth despite subsequent terrorist threats and the Iraqi war. A modest pace of new retail construction, and the expansion strategy of some retailers, who are renting more space to maintain market share and revenue growth and offset declining same store sales have also contributed to the stability.

Retail continues to benefit from property market conditions that have remained the healthiest of all property types. Absorption, which is the change in the amount of retail space occupied, has remained solidly positive in the retail sector. During the third quarter of 2004, new tenants absorbed 6.6 million square feet of retail space, the largest jump in occupied space in four years, according to Reis, a real estate research firm. In addition, shopping center rents posted their second-largest increase in the last 3 1/2 years and vacancies dropped slightly to 6.9%.

While sustained consumer spending, spurred by low interest rates, has helped to maintain retail sales growth, changing demographics and consumer preferences have resulted in a fundamental shift in consumer spending patterns and the emergence of discount retail as a dominant category. Today a majority of general merchandise sales occur at a discount department store or a warehouse club/supercenter. As a result of this trend, some conventional department stores are struggling and a number of local, regional and national retailers have been forced to voluntarily close their stores or file for bankruptcy protection. Some bankrupt retailers have reorganized their operations and/or sold stores to stronger operators. In some instances, bankruptcies and store closings may create opportunities to lease space at higher rents to tenants with better sales performance. Therefore, we do not expect store closings or bankruptcy reorganizations to have a material impact on our consolidated financial position or the results of our operations in the near term.

We believe our risk exposure to potential future downturns in the economy is mitigated because the tenants at our current and targeted properties, to a large extent, consist or will consist of: retailers who serve primary non-discretionary shopping needs, such as grocers and pharmacies; discount chains that can compete effectively during an economic downturn; and national tenants with strong credit ratings who can withstand a downturn. We believe that the diversification of our current and targeted tenant base and our focus on creditworthy tenants further reduces our risk exposure.

We are subject to risks existing due to a concentration of any single tenant within the portfolio. Currently, the largest tenant by leased area is Wal-Mart, which has 4 leases representing approximately 707,254 square feet, or approximately 5% of the total gross leasable area owned by us as of November 5, 2004. The annualized base rental income from these leases is approximately $4,430,026, or approximately 2.6% of the total annualized base rental income, based on our portfolio of properties as of November 5, 2004. The two largest tenants in annualized base rental income are Best Buy and GMAC Insurance which together total approximately $12,281,195 or 7.2% of the total annualized base rental income, based on our portfolio of properties as of November 5, 2004.

We are in the process of offering our common stock and have raised $1,461,406,060 as of September 30, 2004. We raised on average approximately $204 million per month during the third quarter of 2004.

As of September 30, 2004, we owned through separate limited partnership, limited liability company, or joint venture agreements, a portfolio of 68 properties located in Arizona, Arkansas, California, Colorado, Connecticut, Florida, Georgia, Illinois, Indiana, Kansas, Louisiana, Maryland, Michigan, Missouri, Nevada, New Mexico, North Carolina, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Utah, and Washington containing an aggregate of approximately 12,900,000 square feet of gross leasable area. As of September 30, 2004, approximately 93% of gross leasable area in the properties was physically leased and 96% was economically leased.

The following is a summary of the properties we own as of September 30, 2004:

                                                                 GROSS LEASABLE                                 AMOUNT OF MORTGAGES
                                                                      AREA            DATE       YEAR BUILT/        PAYABLE AT
 PROPERTY                                                           (SQ FT)         ACQUIRED      RENOVATED          09/30/04
---------------                                                  --------------     --------     -----------    -------------------
Academy Sports                                                            60,001         07/04      2004                  $2,920,000
  Houma, LA

Alison's Corner                                                           55,066         04/04      2003                   3,850,000
  San Antonio, TX

Arvada Connection and Arvada Marketplace                                 358,757         04/04    1987/1990               28,510,000
  Arvada, CO

Best on the Boulevard                                                    204,427         04/04    1996/1999               19,525,000
  Las Vegas, NV

Bluebonnet Parc                                                          135,289         04/04      2002                  12,100,000
  Baton Rouge, LA

                                                                 GROSS LEASABLE                                 AMOUNT OF MORTGAGES
                                                                      AREA            DATE       YEAR BUILT/        PAYABLE AT
 PROPERTY                                                           (SQ FT)         ACQUIRED      RENOVATED          09/30/04
---------------                                                  --------------     --------     -----------    -------------------
Boulevard at the Capital Centre                                          482,377         09/04      2004                  71,500,000
  Largo, MD

CorWest Plaza                                                            115,011         01/04    1999/2003               18,150,000
  New Britain, CT

Cranberry Square                                                         195,566         07/04    1996/1997               10,900,000
  Cranberry Township, PA

Darien Towne Centre                                                      223,844         12/03      1994                  16,500,000
  Darien, IL

Davis Towne Crossing                                                      41,295         06/04      2004                   5,365,200
  North Richland Hills, TX

Dorman Center - Phases I & II                                            388,067       03/04 &    2003/2004               27,610,000
  Spartanburg, SC                                                                        07/04

Eastwood Towne Center                                                    326,981         05/04      2002                  46,750,000
  Lansing, MI

Eckerd Drug Store                                                         13,440         06/04      2004                   1,750,000
  Columbia, SC

Eckerd Drug Store                                                         13,824         06/04      2004                   1,425,000
  Crossville, TN

Eckerd Drug Store                                                         13,824         12/03      2003                   1,850,000
  Edmund, OK

Eckerd Drug Store                                                         13,824         06/04      2004                   1,650,000
  Greer, SC

Eckerd Drug Store                                                         13,824         06/04      2004                   1,975,000
  Kill Devil Hills, NC

Eckerd Drug Store                                                         13,824         12/03      2003                   2,900,000
  Norman, OK

Forks Town Center                                                         92,660         07/04      2002                  10,395,000
  Easton, PA

Fullerton Metrocenter                                                    253,296         06/04      1988                  28,050,000
  Fullerton, CA

Gateway Plaza                                                            358,501         07/04      2000                  18,163,000
  Southlake, TX

                                                                 GROSS LEASABLE                                 AMOUNT OF MORTGAGES
                                                                      AREA            DATE       YEAR BUILT/        PAYABLE AT
 PROPERTY                                                           (SQ FT)         ACQUIRED      RENOVATED          09/30/04
---------------                                                  --------------     --------     -----------    -------------------
Gateway Village                                                          273,788         07/04      1996                  31,458,000
  Annapolis, MD

Governor's Marketplace                                                   231,915         08/04      2001                  20,625,000
  Tallahassee, FL

GMAC                                                                     501,064         09/04    1980/1990               33,000,000
  Winston-Salem, NC

Harris Teeter                                                             57,230         09/04    1977/1995                    -
  Wilmington, NC

Harvest Towne Center                                                      42,213         09/04    1996/1999                    -
  Knoxville, TN

Heritage Towne Crossing                                                   80,639         03/04      2002                   8,950,000
  Euless, TX

Hickory Ridge                                                            380,487         01/04      1999                  23,650,000
  Hickory, NC

Huebner Oaks Center                                                      286,684         06/04      1998                  48,000,000
  San Antonio, TX

John's Creek Village                                                     191,752         06/04      2004                  23,300,000
  Duluth, GA

La Plaza Del Norte                                                       320,345         01/04    1996/1999               32,528,000
  San Antonio, TX

Lakewood Towne Center                                                    578,863         06/04    1988/2003               51,260,000
  Lakewood, WA

Larkspur Landing                                                         173,821         01/04    1978/2001               33,630,000
  Larkspur, CA

Lincoln Park                                                             148,806         09/04      1998                       -
  Dallas, TX

Low Country Village                                                       76,376         06/04      2004                       -
  Bluffton, SC

MacArthur Crossing                                                       109,755         02/04      1996                  12,700,000
  Los Colinas, TX

Manchester Meadows                                                       454,172         08/04    1994/1995               31,064,550
  Town and Country, MO


                                                                 GROSS LEASABLE                                 AMOUNT OF MORTGAGES
                                                                      AREA            DATE       YEAR BUILT/        PAYABLE AT
 PROPERTY                                                           (SQ FT)         ACQUIRED      RENOVATED          09/30/04
---------------                                                  --------------     --------     -----------    -------------------
Metro Square Center                                                       61,817         01/04      1999                   6,067,183
  Severn, MD

Mitchell Ranch Plaza                                                     200,404         08/04      2003                  18,700,000
  New Port Richey, FL

Newnan Crossing I & II                                                   291,450       12/03 &    1999/2003               21,543,091
  Newnan, GA                                                                             03/04

Northgate North                                                          302,095         06/04      2004                  26,650,000
  Seattle, WA

Northpointe Plaza                                                        377,924         05/04    1991/1993               30,850,000
  Spokane, WA

North Ranch Pavilions                                                     62,812         01/04      1992                  10,157,400
  Thousand Oaks, CA

North Rivers Town Center                                                 141,004         04/04      2004                  11,050,000
  Charleston, SC

Paradise Valley Marketplace                                               92,158         04/04      2002                  15,680,500
  Phoenix, AZ

Pavilion at King's Grant                                                  79,109         12/03      2003                   5,342,000
  Concord, NC

Peoria Crossings                                                         213,733         03/04      2003                  20,497,400
  Peoria, AZ

Pine Ridge Plaza                                                         230,510         06/04    1998/2004               14,700,000
  Lawrence, KS

Plaza at Marysville                                                      115,656         07/04      1995                  11,800,000
  Marysville, WA

Plaza Santa Fe II                                                        222,389         06/04    2000/2002               17,474,839
  Santa Fe, NM

Promenade at Red Cliff                                                    94,364         02/04      1997                  10,590,000
  St. George, UT

Reisterstown Road Plaza                                                  779,397         08/04    1986/2004               49,650,000
  Baltimore, MD

Saucon Valley Square                                                      80,695         09/04      1999                   8,850,900
  Bethlehem, PA

                                                                 GROSS LEASABLE                                 AMOUNT OF MORTGAGES
                                                                      AREA            DATE       YEAR BUILT/        PAYABLE AT
 PROPERTY                                                           (SQ FT)         ACQUIRED      RENOVATED          09/30/04
---------------                                                  --------------     --------     -----------    -------------------
Shaw's Supermarket                                                        65,658         12/03      1995             6,450,000
  New Britain, CT

Shoppes of Dallas                                                         70,610         07/04      2004             7,178,700
  Dallas, GA

Shoppes of Prominence Point                                               78,058         06/04      2004             9,954,300
  Canton, GA

Shops at Boardwalk                                                       122,413         07/04    2003/2004         20,150,000
  Kansas City, MO

Shops at Park Place                                                      116,300         10/03      2001            13,127,000
  Plano, TX

Stony Creek Market Place                                                 153,796         12/03      2003            14,162,000
  Noblesville, IN

The Columns                                                              128,600         08/04      2004                     -
  Jackson, TN

Tollgate Marketplace                                                     392,587         07/04    1979/1994         39,765,000
  Belair, MD

Towson Circle                                                            116,366         07/04      1998            19,197,500
  Towson, MD

Village Shoppes of Simonton                                               66,415         08/04      2004             7,561,700
  Lawrenceville, GA

Wal-Mart Supercenter                                                     183,211         07/04      1999             7,100,000
  Blytheville, AR

Wal-Mart Supercenter                                                     149,704         08/04      1997             6,088,500
  Jonesboro, AR

Watauga Pavilion                                                         205,740         05/04      2004            17,100,000
  Watauga, TX

Wilshire Plaza (under construction)                                       88,248         07/04      2004                     -
  Kansas City, MO

Wrangler                                                                 316,800         07/04      1993            11,300,000
  El Paso, TX
                                                                      ----------                                --------------

Total                                                                 12,881,631                                $1,140,741,763
                                                                      ==========                                ==============

The square footage for Arvada Connection , Darien Towne Centre, Davis Towne Crossing, Eastwood Towne Center, Forks Town Center, Fullerton Metrocenter, Gateway Plaza, Governor's Marketplace, Harvest Towne Center, Heritage Towne

Crossing, Hickory Ridge, Huebner Oaks Center, John's Creek Village, MacArthur Crossing, Manchester Meadows, Newnan Crossing I & II, Northpointe Plaza, North Rivers Town Center, Paradise Valley Marketplace, Pavilion at King's Grant, Pine Ridge Plaza, Shops at Park Place, Stony Creek Market Place and Towson Circle includes 2,240, 6,371, 4,000, 24,110, 5,100, 5,178, 87,423, 3,800, 9,248, 7,246,
70,127, 8,036, 10,555, 6,500, 3,412, 6,650, 18,719, 31,280, 10,908, 65,000,
84,676, 3,822, 8,000 and 40,060, respectively, square feet of space leased to tenants under ground lease agreements.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

GENERAL.

The following disclosure pertains to critical accounting policies and estimates we believe are most "critical" to the portrayal of our financial condition and results of operations which require our most difficult, subjective or complex judgments. These judgments often result from the need to make estimates about the effect of matters that are inherently uncertain. Critical accounting policies discussed in this section are not to be confused with accounting principles and methods disclosed in accordance with accounting principles generally accepted in the United States of America or GAAP. GAAP requires information in financial statements about accounting principles, methods used and disclosures pertaining to significant estimates. This discussion addresses our judgment pertaining to trends, events or uncertainties known which were taken into consideration upon the application of those policies and the likelihood that materially different amounts would be reported upon taking into consideration different conditions and assumptions.

ACQUISITION OF INVESTMENT PROPERTY

We allocate the purchase price of each acquired investment property between land, building and improvements, acquired above market and below market leases, in-place lease value, and any assumed financing that is determined to be above or below market terms. In addition, we allocate a portion of the purchase price to the value of customer relationships and as of September 30, 2004, no cost has been allocated to such relationships. The allocation of the purchase price is an area that requires judgment and significant estimates. We use the information contained in the independent appraisal obtained at acquisition as the primary basis for the allocation to land and building and improvements. The aggregate value of intangibles is measured based on the difference between the stated price and the property value calculation as if vacant. We determine whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties. We also allocate a portion of the purchase price to the estimated acquired in-place lease costs based on estimated lease execution costs for similar leases as well as lost rent payments during assumed lease up period when calculating as if vacant fair values. We consider various factors including geographic location and size of leased space. We also evaluate each acquired lease based upon current market rates at the acquisition date and we consider various factors including geographical location, size and location of leased space within the investment property, tenant profile, and the credit risk of the tenant in determining whether the acquired lease is above or below market lease costs. After an acquired lease is determined to be above or below market lease costs, we allocate a portion of the purchase price to such above or below acquired lease costs based upon the present value of the difference between the contractual lease rate and the estimated market rate. However, for below market leases with fixed rate renewals, renewal periods are included in the calculation of below market in-place lease values. The determination of the discount rate used in the present value calculation is based upon the "risk free rate." This discount rate is a significant factor in determining the market valuation which requires our judgment of subjective factors such as market knowledge, economics, demographics, location, visibility, age and physical condition of the property.

IMPAIRMENT OF LONG-LIVED ASSETS. We conduct an impairment analysis on a quarterly basis in accordance with SFAS 144 to ensure that the property's carrying value does not exceed its fair value. If this were to occur, we are required to record an impairment loss. The valuation and possible subsequent impairment of investment properties is a significant estimate that can and does change based on our continuous process of analyzing each property and reviewing assumptions about uncertain inherent factors, as well as the economic condition of the property at a particular point in time. No impairment losses have been taken in 2003 or 2004.

COST CAPITALIZATION AND DEPRECIATION POLICIES. Our policy is to review all expenses paid and capitalize any items exceeding $5,000 which are deemed to be an upgrade or a tenant improvement. These costs are capitalized and are included in the investment properties classification as an addition to buildings and improvements.

Buildings and improvements are depreciated on a straight-line basis based upon estimated useful lives of 30 years for buildings and improvements, and 15 years for site improvements. The portion of the purchase price allocated to acquired above market costs and acquired below market costs are amortized on a straight-line basis over the life of the related lease as an adjustment to net rental income. Acquired in-place lease costs, other leasing costs, and tenant improvements are amortized on a straight-line basis over the life of the related lease as a component of amortization expense.

The application of SFAS No. 141 and SFAS No. 142 resulted in the recognition upon acquisition of additional intangible assets and liabilities relating to our real estate acquisitions during the quarter ended September 30, 2004. The portion of the purchase price allocated to acquired above market lease costs and acquired below market lease costs are amortized on a straight-line basis over the life of the related lease as an adjustment to rental income. Amortization pertaining to the above market lease costs of $1,033,930 was applied as a reduction to rental income for the three months ended September 30, 2004 and $1,847,107 for the nine months ended September 30, 2004. Amortization pertaining to the below market lease costs of $1,742,220 was applied as an increase to rental income for the three months ended September 30, 2004 and $2,644,833 for the nine months ended September 30, 2004. The table below presents the amortization during the next five years related to the acquired above market lease costs and the below market lease costs for properties owned at September 30, 2004:


                                 OCTOBER 1, 2004
                                     THROUGH
                                   DECEMBER 31,
AMORTIZATION OF:                      2004              2005            2006            2007            2008       THEREAFTER
                                 ---------------        ----            ----            ----            ----       ----------

Acquired above
  market lease costs         $    (1,248,545)       (4,978,152)     (4,796,242)     (3,982,664)     (3,737,860)   (18,834,489)

Acquired below
  market lease costs               1,958,637         7,650,263       7,056,626       6,459,045       5,818,709     41,413,189
                                  ------------      ----------      -----------     ----------      ----------     -----------

Net rental income
  increase                   $       710,092         2,672,111       2,260,384       2,476,381       2,080,849     22,578,700
                                  ============      ==========      ===========     ==========      ==========     ===========

Acquired in-place lease
  intangibles                $     3,832,781        15,331,125      15,331,125      15,331,125      15,331,125     83,439,574


The portion of the purchase price allocated to acquired in-place lease costs are amortized on a straight line basis over the life of the related lease. We incurred amortization expense pertaining to acquired in-place lease costs of $3,198,593 for the three months ended September 30, 2004 and $5,492,587 for the nine months ended September 30, 2004. The table above presents the amortization during the next five years related to acquired in-place lease costs for properties owned at September 30, 2004.

Cost capitalization and the estimate of useful lives requires our judgment and includes significant estimates that can and do change based on our process which periodically analyzes each property and on our assumptions about uncertain inherent factors.

REVENUE RECOGNITION. We recognize rental income on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets. We anticipate collecting these amounts over the terms of the leases as scheduled rent payments are made.

Reimbursements from tenants for recoverable real estate tax and operating expenses are accrued as revenue in the period the applicable expenditures are incurred. We make certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. Should the actual results differ from our judgment, the estimated reimbursement could be negatively affected and would be adjusted appropriately.

In conjunction with certain acquisitions, we receive payments under master lease agreements pertaining to certain, non-revenue producing spaces either at the time of, or subsequent to, the purchase of some of our properties. Upon receipt of the payments, the receipts are recorded as a reduction in the purchase price of the related properties rather than as rental income. These master leases were established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements. Master lease payments are received through a draw of funds escrowed at the time of purchase and may cover a period from one to three years. These funds may be released to either us or the seller when certain leasing conditions are met. Restricted cash includes funds received by third party escrow agents, from sellers, pertaining to master lease agreements. We record such escrows as both an asset and a corresponding liability, until certain leasing conditions are met.

We accrue lease termination income if there is a signed termination letter agreement, all of the conditions of the agreement have been met, and the tenant is no longer occupying the property.

INTEREST RATE FUTURES CONTRACTS. We enter into interest rate futures contracts or treasury contracts as a means of reducing our exposure to rising interest rates. At inception, contracts are evaluated in order to determine if they will qualify for hedge accounting treatment and will be accounted for either on a deferral, accrual or market value basis depending on the nature of our hedge strategy and the method used to account for the hedged item. Hedge criteria include demonstrating the manner in which the hedge will reduce risk, identifying the specific asset, liability or firm commitment being hedged, and citing the time horizon being hedged.

During the third quarter of 2004, the Company entered into treasury contracts with a futures commission merchant with yields ranging from 3.27% to 3.40% for 5 year treasury contracts and 4.0% to 4.3% for 10 year treasury contracts. The amount on deposit for our treasury contracts was $3,712,900. On September 30, 2004, our investment in treasury contracts had a liquidation value of $361,186 resulting in a loss of $3,351,714. As these treasury contracts are not offsetting future commitments and therefore do not qualify as hedges, the net loss is recognized currently in earnings. On October 29, 2004, we liquidated all of our treasury contracts for a liquidation value of $126,213, resulting in a cumulative realized net loss of $3,586,687.

LIQUIDITY AND CAPITAL RESOURCES

GENERAL.

Our principal demands for funds have been for property acquisitions, for the payment of operating expenses and distributions, and for the payment of interest on outstanding indebtedness. Generally, cash needs for items other than property acquisitions have been met from operations, and property acquisitions have been funded by a public offering of our shares of common stock. However, there may be a passage of time between the sale of the shares and our purchase of properties, which may result in a delay in the benefits to stockholders of returns generated from property operations. Our business manager/advisor evaluates potential additional property acquisitions and Inland Real Estate Acquisitions, Inc., one of the affiliates of our sponsor, engages in negotiations with sellers on our behalf. After a purchase contract is executed which contains specific terms, the property will not be purchased until due diligence, which includes review of the title insurance commitment, an appraisal and an environmental analysis, is successfully completed. In some instances, the proposed acquisition still requires the negotiation of final binding agreements, which may include financing documents. During this period, we may decide to temporarily invest any unused proceeds from the offering in certain investments that could yield lower returns than other investments, such as the acquisition of properties. These lower returns may affect our ability to make distributions.

Potential future sources of capital include proceeds from the public or private offering of our equity or debt securities, secured or unsecured financings from banks or other lenders, proceeds from the sale of properties, as well as undistributed funds from operations. We anticipate that during the current year we will (i) acquire additional existing shopping centers and triple-net leased properties, (ii) develop additional shopping center sites and (iii) continue to pay distributions to stockholders, and each is expected to be funded mainly from proceeds of our public offerings of shares, cash flows from operating activities, financings and other external capital resources available to us.

Our leases typically provide that the tenant bears responsibility for substantially all property costs and expenses associated with ongoing maintenance and operation, including utilities, property taxes and insurance. In addition, in some instances our leases provide that the tenant is responsible for roof and structural repairs. Certain of our properties are subject to leases under which we retain responsibility for certain costs and expenses associated with the property. We anticipate that capital demands to meet obligations related to capital improvements with respect to properties will be minimal for the foreseeable future and can be met with funds from operations and working capital.

If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures.

We believe that our current capital resources (including cash on hand) and anticipated financings are sufficient to meet our liquidity needs for the foreseeable future.

LIQUIDITY

OFFERING. As of September 30, 2004, subscriptions for a total of 146,283,829 shares had been received from the public, which include the 20,000 shares issued to the business manager/advisor and 1,636,031 shares distributed pursuant to the DRP as of September 30, 2004. As a result of such sales, we received a total of $1,461,406,060 of gross offering proceeds as of September 30, 2004.

MORTGAGE DEBT. As of September 30, 2004 we have obtained mortgage debt on 62 properties totaling $1,140,741,763. With the exception of Plaza Santa Fe II, these loans require monthly payments of interest only and bear interest at a range between 2.68% and 5.30% per annum. The mortgage loan on Plaza Santa Fe II requires monthly payments of principal and interest at 6.20% per annum, and payments into taxes, insurance and replacement reserve escrows.

During the period from October 1, 2004 through November 5, 2004 we obtained mortgage financing on properties that we purchased during 2004 totaling approximately $53,123,000 that require monthly payments of interest only and bear interest at a range of 4.61% to 5.12% per annum.

From July 1, 2004 through November 5, 2004, we entered into interest rate lock agreements, as described below, to secure the interest rate on mortgage debt on properties we currently own or will purchase in the future. The funds under the rate agreements and the deposits are applied to the mortgage fundings as they occur.

On July 2, 2004, we entered into two separate rate lock agreements with Bear Stearns Commercial Mortgage, Inc. We paid one rate lock deposit of $400,000 to lock the interest rate at 5.06% for a period of 90 days on $20,000,000 in principal. We paid a second rate lock deposit of $600,000 to lock the interest rate at 5.01% for a period of 90 days on $30,000,000 in principal. Of the total amount, approximately $2,500,000 has been applied to closed mortgage fundings, with the remainder allocated to new or pending acquisitions.

On July 9, 2004, we entered into a rate lock agreement with LaSalle Bank National Association. We paid a rate lock deposit of $500,000 to lock the interest rate at 5.04% for a period of 90 days on $50,000,000 in principal, all of which has been allocated to new or pending acquisitions.

On July 16, 2004, we entered into a rate lock agreement with Nomura Credit & Capital, Inc. We paid a rate lock deposit of $500,000 to lock the interest rate at 4.815% for a period of 90 days on $50,000,000 in principal, approximately $42,500,000 of which has been allocated to new or pending acquisitions.

On August 6, 2004, we entered into a rate lock agreement with LaSalle Bank National Association. We paid a rate lock deposit of $1,000,000 to lock the interest rate at 4.67% for a period of 90 days on $100,000,000 in principal. Of this amount $33,000,000 has been applied to closed mortgage fundings, with the remainder allocated to new or pending acquisitions.

On September 27, 2004, we entered into a rate lock agreement with Principal Life Insurance Company. We paid a rate lock deposit of $500,000 to lock the interest rate at 4.45% for a period of 90 days on $50,000,000 in principal, all of which has been allocated to new or pending acquisitions..

On September 28, 2004, we entered into a rate lock agreement with Bear Stearns Commercial Mortgage, Inc. We paid a rate lock deposit of $1,000,000 to lock the interest rate at 4.497% for a period of 90 days on $50,000,000 in principal, approximately $49,300,000 of which has been allocated to new or pending acquisitions.

On October 20, 2004, we entered into a rate lock agreement with Bank of America, N.A. We paid a rate lock fee of $2,301,000 to lock the interest rate at 4.27% for a period of 58 days on $230,100,000 in principal, all of which has been allocated to new or pending acquisitions.

On October 29, 2004, we entered into a rate lock agreement with Bear Stearns Commercial Mortgage, Inc. We paid a rate lock fee of $1,645,400 to lock the interest rate at 4.247% for a period of 60 days on $81,420,000 in principal, all of which has been allocated to new or pending acquisitions.

LINE OF CREDIT. The Company has an unsecured line of credit arrangement with KeyBank N.A. which matures on December 24, 2004 in the amount of $225,000,000. The funds from this line of credit may be used to provide funds from the time a property is purchased until permanent debt is placed on that property. The line of credit requires interest only payments monthly at the rate equal to the London InterBank Offered Rate or LIBOR plus 175 basis points which ranged from 2.94% to 3.56% during the quarter ended September 30, 2004. We are also required to pay, on a quarterly basis, an amount ranging from .15% to .30%, per annum, on the average daily undrawn funds under this line. The line of credit requires compliance with certain covenants, such as debt service ratios, minimum net worth requirements, distribution limitations and investment restrictions. In addition to, and in conjunction with these financial covenants, we maintain a cash collateral account. Amounts deposited in the cash collateral account provide that loan to value covenants required under the line are not exceeded. Funds may be deposited into and withdrawn from the cash collateral account as our properties are purchased without debt. On September 27, 2004, the outstanding balance of $110,000,000 on this line was repaid resulting in no outstanding balance as of September 30, 2004. As of September 30, 2004, the Company was in compliance with such covenants and no funds were required to be deposited in the cash collateral account.

STOCKHOLDER LIQUIDITY. We provide the following programs to facilitate investment in the shares and to provide limited, interim liquidity for stockholders until such time as a market for the shares develops:

The DRP allows stockholders who purchase shares pursuant to the offerings to automatically reinvest distributions by purchasing additional shares from us. Such purchases will not be subject to selling commissions or the marketing contribution and due diligence expense allowance and will be sold at a price of $9.50 per share. As of September 30, 2004, we issued 1,636,031 shares pursuant to the DRP for an aggregate amount of $15,542,222.

Subject to certain restrictions, the share repurchase program provides existing stockholders with limited, interim liquidity by enabling them to sell shares back to us at the following prices:

         One year from the purchase date, at $9.25 per share;
         Two years from the purchase date, at $9.50 per share;
         Three years from the purchase date, at $9.75 per share; and Four years from the purchase date, at the greater of $10.00 per share, or a price equal to 10 times our "funds available for distribution" per weighted average shares outstanding for the prior calendar year.

Shares purchased by us will not be available for resale. As of September 30, 2004, no shares have been repurchased.

CAPITAL RESOURCES

We expect to meet our short-term operating liquidity requirements generally through our net cash provided by property operations. We also expect that our properties will generate sufficient cash flow to cover our operating expenses plus pay a monthly distribution on our weighted average shares. Operating cash flows are expected to increase as additional properties are added to our portfolio.

We believe that we should put mortgage debt on or leverage our properties at approximately 50% of their value. We also believe that we can borrow at the lowest overall cost of funds or interest rate by placing individual financing on each of our properties. Accordingly, mortgage loans will generally have been placed on each property at the time that the property is purchased, or shortly thereafter, with the property solely securing the financing.

During the nine months ended September 30, 2004, we closed on mortgage debt with a principal amount of $1,111,191,645. At September 30, 2004, the weighted average cost of mortgage funds was approximately 4.48%. $985,158,645 of these mortgage loans are fixed-rate loans that bear interest at a rate between 3.96% and 6.20% per annum. The remaining $126,033,000 represents variable-rate loans with a weighted average interest rate of 2.85% per annum at September 30, 2004.

With the exception of the mortgage loan on Plaza Santa Fe II, all of the loans closed during the nine months ended September 30, 2004 require monthly payments of interest only and may be prepaid with a penalty after specific lockout periods. The mortgage loan on Plaza Santa Fe II requires monthly payments of principal and interest, as well as payments into tax, insurance, and replacement reserve escrows and has no prepayment privileges.

Although the loans we closed are generally non-recourse, occasionally, when it is deemed to be advantageous, we may guarantee all or a portion of the debt on a full-recourse basis. Individual decisions regarding interest rates, loan-to-value, fixed versus variable-rate financing, maturity dates and related matters are often based on the condition of the financial markets at the time the debt is incurred, which conditions may vary from time to time.

Distributions are determined by our board of directors with the advice of our business manager/advisor and are dependent on a number of factors, including the amount of funds available for distribution, flow of funds, our financial condition, any decision by our board of directors to reinvest funds rather than to distribute the funds, our capital expenditures, the annual distribution required to maintain REIT status under the Internal Revenue Code and other factors the board of directors may deem relevant.

CASH FLOWS FROM OPERATING ACTIVITIES

Cash flows provided by operating activities were approximately $39,961,000 for the nine month period ended September 30, 2004, which is due primarily to net income from property operations.

CASH FLOWS FROM INVESTING ACTIVITIES

Cash flows used in investing activities were approximately $2,015,984,000 for the nine month period ended September 30, 2004 which were primarily used for the acquisition of 60 properties for approximately $1,959,554,000.

As of November 5, 2004, we had approximately $375 million available for investment in additional properties. As of November 5, 2004 we are considering the acquisition of approximately $244 million in properties. We are currently in the process of obtaining financings on properties which have been purchased, as well as certain of the properties which we anticipate purchasing. It is our intention to finance each of our acquisitions either at closing or subsequent to closing. As a result of the intended financings and based on our current experience in raising funds in our offering, we believe that we will have sufficient resources to acquire these properties.

CASH FLOWS FROM FINANCING ACTIVITIES

Cash flows provided by financing activities was approximately $2,192,056,000 for the nine month period ended September 30, 2004. We generated proceeds from the sale of shares, net of offering costs paid, of approximately $1,139,185,000. We generated approximately $1,094,146,000 from the issuance of new mortgages secured by 60 of our properties and $165,000,000 from funding on the line of credit. We paid approximately $10,707,000 for loan fees and approximately $28,873,000 in distributions to our stockholders, and $170,000,000 was paid off on the line of credit for the nine months ended September 30, 2004. The sponsor has agreed to advance us amounts to pay a portion of these distributions until funds available for distribution are sufficient to cover distributions.

Given the current size of our offering, as of November 5, 2004, we could raise approximately $944 million of additional capital. However, there can be no assurance that we will raise this amount of money or that we will be able to acquire additional attractive properties. We have also registered with the Securities and Exchange commission for another offering of up to 250,000,000 shares of common stock at $10 each and up to 20,000,000 shares at $9.50 each pursuant to the distribution reinvestment program which is not effective as of November 5, 2004. There is no assurance that we will be effective in selling all of these additional shares.

We are exposed to interest rate changes primarily as a result of our long-term debt used to maintain liquidity and fund capital expenditures and expansion of our real estate investment portfolio and operations. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. To achieve our objectives we borrow primarily at fixed rates or variable rates with the lowest margins available and, in some cases, with the ability to convert variable rates to current market fixed rates at the time of conversion.

EFFECTS OF TRANSACTIONS WITH RELATED AND CERTAIN OTHER PARTIES

SERVICES PROVIDED BY AFFILIATES OF THE BUSINESS MANAGER/ADVISOR As of September 30, 2004, we had incurred $159,233,813 of offering costs, of which $119,656,429 was paid or accrued to affiliates. In accordance with the terms of our offering, our business manager/advisor has guaranteed payment of all public offering expenses (excluding sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 5.5% of the gross proceeds of the offering or gross offering proceeds or all organization and offering expenses (including selling commissions) which together exceed 15% of gross offering proceeds. As of September 30, 2004, offering costs did not exceed the 5.5% and 15% limitations. We anticipate that these costs will not exceed these limitations upon completion of the offering. Any excess amounts at the completion of the offering will be reimbursed by our business manager/advisor.

Our business manager/advisor and its affiliates are entitled to reimbursement for salaries and expenses of employees of our business manager/advisor and its affiliates relating to the offering. In addition, an affiliate of our business manager/advisor is entitled to receive selling commissions, and the marketing contribution and due diligence expense allowance from us in connection with the offering. Such costs are offset against the stockholders' equity accounts. Such costs totaled $119,656,429 as of September 30, 2004, of which $3,502,335 was unpaid at September 30, 2004.

Our business manager/advisor and its affiliates are entitled to reimbursement for general and administrative expenses relating to our administration. Such costs are included in general and administrative expenses to affiliates, in addition to costs that were capitalized pertaining to property acquisitions. During the nine months ended September 30, 2004, we incurred $1,103,717 of these costs, of which $778,277 remained unpaid as of September 30, 2004 and are included in Due to affiliates on the Consolidated Balance Sheets.

An affiliate of our business manager/advisor provides loan servicing to us for an annual fee. Such costs are included in property operating expenses to affiliates. The agreement allows for annual fees totaling .03% of the first $1 billion in mortgage balance outstanding and .01% of the remaining mortgage balance, payable monthly. Such fees totaled $63,978 for the nine months ended September 30, 2004.

We use the services of an affiliate of our business manager/advisor to facilitate the mortgage financing that we obtained on some of the properties purchased. We pay the affiliate .02% of the principal balance of mortgage loans obtained. Such costs are capitalized as loan fees and amortized over the respective loan term. During the nine months ended September 30, 2004, we paid loan fees totaling $2,241,986 to this affiliate.

We pay an advisor asset management fee of not more than 1% of our average assets. Our average asset value is defined as the average of the total book value, including acquired intangibles, of our real estate assets invested in equity interests plus our loans receivable secured by real estate, before reserves for depreciation, reserves for bad debt or other similar non-cash reserves. We compute our average assets by taking the average of these values at the end of each month for which we are calculating the fee. The fee is payable quarterly in an amount equal to 1/4 of 1% of average assets as of the last day of the immediately preceding quarter. For any year in which we qualify as a REIT, our advisor must reimburse us for the following amounts if any: (1) the amounts by which our total operating expenses, the sum of the advisor asset management fee plus other operating expenses, paid during the previous fiscal year exceed the greater of: (i) 2% of our average assets for that fiscal year, or (ii) 25% of our net income for that fiscal year; plus (2) an amount, which will not exceed the advisor asset management fee for that year, equal to any difference between the total amount of distributions to stockholders for that year and the 6% minimum annual return on the net investment of stockholders. For the nine months ended September 30, 2004, we neither paid nor accrued such fees because our business manager/advisor agreed to forego such fees for the first, second and third quarters of 2004.

The property managers, entities owned principally by individuals who are affiliates of our business manager/advisor, are entitled to receive property management fees totaling 4.5% of gross operating income, for management and leasing services. We incurred property management fees of $2,847,427 for the nine months ended September 30, 2004. None remained unpaid as of September 30, 2004.

We established a discount stock purchase policy for our affiliates and affiliates of our business manager/advisor that enables the affiliates to purchase shares of common stock at either $8.95 or $9.50 a share depending on when the shares are purchased. We sold 530,574 shares of common stock to affiliates and recognized an expense related to these discounts of $352,303 for the nine months ended September 30, 2004.

As of September 30, 2004 we were due funds from our affiliates in the amount of $1,571,960, $1,567,481 of which is due from our sponsor for reimbursement of a portion of the distributions paid by us during 2004. The remaining $4,479 is due from an affiliate for costs paid on their behalf by the Company. Our sponsor has agreed to advance to us amounts to pay a portion of distributions to our stockholders until funds available for distribution are sufficient to cover the distributions. Our sponsor forgave $2,369,139 of these amounts during the second quarter of 2004 and these funds are no longer due. As of September 30, 2004 we owe funds to our sponsor in the amount of $2,868,666 for repayment of the funds advanced for payment of distributions.

OFF-BALANCE SHEET ARRANGEMENTS, CONTRACTUAL OBLIGATIONS, LIABILITIES AND CONTRACTS AND COMMITMENTS

The table below presents our obligations and commitments to make future payments under debt obligations and lease agreements as of September 30, 2004.



CONTRACTUAL OBLIGATIONS               PAYMENTS DUE BY PERIOD

                                                                     LESS THAN                                           MORE THAN
                                                   TOTAL              1 YEAR          1-3 YEARS         3-5 YEARS         5 YEARS
                                           ---------------------- ---------------- ----------------- ---------------- -------------
Long-Term Debt                              $   1,141,248,461       15,035,000        38,671,248      813,276,474       274,265,739

Ground lease payments                       $     298,329,805        1,021,807         5,324,069        5,328,897       286,655,032


CONTRACTS AND COMMITMENTS

The purchase and sale contract for Pavilion at King's Grant, provides that if anytime during the period from January 1, 2004 through December 31, 2007 the tenant Toys R' Us should increase its base rent up to a maximum amount of $250,000 and no decrease has occurred in their requirement to pay for a certain percentage of expenses at the property, then we would be obligated to pay the seller additional funds related to the purchase based upon an agreed income capitalization formula. We have not reserved any funds for this contingency.

In connection with the purchase of Stony Creek Market Place, we are obligated to purchase the seller's interest in the leases if the seller exercises the right to develop and lease a vacant 50,000 square foot pad site within 48 months after the closing date. In connection with the purchase of Newnan Crossing, we are obligated to purchase the remaining portion of the shopping center that is currently under construction (Phase III) once construction has been completed and a major tenant has moved in and commenced payment of rent, with the additional purchase price based upon an agreed income capitalization formula. In connection with the purchase of Low Country Village, we are obligated to purchase a portion of the shopping center that is currently under construction once construction has been completed and the respective tenants have moved in and commenced payment of rent, with the additional purchase price of the center based upon an agreed income capitalization formula. As part of the commitment to purchase this remaining portion of the shopping center, we have deposited $300,000 of earnest money with an escrow agent. In connection with the purchase of Wilshire Plaza III, we are obligated to pay the remainder of the purchase price in the amount of $2,967,088 when Kohl's department store has moved in and commenced payment of rent. Also, in conjunction with this purchase, we are obligated to fund to Kohl's a second construction payment in the amount $1,164,874 when they have moved in and commenced payment of rent. In connection with the purchase of an interest in the entity that owns Reisterstown Road Plaza, we are obligated to pay the remaining purchase price of $11,546,674 if the unfinished space has been built and rented within 24 months of the closing date. In connection with the purchase of Governor's Marketplace, we are obligated to pay the remaining purchase price of $4,846,152 if the seller completes the construction and leasing of additional components within 24 months of the closing date. In connection with the purchase of an interest in the entity that owns Boulevard at the Capital Centre, we are required to pay the remaining purchase price of $6,947,764 upon completion of the construction and satisfaction of tenant conditions of certain units of the shopping center. We have not reserved any funds for these contingencies.

In connection with the purchase of Eastwood Towne Center, we are obligated to pay the remaining purchase price of $3,836,317 once a major tenant's base rent increases upon two shadow anchors' commencement of operations. In connection with the purchase of John's Creek Village, we are obligated to pay the remaining purchase price of $13,385,390 if the vacancies have been leased and the respective tenants have moved in and commenced payment of rent within 18 months of the closing date. In connection with the purchase of Davis Towne Crossing, we are obligated to pay the remaining purchase price of $1,604,304 if the vacancies have been leased and respective tenants have moved in and commenced payment of rent within 24 months of the initial closing date. In connection with the purchase of Towson Circle, we are obligated to pay an additional amount to be determined based upon an agreed income capitalization formula if two spaces that were vacant at closing have been leased within 24 months of the closing date. In connection with the purchase of Forks Town Center, if a certain tenant has moved into its space and is paying rent within 12 months of the original closing, we are obligated to pay the remaining purchase of $701,299. We have not reserved any funds for these contingencies.

In conjunction with the financing of Dorman Center on April 20, 2004, we were required to obtain a $3.65 million irrevocable letter of credit for a one year period. Once we purchase the remaining portion of Dorman Center, and meet certain occupancy requirements, the letter of credit will be released. On July 16, 2004, we purchased the remaining portion of Dorman Center. The irrevocable letter of credit is still outstanding as the occupancy requirements had not been met as of November 5, 2004. In conjunction with the financing of John's Creek Village on July 2, 2004, we were required to obtain a $5.7 million irrevocable letter of credit for a one year period. Once we purchase the remaining portion of John's Creek Village, and meet certain occupancy requirements, the letter of credit will be released. The irrevocable letter of credit is still outstanding as the remaining portion of the center had not been purchased as of November 5, 2004.

In connection with the purchase of Larkspur Landing, we assumed a liability in the amount of $1,982,504 for tenant improvements and leasing commission obligations. As of September 30, 2004, the remaining liability after disbursements is $1,303,530.

On August 11, 2004, CR Investors, LLC, a 100% owned LLC of Reisterstown Plaza Holdings, LLC (a joint venture consolidated by us), purchased a 36.5% tenancy in common interest in an apartment complex known as Courthouse Square located in Towson, MD. This investment is accounted for utilizing the equity method of accounting. Under the equity method of accounting, our net equity investment is reflected on the Consolidated Balance Sheet and the Consolidated Statement of Operations includes our share of net income or loss from the unconsolidated entity.

Subsequent to September 30, 2004, we purchased 11 properties for a purchase price of approximately $217 million. In addition, we are currently considering acquiring 10 properties for an estimated purchase price of $244 million. Our decision to acquire each property generally depends upon no material adverse change occurring relating to the property, the tenants or in the local economic conditions, and our receipt of satisfactory due diligence information including appraisals, environmental reports and lease information prior to purchasing the property.

RESULTS OF OPERATIONS

GENERAL

The following discussion is based primarily on our consolidated financial statements as of September 30, 2004 and for the three and nine months ended September 30, 2004.

                                                       PROPERTIES
                                                        PURCHASED      SQUARE FEET
                          QUARTER ENDED                PER QUARTER      ACQUIRED           PURCHASE PRICE
                          -------------                -----------     -----------         --------------
                          March 31, 2003                  None            N/A                   N/A
                          June 30, 2003                   None            N/A                   N/A
                          September 30, 2003              None            N/A                   N/A
                          December 31, 2003                 8               797,551      $      127,195,000
                          March 31, 2004                   11             2,123,905      $      384,053,000
                          June 30, 2004                    23             4,213,576      $      713,925,000
                          September 30, 2004               26             5,746,599      $      869,128,000
                                                      -------------- ---------------     -------------------

                          Total                            68            12,881,631      $     2,094,301,000
                                                      ============== ===============     ===================

RENTAL INCOME,TENANT RECOVERIES AND OTHER PROPERTY INCOME. Rental income consists of basic monthly rent and percentage rental income due pursuant to tenant leases. Tenant recovery and other property income consist of property operating expenses recovered from the tenants including real estate taxes, property management fees and insurance. Rental income was $56,404,514 and all additional property income was $13,362,039 for the nine months ended September 30, 2004.

OTHER INCOME. Other income consists of interest income earned primarily on short term investments that are held by us and other non-operating income earned by us. Other income was $1,885,751 for the nine months ended September 30, 2004.

GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses consist of salaries and computerized information services costs reimbursed to affiliates for maintaining our accounting and investor records, affiliates common share purchase discounts, insurance, postage, printer costs and fees paid to accountants and lawyers. These expenses were $2,843,944 for the nine months ended September 30, 2004 and resulted from increased services required as we acquire properties and grow our portfolio of investment properties and our investor base.

PROPERTY OPERATING EXPENSES. Property operating expenses consist of property management fees and property operating expenses, including real estate taxes, costs of owning and maintaining shopping centers, insurance, and maintenance to the exterior of the buildings and the parking lots. These expenses were $17,017,451 for the nine months ended September 30, 2004.

DEPRECIATION AND AMORTIZATION. Depreciation expense was $19,285,397 and is due to depreciation on the properties owned during the nine months ended September 30, 2004. Amortization expense was $6,717,805 and is due to the application of SFAS 141 and SFAS 142 resulting from the amortization of intangible assets of approximately $154 million and loan and leasing fees of $7.5 million during the nine months ended September 30, 2004.

INTEREST. Interest was $21,315,926 for the nine months ended September 30, 2004 and is due to the financing on 62 properties as of September 30, 2004 and funds drawn during the first quarter of 2004 on the line of credit.

FUNDS FROM OPERATIONS

One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Cash generated from operations is not equivalent to our net income from continuing operations as determined under Generally Accepted Accounting Principles in the United States of America or GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts or NAREIT, an industry trade group, has promulgated a standard known as "Funds from Operations" or "FFO" for short, which it believes more accurately reflects the operating performance of a REIT such as us. As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation on real property and amortization, and after adjustments for unconsolidated partnerships and joint ventures in which the REIT holds an interest. We have adopted the NAREIT definition for computing FFO because management believes that, subject to the following limitations, FFO provides a basis for comparing our performance and operations to those of other REITs. The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity. Items which are capitalized do not impact FFO, whereas items that are expensed reduce FFO. Consequently, our presentation of FFO may not be comparable to other similarly-titled measures presented by other REITs. FFO is not intended to be an alternative to "Net Income" as an indicator of our performance nor to "Cash Flows from Operating Activities" as determined by GAAP as a measure of our capacity to pay distributions. We believe that FFO is a better measure of our operating performance because FFO excludes non-cash items from GAAP net income. This allows us to compare our relative property performance to determine our return on capital. Management uses the calculation of FFO for several reasons. We use FFO to compare our performance to that of other REITs in our peer group. Additionally, we use FFO in conjunction with our acquisition policy to determine investment strategy. FFO is calculated as follows:

                                                                      NINE MONTHS ENDED
                                                                     SEPTEMBER 30, 2004
                                                                   ------------------------
         Net income                                                $      4,413,798
         Depreciation and amortization related to
           investment properties                                         24,803,548
                                                                   ------------------------
         Funds from operations (1)                                 $     29,217,346
                                                                   ========================

(1) FFO does not represent cash generated from operating activities calculated in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow as a measure of liquidity.

The following table lists the approximate physical occupancy levels and gross leasable area for our investment properties as of September 30, 2004 and December 31, 2003. The weighted average gross leasable area occupied at September 30, 2004 and December 31, 2003 was 94% and 98%, respectively. N/A indicates the property was not owned by us at the end of the period.


                                                                                SEPTEMBER 30, 2004          DECEMBER 31, 2003
                                                                                ------------------          -----------------
                                                                                 GLA                          GLA
PROPERTIES:                                                                   OCCUPIED          (%)         OCCUPIED      (%)
-----------                                                                   --------          ---         --------      ---
Academy Sports, Houma, LA                                                         60,001       100               N/A     N/A
Alison's Corner, San Antonio, TX                                                  55,066       100               N/A     N/A
Arvada Connection and Marketplace, Arvada, CO                                    336,302        94               N/A     N/A
Best on the Boulevard, Las Vegas, NV                                             156,756        77               N/A     N/A
Bluebonnet Parc, Baton Rouge, LA                                                 128,289        95               N/A     N/A
Boulevard at the Capital Centre, Largo, MD                                       352,804        73               N/A     N/A
CorWest Plaza, New Britain, CT                                                   114,023        99               N/A     N/A
Cranberry Square, Cranberry Township, PA                                         180,585        92               N/A     N/A
Darien Towne Centre, Darien, IL                                                  210,010        94           212,682      95
Davis Towne Crossing, North Richland Hills, TX                                    31,091        75               N/A     N/A
Dorman Center - Phases I & II, Spartanburg, SC                                   374,267        99               N/A     N/A
Eastwood Towne Center, Lansing, MI                                               321,066        98               N/A     N/A
Eckerd Drug Store, Columbia, SC                                                   13,440       100               N/A     N/A
Eckerd Drug Store, Crossville, TN                                                 13,824       100               N/A     N/A
Eckerd Drug Store, Edmund, OK                                                     13,824       100            13,824     100
Eckerd Drug Store, Greer, SC                                                      13,824       100               N/A     N/A
Eckerd Drug Store, Kill Devil Hills, NC                                           13,824       100               N/A     N/A
Eckerd Drug Store, Norman, OK                                                     13,824       100            13,824     100
Forks Town Center, Easton, PA                                                     88,660        96               N/A     N/A
Fullerton Metrocenter, Fullerton, CA                                             208,264        82               N/A     N/A
Gateway Plaza, Southlake, TX                                                     334,440        93               N/A     N/A
Gateway Village, Annapolis, MD                                                   273,788       100               N/A     N/A
GMAC, Winston-Salem, NC                                                          501,064       100               N/A     N/A
Governor's Marketplace, Tallahassee, FL                                          218,437        94               N/A     N/A
Harris Teeter, Wilmington, NC                                                     57,230       100               N/A     N/A
Harvest Towne Center, Knoxville, TN                                               42,213       100               N/A     N/A



                                                                                SEPTEMBER 30, 2004          DECEMBER 31, 2003
                                                                                 GLA                          GLA
PROPERTIES:                                                                   OCCUPIED          (%)         OCCUPIED      (%)
-----------                                                                   --------          ---         --------      ---
Heritage Towne Crossing, Euless, TX                                               72,119        89               N/A     N/A
Hickory Ridge, Hickory, NC                                                       380,487       100               N/A     N/A
Huebner Oaks Center, San Antonio, TX                                             279,461        97               N/A     N/A
John's Creek Village, Duluth, GA                                                 136,782        71               N/A     N/A
La Plaza Del Norte, San Antonio, TX                                              303,245        95               N/A     N/A
Lakewood Towne Center, Lakewood, WA                                              546,713        94               N/A     N/A
Larkspur Landing, Larkspur, CA                                                   150,893        87               N/A     N/A
Lincoln Park, Dallas, TX                                                         144,794        97               N/A     N/A
Low Country Village, Bluffton, SC                                                 70,598        92               N/A     N/A
MacArthur Crossing, Los Colinas, TX                                              107,759        98               N/A     N/A
Manchester Meadows, St. Louis, MO                                                434,772        96               N/A     N/A
Metro Square Center, Severn, MD                                                   61,817       100               N/A     N/A
Mitchell Ranch Plaza, New Port Richey, FL                                        184,973        92               N/A     N/A
Newnan Crossing I & II, Newnan, GA                                               291,450       100           127,260      97
Northgate North, Seattle, WA                                                     281,595        93               N/A     N/A
Northpointe Plaza, Seattle, WA                                                   373,699        99               N/A     N/A
North Ranch Pavilions, Thousand Oaks, CA                                          55,928        89               N/A     N/A
North Rivers Town Center, Charleston, SC                                         141,004       100               N/A     N/A
Paradise Valley Marketplace, Phoenix, AZ                                          71,304        77               N/A     N/A
Pavilion at King's Grant, Concord, NC                                             79,109       100            79,009     100
Peoria Crossings, Peoria, AZ                                                     207,711        97               N/A     N/A
Pine Ridge Plaza, Lawrence, KS                                                   230,510       100               N/A     N/A
Plaza at Marysville, Marysville, WA                                              110,356        95               N/A     N/A
Plaza Santa Fe II, Santa Fe, NM                                                  217,329        98               N/A     N/A
Promenade at Red Cliff, St. George, UT                                            89,480        95               N/A     N/A
Reisterstown Road Plaza, Baltimore, MD                                           668,369        86               N/A     N/A
Saucon Valley Square, Bethlehem, PA                                               80,695       100               N/A     N/A
Shaw's Supermarket, New Britain, CT                                               65,658      100             65,658     100
Shoppes of Dallas, Dallas, GA                                                     59,810       85                N/A     N/A
Shoppes of Prominence Point, Canton, GA                                           69,358       89                N/A     N/A
Shops at Boardwalk, Kansas City, MO                                               99,881       82                N/A     N/A
Shops at Park Place, Plano, TX                                                   115,460       99            116,300     100
Stony Creek Market Place, Noblesville, IN                                        153,796      100            150,727      98
The Columns, Jackson, TN                                                         121,400       94                N/A     N/A
Tollgate Marketplace, Bel Air, MD                                                392,587      100                N/A     N/A
Towson Circle, Towson, MD                                                        106,621       92                N/A     N/A
Village Shoppes of Simonton, Lawrenceville, GA                                    56,615       85                N/A     N/A
Wal-Mart SuperCenter, Blytheville, AR                                            183,211      100                N/A     N/A
Wal-Mart SuperCenter, Jonesboro, AR                                              149,704      100                N/A     N/A
Watauga Pavilion, Watauga, TX                                                    192,155       93                N/A     N/A
Wrangler, El Paso, TX                                                            316,800      100                N/A     N/A
                                                                          ----------------              --------------
                                                                              11,982,924                     779,284
                                                                          ================              ==============

As part of the purchase of Darien Towne Centre, CorWest Plaza, La Plaza Del Norte, Dorman Center - Phase I, Peoria Crossings, Paradise Valley Marketplace, Best on the Boulevard, Bluebonnet Parc, Arvada Marketplace, Eastwood Towne Center, Watauga Pavilion, Northpointe Plaza, Plaza Santa Fe II, Lakewood Towne Center, Shoppes of Prominence Point, Fullerton Metrocenter, Shops at Boardwalk, Shoppes of Dallas, Dorman Center - Phase II, Towson Circle, Reisterstown Road Plaza, Village Shoppes of Simonton, Governor's Marketplace, Mitchell Ranch Plaza, The Columns, Harvest Towne Center, Boulevard at the Capital Centre and Low Country Village, we are entitled to receive payments in accordance with a master lease agreement for space, which was not producing revenue either at the time of or subsequent to the purchase. The master lease agreement covers rental payments due for periods ranging between three months and three years from the purchase date or until the space is leased. The percentage in the table above does not include non-revenue producing space covered by the master lease agreement. The master lease agreements combined with the physical occupancy results in an economic occupancy ranging between 71% and 100% at September 30, 2004.

SUBSEQUENT EVENTS

We paid distributions of $7,186,753 to our stockholders in October 2004.

We issued 29,541,198 shares of common stock from October 1, 2004 through November 5, 2004, resulting in a total of 175,825,027 shares of common stock outstanding. As of November 5, 2004, subscriptions for a total of 173,294,068 shares were received resulting in total gross offering proceeds of $1,732,326,464 and an additional 2,530,959 shares were issued pursuant to the DRP for $24,044,115 of additional gross proceeds.

On October 15, 2004, CR Investors, LLC, a 100% owned LLC of Reisterstown Plaza Holdings, LLC (a joint venture consolidated by us), purchased a 60.94% interest in an apartment complex known as Cardiff Hall East located in Towson, MD for approximately $2.7 million.

As of October 31, 2004, Cordish Power Plant Management, LLC, a Maryland limited liability company ("CPP") admitted two new members in exchange for the capital contributions described below that were made on November 5, 2004. CRP Power Plant Investors, LLC, a Maryland limited liability company that is wholly owned by Reisterstown Plaza Holdings, LLC, contributed capital in the amount of $15 million in exchange for a 37.5% member interest in CPP. CGW Power Plant Investors, LLC, a Maryland limited liability company that is wholly owned by Gateway Village Holdings, LLC contributed capital in the amount of $5 million in exchange for a 12.5% member interest in CPP. CPP owns a 99.5% interest in Cordish Power Plant Limited Partnership. Cordish Power Plant Limited Partnership owns a ground lease interest in a mixed use retail/office complex located in the Inner Harbor area of Baltimore, Maryland that is known as The Power Plant. The Power Plant contains approximately 180,000 square feet of space and is 100% leased and occupied.

As of October 31, 2004, Cordish Power Plant Management Number Two, LLC, a Maryland limited liability company ("CPP2") admitted two new members in exchange for the capital contributions described below that were made on November 5, 2004. CTC Pier IV Investors, LLC, a Maryland limited liability company that is wholly owned by Towson Circle Holdings, LLC contributed capital in the amount of $5 million in exchange for a 16.67% member interest in CPP2. CTOLL Pier IV Investors, LLC, a Maryland limited liability company that is wholly owned by Tollgate Marketplace Holding Company, LLC contributed capital in the amount of $15 million in exchange for a 50.0% member interest in CPP2. CPP2 owns all of the membership interest in Cordish Power Plant Number Two, LLC. Cordish Power Plant Number Two, LLC owns a ground lease interest in a mixed use retail/office complex located in the Inner Harbor area of Baltimore, Maryland that is known as Pier IV Office Building. The Pier IV Office Building contains approximately 120,000 square feet of space and is 100% leased and occupied.

We have acquired the following properties during the period October 1 to November 5, 2004. The respective acquisitions are summarized in the table below.


                                                                     APPROXIMATE     GROSS LEASABLE
            DATE                                            YEAR    PURCHASE PRICE        AREA
          ACQUIRED                 PROPERTY                BUILT         ($)            (SQ. FT.)      MAJOR TENANTS
          --------                 --------                -----    --------------   ---------------   -------------
           10/05/04         Bed, Bath & Beyond Plaza       2004          20,350,000     97,496         Bed, Bath & Beyond,
                             Miami, FL                                                                 Office Depot,
                                                                                                       Pier 1 Imports,
                                                                                                       Party City

           10/12/04         The Columns - Phase II         2004           5,740,596     44,987         Ross Dress for Less
                             Jackson, TN                                                               Old Navy

           10/18/04         Denton Town Crossing           2003/         51,236,687    272,722         Oshman's Sporting Goods
                             Denton, TX                    2004


                                                                     APPROXIMATE     GROSS LEASABLE
            DATE                                           YEAR     PURCHASE PRICE        AREA
          ACQUIRED                 PROPERTY                BUILT         ($)            (SQ. FT.)           MAJOR TENANTS
          --------                 --------                -----    --------------    --------------        -------------
          10/19/04      Azalea Square                      2004       30,012,525         181,942      T.J. Maxx,
                         Summerville, SC                                                              Linens 'N Things,
                                                                                                      Ross Dress for Less,
                                                                                                      Cost Plus World Market,
                                                                                                      PETsMART

          10/21/04      Lake Mary Pointe                   1999        6,620,000           51,052     Publix
                         Orlando, FL

          10/25/04      Plaza at Riverlakes                2001       17,000,000          102,836     Ralph's Grocery Store
                         Bakersville, CA

          10/26/04      Academy Sports                     2004        5,000,000           61,001     Academy Sports
                         Port Arthur, TX

          10/28/04      Gurnee Town Center                 2002       44,256,387          179,840     Linens 'N Things,
                         Gurnee, IL                                                                   Old Navy,
                                                                                                      Borders Books & Music

          10/29/04      CVS Pharmacy                       2004        3,066,241           10,055     CVS Pharmacy
                         Sylacauge, AL

          10/29/04      Academy Sports                     2004        4,250,000           61,654     Academy Sports
                         Midland, TX

          11/03/04      Mansfield Towne Center             2004       16,055,074          111,898     Ross Dress for Less,
                         Mansfield, TX                                                                Staples

          11/05/04      Winchester Commons                 1999       13,022,687           93,024     Kroger
                         Memphis, TN


The mortgage debt and financings obtained during the period October 1, 2004 to November 5, 2004, are detailed in the list below.

                                                                                          MATURITY     PRINCIPAL BORROWED
        DATE FUNDED              MORTGAGE PAYABLE               ANNUAL INTEREST RATE        DATE               ($)
        ------------- --------------------------------------- -------------------------- ------------ ---------------------

          10/05/04    The Columns                                      4.910%             05/01/09              11,423,300

          10/06/04    Low Country Village                              4.960%             05/01/09               5,370,000

          10/08/04    Lincoln Park                                     4.610%             11/01/09              26,153,000

          11/01/04    Academy Sports - Port Arthur, TX                 5.120%             11/01/09               2,775,000

          11/01/04    Harris Teeter - Wilmington, NC                   4.915%             11/01/09               3,960,000

          11/04/04    The Columns - Phase II                           4.950%             11/01/09               3,442,100

We are currently considering acquiring 10 properties for an estimated purchase price of $244 million. Our decision to acquire each property will generally depend upon no material adverse change occurring relating to the property, the tenants or in the local economic conditions, and our receipt of satisfactory due diligence information including appraisals, environmental reports and lease information prior to purchasing the property. For further information on these potential property acquisitions and financings, see "Real Property Investments" included elsewhere in this post-effective Amendment.

INFLATION

For our multi-tenant shopping centers, inflation is likely to increase rental income from leases to new tenants and lease renewals, subject to market conditions. Our rental income and operating expenses for those properties owned, or to be owned and operated under triple-net leases, are not likely to be directly affected by future inflation, since rents are or will be fixed under the leases, and property expenses are the responsibility of the tenants. The capital appreciation of triple-net leased properties is likely to be influenced by interest rate fluctuations. To the extent that inflation determines interest rates, future inflation may have an effect on the capital appreciation of triple-net leased properties. As of September 30, 2004, we owned 14 single-user triple-net leased properties.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We may be exposed to interest rate changes primarily as a result of long-term debt used to maintain liquidity and fund capital expenditures and expansion of our real estate investment portfolio and operations. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower its overall borrowing costs. To achieve our objectives we will borrow primarily at fixed rates or variable rates with the lowest margins available and in some cases, with the ability to convert variable rates to fixed rates.

We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our properties. To the extent we do, we are exposed to credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. When the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. When the fair value of a derivative contract is negative, we owe the counterparty and, therefore, it does not possess credit risk. It is our policy to enter into these transactions with the same party providing the financing, with the right of offset. In the alternative, we will minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken.

During the third quarter of 2004, we entered into treasury contracts with a futures commission merchant with yields ranging from 3.27% to 3.40% for 5 year treasury contracts and 4.0% to 4.3% for 10 year treasury contracts. The amount on deposit for our investment in treasury contracts is $3,712,900. On September 30, 2004, our investment in treasury contracts had a liquidation value of $361,186 resulting in a loss of $3,351,714. As these treasury contracts are not offsetting future commitments and therefore do not qualify as hedges, the net loss is recognized currently in earnings. To offset the net loss recognized on the treasury contracts, we took advantage of the lower treasury yields which caused the loss n the treasury contracts and secured permanent financing in the amount of $350,000,000 for pending acquisitions. On October 29, 2004, we liquidated all of our treasury contracts for a liquidation value of $126,213 resulting in a cumulative net realized loss of $3,586,687.

With regard to variable rate financing, we assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. We maintain risk management control systems to monitor interest rate cash flow risk attributable to both of our outstanding or forecasted debt obligations as well as our potential offsetting hedge positions. The risk management control systems involve the use of analytical techniques, including cash flow sensitivity analysis, to estimate the expected impact of changes in interest rates on our future cash flows.

While this hedging strategy is intended to reduce our exposure to interest rate fluctuations, the result may be a reduction in overall returns on your investment.

The fair value of our debt approximates its carrying amount as of September 30, 2004.

Our interest rate risk is monitored using a variety of techniques. The table below presents the principal amounts and weighted average interest rates by year and expected maturity to evaluate the expected cash flows and sensitivity to interest rate changes.


                                        2004             2005            2006            2007            2008            THEREAFTER
                                      --------         --------        --------        --------        --------          ----------
Maturing debt
  Fixed rate debt (mortgage
    loans)                              -               -               -               56,864,550      46,227,000      911,617,213


                                        2004           2005            2006            2007            2008             THEREAFTER
                                      --------       --------        --------        --------        --------          -----------
  Variable rate debt (including
    line of credit)                          -        15,035,000            -              -                 -         110,998,000

Average interest rate on debt:
  Fixed rate debt                            -                 -            -           4.49%             4.64%               4.69%
  Variable rate debt                         -              3.71%           -              -                 -                2.74%



We have $126,033,000 of variable rate interest averaging 2.85% as of September 30, 2004. An increase in the variable interest rate on this debt constitutes a market risk. If interest rates increase by 1%, based on debt outstanding as of September 30, 2004, interest expense increases by $1,260,330 on an annual basis.

                              PLAN OF DISTRIBUTION

THE FOLLOWING NEW SUBSECTION IS INSERTED AT THE END OF THIS SECTION ON PAGE 148 OUR PROSPECTUS.

UPDATE

The following table updates shares sold in our offering as of December 7, 2004:


                                                                                           COMMISSION AND
                                                                              GROSS             FEES              NET
                                                            SHARES        PROCEEDS ($)        ($) (1)         PROCEEDS ($)
                                                       ----------------- ---------------- ----------------- ----------------
From our advisor                                                20,000          200,000                  -         200,000

Our offering dated September 15, 2003:                     196,349,694    1,963,416,953        203,334,871   1,760,082,082

Shares sold pursuant to our distribution
  reinvestment program                                       3,079,019       29,250,678                  -      29,250,678

Shares repurchased pursuant to our share repurchase
  program                                                       (5,000)         (46,250)                 -         (46,250)
                                                       ----------------- ---------------- ----------------- ----------------

                                                            199,443,713    1,992,821,381       203,334,871    1,789,486,510
                                                       ================= ================ ================= ================

(1) Inland Securities Corporation serves as dealer manager of this offering and is entitled to receive selling commissions and certain other fees, as discussed further in our prospectus.

On September 8, 2004, we filed a registration statement on Form S-11 to register an additional 250,000,000 shares of common stock and up to 20,000,000 shares of our common stock for participants in our distribution reinvestment and share repurchase program. The registration statement has not been declared effective by the Securities and Exchange Commission, and there is no assurance when and if it will be declared effective.

SUBSCRIPTION PROCESS

THE FOLLOWING NEW PARAGRAPH IS INSERTED AT THE END OF THIS SECTION ON PAGE 150 OF OUR PROSPECTUS.

Currently we no longer issue paper stock certificates for all subscriptions for common stock accepted by us. We also are responsible for all stock books and records and serve as our own stock transfer agent, processing stock transfers. We are currently moving to a "book entry" system for our stock records. Under a book entry system, we would no longer issue paper stock certificates. Using this system would eliminate the need for safekeeping by you to protect against loss, theft or destruction of stock certificates. We are currently interviewing firms to serve as our stock transfer agent. When we hire a third party stock transfer agent, we may need to modify our distribution reinvestment program and some of our other stock holding processes. For example, it's likely that we will no longer issue fractional shares. Further it is likely we will ask all stockholders to remit currently outstanding stock certificates so that they may be held in book entry form. Therefore, in order to transition into the book entry form, effective October 1, 2004 we no longer issued stock certificates for new subscriptions or for shares earned through participation in the Distribution Reinvestment Program. All shares will be held in book entry form.

VOLUME DISCOUNTS

THE DISCUSSION UNDER THIS SECTION, WHICH STARTS ON PAGE 152 OF OUR PROSPECTUS, IS CHANGED IN FULL AND SUPPLEMENTED BY THE FOLLOWING:

Investors making an initial purchase of at least $250,010 of common stock (25,001 shares) through the same soliciting dealer will receive a reduction of the reallowable 7.0% selling commission payable in connection with the purchase of those shares in accordance with the following schedule:


     AMOUNT OF SELLING                AMOUNT OF PURCHASER'S INVESTMENT                     MAXIMUM
                                      --------------------------------                   COMMISSION
      VOLUME DISCOUNT                  FROM                       TO                     PER SHARE
---------------------------- ------------------------- -------------------------- -------------------------
            1%                     $   250,010                $   500,000                    6%
            2%                     $   500,010                $ 1,000,000                    5%
            3%                     $ 1,000,010                $ 2,500,000                    4%
            4%                     $ 2,500,010                $ 5,000,000                    3%
            5%                     $ 5,000,010                $10,000,000                    2%
            6%                     $10,000,010           more than $10,000,000               1%


Any reduction in the amount of the selling commissions in respect of volume discounts received will be credited to the investor in the form of additional whole shares or fractional shares. Selling commissions will not be paid on any such whole shares or fractional shares issued for a volume discount.

Some purchases may be combined for the purpose of qualifying for a volume discount, and for determining commissions payable to the managing dealer or the soliciting dealers, so long as all the combined purchases are made through the same soliciting dealer. Subscriptions made in this offer will be combined with other subscriptions in this offering for the purposes of computing amounts invested. Purchases by spouses will also be combined with other purchases by you and will be combined with other purchases of common stock to be held as a joint tenant or as tenants-in-common by you with others for purposes of computing amounts invested. Purchases by entities not required to pay federal income tax may only be combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested if investment decision are made by the same person. If the investment decisions are made by in independent investment advisor, that investment adviser may not have any direct or indirect beneficial interest in any of the entities not required to pay federal income tax whose purchases are sought to be combined. You must mark the "Additional Investment" space on the subscription agreement signature page in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the "Additional Investment" space.

If the subscription agreements for the purchases to be combined are submitted at the same time, then the additional common stock to be credited to you as a result of such combined purchases will be credited on a pro rata basis. If the subscription agreements for the purchases to be combined are not submitted at the same time, then any additional common stock to be credited as a result of the combined purchases will be credited to the last component purchase, unless we are otherwise directed in writing at the time of the submission. However, the additional common stock to be credited to any entities not required to pay federal income tax whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis based on the amount of the investment of each entity not required to pay federal income tax and their combined purchases.

Notwithstanding the preceding paragraphs, you may not receive a discount greater than 5% on any purchase of shares if you already own, or may be deemed to already own, any shares. This restriction may limit the amount of the volume discount available to you after your initial purchase and the amount of additional shares that you may be credited as a result of the combination of purchases.

In the case of subsequent investments or combined investments, a volume discount will be given only on the portion of the subsequent or combined investment that caused the investment to exceed the breakpoint. For example, if you are investing $50,000 with us today, but had previously invested $240,000, these amounts can be combined to reach the $250,010 breakpoint, which will entitle you to a lower sales commission on your current $50,000 investment.

                                HOW TO SUBSCRIBE

THE FIRST SENTENCE OF THE THIRD BULLET POINT ON PAGE 157, UNDER THIS HEADING, IS MODIFIED TO READ AS FOLLOWS:

Deliver a check for the full purchase price of the shares being subscribed for, payable to "LBNA/Escrow Agent for IWRRETI", along with the completed subscription agreement to the soliciting dealer.

                     RELATIONSHIPS AND RELATED TRANSACTIONS

SUBORDINATED PAYMENTS

THE DISCUSSION UNDER THIS SECTION WHICH STARTS ON PAGE 170 OF OUR PROSPECTUS IS MODIFIED AND SUPPLEMENTED BY THE FOLLOWING:


   TYPE OF COMPENSATION AND                                                               ESTIMATED MAXIMUM
          RECIPIENT                         METHOD OF COMPENSATION                          DOLLAR AMOUNT
   ------------------------                 ----------------------                        -----------------
                                              OPERATIONAL STAGE
Advisor asset management fee    We pay an annual advisor asset management fee    The actual amounts to be received
payable to our advisor.         of not more than 1% of our average assets.       depend upon the sale price of our
                                Our average assets means the average of the      properties and, therefore, cannot
                                total book value including acquired              be determined at the present time.
                                intangibles of our real estate assets plus the   If we acquire the advisor, the
                                total value of our loans receivables secured     advisor asset management fee will
                                by real estate, before reserves for              cease.
                                depreciation or bad debts or other similar
                                non-cash reserves.  We will compute our
                                average assets by taking the average of these
                                values at the end of each month during the
                                quarter for which we are calculating the fee.
                                The fee is payable quarterly in an amount equal
                                to 1/4 of 1% of average assets as of the last
                                day of the immediately preceding quarter. For
                                any year in which we qualify as a REIT, our
                                advisor must reimburse us for the following
                                amounts if any:

                                (1) the amounts by which our total operating
                                    expenses, the sum of the advisor asset
                                    management fee plus other operating
                                    expenses, paid during the previous fiscal


                                    year exceed the greater of:
                                    -   2% of our average assets for that
                                        fiscal year, or
                                    -   25% of our net income for that
                                        fiscal year.

                                (2) plus an amount, which will not exceed the advisor asset management fee for that year, equal to any difference between the total amount of distributions to stockholders for that year and the 6% annual return on the net investment of stockholders.

                                Items such as organization and offering
                                expenses, property expenses, interest payments, taxes, non-cash expenditures, the incentive advisory fee and acquisition expenses are excluded from the definition of total operating expenses.

                                See "Management -- Our Advisory Agreement" for an explanation of circumstances where the excess amount specified in clause (1) may not need to be reimbursed.

                                      EXPERTS

The following financial statements have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing:

|X|  the historical summary of gross income and        |X| the historical summary of gross income and
     direct operating expenses of Shops at Park Place      direct operating expenses of Darien Towne
     for the year ended December 31, 2002,                 Center for the year ended December 31, 2002,

|X|  the combined historical summary of gross          |X| the historical summary of gross income and
     income and direct operating expenses of               direct operating expenses of Hickory Ridge for
     Properties Acquired from Thomas Enterprises for       the year ended December 31, 2003,
     the year ended December 31, 2003,

|X|  the historical summary of gross income and        |X| the historical summary of gross income and
     direct operating expenses of CorWest Plaza for        direct operating expenses of Metro Square
     the period from May 29, 2003 through December         Center (SuperValue) for the year ended
     31, 2003,                                             December 31, 2003,

|X|  the historical summary of gross income and        |X| the historical summary of gross income and
     direct operating expenses of Larkspur Landing         direct operating expenses of North Ranch
     for the year ended December 31, 2003,                 Pavilion for the year ended December 31, 2003,

|X|  the historical summary of gross income and        |X| the historical summary of gross income and
     direct operating expenses of La Plaza Del Norte       direct operating expenses of MacArthur
     for the year ended December 31, 2003,                 Crossing for the year ended December 31, 2003,

|X|  the historical summary of gross income and        |X| the historical summary of gross income and
     direct operating expenses of Promenade at Red         direct operating expenses of Peoria Crossing
     Cliff for the year ended December 31, 2003,           for the year ended December 31, 2003,

|X|  the historical summary of gross income and        |X| the historical summary of gross income and
     direct operating expenses of Dorman Centre for        direct operating expenses of Heritage Towne
     the year ended December 31, 2003,                     Crossing for the year ended December 31, 2003,

|X|  the historical summary of gross income and        |X| the historical summary of gross income and
     direct operating expenses of Paradise Valley          direct operating expenses of Best on the
     Marketplace for the year ended December 31, 2003,     Boulevard for the year ended December 31, 2003,

|X|  the historical summary of gross income and        |X| the historical summary of gross income and
     direct operating expenses of Bluebonnet Parc for      direct operating expenses of North Rivers Town
     the year ended December 31, 2003,                     Center for the period of October 1, 2003
                                                           (commencement of operations) to December 31,
                                                           2003,

|X|  the historical summary of gross income and        |X| the historical summary of gross income and
     direct operating expenses of Arvada Marketplace       direct operating expenses of Eastwood Town
     and Connection for the year ended December 31,        Center for the year ended December 31, 2003,
     2003,

|X|  the historical summary of gross income and        |X| the historical summary of gross income and
     direct operating expenses of Watauga Pavilion         direct operating expenses of Northpointe Plaza
     for the period of August 15, 2003 (commencement       for the year ended December 31, 2003,
     of operations) to December 31, 2003,

|X|  the historical summary of gross income and        |X| the historical summary of gross income and
     direct operating expenses of Plaza Santa Fe II        direct operating expenses of Pine Ridge Plaza
     for the year ended December 31, 2003,                 for the year ended December 31, 2003,

|X|  the historical summary of gross income and        |X| the historical summary of gross income and
     direct operating expenses of Huebner Oaks Center      direct operating expenses of John's Creek
     for the year ended December 31, 2003,                 Village for the period from September 21, 2003
                                                           (commencement of operations) to December 31,
                                                           2003,

|X|  the historical summary of gross income and        |X| the historical summary of gross income and
     direct operating expenses of Lakewood Town            direct operating expenses of Fullerton
     Center for the year ended December 31, 2003,          Metrocenter for the year ended December 31,
                                                           2003,

|X|  the historical summary of gross income and        |X| the historical summary of gross income and
     direct operating expenses of Davis Towne              direct operating expenses of Northgate North
     Crossing for the period from July 18, 2003            for the year ended December 31,

     (commencement of operations) to December 31,          2003,
     2003,

|X|  the historical summary of gross income and        |X| the historical summary of gross income and
     direct operating expenses of Cranberry Square         direct operating expenses of Gateway Plaza
     for the year ended December 31, 2003,                 Shopping Center for the year ended December
                                                           31, 2003,

|X|  the historical summary of gross income and        |X| the historical summary of gross income and
     direct operating expenses of Safeway Plaza at         direct operating expenses of Forks Town Center
     Marysville for the year ended December 31, 2003,      for the year ended December 31, 2003,

|X|  the combined historical summary of gross          |X| the historical summary of gross income and
     income and direct operating expenses of the           direct operating expenses of The Shops at
     Properties owned by Capital Centre, LLC, Gateway      Boardwalk for the period from May 30, 2003
     Village Limited Partnership, Bel Air Square           (commencement of operations) to December 31,
     Joint Venture, Towson Circle Joint Venture LLP,       2003,
     and Reisterstown Plaza Holdings, LLC for the
     year ended December 31, 2003,

|X|  the historical summary of gross income and        |X| the historical summary of gross income and
     direct operating expenses of Manchester Meadows       direct operating expenses of Governor's
     for the year ended December 31, 2003,                 Marketplace for the year ended December 31,
                                                           2003,

|X|  the historical summary of gross income and        |X| the historical summary of gross income and
     direct operating expenses of Mitchell Ranch           direct operating expenses of The Columns for
     Plaza for the period from June 30, 2003               the period from October 8, 2003 (commencement
     (commencement of operations) to December 31,          of operations) to December 31, 2003,
     2003,

|X|  the historical summary of gross income and        |X| and the historical summary of gross income
     direct operating expenses of Saucon Valley            and direct operating expenses of Lincoln Park
     Square for the year ended December 31, 2003,          for the year ended December 31, 2003.

The following financial statements have been included herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing:

|X|  the balance of Inland Western Retail Real         |X|   the historical summary of gross income and
     Estate Trust, Inc. as of June 30, 2003,                 direct operating expenses of Peoria Station
                                                             for the year ended December 31, 2002,

|X|  the historical summary of gross income and        |X|   the combined historical summary of gross
     direct operating expenses of Azalea Square for          income and direct operating expenses of The
     the period from July 4, 2003 (commencement of           Properties Acquired from Bayer Properties,
     operations) to December 31, 2003,                       Inc. for the year ended December 31, 2003,

|X|  the historical summary of gross income and        |X|   the combined historical summary of gross
     direct operating expenses of Denton Crossing for        income and direct operating expenses of The
     the period from August 11, 2003 (commencement of        Properties Acquired from Donahue Schriber for
     operations) to December 31, 2003,                       the year ended December 31, 2003,

|X|  the historical summary of gross income and        |X|   the historical summary of gross income and
     direct operating expenses of Gurnee Town Center         direct operating expenses of Winchester
     for the year ended December 31, 2003,                   Commons for the year ended December 31, 2003,

|X|  the historical summary of gross income and        |X|   the historical summary of gross income and
     direct operating expenses of Mansfield Town             direct operating expenses of Fox Creek Village
     Center for the period from July 23, 2003                for the period from November 12, 2003
     (commencement of operations) to December 31,            (commencement of operations) to December 31,
     2003,                                                   2003,

|X|  the historical summary of gross income and        |X|   the historical summary of gross income and
     direct operating expenses of Gateway Pavilions          direct operating expenses of Northwoods Center
     for the period from February 15, 2003                   for the year ended December 31, 2003,
     (commencement of operations) to December 31,
     2003,

|X|  the consolidated balance sheet of Inland          |X|   and the historical summary of gross income
     Western Retail Real Estate Trust, Inc. as of            and direct operating expenses of Oswego
     December 31, 2003 and the related consolidated          Commons for the year ended December 31, 2003.
     statements of operations, stockholders' equity
     and cash flows for the period from March 5, 2003
     (inception) through December 31, 2003 and
     related financial statement schedule,

                                   APPENDIX A
                            PRIOR PERFORMANCE TABLES

The following prior performance tables contain information concerning real estate programs sponsored by affiliates of our advisor which have investment objectives similar to ours. This information has been summarized in narrative form under "Prior Performance of Our Affiliates" in the prospectus. The tables provide information on the performance of a number of programs. You can use the information to evaluate the experience of our advisor's affiliates as sponsors of the programs. The inclusion of these tables does not imply that we will make investments comparable to those reflected in the tables or that investors in our shares will experience returns comparable to those experienced in the programs referred to in these tables. If you purchase our shares, you will not acquire any ownership in any of the programs to which these tables relate. The tables consist of:


              Table I                  Experience in Raising and Investing Funds

              Table II                 Compensation to IREIC and Affiliates

              Table III                Operating Results of Prior Programs

              Table IV                 Results of Completed Programs

              Table V                  Sales or Disposals of Properties

              Table VI                 Acquisition of Properties by Programs*

* Our prospective investors may obtain copies of Table VI by contacting Inland Western Retail Real Estate Advisory Services, Inc., our advisor.

Table VI is included in Part II of the Post Effective Amendment No. 7 to Form S-11 Registration Statement filed with the Securities and Exchange Commission on December 15, 2004. Upon written request to us or our advisor, any prospective investor may obtain, without charge, a copy of Table VI. See also "Where You Can Find More Information" for information on examining at, or obtaining copies from, offices of the SEC.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by any public program sponsored by any of the Inland's affiliated companies which has reported to the SEC within the last 24 months. For a reasonable fee, the affiliated companies will provide copies of any exhibits to such annual reports upon request.

Our investment objectives are to: (i) provide regular distributions to stockholders in amounts which may exceed our taxable income due to the non-cash nature of depreciation expense and, to such extent, will constitute a tax-deferred return of capital, but in no event less than 90% of our taxable income, pursuant to the REIT requirements; (ii) provide a hedge against inflation by entering into leases which contain clauses for scheduled rent escalations or participation in the growth of tenant sales, permitting us to increase distributions and provide capital appreciation; and (iii) preserve stockholders' capital.

The following programs have investment objectives similar to ours and are included in the tables. Inland Retail Real Estate Trust, Inc. or IRRETI and Inland Real Estate Corporation or IREC are two REITs formed primarily to invest in multi-tenant shopping centers, Inland's Monthly Income Fund, L.P. and Inland Monthly Income Fund II, L.P. are public real estate limited partnerships formed primarily to acquire, operate and sell existing residential and commercial real properties. Inland Mortgage Investors Fund, L.P., Inland Mortgage Investors Fund-II, L.P. and Inland Mortgage Investors Fund III, L.P. were public real estate limited partnerships formed primarily to make or acquire loans secured by mortgages on improved, income producing multifamily residential properties.

                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                                 (000's omitted)


Table I is intended to present information on a dollar and percentage basis showing the experience of Inland Real Estate Investment Corporation ("IREIC"), of which the Advisor is a wholly owned subsidiary, in raising and investing funds in prior programs where the offering closed in the three years prior to December 31, 2003. The table is intended to focus on the dollar amount available for investment in properties expressed as a percentage of total dollars raised. Inland Retail Real Estate Trust, Inc. is the only program that closed in the three years ended December 31, 2003.


                                                                                      Inland Retail
                                                                                       Real Estate
                                                                                       Trust, Inc.
                                                                                    -----------------

                                                                                       1 Program
                                                                                    -----------------
Dollar amount offered (A)                                                           $   2,500,000
Dollar amount raised (B)                                                                2,223,010       100.00%
Less offering expenses:
  Syndication fees (C)                                                                    194,194         8.74
  Other fees (D)                                                                           20,861          .94
  Organizational fees                                                                           -            -
Reserves (E)                                                                               22,230         1.00
                                                                                    ---------------------------

Available for investment                                                            $   1,985,725        89.32%
                                                                                    ===========================

Acquisition costs:
  Cash down payments                                                                $   1,340,382
  Repayment of indebtedness                                                               543,206
  Investment in securities                                                                  8,052
                                                                                    -----------------
    Total acquisition costs                                                         $   1,891,640
                                                                                    =================

Percent leverage                                                                                            53%
Date offerings commenced                                                                                  (F)
Length of offering                                                                                        (F)
Months to invest 90% of amount available for investment (measured
  from beginning of offering)                                                                             (F)


                  EXPERIENCE IN RAISING AND INVESTING FUNDS (A)


                                NOTES TO TABLE I


(A) This amount does not reflect shares offered for distribution to stockholders participating in Inland Retail Real Estate Trust Inc.'s distribution reinvestment program.

(B) These figures are cumulative and are as of December 31, 2003. The dollar amount raised represents the cash proceeds collected by the program, including shares sold pursuant to our distribution reinvestment program and net of shares repurchased pursuant to our share repurchase program.

(C) Syndication fees are paid by the program to an affiliate, Inland Securities Corporation, or unaffiliated third parties commissions for the sale of shares. All of these syndication fees were used to pay commissions and expenses of the offerings.

(D) Other fees are paid by the program to unaffiliated parties and consist principally of printing, selling and registration costs related to the offering.

(E) Generally, a working capital reserve is established to fund property upgrades and future cash flow deficits, if any, among other things.

(F) On February 11, 1999, the program commenced an initial public offering, on a best effort basis, of 50,000,000 shares of common stock at $10.00 per share. On February 1, 2001, the program commenced an offering of an additional 50,000,000 shares at $10.00 per share, on a best efforts basis. On June 7, 2002, the program commenced an offering of an additional 150,000,000 shares at $10.00 per share, on a best efforts basis. As of December 31, 2003, substantially all proceeds available for investment from the offerings were invested in real properties.

                                    TABLE II

                    COMPENSATION TO IREIC AND AFFILIATES (A)
                                 (000's OMITTED)

Table II summarizes the amount and type of compensation paid to Inland Real Estate Investment Corporation and its affiliates during the three years ended December 31, 2003 in connection with the prior programs.

Some partnerships acquired their properties from affiliates of our advisor which had purchased such properties from unaffiliated third parties.


                                                             INLAND RETAIL     INLAND REAL        INLAND'S       INLAND MONTHLY
                                                              REAL ESTATE         ESTATE       MONTHLY INCOME        INCOME
                                                              TRUST, INC.      CORPORATION        FUND, L.P.     FUND II, L. P.
                                                            ---------------- ----------------- ---------------- -----------------

Date offering commenced                                            02/11/99          10/14/94         08/03/87          08/04/88
Dollar amount raised                                     $        2,223,010           686,602           30,000            25,324
                                                            ================ ================= ================ =================

Total amounts paid to general partner or
  affiliates from proceeds of offerings:
  Selling commissions and underwriting fees                      194,194(C)         49,869(C)           273(B)            423(B)
  Other offering expenses (D)                                      2,762             2,350              116               230
  Acquisition cost and expense                                     1,725               925            2,550(E)          1,706(E)
                                                            ================ ================= ================ =================

Dollar amount of cash available from operations
before deducting payments to general partner or
affiliates (F)                                                   264,442           217,142            4,522             3,505
                                                            ================ ================= ================ =================

Amounts paid to general partner or affiliates
  related to operations: (J)
  Property management fees (G)                                    19,526                 0               52                49
  Advisor asset management fee                                    20,824                 0                0                 0
  Accounting services                                                  0                 0               52                49
  Data processing service                                              0                 0               25                24
  Legal services                                                       0                 0               15                10
  Professional services                                              162                 0                0                 0
  Mortgage servicing fees                                            495                 0                0                 0
  Acquisition costs expensed                                         309                 0                0                 0
  Other administrative services                                    3,303                 0               69                51

Dollar amount of property sales and refinancings
before payments to general partner and affiliates (H):
  Cash                                                                 0            22,978               34                 0
  Notes                                                                0                 0                0                 0

Dollar amounts paid or payable to general partner
or affiliates from sales and refinancings (I):
  Sales commissions                                                    0                 0                0                 0
  Participation in cash distributions                                  0                 0                0                 0

                                    TABLE II

                    COMPENSATION TO IREIC AND AFFILIATES (A)


                                NOTES TO TABLE II

(A) The figures in this Table II relating to proceeds of the offerings are cumulative and are as of December 31, 2003 and the figures relating to cash available from operations are for the three years ending December 31, 2003. The dollar amount raised represents the cash proceeds collected by the partnerships or program. Amounts paid or payable to IREIC or affiliates from proceeds of the offerings represent payments made or to be made to IREIC and affiliates from investor capital contributions.

(B) The selling commissions paid to an affiliate is net of amounts which were in turn paid to third party soliciting dealers.

(C) The selling commissions paid to an affiliate includes amounts which were in turn paid to third party soliciting dealers.

(D) Consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation to be used as incentive compensation to its regional marketing representatives and amounts for reimbursement of the general partner for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Units and other marketing and organization expenses.

(E) Represents acquisition fees paid to IREIC and its affiliates in connection with the acquisition of properties.

(F)  See Note (B) to Table III.

(G) An affiliate provides property management services for all properties acquired by the partnerships or program. Management fees have not exceeded 4.5% of the gross receipts from the properties managed.

(H)  See Table V and Notes thereto regarding sales and disposals of properties.

(I) Real estate sales commissions and participations in cash distributions are paid or payable to IREIC and/or its affiliates in connection with the sales of properties in the public partnership programs. Payments of all amounts shown are subordinated to the receipt by the limited partners of their original capital investment. See Table V and Notes thereto.

(J) On July 1, 2000, IREC completed the acquisition of Inland Real Estate Advisory Services, Inc., the former advisor, and Inland Commercial Property Management, Inc., the former property manager (the "Merger"). Each of these entities was merged into subsidiaries that are wholly owned by IREC. As a result of the merger, IREC is now "self-administered." IREC no longer pays advisory or property management fees or other expenses to affiliates but instead has hired an internal staff to perform these tasks.

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS

Table III presents operating results for programs, the offerings of which closed during each of the five years ended December 31, 2003. The operating results consist of:

     -    The components of taxable income (loss);

     -    Taxable income or loss from operations and property sales;

     - Cash available and source, before and after cash distributions to investors; and

     -    Tax and distribution data per $1,000 invested.

Based on the following termination dates of the offerings, only IRRETI is included in Table III.

     -    Inland's Monthly Income Fund, L.P. - offering terminated in 1988

     -    Inland Monthly Income Fund II, L.P. - offering terminated in 1990

     -    Inland Mortgage Investors Fund, L.P. - offering terminated in 1987

     -    Inland  Mortgage  Investors  Fund - II, L.P. - offering terminated in
          1988

     -    Inland Mortgage Investors Fund III, L.P. - offering terminated in 1991

     -    Inland Real Estate Corporation - offering terminated in 1998

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS
        (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000 INVESTED)


                      INLAND RETAIL REAL ESTATE TRUST INC.


                                                    2003          2002          2001          2000          1999
                                                ------------- ------------- ------------- ------------- -------------

Gross revenues                               $       317,828       116,011        37,755        22,124         6,030
Profit on sale of properties                               0             0             0             0             0

Less:
  Operating expenses                                  78,568        27,614        10,178         6,279         1,872
  Interest expense                                    62,349        23,508         9,712         8,127         2,368
  Program expenses                                    22,069         7,998         1,219           905           369
  Depreciation & amortization                         85,006        29,395         8,653         4,752         1,253
                                                ------------- ------------- ------------- ------------- -------------

Net income (loss)-GAAP basis                 $        69,836        27,496         7,993         2,061           168
                                                ============= ============= ============= ============= =============

Taxable income (loss) (A):                                 0             0             0             0             0
                                                ============= ============= ============= ============= =============

Cash available (deficiency) from
  operations (B)                                     147,403        55,250        17,170         5,366         2,538
Cash available from sales (C)                            828             0             0             0             0
                                                ------------- ------------- ------------- ------------- -------------
Total cash available before
  distributions and special items                    148,231        55,250        17,170         5,366         2,538

Less distributions to investors:
  From operations                                    152,888        52,156        15,963         6,099         1,065
  From sales and refinancings                              0             0             0             0             0
                                                ------------- ------------- ------------- ------------- -------------

Cash available after distributions
  before special items                               (4,657)         3,094         1,207         (733)         1,473

Special items:                                             0             0             0             0             0
                                               ------------- ------------- -------------  ------------- -------------
Cash available after distributions and
special items                                $       (4,657)         3,094         1,207         (733)         1,473
                                                ============= ============= ============= ============= =============

Tax data per $1,000 invested (A):                          0             0             0             0             0

Distribution data per $1,000 invested:

Cash distributions to investors:
  Source (on GAAP basis):
    Investment income                                    .83           .83           .81           .77           .72
  Source (on cash basis):
    Sales                                                  0             0             0             0             0
    Operations (D)                                       .83           .83           .81           .77           .72

Percent of properties remaining unsold                  100%
                                                =============

                       OPERATING RESULTS OF PRIOR PROGRAMS

                               NOTES TO TABLE III

(A) IRRETI qualified as real estate investment trusts ("REITs") under the Internal Revenue Code for federal income tax purposes. Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If IRRETI fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates. However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

(B) "Cash Available (Deficiency) from Operations," represents all cash revenues and funds received by the programs, including but not limited to operating income less operating expenses, and interest income. These amounts do not include payments made by the programs from offering proceeds nor do they include proceeds from sales or refinancings. These amounts also exclude advances from or repayments to IREIC and affiliates which are disclosed elsewhere in the table and include principal payments on long-term debt. For example:


                                            INLAND RETAIL REAL ESTATE TRUST INC.
                                                    (000'S OMITTED)
                                    2003       2002       2001      2000       1999
                               ------------- ---------- --------- ---------- ----------
Net cash provided by
  operating activities per
  the Form 10-K annual
  report                       $    149,081     55,594    17,427      5,604      2,648
Principal payments on
  long-term debt                     (1,678)      (344)     (257)      (238)      (110)
                                  ----------- ---------- --------- ---------- ----------

                               $    147,403     55,250    17,170      5,366      2,538
                                  =========== ========== ========= ========== ==========

(C) See Table V and Notes thereto regarding sales and disposals of properties.

                       OPERATING RESULTS OF PRIOR PROGRAMS


                               NOTES TO TABLE III

(D) Distributions by a REIT to the extent of its current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder's basis in the shares to the extent thereof, and thereafter as taxable gain (a return of capital). These distributions in excess of earnings and profits will have the effect of deferring taxation of the amount of the distribution until the sale of the stockholder's shares.


                                    INLAND RETAIL REAL ESTATE TRUST, INC.
                               2003      2002       2001      2000       1999
                             --------- ---------- --------- ---------- ----------

% of Distribution representing:
  Ordinary income               60.85      62.65     60.49      54.55      22.23
  Return of Capital             39.15      37.35     39.51      45.45      77.77
                             --------- ---------- --------- ---------- ----------

                               100.00     100.00    100.00     100.00     100.00
                             ========= ========== ========= ========== ==========

                                    TABLE IV

                          RESULTS OF COMPLETED PROGRAMS

        (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000 INVESTED)

Table IV is a summary of operating and disposition results of prior programs sponsored by affiliates of our advisor, which during the five years ended prior to December 31, 2003 have sold their properties and either hold notes with respect to such sales or have liquidated. One program with investment objectives similar to ours disposed of all of its properties during the five years ended prior to December 31, 2003.


                                                         INLAND MORTGAGE
PROGRAM NAME                                           INVESTORS FUND, L.P.
------------------------------------------------------ ----------------------
Dollar amount raised                                                  10,065
Number of properties/loans purchased                                      15
Date of closing of offering                                            02/87
Date of first sale of property                                         12/88
Date of final sale of property                                         03/99

Tax and distribution data per $1,000 invested (A):
  Federal income tax results:
    Ordinary income (loss):
      Operations                                                         547
      Recapture                                                            0

    Capital Gain                                                          30

    Deferred Gain:
      Capital                                                              0
      Ordinary                                                             0

    Cash distributions to investors (cash basis):

    Source (on GAAP basis)
      Investment income                                                  624
      Return of capital                                                  745

    Source (on cash basis)
      Sales                                                              745
      Operations                                                         624

(A) Data per $1,000 invested is presented as of December 31, 2003. See Table V and Notes thereto regarding sales and disposals of properties.

                                     TABLE V

                        SALES OR DISPOSALS OF PROPERTIES


Table V presents information on the results of the sale or disposals of properties in programs with investment objectives similar to ours during the three years ended December 31, 2003. Since January 1, 2001, programs sponsored by affiliates of our advisor had seven sales transactions. The table provides certain information to evaluate property performance over the holding period such as:

     - Sales proceeds received by the partnerships in the form of cash down payments at the time of sale after expenses of sale and secured notes received at sale;

     -    Cash invested in properties;

     -    Cash flow (deficiency) generated by the property;

     -    Taxable gain (ordinary and total); and

     -    Terms of notes received at sale.


                                                              TABLE V (Continued)

                                                      SALES OR DISPOSALS OF PROPERTIES (A)
                                                                (000's OMITTED)

                                                                   CASH           SELLING                                ADJUST.
                                                                   RECEIVED,    COMMISSIONS                 SECURED     RESULTING
                                                                   NET OF         PAID OR       MORTGAGE    NOTES         FROM
                                             DATE       DATE OF    CLOSING       PAYABLE TO    AT TIME OF   RECEIVED   APPLICATION
                                             ACQUIRED     SALE      COSTS(B)       INLAND         SALE       AT SALE     OF GAAP
-------------------------------------------- ---------- ---------- ----------- --------------- ------------ ---------- -----------
IREC - Lincoln Park Place                 01/24/97       04/17/01       1,314               0        1,050          0            0
IREC - Antioch Plaza                         12/95       03/28/02         943               0          875          0            0
IREC - Shorecrest Plaza                      07/97       06/12/02       3,107               0        2,978          0            0
IREC - Popeye's                              06/97       04/08/03         343               0           0           0            0
IREC - Summit of Park Ridge                  12/96       12/24/03       3,578               0        1,600          0            0
IREC - Eagle Country Market                  11/97       12/24/03       5,182               0        1,450          0            0
IREC - Eagle Ridge Center                    04/99       12/30/03       3,185               0        3,000          0            0


                                              NET       ORIGINAL    PARTNERSHIP
                                             SELLING    MORTGAGE      CAPITAL
                                              PRICE     FINANCING   INVESTED (C)   TOTAL
-------------------------------------------- ---------- ----------- ------------- --------
IREC - Lincoln Park Place                    2,364           0         1,897        1,897
IREC - Antioch Plaza                         1,818         875           753        1,628
IREC - Shorecrest Plaza                      6,085       2,978         2,947        5,925
IREC - Popeye's                                343           0           346          346
IREC - Summit of Park Ridge                  5,178           0         5,181        5,181
IREC - Eagle Country Market                  6,632           0         6,635        6,635
IREC - Eagle Ridge Center                    6,185           0         6,187        6,187


                                     EXCESS (DEFICIENCY)       AMOUNT OF
                                        OF PROPERTY           SUBSIDIES
                                       OPERATING CASH         INCLUDED IN        TOTAL TAXABLE
                                     RECEIPTS OVER CASH      OPERATING CASH       GAIN (LOSS)      ORDINARY INCOME      CAPITAL
                                      EXPENDITURES (D)          RECEIPTS           FROM SALE          FROM SALE       GAIN (LOSS)
----------------------------------- ---------------------- ------------------- ------------------ ------------------ --------------
IREC - Lincoln Park Place                          218              0               467                     0            467
IREC - Antioch Plaza                               130              0                 0(E)                  0              0
IREC - Shorecrest Plaza                          1,556              0                 0(E)                  0              0
IREC - Popeye's                                    241              0                 3                     0              3
IREC - Summit of Park Ridge                      1,399              0                 0(E)                  0              0
IREC - Eagle Country Market                      1,290              0                 0(E)                  0              0
IREC - Eagle Ridge Center                        1,441              0                 0(E)                  0              0

                        SALES OR DISPOSALS OF PROPERTIES


                                NOTES TO TABLE V


(A) The table includes all sales of properties by the programs with investment objectives similar to ours during the three years ended December 31, 2003. All sales have been made to parties unaffiliated with the partnerships.

(B) Consists of cash payments received from the buyers and the assumption of certain liabilities by the buyers at the date of sale, less expenses of sale.

(C) Amounts represent the dollar amount raised from the offerings, less sales commissions and other offering expenses plus additional costs incurred on the development of the land parcels.

(D) Represents "Cash Available (Deficiency) from Operations (including subsidies)" as adjusted for applicable "Fixed Asset Additions" through the year of sale.

(E) For tax purposes, this sale qualified as part of a tax-deferred exchange. As a result, no taxable gain will be recognized until the replacement property is disposed of in a subsequent taxable transaction.

                          INDEX TO FINANCIAL STATEMENTS


                                                                                                               PAGE
INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.:

Consolidated Balance Sheets at September 30, 2004 (unaudited) and December 31, 2003 (audited)                   F-1

Consolidated Statements of Operations for the three and nine months ended                                       F-3
  September 30, 2004, three months ended September 30, 2003, and the period from March 5, 2003 (inception) through September 30, 2003 (unaudited)

Consolidated Statement of Stockholders' Equity for the nine month period ended September 30, 2004               F-4
  (unaudited)

Consolidated Statements of Cash Flows for nine months ended September 30, 2004,                                 F-5
  and the period from March 5, 2003 (inception) to September 30, 2003 (unaudited)

Notes to Consolidated Financial Statements (unaudited)                                                          F-7

Pro Forma Consolidated Balance Sheet (unaudited) at September 30, 2004                                         F-22

Notes to Pro Forma Consolidated Balance Sheet (unaudited) at September 30, 2004                                F-24

Pro Forma Consolidated Statement of Operations (unaudited) for the nine months ended                           F-26
  September 30, 2004

Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the nine months ended                  F-28
  September 30, 2004

Pro Forma Consolidated Statements of Operations (unaudited) for the year ended December 31, 2003               F-32

Notes to Pro Forma Consolidated Statements of Operations (unaudited) for December 31, 2003                     F-34

AZALEA SQUARE:

(a)  Independent Auditors' Report                                                                              F-39

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the                                  F-40
     period from July 4, 2004 (commencement of operations) to December 31,
     2003 and the nine months ended September 30, 2004 (unaudited)

(c)  Notes to the Historical Summary of Gross Income and Direct Operating                                      F-41
     Expenses for the period from July 4, 2003 (commencement of operations)
     to December 31, 2003 and the nine months ended September 30, 2004
     (unaudited)

THE PROPERTIES ACQUIRED FROM BAYER PROPERTIES, INC.:

(a)  Independent Auditors' Report                                                                              F-43

(b)  Combined Historical Summary of Gross Income and Direct Operating Expenses                                 F-44
     for the year ended December 31, 2003 and the nine months ended
     September 30, 2004 (unaudited)

(c)  Notes to the Combined Historical Summary of Gross Income and Direct                                       F-45
     Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)


                                      F-i


                                                                                                               PAGE
DENTON TOWN CROSSING:

(a)  Independent Auditors' Report                                                                              F-47

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the                                  F-48
     period from August 11, 2003 to December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

(c)  Notes to the Historical Summary of Gross Income and Direct Operating                                      F-49
     Expenses for the period from August 11, 2003 to December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

THE PROPERTIES ACQUIRED FROM DONAHUE SCHRIBER:

(a)  Independent Auditors' Report                                                                              F-51

(b)  Combined Historical Summary of Gross Income and Direct Operating Expenses                                 F-52
     for the year ended December 31, 2003 and the nine months ended
     September 30, 2004 (unaudited)

(c)  Notes to the Combined Historical Summary of Gross Income and Direct                                       F-53
     Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

GURNEE TOWN CENTRE:

(a)  Independent Auditors' Report                                                                              F-55

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the                                  F-56
     year ended December 31, 2003 and the nine months ended September 30,
     2004 (unaudited)

(c)  Notes to the Historical Summary of Gross Income and Direct Operating                                      F-57
     Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

WINCHESTER COMMONS:

(a)  Independent Auditors' Report                                                                              F-59

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the                                  F-60
     year ended December 31, 2003 and the nine months ended September 30,
     2004 (unaudited)

(c)  Notes to the Historical Summary of Gross Income and Direct Operating                                      F-61
     Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

MANSFIELD TOWNE CENTRE:

(a)  Independent Auditors' Report                                                                              F-63

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the                                  F-64
     period from July 23, 2003 (commencement of operations) to December 31,
     2003 and the nine months ended September 30, 2004 (unaudited)

(c)  Notes to the Historical Summary of Gross Income and Direct Operating                                      F-65
     Expenses for the period from July 23, 2003 (commencement of operations) to December 31, 2003 and the nine months ended September 30,
     2004 (unaudited)


                                      F-ii


                                                                                                               PAGE
FOX CREEK VILLAGE:

(a)  Independent Auditors' Report                                                                              F-67

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the                                  F-68
     period from November 12, 2003 (commencement of operations) to December
     31, 2003 and the nine months ended September 30, 2004 (unaudited)

(c)  Notes to the Historical Summary of Gross Income and Direct Operating                                      F-69
     Expenses for the period from November 12, 2003 to December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

GATEWAY PAVILION:

(a)  Independent Auditors' Report                                                                              F-71

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the                                  F-72
     year ended December 31, 2003 and the nine months ended September 30,
     2004 (unaudited)

(c)  Notes to the Historical Summary of Gross Income and Direct Operating                                      F-73
     Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

NORTHWOODS SHOPPING CENTER:

(a)  Independent Auditors' Report                                                                              F-75

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the                                  F-76
     year ended December 31, 2003 and the nine months ended September 30,
     2004 (unaudited)

(c)  Notes to the Historical Summary of Gross Income and Direct Operating                                      F-77
     Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

OSWEGO COMMONS:

(a)  Independent Auditors' Report                                                                              F-79

(b)  Historical Summary of Gross Income and Direct Operating Expenses for the                                  F-80
     year ended December 31, 2003 and the nine months ended September 30,
     2004 (unaudited)

(c)  Notes to the Historical Summary of Gross Income and Direct Operating                                      F-81
     Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

LAKE MARY POINTE:

(a)  Historical Summary of Gross Income and Direct Operating Expenses for the                                  F-83
     year ended December 31, 2003 and the nine months ended September 30,
     2004 (unaudited)

(b)  Notes to the Historical Summary of Gross Income and Direct Operating                                      F-84
     Expenses for year ended December 31, 2003 and the nine months ended
     September 30, 2004 (unaudited)

PUBLIX CENTER - MT. PLEASANT:

(a)  Historical Summary of Gross Income and Direct Operating Expenses for the                                  F-85
     period from April 18, 2004 (commencement of operations) to
     September 30, 2004 (unaudited)

(b)  Notes to the Historical Summary of Gross Income and Direct Operating                                      F-86
     Expenses for the period from April 18, 2004 (commencement of operations) to September 30, 2004 (unaudited)


                                     F-iii


                                                                                                               PAGE
FIVE FORKS:

(a)  Historical Summary of Gross Income and Direct Operating Expenses for the                                  F-87
     year ended December 31, 2003 and the nine months ended September 30,
     2004 (unaudited)

(b)  Notes to the Historical Summary of Gross Income and Direct Operating                                      F-88
     Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

SHOPS AT FOREST COMMONS:

(a)  Historical Summary of Gross Income and Direct Operating Expenses for the                                  F-89
     year ended December 31, 2003 and the nine months ended September 30,
     2004 (unaudited)

(b)  Notes to the Historical Summary of Gross Income and Direct Operating                                      F-90
     Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

GATEWAY STATION:

(a)  Historical Summary of Gross Income and Direct Operating Expenses for the                                  F-91
     period from June 21, 2004 (commencement of operations) to
     September 30, 2004 (unaudited)

(b)  Notes to the Historical Summary of Gross Income and Direct Operating                                      F-92
     Expenses for the period from June 21, 2004 (commencement of operations) to September 30, 2004 (unaudited)

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.:

(a)  Report of Independent Registered Public Accounting Firm                                                   F-93

(b)  Consolidated Balance Sheet at December 31, 2003 (audited)                                                 F-94

(c)  Consolidated Statement of Operations for the period from March 5, 2003                                    F-96
     (inception) through December 31, 2003 (audited)

(d)  Consolidated Statement of Stockholders' Equity for the period from                                        F-97
     March 5, 2003 (inception) to December 31, 2003 (audited)

(e)  Consolidated Statement of Cash Flows for the period from March 5, 2003                                    F-98
     (inception) to December 31, 2003 (audited)

(f)  Notes to Consolidated Financial Statements (audited)                                                     F-100

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                           CONSOLIDATED BALANCE SHEETS

                    September 30, 2004 and December 31, 2003
                (Dollars in thousands, except per share amounts)

                                     ASSETS

                                                                               SEPTEMBER 30, 2004
                                                                                   (UNAUDITED)                DECEMBER 31, 2003
                                                                                   -----------                -----------------
Investment properties:
  Land                                                                   $                  376,290     $                  36,280
  Building and other improvements                                                         1,614,585                        86,440
                                                                             ------------------------      ------------------------

                                                                                          1,990,875                       122,720
  Less accumulated depreciation                                                             (19,441)                         (141)
                                                                             ------------------------      ------------------------

Net investment properties                                                                 1,971,434                       122,579

Cash and cash equivalents (including cash held by management company of $0 and
  $239 as of September 30, 2004 and December 31, 2003, respectively)                        280,414                        64,381
Restricted cash (Note 2)                                                                     80,094                         -
Investment in marketable securities and treasury contracts (Note 2)                           1,566                         -
Investment in unconsolidated joint venture (Note 9)                                           5,782                         -
Restricted escrows (Note 2)                                                                  67,874                         -
Accounts and rents receivable (net of allowance of $146 and $0 as of
  September 30, 2004 and December 31, 2003, respectively)                                    11,683                         1,148
Due from affiliates (Note 3)                                                                  1,572                           919
Notes receivable (Note 6)                                                                    28,419                         7,552
Acquired in-place lease intangibles (net of accumulated amortization of $5,545 and $52 as of September 30, 2004 and December 31, 2003,
  respectively)                                                                             148,597                         8,754
Acquired above market lease intangibles (net of accumulated
  amortization of $1,852 and $5 as of September 30, 2004 and
December 31, 2003, respectively)                                                             37,578                         1,590
Loan fees, leasing fees and loan fee deposits (net of accumulated amortization of $1,235 and $25 as of September 30, 2004 and
  December 31, 2003, respectively)                                                           14,118                         3,998
Other assets                                                                                 23,021                         1,181
                                                                             ------------------------      ------------------------

Total assets                                                             $                2,672,152     $                 212,102
                                                                             ========================      ========================

          See accompanying notes to consolidated financial statements.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                           CONSOLIDATED BALANCE SHEETS
                                   (continued)

                    September 30, 2004 and December 31, 2003
                (Dollars in thousands, except per share amounts)

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                               SEPTEMBER 30, 2004
                                                                                   (UNAUDITED)                DECEMBER 31, 2003
                                                                               -------------------           ------------------
Liabilities:
Mortgages and notes payable (Note 7)                                     $                1,141,248     $                  29,627
Accounts payable                                                                              1,352                           150
Accrued offering costs due to affiliates                                                      3,502                         1,369
Accrued interest payable                                                                      2,947                           -
Tenant improvements payable                                                                   3,605                             5
Accrued real estate taxes                                                                    10,529                         1,392
Distributions payable                                                                         7,187                           928
Security deposits                                                                             2,195                           108
Line of credit (Note 8)                                                                       -                             5,000
Prepaid rental income and other liabilities                                                   3,717                           179
Advances from sponsor (Note 3)                                                                2,869                         1,203
Acquired below market lease intangibles (net of accumulated
  amortization of $2,660 and $15 as of September 30, 2004 and
  December 31, 2003, respectively)                                                           70,356                         5,910
Restricted cash liability (Note 2)                                                           80,094                           -
Due to affiliates                                                                               778                         2,502
                                                                             ------------------------      ------------------------

Total liabilities                                                                         1,330,379                        48,373
                                                                             ------------------------      ------------------------

Minority interests                                                                           68,783                           -

Stockholders' equity:
Preferred stock, $.001 par value, 10,000 shares authorized, none
  outstanding                                                                                   -                             -
Common stock, $.001 par value, 250,000 shares authorized, 146,284 and 18,737 shares issued and outstanding as of September 30, 2004
  and December 31, 2003, respectively                                                           146                            19
Additional paid-in capital (net of offering costs of $159,234 and $22,145 as of
  September 30, 2004 and December 31, 2003, respectively, of which $119,656 and
  $16,860 was paid or accrued to affiliates as of September 30, 2004 and
  December 31, 2003, respectively)                                                        1,304,817                       165,169
Accumulated distributions in excess of net income(loss)                                     (32,177)                       (1,459)
Accumulated other comprehensive income                                                          204                           -
                                                                             ------------------------      ------------------------

Total stockholders' equity                                                                1,272,990                       163,729
                                                                             ------------------------      ------------------------
Commitments and contingencies (Note 12)
Total liabilities and stockholders' equity                               $                2,672,152     $                 212,102
                                                                             ========================      ========================

          See accompanying notes to consolidated financial statements.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

             For the three and nine months ended September 30, 2004,
           three months ended September 30, 2003 and the period from
              March 5, 2003 (inception) through September 30, 2003
                (Dollars in thousands, except per share amounts)
                                   (unaudited)


                                                                                                                  PERIOD FROM
                                                                                                                  MARCH 5, 2003
                                    THREE MONTHS ENDED        THREE MONTHS ENDED        NINE MONTHS ENDED       (INCEPTION) THROUGH
                                    SEPTEMBER 30, 2004        SEPTEMBER 30, 2003       SEPTEMBER 30, 2004        SEPTEMBER 30, 2003
                                    ------------------        ------------------       ------------------        ------------------
Revenues:
  Rental income                     $         33,519          $          -             $         56,405          $          -
  Tenant recovery income                       7,002                     -                       12,802                     -
  Other property income                          265                     -                          560                     -
                                    ------------------        ------------------     --------------------        -----------------

Total revenues                                40,786                     -                       69,767                     -
                                    ------------------        ------------------     --------------------        -----------------

Expenses:
  General and administrative
    expenses to affiliates                       449                     12                       1,304                     12
  General and administrative
    expenses to non-affiliates                   539                     21                       1,540                     31
  Property operating expenses
    to affiliates                              1,693                     -                        2,848                     -
  Property operating expenses
    to non-affiliates                          4,116                     -                        6,612                     -
  Real estate taxes                            4,495                     -                        7,509                     -
  Depreciation and
    amortization                              15,575                     -                       26,003                     -
                                    --------------------      --------------------     --------------------      -----------------

Total expenses                                26,867                     33                      45,816                     43
                                    --------------------      --------------------     --------------------      -----------------

Operating income (loss)             $         13,919          $         (33)           $         23,951          $         (43)

Other income                                   1,413                     -                        1,886                     -
Interest expense                             (10,954)                    -                      (17,964)                    -
Realized loss on sale of
  treasury contracts                          (2,004)                    -                       (3,352)                    -
Minority interests                              (107)                    -                         (107)                    -
                                    --------------------      --------------------     --------------------      -----------------

Net income (loss)                   $          2,267          $         (33)           $          4,414          $         (43)
                                    ====================      ====================     ====================      =================

          See accompanying notes to consolidated financial statements.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

             For the three and nine months ended September 30, 2004,
           three months ended September 30, 2003 and the period from
              March 5, 2003 (inception) through September 30, 2003
                (Dollars in thousands, except per share amounts)
                                   (unaudited)


                                                                                                                   PERIOD FROM
                                                                                                                   MARCH 5, 2003
                                    THREE MONTHS ENDED        THREE MONTHS ENDED        NINE MONTHS ENDED       (INCEPTION) THROUGH
                                    SEPTEMBER 30, 2004        SEPTEMBER 30, 2003       SEPTEMBER 30, 2004        SEPTEMBER 30, 2003
                                    ------------------        ------------------       ------------------        ------------------
Other comprehensive income:
  Unrealized gain on
    investment securities                         157                     -                        204                     -
                                    --------------------      --------------------     --------------------      ------------------
Comprehensive income (loss)         $           2,424         $          (33)          $         4,618           $        (43)
                                    ====================      ====================     ====================      ==================

Net income(loss) per common
share, basic and diluted            $             .02         $        (1.65)          $           .06           $      (2.15)
                                    ====================      ====================     ====================      ==================
Weighted average number of
common shares outstanding,
basic and diluted                             112,887                     20                    70,052                     20
                                    ====================      ====================     ====================      ==================

           See accompanying notes to consolidated financial statements

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

               For the nine month period ended September 30, 2004
                (Dollars in thousands, except per share amounts)
                                   (unaudited)


                                                                                     ACCUMULATED
                                                                                     DISTRIBUTIONS    ACCUMULATED
                                                                     ADDITIONAL       IN EXCESS OF        OTHER
                                    NUMBER OF        COMMON           PAID-IN         NET INCOME      COMPREHENSIVE
                                     SHARES           STOCK           CAPITAL           (LOSS)           INCOME           TOTAL
                                  -------------    -------------    -------------    -------------    -------------    ------------
Balance at December 31, 2003         18,737        $      19        $   165,169      $    (1,459)     $        -       $    163,729

Net income                             -                  -                -                4,414              -              4,414
Unrealized gain on
  investment securities                -                  -                -                 -                204               204
Distributions declared                                    -                -              (35,132)             -            (35,132)
Proceeds from offering              125,930              126          1,258,654              -                 -          1,258,780
Offering costs                         -                  -            (137,089)             -                 -           (137,089)
Proceeds from dividend
  reinvestment program                1,617                1             15,360               -                -             15,361
Forgiveness of affiliate
  debt                                 -                  -               2,369               -                -              2,369
Issuance of stock options
  and discounts on shares
  issued to affiliates                 -                  -                 354               -                -                354
                                  -------------    -------------    -------------    -------------    -------------    ------------

Balance at September 30, 2004       146,284        $     146        $ 1,304,817           (32,177)    $       204      $  1,272,990
                                  =============    =============    ============     =============    =============    ===========

          See accompanying notes to consolidated financial statements.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

        For the nine months ended September 30, 2004 and the period from
              March 5, 2003 (inception) through September 30, 2003.
                (Dollars in thousands, except per share amounts)
                                   (unaudited)


                                                                                                                   PERIOD FROM
                                                                                                                   MARCH 5, 2003
                                                                                    NINE MONTHS ENDED           (INCEPTION) THROUGH
                                                                                    SEPTEMBER 30, 2004           SEPTEMBER 30, 2003
                                                                                    ------------------           ------------------
Cash flows from operations:
Net income (loss)                                                                 $              4,414          $              (43)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
  Depreciation                                                                                  19,300                        -
  Amortization                                                                                   6,703                        -
  Amortization of acquired above market leases                                                   1,847                        -
  Amortization of acquired below market leases                                                  (2,645)                       -
  Rental income under master leases                                                                892                        -
  Straight line rental income                                                                   (1,970)                       -
  Straight line lease expense                                                                      301                        -
  Minority interests                                                                               107                        -
  Issuance of stock options and discount on shares issued to affiliates                            354                           4
  Realized loss on sale of treasury contracts                                                    3,352                        -
Changes in assets and liabilities:
  Accounts and rents receivable net of change in allowance of $146 and $0
  for September 30, 2004 and September 30, 2003, respectively.                                  (8,565)                       -
  Other assets                                                                                  (2,791)                        (50)
  Accounts payable                                                                               1,202                        -
  Accrued interest payable                                                                       2,947                        -
  Accrued real estate taxes                                                                      9,189                        -
  Security deposits                                                                              2,087                        -
  Prepaid rental and recovery income and other liabilities                                       3,237                        -
                                                                                    -----------------------     -------------------
Net cash flows provided by (used in) operating activities                                       39,961                         (89)
                                                                                    -----------------------     -------------------
Cash flows used in investing activities:
  Purchase of investment securities and treasury contracts                                      (4,714)                       -
  Restricted escrows                                                                           (67,874)                       -
  Purchase of investment properties                                                         (1,843,474)                       -
  Acquired in-place lease intangibles                                                         (145,336)                       -
  Acquired above market leases                                                                 (37,835)                       -
  Acquired below market leases                                                                  67,091                        -
  Contributions from minority interest-joint ventures                                           68,676                        -
  Purchase of unconsolidated joint ventures                                                     (5,782)                       -
  Payment of leasing fees                                                                         (623)                       -
  Tenant improvements payable                                                                    3,079                        -
  Other assets                                                                                 (19,049)                       -
  Funding of notes receivable                                                                  (28,419)                       -
  Due to affiliates                                                                             (1,724)                         14
                                                                                    -----------------------     -------------------
Net cash flows (used in) provided by investing activities                                   (2,015,984)                         14
                                                                                    -----------------------     -------------------

                 See accompanying notes to financial statements

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

        For the nine months ended September 30, 2004 and the period from
              March 5, 2003 (inception) through September 30, 2003.
                (Dollars in thousands, except per share amounts)
                                   (unaudited)


                                                                                                                PERIOD FROM
                                                                                                               MARCH 5, 2003
                                                                                NINE MONTHS ENDED           (INCEPTION) THROUGH
                                                                               SEPTEMBER 30, 2004            SEPTEMBER 30, 2003
                                                                               ------------------            ------------------
Cash flows from financing activities:
  Proceeds from offering                                                 $              1,258,780     $                   200
  Proceeds from the dividend reinvestment program                                          15,361                        -
  Payment of offering costs                                                              (134,956)                     (1,038)
  Proceeds from mortgage debt and notes payable                                         1,094,146                        -
  Principal payments on mortgage debt                                                         (77)                       -
  Proceeds from unsecured line of credit                                                  165,000                        -
  Payoff of unsecured line of credit                                                     (170,000)                       -
  Loan fees and deposits                                                                  (10,707)                       -
  Distributions paid                                                                      (28,873)                       -
  Due from affiliates                                                                       1,013                        -
  Advances from advisor                                                                     -                           1,113
  Forgiveness of affiliate debt                                                             2,369                        -
                                                                             ----------------------      ----------------------
Net cash flows provided by financing activities                                         2,192,056                         275
                                                                             ----------------------      ----------------------

Net increase in cash and cash equivalents                                                 216,033                         200
Cash and cash equivalents, at beginning of period                                          64,381                        -
                                                                             ----------------------      ----------------------
Cash and cash equivalents, at end of period                              $                280,414     $                   200
                                                                             ======================      ======================
Supplemental disclosure of cash flow information:
Cash paid for interest                                                   $                 15,017     $                  -
                                                                             ======================      ======================

Restricted cash                                                          $                (80,094)    $                  -
Restricted cash liability                                                                  80,094                        -
                                                                             ======================      ======================

Due from sponsor                                                         $                 (1,567)                       -
Due to sponsor                                                                              1,567                        -
                                                                             ======================      ======================

Supplemental schedule of non-cash investing and financing activities:
Purchase of investment properties                                        $             (1,872,247)    $                  -
Assumption of mortgage debt                                                                17,552                        -
Write-off of acquisition reserve                                                              521                        -
Purchase price adjustments                                                                  3,148                        -
Conversion of mortgage receivable to investment property                                    7,552                        -
                                                                             ----------------------      ----------------------
                                                                         $             (1,843,474)    $                  -
                                                                             ======================      ======================
Distributions payable                                                    $                  7,187     $                  -
                                                                             ======================      ======================
Accrued offering costs payable                                           $                  3,502     $                   295
                                                                             ======================      ======================

                 See accompanying notes to financial statements

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2004


(1)  Organization and Basis of Accounting

Inland Western Retail Real Estate Trust, Inc. (the "Company") was formed on March 5, 2003 to acquire and manage a diversified portfolio of real estate, primarily multi-tenant shopping centers. The Advisory Agreement provides for Inland Western Retail Real Estate Advisory Services, Inc. (the "Business Manager" or "Advisor"), an Affiliate of the Company, to be the Business Manager or Advisor to the Company. On September 15, 2003, the Company commenced an initial public offering of up to 250,000,000 shares of common stock at $10 each and the issuance of 20,000,000 shares at $9.50 each which may be distributed pursuant to the Company's distribution reinvestment program. The Company has also registered with the Securities and Exchange Commission for another public offering of up to 250,000,000 shares of common stock at $10 each and up to 20,000,000 shares at $9.50 each pursuant to the distribution reinvestment program which is not effective as of November 5, 2004.

The Company is qualified and has elected to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 2003. Since the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes at least 90% of its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The Company provides the following programs to facilitate investment in the Company's shares and to provide limited liquidity for stockholders.

The Company allows stockholders who purchase shares in the offering to purchase additional shares from the Company by automatically reinvesting distributions through the distribution reinvestment program ("DRP"), subject to certain share ownership restrictions. Such purchases under the DRP are not subject to selling commissions or the marketing contribution and due diligence expense allowance, and are made at a price of $9.50 per share.

The Company will repurchase shares under the share repurchase program ("SRP"), if requested, at least once quarterly on a first-come, first-served basis, subject to certain restrictions. Subject to funds being available, the Company will limit the number of shares repurchased during any calendar year to 5% of the weighted average number of shares outstanding during the prior calendar year. Funding for the SRP will come exclusively from proceeds that the Company receives from the sale of shares under the DRP and such other operating funds, if any, as the Company's board of directors, at its sole discretion, may reserve for this purpose. The board, at its sole discretion, may choose to terminate the share repurchase program after the end of the offering period, or reduce the number of shares purchased under the program, if it determines that the funds allocated to the SRP are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution. A determination by the board to eliminate or reduce the share repurchase program will require the unanimous affirmative vote of the independent directors. As of September 30, 2004, no shares have been repurchased by the Company.

The accompanying Consolidated Financial Statements include the accounts of the Company, as well as all wholly owned subsidiaries and consolidated joint venture investments. Wholly owned subsidiaries generally consist of limited liability companies (LLC's) and limited partnerships (LP's). The effects of all significant intercompany transactions have been eliminated.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

The Company would consolidate certain property holding entities and other subsidiaries that it owns less than a 100% equity interest if the entity is a variable interest entity ("VIE") and it is the primary beneficiary (as defined in FASB Interpretation 46(R) CONSOLIDATION OF VARIABLE INTEREST ENTITIES, an Interpretation of ARB No. 51, as revised ("FIN 46(R)")). For joint ventures that are not variable interest entities (VIE's) of which the Company owns less than 100% of the equity interest, the Company consolidates the property if it receives substantially all of the economics or has the direct or indirect ability to make major decisions. Major decisions are defined in the respective joint venture agreements and generally include participating and protective rights such as decisions regarding major leases, encumbering the entities with debt and whether to dispose of the entities.

The Company has a 95% ownership interest in the LLC's which own Gateway Village, Boulevard at the Capital Centre, Towson Circle, Reisterstown Road Plaza and Tollgate Marketplace, however, the Company shares equally in major decisions. These entities are considered VIE's as defined in FIN 46(R) and the Company is considered the primary beneficiary. Therefore these entities are consolidated by the Company and the 5% outside ownership interest is reflected as minority interest in the accompanying Consolidated Financial Statements.

(2)  Summary of Significant Accounting Policies

The accompanying Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. Readers of this Quarterly Report should refer to the audited financial statements of Inland Western Retail Real Estate Trust, Inc. for the fiscal year ended December 31, 2003, which are included in the Company's 2003 Annual Report, as certain footnote disclosures contained in such audited financial statements have been omitted from this Report.

Certain reclassifications have been made to the 2003 financial statements to conform to the 2004 presentations.

The Company classifies its investment in securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the security until maturity. All securities not included in trading or held-to-maturity are classified as available for sale. Investment in securities at September 30, 2004 consists of common stock investments and is classified as available-for-sale securities and is recorded at fair value. Unrealized holding gains and losses on available-for-sale securities are excluded from earnings and reported as a separate component of other comprehensive income until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis. A decline in the market value of any available-for-sale security below cost that is deemed to be other than temporary, results in a reduction in the carrying amount to fair value. The impairment is charged to earnings and a new costs basis for the security is established. To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and duration of the impairment, changes in value subsequent to year end and forecasted performance of the investee. Of the investment securities held on September 30, 2004, the Company has accumulated other comprehensive income of $204,393. The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents and are carried at cost, which approximates market.

The Company enters into interest rate futures contracts or treasury contracts as a means of reducing exposure to rising interest rates. At inception, contracts are evaluated in order to determine if they will qualify for hedge accounting treatment and will be accounted for either on a deferral, accrual or market value basis depending on the nature of the hedge strategy and the method used to account for the hedged item. Hedge criteria include demonstrating the manner in

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

which the hedge will reduce risk, identifying the specific asset, liability or firm commitment being hedged, and citing the time horizon being hedged.

During the third quarter of 2004, the Company entered into treasury contracts with a futures commission merchant with yields ranging from 3.27% to 3.40% for 5 year treasury contracts and 4.0% to 4.3% for 10 year treasury contracts. The amount on deposit for these treasury contracts was $3,712,900. On September 30, 2004, the treasury contracts had a liquidation value of $361,186 resulting in a loss of $3,351,714. As these treasury contracts are not offsetting future commitments and therefore do not qualify as hedges, the net loss is recognized currently in earnings. On October 29, 2004, these treasury contracts were liquidated for a liquidation value of $126,213 resulting in a cumulative realized net loss of $3,586,687.

The Company allocates the purchase price of each acquired investment property between land, building and improvements, acquired above market and below market leases, in-place lease value, and any assumed financing that is determined to be above or below market terms. In addition, we allocate a portion of the purchase price to the value of the customer relationships and as of September 30, 2004, no cost has been allocated to such relationships. The allocation of the purchase price is an area that requires judgment and significant estimates. The Company uses the information contained in the independent appraisal obtained at acquisition as the primary basis for the allocation to land and building and improvements. The aggregate value of intangibles is measured based on the difference between the stated price and the property value calculated as if vacant. The Company determines whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties. The Company also allocates a portion of the purchase price to the estimated acquired in-place lease costs based on estimated lease execution costs for similar leases as well as lost rent payments during assumed lease-up period when calculating as if vacant fair values. The Company considers various factors including geographic location and size of leased space. The Company also evaluates each acquired lease based upon current market rates at the acquisition date and considers various factors including geographical location, size and location of leased space within the investment property, tenant profile, and the credit risk of the tenant in determining whether the acquired lease is above or below market lease costs. After an acquired lease is determined to be above or below market lease costs, the Company allocates a portion of the purchase price to such above or below acquired lease costs based upon the present value of the difference between the contractual lease rate and the estimated market rate. However, for below market leases with fixed rate renewals, renewal periods are included in the calculation of below market in-place lease values. The determination of the discount rate used in the present value calculation is based upon the "risk free rate." This discount rate is a significant factor in determining the market valuation which requires the Company's judgment of subjective factors such as market knowledge, economics, demographics, location, visibility, age and physical condition of the property.

The application of the Financial Accounting Standards Board's Statement of Financial Accounting Standards or SFAS Nos. 141 and 142 resulted in the recognition upon acquisition of additional intangible assets and liabilities relating to real estate acquisitions during the quarter ended September 30, 2004. The portion of the purchase price allocated to acquired above market lease costs and acquired below market lease costs are amortized on a straight line basis over the life of the related lease as an adjustment to rental income and over the respective renewal period for below market lease costs with fixed rate renewals. Amortization pertaining to the above market lease costs of $1,033,930 was applied as a reduction to rental income for the three months ended September 30, 2004 and $1,847,107 for the nine months ended September 30, 2004. Amortization pertaining to the below market lease costs of $1,742,220 was applied as an increase to rental income for the three months ended September 30, 2004 and $2,644,833 for the nine months ended September 30, 2004.

The portion of the purchase price allocated to acquired in-place lease intangibles is amortized on a straight line basis over the life of the related lease. The Company incurred amortization expense pertaining to acquired in-place lease intangibles of $3,198,593 for the three month period ended September 30, 2004 and $5,492,587 for the nine month period ended September 30, 2004.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   (continued)

The following table presents the amortization during the next five years related to the acquired in-place lease intangibles, acquired above market lease costs and the below market lease costs for properties owned at September 30, 2004.

                                   OCTOBER 1, 2004
                                       THROUGH
                                     DECEMBER 31,
AMORTIZATION OF:                        2004              2005            2006            2007            2008        THEREAFTER
                                        ----              ----            ----            ----            ----        ----------
Acquired above
  market lease costs         $          (1,248,545)     (4,978,152)     (4,796,242)     (3,982,664)     (3,737,860)   (18,834,489)

Acquired below
  market lease costs                     1,958,637       7,650,263       7,056,626       6,459,045       5,818,709     41,413,189
                                  ------------------ --------------- --------------- --------------- --------------- --------------

Net rental income
  increase                   $             710,092       2,672,111       2,260,384       2,476,381       2,080,849     22,578,700
                                  ================== =============== =============== =============== =============== ==============

Acquired in-place lease
  intangibles                $           3,832,781      15,331,125      15,331,125      15,331,125      15,331,125     83,439,574


In conjunction with certain acquisitions, the Company receives payments under master lease agreements pertaining to certain, non-revenue producing spaces either at the time of, or subsequent to, the purchase of some of the Company's properties. Upon receipt of the payments, the receipts are recorded as a reduction in the purchase price of the related properties rather than as rental income. These master leases were established at the time of purchase in order to mitigate the potential negative effects of loss of rent and expense reimbursements. Master lease payments are received through a draw of funds escrowed at the time of purchase and may cover a period from three months to three years. These funds may be released to either the Company or the seller when certain leasing conditions are met. Restricted cash includes funds received by third party escrow agents from sellers pertaining to master lease agreements. The Company records the third party escrow funds as both an asset and a corresponding liability, until certain leasing conditions are met.

The Company accrues lease termination income if there is a signed termination agreement, all of the conditions of the agreement have been met, and the tenant is no longer occupying the property.

Restricted escrows primarily consist of lenders' restricted escrows and earnout escrows. Earnout escrows are established upon the acquisition of certain investment properties for which the funds may be released to the seller when certain leasing conditions have been met.

Notes receivable relate to real estate financing arrangements and bear interest at a market rate based on the borrower's credit quality and are recorded at face value. Interest is recognized over the life of the note. The Company requires collateral for the notes.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)


A note is considered impaired pursuant to SFAS No. 114, Accounting by Creditors for Impairment of a Loan. Pursuant to SFAS No. 114, a note is impaired if it is probable that the Company will not collect all principal and interest contractually due. The impairment is measured based on the present value of expected future cash flows discounted at the note's effective interest rate. The Company does not accrue interest when a note is considered impaired. When ultimate collectibility of the principal balance of the impaired not is in doubt, all cash receipts on impaired notes are applied to reduce the principal amount of such notes until the principal has been recovered and are recognized as interest income, thereafter.

The carrying amount of the Company's debt approximates fair value. The carrying amount of the Company's other financial instruments approximate fair value because of the relatively short maturity of these instruments.

(3)  Transactions with Affiliates

The Business Manager or Advisor contributed $200,000 to the capital of the Company for which it received 20,000 shares of common stock.

As of September 30, 2004 and December 31, 2003, the Company had incurred $159,233,813 and $22,144,814 of offering costs, of which $119,656,429 and
$16,859,779, respectively, were paid or accrued to affiliates. Pursuant to the terms of the offering, the Business Manager or Advisor has guaranteed payment of all public offering expenses (excluding sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 5.5% of the gross proceeds of the offering or all organization and offering expenses (including selling commissions) which together exceed 15% of gross proceeds. As of September 30, 2004 and December 31, 2003, offering costs did not exceed the 5.5% and 15% limitations. The Company anticipates that these costs will not exceed these limitations upon completion of the offering.

The Company pays an advisor asset management fee of not more than 1% of the average assets. Average asset value is defined as the average of the total book value, including acquired intangibles, of the Company's real estate assets plus the Company's loans receivable secured by real estate, before reserves for depreciation, reserves for bad debt or other similar non-cash reserves. The Company computes the average assets by taking the average of these values at the end of each month for which the fee is being calculated. The fee is payable quarterly in an amount equal to 1/4 of 1% of average assets as of the last day of the immediately preceding quarter. For any year in which the Company qualifies as a REIT, the advisor must reimburse the Company for the following amounts if any: (1) the amounts by which total operating expenses, the sum of the advisor asset management fee plus other operating expenses, paid during the previous fiscal year exceed the greater of: (i) 2% of average assets for that fiscal year, or (ii) 25% of net income for that fiscal year; plus (2) an amount, which will not exceed the advisor asset management fee for that year, equal to any difference between the total amount of distributions to stockholders for that year and the 6% minimum annual return on the net investment of stockholders. The Company neither paid nor accrued such fees because the Advisor agreed to forego such fees for the nine months ended September 30, 2004.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)


The Business Manager or Advisor and its affiliates are entitled to reimbursement for salaries and expenses of employees of the Business Manager or Advisor and its affiliates relating to the offering. In addition, an affiliate of the Business Manager or Advisor is entitled to receive selling commissions, and the marketing contribution and due diligence expense allowance from the Company in connection with the offering. Such costs are offset against the stockholders' equity accounts. Such costs totaled $119,656,429 as of September 30, 2004, of which $3,502,335 was unpaid at September 30, 2004.

The Business Manager or Advisor and its affiliates are entitled to reimbursement for general and administrative costs relating to the Company's administration. Such costs are included in general and administrative expenses to affiliates, in addition to costs that were capitalized pertaining to property acquisitions. For the three month period ended September 30, 2004 and the nine month period ended September 30, 2004, the Company incurred $466,359 and $1,103,717 of these costs, respectively, of which $778,277 remained unpaid as of September 30, 2004 and are included in due to affiliates on the Consolidated Balance Sheets.

An affiliate of the Business Manager or Advisor provides loan servicing to the Company for an annual fee. The agreement allows for annual fees totaling .03% of the first $1 billion in mortgage balance outstanding and .01% of the remaining mortgage balances, payable monthly. Such fees totaled $42,703 for the three months ended September 30, 2004 and $63,978 for the nine months ended September 30, 2004, respectively.

The Company used the services of an affiliate of the Business Manager or Advisor to facilitate the mortgage financing that the Company obtained on some of the properties purchased. The Company pays the affiliate .02% of the principal amount of each loan obtained on the Company's behalf. Such costs are capitalized as loan fees and amortized over the respective loan term. For the three months ended September 30, 2004 and for the nine months ended September 30, 2004, the Company paid loan fees totaling $1,119,944 and $2,241,986 to this affiliate, respectively.

The property managers, entities owned principally by individuals who are affiliates of the Business Manager or Advisor, are entitled to receive property management fees totaling 4.5% of gross operating income, for management and leasing services. The Company incurred property management fees of $1,693,155 and $2,847,427 for the three and nine months ended September 30, 2004, respectively. None remained unpaid as of September 30, 2004.

The Company established a discount stock purchase policy for affiliates of the Company and the Business Manager or Advisor that enables the affiliates to purchase shares of common stock at a discount at either $8.95 or $9.50 per share depending on when the shares are purchased. The Company sold 19,735 and 530,574 shares of common stock to affiliates and recognized an expense related to these discounts of $16,174 and $352,303 for the three and nine months ended September 30, 2004, respectively.

As of September 30, 2004 and December 31, 2003 the Company was due funds from affiliates in the amount of $1,571,960 and $918,750, respectively which is comprised of $1,567,481 and $845,000, respectively, which is due from the sponsor for reimbursement of a portion of distributions paid in 2004. The remaining $4,479 and $73,750 as of September 30, 2004 and December 31, 2003, respectively is due from an affiliate for costs paid on their behalf by the Company. The sponsor has agreed to advance funds to the Company for a portion of distributions paid to the Company's shareholders until funds available for distributions are sufficient to cover the distributions. The sponsor forgave $2,369,139 of these amounts during the second quarter of 2004 and these funds are no longer due and are recorded as a contribution to capital in the accompanying Consolidated Financial Statements. As of September 30, 2004 the Company owed funds to the sponsor in the amount of $2,868,666 for repayment of the funds advanced for payment of distributions.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

As of September 30, 2004 and December 31, 2003 the Company owed funds to an affiliate in the amount of $0 and $2,154,158, respectively, for the reimbursement of costs paid by the affiliate on behalf of the Company. The amount due at December 31, 2003 was repaid during 2004.

(4)  Stock Option Plan

The Company has adopted an Independent Director Stock Option Plan which, subject to certain conditions, provides for the grant to each independent director of an option to acquire 3,000 shares following their becoming a director and for the grant of additional options to acquire 500 shares on the date of each annual stockholders' meeting. The options for the initial 3,000 shares are exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $8.95 per share. The subsequent options will be exercisable at the fair market value of a share on the last business day preceding the annual meeting of stockholders. As of September 30, 2004 and December 31, 2003 we have issued 3,500 and 3,000 options, respectively, to acquire shares to each of our independent directors, for a total of 17,500 and 15,000 options, of which none have been exercised or expired.

(5) Leases

Master Lease Agreements

In conjunction with certain acquisitions, the Company received payments under master lease agreements pertaining to certain non-revenue producing spaces at the time of purchase, for periods ranging from three months to three years after the date of purchase or until the spaces are leased. As these payments are received, they are recorded as a reduction in the purchase price of the respective property rather than as rental income. The cumulative amount of such payments was $891,982 as of September 30, 2004.

Operating Leases

Minimum lease payments to be received under operating leases, excluding rental income under master lease agreements and assuming no expiring leases are renewed, are as follows:


                                                                MINIMUM LEASE
                                                                 PAYMENTS
                                                            --------------------
               2004                                      $          91,591,315*
               2005                                                146,904,527
               2006                                                140,787,601
               2007                                                133,105,552
               2008                                                125,444,736
               Thereafter                                          766,271,796
                                                            --------------------
               Total                                     $       1,404,105,527
                                                            ====================

* For the twelve month period from January 1, 2004 through December 31, 2004.

The remaining lease terms range from one year to 55 years. Pursuant to the lease agreements, tenants of the property are required to reimburse the Company for some or all of their pro rata share of the real estate taxes, operating expenses and management fees of the properties. Such amounts are included in tenant recovery income.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

Ground Leases

The Company leases land under noncancelable operating leases at certain of the properties expiring in various years from 2028 to 2096. For the three months and the nine months ended September 30, 2004, ground lease rent was $478,995 and $510,245, respectively. Minimum future rental payments to be paid under the ground leases are as follows:


                                                               MINIMUM LEASE
                                                                 PAYMENTS
                                                            --------------------
               2004                                      $            1,021,807
               2005                                                   2,661,464
               2006                                                   2,662,605
               2007                                                   2,663,811
               2008                                                   2,665,086
               Thereafter                                           286,655,032
                                                            --------------------
               Total                                     $          298,329,805
                                                            ====================

* For the twelve month period from January 1, 2004 through December 31, 2004.

(6) Notes Receivable

The notes receivable balance of $28,419,189 as of September 30, 2004 consisted of two installment notes, one from Newman Development Group of Gilroy, LLC (Gilroy) and one from Newman Development Group of Richland, LLC (Richland) that mature on July 15, 2005 and August 15, 2005, respectively. These notes are secured by first mortgages on Pacheco Pass Shopping Center and Quakertown Shopping Center, respectively and are guaranteed personally by the owners of Gilroy and Richland. Interest only is due in advance on the first of each month at a rate of 6.993% per annum for Gilroy and 7.5572% per annum for Richland. Upon closing, an interest reserve escrow totaling three months of interest payments was established for both notes.

The notes receivable balance of $7,552,155 as of December 31 2003 consisted of an installment note from Fourth Quarter Properties XIV, LLC (Fourth) that matured on January 15, 2004. This installment note was secured by a 49% interest in Fourth, which owned the remaining portion of the Newnan Crossing shopping center and was also guaranteed personally by the owner of Fourth. Interest only at a rate of 7.6192% per annum was due on the note. The installment note was advanced to Fourth in contemplation of the Company purchasing the remaining portions of Newnan Crossing. The Company did not call the note on January 15, 2004 and subsequently purchased the property on February 13, 2004 at which time the note was paid in full by Fourth as a credit to the purchase price of the property.

(7) Mortgages and Note Payable

Mortgage loans outstanding as of September 30, 2004 were $1,140,741,763, of which $1,014,708,763 had fixed rates ranging from 3.96% to 6.20% and a weighted average interest rate of 4.68% at September 30, 2004. The remaining $126,033,000 represented variable rate loans with a weighted average interest rate of 2.85% at September 30, 2004. Retail properties with a net carrying value of $1,861,465,315 at September 30, 2004 and related tenant leases are pledged as collateral.

As of September 30, 2004, scheduled maturities for the Company's outstanding mortgage indebtedness have various due dates through August 2027. At September 30, 2004, the weighted average interest rate on the Company's mortgage debt was 4.48%. With the exception of the mortgage loan on Plaza Santa Fe II, all of the Company's mortgage loans as of

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

September 30, 2004 require monthly payments of interest only and may be prepaid with a penalty after specific lockout periods. The mortgage loan on Plaza Santa Fe II, which was assumed as part of the acquisition of the property on June 1, 2004, requires monthly payments of principal and interest, as well as payments into tax, insurance, and replacement reserve escrows. The loan has no prepayment privileges.

As part of the Plaza Santa Fe II loan assumption, a promissory note approximating $414,000 was executed between the Company and the seller for the total amount that the seller had paid into escrows under the loan agreement as of the acquisition date. The note bears interest at the rate of prime less 3.00%, payable to the seller upon maturity of the note in 2006. The seller also agreed to fund the Company's monthly required payments into this escrow for a period of two years. Each monthly payment funded by the seller increases the principal balance of the note payable. The outstanding note payable balance at September 30, 2004 is approximately $507,000.

(8)  Line of Credit

The Company has an unsecured line of credit arrangement with KeyBank N.A. which matures on December 24, 2004 in the amount of $225,000,000. The funds from this line of credit may be used to provide liquidity from the time a property is purchased until permanent debt is placed on that property. The line of credit requires interest only payments monthly at the rate equal to the London InterBank Offered Rate or LIBOR plus 175 basis points which ranged from 2.94% to 3.56% during the quarter ended September 30, 2004. The Company is also required to pay, on a quarterly basis, an amount ranging from .15% to .30%, per annum, on the average daily undrawn funds under this line. The line of credit requires compliance with certain covenants, such as debt service ratios, minimum net worth requirements, distribution limitations and investment restrictions. In addition to, and in conjunction with these financial covenants, the Company maintains a cash collateral account. Amounts deposited in the cash collateral account provide that loan to value covenants required under the line are not exceeded. Funds may be deposited into and withdrawn from the cash collateral account as the Company's properties are purchased without debt. On September 27, 2004, the outstanding balance of $110,000,000 on this line was repaid resulting in no outstanding balance as of September 30, 2004. As of September 30, 2004, the Company was in compliance with such covenants and no amounts were required to be deposited in the cash collateral account.

(9)  Investment in Unconsolidated Joint Venture

On August 11, 2004, CR Investors, LLC, a 100% owned LLC of Reisterstown Plaza Holdings, LLC (a joint venture consolidated by the Company), purchased a 36.5% tenancy in common interest in an apartment complex known as Courthouse Square located in Towson, MD. This investment is accounted for utilizing the equity method of accounting. Under the equity method of accounting, the net equity investment of the Company is reflected on the Consolidated Balance Sheet and the Consolidated Statement of Operations includes the Company's share of net income or loss from the unconsolidated entity.

(10)  Segment Reporting

The Company owns and seeks to acquire single-tenant buildings and multi-tenant shopping centers primarily in the western United States. The Company's shopping centers are typically anchored by discount retailers, home improvement retailers, grocery and drugstores complemented with additional stores providing a wide range of other goods and services to shoppers.

The Company assesses and measures operating results on an individual property basis for each of its properties based on net property operations. Since all of the Company's properties exhibit highly similar economic characteristics, cater to the day-to-day living needs of their respective surrounding communities, and offer similar degrees of risk and opportunities for growth, the properties have been aggregated and reported as one operating segment.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

Net property operations are summarized in the following table for the three and nine months ended September 30, 2004, along with a reconciliation to net income.


                                                                NINE MONTHS ENDED            THREE MONTHS ENDED
                                                                SEPTEMBER 30, 2004           SEPTEMBER 30, 2004
                                                                ------------------           ------------------
Property rental income and additional property income      $             69,766,553     $             40,786,027
Total property operating expenses                                       (16,968,381)                 (10,304,035)
Interest expense                                                        (21,315,926)                 (12,958,477)
                                                              -----------------------      -----------------------

Net property operations                                                  31,482,246                   17,523,515
                                                              -----------------------      -----------------------

Other income                                                              1,885,751                    1,413,350
Less non-property expenses:
  General and administrative expenses                                    (2,843,943)                    (988,303)
  Depreciation and amortization                                         (26,003,202)                 (15,574,851)
  Minority interests                                                       (107,054)                    (107,054)
                                                              -----------------------      -----------------------

Net income                                                 $              4,413,798     $              2,266,657
                                                              =======================      =======================

The following table summarizes property asset information as of September 30, 2004 and December 31, 2003.


                                   SEPTEMBER 30, 2004            DECEMBER 31, 2003
                                   ------------------            -----------------
Total assets:
  Shopping centers            $           2,301,440,049     $             142,804,128
  Non-segment assets                        370,711,987                    69,298,035
                                 -----------------------       -----------------------

                              $           2,672,152,036     $             212,102,163
                                 =======================       =======================

The Company does not derive any of its consolidated revenue from foreign countries and does not have any major customers that individually account for 10% or more of the Company's consolidated revenues.

(11)  Earnings (loss) per Share

Basic earnings (loss) per share ("EPS") is computed by dividing income by the weighted average number of common shares outstanding for the period (the "common shares"). Diluted EPS is computed by dividing net income (loss) by the common shares plus shares issuable upon exercising options or other contracts. As a result of the net loss incurred in 2003, diluted weighted average shares outstanding do not give effect to common stock equivalents as to do so would be anti-dilutive. As of September 30, 2004, options to purchase 17,500 shares of common stock at an exercise price of $8.95 per share were outstanding. These options were not included in the computation of basic or diluted EPS as the effect would be immaterial.

The basic and diluted weighted average number of common shares outstanding were 112,887,491 for the three months ended September 30, 2004 and 70,051,926 for the nine months ended September 30, 2004.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

(12)  Commitments and Contingencies

The purchase and sale contract for Pavilion at King's Grant, provides that if anytime during the period from January 1, 2004 through December 31, 2007 the tenant Toys R' Us should increase its base rent up to a maximum amount of $250,000 and no decrease has occurred in their requirement to pay for a certain percentage of expenses at the property, then the Company would be obligated to pay the seller additional funds related to the purchase based upon an agreed income capitalization formula. The Company has not reserved any funds for this contingency.

In connection with the purchase of Stony Creek Market Place, the Company is obligated to purchase the seller's interest in the leases if the seller exercises the right to develop and lease a vacant 50,000 square foot pad site within 48 months after the closing date. In connection with the purchase of Newnan Crossing, the Company is obligated to purchase the remaining portion of the shopping center that is currently under construction (Phase III) once construction has been completed and a major tenant has moved in and commenced payment of rent, with the additional purchase price based upon an agreed income capitalization formula. In connection with the purchase of Low Country Village, the Company is obligated to purchase a portion of the shopping center that is currently under construction once construction has been completed and the respective tenants have moved in and commenced payment of rent, with the additional purchase price of the center based upon an agreed income capitalization formula. As part of the commitment to purchase this remaining portion of the shopping center, the Company had deposited $300,000 of earnest money with an escrow agent. In connection with the purchase of Wilshire Plaza III, the Company is obligated to pay the remainder of the purchase price in the amount of $2,967,088 when Kohl's department store has moved in and commenced payment of rent. Also, in conjunction with this purchase, the Company is obligated to fund to Kohl's a second construction payment in the amount $1,164,874 when they have moved in and commenced payment of rent. In connection with the purchase of an interest in the entity that owns Reisterstown Road Plaza, the Company is obligated to pay the remaining purchase price of $11,546,674 if the unfinished space has been built and rented within 24 months of the closing date. In connection with the purchase of Governor's Marketplace, the Company is obligated to pay the remaining purchase price of $4,846,152 if the seller completes the construction and leasing of additional components within 24 months of the closing date. In connection with the purchase of an interest in the entity that owns Boulevard at the Capital Centre, the Company is required to pay the remaining purchase price of $6,947,764 upon completion of the construction and satisfaction of tenant conditions of certain units of the shopping center. The Company has not reserved any funds for these contingencies.

In connection with the purchase of Eastwood Towne Center, the Company is obligated to pay the remaining purchase price of $3,836,317 once a major tenant's base rent increases upon two shadow anchors' commencement of operations. In connection with the purchase of John's Creek Village, the Company is obligated to pay the remaining purchase price of $13,385,390 if the vacancies have been leased and the respective tenants have moved in and commenced payment of rent within 18 months of the closing date. In connection with the purchase of Davis Towne Crossing, the Company is obligated to pay the remaining purchase price of $1,604,304 if the vacancies have been leased and respective tenants have moved in and commenced payment of rent within 24 months of the initial closing date. In connection with the purchase of Towson Circle, the Company is obligated to pay an additional amount to be determined based upon an agreed income capitalization formula if two spaces that were vacant at closing have been leased within 24 months of the closing date. In connection with the purchase of Forks Town Center, if a certain tenant has moved into its space and is paying rent within 12 months of the original closing, the Company is obligated to pay the remaining purchase of $701,299. The Company has not reserved any funds for these contingencies.

In conjunction with the financing of Dorman Center on April 20, 2004, the Company was required to obtain a $3.65 million irrevocable letter of credit for a one year period. Once the Company purchases the remaining portion of Dorman Center, and meets certain occupancy requirements, the letter of credit will be released. On July 16, 2004, the Company purchased the remaining portion of Dorman Center. The irrevocable letter of credit is still outstanding as the occupancy requirements had not been met as of November 5, 2004. In conjunction with the financing of John's Creek Village on July

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

2, 2004, the Company was required to obtain a $5.7 million irrevocable letter of credit for a one year period. Once the Company purchases the remaining portion of John's Creek Village, and meets certain occupancy requirements, the letter of credit will be released. The irrevocable letter of credit is still outstanding as the remaining portion of the center had not been purchased as of November 5, 2004.

In connection with the purchase of Larkspur Landing, the Company assumed a liability in the amount of $1,982,504 for tenant improvements and leasing commission obligations. As of September 30, 2004, the remaining liability after disbursements is $1,303,530.

The Company is currently considering acquiring 10 properties for an estimated purchase price of $244 million. The Company's decision to acquire each property will generally depend upon no material adverse change occurring relating to the property, the tenants or in the local economic conditions and the Company's receipt of satisfactory due diligence information including appraisals, environmental reports and lease information prior to purchasing the property.

(13)  Subsequent Events

The Company issued 29,541,198 shares of common stock from October 1, 2004 through November 5, 2004 in connection with the offering, resulting in gross proceeds of $294,964,519.

The Company paid distributions of $7,186,753 to its stockholders in October
2004.

On October 15, 2004, CR Investors, LLC, a 100% owned LLC of Reisterstown Plaza Holdings, LLC (a joint venture consolidated by the Company), purchased a 60.94% interest in an apartment complex known as Cardiff Hall East located in Towson, MD for approximately $2.7 million.

As of October 31, 2004, Cordish Power Plant Management, LLC, a Maryland limited liability company ("CPP") admitted two new members in exchange for the capital contributions described below that were made on November 5, 2004. CRP Power Plant Investors, LLC, a Maryland limited liability company that is wholly owned by Reisterstown Plaza Holdings, LLC, contributed capital in the amount of $15 million in exchange for a 37.5% member interest in CPP. CGW Power Plant Investors, LLC, a Maryland limited liability company that is wholly owned by Gateway Village Holdings, LLC contributed capital in the amount of $5 million in exchange for a 12.5% member interest in CPP. CPP owns a 99.5% interest in Cordish Power Plant Limited Partnership. Cordish Power Plant Limited Partnership owns a ground lease interest in a mixed use retail/office complex located in the Inner Harbor area of Baltimore, Maryland that is known as The Power Plant. The Power Plant contains approximately 180,000 square feet of space and is 100% leased and occupied.

As of October 31, 2004, Cordish Power Plant Management Number Two, LLC, a Maryland limited liability company ("CPP2") admitted two new members in exchange for the capital contributions described below that were made on November 5, 2004. CTC Pier IV Investors, LLC, a Maryland limited liability company that is wholly owned by Towson Circle Holdings, LLC contributed capital in the amount of $5 million in exchange for a 16.67% member interest in CPP2. CTOLL Pier IV Investors, LLC, a Maryland limited liability company that is wholly owned by Tollgate Marketplace Holding Company, LLC contributed capital in the amount of $15 million in exchange for a 50.0% member interest in CPP2. CPP2 owns all of the membership interest in Cordish Power Plant Number Two, LLC. Cordish Power Plant Number Two, LLC owns a ground lease interest in a mixed use retail/office complex located in the Inner Harbor area of Baltimore, Maryland that is known as Pier IV Office Building. The Pier IV Office Building contains approximately 120,000 square feet of space and is 100% leased and occupied.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)


The Company has acquired the following properties or joint venture interests in properties during the period October 1 to November 5, 2004. The respective acquisitions are summarized in the table below.


                                                                     APPROXIMATE       GROSS LEASABLE
           DATE                                            YEAR     PURCHASE PRICE        AREA
          ACQUIRED                 PROPERTY                BUILT         ($)            (SQ. FT.)           MAJOR TENANTS
          --------                 --------                -----    --------------      ---------           -------------
             10/05/04  Bed, Bath & Beyond Plaza            2004          20,350,000           97,496  Bed, Bath & Beyond,
                         Miami, FL                                                                    Office Depot,
                                                                                                      Pier 1 Imports,
                                                                                                      Party City

             10/12/04  The Columns - Phase II              2004           5,740,596           44,987  Ross Dress for Less,
                         Jackson, TN                                                                  Old Navy

             10/18/04  Denton Town Crossing                2003/         51,236,687          272,722  Oshman's Sporting Goods
                         Denton, TX                         2004

             10/19/04  Azalea Square                       2004          30,012,525          181,942  T.J. Maxx,
                         Summerville, SC                                                              Linens 'N Things,
                                                                                                      Ross Dress for Less,
                                                                                                      Cost Plus World Market,
                                                                                                      PETsMART

             10/21/04  Lake Mary Pointe                    1999           6,620,000           51,052  Publix
                         Orlando, FL

             10/25/04  Plaza at Riverlakes                 2001          17,000,000          102,836  Ralph's Grocery store
                         Bakersville, CA

             10/26/04  Academy Sports                      2004           5,000,000           61,001  Academy Sports
                         Port Arthur, TX

             10/28/04  Gurnee Town Center                  2002          44,256,387          179,840  Linens 'N Things,
                         Gurnee, IL                                                                   Old Navy,
                                                                                                      Borders Books & Music

             10/29/04  CVS Pharmacy                        2004           3,066,241           10,055  CVS Pharmacy
                         Sylacauga, AL

             10/29/04  Academy Sports                      2004           4,250,000           61,654  Academy Sports
                         Midland, TX

             11/03/04  Mansfield Towne Center              2004          16,055,074          111,898  Ross Dress for Less,
                         Mansfield, TX                                                                Staples

             11/05/04  Winchester Commons                  1999          13,022,687           93,024  Kroger
                         Memphis, TN


                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)



The mortgage debt and financings obtained during the period October 1, 2004 to November 5, 2004, are detailed in the list below.

                                                                                          MATURITY     PRINCIPAL BORROWED
        DATE FUNDED              MORTGAGE PAYABLE               ANNUAL INTEREST RATE        DATE               ($)
        ------------- --------------------------------------- -------------------------- ------------ ---------------------
          10/05/04    The Columns                                      4.910%             05/01/09              11,423,300

          10/06/04    Low Country Village                              4.960%             05/01/09               5,370,000

          10/08/04    Lincoln Park                                     4.610%             11/01/09              26,153,000

          11/01/04    Academy Sports - Port Arthur, TX                 5.120%             11/01/09               2,775,000

          11/01/04    Harris Teeter - Wilmington, NC                   4.915%             11/01/09               3,960,000

          11/04/04    The Columns - Phase II                           4.950%             11/01/09               3,442,100

                  Inland Western Retail Real Estate Trust, Inc.
                      Pro Forma Consolidated Balance Sheet
                               September 30, 2004
                                   (unaudited)

The following unaudited Pro Forma Consolidated Balance Sheet is presented as if the acquisitions of the properties and the issuance of the notes receivable had occurred on September 30, 2004.

This unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at September 30, 2004, nor does it purport to represent our future financial position. No pro forma adjustments have been made for any potential property acquisitions identified as of December 14, 2004. The Company does not consider these properties as probable under Rule 3-14 of Regulation S-X as the Company has not completed the due diligence process on these properties. Additionally, the Company has not received sufficient offering proceeds or obtained firm financing commitments to acquire all of these properties as of December 14, 2004. The Company believes it will have sufficient cash from offering proceeds raised and from additional financing proceeds to acquire these properties if and when the Company is prepared to acquire these properties.

                  Inland Western Retail Real Estate Trust, Inc.
                      Pro Forma Consolidated Balance Sheet
                               September 30, 2004
                                   (unaudited)


                                                                         HISTORICAL            PRO FORMA
                                                                             (A)              ADJUSTMENTS           PRO FORMA
                                                                     -------------------- -------------------- --------------------
ASSETS
Net investment properties (B)                                     $       1,971,434,000          903,488,000        2,874,922,000
Cash and cash equivalents                                                   280,414,000           46,445,000          326,859,000
Restricted cash                                                              80,094,000                -               80,094,000
Investment in marketable securities and treasury contracts                    1,566,000                -                1,566,000
Investment in unconsolidated joint venture                                    5,782,000                -                5,782,000
Restricted escrows                                                           67,874,000                -               67,874,000
Accounts and rents receivable                                                11,683,000                -               11,683,000
Due from affiliates                                                           1,572,000                -                1,572,000
Note receivable                                                              28,419,000            3,400,000           31,819,000
Acquired in-place lease intangibles (B) (D)                                 148,597,000           68,553,000          217,150,000
Acquired above market lease intangibles (B) (D)                              37,578,000              977,000           38,575,000
Loan fees, leasing fees and loan fee deposits (G)                            14,118,000           (2,182,000)          11,936,000
Other assets (G)                                                             23,021,000          (18,960,000)           4,061,000
                                                                     -------------------- -------------------- --------------------

Total assets                                                      $       2,672,152,000        1,001,741,000        3,673,893,000
                                                                     ==================== ==================== ====================

LIABILITIES AND STOCKHOLDERS' EQUITY

Mortgage and notes payable (B) (E)                                        1,141,248,000          488,942,000        1,630,190,000
Accounts payable                                                              1,352,000                -                1,352,000
Accrued offering costs to affiliates                                          3,502,000                -                3,502,000
Accrued interest payable                                                      2,947,000                -                2,947,000
Tenant improvement payable                                                    3,605,000                -                3,605,000
Accrued real estate taxes                                                    10,529,000                -               10,529,000
Distributions payable                                                         7,187,000                -                7,187,000
Security deposits                                                             2,195,000                -                2,195,000
Line of credit                                                                    -                    -                    -
Prepaid rent and other liabilities                                            3,717,000                -                3,717,000
Advances from sponsor                                                         2,869,000                -                2,869,000
Acquired below market lease intangibles (B) (D)                              70,356,000            2,399,000           72,755,000
Restricted cash liability                                                    80,094,000                -               80,094,000
Due to affiliates                                                               778,000                -                  778,000
                                                                     -------------------- -------------------- --------------------

Total liabilities                                                         1,330,379,000          491,341,000        1,821,720,000
                                                                     ==================== ==================== ====================

Minority interests                                                           68,783,000                -               68,783,000

Common stock (C)                                                                146,000               58,000              204,000
Additional paid-in capital (net of offering costs) (C)                    1,304,817,000          510,342,000        1,815,159,000
Accumulated distributions in excess of net loss (F)                         (32,177,000)               -              (32,177,000)
Accumulated other comprehensive income                                          204,000                -                  204,000
                                                                     -------------------- -------------------- --------------------

Total stockholders' equity                                                1,272,990,000          510,400,000        1,783,390,000
                                                                     -------------------- -------------------- --------------------

Total liabilities and stockholders' equity                        $       2,672,152,000        1,001,741,000        3,673,893,000
                                                                     ==================== ==================== ====================



         See accompanying notes to pro forma consolidated balance sheet.

                  Inland Western Retail Real Estate Trust, Inc.
                  Notes to Pro Forma Consolidated Balance Sheet
                               September 30, 2004
                                   (unaudited)

(A) The historical column represents our Consolidated Balance Sheet as of September 30, 2004 as filed with the Securities Exchange Commission on Form 10-Q. As of September 30, 2004, the Company had sold 144,628,000 shares to the public and 1,636,000 shares were issued pursuant to the Company's distribution reinvestment program. As a result, the Company received $1,461,206,000 of gross offering proceeds. In addition, the Company received the Advisor's capital contribution of $200,000 for which the Advisor was issued 20,000 shares.

(B) The pro forma adjustments reflect the acquisition of the following properties. The mortgages payable represent mortgages obtained from a third party, either assumed as part of the acquisition or subsequent to acquisition. No pro forma adjustment has been made for prorations or other closing costs as the amounts are not significant:


                                                                    ACQUISITION
                                                                       PRICE        MORTGAGE PAYABLE
                                                                  ---------------- -------------------
Bed, Bath & Beyond Plaza                                       $       20,350,000          11,193,000
The Columns - Phase II                                                  5,741,000           3,442,000
Denton Crossing                                                        53,112,000          35,200,000
Azalea Square                                                          30,013,000          16,535,000
Lake Mary Pointe                                                        6,620,000           3,658,000
Plaza at Riverlakes                                                    17,000,000               -
Academy Sports - Port Arthur                                            5,000,000           2,775,000
Gurnee Town Centre                                                     44,256,000               -
CVS Pharmacy - Sylacauga                                                3,066,000               -
Academy Sports - Midland                                                4,250,000           2,338,000
Mansfield Towne Crossing                                               16,055,000          10,982,000
Winchester Commons                                                     13,023,000           7,235,000
Kohl's - Wilshire  (Final Construction Funding)                         4,132,000               -
Publix Center                                                          12,047,000               -
Fox Creek Village                                                      20,883,000               -
Oswego Commons                                                         35,022,000          19,262,000
Zurich Towers                                                         138,000,000          81,420,000
University Town Center                                                 10,569,000               -
Edgemont Town Center                                                   15,639,000               -
Five Forks                                                              8,086,000               -
Placentia Town Center                                                  24,865,000               -
Gateway Station                                                         6,300,000               -
Northwoods Center                                                      13,964,000               -
Shops at Forest Commons                                                 7,505,000           5,250,000
Gateway Pavilions                                                      65,141,000               -
American Express Portfolio                                            390,000,000         230,100,000
                                                                  ---------------- -------------------

Total                                                          $      970,639,000         429,390,000
                                                                  ================ ===================

                  Inland Western Retail Real Estate Trust, Inc.
                  Notes to Pro Forma Consolidated Balance Sheet
                               September 30, 2004
                                   (unaudited)

Allocation of net investments in properties:


Land                                                   $           187,570,000
Building and improvements                                          715,918,000
Acquired in-place lease intangibles                                 68,553,000
Acquired above market lease intangibles                                997,000
Acquired below market lease intangibles                             (2,399,000)
                                                          ----------------------
Total                                                  $           970,639,000
                                                          ======================


(C) Additional offering proceeds of $580,000,000, net of additional offering costs of $69,600,000 are reflected as received as of September 30, 2004, prior to the purchase of the properties and are limited to offering proceeds necessary to acquire the properties and offering proceeds actually received as of December 14, 2004. Offering costs consist principally of registration costs, printing and selling costs, including commissions.

(D) Acquired intangibles represent above and below market leases and the difference between the property valued with the existing in-place leases and the property valued as if vacant. The value of the acquired leases will be amortized over the lease term.

(E) Additional mortgages payable of $488,942,000, reflected as funded as of September 30, 2004, includes $429,390,000 of mortgages payable obtained subsequent to the acquisition of the properties described in (B) and $59,552,000 of new financing placed on previously acquired properties.

(F) No pro forma assumptions have been made for the additional payment of distributions resulting from the additional proceeds raised.

(G) Change in loan fees, leasing fees and loan fee deposits of $2,182,000 represents prepaid loan fees applied to mortgage payables obtained as described in (E). Change in other assets of $18,960,000 represents advance purchase deposits on properties purchased as described in (B) and loan proceeds due from title companies.

                  Inland Western Retail Real Estate Trust, Inc.
                 Pro Forma Consolidated Statement of Operations
                  For the nine months ended September 30, 2004
                                   (unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to give effect the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations as though they occurred on January 1, 2003 or the date significant operations commenced. No pro forma adjustments have been made for any potential property acquisitions identified as of December 14, 2004. The Company does not consider these properties as probable under Rule 3-14 of Regulation S-X as the Company has not completed the due diligence process on these properties. Additionally, the Company has not received sufficient offering proceeds or obtained firm financing commitments to acquire all of these properties as of December 14, 2004. The Company believes it will have sufficient cash from offering proceeds raised and from additional financing proceeds to acquire these properties if and when the Company is prepared to acquire these properties. No pro forma adjustments were made for Eckerd - Greer, Eckerd - Kill Devil Hills, Eckerd - Columbia, Eckerd - Crossville, Kohl's - Wilshire Plaza III, Academy Sports - Houma, The Columns - Phase II, Academy Sports - Port Arthur or Academy Sports - Midland, as the properties were completed in 2004 and there were no significant operations prior to our acquisition. No pro forma adjustments were made related to the Pacheco Pass and Quakertown notes receivable as the properties were completed in 2004 and there were no significant operations prior to our funding of the notes receivable.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the nine months ended September 30, 2004, nor does it purport to represent our future results of operations.

                  Inland Western Retail Real Estate Trust, Inc.
                 Pro Forma Consolidated Statement of Operations
            For the nine months ended September 30, 2004 (unaudited)



                                                                                PRO FORMA
                                                              HISTORICAL       ADJUSTMENTS
                                                                  (A)              (B)            PRO FORMA
                                                            ---------------- ----------------- ----------------
Rental income                                            $      56,405,000        101,347,000      157,752,000
Tenant recovery income                                          12,802,000         17,093,000       29,895,000
Other property income                                              560,000             -               560,000
                                                            ---------------- ----------------- ----------------

Total revenues                                                  69,767,000        118,440,000      188,207,000
                                                            ---------------- ----------------- ----------------

General and administrative expenses                              2,844,000            -              2,844,000
Advisor asset management fee (C)                                     -                -               -
Property operating expenses (F)                                 16,969,000         29,859,000       46,828,000
Depreciation and amortization (D) (G)                           26,003,000         46,903,000       72,906,000
                                                            ---------------- ----------------- ----------------

Total expenses                                                  45,816,000         76,762,000      122,578,000
                                                            ---------------- ----------------- ----------------

Operating income                                                23,951,000         41,678,000       65,629,000

Other income                                                     1,886,000             -             1,886,000
Interest expense (H)                                           (17,964,000)       (35,834,000)     (53,798,000)
Realized loss on sale of treasury contacts                      (3,352,000)            -            (3,352,000)
Minority interests                                                (107,000)            -              (107,000)
                                                            ---------------- ----------------- ----------------

Net income (loss)                                        $       4,414,000          5,844,000       10,258,000
                                                            ================ ================= ================

Other comprehensive income:
  Unrealized gain/loss on investment securities                    204,000             -               204,000
                                                            ---------------- ----------------- ----------------

Comprehensive income (loss)                              $       4,618,000          5,844,000       10,462,000
                                                            ================ ================= ================

Weighted average number of shares of common stock
  outstanding, basic and diluted (E)                            70,052,000                         204,000,000
                                                            ================                   ================

Net income (loss) per share, basic and diluted (E)                     .06                                 .05
                                                            ================                   ================


    See accompanying notes to pro forma consolidated statement of operations.

                  Inland Western Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                  For the nine months ended September 30, 2004
                                   (unaudited)

(A) The historical information represents the historical statement of operations of the Company for the period from January 1, 2004 to September 30, 2004 as filed with the Securities Exchange Commission on Form 10-Q.

(B) Total pro forma adjustments for acquisitions consummated as of December 14, 2004 are as though the properties were acquired January 1, 2003. No adjustment was made for Eckerd - Greer, Eckerd - Kill Devil Hills, Eckerd - Columbia, Eckerd - Crossville, Kohl's - Wilshire Plaza III, Academy Sports
     - Houma, The Columns - Phase II, Academy Sports - Port Arthur or Academy Sports - Midland as the properties were completed in 2004 and there were no significant operations prior to our acquisition. No pro forma adjustments were made related to the Pacheco Pass and Quakertown notes receivable as the properties were completed in 2004 and there were no significant operations prior to our funding of the notes receivable.

                                                         GROSS INCOME
                                                           & DIRECT                                 TOTAL
                                                           OPERATING           PRO FORMA          PRO FORMA
                                                         EXPENSES (1)         ADJUSTMENTS        ADJUSTMENTS
                                                      -------------------- ------------------ -------------------
       Rental income                               $          103,033,000        (1,686,000)         101,347,000
       Tenant recovery income                                  17,093,000             -               17,093,000
                                                      -------------------- ------------------ -------------------
       Total revenues                                         120,126,000        (1,686,000)         118,440,000
                                                      -------------------- ------------------ -------------------
       Advisor asset management fee                                 -                 -                   -
       Property operating expenses                             24,570,000         5,289,000           29,859,000
       Depreciation and amortization                                -            46,903,000           46,903,000
       Interest expense                                             -            35,834,000           35,834,000
                                                      -------------------- ------------------ -------------------
       Total expenses                                          24,570,000        88,026,000          112,596,000
                                                      -------------------- ------------------ -------------------

       Net income (loss)                           $           95,556,000       (89,712,000)           5,844,000
                                                      ==================== ================== ===================



(1) Unaudited combined gross income and direct operating expenses based on information provided by the Seller for the following properties:

     Newnan Crossing II, Hickory Ridge, CorWest Plaza, Shoppes at Quarterfield, Larkspur Landing, North Ranch Pavilion, La Plaza Del Norte,
     MacArthur Crossing, Promenade at Red Cliff, Peoria Crossings, Dorman Center - Phase I, Heritage Towne Crossing, Paradise Valley Marketplace, Best on the Boulevard, Bluebonnet Parc, North Rivers Town Center, Alison's Corner, Arvada Connection and Arvada Marketplace, Eastwood Town Center, Watauga Pavilion, Northpointe Plaza, Plaza Santa Fe II, Pine Ridge Plaza, Huebner Oaks Center, John's Creek Village, Lakewood Towne Center, Shoppes of Prominence Point, Northgate North, Davis Towne Crossing, Fullerton Metrocenter, Low Country Village, The Shops at Boardwalk, Shoppes of Dallas, Cranberry Square, Dorman Center - Phase II, Tollgate Marketplace, Gateway Village, Towson Circle, Gateway Plaza, Plaza at Marysville, Forks Town Center, Reisterstown Road Plaza, Village Shoppes at Simonton, Manchester Meadows, Governor's Marketplace, Mitchell Ranch Plaza, The Columns, Saucon Valley Square, Lincoln Park, Harvest Towne Center, Boulevard at the Capital Centre,, Bed, Bath & Beyond Plaza, Denton Crossing, Azalea Square, Lake Mary Pointe, Plaza at Riverlakes, Gurnee Town Centre, Mansfield Towne Crossing, Winchester Commons, Publix Center, Fox Creek Village, Oswego Commons, University Town Center, Edgemont Town Center, Five Forks, Placentia Town Center, Gateway Station, Northwoods Center, Shops at Forest Commons and Gateway Pavilions.

                  Inland Western Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                  For the nine months ended September 30, 2004
                                   (unaudited)

     Gross rental income based on information provided by tenant net leases for the following properties:

     Wal-Mart Supercenter - Blytheville, Wrangler Company Western Headquarters, Wal-Mart Supercenter - Jonesboro, Harris Teeter - Wilmington, GMAC Insurance, CVS Pharmacy - Sylacauga, Zurich Towers and the American Express portfolio.

(C) The advisor asset management fee is expected to be subordinated to the shareholders' receipt of a stated return thus no amount is reflected.

(D) Buildings and improvements will be depreciated on a straight line basis based upon estimated useful lives of 30 years for building and improvements and 15 years for site improvements. That portion of the purchase price that is allocated to above or below lease intangibles will be amortized on a straight line basis over the life of the related leases as an adjustment to rental income. Other leasing costs, tenant improvements and in-place lease intangibles will be amortized on a straight line basis over the life of the related leases as a component of amortization expense.

(E) The pro forma weighted average shares of common stock outstanding for the six months ended September 30, 2004 was calculated using the additional shares sold to purchase each of the properties on a weighted average basis plus the 20,000 shares purchased by the Advisor in connection with our organization.

(F) Management fees are calculated as 4.5% of gross revenues pursuant to the management agreement and are included in property operating expenses.

(G) The value of the acquired leases will be amortized over the lease term.

(H) The pro forma adjustments relating to interest expense were based on the following debt terms:


                                                                   PRINCIPAL             INTEREST           MATURITY
     PROPERTY                                                       BALANCE                RATE               DATE
     ------------------------------------------------------- ---------------------- -------------------- ---------------
     Darien Towne Center                                                16,500,000               4.650%           06/10
     CVS Pharmacy - Edmond                                               1,850,000               4.374%           06/09
     CVS Pharmacy - Norman                                               2,900,000               4.374%           06/09
     Newnan Crossing                                                    23,766,100               4.380%           03/09
     Shops at Park Place                                                13,127,000               4.710%           11/08
     Pavilion at King's Grant                                            5,342,000               4.390%           05/09
     Shaw's Supermarket - New Britain                                    6,450,000               4.680%           11/28
     Stony Creek Marketplace                                            14,162,000               4.770%           01/11
     CorWest Plaza                                                      18,150,000               4.560%           02/09
     Hickory Ridge                                                      23,650,000               4.531%           02/09
     Larkspur Landing                                                   33,630,000               4.450%           02/09
     North Ranch Pavilion                                               10,157,000               4.120%           04/09
     Shoppes at Quarterfield                                             6,067,000               4.280%           04/09
     La Plaza Del Norte                                                 32,528,000               4.610%           03/10
     MacArthur Crossing                                                 12,700,000               4.290%           05/09
     Promenade at Red Cliff                                             10,590,000               4.290%           05/09
     Dorman Center - Phase I and Phase II                               27,610,000               4.180%           05/09
     Peoria Crossings                                                   20,497,000               4.090%           04/09
     Heritage Towne Crossing                                             8,950,000               4.374%           06/09
     Paradise Valley Marketplace                                        15,681,000               4.550%           05/09
     Best on the Boulevard                                              19,525,000               3.990%           05/09

                  Inland Western Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                  For the nine months ended September 30, 2004
                                   (unaudited)


                                                                   PRINCIPAL             INTEREST           MATURITY
     PROPERTY                                                       BALANCE                RATE               DATE
     ------------------------------------------------------- ---------------------- -------------------- ---------------
     Bluebonnet Parc                                                    12,100,000               4.372%           05/09
     North Rivers Town Center                                           11,050,000               4.760%           05/09
     Alison's Corner                                                     3,850,000               4.272%           06/10
     Arvada Marketplace and Arvada Connection                           28,510,000               4.130%           07/09
     Eastwood Towne Center                                              46,750,000               4.640%           07/09
     Watauga Pavilion                                                   17,100,000               4.140%           06/10
     Northpointe Plaza                                                  30,850,000               4.272%           05/09
     Plaza Santa Fe II                                                  17,474,500               6.200%           12/12
     Eckerds Drug Stores (4)                                             6,800,000               5.275%           08/09
     Pine Ridge Plaza                                                   14,700,000               5.085%           08/09
     Huebner Oaks Center (Note A)                                       31,723,000               4.200%           07/10
     Huebner Oaks Center (Note B)                                       16,277,000               3.960%           07/10
     John's Creek Village                                               23,300,000               5.100%           08/09
     Lakewood Towne Center (Note A)                                     44,000,000               2.680%           06/09
     Lakewood Towne Center (Note B)                                      7,260,000               3.830%           07/05
     Shoppes of Prominence Point                                         9,954,300               5.235%           09/09
     Northgate North                                                    26,650,000               4.600%           07/08
     Davis Towne Crossing                                                5,365,200               5.185%           09/09
     Fullerton Metrocenter                                              28,050,000               5.090%           08/09
     The Shops at Boardwalk                                             20,150,000               4.130%           08/09
     Shoppes of Dallas                                                   7,179,000               4.960%           04/09
     Cranberry Square                                                   10,900,000               4.975%           08/09
     Tollgate Marketplace                                               39,765,000           LIBOR +120           07/09
     Gateway Village (Note A)                                           27,233,000          LIBOR + 113           07/09
     Gateway Village (Note B)                                            4,225,000          LIBOR + 200           08/05
     Towson Circle (Note A)                                             15,647,500               5.100%           07/09
     Towson Circle (Note B)                                              3,550,000          LIBOR + 200           08/05
     Wal-Mart Supercenter - Blytheville                                  7,100,000               4.390%           09/09
     Gateway Plaza                                                      18,163,000               5.100%           09/09
     Wrangler Company Western Headquarters                              11,300,000               5.090%           08/27
     Plaza at Marysville                                                11,800,000               5.085%           08/09
     Forks Town Center                                                  10,395,000               4.970%           09/09
     Academy Sports - Houma                                              2,920,000               5.120%           09/09
     Wal-Mart Supercenter - Jonesboro                                    6,088,500               5.085%           09/09
     Reisterstown Road Plaza                                            49,650,000               5.300%           09/09
     Village Shoppes at Simonton                                         7,562,000               4.960%           10/09
     Manchester Meadows                                                 31,065,000               4.480%           09/07
     Governor's Marketplace                                             20,625,000               5.185%           09/09
     Mitchell Ranch Plaza                                               18,700,000               4.480%           10/09
     Saucon Valley Square                                                8,851,000               5.115%           10/09
     Boulevard at Capital Centre                                        71,500,000               5.120%           10/09
     GMAC Insurance                                                     33,000,000               4.610%           10/09
     Low Country Village                                                 5,370,000               4.960%           10/09
     The Columns - Phase I                                              11,423,000               4.910%           11/09
     Lincoln Park                                                       26,153,000               4.610%           11/09
     Harris Teeter - Wilmington                                          3,960,000               4.915%           11/09

                  Inland Western Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                  For the nine months ended September 30, 2004
                                   (unaudited)


                                                                   PRINCIPAL             INTEREST           MATURITY
     PROPERTY                                                       BALANCE                RATE               DATE
     ------------------------------------------------------- ---------------------- -------------------- ---------------
     Kohl's - Wilshire Plaza III                                         5,418,000               5.120%           12/09
     Harvest Town Center                                                 5,005,000               4.935%           01/10
     Bed Bath & Beyond Plaza                                            11,193,000               5.170%           12/09
     The Columns - Phase II                                              3,442,000               4.950%           05/09
     Denton Crossing                                                    35,200,000               4.300%           01/10
     Azalea Square                                                      16,535,000               5.010%           12/09
     Lake Mary Pointe                                                    3,658,000               5.170%           12/09
     Academy Sports - Port Arthur                                        2,775,000               5.120%           11/09
     Academy Sports - Midland                                            2,338,000               5.120%           01/10
     Mansfield Towne Crossing                                           10,982,000               5.215%           12/09
     Winchester Commons                                                  7,235,000               5.120%           12/09
     Oswego Commons                                                     19,262,000               4.750%           12/09
     Zurich Towers                                                      81,420,000               4.247%           12/34
     Shops at Forest Commons                                             5,250,000               6.340%           09/13
     American Express Portfolio                                        230,100,000               4.268%           12/09


                  Inland Western Retail Real Estate Trust, Inc.
                 Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2003
                                   (unaudited)

The following unaudited Pro Forma Consolidated Statement of Operations is presented to give effect the acquisition of the properties indicated in Note B of the Notes to the Pro Forma Consolidated Statement of Operations as though they occurred on January 1, 2003 or the date significant operations commenced. No pro forma adjustments have been made for any potential property acquisitions identified as of December 14, 2004. The Company does not consider these properties as probable under Rule 3-14 of Regulation S-X as the Company has not completed the due diligence process on these properties. Additionally, the Company has not received sufficient offering proceeds or obtained firm financing commitments to acquire all of these properties as of December 14, 2004. The Company believes it will have sufficient cash from offering proceeds raised and from additional financing proceeds to acquire these properties if and when the Company is prepared to acquire these properties. No pro forma adjustments were made for CVS Pharmacy-Edmond or CVS Pharmacy-Norman as the properties were completed in 2003 and there were no significant operations prior to our acquisition. No pro forma adjustments were made for Eckerd-Greer, Eckerd-Kill Devil Hills, Eckerd-Columbia, Eckerd-Crossville, Shoppes of Prominence Point, Low Country Village, Shoppes of Dallas, Kohl's - Wilshire Plaza III, Dorman Center - Phase II, Academy Sports - Houma, Village Shoppes at Simonton, Bed, Bath & Beyond Plaza, The Columns - Phase II, Academy Sports - Port Arthur, CVS Pharmacy -Sylacauga, Academy Sports - Midland, Publix Center and Gateway Station as the properties were completed in 2004 and there were no significant operations in 2003. No pro forma adjustments were made related to the Pacheco Pass and Quakertown notes receivable as the properties were completed in 2004 and there were no significant operations prior to our funding of the notes receivable.

This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 2003, nor does it purport to represent our future results of operations.

                  Inland Western Retail Real Estate Trust, Inc.
                 Pro Forma Consolidated Statement of Operations
                For the year ended December 31, 2003 (unaudited)




                                                                                PRO FORMA         PRO FORMA
                                                              HISTORICAL       ADJUSTMENTS       ADJUSTMENTS
                                                                  (A)              (B)               (C)           PRO FORMA
                                                            ---------------- ----------------- ---------------- -----------------
Rental income                                            $         607,000        120,271,000       46,779,000       167,657,000
Tenant recovery income                                             138,000         29,823,000        1,047,000        31,008,000
Other property income                                               38,000              -               -                 38,000
                                                            ---------------- ----------------- ---------------- -----------------

Total revenues                                                     783,000        150,094,000       47,826,000       198,703,000
                                                            ---------------- ----------------- ---------------- -----------------

General and administrative expenses                                454,000              -               -                454,000
Advisor asset management fee (D)                                     -                  -               -                  -
Property operating expenses (G)                                    144,000         48,810,000        3,293,000        52,247,000
Depreciation and amortization (E) (H)                              223,000         59,899,000       18,603,000        78,725,000
                                                            ---------------- ----------------- ---------------- -----------------

Total expenses                                                     821,000        108,709,000       21,896,000       131,426,000
                                                            ---------------- ----------------- ---------------- -----------------
Operating income                                                   (38,000)        41,385,000       25,930,000        67,277,000

Other income                                                         -                  -                -                 -
Interest expense (I)                                              (136,000)       (41,623,000)     (17,843,000)      (59,602,000)
Realized loss on sale of treasury contacts                           -                  -                -                 -
Minority interests                                                   -                  -                -                 -
                                                            ---------------- ----------------- ---------------- -----------------

Net income (loss)                                        $        (174,000)          (238,000)        8,087,000         7,675,000
                                                            ================ ================= ================ =================
Weighted average number of shares of common stock
outstanding, basic and diluted (F)                               2,521,000                                           204,000,000
                                                            ================                                    =================

Net income (loss) per share, basic and diluted (F)                    (.07)                                                  .04
                                                            ================                                    =================


    See accompanying notes to pro forma consolidated statement of operations.

                  Inland Western Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2003
                                   (unaudited)

(A) The historical information represents the historical statement of operations of the Company for the period from March 5, 2003 (inception) to December 31, 2003 as filed with the Securities Exchange Commission on Form 10-K.

(B) Total pro forma adjustments for acquisitions consummated as of December 14, 2004 are as though the properties were acquired January 1, 2003.

                                                         GROSS INCOME
                                                           & DIRECT                                 TOTAL
                                                           OPERATING           PRO FORMA          PRO FORMA
                                                         EXPENSES (1)         ADJUSTMENTS        ADJUSTMENTS
                                                      -------------------- ------------------ -------------------
       Rental income                               $          123,432,000         (3,161,000)        120,271,000
       Tenant recovery income                                  29,823,000             -               29,823,000
                                                      -------------------- ------------------ -------------------

       Total income                                           153,255,000         (3,161,000)        150,094,000
                                                      -------------------- ------------------ -------------------

       Advisor asset management fee                                 -                 -                    -
       Property operating expenses                             42,158,000          6,652,000          48,810,000
       Depreciation and amortization                                -             59,899,000          59,899,000
       Interest expense                                             -             41,623,000          41,623,000
                                                      -------------------- ------------------ -------------------
       Total expenses                                          42,158,000        108,174,000         150,332,000
                                                      -------------------- ------------------ -------------------

       Net income (loss)                           $          111,097,000       (111,335,000)           (238,000)
                                                      ==================== ================== ===================



(1) Audited combined gross income and direct operating expenses as prepared in accordance with Rule 3-14 of Regulation S-X for the following properties:

     Shops at Park Place, Darien Towne Center, Newnan Crossing Phase I and II, Pavilion at Kings Grant, Hickory Ridge, CorWest Plaza, Shoppes at Quarterfield, Larkspur Landing, North Ranch Pavilion, La Plaza Del Norte, MacArthur Crossing, Promenade at Red Cliff, Peoria Crossings, Dorman Center
     - Phase I, Heritage Towne Crossing, Paradise Valley Marketplace, Best on the Boulevard, Bluebonnet Parc, North Rivers Town Center, Arvada Connection and Arvada Marketplace, Eastwood Town Center, Watauga Pavilion, Northpointe Plaza, Plaza Santa Fe II, Pine Ridge Plaza, Huebner Oaks Center, John's Creek Village, Lakewood Towne Center, Northgate North, Davis Towne Crossing, Fullerton Metrocenter, The Shops at Boardwalk, Cranberry Square, Tollgate Marketplace, Gateway Village, Towson Circle, Gateway Plaza, Plaza at Marysville, Forks Town Center, Reisterstown Road Plaza, Manchester Meadows, Governor's Marketplace, Mitchell Ranch Plaza, The Columns, Saucon Valley Square, Lincoln Park, Boulevard at the Capital Centre, Denton Crossing, Azalea Square, Plaza at Riverlakes, Gurnee Town Centre, Mansfield Towne Crossing, Winchester Commons, Fox Creek Village, Oswego Commons, University Town Center, Edgemont Town Center, Placentia Town Center, Gateway Pavilions and Northwoods Center.

The following properties did not require audits in accordance with Rule 3-14 of Regulation S-X:

CVS Pharmacy (Eckerds) - Edmond, CVS Pharmacy (Eckerds) - Norman, Shaw's Supermarket - New Britain, Eckerds - Greer, Eckerds - Kill Devil Hills, Eckerds - Columbia, Eckerds - Crossville, Kohl's - Wilshire Plaza III, Wal-Mart Supercenter - Blytheville, Wrangler Company Western Headquarters, Academy Sports - Houma, Wal-Mart Supercenter - Jonesboro, Harris Teeter - Wilmington, GMAC Insurance, Academy Sports - Port Arthur, CVS - Sylacauga, Academy Sports - Midland, and Zurich Towers did not require 3-14 audits as these are single-tenant properties. Stony Creek Marketplace did not require a 3-14 audit as the property was complete in 2003 and there were no significant operations prior to our acquisition. Alison's Corner, Shoppes of Prominence Point, Low Country Village, Shoppes of Dallas, Village Shoppes at Simonton, Harvest Town Center, Bed Bath & Beyond Plaza, Lake Mary Pointe, Publix Center, Five Forks, and Gateway Station did not require 3-14 audits as the properties were completed in 2004 and there were no significant operations in 2003. Pacheco Pass and Quakertown did not require 3-14 audits as the properties were completed in 2004 and there were no significant operations prior to our funding of the notes receivables.

                  Inland Western Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2003
                                   (unaudited)


(C) Total pro forma adjustments for acquisitions consummated as of December 14, 2004 are as though the properties were acquired January 1, 2003. No pro forma adjustments were made for the Eckerds - Edmond and the Eckerds - Norman as the properties were completed in 2003 and there were no significant operations prior to our acquisition. No pro forma adjustments were made for Eckerd - Greer, Eckerd - Kill Devil Hills, Eckerd - Columbia, Eckerd - Crossville, Shoppes at Prominence Point, Low Country Village, Shoppes of Dallas, Kohl's - Wilshire Plaza III, Dorman Center - Phase II, Academy Sports - Houma, Village Shoppes at Simonton, Bed, Bath & Beyond Plaza, The Columns - Phase II, Academy Sports - Port Arthur, CVS Pharmacy - Sylacauga, Academy Sports - Midland, Publix Center and Gateway Station as the properties were completed in 2004 and there were no significant operations in 2003. No pro forma adjustments were made related to the Pacheco Pass and Quakertown notes receivable as the properties were completed in 2004 and there were no significant operations prior to our funding of the notes receivable.

                                                         GROSS INCOME
                                                           & DIRECT                                 TOTAL
                                                           OPERATING           PRO FORMA          PRO FORMA
                                                         EXPENSES (1)         ADJUSTMENTS        ADJUSTMENTS
                                                      -------------------- ------------------ -------------------
       Rental income                               $           46,899,000           (120,000)         46,779,000
       Tenant recovery income                                   1,047,000             -                1,047,000
                                                      -------------------- ------------------ -------------------

       Total revenues                                          47,946,000           (120,000)         47,826,000
                                                      -------------------- ------------------ -------------------

       Advisor asset management fee                                 -                 -                   -
       Property operating expenses                              1,135,000          2,158,000           3,293,000
       Depreciation and amortization                                -             18,603,000          18,603,000
       Interest expense                                             -             17,843,000          17,843,000
                                                      -------------------- ------------------ -------------------
       Total expenses                                                             38,604,000          39,739,000
                                                      -------------------- ------------------ -------------------

       Net income (loss)                           $           46,811,000        (38,724,000)          8,087,000
                                                      ==================== ================== ===================



(1) Unaudited combined gross income and direct operating expenses based on information provided by the Seller for the following properties:

     Stony Creek Marketplace, Shaw's Supermarket (New Britain), Alison's Corner, Harvest Towne Center, Lake Mary Pointe, Five Forks and Shops at Forest Commons.

     Gross rental income based on information provided by tenant net leases for the following properties:

     Wal-Mart Supercenter - Blytheville, Wrangler Company Western Headquarters, Wal-Mart Supercenter - Jonesboro, Harris Teeter - Wilmington, GMAC Insurance, Zurich Towers and the American Express portfolio.

                  Inland Western Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2003
                                   (unaudited)

(D) The advisor asset management fee is expected to be subordinated to the shareholders' receipt of a stated return thus no amount is reflected.

(E) Buildings and improvements will be depreciated on a straight line basis based upon estimated useful lives of 30 years for building and improvements and 15 years for site improvements. That portion of the purchase price that is allocated to above or below lease intangibles will be amortized on a straight line basis over the life of the related leases as an adjustment to rental income. Other leasing costs, tenant improvements and in-place lease intangibles will be amortized on a straight line basis over the life of the related leases as a component of amortization expense.

(F) The pro forma weighted average shares of common stock outstanding for the year ended December 31, 2003 was calculated using the additional shares sold to purchase each of the properties on a weighted average basis plus the 20,000 shares purchased by the Advisor in connection with our organization.

(G) Management fees are calculated as 4.5% of gross revenues pursuant to the management agreement and are included in property operating expenses.

(H) The value of the acquired leases will be amortized over the lease term.

(I) The pro forma adjustments relating to interest expense were based on the following debt terms:


                                                                   PRINCIPAL             INTEREST           MATURITY
     PROPERTY                                                       BALANCE                RATE               DATE
     ------------------------------------------------------- ---------------------- -------------------- ---------------
     Darien Towne Center                                                16,500,000               4.650%           06/10
     CVS Pharmacy - Edmond                                               1,850,000               4.374%           06/09
     CVS Pharmacy - Norman                                               2,900,000               4.374%           06/09
     Newnan Crossing                                                    23,766,100               4.380%           03/09
     Shops at Park Place                                                13,127,000               4.710%           11/08
     Pavilion at King's Grant                                            5,342,000               4.390%           05/09
     Shaw's Supermarket - New Britain                                    6,450,000               4.680%           11/28
     Stony Creek Marketplace                                            14,162,000               4.770%           01/11
     CorWest Plaza                                                      18,150,000               4.560%           02/09
     Hickory Ridge                                                      23,650,000               4.531%           02/09
     Larkspur Landing                                                   33,630,000               4.450%           02/09
     North Ranch Pavilion                                               10,157,000               4.120%           04/09
     Shoppes at Quarterfield                                             6,067,000               4.280%           04/09
     La Plaza Del Norte                                                 32,528,000               4.610%           03/10
     MacArthur Crossing                                                 12,700,000               4.290%           05/09
     Promenade at Red Cliff                                             10,590,000               4.290%           05/09
     Dorman Center - Phase I and Phase II                               27,610,000               4.180%           05/09
     Peoria Crossings                                                   20,497,000               4.090%           04/09
     Heritage Towne Crossing                                             8,950,000               4.374%           06/09
     Paradise Valley Marketplace                                        15,681,000               4.550%           05/09
     Best on the Boulevard                                              19,525,000               3.990%           05/09

                  Inland Western Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2003
                                   (unaudited)


                                                                   PRINCIPAL             INTEREST           MATURITY
     PROPERTY                                                       BALANCE                RATE               DATE
     ------------------------------------------------------- ---------------------- -------------------- ---------------
     Bluebonnet Parc                                                    12,100,000               4.372%           05/09
     North Rivers Town Center                                           11,050,000               4.760%           05/09
     Alison's Corner                                                     3,850,000               4.272%           06/10
     Arvada Marketplace and Arvada Connection                           28,510,000               4.130%           07/09
     Eastwood Towne Center                                              46,750,000               4.640%           07/09
     Watauga Pavilion                                                   17,100,000               4.140%           06/10
     Northpointe Plaza                                                  30,850,000               4.272%           05/09
     Plaza Santa Fe II                                                  17,474,500               6.200%           12/12
     Eckerds Drug Stores (4)                                             6,800,000               5.275%           08/09
     Pine Ridge Plaza                                                   14,700,000               5.085%           08/09
     Huebner Oaks Center (Note A)                                       31,723,000               4.200%           07/10
     Huebner Oaks Center (Note B)                                       16,277,000               3.960%           07/10
     John's Creek Village                                               23,300,000               5.100%           08/09
     Lakewood Towne Center (Note A)                                     44,000,000               2.680%           06/09
     Lakewood Towne Center (Note B)                                      7,260,000               3.830%           07/05
     Shoppes of Prominence Point                                         9,954,300               5.235%           09/09
     Northgate North                                                    26,650,000               4.600%           07/08
     Davis Towne Crossing                                                5,365,200               5.185%           09/09
     Fullerton Metrocenter                                              28,050,000               5.090%           08/09
     The Shops at Boardwalk                                             20,150,000               4.130%           08/09
     Shoppes of Dallas                                                   7,179,000               4.960%           04/09
     Cranberry Square                                                   10,900,000               4.975%           08/09
     Tollgate Marketplace                                               39,765,000           LIBOR +120           07/09
     Gateway Village (Note A)                                           27,233,000          LIBOR + 113           07/09
     Gateway Village (Note B)                                            4,225,000          LIBOR + 200           08/05
     Towson Circle (Note A)                                             15,647,500               5.100%           07/09
     Towson Circle (Note B)                                              3,550,000          LIBOR + 200           08/05
     Wal-Mart Supercenter - Blytheville                                  7,100,000               4.390%           09/09
     Gateway Plaza                                                      18,163,000               5.100%           09/09
     Wrangler Company Western Headquarters                              11,300,000               5.090%           08/27
     Plaza at Marysville                                                11,800,000               5.085%           08/09
     Forks Town Center                                                  10,395,000               4.970%           09/09
     Academy Sports - Houma                                              2,920,000               5.120%           09/09
     Wal-Mart Supercenter - Jonesboro                                    6,088,500               5.085%           09/09
     Reisterstown Road Plaza                                            49,650,000               5.300%           09/09
     Village Shoppes at Simonton                                         7,562,000               4.960%           10/09
     Manchester Meadows                                                 31,065,000               4.480%           09/07
     Governor's Marketplace                                             20,625,000               5.185%           09/09
     Mitchell Ranch Plaza                                               18,700,000               4.480%           10/09
     Saucon Valley Square                                                8,851,000               5.115%           10/09
     Boulevard at Capital Centre                                        71,500,000               5.120%           10/09
     GMAC Insurance                                                     33,000,000               4.610%           10/09
     Low Country Village                                                 5,370,000               4.960%           10/09
     The Columns - Phase I                                              11,423,000               4.910%           11/09
     Lincoln Park                                                       26,153,000               4.610%           11/09
     Harris Teeter - Wilmington                                          3,960,000               4.915%           11/09


                  Inland Western Retail Real Estate Trust, Inc.
             Notes to Pro Forma Consolidated Statement of Operations
                      For the year ended December 31, 2003
                                   (unaudited)


                                                                   PRINCIPAL             INTEREST           MATURITY
     PROPERTY                                                       BALANCE                RATE               DATE
     ------------------------------------------------------- ---------------------- -------------------- ---------------
     Kohl's - Wilshire Plaza III                                         5,418,000               5.120%           12/09
     Harvest Town Center                                                 5,005,000               4.935%           01/10
     Bed Bath & Beyond Plaza                                            11,193,000               5.170%           12/09
     The Columns - Phase II                                              3,442,000               4.950%           05/09
     Denton Crossing                                                    35,200,000               4.300%           01/10
     Azalea Square                                                      16,535,000               5.010%           12/09
     Lake Mary Pointe                                                    3,658,000               5.170%           12/09
     Academy Sports - Port Arthur                                        2,775,000               5.120%           11/09
     Academy Sports - Midland                                            2,338,000               5.120%           01/10
     Mansfield Towne Crossing                                           10,982,000               5.215%           12/09
     Winchester Commons                                                  7,235,000               5.120%           12/09
     Oswego Commons                                                     19,262,000               4.750%           12/09
     Zurich Towers                                                      81,420,000               4.247%           12/34
     Shops at Forest Commons                                             5,250,000               6.340%           09/13
     American Express Portfolio                                        230,100,000               4.268%           12/09


                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Inland Western Retail Real Estate Trust, Inc.


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Azalea Square ("the Property") for the period from July 4, 2003 (commencement of operations) to December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Azalea Square for the period from July 4, 2003 (commencement of operations) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP


Chicago, Illinois
December 8, 2004

                                  AZALEA SQUARE
        Historical Summary of Gross Income and Direct Operating Expenses
        For the period from July 4, 2003 (commencement of operations) to December 31, 2003 and the nine months ended September 30, 2004 (unaudited)


                                                                                                           FOR THE PERIOD FROM
                                                                                                              JULY 4, 2003
                                                                                FOR THE NINE MONTHS         (COMMENCEMENT OF
                                                                                       ENDED                 OPERATIONS) TO
                                                                                SEPTEMBER 30, 2004          DECEMBER 31, 2003
                                                                             --------------------------   ----------------------
                                                                                    (unaudited)
Gross income:
    Base rental income                                                    $                  1,410,022 $                488,517
    Operating expense and real estate tax recoveries                                           392,542                  139,567
                                                                             --------------------------   ----------------------

             Total gross income                                                              1,802,564                  628,084
                                                                             --------------------------   ----------------------

Direct operating expenses:
    Operating expenses                                                                         157,724                   68,236
    Insurance                                                                                   21,416                    7,056
    Real estate taxes                                                                          251,487                   76,149
                                                                             --------------------------   ----------------------

             Total direct operating expenses                                                   430,627                  151,441
                                                                             --------------------------   ----------------------

             Excess of gross income over direct operating expenses        $                  1,371,937 $                476,643
                                                                             ==========================   ======================


See accompanying notes to historical summary of gross income and direct operating expenses.

                                  AZALEA SQUARE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
         For the period from July 4, 2003 (commencement of operations) to
                   December 31, 2003 and the nine months ended
                          September 30, 2004 (unaudited)


(1)     BUSINESS

        Azalea Square ("the Property") is located in Charleston (Summerville), South Carolina. The Property consists of approximately 117,135 square feet of gross leasable area. The Property is leased to 19 tenants and is approximately 98% occupied as of December 31, 2003. Of those tenants, four tenants account for approximately 76% of base rental revenue for the period from July 4, 2003 (commencement of operations) to December 31, 2003. On October 19, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party.

        Azalea Square was under construction during 2003 and commenced operations July 4, 2003, with construction complete of 117,135 square feet of gross leasable area as of December 31, 2003. An additional 64,000 square feet remained under construction as of December 31, 2003.

(2)     BASIS OF PRESENTATION

        The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

        All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the nine months ended September 30, 2004.

 (3)    GROSS INCOME

        The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the period from July 4, 2003 (commencement of operations) to December 31, 2003.

        Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $63,279 for the period from July 4, 2003 (commencement of operations) to December 31, 2003.

                                  AZALEA SQUARE
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
        For the period from July 4, 2003 (commencement of operations) to December 31, 2003 and the nine months ended September 30, 2004 (unaudited)


        Minimum rents to be received from tenants under operating leases, which terms range from five years to 20 years, as of December 31 2003, are as follows:


                         YEAR
                   ----------------
                   2004                  $   1,911,620
                   2005                      2,346,448
                   2006                      2,386,455
                   2007                      2,392,650
                   2008                      2,328,321
                Thereafter                  10,984,144
                                       -----------------
                                         $  22,349,638
                                       =================






(4)     DIRECT OPERATING EXPENSES

        Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Inland Western Retail Real Estate Trust, Inc.


We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses (Combined Historical Summary) of the Properties Acquired from Bayer Properties, Inc. for the year ended December 31, 2003. This Combined Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Combined Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Properties' revenues and expenses.

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Properties Acquired from Bayer Properties, Inc. for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.



KPMG LLP



Chicago, Illinois
December 8, 2004

               THE PROPERTIES ACQUIRED FROM BAYER PROPERTIES, INC.
     Combined Historical Summary of Gross Income and Direct Operating Expenses
          For the year ended December 31, 2003 and the nine months ended
                         September 30, 2004 (unaudited)



                                                                                    FOR THE                   FOR THE
                                                                               NINE MONTHS ENDED            YEAR ENDED
                                                                              SEPTEMBER 30, 2004         DECEMBER 31, 2003
                                                                            ------------------------  ------------------------
                                                                                  (unaudited)
Gross income:
    Base rental income                                                      $             1,189,106   $               535,643

    Operating expense and real estate tax recoveries                                        181,747                   114,359
                                                                            ------------------------  ------------------------

             Total gross income                                                           1,370,853                   650,002
                                                                            ------------------------  ------------------------
Direct operating expenses:
    Operating expenses                                                                      140,047                   116,766

    Real estate taxes                                                                        67,620                    21,499

    Ground rent expense                                                                     102,238                    91,638

    Insurance                                                                                17,047                    10,749
                                                                           ------------------------  ------------------------
             Total direct operating expenses                                                326,952                   240,652
                                                                            ------------------------  ------------------------
             Excess of gross income over direct operating expenses       $                1,043,901   $               409,350
                                                                            ========================  ========================


See accompanying notes to combined historical summary of gross income and direct operating expenses.

                    THE PROPERTIES ACQUIRED FROM BAYER PROPERTIES, INC.
             Notes to Combined Historical Summary of Gross Income and Direct
                  Operating Expenses For the year ended December 31, 2003
                  and the nine months ended September 30, 2004 (unaudited)



(1)     BUSINESS

        The Properties acquired from Bayer Properties, Inc. consist of:


              NAME            GROSS LEASABLE AREA         LOCATION         OCCUPANCY AT DECEMBER 31, 2003
              ----            -------------------         --------         ------------------------------
        Edgemont Town Center           71,660          Homewood, Alabama                   82%

        University Town Center         28,450          Tuscaloosa, Alabama                 79%



        Three tenants account for 36% of the Properties' base rental income for the year ended December 31, 2003.

        Edgemont Town Center's 71,660 square feet of gross leasable area was under construction and completed during 2003. An additional 6,000 square feet was under construction as of December 31, 2003. Real estate taxes are excluded in the Combined Historical Summary related to the portions of the Property under construction.

(2)     BASIS OF PRESENTATION

        The Combined Historical Summary of Gross Income and Direct Operating Expenses has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc. and is not intended to be a complete presentation of the Properties' revenues and expenses. The Combined Historical Summary has been prepared on the accrual basis of accounting and requires management of the Properties to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates. The Combined Historical Summary is presented on a combined basis since the properties were acquired from the same seller.

        All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the nine months ended September 30, 2004.

(3)     GROSS INCOME

        The Properties lease retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Properties are reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals.
         Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned the year ended December 31, 2003.

        Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $18,860 for the year ended December 31, 2003.

                    THE PROPERTIES ACQUIRED FROM BAYER PROPERTIES, INC.
                 Notes to Combined Historical Summary of Gross Income and
                       Direct Operating Expenses For the year ended
     December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

        Minimum rents to be received from tenants under operating leases, which terms range from two to 20 years, as of December 31, 2003, are as follows:


                     YEAR
                ---------------
                     2004           $    1,569,399
                     2005                1,837,792
                     2006                1,841,130
                     2007                1,803,439
                     2008                1,530,669
                  Thereafter            14,442,120
                                     -----------------
                                    $   23,024,549
                                     =================





(4)     DIRECT OPERATING EXPENSES

        Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Properties. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Combined Historical Summary.

        University Town Center is subject to two ground leases. One of which is a ground lease with semi-annual payments of $25,000, payable to an unaffiliated third party. This ground lease was subject to abatement periods and terminates in 2039. The other ground lease requires semi-annual payments, payable to an unaffiliated third party, of $37,478 until December 31, 2022, $50,492 until December 31, 2027, $51,273 until December 31, 2032, $52,054 until December 31, 2037, and $52,834 until the termination date. This ground lease is subject to abatement periods and terminates in 2043.

        Although the ground leases provide for abatement periods or increases in minimum rent payments over the term of the leases, ground rent expense accrues on a straight-line basis. The related adjustment to ground rent increased ground rent expense by $41,368 for the year ended December 31, 2003.

        Minimum rents to be paid to the unaffiliated third parties under the ground leases in effect at December 31, 2003 are as follows:


                         YEAR
                   ---------------
                         2004            $      87,479
                         2005                  124,958
                         2006                  124,958
                         2007                  124,958
                         2008                  124,958
                        Thereafter           4,693,773
                                          ---------------
                                         $   5,281,084
                                          ===============

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Inland Western Retail Real Estate Trust, Inc.


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Denton Crossing ("the Property") for the period from August 11, 2003 (commencement of operations) to December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Denton Crossing for the period from August 11, 2003 (commencement of operations) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP



Chicago, Illinois
December 8, 2004

                                 DENTON CROSSING
        Historical Summary of Gross Income and Direct Operating Expenses
       For the period from August 11, 2003 (commencement of operations) to
   December 31, 2003 and the nine months ended September 30, 2004 (unaudited)


                                                                                                           FOR THE PERIOD FROM
                                                                                                             AUGUST 11, 2003
                                                                               FOR THE NINE MONTHS          (COMMENCEMENT OF
                                                                                      ENDED                  OPERATIONS) TO
                                                                                SEPTEMBER 30, 2004          DECEMBER 31, 2003
                                                                                  (unaudited)
                                                                             -------------------------   ------------------------
Gross income:
    Base rental income                                                     $                2,446,572 $                  915,298
    Operating expense and real estate tax recoveries                                          513,330                    163,250
    Other Income                                                                                   --                      2,413
                                                                             -------------------------   ------------------------

             Total gross income                                                             2,959,902                  1,080,961
                                                                             -------------------------   ------------------------

Direct operating expenses:
    Operating expenses                                                                        240,720                     59,360
    Real estate taxes                                                                         259,517                     84,049
    Insurance                                                                                  52,193                     31,896
                                                                             -------------------------   ------------------------

             Total direct operating expenses                                                  552,430                    175,305
                                                                             -------------------------   ------------------------

             Excess of gross income over direct operating expenses         $                2,407,472 $                  905,656
                                                                             =========================   ========================


See accompanying notes to historical summary of gross income and direct operating expenses.

                                 DENTON CROSSING
        Historical Summary of Gross Income and Direct Operating Expenses
       For the period from August 11, 2003 (commencement of operations) to
   December 31, 2003 and the nine months ended September 30, 2004 (unaudited)



(1)     BUSINESS

        Denton Crossing ("the Property") is located in Denton, Texas. The Property consists of approximately 259,470 square feet of gross leasable area and was approximately 89% occupied at December 31, 2003. The Property is leased to 24 tenants of which four tenants accounts for approximately 50% of base rental revenue for the period from August 11, 2003 (commencement of operations) to December 31, 2003. On October 18, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

        Denton Crossing had 259,470 square feet that was under construction and completed during 2003. The remaining portion of the Properties' gross leasable area (representing approximately 70,000 square feet) was under construction as of December 31, 2003. Real estate taxes are excluded in the Historical Summary related to the portions of the Properties under construction.



 (2)    BASIS OF PRESENTATION

        The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

        All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the nine months ended September 30, 2004.

 (3)    GROSS INCOME

        The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned for the period from August 11, 2003 (commencement of operations) to December 31, 2003.

        Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $595,495 for the period from August 11, 2003 (commencement of operations) to December 31, 2003.

                                 DENTON CROSSING
        Historical Summary of Gross Income and Direct Operating Expenses
       For the period from August 11, 2003 (commencement of operations) to
   December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

        Minimum rents to be received from tenants under operating leases, which terms range from five to 10 years, in effect at December 31, 2003, are as follows:


                     YEAR
                ---------------
                     2004           $      2,937,465
                     2005                  3,203,931
                     2006                  3,203,931
                     2007                  3,203,931
                     2008                  3,197,065
                  Thereafter              12,348,490
                                        ----------------
                                    $     28,094,813
                                        ================





(4)     DIRECT OPERATING EXPENSES

        Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Inland Western Retail Real Estate Trust, Inc.


We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses (Combined Historical Summary) of the Properties Acquired from Donahue Schriber for the year ended December 31, 2003. This Combined Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Combined Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. It is not intended to be a complete presentation of the Properties' revenues and expenses.

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of the Properties Acquired from Donahue Schriber for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP






Chicago, Illinois
December 9, 2004

                  THE PROPERTIES ACQUIRED FROM DONAHUE SCHRIBER
                   Combined Historical Summary of Gross Income
                         and Direct Operating Expenses
         For the year ended December 31, 2003 and the nine months ended
                         September 30, 2004 (unaudited)


                                                                                           FOR THE                    FOR THE
                                                                                      NINE MONTHS ENDED             YEAR ENDED
                                                                                     SEPTEMBER 30, 2004          DECEMBER 31, 2003
                                                                                   ------------------------   ---------------------
                                                                                         (unaudited)

Base rental income                                                              $                1,933,199     $           2,362,490
Operating expense and real estate tax recoveries                                                   568,561                   714,524
Other Income                                                                                            --                   140,503
                                                                                   ------------------------   ----------------------

           Total gross income                                                                    2,501,760                 3,217,517
                                                                                   ------------------------   ----------------------


Operating expenses                                                                                 325,646                   451,756
Real estate taxes                                                                                  266,619                   304,012
Insurance                                                                                           50,545                    51,242
                                                                                   ------------------------   ----------------------

           Total direct operating expenses                                                         642,810                   807,010
                                                                                   ------------------------   ----------------------

           Excess of gross income over direct operating expenses                $                1,858,950 $               2,410,507
                                                                                   ========================   ======================


See accompanying notes to combined historical summary of gross income and direct operating expenses.

                  THE PROPERTIES ACQUIRED FROM DONAHUE SCHRIBER
                  Notes to Combined Historical Summary of Gross
                      Income and Direct Operating Expenses
         For the year ended December 31, 2003 and the nine months ended
                         September 30, 2004 (unaudited)


(1)  BUSINESS

     The Properties acquired from Donahue Schriber consist of:


                   NAME         GROSS LEASABLE AREA         LOCATION             OCCUPANCY AT DECEMBER 31, 2003
                   ----         -------------------         --------             ------------------------------
       Plaza at Riverlakes           102,836           Bakersfield, California                93%
       Placentia Town Center         110,962           Placentia, California                  89%

     Five tenants account for 52% of the Properties' base rental income for the year ended December 31, 2003.

     Plaza at Riverlakes had 17,160 of square feet that was under construction and completed during 2003. Real estate taxes are excluded in the Combined Historical Summary related to the portions of the Property under construction.

(2)  BASIS OF PRESENTATION

     The Combined Historical Summary of Gross Income and Direct Operating Expenses has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc. and is not intended to be a complete presentation of the Properties' revenues and expenses. The Combined Historical Summary has been prepared on the accrual basis of accounting and requires management of the Properties to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates. The Historical Summary is presented on a combined basis since the properties were acquired from the same seller.

     All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the nine months ended September 30, 2004.

(3)  GROSS INCOME

     The Properties lease retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Properties are reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. Contingent rent of $122,128 was earned for the year ended December 31, 2003.

     Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $80,433 for the year ended December 31, 2003.

                  THE PROPERTIES ACQUIRED FROM DONAHUE SCHRIBER
                  Notes to Combined Historical Summary of Gross
                      Income and Direct Operating Expenses
         For the year ended December 31, 2003 and the nine months ended
                         September 30, 2004 (unaudited)


     Minimum rents to be received from tenants under operating leases, which terms range from one to 30 years, as of December 31, 2003, are as follows:



                    YEAR
                    ----
                    2004           $   2,532,357
                    2005               2,594,314
                    2006               2,212,058
                    2007               2,018,686
                    2008               1,844,145
                 Thereafter           13,463,957
                                   -------------
                                   $  24,665,517
                                   =============

(4)  DIRECT OPERATING EXPENSES

     Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Properties. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Combined Historical Summary.

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Inland Western Retail Real Estate Trust, Inc.


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Gurnee Town Center ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of the management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Gurnee Town Center for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.



KPMG LLP



Chicago, Illinois
December 8, 2004

                               GURNEE TOWN CENTER
                  Historical Summary of Gross Income and Direct
         Operating Expenses For the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

                                                                                             FOR THE                  FOR THE
                                                                                        NINE MONTHS ENDED            YEAR ENDED
                                                                                       SEPTEMBER 30, 2004        DECEMBER 31, 2003
                                                                                     ------------------------   -------------------
                                                                                           (unaudited)
 Gross income:
   Base rental income                                                                    $    2,335,149             $   2,974,963
    Operating expense and real estate tax recoveries                                            512,624                   602,648
                                                                                        -----------------        -----------------

             Total gross income                                                               2,847,773                 3,577,611
                                                                                        -----------------        -----------------

Direct operating expenses:
    Operating expenses                                                                          156,716                   210,453
    Real estate taxes                                                                           368,762                   413,650
    Insurance                                                                                    37,150                    45,696
                                                                                        -----------------        -----------------

             Total direct operating expenses                                                    562,628                   669,799
                                                                                        -----------------        -----------------

             Excess of gross income over direct operating expenses                       $    2,285,145             $   2,907,812
                                                                                        =================        =================

See accompanying notes to historical summary of gross income and direct operating expenses.

                               GURNEE TOWN CENTER
             Notes to Historical Summary of Gross Income and Direct
         Operating Expenses For the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)


(1)  BUSINESS

     Gurnee Town Center ("the Property") is located in Gurnee, IL. The Property consists of approximately 179,840 square feet of gross leasable area and was approximately 96% occupied at December 31, 2003. The Property is leased to a total of twenty-seven tenants, of which five tenants account for approximately 55% of base rental revenue for the year ended December 31, 2003. On October 28, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party.

(2)  BASIS OF PRESENTATION

     The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

     All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the nine months ended September 30, 2004.

(3)  GROSS INCOME

     The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned during the year ended December 31, 2003.

     Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $49,806 for the year ended December 31, 2003.

                               GURNEE TOWN CENTER
             Notes to Historical Summary of Gross Income and Direct
         Operating Expenses For the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)


Minimum rents to be received from tenants under operating leases, which terms range from two and a half years to 20 years, in effect at December 31, 2003, are as follows:


                         YEAR
                         ----
                         2004          $  3,024,647
                         2005             3,031,410
                         2006             2,347,157
                         2007             2,073,736
                         2008             2,016,451
                     Thereafter          10,205,810
                                       ------------
                                       $ 22,699,211
                                       ============






(4)  DIRECT OPERATING EXPENSES

     Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Inland Western Retail Real Estate Trust, Inc.


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Winchester Commons ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of the management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Winchester Commons for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.



KPMG LLP




Chicago, Illinois
November 3, 2004

                               WINCHESTER COMMONS
     Historical Summary of Gross Income and Direct Operating Expenses
                For the year ended December 31, 2003 and the
             nine months ended September 30, 2004 (unaudited)


                                                                                       FOR THE                    FOR THE
                                                                                  NINE MONTHS ENDED             YEAR ENDED
                                                                                 SEPTEMBER 30, 2004          DECEMBER 31, 2003
                                                                               ------------------------   ---------------------
                                                                                     (unaudited)

Gross income:
    Base rental income                                                              $        793,963           $    1,033,025
    Operating expense and real estate tax recoveries                                         279,045                  389,938
                                                                                  -------------------       ------------------

             Total gross income                                                            1,073,008                1,422,963
                                                                                  -------------------       ------------------

Direct operating expenses:
    Operating expenses                                                                        85,206                  113,004
    Real estate taxes                                                                        204,490                  276,156
    Insurance                                                                                  7,988                   10,270
                                                                                  -------------------       ------------------

             Total direct operating expenses                                                 297,684                  399,430
                                                                                  -------------------       ------------------

             Excess of gross income over direct operating expenses                  $        775,324           $    1,023,533
                                                                                  ===================       ==================


See accompanying notes to historical summary of gross income and direct operating expenses.

                               WINCHESTER COMMONS
             Notes to Historical Summary of Gross Income and Direct
         Operating Expenses For the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)


(1)  BUSINESS

     Winchester Commons ("the Property") is located in Memphis, Tennessee. The Property consists of approximately 93,024 square feet of gross leasable area and was 100% occupied at December 31, 2003. The Property is leased to 16 tenants, of which one tenant accounts for 47% of base rental revenue for the year ended December 31, 2003. On November 5, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party.

(2)  BASIS OF PRESENTATION

     The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

     All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the nine months ended September 30, 2004.

(3)  GROSS INCOME

     The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates.

     Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments decreased base rental income by $5,784 for the year ended December 31, 2003.

                               WINCHESTER COMMONS
             Notes to Historical Summary of Gross Income and Direct
         Operating Expenses For the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)


     Minimum rents to be received from tenants under operating leases, which terms range from one to 16 years, in effect at December 31, 2003, are as follows:

                         YEAR
                         ----
                         2004          $  1,008,019
                         2005               946,941
                         2006               870,713
                         2007               765,269
                         2008               744,965
                     Thereafter           5,197,703
                                       ------------
                                       $  9,533,610
                                       ============






(4)  DIRECT OPERATING EXPENSES

     Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Inland Western Retail Real Estate Trust, Inc.


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Mansfield Towne Crossing ("the Property") for the period from July 23, 2003 (commencement of operations) to December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Mansfield Towne Crossing for the period from July 23, 2003 (commencement of operations) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.


KPMGLLP



Chicago, Illinois
December 8, 2004

                            MANSFIELD TOWNE CROSSING
        Historical Summary of Gross Income and Direct Operating Expenses
        For the period from July 23, 2003 (commencement of operations) to December 31, 2003 and the nine months ended September 30, 2004 (unaudited)


                                                                                                         FOR THE PERIOD FROM
                                                                                                            JULY 23, 2003
                                                                                    FOR THE                (COMMENCEMENT OF
                                                                               NINE MONTHS ENDED            OPERATIONS) TO
                                                                              SEPTEMBER 30, 2004          DECEMBER 31, 2003
                                                                           ------------------------    ------------------------
                                                                                  (unaudited)
Gross income:
    Base rental income                                                          $            462,693       $            124,647
    Operating expense and real estate tax recoveries                                         158,753                     59,451
                                                                                --------------------       ---------------------

             Total gross income                                                              621,446                    184,098
                                                                                --------------------       ---------------------

Direct operating expenses:
    Operating expenses                                                                       108,480                     58,335
    Insurance                                                                                  5,521                      2,141
    Real estate taxes                                                                        125,868                     42,595
                                                                                --------------------       ---------------------

             Total direct operating expenses                                                 239,869                     103,071
                                                                                --------------------       ---------------------

             Excess of gross income over direct operating expenses              $            381,577       $              81,027
                                                                                ====================       =====================


See accompanying notes to historical summary of gross income and direct operating expenses.

                            MANSFIELD TOWNE CROSSING
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
        For the period from July 23, 2003 (commencement of operations) to December 31, 2003 and the nine months ended September 30, 2004 (unaudited)


(1)     BUSINESS

        Mansfield Towne Crossing ("the Property") is located in Mansfield, Texas. The Property consists of approximately 111,898 square feet of gross leasable area and was approximately 27% occupied at December 31, 2003. The Property is leased to 20 tenants of whom six tenants occupied the area in 2003. One tenant represented approximately 59% of base rental revenue for the period from July 23, 2003 (commencement of operations) to December 31, 2003. On November 3, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party.

        Mansfield Towne Crossing was under construction during 2003 and commenced operations July 23, 2003.

 (2)    BASIS OF PRESENTATION

        The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

        All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the nine months ended September 30, 2004.

 (3)    GROSS INCOME

        The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. No contingent rent was earned during the period from July 23, 2003 (commencement of operations) to December 31, 2003.

        Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $9,080 for the period from July 23, 2003 (commencement of operations) to December 31, 2003.

                            MANSFIELD TOWNE CROSSING
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
        For the period from July 23, 2003 (commencement of operations) to December 31, 2003 and the nine months ended September 30, 2004 (unaudited)


        Minimum rents to be received from tenants under operating leases, which terms range from five years to 15 years, in effect at December 31, 2003, are as follows:



                        YEAR
                    ---------------
                        2004             $      579,467
                        2005                    921,979
                        2006                    921,979
                        2007                    921,979
                        2008                    882,805
                     Thereafter               5,205,573
                                         ----------------
                                         $    9,433,782
                                         ================

(4)     DIRECT OPERATING EXPENSES

        Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Inland Western Retail Real Estate Trust, Inc.


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Fox Creek Village ("the Property") for the period from November 12, 2003 (commencement of operations) to December 31, 2003. This Historical Summary is the responsibility of the management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Fox Creek Village for period from November 12, 2003 (commencement of operations) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.



KPMG LLP




Chicago, Illinois
December 8, 2004

                                FOX CREEK VILLAGE
        Historical Summary of Gross Income and Direct Operating Expenses
      For the period from November 12, 2003 (commencement of operations) to
   December 31, 2003 and the nine months ended September 30, 2004 (unaudited)


                                                                                                              FOR THE PERIOD FROM
                                                                                                               NOVEMBER 12, 2003
                                                                                    FOR THE NINE MONTHS         (COMMENCEMENT OF
                                                                                           ENDED                 OPERATIONS) TO
                                                                                    SEPTEMBER 30, 2004          DECEMBER 31, 2003
                                                                                  -----------------------    -----------------------
                                                                                        (unaudited)
Gross income:
     Base rental income                                                           $               849,779    $                97,333
     Operating expense and real estate tax recoveries                                             216,707                     10,994
                                                                                  -----------------------    -----------------------

              Total gross income                                                                1,066,486                    108,327
                                                                                  -----------------------    -----------------------

Direct operating expenses:
     Operating expenses                                                                            94,833                     14,247
     Real estate taxes                                                                            163,170                      3,025
     Insurance                                                                                      5,168                         --
                                                                                  -----------------------    -----------------------

              Total direct operating expenses                                                     263,171                     17,272
                                                                                  -----------------------    -----------------------

              Excess of gross income over direct operating expenses               $               803,315    $                91,055
                                                                                  =======================    =======================


See accompanying notes to historical summary of gross income and direct operating expenses.

                            FOX CREEK VILLAGE
Notes to Historical Summary of Gross Income and Direct  Operating Expenses
  For the period from November 12, 2003 (commencement of operations) to December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

(1)     BUSINESS

        Fox Creek Village ("the Property") is located in Longmont, Colorado. The Property consists of approximately 139,730 square feet of gross leasable area of which approximately 39,600 represents square footage of gross leasable are available for ground leases. The Property was approximately 66% occupied at December 31, 2003. The Property is leased to two tenants that account for 100% of base rental revenue for period from November 12, 2003 (commencement of operations) to December 31, 2003. On November 22, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party.

 (2)    BASIS OF PRESENTATION

        The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

        All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the nine months ended September 30, 2004.

 (3)    GROSS INCOME

        The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. No contingent rent was earned during the period from November 12, 2003 (commencement of operations) to December 31, 2003.

        The Property has one ground lease that is classified as an operating lease with terms extending through November 12, 2018. Total ground lease income was $2,717 and is included in base rental income in the accompanying Historical Summary for the year ended December 31, 2003.

                                FOX CREEK VILLAGE

   Notes to Historical Summary of Gross Income and Direct Operating Expenses
     For the period from November 12, 2003 (commencement of operations) to December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

        Minimum rents to be received from tenants under operating leases, which terms range from five to 20 years, in effect at December 31, 2003, are as follows:

                     YEAR
                ---------------
                     2004           $       988,109
                     2005                 1,051,949
                     2006                 1,056,498
                     2007                 1,061,046
                     2008                 1,065,595
                  Thereafter             11,020,462
                                   -----------------
                                    $    16,243,659
                                   =================

(4)     DIRECT OPERATING EXPENSES

        Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary. No insurance expense was recorded for the period from November 12, 2003 (commencement of operations) to December 31, 2003 as the tenants that occupied the space during this period incurred and paid their own insurance.

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Inland Western Retail Real Estate Trust, Inc.


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Gateway Pavilions ("the Property") for the period from February 15, 2003 (commencement of operations) to December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Gateway Pavilions for the period from February 15, 2003 (commencement of operations) to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.



KPMG LLP



Chicago, Illinois
December 9, 2004

                                GATEWAY PAVILIONS
  Notes to Historical Summary of Gross Income and Direct Operating Expenses
    For the period from February 15, 2003 (commencement of operations) to December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

                                                                                                          FOR THE PERIOD FROM
                                                                                                           FEBRUARY 15, 2003
                                                                               FOR THE NINE MONTHS         (COMMENCEMENT OF
                                                                                      ENDED                 OPERATIONS) TO
                                                                                SEPTEMBER 30, 2004         DECEMBER 31, 2003
                                                                              -----------------------  ------------------------
                                                                                      (unaudited)
Gross income:
   Base rental income                                                         $             2,317,394   $             1,059,788
   Operating expense and real estate tax recoveries                                           507,792                   179,363
                                                                              -----------------------  ------------------------

             Total gross income                                                             2,825,186                 1,239,151
                                                                              -----------------------  ------------------------
Direct operating expenses:
   Operating expenses                                                                         300,936                   256,310
   Real estate taxes                                                                          303,496                    38,083
   Insurance                                                                                   45,673                    57,784
                                                                              -----------------------  ------------------------

             Total direct operating expenses                                                  650,105                   352,177
                                                                              -----------------------  ------------------------

             Excess of gross income over direct operating expenses            $             2,175,081  $                886,974
                                                                              =======================  ========================


See accompanying notes to historical summary of gross income and direct operating expenses.

                              GATEWAY PAVILIONS
  Notes to Historical Summary of Gross Income and Direct Operating Expenses
    For the period from February 15, 2003 (commencement of operations) to December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

(1)     BUSINESS

        Gateway Pavilions ("the Property") is located in Avondale, Arizona, which when completed will consist of approximately 318,410 square feet of gross leasable area. The Property consists of approximately 197,512 square feet of gross leasable area and was approximately 93% occupied at December 31, 2003. The Property is leased to 22 tenants of which 5 tenants account for approximately 38% of base rental revenue for the period from February 15, 2003 (commencement of operations) to December 31, 2003. On December 7, 2004 Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party.

        Gateway Pavilions' 197,512 square feet of gross leasable area was under construction and completed during 2003. The remaining portion of the Property's gross leasable area (representing 104,278 square feet) was under construction as of December 31, 2003. Real estate taxes are excluded in the Historical Summary related to the portion of the Property under construction.

 (2)    BASIS OF PRESENTATION

        The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

        All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the nine months ended September 30, 2004.

 (3)    GROSS INCOME

        The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned for the period from February 15, 2003 (commencement of operations) to December 31, 2003.

        The Property has one ground lease that is classified as an operating lease with a term extending until October 1, 2023. Total ground lease income was $19,335 and is included in base rental income in the accompanying Historical Summary for the period from February 15, 2003 (commencement of operations) to December 31, 2003.

        Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $50,513 for the period from February 15, 2003 (commencement of operations) to December 31, 2003.

                                GATEWAY PAVILIONS
  Notes to Historical Summary of Gross Income and Direct Operating Expenses
    For the period from February 15, 2003 (commencement of operations) to December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

        Minimum rents to be received from tenants under operating leases, which terms range from one to 15 years, in effect at December 31, 2003, are as follows:


                     YEAR
                ---------------
                     2004            $        2,914,743
                     2005                     3,275,666
                     2006                     3,292,521
                     2007                     3,311,622
                     2008                     3,100,049
                  Thereafter                 19,399,071
                                         ----------------
                                     $       35,293,672
                                         ================


(4)     DIRECT OPERATING EXPENSES

        Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Inland Western Retail Real Estate Trust, Inc.


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Northwoods Center ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Northwoods Center for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP


Chicago, Illinois
November 26, 2004

                                NORTHWOODS CENTER
                  Historical Summary of Gross Income and Direct
         Operating Expenses For the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited).


                                                                                             FOR THE                   FOR THE
                                                                                        NINE MONTHS ENDED             YEAR ENDED
                                                                                       SEPTEMBER 30, 2004         DECEMBER 31, 2003
                                                                                    -----------------------------------------------
                                                                                           (unaudited)
Gross income:
    Base rental income                                                            $              904,767      $            839,905
    Operating expense and real estate tax recoveries                                             166,042                   123,888
                                                                                    -----------------------------------------------

             Total gross income                                                                1,070,809                   963,793
                                                                                    -----------------------------------------------

Direct operating expenses:
    Operating expenses                                                                            66,253                    73,410
    Real estate taxes                                                                            110,615                    60,745
                                                                                    -----------------------------------------------

             Total direct operating expenses                                                     176,868                   134,155
                                                                                    -----------------------------------------------

             Excess of gross income over direct operating expenses                $              893,941 $                 829,638
                                                                                    ===============================================

See accompanying notes to historical summary of gross income and direct operating expenses.

                                NORTHWOODS CENTER
             Notes to Historical Summary of Gross Income and Direct
         Operating Expenses For the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)


(1)  BUSINESS

     Northwoods Center ("the Property") is located in Wesley Chapel, Florida. The Property consists of approximately 95,994 square feet of gross leasable area of which approximately 70,647 square feet of gross leasable area was available and occupied at December 31, 2003. The Property is leased to 25 tenants, of which two tenants account for approximately 44% of base rental revenue for the year ended December 31, 2003. On December 7, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third party.

(2)  BASIS OF PRESENTATION

     The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

     All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the nine months ended September 30, 2004.

(3)  GROSS INCOME

     The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. No contingent rent was earned for the year ended December 31, 2003.

     Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $81,206 for year ended December 31, 2003.

                                NORTHWOODS CENTER
             Notes to Historical Summary of Gross Income and Direct
         Operating Expenses For the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)


Minimum rents to be received from tenants under operating leases, which terms range from four years to 20 years, as of December 31, 2003, are as follows:


                               YEAR
                          ---------------

                              2004      $       1,104,172
                              2005              1,405,893
                              2006              1,438,591
                              2007              1,446,935
                              2008              1,388,421
                           Thereafter           5,189,216
                                             ---------------
                                        $      11,973,228
                                             ===============

(4)  DIRECT OPERATING EXPENSES

     Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, insurance and professional fees are excluded from the Historical Summary.

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Inland Western Retail Real Estate Trust, Inc.


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Oswego Commons ("the Property") for the year ended December 31, 2003. This Historical Summary is the responsibility of the management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note
2. It is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Oswego Commons for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.


KPMG LLP


Chicago, Illinois
December 8, 2004

                                 OSWEGO COMMONS
                  Historical Summary of Gross Income and Direct
         Operating Expenses For the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)


                                                                                        FOR THE                    FOR THE
                                                                                    NINE MONTHS ENDED              YEAR ENDED
                                                                                   SEPTEMBER 30, 2004          DECEMBER 31, 2003
                                                                                 ------------------------   -----------------------
                                                                                      (unaudited)
Base rental income                                                             $           2,013,952        $           1,943,882
Operating expense and real estate tax recoveries                                             654,718                      607,134
                                                                                 ------------------------   -----------------------

            Total gross income                                                             2,668,670                    2,551,016
                                                                                 ------------------------   -----------------------

Operating expenses                                                                           350,629                      327,556
Real estate taxes                                                                            307,644                      269,449
Insurance                                                                                     26,697                       32,613
                                                                                 ------------------------   -----------------------

            Total direct operating expenses                                                  684,970                      629,618
                                                                                 ------------------------   -----------------------

            Excess of gross income over direct operating expenses              $           1,983,700         $          1,921,398
                                                                                 ========================   =======================

See accompanying notes to historical summary of gross income and direct operating expenses.

                                 OSWEGO COMMONS
             Notes to Historical Summary of Gross Income and Direct
         Operating Expenses For the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)


(1)  BUSINESS

     Oswego Commons ("the Property") is located in Oswego, Illinois. The Property consists of approximately 186,451 square feet of gross leasable area and was approximately 97% occupied at December 31, 2003. The Property is leased to a total of 18 tenants, of which two tenants account for approximately 60% of base rental revenue for the year ended December 31, 2003. On November 23, 2004, Inland Western Retail Real Estate Trust, Inc. ("IWRRETI") acquired the Property from an unaffiliated third-party.

(2)  BASIS OF PRESENTATION

     The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Post-Effective Amendment No. 7 to the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

     All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the nine months ended September 30, 2004.

(3)  GROSS INCOME

     The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed to tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. Certain of the leases contain provision for contingent rentals. Recognition of contingent rental income is deferred until the target that triggers the contingent rental income is achieved. There was no contingent rent earned during the year ended December 31, 2003.

     Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $112,535 for the year ended December 31, 2003.

                                 OSWEGO COMMONS
             Notes to Historical Summary of Gross Income and Direct Operating Expenses For the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)


Minimum rents to be received from tenants under operating leases, which terms range from three to 18 years, in effect at December 31, 2003, are as follows:


                               YEAR
                          ---------------

                              2004      $       2,526,561
                              2005              2,561,597
                              2006              2,571,681
                              2007              2,558,120
                              2008              2,445,179
                           Thereafter          18,967,101
                                             ---------------
                                        $      31,630,239
                                             ===============

(4)  DIRECT OPERATING EXPENSES

     Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                                LAKE MARY POINTE
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003
            and the nine months ended September 30, 2004 (unaudited)

                                                                                         FOR THE                    FOR THE
                                                                                    NINE MONTHS ENDED             YEAR ENDED
                                                                                   SEPTEMBER 30, 2004          DECEMBER 31, 2003
                                                                                  -------------------------------------------------
                                                                                       (unaudited)                (unaudited)
Gross income:
    Base rental income                                                            $          402,077          $           567,542
    Operating expense and real estate tax recoveries                                          59,071                      179,588
                                                                                  -------------------------------------------------

             Total gross income                                                              461,148                      747,130
                                                                                  -------------------------------------------------

Direct operating expenses:
    Operating expenses                                                                        52,066                       74,065
    Real estate taxes                                                                         75,265                       91,230
    Insurance                                                                                 10,560                       12,800
                                                                                  -------------------------------------------------

             Total direct operating expenses                                                 137,891                      178,095
                                                                                  -------------------------------------------------

             Excess of gross income over direct operating expenses                $          323,257          $           569,035
                                                                                  =================================================

See accompanying notes to historical summary of gross income and direct operating expenses.

                                LAKE MARY POINTE
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003
            and the nine months ended September 30, 2004 (unaudited)


1.  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004, respectively, has been prepared from the operating statements provided by the owners of the property during that period and requires management of Lake Mary Pointe to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2003 and the nine months ended September 30, 2004, respectively.

                                  PUBLIX CENTER
                  Historical Summary of Gross Income and Direct
       Operating Expenses For the period from April 18, 2004 (commencement of operations) to September 30, 2004 (unaudited)

                                                                                     FOR THE PERIOD FROM APRIL 18, 2004
                                                                                        (COMMENCEMENT OF OPERATIONS)
                                                                                           TO SEPTEMBER 30, 2004
                                                                                    -------------------------------------
                                                                                                (unaudited)
Gross income:
    Base rental income                                                            $                              226,058
    Operating expense and real estate tax recoveries                                                              33,458
                                                                                    -------------------------------------

             Total gross income
                                                                                                                 259,516
                                                                                    -------------------------------------

Direct operating expenses:
    Operating expenses                                                                                            65,118
    Real estate taxes                                                                                             64,650
    Insurance                                                                                                     25,970
                                                                                    -------------------------------------

             Total direct operating expenses                                                                     155,738
                                                                                    -------------------------------------

             Excess of gross income over direct operating expenses                $                              103,778
                                                                                    =====================================

See accompanying notes to historical summary of gross income and direct operating expenses.

                                  PUBLIX CENTER
                  Historical Summary of Gross Income and Direct
       Operating Expenses For the period from April 18, 2004 (commencement of operations) to September 30, 2004 (unaudited)


1.  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the period from April 18, 2004 (commencement of operations) to September 30, 2004 has been prepared from the operating statements provided by the owners of the property during that period and requires management of Publix Center to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the period from April 18, 2004 (commencement of operations) to September 30, 2004.

                                   FIVE FORKS
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003
            and the nine months ended September 30, 2004 (unaudited)

                                                                                         FOR THE                    FOR THE
                                                                                    NINE MONTHS ENDED             YEAR ENDED
                                                                                   SEPTEMBER 30, 2004          DECEMBER 31, 2003
                                                                                  ----------------------     ----------------------
                                                                                       (unaudited)                (unaudited)
Gross income:
    Base rental income                                                            $           493,104        $            633,672
    Operating expense and real estate tax recoveries                                           58,221                      70,261
                                                                                  ----------------------     ----------------------

             Total gross income                                                               551,325                     703,933
                                                                                  ----------------------     ----------------------

Direct operating expenses:
    Operating expenses                                                                         41,158                      53,780
    Real estate taxes                                                                          68,250                      81,900
    Insurance                                                                                   7,307                       8,768
                                                                                  ----------------------     ----------------------

             Total direct operating expenses                                                  116,715                     144,448
                                                                                  ----------------------     ----------------------

             Excess of gross income over direct operating expenses                $           434,610        $            559,485
                                                                                  ======================     ======================

See accompanying notes to historical summary of gross income and direct operating expenses.

                                   FIVE FORKS
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003
            and the nine months ended September 30, 2004 (unaudited)


1.  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004, respectively, has been prepared from the operating statements provided by the owners of the property during that period and requires management of Five Forks to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2003 and the nine months ended September 30, 2004, respectively.

                                     GATEWAY STATION
                         Historical Summary of Gross Income and Direct
             Operating Expenses For the period from June 21, 2004 (commencement of operations) to September 30, 2004 (unaudited)


                                                                                      FOR THE PERIOD FROM JUNE 21, 2004
                                                                                         (COMMENCEMENT OF OPERATIONS)
                                                                                            TO SEPTEMBER 30, 2004
                                                                                     -------------------------------------
                                                                                                 (unaudited)
Gross income:
    Base rental income                                                             $                                72,431
    Operating expense and real estate tax recoveries                                                                16,167
                                                                                     --------------------------------------

             Total gross income                                                                                     88,598
                                                                                     --------------------------------------

Direct operating expenses:
    Operating expenses                                                                                               5,665
    Real estate taxes                                                                                               62,000
    Insurance                                                                                                        3,376
                                                                                     --------------------------------------

             Total direct operating expenses                                                                        71,041
                                                                                     --------------------------------------

             Excess of gross income over direct operating expenses                 $                                17,557
                                                                                     ======================================

See accompanying notes to historical summary of gross income and direct operating expenses.

                                 GATEWAY STATION
                  Historical Summary of Gross Income and Direct
       Operating Expenses For the period from June 21, 2004 (commencement of operations) to September 30, 2004 (unaudited)


1.  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the period from June 21, 2004 (commencement of operations) to September 30, 2004 has been prepared from the operating statements provided by the owners of the property during that period and requires management of Gateway Station to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the period from June 21, 2004 (commencement of operations) to September 30, 2004.

                             SHOPS AT FOREST COMMONS
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003
            and the nine months ended September 30, 2004 (unaudited)


                                                                                       FOR THE                     FOR THE
                                                                                  NINE MONTHS ENDED              YEAR ENDED
                                                                                 SEPTEMBER 30, 2004           DECEMBER 31, 2003
                                                                                ----------------------     ------------------------
                                                                                     (unaudited)                 (unaudited)
Gross income:
    Base rental income                                                          $             386,076      $               405,451
    Operating expense and real estate tax recoveries                                          124,949                      103,538
                                                                                ----------------------     ------------------------

             Total gross income                                                               511,025                      508,989
                                                                                ----------------------     ------------------------

Direct operating expenses:
    Operating expenses                                                                         76,399                       67,720
    Real estate taxes                                                                          76,670                       68,614
    Insurance                                                                                   3,562                       10,672
                                                                                ----------------------     ------------------------

             Total direct operating expenses                                                  156,631                      147,006
                                                                                ----------------------     ------------------------

             Excess of gross income over direct operating expenses              $           354,394        $               361,983
                                                                                ======================     ========================

See accompanying notes to historical summary of gross income and direct operating expenses.

                             SHOPS AT FOREST COMMONS
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2003
            and the nine months ended September 30, 2004 (unaudited)


1.  Basis of Presentation

The Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004, respectively, has been prepared from the operating statements provided by the owners of the property during that period and requires management of Shops at Forest Commons to make estimates and assumptions that affect the amounts of the revenues and expense during that period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the year ended December 31, 2003 and the nine months ended September 30, 2004, respectively.

             Report of Independent Registered Public Accounting Firm


The Board of Directors and Shareholders
Inland Western Retail Real Estate Trust, Inc.:

We have audited the consolidated financial statements of Inland Western Retail Real Estate Trust, Inc. (the Company) as listed in the accompanying index. In connection with our audit of the consolidated financial statements, we also have audited the financial statement schedule as listed in the accompanying index. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Inland Western Retail Real Estate Trust, Inc. as of December 31, 2003 and the results of their operations and their cash flows for the period from March 5, 2003 (inception) to December 31, 2003, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


KPMG LLP


Chicago, Illinois
February 13, 2004

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                           Consolidated Balance Sheet

                                December 31, 2003


                                     ASSETS


Investment properties:
  Land                                                          $           36,280,244
  Building and other improvements                                           86,439,670
                                                                    --------------------

                                                                           122,719,914
  Less accumulated depreciation                                               (140,497)
                                                                    --------------------

Net investment properties                                                  122,579,417

Cash and cash equivalents                                                   64,381,134
Accounts and rents receivable                                                1,147,551
Due from affiliates                                                            918,750
Note receivable                                                              7,552,155
Acquired in-place lease intangibles (net of   accumulated
  amortization of $51,773)                                                   8,753,908
Acquired above market lease intangibles (net of   accumulated
  amortization of $5,227)                                                    1,590,446
Loan fees (net of accumulated amortization of   $24,835)                     1,434,160
Other assets                                                                 3,744,642
                                                                    --------------------

Total assets                                                    $          212,102,163
                                                                    ====================


          See accompanying notes to consolidated financial statements.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                           Consolidated Balance Sheet
                                   (continued)

                                December 31, 2003


                      LIABILITIES AND STOCKHOLDER'S EQUITY


Liabilities:
Accounts payable                                                $              505,448
Accrued offering costs due to affiliates                                     1,369,366
Accrued real estate taxes                                                    1,392,069
Distributions payable                                                          927,539
Security deposits                                                              108,189
Mortgages payable                                                           29,627,000
Line of credit                                                               5,000,000
Prepaid rental and recovery income                                             104,756
Advances from sponsor                                                        1,202,519
Acquired below market lease intangibles (net of accumulated
  amortization of $15,386)                                                   5,910,413
Other liabilities                                                               71,927
Due to affiliates                                                            2,154,158
                                                                    --------------------

Total liabilities                                                           48,373,384
                                                                    --------------------

Stockholders' equity:
Preferred stock, $.001 par value, 10,000,000 shares
  authorized, none outstanding                                                   -
Common stock, $.001 par value, 250,000,000 shares
  authorized, 18,737,141 shares issued and outstanding                          18,737
Additional paid in capital (net of offering costs of
  $22,144,814 of which $1,369,366 was paid or accrued to
  affiliate                                                                165,168,650
Accumulated distributions in excess of net loss                             (1,458,608)
                                                                    --------------------

Total stockholders' equity                                                 163,728,779
                                                                    --------------------

Commitments and contingencies (Note 11)

Total liabilities and stockholders' equity                      $          212,102,163
                                                                    ====================

          See accompanying notes to consolidated financial statements.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                      Consolidated Statement of Operations

     For the period from March 5, 2003 (inception) through December 31, 2003


Income:
  Rental income                                                 $              606,645
  Real estate tax recovery income                                               95,654
  Common area costs recovery income                                             42,334
  Interest income                                                               37,648
                                                                    --------------------

Total income                                                                   782,281
                                                                    --------------------

Expenses:
  Professional services                                                         88,058
  General and administrative expenses to affiliates                            104,259
  General and administrative expenses to non-affiliates                        127,896
  Property operating expenses to affiliates                                     16,627
  Property operating expenses to non-affiliates                                 30,963
  Real estate tax                                                               95,654
  Interest                                                                     135,735
  Depreciation                                                                 140,497
  Amortization                                                                  76,608
  Acquisition cost expenses to affiliates                                        7,563
  Acquisition cost expenses to non-affiliates                                  131,700
                                                                    --------------------

Total expenses                                                                 955,560
                                                                    --------------------

Net loss                                                        $             (173,279)
                                                                    ====================

Net loss per common share, basic and diluted                    $                 (.07)
                                                                    ====================

Weighted average number of common shares outstanding, basic
and diluted                                                                  2,520,986
                                                                    ====================

           See accompanying notes to consolidated financial statements

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                 Consolidated Statement of Stockholders' Equity

       For the period from March 5, 2003 (inception) to December 31, 2003


                                                                                                  ACCUMULATED
                                                                                  ADDITIONAL      DISTRIBUTIONS
                                                                   COMMON          PAID-IN        IN EXCESS OF
                                             NUMBER OF SHARES       STOCK          CAPITAL          NET INCOME          TOTAL
                                             ---------------- ---------------- ----------------- ----------------- ----------------
Balance at March 5, 2003 (inception)                   -                -                -                -                  -

Net loss                                               -                -                -            (173,279)          (173,279)
Distributions declared ($.15 per weighted
  average number of shares outstanding)                -                -                -          (1,285,329)        (1,285,329)
Proceeds from offering                           18,718,092           18,718      187,127,565             -             187,146,283
Offering costs                                                          -         (22,144,814)            -             (22,144,814)
Proceeds from DRP                                    19,049               19          180,949             -                 180,968
Common stock option expense                            -                -               4,950             -                   4,950
                                             --------------- ---------------- ----------------- ----------------- ------------------

Balance at December 31, 2003                     18,737,141   $       18,737    $ 165,168,650   $   (1,458,608)      $  163,728,779
                                             =============== ================ ================= ================= ==================

          See accompanying notes to consolidated financial statements.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                             STATEMENT OF CASH FLOWS

     For the period from March 5, 2003 (inception) through December 31, 2003


Cash flows from operations:
Net loss                                                                 $             (173,279)
Adjustments to reconcile net loss to net cash provided by operating activities:
  Depreciation                                                                          140,497
  Amortization                                                                           76,608
  Amortization on acquired above market leases                                            5,227
  Amortization on acquired below market leases                                          (15,386)
  Stock option expense                                                                    4,950
Changes in assets and liabilities:
  Accounts and rents receivable                                                      (1,147,551)
  Accrued real estate taxes                                                           1,240,567
  Accounts payable                                                                      306,996
  Prepaid rental and recovery income                                                    104,756
  Other liabilities                                                                      71,927
  Security deposits                                                                     108,189
                                                                             --------------------

Net cash flows provided by operating activities                                         723,501
                                                                             --------------------

Cash flows from investing activities:
  Purchase of investment properties                                                (122,719,914)
  Acquired above market leases                                                       (1,595,673)
  Acquired in place lease intangibles                                                (8,805,681)
  Acquired below market leases                                                        5,925,799
  Other assets                                                                         (830,697)
  Funding of note receivable                                                         (7,552,155)
  Due to affiliates                                                                   2,154,158
                                                                             --------------------

Net cash flows used in investing activities                                        (133,424,163)
                                                                             --------------------

Cash flows from financing activities:
  Proceeds from offering                                                            187,146,283
  Proceeds from the DRP                                                                 180,968
  Payment of offering costs                                                         (20,775,448)
  Loan proceeds                                                                      29,627,000
  Proceeds from unsecured line of credit                                              5,000,000
  Loan fees                                                                          (4,022,986)
  Distributions paid                                                                   (357,790)
  Due from affiliates                                                                  (918,750)
  Advances from sponsor                                                                1,202,519
                                                                             --------------------

Net cash flows provided by financing activities                                     197,081,796
                                                                             --------------------

                 See accompanying notes to financial statements

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                             STATEMENT OF CASH FLOWS
                                   (continued)

     For the period from March 5, 2003 (inception) through December 31, 2003


Net increase in cash and cash equivalents                               $            64,381,134
Cash and cash equivalents, at beginning of period                                         -
                                                                             --------------------

Cash and cash equivalents, at end of period                              $           64,381,134
                                                                             ====================

Supplement disclosure of cash flow information:

Cash paid for interest                                                   $              135,735
                                                                             ====================

Supplement schedule of non-cash financing activities:

Distributions payable                                                    $              927,539
                                                                             ====================

Accrued offering costs payable                                           $            1,369,366
                                                                             ====================

                 See accompanying notes to financial statements

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2003


(1)  Organization

Inland Western Retail Real Estate Trust, Inc. (the "Company") was formed on March 5, 2003 to acquire and manage a diversified portfolio of real estate, primarily multi-tenant shopping centers. The Advisory Agreement provides for Inland Western Retail Real Estate Advisory Services, Inc. (the "Advisor"), an Affiliate of the Company, to be the Advisor to the Company. On September 15, 2003, the Company commenced an initial public offering of up to 250,000,000 shares of common stock at $10 each and the issuance of 20,000,000 shares at $9.50 each which may be distributed pursuant to the Company's distribution reinvestment program.

The Company is qualified and has elected to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 2003. Since the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes at least 90% of its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The Company provides the following programs to facilitate investment in the Company's shares and to provide limited liquidity for stockholders.

The Company allows stockholders who purchase shares in the offering to purchase additional shares from the Company by automatically reinvesting distributions through the distribution reinvestment program ("DRP"), subject to certain share ownership restrictions. Such purchases under the DRP are not be subject to selling commissions or the marketing contribution and due diligence expense allowance, and are made at a price of $9.50 per share.

The Company will repurchase shares under the share repurchase program ("SRP"), if requested, at least once quarterly on a first-come, first-served basis, subject to certain restrictions. Subject to funds being available, the Company will limit the number of shares repurchased during any calendar year to 5% of the weighted average number of shares outstanding during the prior calendar year. Funding for the SRP will come exclusively from proceeds that the Company receives from the sale of shares under the DRP and such other operating funds, if any, as the Company's board of directors, at its sole discretion, may reserve for this purpose. The board, at its sole discretion, may choose to terminate the share repurchase program after the end of the offering period, or reduce the number of shares purchased under the program, if it determines that the funds allocated to the SRP are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution. A determination by the board to eliminate or reduce the share repurchase program will require the unanimous affirmative vote of the independent directors. As of December 31, 2003, no shares have been repurchased by the Company.

The accompanying Consolidated Financial Statements include the accounts of the Company, as well as all wholly owned subsidiaries. Wholly owned subsidiaries generally consist of limited liability companies ("LLC's"). The effects of all significant intercompany transactions have been eliminated.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                                December 31, 2003


(2)  Summary of Significant Accounting Policies

The preparation of the financial statements in conformity with accounting principles generally accepted in the United State of America ("GAAP") requires management of the Company to make estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Highly liquid investments with a maturity of three months or less when purchased are classified as cash equivalents.

Costs associated with the offering are deferred and charged against the gross proceeds of the offering upon closing. Formation and organizational costs are expensed as incurred. As of December 31, 2003, $7,500 of organizational costs were expensed.

The Company applies the fair value method of accounting as prescribed by SFAS No. 123, Accounting for Stock-Based Compensation for its stock options granted. Under this method, the Company will report the value of granted options as a charge against earnings ratably over the vesting period.

Real estate acquisitions are recorded at costs less accumulated depreciation. Ordinary repairs and maintenance are expensed as incurred.

Depreciation expense is computed using the straight line method. Building and improvements are depreciated based upon estimated useful lives of 30 years for building and improvements and 15 years for site improvements.

The Company performed an impairment analysis for its long-lived assets in accordance with Statement of Financial Accounting Standards No. 144 ("SFAS 144") to ensure that the investment property's carrying value does not exceed its fair value. The valuation analysis performed by the Company was based upon many factors which require difficult, complex or subjective judgments to be made. Such assumptions include projecting vacancy rates, rental rates, operating expenses, lease terms, tenant financial strength, economy, demographics, property location, capital expenditures and sales value among other assumptions to be made upon valuing each property. This valuation is sensitive to the actual results of any of these uncertain factors, either individually or taken as a whole. Based upon the Company's judgment, no impairment was warranted as of December 31, 2003.

Tenant improvements are amortized on a straight line basis over the life of the related lease as a component of amortization expense.

Leasing fees are amortized on a straight-line basis over the life of the related lease.

Loan fees are amortized on a straight-line basis over the life of the related loans.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                                December 31, 2003

The Company allocates the purchase price of the each acquired investment property between land, building and improvements, acquired above market and below market leases, in-place lease value, customer relationship value, and any assumed financing that is determined to be above or below market terms. The allocation of the purchase price is an area that requires judgment and significant estimates. The Company uses the information contained in the independent appraisal obtained at acquisition as the primary basis for the allocation to land and building and improvements. The aggregate value of intangibles is measured based on the difference between the stated price and the property value as if vacant. The Company determines whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties. The Company also allocates a portion of the purchase price to the estimated acquired in-place lease costs based on estimated lease execution costs for similar leases and we consider various factors including geographic location and size of leased space. The Company also evaluates each acquired lease based upon current market rates at the acquisition date and we consider various factors including geographical location, size and location of leased space within the investment property, tenant profile, and the credit risk of the tenant in determining whether the acquired lease is above or below market lease costs. After an acquired lease is determined to be above or below market lease costs, the Company allocates a portion of the purchase price to such above or below acquired lease costs based upon the present value of the difference between the contractual lease rate and the estimated market rate. The determination of the discount rate used in the present value calculation is based upon the "risk free rate." This discount rate is a significant factor in determining the market valuation which requires our judgment of subjective factors such as market knowledge, economic, demographics, location, visibility, location, age and physical condition of the property.

The application of SFAS 141 and SFAS 142 resulted in the recognition upon acquisition of additional intangible assets and liabilities relating to the 2003 real estate acquisitions. The portion of the purchase price allocated to acquired above market lease costs and acquired below market lease costs are amortized on a straight line basis over the life of the related lease as an adjustment to rental income. Amortization pertaining to the above market lease costs of $5,227 was applied as a reduction to rental income for the period from March 5, 2003 (inception) to December 31, 2003. Amortization pertaining to the below market lease costs of $15,386 was applied as an increase to rental income for the period from March 5, 2003 (inception) to December 31, 2003. The table below presents the amortization during the next five years related to the acquired above market lease costs and the below market lease costs for properties owned at December 31, 2003:


Amortization of:                           2004            2005            2006           2007            2008         Thereafter
                                           ----            ----            ----           ----            ----         ----------
Acquired above
market lease costs                         (431,185)       (431,185)       (429,043)       (37,016)        (37,016)       (225,001)

Acquired below
market lease costs                          582,355         582,355         582,355        561,053         531,230       3,071,065

Net rental income
increase / (decrease)                       151,170         151,170         153,312        524,037         494,214       2,846,064

Acquired in place lease
  intangibles                               963,821         963,821         963,821        963,821         963,821       3,934,803

The portion of the purchase price allocated to acquired in-place lease intangibles are amortized on a straight line basis over the life of the related lease. We incurred amortization expense pertaining to acquired in-place lease intangibles of $51,773 for the period from March 5, 2003 (inception) to December 31, 2003.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                                December 31, 2003

Rental income is recognized on a straight-line basis over the term of each lease. The difference between rental income earned on a straight-line basis and the cash rent due under the provisions of the lease agreements is recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets.

The carrying amount of the Company's debt approximates fair value. The carrying amount of the Company's other financial instruments approximate fair value because of the relatively short maturity of these instruments.

Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements" ("SAB 101"), determined that a lessor should defer recognition of contingent rental income (i.e. percentage/excess rent) until the specified target (i.e. breakpoint) that triggers the contingent rental income is achieved. The Company records percentage rental revenue in accordance with the SAB 101.

(3)  Transactions with Affiliates

The Advisor contributed $200,000 to the capital of the Company for which it received 20,000 shares of common stock.

As of December 31, 2003, the Company had incurred $22,144,814 of offering costs. Pursuant to the terms of the offering, the Advisor has guaranteed payment of all public offering expenses (excluding sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 5.5% of the gross proceeds of the offering or all organization and offering expenses (including selling commissions) which together exceed 15% of gross proceeds. As of December 31, 2003, offering costs did not exceed the 5.5% and 15% limitations. The Company anticipates that these costs will not exceed these limitations upon completion of the offering.

Certain compensation and fees payable to the Advisor for services to be provided to the Company are limited to maximum amounts.


Nonsubordinated payments:
      Offering stage:

           Selling commissions                       7.5% of the sale price for each share

           Marketing contribution                    3.0% of the gross offering proceeds
           and due diligence
           allowance

           Reimbursable expenses                     We will reimburse our sponsor for actual costs incurred, on our
           and other expenses of                     behalf, in connection with the offering
           issuance

       Acquisition stage:

            Acquisition expenses                      We will reimburse an affiliate of our Advisor for costs incurred, on our behalf, in connection with the acquisition of properties

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                                December 31, 2003


       Operational stage:
            Property management fee                   4.5% of the gross income from the properties.
            THIS FEE TERMINATES UPON A                (cannot exceed 90% of the fee which would be payable to
            BUSINESS COMBINATION WITH THE             an unrelated third party)
            PROPERTY MANAGEMENT COMPANY.

            Loan servicing fee                        .03% of the total principal amount of the loans being serviced
                                                      For each full year, up to the first $100 million and a lesser percentage on a sliding scale thereafter

            Other property level services             Compensation for these services will not exceed 90% of that which would be paid to any third party for such services

            Reimbursable expenses                     The compensation and reimbursements to our Advisor and
            relating to administrative                its affiliates will be approved by a majority of our directors services

       Liquidation stage:

            Property disposition fee                  Lesser of 3% of sales price or 50% of the customary
            THIS FEE TERMINATES UPON A                commission which would be paid to a third party
            BUSINESS COMBINATION WITH
            THE ADVISOR

Subordinated payments:

       Operational stage:

            Advisor asset management fee              Not more than 1% per annum of our average assets;
            THIS FEE TERMINATES UPON A                Subordinated to a non-cumulative, non-compounded return,
            BUSINESS COMBINATION WITH                 equal to 6% per annum
            THE ADVISOR

       Liquidation stage:

            Incentive advisory fee                    After the stockholders have first received a 10% cumulative,
            THIS FEE TERMINATES UPON A                non-compounded return per year and a return of their net investment,
            BUSINESS COMBINATION WITH                 an incentive advisory fee equal to 15% on net proceeds
            THE ADVISOR                               from the sale of a property will be paid to the Advisor

On October 31, 2003, the Company acquired an existing shopping center known as The Shops at Park Place through the purchase of all of the membership interests of the general partner and the membership interests of the limited partner of the limited partnership holding title to this property. The center contains approximately 116,300 gross leasable square feet and is located in Plano, Texas. An affiliate of our Advisor, Inland Park Place Limited Partnership, acquired this property on September 30, 2003 from CDG Park Place LLC, an unaffiliated third party for $23,868,000. Inland Park Place Limited Partnership agreed to sell this property to the Company when sufficient funds from the sale of shares to acquire

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   (continued)

                                December 31, 2003

this property were raised. Inland Park Place Limited Partnership agreed to sell this property to the Company for the price the affiliate paid to the unaffiliated third party, plus any actual costs incurred. The Company's board of directors unanimously approved acquiring this property, including a unanimous vote of the independent directors. The total acquisition cost to the Company was $24,000,000, which included $132,000 of costs incurred by the affiliate.

The Advisor and its affiliates are entitled to reimbursement for salaries and expenses of employees of the Advisor and its affiliates relating to the offering. In addition, an affiliate of the Advisor is entitled to receive selling commissions, and the marketing contribution and due diligence expense allowance from the Company in connection with the offering. Such costs are offset against the Stockholders' equity accounts. Such costs totaled $16,859,779 for the period from March 5, 2003 (inception) to December 31, 2003, of which $1,369,366 was unpaid at December 31, 2003.

The Advisor and its affiliates are entitled to reimbursement for general and administrative costs of the Advisor and its affiliates relating to our administration. Such costs are included in general and administrative expenses to affiliates, professional services to affiliates, and acquisition cost expenses to affiliates, in addition to costs that were capitalized pertaining to property acquisitions. During the period from March 5, 2003 (inception) to December 31, 2003, the Company incurred $194,017 of these costs, of which $40,703 remained unpaid as of December 31, 2003.

An affiliate of the Advisor provides loan servicing to the Company for an annual fee. The agreement allows for annual fees totaling .05% of the first $100,000,000 in mortgage balance outstanding and .03% of the remaining mortgage balance, payable monthly. Such fees totaled $328 in the period from March 5, 2003 (inception) to December 31, 2003.

The Company used the services of an affiliate of the Advisor to facilitate the mortgage financing that the Company obtained on some of the properties purchased. Such costs are capitalized as loan fees and amortized over the respective loan term. During the period from March 5, 2003 (inception) to December 31, 2003, the Company paid loan fees totaling $59,523 to this affiliate.

The property managers, entities owned principally by individuals who are affiliates of the Advisor, are entitled to receive property management fees totaling 4.5% of gross operating income, for management and leasing services. The Company incurred and paid property management fees of $16,627 for the period from March 5, 2003 (inception) to December 31, 2003. None remained unpaid as of December 31, 2003.

The Company established a discount stock purchase policy for affiliates of the Company and the Advisor that enables the affiliates to purchase shares of common stock at a discount at either $8.95 or $9.50 per share depending when the shares are purchased. The Company sold 59,497 shares to affiliates and recognized an expense related to these discounts of $62,472 for the period from March 5, 2003 (inception) to December 31, 2003.

As of December 31, 2003 the Company was due funds from affiliates in the amount of $918,750 which is comprised of $73,750 due from an affiliate for costs paid on their behalf by the Company and $845,000 which is due from the sponsor for reimbursement of December distributions paid in January by the Company. The sponsor has agreed to advance funds to the Company for distributions paid to our shareholders until funds from operations are adequate to cover the distributions. As of December 31, 2003 the Company owed funds to the sponsor in the amount of $1,202,517 for repayment of these funds.

As of December 31, 2003 the Company owed funds to an affiliate in the amount of $2,154,158 for the reimbursement of costs paid by the affiliate on behalf of the Company.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                                December 31, 2003


(3)  Stock Option Plan

The Company has adopted an Independent Director Stock Option Plan which, subject to certain conditions, provides for the grant to each independent director of an option to acquire 3,000 shares following their becoming a director and for the grant of additional options to acquire 500 shares on the date of each annual stockholders' meeting. The options for the initial 3,000 shares are exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $8.95 per share. The subsequent options will be exercisable at the fair market value of a share on the last business day preceding the annual meeting of stockholders. As of December 31, 2003, we have issued 3,000 options to acquire shares to each of our independent directors, for a total of 15,000 options, of which none have been exercised or expired.

The per share weighted average fair value of options granted was $0.60 on the date of the grant using the Black Scholes option-pricing model with the following assumptions: expected dividend yield of 8%, risk free interest rate of 2.0%, expected life of five years and expected volatility rate of 18.0%. The Company has recorded $3,000 as expense for the 5,000 options (1,000 options per director) vesting upon the date of grant as of December 31, 2003 and will record the remaining $6,000 in expense ratably over the remaining two-year vesting period.

(4)  New Accounting Pronouncements

In January 2003, FASB ISSUED INTERPRETATION 46, Consolidation of Variable Interest Entities or Interpretation 46, which addresses the consolidation of certain entities in which a company has a controlling financial interest through means other than voting rights. This interpretation was revised in December 2003. For calendar year companies, Interpretation 46 contains an effective date of December 31, 2003 for special purpose entities and periods ending after March 15, 2004 for all other entities. The Company does not own interests in special purpose entities and management does not believe that the adoption of Interpretation 46 will have a material impact on the Company's financial statements.

On May 15, 2003, the Financial Accounting Standards Board issued Statement No. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY. The Statement requires issuers to classify as liabilities (or assets in some circumstances) three classes of freestanding financial instruments that embody obligations for the issuer. Generally, the Statement is effective for financial instruments entered into or modified after May 31, 2003 and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The Company adopted the provisions of the Statement on July 1, 2003.

The Company did not enter into any financial instruments within the scope of the Statement during the period from March 5, 2003 (inception) to December 31, 2003. To the extent stockholders request shares to be repurchased by the Company under the Share Repurchase Program, the Company's obligation to repurchase such shares will be classified as a liability at the redemption amount at the date documentation is complete and accepted by the Company in accordance with the plan documents.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                                December 31, 2003


(5) Leases

Minimum lease payments to be received in the future under operating leases, assuming no expiring leases are renewed, are as follows:


                                                                                MINIMUM LEASE
                                                                                  PAYMENTS
                                                                             --------------------
               2004                                                       $           10,053,640
               2005                                                                    9,758,805
               2006                                                                    9,684,354
               2007                                                                    9,273,557
               2008                                                                    9,033,324
               Thereafter                                                             78,836,462
                                                                             --------------------
               Total                                                      $          126,640,142
                                                                             ====================

The remaining lease terms range from one year to 56 years. Pursuant to the lease agreements, tenants of the property are required to reimburse the Company for some or all of their pro rata share of the real estate taxes, operating expenses and management fees of the properties. Such amounts are included in additional rental income.

(6) Note Receivable

The note receivable balance of $7,552,155 as of December 31 2003 consists of an installment note from Fourth Quarter Properties XIV, LLC (Fourth) that matures on January 15, 2004. This installment note is secured by a 49% interest in Fourth, which owns the remaining portion of the Newnan Crossing shopping center and is also guaranteed personally by the owner of Fourth. Interest only at a rate of 7.6192% per annum is due on the note.

The installment note was advanced to Fourth in contemplation of the Company purchasing the remaining portions of Newnan Crossing. The Company did not call the note on January 15, 2004 and subsequently purchased the property on February 13, 2004 at which time the note was paid in full by Fourth.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                                December 31, 2003

(7) Mortgages Payable

Mortgages payable consist of the following at December 31, 2003:


                                                                           BALANCE AT
                                              INTEREST     MATURITY       DECEMBER 31,
FIXED RATE MORTGAGES PAYABLE                  RATE AT        DATE             2003
-------------------------------------------- ----------- ------------- --------------------
Property as collateral:

Darien Commons                                 4.65%       06/01/10         $   16,500,000
Park Place                                     4.71%       11/01/08             13,127,000
                                                                       --------------------
Total Fixed Rate Mortgages Payable                                          $   29,627,000
                                                                       ====================

The following table shows the mortgage debt maturing during the next five years as of December 31, 2003.


                2004    $             -
                2005                  -
                2006                  -
                2007                  -
                2008              13,127,000
          Thereafter              16,500,000
                           ------------------

                        $         29,627,000
                           ==================

All of the Company's mortgage loans require monthly payments of interest only. The fixed-rate loans may be prepaid with a penalty after specific lockout periods.

On February 9, 2004, the Company entered into a rate lock agreement with Bear Stearns and paid a rate lock deposit of $1,200,000 to lock the interest rate at 4.372% for a period of 90 days on $60,000,000. The rate lock was entered into to secure the interest rate on mortgage debt to be identified as debt is placed on properties the Company currently owns or will acquire in the future.

(8)  Line of Credit

On December 24, 2003, the Company entered into a $150,000,000 unsecured line of credit arrangement with KeyBank N.A. for a period of one year. The funds from this line of credit will be used to provide liquidity from the time a property is purchased until permanent debt is place on the property. The Company is required to pay interest only on the outstanding balance from time to time under the line at the rate equal to LIBOR plus 175 basis points. The Company is also required to pay, on a quarterly basis, an amount ranging from .15% to .30%, per annum, on the average daily undrawn funds remaining under this line. The line of credit requires compliance with certain covenants, such as debt service rations, minimum net worth requirements, distribution limitations and investment restrictions. As of December 31, 2003, the Company was in compliance with such covenants. In connection with obtaining this line of credit, the Company paid fees in an amount totaling approximately $1,044,000 (which includes a .65% commitment fee). The outstanding balance on the line of credit was $5,000,000 as of December 31, 2003 with an effective interest rate of 2.9375% per annum.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                                December 31, 2003


(9)  Segment Reporting

The Company owns and seeks to acquire multi-tenant shopping centers primarily in the western United States. All of the Company's shopping centers are currently located in Connecticut, Georgia, Illinois, Indiana, North Carolina, Oklahoma, and Texas. The Company's shopping centers are typically anchored by grocery and drugstores complemented with additional stores providing a wide range of other goods and services to shoppers.


The Company assesses and measures operating results on an individual property basis for each of its properties based on net property operations. Since all of the Company's properties exhibit highly similar economic characteristics, cater to the day-to-day living needs of their respective surrounding communities, and offer similar degrees of risk and opportunities for growth, the properties have been aggregated and reported as one operating segment.

Net property operations are summarized in the following table for the period from March 5, 2003 (inception) to December 31, 2003, and a reconciliation to net loss.


Property rental and additional rental
  income                                       $             744,633
Total property operating expenses                           (143,244)
Mortgage interest                                           (132,471)
                                                    -----------------

Net property operations                                      468,918
                                                    ----------------

Interest income                                               37,648
Less non-property expenses:
  Professional services                                      (88,058)

General and administrative expenses                         (235,419)
Acquisition cost expenses                                   (139,263)
Depreciation and amortization                               (217,105)
                                                    -----------------

Net loss                                       $            (173,279)
                                                  ====================

The following table summarizes property asset information as of December 31, 2003.


Total assets:
  Shopping centers                             $          142,804,128
  Non-segment assets                                       69,298,035
                                                  --------------------

                                               $          212,102,163
                                                  ====================

The Company does not derive any of it's consolidated revenue from foreign countries and does not have any major customer that individually account for 10% or more of the Company's consolidated revenues

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

                                December 31, 2003


(10)  Earnings (loss) per Share

Basic and diluted earnings (loss) per share ("EPS") is computed by dividing income by the weighted average number of common shares outstanding for the period (the "common shares"). As a result of the net loss incurred in 2003, diluted weighted average shares outstanding do not give effect to common stock equivalents as to do so would be anti-dilutive.

The basic and diluted weighted average number of common shares outstanding were 2,520,986 for the period from March 5, 2003 (inception) to December 31, 2003.

(11)  Commitments and Contingencies

On December 10, 2003, in connection with the purchase of Stony Creek Market Place, the Company entered into an earnout agreement with the seller of the property. The earnout agreement stipulates that the seller shall retain the right, for a 48 month period after the date of purchase, to purchase the development and leasing rights to a vacant 50,000 square foot padsite included in the purchase of the property. If the seller develops and leases the padsite within the 48 month period, the Company is required to purchase the seller's interest in the leases based on an agreed upon base rent divider stipulated in the purchase and sale agreement. If the base rent divider should fall above or below certain limits, then the seller and purchaser have certain rights to terminate this agreement.

On December 31, 2003, in connection with the purchase of Pavilion at King's Grant, the purchase and sale contract stipulates that if anytime during the period from January 1, 2004 through December 31, 2007 the tenant, Toys R Us located in the shopping center, should increase their base rent up to a maximum amount of $250,000 and no decrease occurs in their requirement to pay for a certain percentage of expenses at the property, then the Company would be obligated to pay the seller additional funds related to the purchase based on a income capitalization formula stipulated in the purchase and sale agreement. After December 31, 2007 the Company is no longer obligated to pay the seller additional funds.

As part of the purchase and sale agreement for Newnan Crossing, the Company is obligated to purchase the remaining portion of the shopping center that is currently under construction (approximately 28,000 square feet to be occupied by Linen's N Things) after construction is complete and the tenant has moved in and is paying rent. The purchase price for this portion of the center will be based on an income capitalization formula.

(12)  Subsequent Events

The Company issued 12,698,273 shares of common stock from January 1, 2004 through February 13, 2004 in connection with the offering, resulting in gross proceeds of $126,917,854.

The Company is currently considering acquiring seven properties for an estimated purchase price of $167,000,000. Our decision to acquire each property will generally depend upon no material adverse change occurring relating to the property, the tenants or in the local economic conditions and our receipt of satisfactory due diligence information including appraisals, environmental reports and lease an information prior to purchasing the property.

The Company has signed an application for an addition of $75,000,000 to the line of credit with Key Bank. Fundings under the line of credit will require interest only payments based on the provisions of the existing line of credit with Key Bank. As of February 13, 2004, the Company's outstanding balance owed on the line of credit is $70,000,000.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   Notes to Consolidated Financial Statements
                                   (continued)

                                December 31, 2003


The Company has acquired the following properties during the period January 1 to February 13, 2004. The respective acquisitions are summarized in the table below.


                                                             APPROXIMATE      GROSS LEASABLE
             DATE                                YEAR       PURCHASE PRICE        AREA
           ACQUIRED      PROPERTY                BUILT           ($)            (SQ. FT.)          MAJOR TENANTS
           --------      --------                -----           ---            ---------          -------------
           01/06/04    CorWest Plaza              2000/         33,000,000           115,011      Stop & Shop
                         New Britain, CT           2001                                           CVS Pharmacy
                                                                                                  Liquor Depot

           01/09/04    Hickory Ridge               1999         41,900,000           310,360      Best Buy
                         Hickory, NC                                                              Kohl's
                                                                                                  Marshall's
                                                                                                  Linens N Things
                                                                                                  Old Navy
                                                                                                  Party City
                                                                                                  Shoe Carnival
                                                                                                  A.C. Moore

           01/14/04    Larkspur Landing           1978/         61,100,000           173,814      Bed Bath & Beyond
                         Larkspur, CA              2001                                           24 Hour Fitness

           01/15/04    North Ranch Pavilions       1992         18,468,000            62,812      Bank of America
                         Thousand Oaks, CA

           01/20/04    Metro Square Center         1999         11,031,000            61,817      Shoppers Food
                         Severn, MD                                                                 Warehouse

           01/21/04    La Plaza Del Norte         1996/         59,100,000           320,362      Best Buy
                         San Antonia, TX           1999                                           Bealls
                                                                                                  Ross Stores
                                                                                                  Office Max
                                                                                                  Oshman's Superstores
                                                                                                  Cost Plus
                                                                                                  DSW Shoe Warehouse
                                                                                                  David's Bridal
                                                                                                  Petco

           02/05/04    MacArthur Crossing         1995/         23,100,000           110,975      Stein Mart
                       Los Colinas, TX             1996

           02/13/04    Promenade at Red Cliff     1999/         19,618,000            94,936      Old Navy
                         St. George, UT            1998                                           Staples
                                                                                                  Big 5 Sporting Goods

           02/13/04    Newnan Crossing, Phase II   1997         22,362,000           153,798      TJ Maxx
                         Newnan, GA                                                               Office Depot
                                                                                                  Old Navy
                                                                                                  Michaels
                                                                                                  Party City


                                       F-111

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                   Notes to Consolidated Financial Statements
                                   (continued)

                                December 31, 2003


The mortgage debt and financings obtained subsequent to December 31, 2003, are detailed in the list below.


                                                                                          MATURITY     PRINCIPAL BORROWED
        DATE FUNDED              MORTGAGE PAYABLE               ANNUAL INTEREST RATE        DATE               ($)
       -------------- --------------------------------------- -------------------------- ------------ ---------------------
          2/04/04     La Plaza Del Norte                                4.61%             03/01/10              32,528,000
                        San Antonio, TX

          1/30/04     Larkspur Landing                                  4.45%             02/01/09              33,630,000
                        Larkspur, CA

          1/28/04     Shaw's - New Britain  (A)                        4.684%             11/01/33               6,450,000
                        New Britain, CT

          1/21/04     Hickory Ridge                                    4.531%             02/01/09              23,650,000
                        Hickory, NC

          1/07/04     Cor West Plaza                                    4.56%             02/01/09              18,150,000
                        New Britain, CT

          1/05/04     Stony Creek Marketplace                           4.77%             01/01/11              14,162,000
                        Noblesville, IN


(A) In connection with the financing of Shaw's - New Britain on January 28, 2004, the Park Place mortgage debt was modified to be cross-collateralized with the Shaw's - New Britain mortgage debt. All other terms of the Park Place debt generally remained the same.

(13) Supplemental Financial Information (unaudited)

The following represents the results of operations, for the each quarterly period, during 2003.


                                                                                           2003
                                                               DEC. 31          SEPT. 30           JUNE 30          MARCH 31
                                                             ------------      ----------          --------         --------
Total income                                                 $   782,281            -                 -                -
Net loss                                                        (123,235)         (32,794)           (9,750)          (7,500)

Net loss, per common share, basic and diluted:                      (.01)           (1.64)             (.49)            (.38)

Weighted  average number of common shares outstanding,
  basic and diluted                                            8,319,975           20,000            20,000           20,000


                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A MARYLAND CORPORATION)

                                  SCHEDULE III
                    REAL ESTATE AND ACCUMULATED DEPRECIATION

                                DECEMBER 31, 2003

                                                            GROSS AMOUNT AT WHICH CARRIED
                                       INITIAL COSTS (A)          AT END OF PERIOD
                                       -----------------  ------------------------------------
                                             BUILDINGS    ADJUSTMENTS              BUILDINGS               ACCUMULATED
                                                AND           TO                      AND                  DEPRECIATION     DATE
                    ENCUMBRANCE     LAND    IMPROVEMENTS     BASIS       LAND     IMPROVEMENTS   TOTAL (C)     (D)      CONSTRUCTED
                    -----------     ----    ------------     -----       ----     ------------   ----- ---     ---      -----------
Darien Commons       16,500,000   7,000,000   22,468,408       -        7,000,000   22,468,408   29,468,408   56,280           1994

Eckerd Drug Store -
Edmund                    -         975,000    2,400,249       -          975,000    2,400,249    3,375,249    -               2003

Eckerd Drug Store -
Norman                    -         932,000    4,369,730       -          932,000    4,369,730    5,301,730    -               2003

Newnan Crossing           -       4,542,244   12,188,579       -        4,542,244   12,188,579   16,730,823   84,217           1999

Park Place           13,127,000   9,096,000   13,174,867       -        9,096,000   13,174,867   22,270,867    -               2001

Pavilion at King's
Grant                     -       4,300,000    2,741,212       -        4,300,000    2,741,212    7,041,212    -          2002/2003

Shaw's Supermarket        -       2,700,000   11,532,191       -        2,700,000   11,532,191   14,232,191    -               1995

Stony Creek Market
Place                     -       6,735,000   17,564,434       -        6,735,000   17,564,434   24,299,434    -               2003
                    ----------- ------------ ------------  -------    -----------  ----------- ------------ --------

Total:              $29,627,000 $36,280,244  $86,439,670       -      $36,280,244  $86,439,670 $122,719,914 $140,497
                    =========== ============ ===========   =======    ===========  =========== ============ ========

                          DATE
                        ACQUIRED
                        --------
Darien Commons             12/03

Eckerd Drug Store -
Edmund                     12/03

Eckerd Drug Store -
Norman                     12/03

Newnan Crossing            12/03

Park Place                 10/03

Pavilion at King's
Grant                      12/03

Shaw's Supermarket         12/03

Stony Creek Market
Place                      12/03


Total:


                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                            (A Maryland Corporation)

                            Schedule III (continued)
                    Real Estate and Accumulated Depreciation

                                December 31, 2003


Notes:

(A) The initial cost to the Company represents the original purchase price of the property, including amounts incurred subsequent to acquisition which were contemplated at the time the property was acquired.

(B) The aggregate cost of real estate owned at December 31, 2003 for Federal income tax purposes was approximately $127,195,000 (unaudited).

(C)  Reconciliation of real estate owned:


       Balance at March 5, 2003 (inception)           $         -
       Purchases of property                              127,195,469
       Acquired in-place lease intangibles                 (8,805,681)
       Acquired above market lease intangibles             (1,595,673)
       Acquired below below market lease
         intangibles                                        5,925,799
                                                       --------------

       Balance at December 31, 2003                   $   122,719,914
                                                       ==============


(D)  Reconciliation of accumulated depreciation:


       Balance at March 5, 2003 (inception)           $         -
       Depreciation expense                                   140,497
                                                       --------------

       Balance at December 31, 2003                   $       140,497
                                                       ==============


                                   PROSPECTUS
              270,000,000 shares of common stock - maximum offering
                200,000 shares of common stock - minimum offering
                  Inland Western Retail Real Estate Trust, Inc.
                         a Real Estate Investment Trust

$10.00 per share: Minimum Initial Purchase - 300 shares (100 shares for Tax-Exempt Entities)

We intend to operate as a real estate investment trust or a REIT beginning with the tax year ending December 31, 2003. We are not currently qualified as a REIT for federal income tax purposes. We will not be requesting a ruling from the Internal Revenue Service to qualify as a REIT. We were formed in 2003 to acquire and manage properties which are located mainly in states west of the Mississippi River. No public market currently exists for our shares of common stock and our shares cannot be readily sold.

We are offering 250,000,000 shares to investors who meet our suitability standards; and up to 20,000,000 shares to participants in our reinvestment plan (at $9.50 per share).

A minimum of 200,000 shares of common stock must be sold within one year from the date of this prospectus, unless extended, or we will terminate this offering and we will return your subscription payments, with interest within five business days after termination of this offering. Prior to the sale of the minimum offering, your subscription payments will be placed in an escrow account held by the escrow agent, LaSalle Bank National Association. The managing dealer of the offering, Inland Securities Corporation, is our affiliate. The managing dealer is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the 250,000,000 of our shares. This offering will end no later than September 15, 2004, unless we elect to extend it to a date no later than September 15, 2005 in states that permit us to make this extension.

INVESTING IN OUR COMPANY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR A DISCUSSION OF THE MATERIAL RISK FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH YOUR INVESTMENT IN OUR COMMON STOCK. THESE RISKS INCLUDE:

- our common stock is not currently listed or traded on an exchange and cannot be readily sold (and sales by stockholders may be made at a loss);
-    we have no operating history nor established financing sources;
- we have identified only one property to be purchased with the proceeds of this offering;
- if we raise the minimum amount, we will not have sufficient resources to acquire the identified property. We need to raise in excess of $26 million to acquire this property;
- we have no ownership in our advisor and the advisor is owned by our sponsor or their affiliates;
- our advisor and its affiliates will receive substantial fees, including participation in proceeds from the sales, refinancing or liquidation of our assets;
- our advisor, property manager and two of our directors are subject to conflicts of interest as a result of their affiliation with The Inland Group;
-    there are limits on ownership, transferability and redemption of shares;
- risks that incentive structure of fees payable to our advisor and its affiliates may encourage our advisor to make investments that have greater risks to generate higher fees; and
- although we anticipate that aggregate borrowings will not exceed 55% of the combined fair market value of our properties, our charter imposes a limitation on our borrowings of less than 300% of net assets and there are risks associated with a high amount of leverage.

We are unable to specifically quantify the above risk factors. The use of forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in this program is not permitted. Any stockholder loss of capital will be limited to the amount of their investment. You should purchase these securities only if you can afford a complete loss of your investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                                       Per Share     Min. Offering     Max. Offering
 Public offering price, primary shares (1).......      $   10.00      $ 2,000,000     $ 2,500,000,000
 Public offering price, distribution
 reinvestment program....................              $    9.50      $         0     $   190,000,000
 Selling commissions (1)................               $    1.05      $   210,000     $   262,500,000
 Proceeds, before expenses, to us....                  $    8.95      $ 1,790,000     $ 2,452,500,000

(1) The selling commission only applies to sales of primary shares and is composed of a 7.5% selling commission (7.0% of which is reallowable), 2.5% marketing allowance and .5% due diligence expense allowance.

               The date of this Prospectus is September 15, 2003.

                         FOR RESIDENTS OF MICHIGAN ONLY:

A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE DEPARTMENT OF CONSUMER & INDUSTRY SERVICES, MICHIGAN OFFICE OF FINANCIAL AND INSURANCE SERVICES. THE DEPARTMENT HAS NOT UNDERTAKEN TO PASS UPON THE VALUE OF THESE SECURITIES NOR TO MAKE ANY RECOMMENDATIONS AS TO THEIR PURCHASE.

THE USE OF THIS PROSPECTUS IS CONDITIONED UPON ITS CONTAINING ALL MATERIAL FACTS AND THAT ALL STATEMENTS CONTAINED THEREIN ARE TRUE AND CAN BE SUBSTANTIATED. THE DEPARTMENT HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.

NO BROKER-DEALER, SALESMAN, AGENT OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERING HEREBY MADE OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR EFFECTIVE LITERATURE.

THIS IS A BEST EFFORTS OFFERING, AND WE RESERVE THE RIGHT TO ACCEPT OR REJECT ANY SUBSCRIPTION AND WILL PROMPTLY NOTIFY THE SUBSCRIBER OF ACCEPTANCE OR REJECTION. THERE IS NO ASSURANCE THAT THIS OFFERING WILL ALL BE SOLD. THERE ARE NO ASSURANCES AS TO WHAT SIZE WE MAY REACH.

THERE IS NO ASSURANCE THAT OUR OPERATIONS WILL BE PROFITABLE OR THAT LOSSES WILL NOT OCCUR.

IT IS NOT OUR POLICY TO REDEEM OUR STOCK (EXCEPT AS PROVIDED IN THIS OFFERING).

ANY REPRESENTATIONS CONTRARY TO ANY OF THE FOREGOING SHOULD BE REPORTED FORTHWITH TO THE OFFICE OF FINANCIAL AND INSURANCE SERVICE AT 611 West Ottawa Street, 2nd Floor Ottawa Building, P.O. Box 30701, Lansing, MI 48909-8201, or Telephone (877) 999-6442.

                                 WHO MAY INVEST

     In order to purchase shares, you must:

     -    Meet the financial suitability standards, and

     -    Purchase a minimum number of shares.

SUITABILITY STANDARDS

     Because an investment in our common stock is risky and is a long-term investment, it is suitable for you only if you have adequate financial means, you have no immediate need for liquidity in your investment and you can bear the complete loss of your investment.

     We have established financial suitability standards for investors who purchase shares of our common stock. In addition, residents of some states must meet higher suitability standards under state law. These standards require you to meet the applicable criteria below. In determining your net worth, do not include your home, home furnishings or your automobile. INVESTORS WITH INVESTMENT DISCRETION OVER ASSETS OF AN EMPLOYEE BENEFIT PLAN COVERED BY ERISA SHOULD CAREFULLY REVIEW THE INFORMATION IN THE SECTION ENTITLED, "ERISA CONSIDERATIONS."

     GENERAL STANDARDS FOR ALL INVESTORS

     -    Minimum net worth of at least $150,000; or

     - Minimum annual gross income of at least $45,000 and net worth of at least $45,000. Standards for Maine Residents

     -    Minimum net worth of $200,000, or

     - Minimum annual gross income of $50,000 and a minimum net worth of $50,000.

     Standards for Arizona, California, Iowa, Massachusetts, Michigan, Missouri, Oregon or Tennessee Residents

     -    Minimum net worth of $225,000, or

     - Minimum annual gross income of $60,000 and a minimum net worth of $60,000.

     Standards for Kansas, Missouri, Ohio and Pennsylvania Residents

     - In addition to meeting the actual standard for all investors, your investment may not exceed 10% of your liquid net worth.

     In the case of sales to fiduciary accounts, these minimum standards must be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the common stock if the donor or the grantor is the fiduciary. INVESTORS WITH INVESTMENT DISCRETION OVER ASSETS OF AN EMPLOYEE BENEFIT PLAN COVERED UNDER ERISA SHOULD CAREFULLY REVIEW THE INFORMATION ENTITLED "ERISA CONSIDERATIONS."

     In the case of gifts to minors, the suitability standards must be met by the custodian account or by the donor.

MINIMUM PURCHASE

     Subject to the restrictions imposed by state law, we will sell shares of our common stock only to investors who initially purchase a minimum of 300 shares of common stock for a total purchase price of $3,000, or tax-exempt entities which purchase a minimum of 100 shares of common stock for a total purchase price of $1,000. For investors living in Iowa, the minimum investment for IRAs will be 300 shares of common stock for a total purchase price of $3,000, and for investors living in Minnesota, the minimum investment for IRAs and qualified plan accounts will be 200 shares of common stock for a total purchase price of $2,000. Tax-exempt entities are generally any investor that is exempt from federal income taxation, including:

     - a pension, profit-sharing, retirement, IRA or other employee benefit plan which satisfies the requirements for qualification under Section 401(a), 414(d) or 414(e) of the Internal Revenue Code;

     - a pension, profit-sharing, retirement, IRA or other employee benefit plan which meets the requirements of Section 457 of the Internal Revenue Code;

     - trusts that are otherwise exempt under Section 501(a) of the Internal Revenue Code;

     - a voluntary employees' beneficiary association under Section 501(c)(9) of the Internal Revenue Code; or

     - an IRA which meets the requirements of Section 408 of the Internal Revenue Code.

     The term "plan" includes plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of
Section 4975 of the Internal Revenue Code, governmental or church plans that are exempt from ERISA and Section 4975 of the Internal Revenue Code, but that may be subject to state law requirements, or other employee benefit plans.

     Subject to any restrictions imposed by state law, subsequent additional investments by current investors require a minimum investment of $25. This limitation does not apply to the purchase of shares through the dividend reinvestment provision.

             [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

                                TABLE OF CONTENTS

                                                                                                               PAGE
PROSPECTUS SUMMARY .............................................................................................  1
          Inland Western Retail Real Estate Trust, Inc. ........................................................  1
          The types of real estate that we may acquire and manage ..............................................  1
          Our sponsor, our advisor and The Inland Group ........................................................  2
          Conflicts of interest ................................................................................  5
          Compensation to be paid to our advisor and affiliates ................................................  6
          Primary business objective and strategies ............................................................  7
          Shares sold before the offering ......................................................................  8
          Terms of the offering ................................................................................  8
          Is an investment in us appropriate for you? ..........................................................  8
          Distributions ........................................................................................  9
          Real property investments ............................................................................  9
          Share repurchase program .............................................................................  9
          Estimated Use of Proceeds ............................................................................ 10

RISK FACTORS ................................................................................................... 11
          The price of our common stock is subjective and may not bear any relationship to what a stockholder could receive if it was sold ........................................................ 11
          Our common stock is not currently listed on an exchange or trading market and cannot be readily sold .................................................................................... 11
          You do not know what real properties and other assets we may acquire in the future, and must rely on our advisor, our board and officers to select them and stockholders will not participate in these decisions .................................................................. 11
          Competition with third parties in acquiring properties will reduce our profitability and the return on your investment ....................................................................... 11
          We will compete with real estate investment programs sponsored by companies affiliated with us for the acquisition of properties and for the time and services of personnel ................. 12
          We plan to incur mortgage indebtedness and other borrowings, which may reduce the funds available for distribution, may increase the risk of loss since defaults may result in foreclosure and mortgages may include cross-collateralization or cross-default provisions that increase the risk that more than one property may be affected by a default ................. 12
          If we have insufficient working capital reserves, we will have to obtain financing from other sources ................................................................................... 12
          The types of properties which we intend to acquire and the area in which we may acquire retail centers is limited ....................................................................... 13
          The aggregate amount we may borrow is limited under our articles of incorporation .................... 13
          We have no operating history,  and so we have no history of earnings upon which you could evaluate our business ........................................................................... 13
          Because of the way we are organized, we would be a difficult takeover target. This could depress the price of our stock and inhibit a management change .................................. 13
          Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act ........................................................ 15
          There are many factors which can affect distributions to stockholders ................................ 16
          Our derivative financial instruments used to hedge against interest rate fluctuations could reduce the overall returns on your investment ................................................... 17
          We could issue more shares in the future, which could reduce the market price of our outstanding shares .............................................................................. 17

          Our share repurchase program is limited to .50% of the weighted average number of shares of our stock outstanding during the prior calendar year and may be changed or terminated by us, thereby reducing the potential liquidity of your investment ..................................... 17
          Stockholders have limited control over changes in our policies ....................................... 17
          If we invest in joint ventures, the objectives of our partners may conflict with our objectives ...................................................................................... 17
          If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser ................................................................................ 18
          If we do not raise sufficient funds, we may not fulfill our investment objectives, including asset diversification ........................................................................... 18
          Delays in acquisitions of properties may have an adverse effect ...................................... 18
          We may not be able to immediately invest proceeds in real estate, which will harm your returns ......................................................................................... 18
          We depend on our board of directors, advisor and property manager and losing those relationships could negatively affect our operations ............................................ 19
          There are conflicts of interest between us and our affiliates ........................................ 19
          We cannot predict the amounts of compensation to be paid to our advisor and our other affiliates ...................................................................................... 21
          The managing dealer has not made an independent review of us or the prospectus ....................... 21
          Our rights and the rights of our stockholders to take action against our directors and officers and the advisor are limited ............................................................ 21
          The business of our advisor and our property manager may be acquired by us without further action of our stockholders ...................................................................... 22
          Your percentage of ownership may become diluted if we issue new shares of stock ...................... 22
          There are inherent risks with real estate investments ................................................ 22
          Adverse economic conditions in our primary geographic region and in the market for retail space could reduce our income and distributions to you .......................................... 23
          Rising expenses could reduce cash flow and funds available for future acquisitions ................... 23
          If our tenants are unable to make rental payments, if their rental payments are reduced, or if they terminate a lease, our financial condition and ability to pay distributions will be adversely affected .............................................................................. 23
          Our financial condition and ability to make distributions may be adversely affected by the bankruptcy or insolvency, a downturn in the business, or a lease termination of a tenant that occupies a large area of the retail center or an anchor tenant ............................. 24
          If a tenant claims bankruptcy, we may be unable to collect balances due under relevant leases ........ 24
          We may incur additional costs in acquiring or re-leasing retail properties ........................... 24
          Our properties will be subject to competition for tenants and customers .............................. 24
          Our properties will face competition which may affect tenants' ability to pay rent and the amount of rent paid to us and in turn affect the cash available for distributions and the amount of distributions ......................................................................... 25
          We may be restricted from re-leasing space ........................................................... 25
          We may be unable to sell a property if or when we decide to do so .................................... 25
          If we suffer losses that are not covered by insurance or that are in excess of insurance coverage, we could lose invested capital and anticipated profits ................................ 25
          Terrorist attacks, such as the attacks that occurred in New York and Washington, D.C. on
               September 11, 2001, and other acts of violence or war may affect the markets in which we operate, our operations and our profitability ................................................... 26
          Real estate related taxes may increase and if these increases are not passed on to tenants, our income will be reduced ...................................................................... 26
          Revenue from our properties depends on the amount of our tenants' retail revenue, making us vulnerable to general economic downturns and other conditions affecting the retail industry ..... 26

          The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any distributions .................... 27
          Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions ..................................................................... 27
          If a sale or leaseback transaction is recharacterized, our financial condition could be adversely affected............................................................................... 28
          We may incur additional costs in acquiring newly constructed properties which may adversely affect cash available for distributions to you .................................................. 28
          Our investments in unimproved real property may result in additional cost to us to comply with re-zoning restrictions or environmental regulations ........................................ 28
          Construction and development activities will expose us to risks such as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions and government regulation ............................... 28
          We may acquire or finance properties with lock-out provisions which may prohibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties ........................................................................ 29
          Your investment has various federal income tax risks ................................................. 29
          If we fail to qualify as a REIT or to maintain our REIT status, our dividends will not be deductible to us, and our income will be subject to taxation .................................... 29
          You may have tax liability on distributions you elect to reinvest in common stock .................... 29
          The opinion of Duane Morris LLP regarding our status as a REIT does not guarantee our ability to remain a REIT ........................................................................ 29
          Even REITS are subject to federal and state income taxes ............................................. 30
          An investment in our common stock may not be suitable for every employee benefit plan ................ 30
          The annual statement of value that we will be sending to stockholders subject to ERISA and to certain other plan stockholders is only an estimate and may not reflect the actual value of our shares ................................................................................... 30

CAUTIONING NOTE REGARDING FORWARD-LOOKING STATEMENTS ........................................................... 32

HOW WE OPERATE ................................................................................................. 34

CONFLICTS OF INTEREST .......................................................................................... 36

COMPENSATION TABLE ............................................................................................. 39

ESTIMATED USE OF PROCEEDS ...................................................................................... 46

PRIOR PERFORMANCE OF OUR AFFILIATES ............................................................................ 47
          Prior Investment Programs ............................................................................ 47
          Summary Information .................................................................................. 47
          Publicly Registered REITs ............................................................................ 49
          Publicly Registered Limited Partnerships ............................................................. 51
          Private Partnerships ................................................................................. 51
          Private Placement Real Estate Equity Program ......................................................... 53
          Private Placement Note and Mortgage Program .......................................................... 54
          1031 Exchange Private Placement Offering Program ..................................................... 55
          Summary Tables ....................................................................................... 62

MANAGEMENT ..................................................................................................... 64
          Inland Affiliated Companies .......................................................................... 64
          Our General Management ............................................................................... 67
          Our Directors and Executive Officers ................................................................. 68
          Committees of Our Board of Directors ................................................................. 70
          Compensation of Directors and Officers ............................................................... 71
          Executive Compensation ............................................................................... 71

          Independent Director Stock Option Plan ............................................................... 71
          Our Advisor .......................................................................................... 73
          Our Advisory Agreement ............................................................................... 73
          The Property Manager and the Management Agreement .................................................... 77
          Inland Securities Corporation ........................................................................ 80

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS AND OUR ADVISOR ............................. 83

PRINCIPAL STOCKHOLDERS ......................................................................................... 85

OUR STRUCTURE AND FORMATION .................................................................................... 86
          Structure ............................................................................................ 86

SELECTED FINANCIAL DATA ........................................................................................ 87

INVESTMENT OBJECTIVES AND POLICIES ............................................................................. 88
          General .............................................................................................. 88
          Distributions ........................................................................................ 88
          Types of Investments ................................................................................. 88
          Property Acquisition Standards ....................................................................... 89
          Description of Leases ................................................................................ 90
          Property Acquisition ................................................................................. 91
          Borrowing ............................................................................................ 91
          Sale or Disposition of Properties .................................................................... 92
          Change in Investment Objectives and Policies ......................................................... 93
          Investment Limitations ............................................................................... 93
          Other Investments .................................................................................... 93
          Appraisals ........................................................................................... 93
          Return of Uninvested Proceeds ........................................................................ 94
          Additional Offerings and Exchange Listing ............................................................ 94
          Joint Ventures ....................................................................................... 95
          Construction and Development Activities .............................................................. 95
          Other Policies ....................................................................................... 96

REAL PROPERTY INVESTMENTS ...................................................................................... 98
          Investing in REITS ................................................................................... 98
          General .............................................................................................. 98
          Insurance Coverage on Properties .....................................................................100
          Properties ...........................................................................................100
          Potential Property Acquisitions ......................................................................101
          Potential Property: Peoria Station, Peoria, Arizona ..................................................102

CAPITALIZATION .................................................................................................104

MANAGEMENT'S DISCUSSION AND ANALYSIS OF OUR FINANCIAL CONDITION ................................................105
          Liquidity and Capital Resources ......................................................................105
          Capital Resources ....................................................................................106
          Results of Operations ................................................................................108
          Funds from Operations ................................................................................108
          Initial Property .....................................................................................108
          Critical Accounting Policies .........................................................................108
          New Accounting Pronouncement ........................................................................ 111
          Inflation ............................................................................................111
          Quantitative and Qualitative Disclosures About Market Risk ...........................................111

DESCRIPTION OF SECURITIES ......................................................................................113

          Authorized Stock .....................................................................................113
          Common Stock .........................................................................................113
          Preferred Stock ......................................................................................114
          Issuance of Additional Securities and Debt Instruments ...............................................115
          Restrictions on Issuance of Securities ...............................................................115
          Restrictions on Ownership and Transfer ...............................................................115
          Provisions of Maryland Law and of Our Articles of Incorporation and Bylaws ...........................118

SHARES ELIGIBLE FOR FUTURE SALE ................................................................................120
          Shares to be Outstanding or Issuable upon Exercise or Conversion of Other Outstanding
               Securities ......................................................................................120
          Securities Act Restrictions ..........................................................................120
          Independent Director Stock Option Plan ...............................................................121
          Effect of Availability of Shares on Market Price of Shares ...........................................121
          Registration Rights ..................................................................................121

SUMMARY OF OUR ORGANIZATIONAL DOCUMENTS ........................................................................123
          Articles of Incorporation and Bylaw Provisions .......................................................123
          Stockholders' Meetings ...............................................................................123
          Board of Directors ...................................................................................124
          Stockholder Voting Rights ............................................................................124
          Rights of Objecting Stockholders .....................................................................125
          Stockholder Lists; Inspection of Books and Records ...................................................125
          Amendment of the Organizational Documents ............................................................126
          Dissolution or Termination of the Company ............................................................126
          Advance Notice of Director Nominations and New Business ..............................................126
          Restrictions on Certain Conversion Transactions and Roll-Ups .........................................127
          Limitation on Total Operating Expenses ...............................................................129
          Transactions with Affiliates .........................................................................130
          Restrictions on Borrowing ............................................................................130
          Restrictions on Investments ..........................................................................131

FEDERAL INCOME TAX CONSIDERATIONS ..............................................................................134
          Federal Income Taxation as a REIT ....................................................................134
          Federal Income Taxation of Stockholders ..............................................................140
          Other Tax Considerations .............................................................................143

ERISA CONSIDERATIONS ...........................................................................................145

PLAN OF DISTRIBUTION ...........................................................................................148
          General ..............................................................................................148
          Escrow Conditions ....................................................................................148
          Subscription Process .................................................................................149
          Representations and Warranties in the Subscription Agreement .........................................150
          Determination of Your Suitability as an Investor .....................................................150
          Compensation We Will Pay for the Sale of Our Shares ..................................................151
          Volume Discounts .....................................................................................152
          Deferred Commission Option ...........................................................................153
          Indemnification ......................................................................................155

HOW TO SUBSCRIBE ...............................................................................................157

SALES LITERATURE ...............................................................................................159

DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE PROGRAMS ........................................................160

          Distribution Reinvestment Program ....................................................................160
          Share Repurchase Program .............................................................................161

REPORTS TO STOCKHOLDERS ........................................................................................164

PRIVACY POLICY NOTICE ..........................................................................................165

LITIGATION .....................................................................................................165

RELATIONSHIPS AND RELATED TRANSACTIONS .........................................................................166

LEGAL MATTERS ..................................................................................................172

EXPERTS ........................................................................................................172

WHERE YOU CAN FIND MORE INFORMATION ............................................................................172

Index to Financial Statements ..................................................................................F-i

Appendix A - Prior Performance Tables ..........................................................................A-1

Appendix B - Dividend Reinvestment Plan ........................................................................B-1

Appendix C - Subscription Agreement ............................................................................C-1

Appendix D - Transfer on Death Designation .....................................................................D-1

Appendix E1 - Letter of Direction .............................................................................E1-1

Appendix E2 - Notice of Revocation ............................................................................E2-1

Appendix F - Privacy Policy Notice .............................................................................F-1

                               PROSPECTUS SUMMARY

     This summary highlights all of the material information in this prospectus. Because this is a summary, it does not contain all the information that may be important to you. You should read this entire prospectus and its appendices carefully before you decide to invest in our shares of common stock.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

     We are a Maryland corporation formed in March 2003. We intend to operate as a real estate investment trust, or a REIT, for federal and state income tax purposes beginning with the tax year ending December 31, 2003. We intend that our company will own all of our assets, either directly or indirectly. We currently have one stockholder, our advisor, Inland Western Retail Real Estate Advisory Services, Inc. In March 2003, our advisor purchased from us 20,000 shares for $10 per share for an aggregate purchase price of $200,000 in connection with our organization.

     Our principal executive offices are located at 2901 Butterfield Road, Oak Brook, Illinois 60523 and our telephone number is (630) 218-8000.

THE TYPES OF REAL ESTATE THAT WE MAY ACQUIRE AND MANAGE

     Our advisor is experienced in acquiring and managing real estate, particularly retail focused shopping centers. We intend to acquire and manage a diversified (by geographical location and by type and size of retail centers) portfolio of real estate primarily improved for use as retail establishments, principally multi-tenant shopping centers. Our portfolio will consist predominantly of grocery and discount store anchored retail, including net lease retail. We may acquire certain mixed use properties that may include lodging, office and/or multi-family residential if they are part of a retail center. And, we may also acquire other types of retail shopping centers, such as enclosed malls, outlet malls and power centers. We also anticipate acquiring real estate improved with other commercial facilities which provide goods and services as well as double or triple net leased properties, which are either commercial or retail, including properties acquired in sale and leaseback transactions. A triple-net leased property is one which is leased to a tenant who is responsible for the base rent and all costs and expenses associated with their occupancy, including property taxes, insurance, repairs and maintenance. We have, however, only identified one property in Phoenix, Arizona, to purchase from the proceeds of this offering.

     The retail centers we intend to acquire would be located primarily in states west of the Mississippi River in the United States. Where feasible, we will endeavor to acquire multiple properties within the same major metropolitan markets where the acquisitions result in efficient property management operations with the potential to achieve market dominance.

     We do not intend to invest in real estate properties that are primarily:

     -    farms;

     -    health care facilities;

     -    industrial properties;

     -    leisure home sites;

     -    manufacturing facilities;

     -    mining properties;

     -    ranches;

     -    single-family residential properties;

     -    timberlands; or

     -    unimproved properties not intended to be developed (vacant land).

     Subject to compliance with the applicable requirement under the federal income tax laws, we may also undertake construction and development activities and render services in connection with such activities.

OUR SPONSOR, OUR ADVISOR AND THE INLAND GROUP

     Our sponsor is Inland Real Estate Investment Corporation, which is owned by The Inland Group, Inc. The Inland Group, together with its subsidiaries and affiliates, is a fully-integrated group of legally and financially separate companies that have been engaged in diverse facets of real estate for over 35 years providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, syndication, renovation, construction, finance and other related services. Inland Western Retail Real Estate Advisory Services, Inc., is a wholly owned subsidiary of our sponsor and is our advisor. Inland Securities Corporation, another affiliate of The Inland Group, is the managing dealer of this offering. Inland Western Management Corp., our property manager, is an entity owned principally by individuals who are affiliates of The Inland Group. The principal executive offices of The Inland Group, our sponsor, our advisor and our property manager are located at 2901 Butterfield Road, Oak Brook, Illinois 60523 and their telephone number is (630) 218-8000.

The following organizational chart depicts the services that affiliates or our sponsor will render to us and our organizational structure.

                              ORGANIZATIONAL CHART

                        ---------          ---------          ---------          ---------
                        Daniel L.          Robert H.          G. Joseph          Robert D.
                        Goodwin*             Baum*             Cosenza*           Parks*
                        ---------          ---------          ---------          ---------
                           ||                  ||                 ||                ||
                           ===========================================================
                                                        ||
                                              -----------------------
                                              THE INLAND GROUP, INC.*
                                              -----------------------
                                                        ||
      =============================================================================================================
      ||                    ||                          ||                                    ||                   |
---------------    -------------------           -----------------                   ------------------            |
  The Inland       The Inland Property              Inland Real                          Inland Real               |
Services Group,         Management               Estate Investment                   Estate Transaction            |
     Inc.               Group, Inc.                 Corporation                          Group, Inc.               |
                                                   (our sponsor)                                                   |
---------------    -------------------           -----------------                   -------------------           |
      |                      |                            |                                     |                  |
      |                      |             ==========================================           |                  |
      |                      |             ||                ||                    ||           |                  |
      |                      |         -----------  ---------------------  ------------------   |        ----------------------
      |                      |           Inland     Inland Western Retail  Inland Partnership   |            Inland Mortgage
---------------    -----------------    Securities   Real Estate Advisory    Property Sales     |        Investment Corporation
Inland Risk and      Inland Western    Corporation     Services, Inc.         Corporation       |
   Insurance        Management Corp.                    (our advisor)                           |
  Management       (property manager)  -----------  ---------------------  ------------------   |        ----------------------
Services, Inc.                              |              |                                    |                   |
---------------    -----------------        |              |                                    |                   |
      |                      |              |              |     ================================            =================
      |                      |              |              |     ||                ||          ||            ||             ||
      |                      |              |              |    -------------  ----------- ------------- ----------- ---------------
      |                      |              |              |     Inland Real   Inland Real  Inland Real    Inland    Inland Mortgage
  ---------                  |              |              |    Estate Sales,    Estate       Estate       Mortgage      Servicing
  Insurance                  |              |              |         Inc.      Development Acquisitions, Corporation   Corporation
  Services                   |              |              |                   Corporation     Inc.
  ---------                  |              |              |    -------------  ----------- ------------- ----------- ---------------
      |                      |              |              |          |             |            |             |             |
      |                      |              |              |          |             |            |             |             |
      |                      |              |              |    --------------      |            |             |             |
      |                      |              |              |     Real Estate        |            |             |             |
      |                      |              |              |    Sales Services      |            |             |             |
      |                      |              |              |    --------------      |            |             |             |
      |                      |              |              |          |             |            |             |             |
      |                      |              |              |          |             |            |             |             |
      |           --------------------   ----------  ---------------  |    -----------------  -----------   ---------- -------------
      |            Property Management   Securities   Organization,   |     Construction and    Property     Mortgage  Mortgage Loan
      |           and Related Services     Sales        Advisory      |       Development     Acquisition    Brokerage   Servicing
      |                                              and Real Estate  |        Services         Services     Services
      |                                                 Services      |
      |           --------------------   ----------  ---------------  |    -----------------  -----------   ---------- -------------
      |                      |              |              |          |             |            |              |             |
      |                      |              |              |          |             |            |              |             |
      |                      |              |              |          |             |            |              |             |
      |                      |              |              |          |             |            |              |             |
      |                      |              |              |          |             |            |              |             |
      |                      |              |              |          |             |            |              |             |
------------------------------------------------------------------------------------------------------------------------------------
                                              Inland Western Retail Real Estate Trust, Inc.
                      We will be principally owned by public investors. Ownership is represented by shares of our common stock
------------------------------------------------------------------------------------------------------------------------------------

Solid lines indicate 100% ownership.
Broken lines indicate service.

* The four indicated individuals control The Inland Group, Inc. and own substantially all of its stock.

     Investment in shares of our common stock involves risks. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you may lose some or all of your investment. The following is a summary of the material risks which we believe are most relevant to an investment in the shares. These risks are generally listed in the order of priority.

     - our common stock is not currently listed or traded on an exchange and cannot be readily sold (and sales by stockholders may be made at a loss);

     -    we have no operating history nor established financing sources;

     - we have identified only one property to be purchased with the proceeds of this offering;

     - if we raise the minimum amount, we will not have sufficient resources to acquire the identified property. We need to raise in excess of $26 million to acquire this property;

     - although we anticipate that aggregate borrowings will not exceed 55% of the combined fair market value of our properties, our charter imposes a limitation on our borrowings of less than 300% of net assets and there are risks associated with a high amount of leverage;

     - we have no ownership in our advisor and the advisor is owned by our sponsor or their affiliates;

     - our advisor and its affiliates will receive substantial fees, including participation in proceeds from the sales, refinancing or liquidation of our assets;

     - our advisor, property manager and two of our directors are subject to conflicts of interest as a result of their affiliation with The Inland Group, including conflicts of interest relating to:

          - the negotiation of the terms of the advisors and property management agreements;

          - the allocation of their time between us and their other business ventures;

          -    decisions whether to acquire and dispose of properties;

          - the purchase and sale of properties to or from the advisor and our affiliates; and

          - the allocation of investment opportunities between us and their other business ventures.

     - the management fee structure could result in our advisor recommending riskier or more speculative investments;

     - we may make distributions that include a return of principal for federal tax purposes;

     -    we may fail to qualify as a REIT;

     - there are limits on ownership, transferability and redemption of shares;

     - our investment policies and strategies may be changed without stockholder consent;

     -    our investments will lack geographic diversification;

     - we will not be able to meet our business objectives if we only acquire one single net leased property; and

     - risks that incentive structure of fees payable to our advisor and its affiliates may encourage our advisor to make investments that have greater risks to generate higher fees.

CONFLICTS OF INTEREST

CONFLICTS OF INTEREST EXIST BETWEEN US AND SOME OF OUR AFFILIATES, INCLUDING OUR ADVISOR. THESE AFFILIATES INCLUDE, INLAND REAL ESTATE CORPORATION, INLAND RETAIL REAL ESTATE TRUST, INC. AND INLAND REAL ESTATE EXCHANGE CORPORATION. INLAND REAL ESTATE CORPORATION IS A PUBLICLY REGISTERED REIT. INLAND REAL ESTATE CORPORATION IS A SELF-ADMINISTERED REIT AND IS NO LONGER AFFILIATED WITH THE INLAND GROUP. INLAND REAL ESTATE CORPORATION PURCHASES SHOPPING CENTERS LOCATED IN THE MIDWEST. INLAND RETAIL REAL ESTATE TRUST, INC. IS AFFILIATED WITH THE INLAND GROUP. INLAND RETAIL REAL ESTATE TRUST, INC. PURCHASES SHOPPING CENTERS LOCATED EAST OF THE MISSISSIPPI RIVER. INLAND REAL ESTATE EXCHANGE CORPORATION IS A SUBSIDIARY OF INLAND REAL ESTATE INVESTMENT CORPORATION. INLAND REAL ESTATE EXCHANGE CORPORATION PROVIDES REPLACEMENT PROPERTIES FOR PEOPLE WISHING TO COMPLETE AN IRS SECTION 1031 REAL ESTATE EXCHANGE. Midwest Real Estate Equities, Inc. is not a subsidiary of The Inland Group, Inc or its affiliates but does have some of the same shareholders as The Inland Group, Inc. Midwest Real Estate Equities buys, manages and sells commercial and multi-family property.

     Some of these conflicts include:

     - competition for the time and services of personnel that work for us and our affiliates, including, such persons as Daniel L. Goodwin, Robert H. Baum, G. Joseph Cosenza, Robert D. Parks, Roberta S. Matlin, Scott W. Wilton, Kelly E. Tucek, and Brenda G. Gujral, which may limit the amount of time these people may spend on our business matters;

     - substantial compensation payable by us to Inland Securities Corporation, Inland Western Retail Real Estate Advisory Services, Inc. and Inland Western Management Corp. for their various services which may not be on market terms and is payable, in most cases, whether or not our stockholders receive distributions;

     - competition for properties, although our affiliates are governed by the Property Acquisition Service Agreement which, with certain limitations, gives us a right of first refusal for all properties west of the Mississippi River;

     - acquisition of properties from an affiliate who has a contract to acquire it from PDG America; and

     - the possibility that we may do business with entities that have pre-existing relationships with our affiliates which may result in a conflict between our business and the ongoing business relationships our affiliates have with each other.

Conflicts of interest may also arise in connection with the potential sale or refinancing of our properties or the enforcement of agreements.

     We have an option to acquire or consolidate into us the business conducted by our advisor and/or our property manager for shares of common stock.

COMPENSATION TO BE PAID TO OUR ADVISOR AND AFFILIATES

     We intend to pay our advisor and affiliates substantial fees for managing our business.

     We will also pay the advisor and other affiliates of our sponsor a number of other fees for services or expense reimbursements during our offering, operational and liquidation stage.

 Set forth below is a tabular summary of fees and compensation payable to our advisor and other affiliates.

 Type of Compensation

 Nonsubordinated payments:

      Offering stage:
 Selling commissions                                7.5% of the sale price for each share
                                                    Estimated maximum:  $187,500,000

 Marketing contribution and due diligence           3.0% of the gross offering proceeds
 allowance                                          Estimated maximum:  $75,000,000

 Reimbursable expenses and other                    We will reimburse our sponsor for
 expenses of issuance                               actual costs incurred on our behalf in
                                                    connection with this offering.
                                                    Estimated amount: $14,684,000

      Acquisition stage:

 Acquisition expenses                               We will reimburse Inland Real Estate
                                                    Acquisitions, Inc. for costs incurred,
                                                    on our behalf, in connection with the
                                                    acquisition of properties:
                                                    Estimated maximum:  $13,450,000

      Operational stage:

 Property management fee                            4.5% of the gross income from the
 This fee terminates upon A BUSINESS COMBINATION    properties. (cannot exceed 90% of the
 WITH OUR PROPERTY MANAGER.                         fee which would be payable to an
                                                    unrelated third party). Actual amounts
                                                    cannot be determined at the present
                                                    time. We will pay the fee for services
                                                    in connection with the rental, leasing,
                                                    operation and management of the
                                                    properties.

 Loan servicing fee                                 .08% of the total principal amount of
                                                    the loans being serviced for each full
                                                    year, up to the first $100 million and
                                                    a lesser percentage on a sliding scale
                                                    thereafter. Actual amounts cannot be
                                                    determined at the present time.

 Reimbursable expenses relating to administrative   The compensation and reimbursements to
 services                                           our advisor and its affiliates will be
                                                    approved by a majority of our
                                                    directors. Actual amounts cannot be
                                                    determined at the present time. These
                                                    may include cost of goods and services
                                                    and non-supervisory services performed
                                                    directly for us by independent parties.

Liquidation stage:

Property disposition fee                           Lesser of 3% of sales price or 50% of
THIS FEE TERMINATES UPON A BUSINESS                the customary commission which would be
COMBINATION WITH OUR ADVISOR.                      paid to a third party. Actual amounts
                                                   cannot be determined at the present time.

     Subordinated payments:

     Operational stage:

Advisor asset management fee                       Not more than 1% per annum of our
THIS FEE TERMINATES UPON A BUSINESS                average assets; subordinated to a
COMBINATION WITH OUR ADVISOR.                      non-cumulative, non-compounded return,
                                                   equal to 6% per annum. Actual amounts
                                                   cannot be determined at the present
                                                   time. We will pay the fee for services
                                                   in connection with our day-to-day
                                                   operations, including administering our
                                                   bookkeeping and accounting functions,
                                                   services as our consultant in
                                                   connection with policy decisions made
                                                   by our board, managing our properties
                                                   or causing them to be managed by
                                                   another party and providing other
                                                   services as our board deems
                                                   appropriate.

     Liquidation stage:

Incentive advisory fee                             After our stockholders have first
THIS FEE TERMINATES UPON A BUSINESS                received a 10% cumulative,
COMBINATION WITH THE ADVISOR.                      non-compounded return and a return on
                                                   their net investment, an incentive
                                                   advisory fee equal to 15% on net
                                                   proceeds from the sale of a property
                                                   will be paid to our advisor. Actual
                                                   amounts cannot be determined at the
                                                   present time. We will pay the fee for
                                                   services in connection with the
                                                   disposition of our properties.

PRIMARY BUSINESS OBJECTIVE AND STRATEGIES

     Our primary business objective is to enhance the performance and value of our properties through active management. Key elements of our strategy are:

     Acquisitions:

     - To selectively acquire real properties that are diversified types and well-located.

     - To selectively acquire properties on an all-cash basis if necessary to provide us with a competitive advantage over potential purchasers who must secure financing. We may, however, acquire properties subject to existing indebtedness if we believe this is in our best interest. We may acquire properties free and clear of permanent mortgage debt by paying the entire purchase price of each property in cash or for shares, interests in entities that own one or more of our properties or a combination of these. However, as of the date of this prospectus, we had not paid the purchase price of any properties using shares or interests in entities that will own our properties.

     - To diversify geographically within the states west of the Mississippi by acquiring properties primarily located in major metropolitan areas to minimize the potential adverse impact of economic downturns in local markets.

     Operations:

     - We intend to actively manage costs and minimize operating expenses by centralizing all management, leasing, marketing, financing, accounting, renovation and data processing activities.

     - We intend to improve rental income and cash flow by aggressively marketing rentable space.

     - We intend to emphasize regular maintenance and periodic renovation to meet the needs of tenants and to maximize long-term returns.

     - We intend to maintain a diversified tenant base at our retail centers, consisting primarily of retail tenants providing consumer goods and services.

SHARES SOLD BEFORE THE OFFERING

     This is our initial public offering. We issued 20,000 shares of our common stock for $10 per share, or an aggregate purchase price of $200,000, to our advisor in connection with our organization.

TERMS OF THE OFFERING

     If we only sell the minimum offering, we will have sold a total of 220,000 shares. If we sell the maximum amount of shares under the offering, we will have sold a total of 250,020,000. These numbers do not include shares issued upon exercise of options granted and which may be granted under our independent director stock option plan.

     We are offering a minimum of 200,000 shares ($2,000,000) and a maximum of 250,000,000 shares ($2,500,000,000). We are offering 250,000,000 shares on a best efforts basis through the managing dealer at $10.00 per share, subject to discounts in some cases. An offering on a best efforts basis is one in which the securities dealers participating in the offering are under no obligation to purchase any of the securities being offered and, therefore, no specified number of securities are guaranteed to be sold and no specified amount of money is guaranteed to be raised from the offering.

     We are also offering up to 20,000,000 shares at a purchase price of $9.50 per share to stockholders who elect to participate in our distribution reinvestment program.

     The offering price of our shares is subjective and was determined by our board of directors. Our board of directors determined the offering price based upon the offering price of earlier REITs organized by our sponsor, the range of other REITs that do not have a public trading market and the recommendation of the managing dealer based on its consultations with likely soliciting dealers.

IS AN INVESTMENT IN US APPROPRIATE FOR YOU?

     An investment in us might be appropriate as part of your investment portfolio if:

     - You are looking for regular distributions. We intend to pay regular monthly distributions to our domestic stockholders and regular quarterly distributions to our foreign stockholders. The maximum time that you should have to wait to receive the first distribution is 45 days from the date in which we accept your subscription.

     - You are looking for a hedge against inflation. We intend to hedge against inflation by entering into leases with tenants which provide for scheduled rent escalations or participation in the growth of tenant sales. This is designed to provide increased distributions and capital appreciation.

     - You are looking for capital preservation and appreciation. We intend to acquire a portfolio of diverse properties, usually on an all cash basis, that are well located. After acquiring these properties, we may finance them, but we anticipate that aggregate borrowings secured by our properties will not exceed 55% of their combined fair market value.

     WE CANNOT GUARANTEE THAT WE WILL ACHIEVE THESE OBJECTIVES.

DISTRIBUTIONS

     We intend to pay regular monthly distributions to our domestic stockholders and regular quarterly distributions to our foreign stockholders. The maximum time that you should have to wait to receive the first distribution is 45 days from the date in which we accept your subscription.

     In order to maintain our REIT status under federal income tax laws, we intend to distribute at least 90% of our taxable income to our stockholders. For federal income tax purposes only, we may make distributions that include a return of principal or an amount in excess of 95% of cash available to us.

REAL PROPERTY INVESTMENTS

     We have identified one property for purchase in the state of Arizona.

     We anticipate purchasing an existing shopping center known as Peoria Station, which will contain 181,500 gross leasable square feet upon completion of the current redevelopment. The center currently contains 140,019 gross leasable square feet. The center is located at 10160 North 67th Avenue in Peoria, Arizona.

     An affiliate of our advisor has entered into a contract to acquire this property. We anticipate that the affiliate will assign this purchase contract to us for no cost to us. We would then anticipate purchasing Peoria Station from PDG America, an unaffiliated third party. Our total acquisition cost, including expenses, is expected to be approximately $25,867,000. This amount may be adjusted based on actual rental rates achieved on the redeveloped square feet. This amount may also increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $143 per square foot of leasable space.

SHARE REPURCHASE PROGRAM

     We intend to institute a share repurchase program. Our share repurchase program may provide eligible stockholders with limited interim liquidity by enabling them to sell shares back to us. The prices at which shares may be sold back to us will be one year from the purchase date at $9.25 per share; two years from the purchase date at $9.50 per share; three years from the purchase date at $9.75 per share; and four years from the purchase date at the greater of $10.00 per share or a price equal to ten times our "funds available for distribution" per weighted average share outstanding for the prior calendar year. We may terminate, reduce or otherwise change the above share repurchase program.

ESTIMATED USE OF PROCEEDS

     The amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. This first scenario assumes we sell the minimum number of 200,000 shares of common stock in this offering. The second scenario assumes:

     - we sell the maximum of 250,000,000 shares in this offering at $10 per share; and

     - we sell the maximum of 20,000,000 shares in our distribution reinvestment program at $9.50 per share.

     Under both scenarios we have not given effect to any special sales or volume discounts which could reduce selling commissions.

                                                                               MAXIMUM OFFERING
                                                                     (INCLUDING SHARES SOLD UNDER THE
                                          MINIMUM OFFERING               DISTRIBUTION REINVESTMENT
                                           200,000 SHARES                        PROGRAM)
                                ---------------------------------    ---------------------------------
                                    AMOUNT           PERCENT              AMOUNT           PERCENT
                                ---------------   ---------------    ---------------   ---------------
Gross proceeds ..............   $     2,000,000             100.0%   $ 2,690,000,000            100.00%
                                ---------------   ---------------    ---------------   ---------------
Less expenses:
    Selling commissions .....           150,000               7.5%       187,500,000              6.97%
    Marketing contribution ..            60,000               3.0%        75,000,000              2.79%
    Organization and offering            90,000               4.5%        14,684,000               .55%
                                ---------------   ---------------    ---------------   ---------------
    Total expenses ..........           300,000              15.0%       277,184,000             10.30%
                                ---------------   ---------------    ---------------   ---------------

Gross amount available ......         1,700,000              85.0%     2,412,816,000             89.70%
Less
    Acquisition expenses ....            10,000               0.5%        13,450,000              0.50%
    Working capital reserve .            20,000               1.0%        26,900,000              1.00%
                                ---------------   ---------------    ---------------   ---------------
Net cash available ..........   $     1,670,000             83.50%   $ 2,372,466,000             88.20%
                                ===============   ===============    ===============   ===============

                                  RISK FACTORS

     An investment in our shares involves significant risks and therefore is suitable only for those persons who understand those risks and the consequences of their investment and who are able to bear the risk of loss of their entire investment. You should consider the following material risks in addition to other information set forth elsewhere in this prospectus before making your investment decisions.

     THE PRICE OF OUR COMMON STOCK IS SUBJECTIVE AND MAY NOT BEAR ANY RELATIONSHIP TO WHAT A STOCKHOLDER COULD RECEIVE IF IT WAS SOLD. Our board of directors determined the offering price of our shares of common stock based on the following factors:

     -    the offering price of the earlier REITs organized by our sponsor;

     - the range of offering prices of other REITs that do not have a public trading market; and

     - the recommendation of the managing dealer based on its consultations with likely soliciting dealers.

     However, the offering price of our shares of common stock may not be the same as the price at which the shares may trade if they were listed on an exchange or actively traded by brokers, nor of the proceeds that a stockholder may receive if we were liquidated or dissolved. As such, any sales may be made at a loss.

     OUR COMMON STOCK IS NOT CURRENTLY LISTED ON AN EXCHANGE OR TRADING MARKET AND CANNOT BE READILY SOLD. There is currently no public trading market for the shares and we cannot assure you that one will develop. We may never list the shares for trading on a national stock exchange or include the shares for quotation on a national market system. The absence of an active public market for our shares could impair your ability to sell our stock at a profit or at all. By September 15, 2008 our board of directors will determine whether it is in our best interests to apply to have the shares listed on a national stock exchange or included for quotation on a national market system if we meet the applicable listing requirements at that time.

     YOU DO NOT KNOW WHAT REAL PROPERTIES AND OTHER ASSETS WE MAY ACQUIRE IN THE FUTURE, AND MUST RELY ON OUR ADVISOR, OUR BOARD AND OFFICERS TO SELECT THEM AND STOCKHOLDERS WILL NOT PARTICIPATE IN THESE DECISIONS. We intend to acquire commercial retail properties. We have only recently identified one property we intend to acquire. However, no information is available as to the identification, location, operating histories, lease terms or other relevant economic and financial data of any real properties or other assets we may purchase in the future. As a result, you must rely on us to locate and acquire suitable investment properties. In addition, our board of directors may approve future equity offerings or obtain financing, the proceeds of which may be invested in additional properties; therefore, you will not have an opportunity to evaluate all of the properties that will be in our portfolio. Stockholders will not participate in evaluating these investment opportunities. Nonetheless, you will be unable to evaluate the manner in which we invest the proceeds of this offering or the economic merit of particular properties prior to their acquisition. This prospectus only describes the parameters we will use to acquire additional real properties and other assets.

     COMPETITION WITH THIRD PARTIES IN ACQUIRING PROPERTIES WILL REDUCE OUR PROFITABILITY AND THE RETURN ON YOUR INVESTMENT. We compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do. Larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investment properties may increase. This will result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties, our profitability is reduced and you will experience a lower return on your investment.

     WE WILL COMPETE WITH REAL ESTATE INVESTMENT PROGRAMS SPONSORED BY COMPANIES AFFILIATED WITH US FOR THE ACQUISITION OF PROPERTIES AND FOR THE TIME AND SERVICES OF PERSONNEL. Affiliated companies have previously sponsored other REITs, private real estate equity programs and private placement mortgage and note programs, and affiliated companies in the future may sponsor other real estate investment programs. These affiliated companies include Inland Real Estate Corporation, Inland Retail Real Estate Trust, Inc., Inland Real Estate Exchange Corporation and other entities to be formed by The Inland Group, Inc. We will compete with these existing and future real estate investment programs for the acquisition of properties of a type suitable for our investment, for the time and services of personnel of our advisor and affiliates of our advisor in connection with our operation and the management of our assets, and for obtaining and retaining investors for our common stock. We will be limited to acquiring properties that are located west of the Mississippi River and single net lease properties located anywhere in the United States and therefore our geographic diversity will be limited.

     WE PLAN TO INCUR MORTGAGE INDEBTEDNESS AND OTHER BORROWINGS, WHICH MAY REDUCE THE FUNDS AVAILABLE FOR DISTRIBUTION, MAY INCREASE THE RISK OF LOSS SINCE DEFAULTS MAY RESULT IN FORECLOSURE AND MORTGAGES MAY INCLUDE CROSS-COLLATERALIZATION OR CROSS-DEFAULT PROVISIONS THAT INCREASE THE RISK THAT MORE THAN ONE PROPERTY MAY BE AFFECTED BY A DEFAULT. We may, in some instances, use either existing financing or borrow new funds to acquire properties. We intend to incur or increase our mortgage debt by obtaining loans secured by selected or all of the real properties to obtain funds to acquire additional real properties. We may also borrow funds if necessary to satisfy the requirement that we distribute to stockholders as dividends at least 90% of our annual REIT taxable income, or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

     We may incur mortgage debt on a particular real property if we believe the property's projected cash flow is sufficient to service the mortgage debt. However, if there is a shortfall in cash flow, then the amount available for distributions to stockholders may be affected. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by properties may result in foreclosure actions initiated by lenders and our loss of the property securing the loan which is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entity that owns our properties. In such cases, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default.

     If mortgage debt is unavailable at reasonable rates, we will not be able to place financing on the properties, which could reduce distributions per share. If we place mortgage debt on the properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, our net income could be reduced, which would reduce cash available for distribution to stockholders and may prevent us from raising capital by issuing more stock and may prevent us from borrowing more money.

     IF WE HAVE INSUFFICIENT WORKING CAPITAL RESERVES, WE WILL HAVE TO OBTAIN FINANCING FROM OTHER SOURCES. We intend to establish working capital reserves which we believe are adequate to cover our cash needs. However, if these reserves are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Additional borrowing for working capital purposes will increase our interest expense and therefore, our financial condition and our ability to pay distributions may be adversely affected.

     THE TYPES OF PROPERTIES WHICH WE INTEND TO ACQUIRE AND THE AREA IN WHICH WE MAY ACQUIRE RETAIL CENTERS IS LIMITED. We intend to primarily acquire and manage retail centers. Our acquisition of retail centers is limited primarily to states west of the Mississippi River. Adverse economic conditions affecting that area could adversely affect our profitability to a greater degree than if we had diversified our investments to include other types of real estate over a larger geographic region.

     WE CURRENTLY PLAN TO ACQUIRE ONLY ONE SINGLE NET LEASED PROPERTY. We currently only have an agreement to acquire one single net leased property. We will not be able to meet our business objectives if we only acquire one single net leased property. This limitation could have an adverse effect on our business.

     THE AGGREGATE AMOUNT WE MAY BORROW IS LIMITED UNDER OUR ARTICLES OF INCORPORATION. Our articles of incorporation limit the aggregate amount we may borrow, secured and unsecured, to 300% of our net assets, absent a satisfactory showing that a higher level is appropriate. That limitation could have adverse consequences on our business, including:

     -    freezing our ability to purchase properties;

     - causing us to lose our REIT status if borrowing was necessary to distribute the required minimum amount of cash to our stockholders for us to qualify as a REIT;

     - causing operational problems if there are cash flow shortfalls for working capital purposes; and

     - resulting in the loss of a property if, for example, financing was necessary to cure a default on a mortgage.

     In order to change this limitation, we must obtain approval by a majority of our independent directors and by a majority of our stockholders. There will be a delay before approval can be obtained, if it can be obtained at all. It is possible that even if the required approval is obtained, it may not be obtained in sufficient time to avoid the adverse consequences of not having the additional funding when it is needed.

     WE HAVE NO OPERATING HISTORY, AND SO WE HAVE NO HISTORY OF EARNINGS UPON WHICH YOU COULD EVALUATE OUR BUSINESS. We were incorporated on March 5, 2003. We have only recently begun operations. We have not acquired any properties or hired any employees. Therefore, we have no operating history upon which you can evaluate our business and prospects. We have no income, cash flow, funds from operations or funds available to make distributions to you. We may be unable to conduct our business as we intend to do. You must carefully consider the risks and uncertainties frequently encountered in new companies like ours. Because we have no operating history, we have no historical basis for predicting if our business will be successful.

     BECAUSE OF THE WAY WE ARE ORGANIZED, WE WOULD BE A DIFFICULT TAKEOVER TARGET. THIS COULD DEPRESS THE PRICE OF OUR STOCK AND INHIBIT A MANAGEMENT CHANGE. Provisions which may have an anti takeover effect and inhibit a change in our management include:

     - THERE ARE OWNERSHIP LIMITS AND RESTRICTIONS ON TRANSFERABILITY AND OWNERSHIP IN OUR ARTICLES OF INCORPORATION. In order for us to qualify as a REIT, no more than 50% of the outstanding shares of our stock may be beneficially owned, directly or indirectly, by five or fewer individuals at any time during the last half of each taxable year. To assure that we will not fail to qualify as a REIT under this test, our articles of incorporation provide that, commencing March 1, 2003, subject to some exceptions, no person may beneficially own more than 9.8% of our common stock.

     This restriction may:

          - have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might involve a premium price for holders of our common stock; or

          - compel a stockholder who had acquired more than 9.8% of our stock to dispose of the additional shares and, as a result, to forfeit the benefits of owning the additional shares.

     - OUR ARTICLES OF INCORPORATION PERMIT OUR BOARD OF DIRECTORS TO ISSUE PREFERRED STOCK WITH TERMS THAT MAY DISCOURAGE A THIRD PARTY FROM ACQUIRING US. Our articles of incorporation permit our board of directors to issue, without stockholder approval, up to 10 million shares of preferred stock. The board may classify or reclassify any unissued preferred stock and establish preferences, conversion or other rights, voting power, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption, of any preferred stock. Thus, our board could authorize, without the approval by our stockholders, the issuance of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as merger, tender offer or sale of all or substantially all of our assets) that might provide a premium for holders of our common stock.

     - MARYLAND LAW MAY DISCOURAGE A THIRD PARTY FROM ACQUIRING US. Maryland law restricts mergers and other business combinations between us and an interested stockholder. Under the Maryland Business Combination Act, an anti-takeover statute, for a period of five years after the most recent acquisition of stock by an interested stockholder, we may not engage in any merger or other business combination with that interested stockholder or any affiliate of that interested stockholder. After the five-year period, any merger or other business combination must be approved by our board of directors and by at least 80% of all the votes entitled to be cast by holders of outstanding shares of our voting stock and two-thirds of all the votes entitled to be cast by holders of outstanding shares of our voting stock other than the interested stockholder with whom the business combination is to be effected unless, among other things, the stockholders of the company receive in the business combination a minimum consideration for their common stock equal to the highest price paid by the interested stockholder for its common stock. However, our articles of incorporation provide that the business combination provisions of Maryland law do not apply to any business combination involving us and our affiliates. As a result, the five-year prohibition and the super-majority stockholder vote requirements will not apply to any business combinations between us and our affiliates. The Maryland Business Combination Act could have the effect of discouraging offers from third parties to acquire us and of increasing the difficulty of successfully completing a business combination. See "Description of Securities - Provisions of Maryland Law and our Articles of Incorporation and Bylaws."

     - MARYLAND LAW ALSO LIMITS THE ABILITY OF A THIRD PARTY TO BUY A LARGE STAKE IN US AND EXERCISE VOTING POWER IN ELECTING DIRECTORS. Maryland law provides a second anti-takeover statute, its Control Share Acquisition Act, which provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by the corporation's disinterested stockholders by a vote of a two-thirds of the votes entitled to be cast on the matter; shares of stock owned by interested stockholders, that is, by the acquirer, by officers or by directors who are employees of the corporation, are not entitled to be cast on the matter. "Control shares" are voting shares of stock which would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares. The control share acquisition statute does not apply (i) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (ii) to acquisitions approved or exempted by the articles of incorporation or bylaws of the corporation. Our bylaws exempt our affiliates from the Maryland control share acquisition statute. This statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than our affiliates or any of their affiliates. See "Description of Securities
          - Provisions of Maryland Law and our Articles of Incorporation and Bylaws - Control Share Acquisition."

     YOUR INVESTMENT RETURN MAY BE REDUCED IF WE ARE REQUIRED TO REGISTER AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT. We are not registered as an investment company under the Investment Company Act of 1940. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act. These requirements include:

     -    limitations on capital structure;

     -    restrictions on specified investments;

     -    prohibitions on transactions with affiliates; and

     - compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

     In order to maintain our exemption from regulation under the Investment Company Act of 1940, we must engage primarily in the business of buying real estate, and these investments must be made within a year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of the offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns. This would reduce the cash available for distribution to investors and possibly lower your returns.

     To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income or loss generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our strategy.

     If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

     THERE ARE MANY FACTORS WHICH CAN AFFECT DISTRIBUTIONS TO STOCKHOLDERS. Distributions will be based principally on cash available from our properties, real estate securities, and other investments. The amount of cash available for distributions will be affected by many factors, such as our ability to buy properties as offering proceeds become available, the yields on securities of other REITs which we invest in, and our operating expense levels, as well as many other variables. Actual cash available for distributions may vary substantially from estimates. We can give no assurance that we will be able to pay or maintain distributions or that distributions will increase over time. Nor can we give any assurance that rents from the properties will increase, that the securities we buy will increase in value or provide increased dividends over time, or that future acquisitions of real properties or our investments in securities will increase our cash available for distributions to stockholders. Our actual results may differ from the assumptions used by our board of directors in establishing the initial distribution rate to stockholders. Some of these factors are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions:

     - If one or more tenants defaults or terminates their lease, there could be a decrease or cessation of rental payments which would mean less cash available for distributions.

     - Cash available for distributions may be reduced if we are required to spend money to correct defects or to make improvements to properties.

     - Cash available to make distributions may decrease if the assets we acquire have lower yields than expected.

     - There may be a delay between the sale of the common stock and our purchase of real properties. During that time, we may invest in lower yielding short term instruments, which could result in a lower yield on your investment.

     - Federal income tax laws require REITs to distribute at least 90% of their taxable income to stockholders. This limits the earnings which we may retain for corporate growth, such as property acquisition, development or expansion and makes us more dependent upon additional debt or equity financing than corporations which are not REITs. If we borrow more funds in the future, more of our operating cash will be needed to make debt payments and cash available for distributions may therefore decrease.

     - In connection with future property acquisitions, we may issue additional shares of common stock or interests in other entities that own our properties. We cannot predict the number of shares of common stock, units or interests which we may issue, or the effect that these additional shares might have on cash available for distributions to you. If we issue additional shares, they could reduce the cash available for distributions to you.

     - We make distributions to our stockholders to comply with the distribution requirements of the Internal Revenue Code and to eliminate, or at least minimize, exposure to federal income taxes and the nondeductible REIT excise tax. Differences in timing between the receipt of income and the payment of expenses and the effect of required debt payments could require us to borrow funds on a short term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

     OUR DERIVATIVE FINANCIAL INSTRUMENTS USED TO HEDGE AGAINST INTEREST RATE FLUCTUATIONS COULD REDUCE THE OVERALL RETURNS ON YOUR INVESTMENT. We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our properties. To the extent we do, we are exposed to credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. When the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. When the fair value of a derivative contract is negative, we owe the counterparty and, therefore, it does not possess credit risk.

     Our hedging strategy and use of derivative financial instruments may reduce the overall returns on your investments.

     As we have yet to raise any money, our board has not yet established policies and procedures regarding our use of derivative financial instruments for hedging or other purposes.

     WE COULD ISSUE MORE SHARES IN THE FUTURE, WHICH COULD REDUCE THE MARKET PRICE OF OUR OUTSTANDING SHARES. We have the power to issue more shares of our common stock in the future. We cannot predict the effect on the market price of our outstanding common stock, if any, of future sales by us of shares of our common stock, or the availability of shares for future sales through the exercise of options granted to independent directors under our independent director stock option plan. The issuance of these additional shares, or the perception that these shares could be issued, could adversely affect the prevailing market prices, if any, for our common stock.

     OUR SHARE REPURCHASE PROGRAM IS LIMITED TO 5% OF THE WEIGHTED AVERAGE NUMBER OF SHARES OF OUR STOCK OUTSTANDING DURING THE PRIOR CALENDAR YEAR AND MAY BE CHANGED OR TERMINATED BY US, THEREBY REDUCING THE POTENTIAL LIQUIDITY OF YOUR INVESTMENT. In accordance with our share repurchase program, a maximum of 5% of the weighed average number of shares of our stock outstanding during the prior calendar year may be repurchased by us. This standard limits the number of shares we can purchase. Our board also has the ability to change or terminate, at any time, our share repurchase program. If we terminate or modify our share repurchase program or if we do not have sufficient funds available to repurchase all shares that our stockholders request to repurchase, then our stockholders' ability to liquidate their shares will be diminished.

     STOCKHOLDERS HAVE LIMITED CONTROL OVER CHANGES IN OUR POLICIES. Our board of directors determines our major policies, including our investment objectives, financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. This means that stockholders will have limited control over changes in our policies.

     IF WE INVEST IN JOINT VENTURES, THE OBJECTIVES OF OUR PARTNERS MAY CONFLICT WITH OUR OBJECTIVES. We may make investments in joint ventures or other partnership arrangements between us and affiliates of our sponsor or with unaffiliated third parties. Investments in joint ventures which own real properties may involve risks otherwise not present when we purchase real properties directly. For example, our co venturer may file for bankruptcy protection, may have economic or business interests or goals which are inconsistent with our interests or goals, or may take actions contrary to our instructions, requests, policies or objectives. Among other things, actions by a co venturer might subject real properties owned by the joint venture to liabilities greater than those contemplated by the terms of the joint venture or other adverse consequences.

     IF WE SELL PROPERTIES BY PROVIDING FINANCING TO PURCHASERS, WE WILL BEAR THE RISK OF DEFAULT BY THE PURCHASER. If we decide to sell any of our properties, we will use our best efforts to sell for cash. However, we may sell our properties by providing financing to purchasers. When we provide financing to purchasers, we will bear the risk of default by the purchaser and will be subject to remedies provided by law. There are no limitations or restrictions on our ability to take purchase money obligations. We may therefore take a purchase money obligation secured by a mortgage as part payment for the purchase price. The terms of payment to us will be affected by custom in the area where the property being sold is located and the then-prevailing economic conditions. If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other properties, will be delayed until the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years.

     IF WE DO NOT RAISE SUFFICIENT FUNDS, WE MAY NOT FULFILL OUR INVESTMENT OBJECTIVES, INCLUDING ASSET DIVERSIFICATION. We are making this offering on a best efforts basis and it is conditioned on the sale of at least 200,000 shares of common stock for $2,000,000. Because this offering will be made on a best efforts basis, our potential profitability and our ability to continue to diversify our investments, both geographically and by type of properties purchased, will be limited by the amount of funds we raise. We will be able to purchase additional properties only as additional funds are raised. We cannot guarantee that we will sell the minimum number of shares and, if we do not, all proceeds from subscribers will be returned to them together with the interest earned on the proceeds. We have committed to pay approximately $26 million for the property to be purchased by us located in Phoenix, Arizona. In addition, expenses that we will incur in connection with this offering will impact the amount of funds that we have available to fulfill our investment objectives. If we only sell the minimum amount, we will incur $300,000 in expenses, and therefore will only have $1.7 million available for investment purposes. Funds that we apply towards offering expenses will reduce the amount of funds available for investment purposes. If we do not raise the minimum offering amount, then we will not be able to fulfill our investment objectives. See "Plan of Distribution -- Escrow Conditions" for explanations of when uninvested proceeds and escrowed funds will be returned to you. If we sell the maximum amount, we estimate our total expenses will be $277 million, leaving approximately $2.4 billion available for investment purposes.

     DELAYS IN ACQUISITIONS OF PROPERTIES MAY HAVE AN ADVERSE EFFECT. Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns and distributions on your investment. Where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in your distributions attributable to those particular properties. In addition, it takes a certain amount of time to locate, negotiate an acceptable purchase contract, conduct due diligence and ultimately acquire a property. If we are unable to invest our offering proceeds in income producing real properties in a timely manner, this may adversely affect the funds available for distribution.

     WE MAY NOT BE ABLE TO IMMEDIATELY INVEST PROCEEDS IN REAL ESTATE, WHICH WILL HARM YOUR RETURNS. Until we invest the proceeds of this offering in real estate investments, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments are not likely to earn as high a return as we expect to earn on our real estate investments, and we cannot guarantee how long it will take us to fully invest the proceeds of this offering in real estate investments. If we are unable to locate and close on real estate investments promptly, or in a manner consistent with the capital we raise, the funds available for your distributions could be reduced.

     WE DEPEND ON OUR BOARD OF DIRECTORS, ADVISOR AND PROPERTY MANAGER AND LOSING THOSE RELATIONSHIPS COULD NEGATIVELY AFFECT OUR OPERATIONS. Our board of directors has supervisory control over all aspects of our operations. Our ability to achieve our investment objectives will depend to a large extent on the board's ability to oversee, and the quality of, the management provided by the advisor, the property manager, their affiliates and employees for day-to-day operations. Therefore, we depend heavily on the ability of the advisor and its affiliates to retain the services of each of its executive officers and key employees. However, none of these individuals has an employment agreement with the advisor or its affiliates. The loss of any of these individuals could have a material adverse effect on us. These individuals include Robert D. Parks, G. Joseph Cosenza, Thomas P. McGuinness, Roberta S. Matlin and Brenda G. Gujral.

     Our advisor must reimburse us for certain operational stage expenses exceeding 15%. If the advisor's net worth or cash flow is not sufficient to cover these expenses, we will not be reimbursed.

     THERE ARE CONFLICTS OF INTEREST BETWEEN US AND OUR AFFILIATES. Our operation and management may be influenced or affected by conflicts of interest arising out of our relationship with our affiliates. Our advisor and its affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that the advisor and affiliates will provide to us. Those officers could take actions that are more favorable to other entities than to us. The resolution of conflicts in favor of other entities could have a negative impact on our financial performance. These affiliates include, Inland Retail Real Estate Trust, Inc., Inland Western Retail Real Estate Advisory Services, Inc., Inland Real Estate Corporation, Inland Real Estate Exchange Corporation and entities to be formed by The Inland Group, Inc., Inland Western Retail Real Estate Advisory Services, Inc., our advisor. Inland Real Estate Corporation is a publicly registered REIT. Inland Real Estate Corporation is a self-administered REIT and is no longer affiliated with The Inland Group. Inland Real Estate Corporation purchases shopping centers located in the Midwest. Inland Retail Real Estate Trust, Inc. is affiliated with The Inland Group, Inc. Inland Retail Real Estate Trust, Inc. purchases shopping centers located east of the Mississippi River. Inland Real Estate Exchange Corporation is a subsidiary of Inland Real Estate Investment Corporation. Inland Real Estate Exchange Corporation provides replacement properties for people wishing to complete an IRS Section 1031 real estate exchange. Our advisor receives fees based on the book value of the properties under management. Specific conflicts of interest between us and our affiliates include:

     - WE MAY ACQUIRE PROPERTIES FROM AFFILIATES OF OUR SPONSOR IN TRANSACTIONS IN WHICH THE PRICE WILL NOT BE THE RESULT OF ARM'S LENGTH NEGOTIATIONS. The prices we pay to affiliates of our sponsor for our properties will be equal to the prices paid by them, plus the costs incurred by them relating to the acquisition and financing of the properties. These prices will not be the subject of arm's length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm's-length transaction. The result of these transactions could cause us to pay more for particular properties than we would have in an arm's length transaction and therefore, adversely effect our cash flow and our ability to pay your distributions.

     - WE MAY PURCHASE REAL PROPERTIES FROM PERSONS WITH WHOM OUR ADVISOR OR ITS AFFILIATES HAVE PRIOR BUSINESS RELATIONSHIPS AND OUR INTERESTS IN THESE BUSINESS RELATIONSHIPS MAY BE DIFFERENT FROM THE INTERESTS OF OUR ADVISOR OR ITS AFFILIATES IN THESE BUSINESS RELATIONSHIPS. We may purchase properties from third parties who have sold properties in the past, or who may sell properties in the future, to our advisor or its affiliates. If we purchase properties from these third parties, our advisor will experience a conflict between our current interests and its interest in preserving any ongoing business relationship with these sellers. This could result in our advisor or its affiliates recommending properties that may be in the best interest of the third party seller, but not our best interest. This could adversely impact our portfolio by causing us to invest in properties that are not necessarily in our best interest.

     - OUR ADVISOR AND ITS AFFILIATES RECEIVE COMMISSIONS, FEES AND OTHER COMPENSATION BASED UPON OUR INVESTMENTS AND THEREFORE OUR ADVISOR AND ITS AFFILIATES MAY RECOMMEND THAT WE MAKE INVESTMENTS IN ORDER TO INCREASE THEIR COMPENSATION. Our advisor and its affiliates receive commissions, fees and other compensation based upon our investments. They benefit by us retaining ownership of our assets and leveraging our assets, while you may be better served by sale or disposition or not leveraging the assets. In addition, our advisor's ability to receive fees and reimbursements depends on our continued investment in properties and in other assets which generate fees. Our advisor received fees based on the book value of the properties under management. Our property manager receives fees based on the income from properties under management. Therefore, our advisor and/or property manager may recommend that we purchase properties that generate fees for our advisor and property manager, but are not necessarily the most suitable investment for our portfolio. In addition, our affiliates, who receive fees, including our advisor, may recommend that we acquire properties, which may result in our incurring substantive amounts of indebtedness. Therefore, the interest of our advisor and its affiliates in receiving fees may conflict with our ability to earn income and may result in our incurring substantive amounts of indebtedness. The resolution of this conflict of interest may adversely impact our cash flow and our ability to pay your distributions.

     - OUR ADVISOR MAY HAVE CONFLICTING FIDUCIARY OBLIGATIONS IF WE ACQUIRE PROPERTIES WITH ITS AFFILIATES. Our advisor may cause us to acquire an interest in a property through a joint venture with its affiliates. In these circumstances, our advisor will have a fiduciary duty to both us and its affiliates participating in the joint venture. The resolution of this conflict of interest may cause the advisor to sacrifice our best interest in favor of the seller of the property and therefore, we may enter into a transaction that is not in our best interest. The resolution of this conflict of interest may negatively impact our financial performance.

     - THERE IS COMPETITION FOR THE TIME AND SERVICES OF OUR ADVISOR AND OUR ADVISOR MAY NOT DEDICATE THE TIME NECESSARY TO MANAGER OUR BUSINESS. We rely on our advisor and its affiliates for our daily operation and the management of our assets. Our officers and other personnel of our advisor and its affiliates have conflicts in allocating their management time, services and functions among the real estate investment programs they currently service and any future real estate investment programs or other business ventures which they may organize or serve. Those personnel could take actions that are more favorable to other entities than to us. The resolution of conflicts in favor of other entities could have a negative impact on our financial performance.

     - INLAND SECURITIES CORPORATION IS PARTICIPATING AS MANAGING DEALER IN THE SALE OF THE SHARES. Inland Securities Corporation is our managing dealer of this offering and is affiliated with The Inland Group. Our managing dealer is entitled to selling commissions, reimbursement for marketing and due diligence expenses, and the receipt of warrants. Our managing dealer may be subject to a conflict of interest arising out of its participation in this offering and its affiliation with The Inland Group in performing its "due diligence" obligations which arise under the Securities Act of 1933. The resolution of this conflict of interest could have a negative impact on our financial performance.

     - WE MAY ACQUIRE THE BUSINESS OF OUR ADVISOR AND OUR PROPERTY MANAGER WITHOUT FURTHER ACTION BY OUR STOCKHOLDERS. During the term of our agreements with our advisor and our property manager, we have the option to acquire or consolidate the business conducted by them without any consent of our stockholders, our advisor or our property manager. We may elect to exercise this right at any time after September 15, 2008. This unfettered discretion could cause us to take action that otherwise we would not be able to do and therefore, could have a negative impact on our financial performance.

     - WE DO NOT HAVE ARM'S-LENGTH AGREEMENTS, WHICH COULD CONTAIN TERMS WHICH ARE NOT IN OUR BEST INTEREST. As we have noted, our agreements and arrangements with our advisor or any of its affiliates, including those relating to compensation, are not the result of arm's length negotiations. These agreements may contain terms that our not in our best interest and would not otherwise be applicable if we entered into arm's-length agreements. See "Conflicts of Interest" for a discussion of various conflicts of interest.

     WE CANNOT PREDICT THE AMOUNTS OF COMPENSATION TO BE PAID TO OUR ADVISOR AND OUR OTHER AFFILIATES. Because the fees that we will pay to our advisor and our other affiliates are based on the level of our business activity, it is not possible to predict the amounts of compensation that we will be required to pay these entities. In addition, because key employees of our affiliates are given broad discretion to determine when to consummate a transaction, we rely on these key persons to dictate the level of our business activity. Fees paid to our affiliates will reduce funds available for distribution. Because we cannot predict the amount of fees due to these affiliates, we cannot predict how precisely such fees will impact our distributions.

     THE MANAGING DEALER HAS NOT MADE AN INDEPENDENT REVIEW OF US OR THE PROSPECTUS. The managing dealer, Inland Securities Corporation, is one of our affiliates and will not make an independent review of us or the offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the managing dealer, also an affiliate, cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker. In addition, a substantial portion of the proceeds of the offering will be paid to the managing dealer for managing the offering, including cash selling commissions, a marketing contribution and a due diligence expense allowance.

     OUR RIGHTS AND THE RIGHTS OF OUR STOCKHOLDERS TO TAKE ACTION AGAINST OUR DIRECTORS AND OFFICERS AND THE ADVISOR ARE LIMITED. Maryland law provides that a director has no liability in the capacity as a director if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests, and with the care that an ordinary prudent person in a like position would use under similar circumstances. Maryland law also provides that an act by a director of a Maryland corporation is presumed to satisfy the standards of the preceding sentence. Additionally, our articles of incorporation limit the liability of our directors and officers to us and to our stockholders for monetary damages to the maximum extent permitted under Maryland law. Our articles of incorporation, in the case of our directors, officers, employees and agents, and the advisory agreement, in the case of the advisor, require us to indemnify our directors, officers, employees and agents and the advisor for actions taken by them in good faith and without negligence or misconduct. Moreover, we have entered into separate indemnification agreements with each of our directors and some of our executive officers. As a result, we and our stockholders may have more limited rights against our directors, officers, employees and agents, and the advisor than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or the advisor in some cases. See "Limitation of Liability and Indemnification of Directors, Officers and Our Advisors."

     THE BUSINESS OF OUR ADVISOR AND OUR PROPERTY MANAGER MAY BE ACQUIRED BY US WITHOUT FURTHER ACTION OF OUR STOCKHOLDERS. During the term of our agreements with our advisor and our property manager, we have the option to cause the business conducted by our advisor and/or our property manager (including all of their assets) to be acquired by or consolidated into us, without any consent of our stockholders, our advisor or our property manager or their respective board of directors or stockholders or shareholders in certain instances. We may elect to exercise this right as soon as any time after five years from the date of this prospectus. Our decision to exercise this right will be determined by a vote of a majority of our directors not otherwise interested in the transaction (including a majority of our independent directors). Our advisor and our property manager and/or their respective stockholders and shareholders will receive in connection with such an acquisition and in exchange for the transfer of all of the stock or assets of our advisor and/or our property manager, as the case may be, and for terminating their contractual relationships with us and the release or waiver of all their fees payable under the provisions of those contractual arrangements until their stated termination, but not paid, a determinable number of our shares. We will be obligated to pay any fees accrued under such contractual arrangements for services rendered through the closing of such acquisitions. In the event such an acquisition transaction is structured as a purchase of assets by us or a share exchange in which we are the acquiring corporation, our articles of incorporation and Maryland law will permit us to enter into and to consummate such a transaction without obtaining the approval of our stockholders. We do not presently intend to seek such stockholder approval if it is not then required by Maryland law or our articles of incorporation. Any such transaction will occur, if at all, only if our board of directors obtains a fairness opinion from a recognized financial advisor or institution providing valuation services to the effect that the consideration to be paid therefore is fair, from a financial point of view, to our stockholders. As a result, our stockholders will not have a right to vote on a decision to acquire the advisor or property manager and such transaction could dilute your holdings.

     YOUR PERCENTAGE OF OWNERSHIP MAY BECOME DILUTED IF WE ISSUE NEW SHARES OF STOCK. Stockholders have no rights to buy additional shares of stock in the event we issue new shares of stock, known as preemptive rights. We may issue common stock, convertible debt or preferred stock in a subsequent public offering or a private placement, upon exercise of options, or to sellers of properties we directly or indirectly acquire instead of, or in addition to, cash consideration. Investors purchasing common stock in this offering who do not participate in any future stock issues will experience dilution in the percentage of the issued and outstanding stock they own. Your investment will not be diluted as a result of any future stock issues if we sell any subsequently issued common stock for cash or property having a value of not less than $10 per share. Options to purchase common stock to be issued to independent directors under our independent director stock option plan, and/or convertible securities, if any, likely will be exercised or converted at a time when we seek to obtain needed capital through a new offering of our securities and on terms more favorable than those provided by the offered securities. As long as options on convertible securities remain unexercised or unconverted, the terms on which we could raise additional capital may be adversely affected, increasing the likelihood of your ownership percentage being diluted.

     THERE ARE INHERENT RISKS WITH REAL ESTATE INVESTMENTS. All real property investments are subject to some degree of risk. Equity real estate investments cannot be quickly converted to cash. This limits our ability to promptly vary our portfolio in response to changing economic, financial and investment conditions. Real property investments are also subject to adverse changes in general economic conditions or local conditions which reduce the demand for rental space. Other factors also affect real estate values, including:

     - possible federal, state or local regulations and controls affecting rents, prices of goods, fuel and energy consumption and prices, water and environmental restrictions;

     -    increasing labor and material costs; and

     -    the attractiveness of the property to tenants in the neighborhood.

     The yields available from equity investments in real estate depend in large part on the amount of rental income earned, as well as property operating expenses and other costs we incur. If our properties do not generate revenues sufficient to meet operating expenses, we may have to borrow amounts to cover fixed costs, and our cash available for distributions may be adversely affected.

     Prior investment programs of our sponsor experienced mortgage defaults and restructuring of debt. The principal real estate related adverse effects experienced by prior investment programs sponsored by The Inland Group and its affiliates were mortgage defaults and restructuring of debt.

     ADVERSE ECONOMIC CONDITIONS IN OUR PRIMARY GEOGRAPHIC REGION AND IN THE MARKET FOR RETAIL SPACE COULD REDUCE OUR INCOME AND DISTRIBUTIONS TO YOU. Our properties will be located mainly in states west of the Mississippi River in the United States. Our properties will primarily be used as retail establishments, principally multi-tenant shopping centers. The economic performance of our properties could be affected by changes in local economic conditions. Our performance is therefore linked to economic conditions in this region and in the market for retail space generally. Therefore, to the extent that there are adverse economic conditions in this region and in the market for retail space generally that impact the market rents for retail space, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to you.

     In addition, we intend to predominantly own and operate grocery and discount anchored retail centers. To the extent that the investing public has a negative perception of the retail sector, the value of our common stock may be negatively impacted, thereby resulting in the shares trading at a discount below the inherent value of our assets as a whole.

     RISING EXPENSES COULD REDUCE CASH FLOW AND FUNDS AVAILABLE FOR FUTURE ACQUISITIONS. Our properties and any properties we buy in the future, are and will be subject to operating risks common to real estate in general, any or all of which may negatively affect us. If any property is not fully occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses.

     While some of our properties may be leased on a triple-net-lease basis or require the tenants to pay a portion of such expenses, renewals of leases or future leases may not be negotiated on that basis, in which event we will have to pay those costs. If we are unable to lease properties on a triple-net-lease basis or on a basis requiring the tenants to pay all or some of such expenses, or if tenants fail to pay required tax, utility and other impositions, we could be required to pay those costs which could adversely affect funds available for future acquisitions or cash available for distributions.

     IF OUR TENANTS ARE UNABLE TO MAKE RENTAL PAYMENTS, IF THEIR RENTAL PAYMENTS ARE REDUCED, OR IF THEY TERMINATE A LEASE, OUR FINANCIAL CONDITION AND ABILITY TO PAY DISTRIBUTIONS WILL BE ADVERSELY AFFECTED. We are subject to the risk that tenants, as well as lease guarantors, if any, may be unable to make their lease payments or may decline to extend a lease upon its expiration. A default by a tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease, or a tenant's election not to extend a lease upon its expiration, could have an adverse effect on our financial condition and our ability to pay distributions.

     OUR FINANCIAL CONDITION AND ABILITY TO MAKE DISTRIBUTIONS MAY BE ADVERSELY AFFECTED BY THE BANKRUPTCY OR INSOLVENCY, A DOWNTURN IN THE BUSINESS, OR A LEASE TERMINATION OF A TENANT THAT OCCUPIES A LARGE AREA OF THE RETAIL CENTER OR AN ANCHOR TENANT. Generally, any tenant occupying a large portion of the gross leasable area of a retail center, a tenant of any of the triple-net single-user retail properties outside the primary geographical area of investment, commonly referred to as an anchor tenant, or a tenant that is an anchor tenant at more than one retail center, may become insolvent, may suffer a downturn in business, or may decide not to renew its lease. Any of these events would result in a reduction or cessation in rental payments to us and would adversely affect our financial condition. A lease termination by an anchor tenant could result in lease terminations or reductions in rent by other tenants whose leases permit cancellation or rent reduction if an anchor tenant's lease is terminated. In certain properties where there are large tenants, other tenants may require that if certain large tenants or "shadow" tenants discontinue operations, a right of termination or reduced rent may exist. In such event, we may be unable to re-lease the vacated space. Similarly, the leases of some anchor tenants may permit the anchor tenant to transfer its lease to another retailer. The transfer to a new anchor tenant could cause customer traffic in the retail center to decrease and thereby reduce the income generated by that retail center. A transfer lease to a new anchor tenant could also allow other tenants to make reduced rental payments or to terminate their leases at the retail center. If we are unable to re-lease the vacated space to a new anchor tenant, we may incur additional expenses in order to re-model the space to be able to re-lease the space to more than one tenant.

     IF A TENANT CLAIMS BANKRUPTCY, WE MAY BE UNABLE TO COLLECT BALANCES DUE UNDER RELEVANT LEASES. Any or all of the tenants, or a guarantor of a tenant's lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. Such a bankruptcy filing would bar all efforts by us to collect pre-bankruptcy debts from these entities or their properties, unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If a lease is assumed, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim is capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims.

     A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. Such an event could cause a decrease or cessation of rental payments which would mean a reduction in our cash flow and the amount available for distributions to you. In the event of a bankruptcy, we cannot assure you that the tenant or its trustee will assume our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distributions to you may be adversely affected.

     WE MAY INCUR ADDITIONAL COSTS IN ACQUIRING OR RE-LEASING RETAIL PROPERTIES. Some of the properties we may acquire may be designed or built primarily for a particular tenant or a specific type of use. If a tenant fails to renew its lease or defaults on its lease obligations, we may not be able to readily market the property to a new tenant without substantial capital improvements or remodeling, which may adversely affect our results of operation and financial condition.

     OUR PROPERTIES WILL BE SUBJECT TO COMPETITION FOR TENANTS AND CUSTOMERS. We intend to locate our properties in developed areas. Therefore, there are and will undoubtedly be numerous other retail properties within the market area of each of our properties which will compete with our properties and which will compete with us for tenants. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rents charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for customer traffic and creditworthy tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties which we would not have otherwise made, thus affecting cash available for distributions, and the amount available for distributions to you.

     OUR PROPERTIES WILL FACE COMPETITION WHICH MAY AFFECT TENANTS' ABILITY TO PAY RENT AND THE AMOUNT OF RENT PAID TO US AND IN TURN AFFECT THE CASH AVAILABLE FOR DISTRIBUTIONS AND THE AMOUNT OF DISTRIBUTIONS. Each of our properties will be subject to competition from similar retail centers within their respective market areas. Other retail centers within the market area of our properties will compete with our properties for customers affecting their cash flows and thus affecting their ability to pay rent. In addition, some of our tenant rent payments may be based on the amount of sales revenue generated by them. If these tenants experience competition, the amount of their rent may decrease and our cash flow will decrease.

     WE MAY BE RESTRICTED FROM RE-LEASING SPACE. In many cases, tenant leases will contain provisions giving the tenant the exclusive right to sell particular types of merchandise or provide specific types of services within the particular retail center, or limit the ability of other tenants to sell such merchandise or provide such services. When re-leasing space after a vacancy is required, these provisions may limit the number and types of prospective tenants for the vacant space. The failure to re-lease or to re-lease on satisfactory terms could result in a reduction of net income, funds from operations and cash available for distributions and, thus affect the amount of distributions to you.

     WE MAY BE UNABLE TO SELL A PROPERTY IF OR WHEN WE DECIDE TO DO SO. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.

     We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

     In acquiring a property, we may agree to restrictions that prohibit the sale of that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These provisions would restrict our ability to sell a property.

     IF WE SUFFER LOSSES THAT ARE NOT COVERED BY INSURANCE OR THAT ARE IN EXCESS OF INSURANCE COVERAGE, WE COULD LOSE INVESTED CAPITAL AND ANTICIPATED PROFITS. Each tenant is responsible for insuring its goods and premises and, in some circumstances, may be required to reimburse us for a share of the cost of acquiring comprehensive insurance for the property, including casualty, liability, fire and extended coverage customarily obtained for similar properties in amounts which our advisor determines are sufficient to cover reasonably foreseeable losses. Tenants of single-user properties leased on a triple-net-lease basis typically are required to pay all insurance costs associated with those properties. Material losses may occur in excess of insurance proceeds with respect to any property as insurance may not have sufficient resources to fund the losses. However, there are types of losses, generally of a catastrophic nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are either uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or copayments. Insurance risks associated with potential terrorism acts could sharply increase the premium we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial property owners as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our potential properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that will have adequate coverage for such losses. The Terrorism Risk Insurance Act of 2002 is designed for a sharing of terrorism losses between insurance companies and the federal government. We cannot be certain how this act will impact us or what additional cost to us, if any, could result. If such an event occurred to, or caused the destruction of, one or more of our properties, we could lose both our invested capital and anticipated profits from such property.

     TERRORIST ATTACKS, SUCH AS THE ATTACKS THAT OCCURRED IN NEW YORK AND WASHINGTON, D.C. ON SEPTEMBER 11, 2001, AND OTHER ACTS OF VIOLENCE OR WAR MAY AFFECT THE MARKETS IN WHICH WE OPERATE, OUR OPERATIONS AND OUR PROFITABILITY. Terrorist attacks may negatively affect our operations and your investment in our common shares. We cannot assure you that there will not be further terrorist attacks against the United States or United States businesses. Properties we may acquire may be located in areas that may be susceptible to attack, which may make these properties more likely to be viewed as terrorist targets than similar, less recognizable properties. These attacks or armed conflicts may directly impact the value of our properties through damage, destruction, loss or increased security costs. We may obtain terrorism insurance as required by our lenders. The terrorism insurance that we obtain may not be sufficient to cover loss for damages to our properties as a result of terrorist attacks. In addition, certain losses resulting from these types of events are uninsurable and others would not be covered by our current terrorism insurance. Additional terrorism insurance may not be available at a reasonable price or at all.

     The United States' armed conflict in Iraq could have a further impact on our tenants. The consequences of any armed conflict are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business or your investment.

     More generally, any of these events could result in increased volatility in or damage to the United States and worldwide financial markets and economy. They also could result in a continuation of the current economic uncertainty in the United States or abroad. Our revenues will be dependent upon payment of rent by retailers, which may be particularly vulnerable to uncertainty in the local economy. Adverse economic conditions could affect the ability of our tenants to pay rent, which could have a material adverse effect on our operating results and financial condition, as well as our ability to pay distributions to stockholders.

     REAL ESTATE RELATED TAXES MAY INCREASE AND IF THESE INCREASES ARE NOT PASSED ON TO TENANTS, OUR INCOME WILL BE REDUCED. Some local real property tax assessors may seek to reassess some of our properties as a result of our acquisition of the property. Generally, from time to time our property taxes increase as property values or assessment rates change or for other reasons deemed relevant by the assessors. An increase in the assessed valuation of a property for real estate tax purposes will result in an increase in the related real estate taxes on that property. Although some tenant leases may permit us to pass through such tax increases to the tenants for payment, there is no assurance that renewal leases or future leases will be negotiated on the same basis. Increases not passed through to tenants will adversely affect our income, cash available for distributions, and the amount of distributions to you.

     REVENUE FROM OUR PROPERTIES DEPENDS ON THE AMOUNT OF OUR TENANTS' RETAIL REVENUE, MAKING US VULNERABLE TO GENERAL ECONOMIC DOWNTURNS AND OTHER CONDITIONS AFFECTING THE RETAIL INDUSTRY. Some of our leases may provide for base rent plus contractual base rent increases. Some of our leases may also include a percentage rent clause for additional rent above the base amount based upon a specified percentage of the sales our tenants generate.

     Under those leases which contain percentage rent clauses, our revenue from tenants may increase as the sales of our tenants increase. Generally, retailers face declining revenues during downturns in the economy. As a result, the portion of our revenue which we derive from percentage rent leases could decline upon a general economic downturn.

     THE COSTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS AND OTHER GOVERNMENTAL LAWS AND REGULATIONS MAY ADVERSELY AFFECT OUR INCOME AND THE CASH AVAILABLE FOR ANY DISTRIBUTIONS. All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. Under various federal, state and local laws, ordinances and regulations, a current or previous owner, developer or operator of real estate may be liable for the costs of removal or remediation of hazardous or toxic substances at, on, under, or in its property. The costs of removal or remediation could be substantial. In addition, the presence of such substances, or the failure to properly remediate such substances, may adversely affect our ability to sell or rent such property or to use such property as collateral for future borrowing.

     Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations, stricter interpretation of existing laws or the future discovery of environmental contamination may require material expenditures by us. We cannot assure that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties, such as the presence of underground storage tanks, or by the activities of unrelated third parties.

     These laws typically allow liens to be placed on the affected property. In addition, there are various local, state and federal fire, health, life-safety and similar regulations which we may be required to comply with, and be subject to liability in the form of fines or damages for noncompliance.

     State and federal laws in this area are constantly evolving, and we intend to monitor these laws and take commercially reasonable steps to protect ourselves from the impact of these laws, including obtaining environmental assessments of each property acquired. We cannot assure that such assessments will reveal all environmental liabilities or that a prior owner of a property did not create a material environmental condition not known to us. We cannot predict what other environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted, or what environmental conditions may be found to exist in the future. We cannot assure that our business, assets, results of operations, liquidity or financial condition will not be adversely affected by these laws, which may adversely affect cash available for distributions, and the amount of distributions to you.

     OUR COSTS ASSOCIATED WITH COMPLYING WITH THE AMERICANS WITH DISABILITIES ACT MAY AFFECT CASH AVAILABLE FOR DISTRIBUTIONS. Our properties will be subject to the Americans with Disabilities Act of 1990.

Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for "public accommodations" and "commercial facilities" that generally requires that buildings and services, including restaurants and retail stores, be made accessible and available to people with disabilities. The Disabilities Act's requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties, or, in some cases, an award of damages. We will attempt to acquire properties which comply with the Disabilities Act or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the Disabilities Act. However, we cannot assure that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for Disabilities Act compliance may affect cash available for distributions and the amount of distributions to you.

     IF A SALE OR LEASEBACK TRANSACTION IS RECHARACTERIZED, OUR FINANCIAL CONDITION COULD BE ADVERSELY AFFECTED. We may enter into sale and leaseback transactions, where we would purchase a property and then lease the same property back to the person from whom we purchased it. In the event of the bankruptcy of a tenant, a transaction structured as a sale and leaseback may be recharacterized as either a financing or a joint venture, either of which outcomes could adversely affect our business.

     If the sale and leaseback were recharacterized as a financing, we might not be considered the owner of the property, and as a result would have the status of a creditor in relation to the tenant. In that event, we would no longer have the right to sell or encumber our ownership interest in the property. Instead, we would have a claim against the tenant for the amounts owed under the lease, with the claim arguably secured by the property. The tenant/debtor might have the ability to propose a plan restructuring the term, interest rate and amortization schedule of its outstanding balance. If confirmed by the bankruptcy court, we could be bound by the new terms, and prevented from foreclosing our lien on the property. These outcomes could adversely affect our cash flow and the amount available for distributions to you.

     If the sale and leaseback were recharacterized as a joint venture, we and our lessee could be treated as co-venturers with regard to the property. As a result, we could be held liable, under some circumstances, for debts incurred by the lessee relating to the property. The imposition of liability on us could adversely affect our cash flow and the amount available for distributions to our stockholders.

     WE MAY INCUR ADDITIONAL COSTS IN ACQUIRING NEWLY CONSTRUCTED PROPERTIES WHICH MAY ADVERSELY AFFECT CASH AVAILABLE FOR DISTRIBUTIONS TO YOU. We intend to primarily acquire existing or newly constructed properties. We may purchase properties that are subject to completion of construction and development. The builder's failure to perform may result in tenants terminating leases. These actions may increase our costs or necessitate legal action by us to rescind our purchase of a property, to compel performance, or to sue for damages. Any such legal action may result in increased costs to us.

     OUR INVESTMENTS IN UNIMPROVED REAL PROPERTY MAY RESULT IN ADDITIONAL COST TO US TO COMPLY WITH RE-ZONING RESTRICTIONS OR ENVIRONMENTAL REGULATIONS. We may invest up to 10% of our assets in unimproved real property. Investments in unimproved properties are subject to the risks of real estate investments in general. The are also subject to risks and uncertainties associated with re-zoning the land for higher use or development and environmental concerns of governmental entities and/or community groups. We do not intend to invest in any unimproved property which is not intended to be developed.

     CONSTRUCTION AND DEVELOPMENT ACTIVITIES WILL EXPOSE US TO RISKS SUCH AS COST OVERRUNS, CARRYING COSTS OF PROJECTS UNDER CONSTRUCTION OR DEVELOPMENT, AVAILABILITY AND COSTS OF MATERIALS AND LABOR, WEATHER CONDITIONS AND GOVERNMENT REGULATION. Should we elect to engage in construction and development activities, in accordance with current pronouncements of the Internal Revenue Service, we intend to have our employees only perform oversight and review functions. These functions may include selecting sites, reviewing construction and tenant improvement design proposals, negotiating and contracting for feasibility studies, supervising compliance with local, state or federal laws and regulations, negotiating contracts, oversight of construction, accounting and obtaining financing. We will retain an independent general contractor to perform the actual physical construction work on tenant improvements or the installation of heating ventilation and air conditioning systems. These activities will expose us to risks inherent in construction and development, including cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, adverse weather conditions and governmental regulation.

     WE MAY ACQUIRE OR FINANCE PROPERTIES WITH LOCK-OUT PROVISIONS WHICH MAY PROHIBIT US FROM SELLING A PROPERTY, OR MAY REQUIRE US TO MAINTAIN SPECIFIED DEBT LEVELS FOR A PERIOD OF YEARS ON SOME PROPERTIES. Lock out provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for distributions to you. Lock out provisions may prohibit us from reducing the outstanding indebtedness with respect to any properties, refinancing such indebtedness on a nonrecourse basis at maturity, or increasing the amount of indebtedness with respect to such properties.

     Lock out provisions could impair our ability to take actions during the lock-out period that would otherwise be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of the shares, relative to the value that would result if the lock-out provisions did not exist. In particular, lock out provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

     YOUR INVESTMENT HAS VARIOUS FEDERAL INCOME TAX RISKS. Although the provisions of the Internal Revenue Code relevant to your investment are generally described in the section of the prospectus titled "Federal Income Tax Considerations," we strongly urge you to consult your own tax advisor concerning the effects of federal, state and local income tax law on an investment and on your individual tax situation.

     IF WE FAIL TO QUALIFY AS A REIT OR TO MAINTAIN OUR REIT STATUS, OUR DIVIDENDS WILL NOT BE DEDUCTIBLE TO US, AND OUR INCOME WILL BE SUBJECT TO TAXATION. We intend to qualify as a REIT under the Internal Revenue Code of 1986, as amended, which will afford us significant tax advantages. The requirements for this qualification, however, are complex. If we fail to meet these requirements, our dividends will not be deductible to us and we will have to pay a corporate level tax on our income. This would substantially reduce our cash available to pay distributions and your yield on your investment. In addition, tax liability might cause us to borrow funds, liquidate some of our investments or take other steps which could negatively affect our operating results. Moreover, if our REIT status is terminated because of our failure to meet a technical REIT test, we would be disqualified from electing treatment as a REIT for the four taxable years following the year in which REIT status is lost.

     YOU MAY HAVE TAX LIABILITY ON DISTRIBUTIONS YOU ELECT TO REINVEST IN COMMON STOCK. If you participate in our distribution reinvestment program, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in common stock. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

     THE OPINION OF DUANE MORRIS LLP REGARDING OUR STATUS AS A REIT DOES NOT GUARANTEE OUR ABILITY TO REMAIN A REIT. Our legal counsel, Duane Morris LLP, will render its opinion upon commencement of this offering that we will qualify as a REIT, based upon our representations as to the manner in which we will be owned, invest in assets, and operate, among other things. Our qualification as a REIT depends upon our ability to meet, through investments, actual operating results, distributions, and satisfaction of specific stockholder rules, the various tests imposed by the Internal Revenue Code. Duane Morris LLP will not review these operating results or compliance with the qualification standards. This means that we cannot assure you that we will satisfy the REIT requirements in the future. Also, this opinion represents Duane Morris LLP's legal judgment based on the law in effect as of the date of this prospectus and is not binding on the Internal Revenue Service, and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to the federal income tax laws, any of which could be applied retroactively

     EVEN REITS ARE SUBJECT TO FEDERAL AND STATE INCOME TAXES. Even if we qualify and maintain our status as a REIT, we may become subject to federal income taxes and related state taxes. For example, if we have net income from a "prohibited transaction," such income will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITS. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. In addition, we may also be subject to state and local taxes on our income or property, either directly or at the level of the operating partnership or at the level of the other companies through which we indirectly own our assets. We cannot assure you that we will be able to continue to satisfy the REIT requirements.

     IN VIEW OF THE COMPLEXITY OF THE TAX ASPECTS OF THE OFFERING, PARTICULARLY IN LIGHT OF THE FACT THAT SOME OF THE TAX ASPECTS OF THE OFFERING WILL NOT BE THE SAME FOR ALL INVESTORS, PROSPECTIVE INVESTORS ARE STRONGLY ADVISED TO CONSULT THEIR TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATION PRIOR TO AN INVESTMENT IN SHARES OF OUR COMMON STOCK.

     AN INVESTMENT IN OUR COMMON STOCK MAY NOT BE SUITABLE FOR EVERY EMPLOYEE BENEFIT PLAN. When considering an investment in our common stock, an individual with investment discretion over assets of any pension plan, profit-sharing plan, retirement plan, IRA or other employee benefit plan covered by ERISA should consider whether the investment satisfies the fiduciary requirements of ERISA and other applicable laws. In particular, attention should be paid to the diversification requirements of Section 404(a)(1)(C) of ERISA in light of all the facts and circumstances, including the portion of the plan's portfolio of which the investment will be a part. All plan investors should also consider whether the investment is prudent and meets plan liquidity requirements as there may be only a limited market in which to sell or otherwise dispose of our common stock, and whether the investment is permissible under the plan's governing instrument. We have not, and will not, evaluate whether an investment in our common stock is suitable for any particular plan. Rather, we will accept entities as stockholders if an entity otherwise meets the suitability standards.

     THE ANNUAL STATEMENT OF VALUE THAT WE WILL BE SENDING TO STOCKHOLDERS SUBJECT TO ERISA AND TO CERTAIN OTHER PLAN STOCKHOLDERS IS ONLY AN ESTIMATE AND MAY NOT REFLECT THE ACTUAL VALUE OF OUR SHARES. The annual statement of value will report the value of each common stock based as of the close of our fiscal year. No independent appraisals will be obtained and the value will be based upon an estimated amount we determine would be received if our properties and other assets were sold as of the close of our fiscal year and if such proceeds, together with our other funds, were distributed pursuant to a liquidation. However, the net asset value of each share of common stock will be deemed to be $10 during this offering and for the first three years following the termination of this offering. Because this is only an estimate, we may subsequently revise any annual valuation that is provided. We cannot assure that:

     - a value included in the annual statement could actually be realized by us or by our stockholders upon liquidation;

     - stockholders could realize that value if they were to attempt to sell their common stock; or

     - an annual statement of value would comply with any reporting and disclosure or annual valuation requirements under ERISA or other applicable law. We will stop providing annual statements of value if the common stock becomes listed for trading on a national stock exchange or included for quotation on a national market system.

             [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

              CAUTIONING NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements that reflect management's expectations and projections about our future results, performance, prospects and opportunities. We have attempted to identify these forward-looking statements by using words such as "may," "will," "expects," "anticipates," "believes," "intends," "expects," "estimates," "could" or similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among other things, and are detailed on the previous pages:

     - our common stock is not currently listed or traded on an exchange and cannot be readily sold;

     -    we have no operating history nor established financing sources;

     - we have identified only one property to be purchased with the proceeds of this offering;

     - if we raise the minimum amount, we will not have sufficient resources to acquire the identified property. We need to raise in excess of $26 million to acquire this property;

     - although we anticipate that aggregate borrowings will not exceed 55% of the combined fair market value of our properties, our charter imposes a limitation on our borrowings of less than 300% of net assets and there are risks associated with a high amount of leverage;

     - we have no ownership in our advisor and the advisor is owned by our sponsor or their affiliates;

     - our advisor and its affiliates will receive substantial fees, including participation in proceeds from the sales, refinancing or liquidation of our assets;

     - our advisor, property manager and two of our directors are subject to conflicts of interest as a result of their affiliation with The Inland Group, including conflicts of interest relating to:

     - the negotiation of the terms of the advisors and property management agreements;

     - the allocation of their time between us and their other business ventures;

     -    decisions whether to acquire and dispose of properties;

     - the purchase and sale of properties to or from the advisor and our affiliates; and

     - the allocation of investment opportunities between us and their other business ventures.

     - the management fee structure could result in our advisor recommending riskier or more speculative investments;

     - we may make distributions that include a return of principal for federal tax purposes;

     -    we may fail to qualify as a REIT;

     - there are limits on ownership, transferability and redemption of shares;

     - our investment policies and strategies may be changed without stockholder consent;

     -    our investments will lack geographic diversification;

     - we will not be able to meet our business objectives if we only acquire one single net leased property; and

     - risks that incentive structure of fees payable to our advisor and its affiliates may encourage our advisor to make investments that have greater risks to generate higher fees.

     You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

             [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

                                 HOW WE OPERATE

     We intend to operate as a REIT for federal and state income tax purposes. Our sponsor is Inland Real Estate Investment Corporation. Our sponsor was instrumental in our organization.

     We contract with Inland Western Retail Real Estate Advisory Services, Inc. for its services as our advisor. Our advisor has the responsibility for our day-to-day operations and the management of our assets.

     In addition to the services of our advisor, we contract with Inland Western Management Corp. for their services as our property manager. Inland Western Management Corp. provides the day-to-day property management services for all of our properties.

     Our sponsor, Inland Real Estate Investment Corporation, is owned by The Inland Group, Inc. Our advisor Inland Western Retail Real Estate Advisory Services, Inc., is owned by our sponsor, and thus is indirectly controlled by The Inland Group. In addition, our property manager, Inland Western Management Corp. is owned by individuals who are affiliates of the Inland Group.

     The Inland Group, together with its subsidiaries and affiliates, is a fully-integrated group of legally and financially separate companies that have been engaged in diverse facets of real estate for over 35 years providing the following and other related services:

     Property management             Leasing
     Marketing                       Acquisition
     Disposition                     Development
     Redevelopment                   Syndication
     Renovation                      Construction
     Finance                         Other related services

The following organizational chart depicts the services that affiliates or our sponsor will render to us and our organizational structure.

                              ORGANIZATIONAL CHART

                        ---------          ---------          ---------          ---------
                        Daniel L.          Robert H.          G. Joseph          Robert D.
                        Goodwin*             Baum*             Cosenza*           Parks*
                        ---------          ---------          ---------          ---------
                           ||                  ||                 ||                ||
                           ===========================================================
                                                        ||
                                              -----------------------
                                              THE INLAND GROUP, INC.*
                                              -----------------------
                                                        ||
      =============================================================================================================
      ||                   ||                           ||                                    ||                   |
---------------    -------------------           -----------------                   ------------------            |
  The Inland       The Inland Property              Inland Real                          Inland Real               |
Services Group,         Management               Estate Investment                   Estate Transaction            |
     Inc.               Group, Inc.                 Corporation                          Group, Inc.               |
                                                   (our sponsor)                                                   |
---------------    -------------------           -----------------                   -------------------           |
      |                    |                            ||                                      |                  |
      |                    |               ==========================================           |                  |
      |                    |               ||                ||                    ||           |                  |
      |                    |           -----------  ---------------------  ------------------   |        ----------------------
      |                    |             Inland     Inland Western Retail  Inland Partnership   |            Inland Mortgage
---------------    -----------------    Securities   Real Estate Advisory    Property Sales     |        Investment Corporation
Inland Risk and      Inland Western    Corporation     Services, Inc.         Corporation       |
   Insurance        Management Corp.                    (our advisor)                           |
  Management       (property manager)  -----------  ---------------------  ------------------   |        -----------------------
Services, Inc.                              |              |                                    |                   |
---------------    -----------------        |              |                                    |                   |
      |                   |                 |              |         ============================            =================
      |                   |                 |              |         ||            ||          ||            ||             ||
      |                   |                 |              |    -------------  ----------- ------------- ----------- ---------------
      |                   |                 |              |     Inland Real   Inland Real  Inland Real    Inland    Inland Mortgage
  ---------               |                 |              |    Estate Sales,    Estate       Estate       Mortgage      Servicing
  Insurance               |                 |              |         Inc.      Development Acquisitions, Corporation   Corporation
  Services                |                 |              |                   Corporation     Inc.
  ---------               |                 |              |    -------------  ----------- ------------- ----------- ---------------
      |                   |                 |              |          |             |            |             |             |
      |                   |                 |              |          |             |            |             |             |
      |                   |                 |              |    -------------       |            |             |             |
      |                   |                 |              |     Real Estate        |            |             |             |
      |                   |                 |              |    Sales Services      |            |             |             |
      |                   |                 |              |    -------------       |            |             |             |
      |                   |                 |              |          |             |            |             |             |
      |                   |                 |              |          |             |            |             |             |
      |           --------------------   ----------  ---------------  |    -----------------  -----------   ---------  -------------
      |            Property Management   Securities   Organization,   |     Construction and    Property     Mortgage  Mortgage Loan
      |           and Related Services     Sales        Advisory      |        Development    Acquisition   Brokerage     Servicing
      |                                              and Real Estate  |        Services         Services     Services
      |                                                 Services      |
      |           --------------------   ----------- ---------------  |    ----------------- ------------   ---------  -------------
      |                   |                 |              |          |             |            |              |             |
      |                   |                 |              |          |             |            |              |             |
      |                   |                 |              |          |             |            |              |             |
      |                   |                 |              |          |             |            |              |             |
      |                   |                 |              |          |             |            |              |             |
      |                   |                 |              |          |             |            |              |             |
------------------------------------------------------------------------------------------------------------------------------------
                                              Inland Western Retail Real Estate Trust, Inc.
                      We will be principally owned by public investors.  Ownership is represented by shares of our common stock
------------------------------------------------------------------------------------------------------------------------------------

Solid lines indicate 100% ownership.
Broken lines indicate service.

* The four indicated individuals control The Inland Group, Inc. and own substantially all of its stock.

                              CONFLICTS OF INTEREST

     We are subject to conflicts of interest arising out of our relationship with our sponsor, our advisor and their affiliates. All of our agreements and arrangements with our advisor and its affiliates, including those relating to compensation, are not the result of arm's length negotiations. Some of the conflicts inherent in our transactions with our advisor and its affiliates, and the limitations on our advisor adopted to address these conflicts, are described below. Our advisor and its affiliates will try to balance our interests with their own. However, to the extent that our advisor or its affiliates take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our stock. In addition, our directors and officers and security holders may engage for their own account in business activities of the types conducted or to be conducted by us and our subsidiaries.

     THERE MAY BE CONFLICTING INVESTMENT OPPORTUNITIES AMONG AFFILIATES OF OUR ADVISOR AND THE INLAND GROUP. Affiliates of our advisor and The Inland Group have sponsored multiple previous investment programs. Our sponsor may also sponsor other programs which may have investment objectives similar to ours. Therefore, our sponsor, our advisor and their affiliates could face conflicts of interest in determining which investment programs will have the first opportunity to acquire real properties and other assets as they become available.

     In order to address this situation, we have an agreement with our advisor, some of its affiliates, and Inland Retail Real Estate Trust, Inc., another REIT sponsored by our sponsor. This agreement gives us the right to purchase property in our primary geographic area of investment, which includes the states west of the Mississippi River, placed under contract by our advisor or any of its affiliates, if we are able to close the purchase within 60 days. Similarly, Inland Retail Real Estate Trust, Inc. has the first opportunity to purchase properties in its primary geographical area of investment, which is located in states east of the Mississippi.

     IN THE SITUATION INVOLVING SINGLE USER NET LEASED RETAIL PROPERTY LOCATED ANYWHERE WITHIN THE UNITED STATES, AND BOTH OF US HAVE FUNDS AVAILABLE TO MAKE THE PURCHASE, THE PROSPECTIVE PROPERTY WILL FIRST BE OFFERED TO INLAND RETAIL REAL ESTATE TRUST, INC. IF INLAND REAL ESTATE TRUST, INC. DOES NOT PURCHASE THE PROSPECTIVE PROPERTY, IT WILL THEN BE OFFERED TO US.

     Factors which may be considered in connection with evaluating the suitability of the prospective property or other asset for investment by a particular investment program include:

     - the effect of the acquisition on the diversification of each program's portfolio;

     -    the amount of funds available for investment;

     -    cash flow; and

     - the estimated income tax effects of the purchase and subsequent disposition.

     We currently focus on purchase of properties in the states west of the Mississippi River which is outside Inland Retail Real Estate Trust Inc.'s primary geographic area of investment. However, if any conflicts do arise, they will be resolved as provided in the agreement with our advisor discussed above. We currently have identified one property for purchase located in Phoenix, Arizona. Neither The Inland Group nor any of its affiliates owns or has any interest in properties adjacent to this property.

     All actions taken by our advisor or its affiliates which present potential conflicts with us will be APPROVED BY A MAJORITY OF OUR INDEPENDENT DIRECTORS.

     WE MAY ACQUIRE PROPERTIES FROM AFFILIATES OF OUR SPONSOR. The prices we pay to affiliates of our sponsor for these properties will be equal to the prices paid by them, plus the costs incurred by them relating to the acquisition and financing of the properties. These prices will not be the subject of arm's length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm's-length transaction. However, our articles of incorporation provide that the purchase price of any property acquired from an affiliate may not exceed its fair market value as determined by a competent independent appraiser. In addition, the price must be approved by a majority of our directors who have no financial interest in the transaction. If the price to us exceeds the cost paid by our affiliate, there must be substantial justification for the excess cost.

     WE MAY PURCHASE REAL PROPERTIES FROM PERSONS WITH WHOM AFFILIATES OF OUR ADVISOR HAVE PRIOR BUSINESS RELATIONSHIPS. We may purchase properties from third parties who have sold properties in the past, or who may sell properties in the future, to our advisor or its affiliates. If we purchase properties from these third parties, our advisor will experience a conflict between our current interests and its interest in preserving any ongoing business relationship with these sellers. Nevertheless, our advisor has a fiduciary obligation to us.

     PROPERTY MANAGEMENT SERVICES ARE BEING PROVIDED BY A COMPANY OWNED PRINCIPALLY BY AFFILIATES OF THE INLAND GROUP. Our property manager, which is owned principally by individuals who are our affiliates, provides property management services to us pursuant to management services agreements which we can terminate only in the event of gross negligence or willful misconduct on the part of the property manager. However, our property management services agreement provides that we pay our property manager a monthly management fee of no greater than 90% of the fee which would be payable to an unrelated third party providing such services. In addition, the advisor and the property manager believe that the property manager has sufficient personnel and other required resources to discharge all responsibilities to us.

     OUR ADVISOR AND ITS AFFILIATES RECEIVE COMMISSIONS, FEES AND OTHER COMPENSATION BASED UPON OUR INVESTMENTS. We believe that the compensation we will pay to our advisor and its affiliates is no more than what we would pay for similar services performed by independent firms. Some compensation is payable whether or not there is cash available to make distributions to our stockholders. To the extent this occurs, our advisor and its affiliates benefit from us retaining ownership of our assets and leveraging our assets, while our stockholders may be better served by sale or disposition or not leveraging the assets. In addition, the advisor's ability to receive fees and reimbursements depends on our continued investment in properties and in other assets which generate fees. Our advisor received fees based on the book value of the properties under management. Our property manager receives fees based on the income from properties under management. Therefore, our advisor and/or property manager may recommend that we purchase properties that generate fees for our advisor and property manager, but are not necessarily the most suitable investment for our portfolio. In addition, our affiliates, who receive fees, including our advisor, may recommend that we acquire properties, which may result in our incurring substantive amounts of indebtedness. Therefore, the interest of the advisor and its affiliates in receiving fees may conflict with the interest of our stockholders in earning income on their investment in our common stock. Our advisor and its affiliates recognize that they have a fiduciary duty to us and our stockholders, and have represented to us that their actions and decisions will be made in the manner most favorable to us and our stockholders.

     While we will not make loans to our advisor or its affiliates, we may borrow money from them for various purposes, including funding working capital requirements. If we do, the terms, such as the interest rate, security, fees and other charges, will be at least as favorable to us as those which would be charged by unaffiliated lending institutions in the same locality on comparable loans. Any money borrowed from an affiliate of The Inland Group is expected to be repaid within 180 days.

     Our advisor and its affiliates may do business with others who do business with us, although presently there are no instances of this. However, our advisor or its affiliates may not receive rebates or participate in any reciprocal business arrangements which would have the effect of circumventing our agreement with our advisor.

     OUR ADVISOR MAY HAVE CONFLICTING FIDUCIARY OBLIGATIONS IF WE ACQUIRE PROPERTIES WITH ITS AFFILIATES. Our advisor may cause us to acquire an interest in a property through a joint venture with its affiliates. In these circumstances, our advisor will have a fiduciary duty to both us and its affiliates participating in the joint venture. In order to minimize the conflict between these fiduciary duties, the advisory agreement provides guidelines for investments in joint ventures with affiliates. In addition, our articles of incorporation require a majority of our disinterested directors to determine that the transaction is fair and reasonable to us and is on terms and conditions no less favorable than from unaffiliated third parties entering into the venture.

     THERE IS COMPETITION FOR THE TIME AND SERVICES OF OUR ADVISOR. We rely on our advisor and its affiliates for our daily operation and the management of our assets. Personnel of our advisor and its affiliates have conflicts in allocating their management time, services and functions among the real estate investment programs they currently service and any future real estate investment programs or other business ventures which they may organize or serve. Our advisor and its affiliates believe they have enough staff to perform their responsibilities in connection with all of the real estate programs and other business ventures in which they are involved.

     INLAND SECURITIES CORPORATION IS PARTICIPATING AS MANAGING DEALER IN THE SALE OF THE SHARES. Inland Securities Corporation is the managing dealer of the offering and is affiliated with The Inland Group. The managing dealer is entitled to selling commissions, reimbursement for marketing and due diligence expenses, and the receipt of warrants. The managing dealer may be subject to a conflict of interest arising out of its participation in this offering and its affiliation with The Inland Group in performing its "due diligence" obligations which arise under the Securities Act of 1933. However, the managing dealer believes it has and will continue to properly perform these "due diligence" activities.

     WE MAY ACQUIRE THE BUSINESS OF OUR ADVISOR AND OUR PROPERTY MANAGER WITHOUT FURTHER ACTION BY OUR STOCKHOLDERS. During the term of our agreements with our advisor and our property manager, we have the option to acquire or consolidate the business conducted by them without any consent of our stockholders, our advisor or our property manager. We may elect to exercise this right at any time after September 15, 2008. Before this date, we need the consent of the advisor and the property manager to exercise this right. Our decision to exercise this right will be determined by a vote of a majority of our disinterested directors. Our advisor and our property manager and their shareholders will receive shares of our common stock in the acquisition. The transaction will occur, if at all, only if the board of directors obtains a fairness opinion from a recognized financial valuation service provider to the effect that the consideration to be paid is fair, from a financial point of view, to our stockholders. We will be obligated to pay any fees accrued under any contractual arrangements we have with the advisor and/or the property manager for services rendered through the closing of such acquisitions.

     WE DO NOT HAVE ARM'S-LENGTH AGREEMENTS. As we have noted, our agreements and arrangements with our advisor or any of its affiliates, including those relating to compensation, are not the result of arm's length negotiations, but we believe these agreements and arrangements approximate the terms of arm's length transactions.

                               COMPENSATION TABLE

     The compensation arrangements between us and our advisor, The Inland Group and its affiliates, were not determined by arm's-length negotiations. See "Conflicts of Interest." The following table discloses the compensation which we may pay our advisor and its affiliates. In those instances in which there are maximum amounts or ceilings on the compensation which may be received, our advisor and its affiliates may not recover any excess amounts for those services by reclassifying them under a different compensation or fee category.

     We define net income as total revenues less expenses other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. When we use the term "net income" for purposes of calculating some expenses and fees, it excludes the gain from the sale of our assets. This definition of net income is prescribed by the Statement of Policy Regarding REITs adopted by the North American Securities Administrators Association, Inc., or NASAA; but it is not in accordance with generally accepted accounting principles in the United States, because depreciation and other non-cash reserves are not deducted in determining net income under the NASAA REIT Statement. Excluding depreciation will result in not reimbursing our Advisor for a non-cash expenditure and not excluding the gain from the sale of our assets could result in greater net income on which the 25% reimbursement to our Advisor is allowed.

NONSUBORDINATED PAYMENTS

     The following aggregate amounts of compensation, allowances and fees we may pay to our advisor and its affiliates are not subordinated to the returns on net investments that we are required to pay to our stockholders.

    TYPE OF COMPENSATION                                                                        ESTIMATED MAXIMUM
        AND RECIPIENT                        METHOD OF COMPENSATION                               DOLLAR AMOUNT
------------------------------  ------------------------------------------------  ------------------------------------------------
                                                OFFERING STAGE
Selling commissions payable to  We will pay a selling commission of 7.5% of the   The actual amount depends upon the amount of
the managing dealer and         sale price for each share (and reallow 7%),       shares sold. We will not pay selling commissions
dealers designated by the       subject to reduction for special sales under the  if the minimum offering is not sold. If only the
managing dealers referred to    circumstances as described in the "Plan of        minimum offering is sold and there are no
as soliciting dealers. Neither  Distribution - Compensation - We Will Pay For     special sales, a total of $150,000 in selling
the managing dealer, the        the Sale of Our Shares."                          commissions will be paid. A total of
soliciting dealers, nor our                                                       $187,500,000 in selling commissions will be paid
officers or directors will be   We will permit the managing dealer and its        if the maximum offering is sold and there are no
permitted to purchase shares    respective officers and employees and certain of  special sales.
of our stock in order to meet   its affiliates to purchase shares net of sales
the minimum thresholds.         commissions and the marketing contribution and
                                due diligence expense allowance or for $8.95 per
                                share.

                                Also, soliciting dealers and their respective officers and employees and certain of their respective affiliates who request and are entitled to purchase shares net of selling commissions may make an initial purchase of shares net of sales commissions or for $9.30 per share; however, any subsequent purchases of shares by any such persons are limited to a maximum discount of 5%.

    TYPE OF COMPENSATION                                                                        ESTIMATED MAXIMUM
        AND RECIPIENT                        METHOD OF COMPENSATION                               DOLLAR AMOUNT
------------------------------  ------------------------------------------------  ------------------------------------------------
Marketing contribution and due  We will pay an amount equal to 2.5% of the gross  The actual amount depends on the number of
diligence expense allowance     offering proceeds to the managing dealer, all or  shares. If there are no special sales,
paid to the managing dealer     a portion of which may be passed on to            approximately the following amounts will be paid
and soliciting dealers.         soliciting dealers, in lieu of reimbursement of   for the marketing contribution and the due
                                specific expenses associated with marketing. We   diligence expense allowance:
                                may pay an additional 0.5% of the gross offering
                                proceeds to the managing dealer, which will be    -    $60,000 if we sell the minimum number of
                                passed on to the soliciting dealers, for due           shares; or
                                diligence expenses. We will not pay the
                                marketing contribution and due diligence expense  -    $75,000,000 if we sell the maximum number of
                                allowance in connection with any special sales,        shares.
                                except those receiving volume discounts and
                                those described in "Plan of Distribution -
                                Volume Discounts."

Other expenses of issuance      We expect to incur the following expenses in      All amounts other than the Securities and
and distribution                connection with this offering:                    Exchange Commission registration fee and the
                                                                                  NASD filing fee are estimates. The actual
                                Securities and Exchange                           amounts of these expenses cannot be determined
                                Commission registration fee        $    217,621   at the present time. We estimate the total
                                NASD filing fee                    $     30,500   amount of the issuance and distribution expenses
                                Printing and mailing expenses      $  3,500,000   to be approximately $14,684,121.
                                Blue Sky fees and expenses         $    136,000
                                Legal fees and expenses            $    650,000
                                Accounting fees and expenses       $    650,000
                                Advertising and sales literature   $  5,000,000
                                Due diligence                      $  3,000,000
                                Transfer Agent fees                $    800,000
                                Data processing fees               $    500,000
                                Bank fees and other
                                  administrative expenses          $    200,000

                                We will reimburse our sponsor for actual costs    Expenses of approximately $691,911 have been
                                incurred in connection with the offering on our   advanced by our sponsor through June 30, 2003 in
                                behalf. However, if the aggregate of all          connection with this offering. We may reimburse
                                offering expenses, including selling              for offering expenses advanced:
                                commissions, the marketing contribution and due   -    $90,000 if we sell the minimum offering
                                diligence expense allowance, exceeds 15% of the        based on the 15% limitation; or
                                gross offering proceeds, or if the aggregate of
                                all offering expenses, excluding the selling      -    $14,684,000 if we sell the maximum
                                expenses, exceeds 5.5% of the gross offering           offering.
                                proceeds, our advisor or its affiliates will
                                promptly pay the excess and we will have no       If the offering is not successful, then our
                                liability for these expenses at any time          sponsor will be solely responsible for the
                                afterward.                                        organization and offering expenses to the extent
                                                                                  it has not been reimbursed.

    TYPE OF COMPENSATION                                                                        ESTIMATED MAXIMUM
        AND RECIPIENT                        METHOD OF COMPENSATION                               DOLLAR AMOUNT
------------------------------  ------------------------------------------------  ------------------------------------------------
                                               ACQUISITION STAGE

Acquisition expenses paid to    We will pay an amount, estimated to be up to      We may pay the following amounts for the
our advisor's affiliates,       0.5% of the total of (1) the gross offering       reimbursement of acquisition expenses:
Inland Real Estate              proceeds from the sale of 250,000,000 shares,
Acquisitions, Inc., The Inland  (2) the gross proceeds from the sale of up to     -    no more than $10,000 if the minimum number
Real Estate Group, Inc. and     20,000,000 shares pursuant to the distribution         of shares are sold; or
Inland Western Management       reinvestment programs. The acquisition expenses
Corp.                           for any particular property will not exceed 6%    -    no more than $13,450,000 if the maximum
                                of the gross purchase price of the property.           number of shares are sold and all of the
                                                                                       20,000,000 shares are sold pursuant to the
                                However, if we request additional services, the        distribution reinvestment program.
                                compensation will be provided on separate
                                agreed-upon terms and the rate will be approved   However, the actual amounts cannot be determined
                                by a majority of disinterested directors,         at the present time.
                                including a majority of the disinterested
                                independent directors, as fair and reasonable
                                for us.

Interest expenses paid to our   We may borrow money from our advisor and its      The actual amounts are dependent on actual
advisor and Inland Mortgage     affiliates in order to acquire properties. In     borrowings. Therefore, these amounts cannot be
Corporation in connection with  such instances, we will pay our advisor and its   determined at the present time.
loans.                          affiliates interest, at prevailing market rates.

    TYPE OF COMPENSATION                                                                        ESTIMATED MAXIMUM
        AND RECIPIENT                        METHOD OF COMPENSATION                               DOLLAR AMOUNT
------------------------------  ------------------------------------------------  ------------------------------------------------
                                              OPERATIONAL STAGE

Property management fee paid    We will pay a monthly fee of 4.5% of the gross    The actual amounts are dependent upon results of
to our property manager,        income from the properties. We will also pay a    operations and, therefore, cannot be determined
Inland Western Management       monthly fee for any extra services equal to no    at the present time. If we acquire the
Corp. We will pay the fee for   more than 90% of that which would be payable to   businesses of our advisor and/or our property
services in connection with     an unrelated party providing the services. The    manager, the property management fees will
the rental, leasing, operation  property manager may subcontract its duties for   cease.
and management of the           a fee that may be less than the fee provided for
properties.                     in the management services agreements.

Advisor asset management fee.   We will pay our advisor an asset management fee   The actual amounts are dependent upon results of
We will pay the fee for         after our stockholders have first received a 6%   operations and, therefore, cannot be determined
services in connection with     annual return.                                    at the present time.
our day-to-day operations,
including making strategic
decisions, performing
day-to-day operations that
include accounting, investment
advisory services, risk
management services and tax
reduction services and
providing other services as
our board deems appropriate.

    TYPE OF COMPENSATION                                                                        ESTIMATED MAXIMUM
        AND RECIPIENT                        METHOD OF COMPENSATION                               DOLLAR AMOUNT
------------------------------  ------------------------------------------------  ------------------------------------------------
                                              OPERATIONAL STAGE

Reimbursable expenses to our    We will reimburse some expenses of the advisor.   The actual amounts are dependent upon results of
advisor. These may include      The compensation and reimbursements to our        operations and, therefore, cannot be determined
costs of goods and services,    advisor will be approved by a majority of our     at the present time.
administrative services and     directors and a majority of our independent
non-supervisory services        directors as fair and reasonable for us.
performed directly for us by
independent parties.

We will reimburse some          Inland Risk and Insurance Management Services     The actual amounts are dependent upon results of
expenses of the Inland Risk     charges us $50 per hour for assistance in         operations and, therefore, cannot be determined
and Insurance Management        obtaining insurance coverage. Any commissions     at the present time.
Services for insurance          they receive are credited against this hourly
coverage.                       rate. We believe this hourly rate is
                                approximately 90% of the rate charged by
                                unaffiliated third parties. The compensation to
                                this company will be approved by a majority of
                                our directors and a majority of our independent
                                directors as fair and reasonable for us.

We will compensate the Inland   Inland Mortgage Servicing Corporation charges us  The actual amounts are dependent upon results of
Mortgage Servicing Corporation  .03% per year on the first billion dollars of     operations and, therefore, cannot be determined
and Inland Mortgage Investment  mortgages serviced and .01% thereafter. Inland    at the present time.
Corporation for purchase, sale  Mortgage Investment Corporation charges us .02%
and servicing of mortgages.     of the principal amount of each loan placed. The
                                compensation to these companies will be approved
                                by a majority of our directors and a majority of
                                our independent directors as fair and reasonable
                                for us.

    TYPE OF COMPENSATION                                                                        ESTIMATED MAXIMUM
        AND RECIPIENT                        METHOD OF COMPENSATION                               DOLLAR AMOUNT
------------------------------  ------------------------------------------------  ------------------------------------------------
                                              LIQUIDATION STAGE

Property disposition fee        We may pay a property disposition fee to our      The actual amounts to be received depend upon
payable to our advisor's        advisor and its affiliates if we sell any of our  the sale price of our properties and, therefore,
affiliates, Inland Real Estate  real property in an amount equal to the lesser    cannot be determined at the present time. If we
Sales, Inc. and Inland          of:                                               acquire the advisor, the property disposition
Partnership Property Sales                                                        fee will cease.
Corp.                           1.   3% of the contract sales price of the
                                     property; or

                                2. 50% of the customary commission which would be paid to a third party broker for the sale of a comparable property.

                                The amount paid, when added to the

 TYPE OF COMPENSATION AND                                                                      ESTIMATED MAXIMUM
        RECIPIENT                            METHOD OF COMPENSATION                               DOLLAR AMOUNT
------------------------------  ------------------------------------------------  ------------------------------------------------
                                              LIQUIDATION STAGE

                                sums paid to unaffiliated parties, will not exceed either the customary commission or an amount equal to 6% of the contracted for sales price. Payment of such fees will be made only if the advisor provides a substantial service in connection with the sale of the property. See
                                "Management -- Our Advisory Agreement."

SUBORDINATED PAYMENTS

     We may pay the following additional fees to our advisor after returns on net investment have been paid to the stockholders:

    TYPE OF COMPENSATION                                                                        ESTIMATED MAXIMUM
        AND RECIPIENT                        METHOD OF COMPENSATION                               DOLLAR AMOUNT
------------------------------  ------------------------------------------------  ------------------------------------------------
                                              OPERATIONAL STAGE
Advisor asset management fee    We pay an annual advisor asset management fee of  The actual amounts to be received depend upon
payable to our advisor.         not more than 1% of our average assets. Our       the sale price of our properties and, therefore,
                                average assets means the average of the total     cannot be determined at the present time. If we
                                book value of our real estate assets plus the     acquire the advisor, the property disposition
                                total value of our loans receivables secured by   fee will cease.
                                real estate, before reserves for depreciation or
                                bad debts or other similar non-cash reserves. We
                                will compute our average assets by taking the
                                average of these values at the end of each month
                                during the quarter for which we are calculating
                                the fee. The fee is payable quarterly in an
                                amount equal to 1/4 of 1% of average assets as
                                of the last day of the immediately preceding
                                quarter. For any year in which we qualify as a
                                REIT, our advisor must reimburse us for the
                                following amounts if any:

                                (1) the amounts by which our total operating expenses, the sum of the advisor asset management fee plus other operating expenses, paid during the previous fiscal year exceed the greater of:

                                - 2% of our average assets for that fiscal year, or

                                -    25% of our net income for that fiscal year.

                                (2)  an amount, which will not exceed the
                                     advisor asset management fee for that year, equal to any difference between the total amount of distributions to stockholders for that year and the 6% annual return on the net investment of stockholders.

                                Items such as organization and offering
                                expenses, property expenses, interest payments,

                                taxes, non-cash expenditures, the incentive advisory fee and acquisition expenses are excluded from the definition of total operating expenses.

                                See "Management -- Our Advisory Agreement" for an explanation of circumstances where the excess amount specified in clause (1) may not need to be reimbursed.

   TYPE OF COMPENSATION AND                                                                       ESTIMATED MAXIMUM
          RECIPIENT                          METHOD OF COMPENSATION                                  DOLLAR AMOUNT
------------------------------  ------------------------------------------------  ------------------------------------------------
                                               LIQUIDATION STAGE
Incentive advisory fee payable  We will pay to the advisor an amount equal to     The actual amounts to be received depend upon
to our advisor.                 15% of the net proceeds from the sale of a        the sale price of our properties and,
                                property after the stockholders have first        therefore, cannot be determined at the present
                                received:                                         time. If we acquire or consolidate with the
                                                                                  business conducted by our advisor, the
                                (1)  a cumulative non-compounded return equal to  incentive advisory fee will terminate.
                                     10% a year on their net investment; and

                                (2)  their net investment.

COMPENSATION TO OFFICERS AND DIRECTORS

     We expect to pay the following to our directors (as our officers are not paid directly by us):

   TYPE OF COMPENSATION AND                                                                       ESTIMATED MAXIMUM
         RECIPIENT                            METHOD OF COMPENSATION                                DOLLAR AMOUNT
------------------------------  ------------------------------------------------  ------------------------------------------------
Director fees                   Independent directors receive an annual fee of    We will pay the five independent directors
                                $5,000 and a fee of $500 for attending each       $25,000 in the aggregate, plus fees for
                                meeting of the board or one of its committees in  attending meetings. The actual amounts to be
                                person and $350 for attending a meeting via the   received for meetings depends upon the number
                                telephone. Our officers who are also our          of meetings and their attendance and,
                                directors do not receive director fees.           therefore, cannot be determined at the present
                                                                                  time.

Stock options to independent    Each independent director receives                This form of compensation is not paid in cash.
directors
                                -    an initial option to purchase 3,000 shares
                                     of common stock at a price of $8.95 per
                                     share, when they become an independent
                                     director, subject to some conditions; and

                                - each year on the date of the stockholders' annual meeting, an additional option to purchase 500 shares of common stock at an exercise price equal to the then fair market value per share. For additional information on this option plan, see
                                     "Management -- Independent Director Stock
                                     Option Plan."

                            ESTIMATED USE OF PROCEEDS

     The amounts listed in the table below represent our current estimates concerning the use of the offering proceeds. Since these are estimates, they may not accurately reflect the actual receipt or application of the offering proceeds. This first scenario assumes we sell the minimum number of 200,000 shares of common stock in this offering. The second scenario assumes:

     - we sell the maximum of 250,000,000 shares in this offering at $10 per share; and

     - we sell the maximum of 20,000,000 shares in our distribution reinvestment program at $9.50 per share.

     Under both scenarios we have not given effect to any special sales or volume discounts which could reduce selling commissions.

                                                                                                      MAXIMUM OFFERING
                                                                                              (INCLUDING SHARES SOLD UNDER THE
                                                                  MINIMUM OFFERING               DISTRIBUTION REINVESTMENT
                                                                   200,000 SHARES                         PROGRAM)
                                                       ----------------------------------    ----------------------------------
                                                            AMOUNT            PERCENT             AMOUNT            PERCENT
                                                       ---------------    ---------------    ---------------    ---------------
Gross offering proceeds ............................   $     2,000,000              100.0%   $ 2,690,000,000             100.00%
                                                       ---------------    ---------------    ---------------    ---------------
Less expenses:
    Selling commission .............................           150,000                7.5%       187,500,000               6.97%
    Marketing contribution and due diligence expense
      allowance ....................................            60,000                3.0%        75,000,000               2.79%
    Organization and offering expenses .............            90,000                4.5%        14,684,000               0.55%
                                                       ---------------    ---------------    ---------------    ---------------
    Total public offering expenses .................           300,000               15.0%       277,184,000              10.30%
                                                       ---------------    ---------------    ---------------    ---------------
Gross amount available for investment ..............         1,700,000               85.0%     2,412,816,000              89.70%
    Less: acquisition expenses ....................             10,000                0.5%        13,450,000               0.50%
    Less: working capital reserve .................             20,000                1.0%        26,900,000               1.00%
                                                       ---------------    ---------------    ---------------    ---------------
Net cash portion of gross offering proceeds
     available for the purchase of properties ......   $     1,670,000               83.5%   $ 2,372,466,000              88.20%
                                                       ===============    ===============    ===============    ===============

                       PRIOR PERFORMANCE OF OUR AFFILIATES

PRIOR INVESTMENT PROGRAMS

     During the 10-year period ending June 30, 2003, The Inland Group and its affiliates have sponsored two other REITs, one other public real estate equity program, one private real estate equity program, four private placement mortgage and note programs and 13 real estate exchange private placements, which altogether have raised more than $2,934,000,000 from over 64,000 investors. During that period, the public real estate equity programs raised over $32,000,000 from over 2,000 investors; the private real estate equity program raised $2,275,000 from 80 investors; and the private placement mortgage and note programs raised $15,831,000 from 373 investors. In addition, Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc., the other REITs, have raised over $2,835,000,000 from over 77,000 investors. Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. have investment objectives and policies similar to ours and have invested principally in shopping centers that provide sales of convenience goods and personal services to neighboring communities in the Midwest and Southeast areas. However, Inland Real Estate Corporation is now a self-administered REIT and is no longer affiliated with The Inland Group. Our investment objectives and policies are similar to those of several of the other prior investment programs sponsored by our affiliates which have owned and operated retail properties. However, the vast majority of the other investment programs sponsored by our affiliates were dissimilar from our operation in that the prior programs owned apartment properties, pre-development land and whole or partial interests in mortgage loans.

     The information in this section and in the Prior Performance Tables included in this supplement as APPENDIX A shows relevant summary information concerning real estate programs sponsored by our affiliates. The purpose is to provide information on the prior performance of these programs so that you may evaluate the experience of the affiliated companies in sponsoring similar programs. The following discussion is intended to briefly summarize the objectives and performance of the prior programs and to disclose any material adverse business developments sustained by them. Past performance is not necessarily indicative of future performance.

SUMMARY INFORMATION

     The table below provides summarized information concerning prior programs sponsored by our affiliates for the 10-year period ending June 30, 2003, and is qualified in its entirety by reference to the introductory discussion above and the detailed information appearing in the Prior Performance Tables in Appendix A of the prospectus. YOU SHOULD NOT CONSTRUE INCLUSION OF THE SUCCEEDING TABLES AS IMPLYING IN ANY MANNER THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE TABLES BECAUSE THE YIELD AND CASH AVAILABLE AND OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT FOR OUR PROPERTIES. YOU SHOULD NOTE THAT BY ACQUIRING OUR SHARES, YOU WILL NOT BE ACQUIRING ANY INTERESTS IN ANY PRIOR PROGRAMS.

                                              INLAND RETAIL         INLAND REAL
                                               REAL ESTATE             ESTATE             PRIOR PUBLIC
                                               TRUST, INC.          CORPORATION           REAL ESTATE
                                                  REIT                  REIT                 EQUITY
                                              PROGRAM AS OF        PROGRAM AS OF         PROGRAMS AS OF
                                                 JUNE 30,              JUNE 30,             JUNE 30,
                                                  2003                 2003(2)                2003
                                           ------------------    ------------------    ------------------
Number of programs sponsored                                1                     1                     1
Aggregate amount raised from investors     $    2,156,104,000           679,780,000            32,399,000
Approximate aggregate number of
  investors                                            58,000                19,000                 2,600
Number of properties purchased                            201                   140                    18
Aggregate cost of properties(1)            $    2,835,000,000         1,251,000,000            25,945,000
Number of mortgages/notes                                   0                     0                     0
Principal amount of mortgages/notes        $                0                     0                     0
Principal of properties (based on cost)
that were:
Commercial--
  Retail                                                92.00%                85.00%                 0.00%
  Single-user retail net-lease                           8.00%                15.00%                 0.00%
  Nursing homes                                          0.00%                 0.00%                 0.00%
  Offices                                                0.00%                 0.00%                 0.00%
  Industrial                                             0.00%                 0.00%                 0.00%
  Health clubs                                           0.00%                 0.00%                 0.00%
  Mini-storage                                           0.00%                 0.00%                 0.00%
    Total commercial                                   100.00%               100.00%                 0.00%
  Multi-family residential                               0.00%                 0.00%                 0.00%
  Land                                                   0.00%                 0.00%               100.00%

Percentage of properties (based on cost)
  that were:
  Newly constructed (within a year of
  acquisition)                                          58.00%                32.00%                 0.00%
  Existing construction                                 42.00%                68.00%                 0.00%

Number of properties sold (3)                               0                     3                    14

Number of properties exchanged                              0                     0                     0
Number of mortgages/notes repaid                            0                     0                     0

                                              PRIOR PRIVATE         INLAND REAL
                                               REAL ESTATE            ESTATE
                                                EQUITY AND           EXCHANGE
                                                MORTGAGE              PRIVATE
                                                AND NOTE             PLACEMENT
                                              PROGRAMS AS OF      OFFERINGS AS OF
                                                 JUNE 30,             JUNE 30,
                                                  2003                  2003
                                           ------------------    ------------------
Number of programs sponsored                                5                    13
Aggregate amount raised from investors             18,106,000            48,055,000
Approximate aggregate number of
  investors                                               453                    97
Number of properties purchased                              7                    13
Aggregate cost of properties(1)                     1,951,930           151,317,000
Number of mortgages/notes                                 365                     0
Principal amount of mortgages/notes                15,831,000                     0
Principal of properties (based on cost)
that were:
Commercial--
  Retail                                                 0.00%                24.90%
  Single-user retail net-lease                           0.00%                13.20%
  Nursing homes                                          0.00%                 0.00%
  Offices                                                0.00%                49.30%
  Industrial                                             0.00%                12.60%
  Health clubs                                           0.00%                 0.00%
  Mini-storage                                           0.00%                 0.00%
    Total commercial                                     0.00%               100.00%
  Multi-family residential                               0.00%                 0.00%
  Land                                                 100.00%                 0.00%

Percentage of properties (based on cost)
  that were:
  Newly constructed (within a year of
  acquisition)                                           0.00%                47.70%
  Existing construction                                  0.00%                52.30%

Number of properties sold (3)                               6                     0

Number of properties exchanged                              0                     0
Number of mortgages/notes repaid                            0                     0

     (1)  Includes purchase price and acquisition fees and expenses.

     (2) On July 1, 2000, the prior REIT program, Inland Real Estate Corporation, became a separate, self-managed entity.

     (3)  Number of properties sold in whole or in part.

     Of the programs included in the above table, Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. have investment objectives similar to ours. Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. represent approximately 97% of the aggregate amount raised from investors, approximately 95% of the aggregate number of investors, approximately 91% of the properties purchased, and approximately 97% of the aggregate cost of the properties.

     During the three years prior to June 30, 2003, Inland Real Estate Corporation purchased 20 commercial properties and Inland Retail Real Estate Trust, Inc. purchased 201 commercial properties. Upon written request, you may obtain, without charge, a copy of Table VI filed with the Securities and Exchange Commission in Part II of our registration statement. The table provides more information about these acquisitions.

PUBLICLY REGISTERED REITs

     INLAND REAL ESTATE CORPORATION. On October 14, 1994, Inland Real Estate Corporation commenced an initial public offering of 5,000,000 shares of common stock at $10 per share. As of July 24, 1996, it had received subscriptions for a total of 5,000,000 shares, thereby completing the initial offering. On July 24, 1996, it commenced an offering of an additional 10,000,000 shares of common stock at $10 per share. As of July 10, 1997, it had received subscriptions for a total of 10,000,000 shares, thereby completing its second offering. On July 14, 1997, Inland Real Estate Corporation commenced a third offering of an additional 20,000,000 shares of common stock at $10 per share. As of March 19, 1998, Inland Real Estate Corporation had received subscriptions for a total of 20,000,000 shares, thereby completing the third offering. On April 7, 1998, Inland Real Estate Corporation commenced a fourth offering of an additional 25,000,000 shares at $11 per share. Inland Real Estate Corporation elected to terminate the fourth offering as of December 31, 1998, after receiving subscriptions for a total of 16,642,397 shares. In addition, as of June 30, 2003, Inland Real Estate Corporation issued 11,720,169 shares of common stock through its distribution reinvestment program. As of June 30, 2003, Inland Real Estate Corporation repurchased 4,578,588 shares of common stock through its share repurchase program for an aggregate amount of $42,552,838. As a result, Inland Real Estate Corporation's gross offering proceeds totaled approximately $679,780,000 for all of such offerings, as of June 30, 2003. Inland Real Estate Corporation's objective is to purchase shopping centers that provide convenience goods, personal services, wearing apparel and hardware and appliances located within an approximate 400-mile radius of its headquarters in Oak Brook, Illinois, and to provide, at a minimum, cash distributions on a quarterly basis and a hedge against inflation through capital appreciation. It may also acquire single-user retail properties throughout the United States. As of June 30, 2003, the properties owned by Inland Real Estate Corporation were generating sufficient cash flow to cover operating expenses plus pay an annual cash distribution of $0.94 per share paid monthly.

     As of June 30, 2003, Inland Real Estate Corporation financed approximately $685,237,000 on 124 of its 140 properties. Inland Real Estate Corporation's 140 properties, a total investment of approximately $1,251,000,000 at June 30, 2003, were purchased with proceeds received from the above described offerings of shares of its common stock and financings. From December 31, 1995 through June 30, 2003, distributions have totaled $303,438,218, of which $234,358,143 was ordinary income distribution from operating cash flow, $68,705,489 was return of capital for federal income tax purposes from operating cash flow and $374,586 from capital gain distributions.

          Through June 30, 2003, distributions were as follows:

                      Total         Ordinary       Return of    Capital Gain
                  Distribution       Income        Capital *    Distribution
                 -----------------------------------------------------------
          1995   $      736,627        694,213         42,414              -

          1996        3,704,943      3,093,525        611,418              -

          1997       13,127,597      9,739,233      3,388,364              -

          1998       35,443,213     27,015,143      8,428,070              -
          1999       48,379,621     35,640,732     12,738,889              -
          2000       52,964,010     40,445,730     12,518,280              -

          2001       58,791,604     45,754,604     12,662,414        374,586
          2002       60,090,685     41,775,045     18,315,640              -

          2003       30,199,918     30,199,918              -              -
                 -----------------------------------------------------------

                 $  303,438,218    234,358,143     68,705,489        374,586
                 ===========================================================

                 * Represents a return of capital for federal income tax purposes.

          On July 1, 2000, Inland Real Estate Corporation became a self-administered REIT by completing its acquisition of Inland Real Estate Advisory Service, Inc., its advisor, and Inland Commercial Property Management, Inc., its property manager. The acquisition was accomplished by merging its advisor and its property manager into two wholly owned subsidiaries of Inland Real Estate Corporation. As a result of the merger, Inland Real Estate Corporation issued to our sponsor, the sole shareholder of the advisor, and The Inland Property Management Group, Inc., the sole shareholder of its property manager, an aggregate of 6,181,818 shares of Inland Real Estate Corporation's common stock at $11 per share, or approximately 9.008% of its common stock.

          INLAND RETAIL REAL ESTATE TRUST, INC. On February 11, 1999, Inland Retail Real Estate Trust, Inc. commenced an initial public offering of 50,000,000 shares of common stock at $10 per share. As of January 31, 2001, it had sold 13,687,349 shares in its first offering resulting in gross proceeds of $136,454,948. In addition, it received $200,000 from its advisor for 20,000 shares. As of January 31, 2001, the first offering terminated. Inland Retail Real Estate Trust, Inc. commenced a second offering on February 1, 2001. As of August 29, 2002, it had sold 50,000,000 shares in its second offering resulting in gross proceeds of $497,842,917, thereby completing the second offering. Inland Retail Real Estate Trust, Inc. commenced a third offering on June 7, 2002. As of June 30, 2003, it had sold 147,516,470 shares in its third offering, resulting in gross proceeds of $1,471,607,427. An additional 6,049,526 shares had been sold pursuant to Inland Retail Real Estate Trust, Inc.'s distribution reinvestment program as of June 30, 2003, for which it has received additional net proceeds of $57,470,497. As of June 30, 2003, Inland Retail Real Estate Trust, Inc. has repurchased 793,588 shares through its share repurchase program resulting in disbursements totaling $7,471,853. As a result, Inland Retail Real Estate Trust, Inc.'s net offering proceeds from all offerings total approximately $2,156,104,000 as of June 30, 2003, including amounts raised through its distribution reinvestment program, net of shares repurchased through its share repurchase program.

          Inland Retail Real Estate Trust, Inc.'s objective is to purchase shopping centers east of the Mississippi River in addition to single-user retail properties in locations throughout the United States, and to provide regular cash distributions and a hedge against inflation through capital appreciation. As of June 30, 2003, the properties owned by Inland Retail Real Estate Trust, Inc. were generating sufficient cash flow to cover operating expenses plus pay an annual cash distribution of $.83 per share per annum paid monthly. Through June 30, 2003, distributions totaled $151,320,937. Through June 30, 2003, distributions were as follows:

                               Total         Ordinary      Return of
                        Distribution           Income       Capital*
                      ----------------------------------------------
               1999   $    1,396,861   $      318,484   $  1,078,377
               2000        6,615,454        3,612,577      3,002,877
               2001       17,491,342       10,538,534      6,952,808
               2002       58,061,491       36,387,136     21,674,355
               2003       67,755,789       67,755,789              -
                      ----------------------------------------------

                      $  151,320,937   $  118,612,520   $ 32,708,417
                      ==============================================

               *Represents a return of capital for federal income tax purposes.

          As of June 30, 2003, Inland Retail Real Estate Trust, Inc. had acquired 201 properties and had seven parcels under development for a total investment of approximately $2,835,000,000. These properties were purchased with proceeds received from the above described offerings of shares of its common stock and financings. As of June 30, 2003, Inland Retail Real Estate Trust, Inc. financed approximately $1,215,200,000 on its properties.

PUBLICLY REGISTERED LIMITED PARTNERSHIPS

          INLAND CAPITAL FUND, L.P. - The offering period for this fund began December 13, 1991 and ended August 23, 1993. The objectives were to invest in pre-development land on an all-cash basis and realize appreciation of such land upon resale.

          Inland Capital Fund raised $32,399,282 from 2,683 investors and purchased, with the net proceeds available for investment, 18 land parcels, one of which included a house and several outbuildings, for an aggregate purchase price of $25,945,989. As of June 30, 2003, this fund has had multiple sales transactions involving the house and portions of 14 parcels which generated approximately $28,049,000 in net sales proceeds, including notes receivable of approximately $1,311,000. Its cost basis in the land parcels sold was approximately $13,990,000 resulting in a gain, net of selling expenses and commissions, of approximately $14,059,000 for financial reporting purposes.

          In the opinion of Inland Real Estate Investment Corporation, the partnership is currently meeting its investment objectives and has, through completed sales transactions, realized significant capital appreciation on the assets sold. Cash distributions to limited partners through June 30, 2003 totaled $22,335,763, all from the sale of land parcels.

PRIVATE PARTNERSHIPS

          Since our inception and through June 30, 2003, including the programs described below under " - Private Placement Real Estate Equity Program," and " -- Private Placement Note and Mortgage Program" in this section, our affiliates have sponsored 514 private placement limited partnerships which have raised more than $524,201,000 from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes. Of the 522 properties purchased, 93% have been in Illinois. Approximately 90% of the funds were invested in apartment buildings, 6% in shopping centers, 2% in office buildings and 2% in other properties. Including sales to affiliates, 320 partnerships have sold their original property investments. Officers and employees of our sponsor and its affiliates invested more than $17,000,000 in these private placement limited partnerships.

          From January 1, 1993 through June 30, 2003, investors in The Inland Group private partnerships have received total distributions in excess of $282,938,000, consisting of cash flow from partnership operations, interest earnings, sales and refinancing proceeds and cash received during the course of property exchanges.

          Following a proposal by the former corporate general partner, which was an affiliate of The Inland Group, investors in 301 private partnerships voted in 1990 to make our sponsor the corporate general partner for those partnerships.

          Beginning in December 1993 and continuing into the first quarter of 1994, investors in 101 private limited partnerships for which our sponsor is the general partner received letters from it informing them of the possible opportunity to sell the 66 apartment properties owned by those partnerships to a to-be-formed REIT in which affiliates of our sponsor would receive stock and cash and the limited partners would receive cash. The underwriters of this apartment REIT subsequently advised our sponsor to sell to a third party its management and general partner's interests in those remaining limited partnerships not selling their apartment properties to the apartment REIT. Those not selling their apartment properties constituted approximately 30% of the Inland-sponsored limited partnerships owning apartment buildings. The prospective third-party buyers of our sponsor's interests in the remaining partnerships, however, would make no assurance to support those partnerships financially. As a result, in a March 1994 letter, our sponsor informed investors of its decision not to go forward with the formation of the apartment REIT.

          Following this decision, two investors filed a complaint in April 1994 in the Circuit Court of Cook County, Illinois, Chancery Division, purportedly on behalf of a class of other unnamed investors, alleging that our sponsor had breached its fiduciary responsibility to those investors whose partnerships would have sold apartment properties to the apartment REIT. The complaint sought an accounting of information regarding the apartment REIT matter, an unspecified amount of damages and the removal of our sponsor as general partner of the partnerships that would have participated in the sale of properties. In August 1994, the court granted our sponsor's motion to dismiss, finding that the plaintiffs lacked standing to bring the case individually. The plaintiffs were granted leave to file an amended complaint. Thereafter, in August 1994, six investors filed an amended complaint, purportedly on behalf of a class of other investors, and derivatively on behalf of six limited partnerships of which our sponsor is the general partner. The derivative counts sought damages from our sponsor for alleged breach of fiduciary duty and breach of contract, and assert a right to an accounting. Our sponsor filed a motion to dismiss in response to the amended complaint. The suit was dismissed in March 1995 with prejudice. The plaintiffs filed an appeal in April 1996. After the parties briefed the issue, arguments were heard by the Appellate Court in February 1997. In September 1997, the Appellate Court affirmed the trial court decision in favor of our sponsor.

          Inland Real Estate Investment Corporation is the general partner of 27 private limited partnerships and one public limited partnership that own interests in 15 buildings that are net leased to Kmart. The 14 Kmarts owned by the private limited partnerships are all cross collateralized. Relating to the Kmart bankruptcy, the status of the 15 is as follows:

          - CATEGORY 1 - The leases of nine (9) of the Kmarts are current and have been accepted by Kmart under their Chapter 11 reorganization plan.

          - CATEGORY 2 - Kmart assigned its designation rights in one lease to Kohl's; the lease was amended and extended for Kohl's by IREIC, the general partner on behalf of the owners and lender; and Kohl's began paying rent February 12, 2003.

          - CATEGORY 3 - Under Kmart's Chapter 11 reorganization plan and upon emergence from bankruptcy on April 22, 2003, Kmart has rejected the remaining 4 property leases; one of which is subject to a ground lease to Kimco. Kmart ceased paying rent as of May 1, 2003. The general partner's, IREIC's, plans for these properties include, but are not limited to the following: 1) renegotiation of the loan encumbering the property; 2) re-tenanting the facility; 3) sale of the asset; or 4) deed in lieu of foreclosure. While it is too early to predict an outcome, the limited partners that own these Kmarts could lose their properties in foreclosure.

          - CATEGORY 4 - Under Kmart's Chapter 11 reorganization, Kmart rejected the lease for the property owned by the public limited partnership and ceased paying rent as of June 29, 2002. The general partner plans to either re-tenant or sell this facility.

PRIVATE PLACEMENT REAL ESTATE EQUITY PROGRAM

          WISCONSIN CAPITAL LAND FUND, L.P., an Illinois limited partnership, was formed in October 1992. The objectives were to invest in pre-development land in the Madison, Wisconsin area on an all-cash basis and realize appreciation of the land upon resale. The offering period for units in this privately offered partnership began in October 1992 and ended on June 14, 1993 with the maximum amount, $2,275,000, raised from 88 investors. This fund bought seven parcels of land in the Madison, Wisconsin area with the proceeds of the offering.

          On October 1, 1997, Parcel 6 located in Windsor, Wisconsin, was sold for $566,597 which is equal to 191% of the original parcel capital. Investors received a $375,000 distribution from this sale.

          On March 19, 1998, the fund sold parcels 3 and 7 for a total of $2,150,000, of which $1,900,000 was distributed to investors.

          On January 5, 1999, parcels 1 and 4 were sold for $1,325,000 and investors received a $1,137,500 distribution.

          The fund has sold all 63 of the improved lots in Parcel 5 in the Village of Mt. Horeb for total gross sale proceeds of $2,361,750. Through June 30, 2003, $562,500 from lot sales has been distributed to investors.

          Through June 30, 2003, investors have received $1,747 for every $1,000 invested or a total of $3,975,000 in distributions. As of June 30, 2003, there were 88 investors in this partnership. The partnership has one remaining asset consisting of 60.876 acres in the Madison, Wisconsin area.

          Our dealer manager received sales commission equal to 9% of the offering proceeds from which a selling commission of 8% was re-allowed to soliciting dealers. In addition, 0.5% of the offering proceeds were re-allowed to soliciting dealers as reimbursement for due diligence expenses. Additionally, 3.3% of the offering proceeds were used to reimburse the general partner, Inland Real Estate Investment Corporation, and its affiliates for out-of-pocked expenses associated with the offering and acquisition of the land parcels.

          During the operating phase of the partnership, the general partner will receive an asset management fee paid annually, equal to 1% of the original cost of the partnership of the parcels. In addition, the general partner and its affiliates will be reimbursed for direct expenses relating to the administration of the partnership and its assets, subject to certain limitations.

          An affiliate of the general partner will participate in real estate brokerage commissions as each parcel is sold, but such commissions will be subordinated to the return of that portion of the limited partners' original investment attributable to that parcel plus a 6% per annum, non-compounded cumulative return on parcel capital.

          The general partner may share in the net proceeds from the sale of the parcels, but such share of sales proceeds will be subordinated, to the return of the limited partners' original capital and receipt of a 15% per annum, non-compounded cumulative return. The sharing arrangement of net sale proceeds after the 15% cumulative return will be 65% to the limited partners and 35% to the general partner.

PRIVATE PLACEMENT NOTE AND MORTGAGE PROGRAM

          9% MONTHLY CASH FUND, L.P., an Illinois limited partnership offering investments in promissory notes to accredited investors, was sponsored by our sponsor in February 1993. The offering period for this program began February 1, 1993 and ended on May 17, 1993, when the maximum amount of $4,000,000 was raised from 78 investors. The partnership issued notes maturing August 1, 1999 and providing a 9% annual return. This fund invested in loans made to an affiliate of our sponsor secured by collateral assignments of third party mortgage loans owned by the affiliate. Our sponsor guarantees the return of capital to noteholders and the 9% annual return. Cash distributions through September 30, 1999 totaled $6,291,146, of which $2,291,146 was interest earnings and $4,000,000 was a return of capital. This partnership was completed in August 1999.

          9% MONTHLY CASH FUND II, L.P., was an Illinois limited partnership offering investments in promissory notes to accredited investors, with investment objectives identical to those of 9% Monthly Cash Fund, L.P. Our sponsor sponsored it in April 1993. The offering period for this program began April 5, 1993 and ended July 23, 1993, with the maximum amount of $4,000,000 raised from 82 investors. The partnership issued notes maturing February 1, 2000 that provided a 9% annual return. The partnership invested in a loan made to an affiliate or our sponsor secured by collateral assignments of third-party mortgage loans owned by the affiliate. Our sponsor guarantees the return of capital to noteholders and the 9% annual return. Cash distributions through March 31, 2000 totaled $6,417,653, of which $2,417,653 was interest earnings and $4,000,000 was a return of capital. This partnership was completed in February 2000. All fees and expenses including sales commission and due diligence expense to our dealer-manager equal to 9.5% (of which 8% was re-allowed to soliciting dealers as sales commission and up to 0.5% as reimbursable due diligence expenses) and the costs of the memorandum, tax consulting and advise (which were anticipated to be approximately $30,000 were absorbed by the sponsor, Inland Real Estate Investment Corporation, and were not paid from the proceeds of the offering.

          IMC NOTE ISSUE #2 1993, offering investments in promissory notes was sponsored by Inland Mortgage Corporation, an Illinois corporation and an affiliate of our sponsor, in July 1993. The offering period for this program began August 25, 1993 and closed on June 13, 1994 after raising $6,800,000. Inland Mortgage Corporation issued notes maturing December 31, 2003, providing for interest at the rate of 8% per annum with 100% return of principal guaranteed by our sponsor. Proceeds of the offering have been used to invest in a mortgage loan secured by an apartment property in Manchester, New Hampshire, owned by an affiliate of our sponsor. Investors may also receive additional income dependent on the future sale of the property. Inland Mortgage Corporation made an initial distribution to investors of escrow interest totaling $13,685 in November 1993. Cash distributions through June 30, 2003 totaled

$5,147,928, of which $5,128,472 was interest earnings and $19,456 was subsidy income from our sponsor pursuant to the guarantee for that program. As of June 30, 2003, there were 169 noteholders. All fees and expenses incurred in connection with the offer and sale of the Notes - including sales commission and due diligence expense to dealer-manager, Inland Securities Corporation, equal to 8.5% (of which 6.5% was re-allowed to soliciting dealers as sales commissions, 0.5% as a marketing fee, and up to 0.5% as reimbursable due diligence expenses) and the costs of the memorandum, tax counseling and advise (which were anticipated to be approximately $41,000), as well as other costs associated with the refinancing of the property (such as title, surveys, appraisals, recording charges, etc.) were advanced by the sponsor (IREIC) and were not paid from the proceeds of the offering.

          INLAND CONDOMINIUM FINANCING FUND, L.P., an Illinois limited partnership offering investment in promissory notes, was sponsored by our sponsor in December 1993. The offering period for this program began December 15, 1993 and closed on June 30, 1994. This partnership offered notes in the principal amount of $1,031,000 maturing July 1, 2001, with interest at the rate of 10% per annum and 100% return of principal guaranteed by our sponsor. The proceeds of the offering were used to make unsecured loans to limited partnerships which are affiliates of our sponsor, for the purposes of paying expenses relating to the conversion of apartment properties owned by those partnerships to condominiums, and conducting condominium unit sales and other partnership expenses. Cash distributions began in March 1994. Distributions through November 17, 1997 totaled $1,411,617, of which $380,617 was interest earnings and $1,031,000 was a return of capital. There were 36 investors in this partnership. This partnership was completed in 1997. All fees and expenses incurred in connection with the offering - including sales commission and due diligence expense to dealer-manager, Inland Securities Corporation, equal to 8.5% (of which 6.5% was re-allowed to soliciting dealers as sales commissions, 0.5% as a marketing fee and up to 0.5% as reimbursable due diligence expenses) and the costs of the memorandum, tax counseling and advice (which were anticipated to be approximately $45,000), as well as other costs associated with the funding of the conversion loans were advanced by the sponsor (IREIC) and were not paid from the proceeds of the offering.

1031 EXCHANGE PRIVATE PLACEMENT OFFERING PROGRAM

          In March of 2001, Inland Real Estate Exchange Corporation (IREX) was established as a subsidiary of Inland Real Estate Investment Corporation. The objective of IREX is to provide replacement properties for people wishing to complete an IRS Section 1031 real estate exchange. Through June 30, 2003, IREX offered the sale of ten properties with a total property value of $105,810,559.

          LANDINGS OF SARASOTA DBT. Inland Southern Acquisitions, Inc., a Delaware corporation and an affiliate of IREX acquired the Landings, a multi-tenant shopping center located in Sarasota, Florida in December 1997 for $9,800,000. In August 2001, Inland Southern Acquisitions, Inc. contributed 100% of its interest in the property into Landings of Sarasota DBT, a Delaware business trust, refinanced the property with a loan of $8,000,000 from Parkway Bank & Trust Co., an Illinois banking corporation, and began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $12,000,000, which consisted of $8,000,000 in debt assumption and $4,000,000 in equity investment. $200,000 of the offering proceeds were allocated to a property reserve account. The offering was completed in May 2002 when the maximum offering amount was raised. The private placement memorandum projected a first year annualized cash on cash return of 8.00%. Through June 30, 2003, cash distributions to the owners totaled $482,236, based on the actual holding period of each individual investor. As of June 30, 2003, there were nine investors in this trust.

          SENTRY OFFICE BUILDING, DBT, a Delaware business trust, purchased a newly constructed, single-tenant office building in Davenport, Iowa in December 2001 from Ryan Companies US Inc., a Minnesota corporation. The trust financed its acquisition of the property with a $7,500,000 first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In January 2002, Sentry Office Building Corporation, a Delaware corporation and the initial beneficiary of the trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $11,000,000, which consisted of $7,500,000 in debt assumption and $3,500,000 in equity investment. $100,000 of the proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in April 2002 when the maximum offering amount was raised. The private placement memorandum projected a first-year annualized cash on cash return of 8.20%. Through June 30, 2003, cash distributions to the owners totaled $363,223, based on the actual holding period of each individual investor. As of June 30, 2003, there were six investors in this trust.

          PETS BOWIE DELAWARE BUSINESS TRUST purchased a single-tenant retail building leased to PETsMART in Bowie, Maryland in October 2001 from PETsMART, Inc. and Wells Fargo Bank Northwest, N.A. The trust initially financed its acquisition of the property with a temporary loan of $2,625,305 from Parkway Bank & Trust Co., an Illinois banking corporation, and then replaced this loan with a permanent loan of $1,300,000 with the same lender. In May 2002, Pets Bowie Delaware Business Trust began offering all of its beneficial interests to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3,900,000, which consisted of $1,300,000 in debt assumption and $2,600,000 in equity investment. $90,000 of the proceeds obtained from the new owners was allocated to a property reserve account. The offering was completed in July 2002 when the maximum offering amount was raised. The private placement memorandum projected a first year annualized cash on cash return of 8.89%. Through June 30, 2003, cash distributions to the owners totaled $231,314, based on the actual holding period of each individual investor. As of June 30, 2003, there were seven investors in this trust.

          1031 CHATTANOOGA DBT, a Delaware business trust, acquired a retail property currently leased to Eckerd in Chattanooga, Tennessee in May 2002. The trust financed the property with a loan of $1,500,000 from Parkway Bank & Trust Co., an Illinois banking corporation. In July 2002, 1031 Chattanooga, L.L.C., the initial beneficiary of 1031 Chattanooga DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $3,400,000, which consisted of $1,500,000 in debt assumption and $1,900,000 in equity investment. As of June 30, 2003, the offering is still in process, with 95.1295% ($1,807,460) of the capital raised. The private placement memorandum projected a first-year annualized cash on cash return of 8.26%. Through June 30, 2003, cash distributions to the owners totaled $160,855, based on the actual holding period of each individual investor. As of June 30, 2003, there were 11 investors in this trust.

          LANSING SHOPPING CENTER, DBT purchased a newly constructed, multi-tenant retail shopping center in Lansing, Illinois in June 2002 from LaSalle Bank National Association, as trustee under trust agreement dated May 22, 2001 and known as Trust No. 127294. The Trust financed its acquisition of the property with a $5,900,000 first mortgage loan from Parkway Bank & Trust Co., an Illinois banking corporation. In August 2002, Lansing Shopping Center, L.L.C., a Delaware limited liability company and the initial beneficiary of Lansing Shopping Center, DBT, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $10,900,000, which consisted of $5,900,000 in debt assumption and $5,000,000 in equity investment. $80,000 of the proceeds obtained from the new owners was allocated to a property reserve account. The private placement memorandum projected a first year annualized cash on cash return of 8.47%. Through June 30, 2003, cash distributions to the owners totaled $314,014, based on the actual holding period of each individual investor. As of June 30, 2003, there were five investors in this trust.

          INLAND 220 CELEBRATION PLACE DELAWARE BUSINESS TRUST purchased a single-tenant office building currently leased to Disney in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co., a Florida corporation. The trust financed its acquisition of the property with an $18,000,000 first mortgage loan from Bank of America, N.A., a national banking association. In September 2002, Inland 220 Celebration Place, L.L.C., a Delaware limited liability company and the initial beneficiary of Inland 220 Celebration Place Delaware Business Trust, began offering all of the beneficial interests of the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $33,800,000, which consisted of $18,000,000 in debt assumption and $15,800,000 in equity investment. $50,000 of the proceeds obtained from the new owners was allocated to a property reserve account. As of June 30, 2003, the offering is still in process, with 89.8075% ($14,189,578) of the capital raised. The private placement memorandum projected a first year annualized cash on cash return of 8.08%. Through June 30, 2003, cash distributions to the owners totaled $852,564, based on the actual holding period of each individual investor. As of June 30, 2003, there were 32 investors in this trust.

          TAUNTON CIRCUIT DELAWARE BUSINESS TRUST acquired a retail property currently leased to Circuit City in Taunton, Massachusetts in July 2002. The Trust financed the property with a first mortgage of $2,800,000 from MB Financial Bank. In September 2002, Inland Taunton Circuit, L.L.C., the initial beneficiary of Taunton Circuit Delaware Business Trust, offered all of its interest in the trust to a qualified person in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $6,550,000, which consisted of $2,800,000 in debt assumption and $3,750,000 in equity investment. The offering was completed in September 2002. The private placement memorandum projected a first-year annualized cash on cash return of 8.31%. Through June 30, 2003, cash distributions to the owner totaled $210,950. As of June 30, 2003, there was one investor in this trust.

          BROADWAY COMMONS DELAWARE BUSINESS TRUST acquired a multi-tenant retail center located in Rochester, Minnesota, in July 2002. The Trust financed the property with a first mortgage of $8,850,000 from Parkway Bank & Trust Co., an Illinois banking corporation. In October 2002, Broadway Commons, L.L.C., the initial beneficiary of Broadway Commons Delaware Business Trust, began offering all of its beneficial interests in the trust to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $17,250,000, which consisted of $8,850,000 in debt assumption and $8,400,000 in equity investment. $100,000 of the offering proceeds obtained from the new owners was allocated to a property reserve account. As of June 30, 2003, the offering is still in process, with approximately 70.5434% ($5,925,643) of the capital raised. The private placement memorandum projected an initial annualized cash on cash return of 8.14%. Through June 30, 2003, cash distributions to the owners totaled $447,625, based on the actual holding period of each individual owner. As of June 30, 2003, there were 21 investors in this trust.

          BELL PLAZA 1031, LLC. Rehab Associates XIII, Inc., an Illinois corporation and an affiliate of IREX acquired Bell Plaza, a multi-tenant shopping center in Oak Lawn, IL on August 28, 1998 for $1,675,000. In October 2002, Rehab Associates XIII contributed 100% of its interest in the property into Bell Plaza 1031, LLC, a Delaware single member limited liability company, and then offered all of its membership interests in Bell Plaza, LLC to North Forsyth Associates, a North Carolina general partnership, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $4,030,000, which consisted of $3,140,000 in debt assumption and $890,000 in equity investment. $25,000 of the proceeds obtained by the new owner was allocated to a property reserve account. The offering was completed in November 2002. The private placement memorandum projected a first-year annualized cash on cash return of 14.30%, calculated based on the total original investment of

$890,000. Through June 30, 2003, cash distributions to the owner totaled $46,849. As of June 30, 2003, there was one investor in this limited liability company.

          INLAND 210 CELEBRATION PLACE DELAWARE BUSINESS TRUST purchased a single-tenant office building, currently leased in Celebration, Osceola County, Florida, in June 2002 from Walt Disney World Co., a Florida corporation. The trust financed its acquisition of the property with a $5,700,000 first mortgage loan from Bear Stearns Commercial Mortgage, Inc. In January 2003, Inland 210 Celebration Place Delaware Business Trust sold its fee simple interest in 210 Celebration Place to Old Bridge Park Celebration, LLC, a Delaware limited liability company, which was in need of a replacement property to complete a 1031 tax-deferred exchange. The total price was $12,000,000, which consisted of $5,700,000 in debt assumption and $6,300,000 in equity investment. Through June 30, 2003, cash flow to the new owner totaled $245,712. As of June 30, 2003, this property was owned by one investor.

          COMPUSA RETAIL BUILDING. Lombard C-USA, L.L.C., a Delaware limited liability company, purchased a single-tenant retail building leased to CompUSA, Inc. in Lombard, Illinois in January 2003 from an unrelated third party. The L.L.C. financed its acquisition of the property with a $4,000,000 loan from Bear Stearns Commercial Mortgage, Inc. In April 2003, Lombard C-USA, L.L.C. began offering all of the undivided tenant in common interests in the real estate and improvements thereon located at 2840 S. Highland Avenue, Lombard, DuPage County, Illinois for $3,950,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price was $7,950,000, which consisted of $4,000,000 in debt assumption and $3,950,000 in equity investment. As required by the lender, Lombard C-USA, L.L.C. shall retain at least a 1% tenant in common interest, which is included in the $3,950,000 equity investment. $75,000 of the offering proceeds was allocated to a property reserve account. As of June 30, 2003, the offering is still in process. The private placement memorandum projected a first-year annualized cash on cash return of 8.05%. Through June 30, 2003, Lombard C-USA, L.L.C. remains the sole investor in the property.

          DEERE DISTRIBUTION FACILITY. Janesville 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant, light industrial distribution center leased to Deere & Company, a Delaware corporation, in Janesville, Wisconsin in February 2003 from Ryan Janesville, L.L.C., a Minnesota corporation and an affiliate of Ryan Companies US, Inc. The L.L.C. financed its acquisition of the property with a $10,450,000 loan from Bear Stearns Commercial Mortgage, Inc. In May 2003, Janesville 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 2900 Beloit Avenue, Janesville, Rock County, Wisconsin for $9,949,500 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $20,500,000, consisted of $10,450,000 in debt assumption and $10,050,000 in equity investment, 1% of which was required by the lender to be retained by Janesville 1031, L.L.C. $100,000 of the offering proceeds was allocated to a property reserve account. As of June 30, 2003, the offering is still in process. The private placement memorandum projected a first-year annualized cash on cash return of 7.23%. Through June 30, 2003, Janesville 1031, L.L.C. remains the sole investor in the property.

          FLEET OFFICE BUILDING. Westminster Office 1031, L.L.C., a Delaware limited liability company, purchased a single-tenant office building leased entirely to Fleet National Bank, a national banking association, in Providence, Rhode Island in April 2003 from Fleet National Bank in a sale/leaseback transaction. The L.L.C. financed its acquisition of the property with a $12,900,000 loan from Bear Stearns Commercial Mortgage, Inc. In June 2003, Westminster Office 1031, L.L.C. began offering 99% of the undivided tenant in common interests in the real estate and improvements thereon located at 111 Westminster Street, Providence, Providence County, Rhode Island for $9,000,000 in cash plus the assumption of the existing indebtedness to certain qualified persons in need of replacement properties to complete a 1031 tax-deferred exchange. The total price, $22,900,000, consisted of $12,900,000 in debt assumption and $10,000,000 in equity investment, 1% of which was required by the lender to be retained by Westminster Office 1031, L.L.C. $150,000 of the offering proceeds was allocated to a property reserve account. As of June 30, 2003, the offering is still in process. The private placement memorandum projected a first-year annualized cash on cash return of 7.19%. Through June 30, 2003, Westminster Office 1031, L.L.C. remains the sole investor in the property.

          The following summary table describes the fees and expenses incurred by each of our entities in our 1031 Exchange Private Placement Offering Project.

                                                                                         1031          Lansing        Inland 220
                                           Landings of     Sentry Office   Pets Bowie    Chattanooga   Shopping       Celebration
                                           Sarasota DBT    Building DBT    DBT           DBT           Center, DBT    Place DBT
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Commissions & Fees(1)                       Up to 8.5%      Up to 8.5%     Up to 8.5%     Up to 8.5%    Up to 8.5%     Up to 8.5%
---------------------------------------------------------------------------------------------------------------------------------
    SELLING COMMISSION TO
    3rd PARTY REPS                             6.00%           6.00%          6.00%         6.00%         6.00%          6.00%
---------------------------------------------------------------------------------------------------------------------------------
    DUE DILIGENCE FEE                          0.50%           0.50%          0.50%         0.50%         0.50%          0.50%
---------------------------------------------------------------------------------------------------------------------------------
    MARKETING EXPENSES                         1.00%           1.50%          1.50%         1.50%         1.50%          1.00%
---------------------------------------------------------------------------------------------------------------------------------
    OFFERING & ORGANIZATION                    1.00%           0.50%          0.50%         0.50%         0.50%          1.00%
---------------------------------------------------------------------------------------------------------------------------------
Mortgage Broker Fee (IMC)(2)                   0.50%           0.50%          0.50%         0.50%         0.50%          0.50%
---------------------------------------------------------------------------------------------------------------------------------
Acquisition Fee & Carrying
Costs(3)
---------------------------------------------------------------------------------------------------------------------------------
    ACQUISITION FEE                            N/A             0.71%          0.77%         0.90%         0.88%          1.18%
---------------------------------------------------------------------------------------------------------------------------------
BRIDGE FINANCING FEES                          N/A              NA            1.49%         0.50%         0.20%          0.10%
---------------------------------------------------------------------------------------------------------------------------------
Total Load(4)                             11.25%-12.75%       14.23%         13.68%        14.39%        13.68%         13.23%
---------------------------------------------------------------------------------------------------------------------------------
Asset Management Fees(5)                        NA             0.75%          1.00%         0.56%         0.55%          0.52%
---------------------------------------------------------------------------------------------------------------------------------
Property Management Fees(6)                    4.5%            5.0%          Paid by        5.0%          5.0%           4.5%
                                                                           Asset Mgr.
---------------------------------------------------------------------------------------------------------------------------------

                                          Taunton       Broadway                    Inland 210    CompUSA
                                          Circuit       Commons DBT   Bell Plaza    Celebration   Retail
                                          DBT           DBT           1031, LLC     Place DBT     Building
----------------------------------------------------------------------------------------------------------------
Commissions & Fees(1)                     Up to 8.0%    Up to 8.77%   Up to 9.19%   Up to 7.72%   Up to 8.56%
----------------------------------------------------------------------------------------------------------------
    SELLING COMMISSION TO
    3rd PARTY REPS                           6.00%         6.00%         6.00%         3.81%         6.00%
----------------------------------------------------------------------------------------------------------------
    DUE DILIGENCE FEE                        0.50%         0.50%         0.50%         0.00%         0.50%
----------------------------------------------------------------------------------------------------------------
    MARKETING EXPENSES                       1.00%         1.00%         1.00%         0.50%         1.00%
----------------------------------------------------------------------------------------------------------------
    OFFERING & ORGANIZATION                  0.50%         1.27%         1.69%         0.96%         1.06%
----------------------------------------------------------------------------------------------------------------
Mortgage Broker Fee (IMC)(2)                 0.61%         0.50%         0.50%         0.50%         0.50%
----------------------------------------------------------------------------------------------------------------
Acquisition Fee & Carrying
Costs(3)
----------------------------------------------------------------------------------------------------------------
    ACQUISITION FEE                          0.69%         0.75%          NA           0.89%         0.82%
----------------------------------------------------------------------------------------------------------------
BRIDGE FINANCING FEES                        0.07%         0.23%          NA           0.23%         0.23%
----------------------------------------------------------------------------------------------------------------
Total Load(4)                               11.89%        12.98%        23.02%        10.52%        14.93%
----------------------------------------------------------------------------------------------------------------
Asset Management Fees(5)                     0.57%          NA           0.53%         0.53%         0.63%
----------------------------------------------------------------------------------------------------------------
Property Management Fees(6)                  4.0%          5.0%          5.0%          4.5%          4.5%
----------------------------------------------------------------------------------------------------------------

                                          Deere
                                          Distribution    Fleet Office
                                          Facility        Building
----------------------------------------------------------------------
Commissions & Fees(1)                      Up to 8.6%      Up to 8.52%
----------------------------------------------------------------------
    SELLING COMMISSION TO
    3rd PARTY REPS                            6.00%           6.00%
----------------------------------------------------------------------
    DUE DILIGENCE FEE                         0.50%           0.50%
----------------------------------------------------------------------
    MARKETING EXPENSES                        1.00%           1.00%
----------------------------------------------------------------------
    OFFERING & ORGANIZATION                   1.10%           1.02%
----------------------------------------------------------------------
Mortgage Broker Fee (IMC)(2)                  0.50%           0.50%
----------------------------------------------------------------------
Acquisition Fee & Carrying
Costs(3)
----------------------------------------------------------------------
    ACQUISITION FEE                           0.87%           0.85%
----------------------------------------------------------------------
BRIDGE FINANCING FEES                         0.23%           0.35%
----------------------------------------------------------------------
Total Load(4)                                13.93%          14.57%
----------------------------------------------------------------------
Asset Management Fees(5)                      0.49%           0.49%
----------------------------------------------------------------------
Property Management Fees(6)                   4.5%            4.5%
----------------------------------------------------------------------

Backend Sales Commission                       3.5%            3.5%           3.5%          3.5%          3.5%           N/A
---------------------------------------------------------------------------------------------------------------------------------

Backend Sales Commission                     N/A            NA           3.5%           NA            NA
----------------------------------------------------------------------------------------------------------------

Backend Sales Commission                       NA              NA
----------------------------------------------------------------------

----------

          (1) Commissions and fees are calculated as a percentage of the equity portion of each deal.

          (2) The Mortgage Broker Fee is calculated as a percentage of the debt portion of each deal.

          (3) Acquisition & Carrying Costs are calculated as a percentage of the real estate acquisition price.

          (4) The Total Load is calculated as a percentage of the equity portion of each deal. The Total Load includes the Commissions & Fees, Mortgage Broker Fee, Acquisition Fee & Carrying Costs, as well as any other non-affiliated third party expenses.

          (5) Asset Management Fees are calculated as a percentage of the value of the assets under management. However, for The Landings and Broadway Commons, which are both Master Lease deals, the Master Tenant Income is the residual cash flow from the Property after payment of the Master Lease Rent.

          (6) Property Management Fees are calculated as a percentage of Gross Income from the property.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

SUMMARY TABLES

          The following summary tables describe information concerning the prior programs discussed above through June 30, 2003.

          Affiliates of The Inland Group formed Inland Capital Fund, L.P. and Wisconsin Capital Land Fund, L.P. as pure capital appreciation investments. No current return from rents or interest was contemplated or available because capital was invested in non-income producing vacant land parcels. Limited partners receive distributions on an irregular basis, only as a result of a sale of the vacant land parcels. These distributions consist of both the return of the invested capital amount allocated to the purchase of the parcel or parcels sold plus the profit on the involved parcels as measured by the sale price, net of costs of the sale, minus the fully loaded purchase price, or allocated capital. The method of measuring return on investment to date is on a sold parcel by parcel basis as follows:

                                 Return on Investment   Return on Investment
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    AVERAGE ANNUAL
                                    FULLY LOADED                                                       RETURN ON
                   NET SALES       PURCHASE PRICE                                                  ALLOCATED CAPITAL    AVERAGE
                   PRICES OF         (ALLOCATED                                  GROSS RETURN %      (GROSS RETURN     NUMBER OF
                    PARCELS          CAPITAL OF           NET PROFITS ON             (NET          %/AVERAGE NUMBER    YEARS OF
                    SOLD TO         PARCELS SOLD          PARCELS SOLD TO       PROFIT/ALLOCATED      OF YEARS OF       CAPITAL
     FUND             DATE    LESS    TO DATE)        =        DATE                 CAPITAL)       CAPITAL INVESTED)   INVESTED
----------------------------------------------------------------------------------------------------------------------------------
Inland Capital
Fund, L.P.         28,049,000        13,990,000              14,059,000                100%               9.14%          11.00

Wisconsin Land
Fund, L.P.          4,137,818         2,120,803               2,017,015                 95%               9.05%          10.50

                  CUMULATIVE DISTRIBUTIONS TO LIMITED PARTNERS

                                                                                                    RETURN ON
                                           CAPITAL                  RETURN OF       RETURN ON     INVESTMENT PER
                                           RAISED       TOTAL    =  INVESTMENT   +  INVESTMENT         YEAR
------------------------------------------------------------------------------------------------------------------
Employee Appreciation Fund, L.P.*           400,000     502,198        400,000         102,198            10.00%

Inland Condominium Financing Fund, L.P.   1,031,000   1,411,617      1,031,000         380,617            10.00%

9% Monthly Cash Fund, L.P.                4,000,000   6,291,146      4,000,000       2,291,146             9.00%

9% Monthly Cash Fund II, L.P.             4,000,000   6,417,653      4,000,000       2,417,653             9.00%

IMC Note Issue #2 1993                    6,800,000   5,147,928              0       5,147,928             8.00%

     * Returns of Capital prior to Final Distribution.

                                   MANAGEMENT

INLAND AFFILIATED COMPANIES

          The Inland Group, Inc. was started by a group of Chicago schoolteachers in 1967, and incorporated the following year. The founders of The Inland Group and its affiliates are still centered in the Chicago metropolitan area. Over the past 35 years, The Inland Group and its affiliates have experienced significant growth and now make up a fully-integrated group of legally and financially separate companies that have been engaged in diverse facets of real estate providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, renovation, construction, finance, investment products, and other related services. The Inland Real Estate Group of Companies (sometimes referred to as "Inland") represents the marketing name for these separate legal entities that are either subsidiaries of the same entity, affiliates of each other, share some common ownership or were previously sponsored by Inland Real Estate Investment Corporation. Inland in the aggregate was ranked by Crain's Chicago Business in April 2003 as the 33rd largest privately held company headquartered in the Chicago area. Among the affiliates of Inland is one of the largest property management firm in Illinois and one of the largest commercial real estate and mortgage banking firms in the Midwest.

          As of June 30, 2003 Inland and its affiliates have more than 800 employees, own properties in 39 states, and have managed assets in excess of $5 billion. The senior management includes executives of The Inland Group and its affiliates. Our management personnel have substantial experience in a full range of real estate services. Our top seven senior executives have an average of over 25 years experience in the real estate industry.

          Our advisor and managing dealer are affiliates of Inland. The relevant skills and experience of each of the Inland affiliated companies, developed over the course of more than 35 years in business, primarily in the Chicago metropolitan area, are available to us in the conduct of our business.

          As of June 30, 2003, our sponsor, Inland Real Estate Investment Corporation, is the general partner of limited partnerships which own in excess of 5,800 acres of pre-development land in the Chicago area, as well as 16,871,522 square feet of real property in Chicago and nationwide.

          Inland developed expertise in real estate financing as it bought and sold properties over the years. Inland Mortgage Corporation was incorporated in 1977. As of June 30, 2003 Inland Mortgage Corporation has originated more than $6 billion in financing including loans to third parties and affiliated entities.

          Inland Mortgage Investment Corporation and Inland Mortgage Servicing Corporation were incorporated in 1990, delineating the functions and duties associated with financing. As of June 30, 2003, Inland Mortgage Investment Corporation owned a $73,947,500 loan portfolio, and Inland Mortgage Servicing Corporation serviced a loan portfolio of 503 loans exceeding $2,117,699,700.

          The Inland Property Management companies are responsible for collecting rent, and leasing and maintaining the rental properties they manage.

          As of June 30, 2003 Inland Property Management companies manage 42,982,552 million square feet of commercial properties in 39 states. A substantial portion of the portfolio, approximately 10.8 million square feet, consists of properties leased on a triple-net lease basis to creditworthy tenants. This means that the tenant operates and maintains the property and pays rent that is net of taxes, insurance, and operating expenses. They also manage more than 11,000 multi-family units that are principally located in the Chicago metropolitan area.

          Inland Western Management Corporation, our management company, was incorporated in January 2003 to segregate responsibility for management of our properties from Inland Property Management companies' growing management portfolio of retail properties. Our property management company will be responsible for collecting rent, leasing, and maintaining the retail properties it will manage. These properties are primarily intended to be our properties in our primary geographical area of investment. Our property management company is owned primarily by individuals who are affiliates of Inland.

          Inland Real Estate Acquisitions, Inc., another company affiliated with Inland, has extensive experience in acquiring real estate for investment. Over the years, it and its affiliates have acquired more than 1,100 properties.

          Inland Real Estate Development Corporation, an affiliate of Inland, has expertise in rezoning and developing real estate for industrial, residential, and commercial use. It has constructed more than 3,000 single family and multi-family units and developed over one million square feet of commercial space. As of June 30, 2003, Inland Real Estate Development Corporation had more than 5,000 acres of prime land available for development.

          Inland Real Estate Sales, Inc., another affiliate of Inland, is one of the largest "mid-market" commercial brokerage specialists in the Midwest. In the last three years it has completed more than $175 million in commercial real estate sales. Inland Real Estate Sales, Inc. has been involved in the sale of more than 40,000 multi-family units and over 10 million square feet of commercial property.

          See also "Prior Performance of our Affiliates" and APPENDIX A - "Prior Performance Tables" for information concerning over $2.8 billion raised from over 77,000 investors in connection with two other REITs, one other public real estate equity program, one private real estate equity program and five private placement mortgage and note programs and nine real estate exchange private placement offerings sponsored by The Inland Group affiliated companies during the 10-year period ending June 30, 2003, and the prior performance of those programs. During the last 35 years, more than 10,000 investors were in the Inland Group's 231 completed programs as of June 23, 2003, with no investor losses of initial invested capital in any completed equity program.

          The following sets forth information with respect to the directors and principal executive officers of The Inland Group:

NAME                 AGE*   POSITION AND OFFICE WITH THE INLAND GROUP
----                 ----   -----------------------------------------
Daniel L. Goodwin    59     Chairman, president and director

Robert H. Baum       59     Vice chairman,  executive vice president - general
                            counsel and director

G. Joseph Cosenza    59     Vice chairman and director

Robert D. Parks      59     Director

----------
*As of January 1, 2003

Messrs. Goodwin, Baum, Cosenza and Parks were the founders of Inland.

          DANIEL L. GOODWIN, is a founding and controlling stockholder of and the Chairman of the Board and Chief Executive Officer of The Inland Group, Inc. Mr. Goodwin also serves as a director or officer of entities wholly owned or controlled by The Inland Group. In addition, Mr. Goodwin is the Chairman of the Board and Chief Executive Officer of Inland Mortgage Investment Corporation and Chairman and Chief Executive Officer of Inland Bancorp, a bank holding company. He also oversees numerous stock market investment portfolios and is the advisor for Inland Mutual Fund Trust, a publicly traded mutual fund.

          HOUSING. Mr. Goodwin is a member of the National Association of Realtors, the Illinois Association of Realtors and the Northern Illinois Commercial Association of Realtors. He is also the author of a nationally recognized real estate reference book for the management of residential properties. Mr. Goodwin serves on the Board of the Illinois State Affordable Housing Trust Fund. He served as an advisor for the Office of Housing Coordination Services of the State of Illinois, and as a member of the Seniors Housing Committee of the National Multi-Housing Council. He has served as Chairman of the DuPage County Affordable Housing Task Force. Mr. Goodwin also serves as Chairman of New Directions Affordable Housing Corporation.

          EDUCATION. Mr. Goodwin obtained his Bachelor's and Master's Degrees from Illinois State universities. Following graduation, he taught for five years in the Chicago Public Schools. More recently, Mr. Goodwin has served as a member of the Board of Governors of Illinois State Colleges and Universities. He is Vice Chairman of the Board of Trustees of Benedictine University, Vice Chairman of the Board of Trustees of Springfield College and Chairman of the Board of Trustees of Northeastern Illinois University.

          ROBERT H. BAUM has been with The Inland Group and has affiliates since 1968 and is one of the four original principals. Mr. Baum is vice chairman and executive vice president-general counsel of The Inland Group. In his capacity as general counsel, Mr. Baum is responsible for the supervision of the legal activities of The Inland Group and its affiliates. This responsibility includes the supervision of The Inland Group Law Department and serving as liaison with outside counsel. Mr. Baum has served as a member of the North American Securities Administrators Association Real Estate Advisory Committee and as a member of the Securities Advisory Committee to the Secretary of State of Illinois. He is a member of the American Corporation Counsel Association and has also been a guest lecturer for the Illinois State Bar Association. Mr. Baum has been admitted to practice before the Supreme Court of the United States, as well as the bars of several federal courts of appeals and federal district courts and the State of Illinois. He is also an Illinois licensed real estate broker. He has served as a director of American National Bank of DuPage and currently serves as a director of Inland Bancorp Holding Company and of Westbank. Mr. Baum also is a member of the Governing Council of Wellness House, a charitable organization that provides emotional support for cancer patients and their families.

          G. JOSEPH COSENZA has been with The Inland Group and its affiliates since 1968 and is one of the four original principals. Mr. Cosenza is a director and vice chairman of The Inland Group and oversees, coordinates and directs The Inland Group organization's many enterprises. In addition, Mr. Cosenza immediately supervises a staff of 16 persons who engage in property acquisitions. Mr. Cosenza has been a consultant to other real estate entities and lending institutions on property appraisal methods.

          Mr. Cosenza received his B.A. Degree from Northeastern Illinois University and his Masters Degree from Northern Illinois University. From 1967 to 1968, he taught in the La Grange Illinois School District and, from 1968 to 1972, he served as assistant principal and taught in the Wheeling, Illinois School District. Mr. Cosenza has been a licensed real estate broker since 1968 and an active member of various national and local real estate associations, including the National Association of Realtors and the Urban Land Institute.

          Mr. Cosenza has also been chairman of the board of American National Bank of DuPage and has served on the board of directors of Continental Bank of Oakbrook Terrace. He was the chairman and is presently a director of Westbank in Westchester, Hillside and Lombard, Illinois.

          ROBERT D. PARKS has been a director of The Inland Group since 1968 and is one of the four original principals. He has been our chairman, chief executive officer, and an affiliated director since our formation. He is chairman of our sponsor and a director of our managing dealer. Mr. Parks is president, chief executive officer and a director of Inland Real Estate Corporation. He is a director of Inland Real Estate Advisory Services, Inc., Inland Investment Advisors, Inc., Partnership Ownership Corp., Inland Southern Acquisitions, Inc. and Inland Southeast Investment Corp. He is chairman, chief executive officer and director of Inland Retail Real Estate Trust, Inc. and a trustee of Inland Mutual Fund Trust, Inc.

          Mr. Parks is responsible for the ongoing administration of existing investment programs, corporate budgeting and administration for our sponsor. He oversees and coordinates the marketing of all investments and investor relations.

          Prior to joining Inland, Mr. Parks was a school teacher in Chicago's public schools. He received his B.A. Degree from Northeastern Illinois University and his M.A. Degree from the University of Chicago. He is a registered Direct Participation Program Limited Principal with the National Association of Securities Dealers, Inc. He is also a member of the Real Estate Investment Association, the Financial Planning Association, the Foundation for Financial Planning, as well as a member of the National Association of Real Estate Investment Trusts, Inc.

OUR GENERAL MANAGEMENT

          We operate under the direction of our board of directors. Our board is responsible for our business and management. Our board sets our policies and strategies. Our advisor is responsible for the day-to-day management of our affairs and the implementation of the policies of our board. Inland Western Management Corp. is responsible for managing, maintaining and leasing the individual properties. Inland Real Estate Acquisitions, Inc. is responsible for acquiring properties. Inland Risk and Insurance Management Services, Inc., an affiliate of The Inland Group, Inc., is responsible for providing insurance coverage on the properties. Inland Mortgage Corporation, Inland Mortgage Servicing Corporation and Inland Mortgage Investment Corporation are responsible for the purchase, sales and servicing of mortgages. See "Compensation Table" for a description for the fees paid to our affiliates.

OUR DIRECTORS AND EXECUTIVE OFFICERS

          The following table sets forth information with respect to our directors and executive officers:

                NAME                               AGE          POSITION AND OFFICE WITH US
                ----------                       -------  ---------------------------------------
                Robert  D. Parks ..............     59    Chairman, chief executive officer and
                                                          affiliated director
                Roberta S. Matlin .............     58    Vice president -- administration
                Scott W. Wilton ...............     42    Secretary
                Kelly E. Tucek ................     40    Treasurer
                Brenda G. Gujral ..............     60    Affiliated director
                Frank A. Catalano, Jr .........     41    Independent director
                Kenneth H. Beard ..............     63    Independent director
                Paul R. Gauvreau ..............     63    Independent director
                Gerald M. Gorski ..............     60    Independent director
                Barbara A. Murphy .............     65    Independent director

          ----------
          *As of January 1, 2003

          ROBERTA S. MATLIN has been our vice president of administration since our formation. Ms. Matlin joined Inland in 1984 as director of investor administration and currently serves as senior vice president of investments of our sponsor, directing its day-to-day internal operations. Ms. Matlin is a director of our sponsor and of our managing dealer. Since 1998, she has been vice president of administration of Inland Retail Real Estate Trust and was vice president of administration of Inland Real Estate Corporation from 1995 until 2000. She is president and a director of Inland Investment Advisors, Inc. and Intervest Southern Real Estate Corporation, and a trustee and executive vice president of Inland Mutual Fund Trust. Prior to joining Inland, she worked for the Chicago Region of the Social Security Administration of the United States Department of Health and Human Services. Ms. Matlin is a graduate of the University of Illinois. She holds Series 7, 22, 24, 39, 63 and 65 licenses from the National Association of Securities Dealers, Inc.

          SCOTT W. WILTON has been our secretary since our formation. Mr. Wilton joined The Inland Group in January 1995. He is assistant vice president of The Inland Real Estate Group, Inc. and assistant counsel with The Inland Real Estate Group law department. In 1998, Mr. Wilton became secretary of Inland Retail Real Estate Trust, Inc. and Inland Retail Real Estate Advisory Services, Inc. In 2001, he became the Secretary of Inland Real Estate Exchange corporation. Mr. Wilton is involved in all aspects of The Inland Group's business, including real estate acquisitions and financing, securities law and corporate governance matters, leasing and tenant matters, and litigation management. He received B.S. degrees in economics and history from the University of Illinois at Champaign 1982 and his law degree from Loyola University of Chicago, Illinois 1985. Prior to joining The Inland Group, Mr. Wilton worked for the Chicago law firm of Williams, Rutstein, Goldfarb, Sibrava and Midura, Ltd., specializing in real estate and corporate transactions and litigation.

          KELLY E. TUCEK has been our treasurer since our formation. Ms. Tucek joined The Inland Group in 1989 and is an Assistant Vice President of Inland Real Estate Investment Corporation. As of August 1996, Ms. Tucek is responsible for the Investment Accounting Department, which includes all public partnership accounting functions along with quarterly and annual SEC filings. Prior to joining Inland, Ms. Tucek was on the audit staff of Coopers and Lybrand since 1984. She received her B.A. Degree in Accounting and Computer Science from North Central College.

          BRENDA G. GUJRAL, an affiliated director, is president, chief operating officer and a director of Inland Real Estate Investment Corporation, the parent company of our advisor. She is also president, chief operating officer and a director of our managing dealer. Mrs. Gujral is also a director of Inland Investment Advisors, Inc., an investment advisor.

          Mrs. Gujral has overall responsibility for the operations of Inland Real Estate Investment Corporation, including the distribution of checks to over 50,000 investors, the review of periodic communications to those investors, the filing of quarterly and annual reports for Inland Real Estate Investment Corporation-sponsored publicly registered investment programs with the Securities and Exchange Commission, compliance with other Securities and Exchange Commission and National Association of Securities Dealers securities regulations both for Inland Real Estate Investment Corporation and Inland Securities Corporation, review of asset management activities and marketing and communications with the independent broker-dealer firms selling current and prior Inland Real Estate Investment Corporation sponsored investment programs. She works with internal and outside legal counsel in structuring Inland Real Estate Investment Corporation's investment programs and in connection with the preparation of its offering documents and registering the related securities with the Securities and Exchange Commission and state securities commissions.

          Mrs. Gujral has been with the Inland organization for 22 years, becoming an officer in 1982. Prior to joining the Inland organization, she worked for the Land Use Planning Commission establishing an office in Portland, Oregon to implement land use legislation for that state.

          She is a graduate of California State University. She holds Series 7, 22, 39 and 63 licenses from the National Association of Securities Dealers and is a member of The National Association of Real Estate Investment Trusts. Ms. Gujral is also a member of the Financial Planning Association, the Foundation for Financial Planning and the National Association for Female Executives.

          FRANK A. CATALANO, JR. has served as president of Catalano & Associates since 1999. Catalano & Associates is a real estate company that includes brokerage, property management and rehabilitation and leasing of office buildings. Mr. Catalano's experience also includes mortgage banking. Since 2002, he has been a vice president of First Home Mortgage Company. Prior to that, Mr. Catalano was a regional manager at Flagstar Bank. He also was president and chief executive officer of CCS Mortgage, Inc. from 1995 through 2000, when Flagstar Bank acquired it.

          Mr. Catalano is a member of the Elmhurst, IL Chamber of Commerce and as past chairman of the board, he is also a member of the Elmhurst Jaycees, Elmhurst Hospital Board of Governors, Elmhurst Kiwanis and is currently the President of Elmhurst Historical Museum Commission. Mr. Catalano holds a mortgage broker's license.

          KENNETH H. BEARD was president and chief executive officer of Exelon Services, an energy services company from 1999-2002, where he had responsibility for financial performance including being accountable for creating business strategy, growing the business through acquisition, integrating acquired companies and developing infrastructure for the combined acquired businesses. Exelon Services is a subsidiary of Exelon Corporation, a New York Stock Exchange listed company. Prior to that position, from 1974 to 1999, Mr. Beard was the founder, president and chief executive officer of Midwest Mechanical, Inc., a heating, ventilation and air conditioning company providing innovative and cost effective construction services and solutions for commercial, industrial, and institutional facilities. From 1964 to 1974 Mr. Beard was employed at The Trane Company, a manufacturer of heating, ventilating and air conditioning equipment having positions in sales, sales management and general management.

          Mr. Beard holds a MBA and BSCE from the University of Kentucky and is a licensed mechanical engineer. He is on the board of directors of the Wellness House in Hinsdale, Illinois, a cancer support organization, and Harris Bank - Hinsdale, serves on the Dean's Advisory Council of the University of Kentucky, School of Engineering, and is a past member of the Oak Brook, Illinois Plan Commission (1981-1991).

          PAUL R. GAUVREAU is the retired chief financial officer, financial vice president and treasurer of Pittway Corporation, New York Stock exchange listed manufacturer and distributor of professional burglar and fire alarm systems and equipment from 1966 until its sale to Honeywell, Inc. in 2001. He was president of Pittway's non-operating real estate and leasing subsidiaries through 2001. He was a financial consultant to Honeywell, Inc.; Genesis Cable, L.L.C.; ADUSA, Inc. He was a director and audit committee member of Cylink Corporation, a Nasdaq Stock Market listed manufacturer of voice and data security products from 1998 until its merger with Safenet, Inc. in February 2003. Prior to 1995, he was a director and acting chief financial officer instrumental in 1996 Cylink initial public offering.

          Mr. Gauvreau holds a MBA from the University of Chicago an a BSC from Loyola University of Chicago. He is on the Board of Trustees and Vice Chairman of the Finance Committee of Benedictine University, Lisle, Illinois; a member of the Board of Trustees of the Chaddick Institute of DePaul University, Chicago, Illinois; and a member of the board of directors and treasurer of the Children's Brittle Bone Foundation, Pleasant Prairie, Wisconsin.

          GERALD M. GORSKI is a partner in the law firm of Gorski and Good, Wheaton Illinois. Mr. Gorski's practice is limited to governmental law. His firm represents numerous units of local government in Illinois and Mr. Gorski has served as a Special Assistant State's Attorney and Special Assistant Attorney General in Illinois. He received a Bachelor of Arts degree from North Central College with majors in Political Science and Economics and a Juris Doctor degree from DePaul University Law School where he was placed on the Deans Honor List. Mr. Gorski serves as the Vice-Chairman of the Board of Commissioners for the DuPage Airport Authority. He has written numerous articles on various legal issues facing Illinois municipalities; has been a speaker at a number of municipal law conferences and is a member of the Illinois Bar Association, the Institute for Local Government Law and the International Municipal Lawyers Association.

          BARBARA A. MURPHY is the Chairwoman of the DuPage Republican Party. Ms. Murphy is also a member of Illinois Motor Vehicle Review Board and a member of Matrimonial Fee Arbitration Board. Ms. Murphy is a Milton Township Trustee and a committeeman for Milton Township Republican Central Committee. Ms. Murphy previously served as State Central Committeewoman for the Sixth Congressional District and has also served on the DuPage Civic Center Authority Board, the DuPage County Domestic Violence Task Force, and the Illinois Toll Highway Advisory Committee. Ms. Murphy is a founding member of the Family Shelter Service Board. As an active volunteer for Central DuPage Hospital, she acted as the "surgery hostess" (cared for families while a family member was undergoing surgery). Ms. Murphy was a department manager and buyer for J.W. Robinson's and Bloomingdale's and the co-owner of Daffy Down Dilly Gift Shop.

COMMITTEES OF OUR BOARD OF DIRECTORS

          Our bylaws provide that our board may establish such committees as the board believes appropriate. The board will appoint the members of the committee in the board's discretion. Our bylaws require that a majority of the members of each committee of our board is to be comprised of independent directors.

          AUDIT COMMITTEE. Our bylaws provide for our board to designate an audit committee consisting of at least three independent directors and for all committee members to be independent directors. Our board will designate three of the independent directors as the members of the audit committee. The audit committee makes recommendations concerning the engagement of independent public accountants, reviews the plans and results of the audit engagement with the independent public accountants, approves professional services provided by, and the independence of, the independent public accountants, considers the range of audit and non-audit fees and consults with the independent public accountants regarding the adequacy of our internal accounting controls.

          EXECUTIVE COMMITTEE. Our board may establish an executive committee consisting of three directors, including two independent directors. The executive committee would likely exercise all powers of the board in the management of the business and affairs of our company, except for those which require actions by all of the directors or by the independent directors under our articles of incorporation or bylaws or under applicable law.

          MANAGEMENT AND DISCLOSURE COMMITTEE. Our board may establish a management disclosure committee to assist in reviewing our disclosures, controls and procedures. The committee may include our directors and directors and officers of our advisor.

          EXECUTIVE COMPENSATION COMMITTEE. Our board may establish an executive compensation committee consisting of three directors, including two independent directors, to establish compensation policies and programs for our executive officers. The executive compensation committee will exercise all powers of our board in connection with establishing and implementing compensation matters, including incentive compensation and benefit plans.

COMPENSATION OF DIRECTORS AND OFFICERS

          We pay our independent directors an annual fee of $5,000 plus $500 for each in person meeting and $350 for each meeting of the board or a committee of the board attended by telephone, and reimbursement of their out-of-pocket expenses incurred. Our two other directors, Robert D. Parks and Brenda G. Gujral, do not receive any fees or other remuneration for serving as directors.

EXECUTIVE COMPENSATION

          We have no employees and our executive officers will not receive any compensation from us for their services as such officers. Our executive officers are officers of one or more of our affiliates, and are compensated by those entities, in part, for their services rendered to us.

INDEPENDENT DIRECTOR STOCK OPTION PLAN

          We have an independent director stock option plan under which non-employee directors, as defined under Rule 16b-3 of the Securities Exchange Act of 1934, are eligible to participate.

          We have authorized and reserved a total of 75,000 shares of our common stock for issuance under our independent director stock option plan. The number and type of shares which could be issued under the plan may be adjusted if we are the surviving entity after a reorganization or merger or if our stock splits, is consolidated or we are recapitalized. If this occurs, the exercise price of the options will be correspondingly adjusted.

          The independent director stock option plan provides for the grant of non-qualified stock options to purchase 3,000 shares to each independent director upon his or her appointment if they meet the conditions in the plan. The plan also provides for subsequent grants of options to purchase 500 shares on the date of each annual stockholder's meeting to each independent director then in office. However, options may not be granted at any time when the grant, along with the grants to be made at the same time to other independent directors, would exceed 10% of our issued and outstanding shares. We have granted options to purchase 3,000 shares at $8.95 per share to each of our five independent directors. The option price for subsequent options will be equal to the fair market value of a share on the last business day preceding the annual meeting of stockholders. The option price will be fixed at $8.95 per share until the earlier of the termination of this offering or two years after the commencement of this offering.

          One-third of the options granted following an individual initially becoming an independent director are exercisable beginning on the date of their grant, one-third will first become exercisable on the first anniversary of the date of their grant, and the remaining one-third will first become exercisable on the second anniversary of the date of their grant. All other options granted under the independent director stock option plan will become fully exercisable on the second anniversary of their date of grant.

          Options granted under the independent director stock option plan are exercisable until the first to occur of

          -    the tenth anniversary of the date of grant,

          - the removal for cause of the independent director as an independent director, or

          - three months following the date the independent director ceases to be an independent director for any other reason except death or disability.

The options may be exercised by payment of cash or through the delivery of common stock. They are generally exercisable in the case of death or disability for a period of one year after death or the disabling event, provided that the death or disabling event occurs while the person is an independent director. However, if the option is exercised within the first six months after it becomes exercisable, any shares issued pursuant to such exercise may not be sold until the six month anniversary of the date of the grant of the option. Notwithstanding any other provisions of the independent director stock option plan to the contrary, no option issued pursuant thereto may be exercised if such exercise would jeopardize our status as a REIT under the Internal Revenue Code.

          No option may be sold, pledged, assigned or transferred by an independent director in any manner otherwise than by will or by the laws of descent or distribution.

          Upon our dissolution, liquidation, reorganization, merger or consolidation as a result of which we are not the surviving corporation, or upon sale of all or substantially all of our property, the independent director stock option plan will terminate, and any outstanding unexercised options will terminate and be forfeited. However, holders of options may exercise any options that are otherwise exercisable immediately prior to the dissolution, liquidation, consolidation or merger. Additionally, our board may provide for any or all of the following alternatives:

          - for the assumption by the successor corporation of the options previously granted or the substitution by the corporation for the options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices;

          - for the continuance of the independent director stock option plan by such successor corporation in which event the independent director stock option plan and the options will continue in the manner and under the terms so provided; or

          - for the payment in cash or common stock in lieu of and in complete satisfaction of the options.

OUR ADVISOR

          Our advisor, Inland Western Retail Real Estate Advisory Services, Inc., is an Illinois corporation and a wholly owned subsidiary of our sponsor. The following table sets forth information regarding the executive officers and directors of our advisor, all of whom have held their positions and offices since its formation in 1998. The biographies of Messrs. Parks, Cosenza, and Goodwin are set forth above under "-- Inland Affiliated Companies" and the biography of Mr. Wilton is set forth under "-- Our Directors and Executive Officers."

          NAME                       AGE      POSITION AND OFFICE WITH OUR ADVISOR
          ----                       ---   ------------------------------------------
          Daniel L. Goodwin .......  59    Director
          Robert D. Parks .........  59    Director and president
          G. Joseph Cosenza .......  59    Director
          Brenda G. Gujral ........  60    Vice president
          Catherine L. Lynch ......  44    Treasurer
          Scott W. Wilton .........  42    Secretary

          ----------
          *As of January 1, 2003

          CATHERINE L. LYNCH joined the Inland organization in 1989 and is the treasurer/secretary of our sponsor. Ms. Lynch is responsible for managing the corporate accounting department of our sponsor. Ms. Lynch is also the treasurer/secretary and a director of the dealer manager and treasurer of Inland Retail Real Estate Advisory Services and Inland Investment Advisors, Inc. Prior to joining the Inland organization, Ms. Lynch worked in the field of public accounting for KPMG Peat Marwick LLP since 1980. She received her B.S. Degree in Accounting from Illinois State University. Ms. Lynch is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society. She is registered with the National Association of Securities Dealers, Inc. as a financial operations principal.

OUR ADVISORY AGREEMENT

          DUTIES OF OUR ADVISOR. Under the terms of our advisory agreement, our advisor, generally has responsibility for our day-to-day operations. This includes the following:

          -    administering our bookkeeping and accounting functions,

          - serving as our consultant in connection with policy decisions to be made by our board, managing our properties or causing them to be managed by another party, and

          -    rendering other services as our board deems appropriate.

Our advisor is subject to the supervision of its board and has only such functions as are delegated to it by its board.

          TERM OF THE ADVISORY AGREEMENT. The advisory agreement has an initial term of three years and is renewable for successive one-year terms upon the mutual consent of the parties. It may be terminated by either party, by mutual consent of the parties or by a majority of the independent directors or the advisor, as the case may be, upon 60 days' written notice. If the advisory agreement is terminated, the advisor must cooperate with us and take all reasonable steps requested by our board to assist it in making an orderly transition of the advisory function. Our board shall determine that any successor advisor possesses sufficient qualifications to perform the advisory function for us and justify the compensation provided for in its contract with us.

          COMPENSATION TO ADVISOR. The advisory agreement provides for the advisor to be paid:

          - an advisor asset management fee after the stockholders have first received a 6% annual return; and

          -    a property disposition fee; and

          - an incentive advisory fee from the net proceeds of a sale of a property after the stockholders have first received a 10% cumulative return and a return of their net investment.

          If the advisor or its affiliates perform services that are outside of the scope of the advisory agreement, we will compensate them at rates and in amounts agreed upon by the advisor and the independent directors.

          The advisor bears the expenses it incurs in connection with performing its duties under the advisory agreement. These include:

          -    employee expenses;

          - travel and other expenses of its directors, officers and employees;

          -    rent;

          -    telephone;

          - equipment expenses to the extent they relate to the office maintained by both us and the advisor; and

          - miscellaneous administrative expenses incurred in supervising, monitoring and inspecting real property or our other investments or relating to its performance under the advisory agreement. The advisor is reimbursed for the cost to it and its affiliates of goods and services used for and by us and obtained from unaffiliated parties. It is also reimbursed for related administrative services. We bear our own expenses for functions the advisor is not required to perform under the advisory agreement. These generally include capital raising and financing activities, corporate governance matters and other activities not directly related to our properties.

          REIMBURSEMENT BY ADVISOR. For any year in which we qualify as a REIT, our advisor must reimburse us for the amounts, if any:

          - by which our total operating expenses paid during the previous fiscal year exceed the greater of

               -    2% of our average assets for that fiscal year or

               - 25% of our net income, before any additions to or allowance for reserves for depreciation, amortization or bad debts or other similar low-cash reserves before any gain from the sale of our assets, for that fiscal year;

          - PLUS an amount, so long as it does not exceed the amount of the advisor asset management fee for that year, equal to any deficit between the total amount of distributions to stockholders for such fiscal year and the current return. Current return refers to a cumulative, non-compounded return, equal to 6% per annum on net investment.

The advisor is also obligated to pay organization and offering expenses in excess of specified levels. See "Compensation Table" for a description of the fees and reimbursements to which the advisor is entitled. Provided however, only so much of the excess specified in the first bullet point above will be required to be reimbursed as the board, including a majority of the independent directors, determines should justifiably be reimbursed in light of such unanticipated, unusual or non-recurring factors which may have occurred within 60 days after the end of the quarter for which the excess occurred. In this event, the stockholders will be sent a written disclosure and explanation of the factors the independent directors considered in arriving at the conclusion that the higher total operating expenses were justified.

          BUSINESS COMBINATION BETWEEN US AND THE ADVISOR. Many REITs that are listed on a national stock exchange or included for quotation on a national market system are considered self-administered, because their employees perform all significant management functions. In contrast, those that are not self-administered, like us, typically engage a third-party, such as our advisor, to perform management functions on its behalf. If for any reason the independent directors determine that we should become self-administered, the advisory agreement permits the business conducted by the advisor, including all of its assets, to be acquired by or consolidated into us. A similar provision is included in each management agreement permitting acquisition of the business conducted by the respective property manager, including all of its assets. Until September 15, 2008, such a business combination could only take place with our consent and that of the advisor and property manager. After September 15, 2008, we could acquire these companies in a business combination without their consent.

          If the businesses conducted by the advisor and/or a property manager are acquired by or consolidated into us, the advisor and/or the property manager and/or their respective stockholders or members will receive a number of shares in exchange for terminating their respective management agreements and the release and waiver of all fees payable under them. We will be obligated to pay any fees accrued under such contractual arrangements for services rendered through the closing of the acquisitions.

          The number of shares we will issue to the advisor and/or the property managers, as the case may be, will be determined as follows:

          - We will first send an election notice to the advisor and/or the property manager, as the case may be, of our election to proceed with such a transaction.

          - Next, the net income of the advisor and/or the property manager, as the case may be, for the calendar monthly period immediately preceding the calendar month in which the business combination agreement is signed, as determined by an independent audit conducted in accordance with generally accepted auditing standards, will be annualized. The advisor or the property manager will bear the cost of the audit.

          - The annualized net income will then be multiplied by 90% and divided by our funds from operations per weighted average share. Funds from operations per weighted average share will be equal to our annualized funds from operations per weighted average share for the fiscal quarter immediately preceding the fiscal quarter in which the business combination agreement is signed, all based upon our quarterly report delivered to stockholders.

          Funds from operations means generally net income in accordance with generally accepted accounting principles, excluding gains or losses, from debt restructuring and sales of properties, plus depreciation of real property and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

          The resulting quotient will constitute the number of shares to be issued by us to the advisor or the property manager, or their respective shareholders or members, as the case may be. Delivery of the shares and the closing of the transaction to occur within 90 days of delivery after the election notice.

          Under some circumstances, this kind of transaction can be entered into and consummated without seeking specific stockholder approval. See "Conflicts of Interest." Any transaction like this will occur, if at all, only if our board obtains a fairness opinion from a recognized financial advisor or institution providing valuation services to the effect that the consideration to be paid is fair to the stockholders from a financial point of view. If the advisory agreement is terminated for any reason other than our acquisition of the business conducted by the advisor, then all obligations of the advisor and its affiliates to offer properties to us will also terminate.

          LIABILITY AND INDEMNIFICATION OF ADVISOR. Under the advisory agreement, we are required to indemnify the advisor and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding with respect to the advisor's acts or omissions. However, this is only a requirement so long as:

          - the advisor determined in good faith that the course of conduct which caused a loss or liability was in our best interest;

          - the advisor was acting on behalf of or performing services for us;

          - the liability or loss was not the result of misconduct on the part of the advisor; and

          - the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the assets of the stockholders.

          We will advance amounts to those entitled to indemnification for legal and other expenses only if:

          - the legal action relates to acts or omissions concerning the performance of duties or services by the person seeking indemnification for or on our behalf;

          - the legal action is initiated by a third party and a court of competent jurisdiction specifically approves its advancement; and

          - the person seeking indemnification who is receiving the advances undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, if such party is found not to be entitled to indemnification.

          Inland Retail Real Estate Trust, Inc. is still offering its securities and has not fully invested all of its anticipated funds available for investment. Accordingly, material conflicting investment opportunities between them and us could be expected. However, we have initially focused our purchase of retail centers to those west of the Mississippi River, which is outside Inland Retail Real Estate Trust, Inc.'s primary geographic area of investment. However, if any conflicts do arise, they will be resolved as provided in the property acquisition service agreement.

THE PROPERTY MANAGER AND THE MANAGEMENT AGREEMENT

          Our present property manager provides property management services to us under the terms of the management agreement. The property manager provides services in connection with the rental, leasing, operation and management of the properties. Our property manager is a Delaware corporation, owned principally by individuals who are affiliates of The Inland Group. We have agreed to pay the property manager a monthly management fee in an amount no greater than 90% of the fee which would be payable to an unrelated party providing such services, which fee will initially be 4.5% of gross income, as defined in the management agreement from the properties managed for the month for which the payment is made. In addition, we have agreed to compensate the property manager if it provides us with services other than those specified in the management agreement. There will be a separate management agreement for each property for an initial term ending as of December 31 in the year in which the property is acquired, and each management agreement will be subject to three successive three-year renewals, unless either party notifies the other in writing of its intent to terminate between 60 and 90 days prior to the expiration of the initial or renewal term. We may terminate with 30 days prior written notice in the event of gross negligence or malfeasance by the property manager. The property manager may subcontract the required property management services for less than the management fee provided in the management agreement. See "Compensation Table -- Nonsubordinated Payments -- Operational Stage." Our property manager may form additional property management companies as necessary to manage the properties we acquire, and may approve of the change of management of a property from one manager to another.

          Our property manager, Inland Western Management Corp., conducts its activities at its principal executive office at 2901 Butterfield Road in Oak Brook, Illinois.

          See "--The Advisory Agreement" above in this section and "Conflicts of Interest" for a discussion of our option to acquire or consolidate with the business conducted by the property managers.

          The following sets forth information with respect to the executive officers and directors of the Inland Western Management Corp.

                                                                 POSITION AND OFFICE
                                                                 WITH INLAND WESTERN
             NAME                                AGE*              MANAGEMENT CORP.
             ----                                ----            -------------------
             Thomas P. McGuiness ..............   46       Chairman, director and chief
                                                           executive officer
             JoAnn Armenta ....................   29       Senior vice president, director
                                                           and secretary
             James H. Neubauer.................   61       Senior vice president and
                                                           director
             Alan F. Kremin....................   56       Director

             Anthony Casaccio..................   47       Director

          ----------
          *As of January 1, 2003

          THOMAS P. MCGUINNESS joined Inland Property Management in 1982 and became president of Mid-America Management Corporation in July 1990 and chairman in 2001. He is also president of Inland Property Management, Inc. as well as a director of Inland Commercial Property Management. He is chairman and a director of Inland Mid-Atlantic Management Corp. Mr. McGuinness is a licensed real estate broker; and is past president of the Chicagoland Apartment Association, and past regional vice president of the National Apartment Association. He is currently on the board of directors of the Apartment Building Owners and Managers Association, and is a trustee with the Service Employees' Local No. 1 Health and Welfare Fund, as well as the Pension Fund and holds CLS and CSM accreditations from the International Council of Shopping Centers.

          JOANN ARMENTA joined Inland Property Management in 1992 working in residential management. Ms. Armenta became involved with commercial properties in 1995 overseeing the management of retail, office and industrial properties. She has managed a portfolio of retail properties for Inland Commercial Property Management and was promoted to senior property manager supervising one-half of the property managers. In 2001, she left Inland Commercial Property Management and accepted a position as Assistant Vice President for Inland Southern Corp. Also, she was promoted to Vice President of Inland Mid-Atlantic Management Corp. Her responsibilities in these positions include being in charge of due diligence for all retail acquisitions in approximately 15 states. In 2002 alone she was responsible for all due diligence on approximately 12 million square feet including the pro formas, site inspections, tenant interviews; engineering reports and upgrades. She has also been responsible for coordinating the transition from a property in the due diligence process to the seamless folding of the property into property operations.

          Mrs. Armenta is also the sole training coordinator for Inland Southeast Property Management Corp., Inland Southern Management Corp., and Inland Mid-Atlantic Management Corp. for all new property managers and employees. In addition, she oversees the management of a portfolio of over two million square feet in the Chicago metropolitan area managing retail, office and light industrial.

          Ms. Armenta holds a CSM accreditation with the International Council of Shopping Centers.

          JAMES H. NEUBAUER joined Inland Property Management in 1978. In 1981, he was promoted to the position of director of purchasing. Subsequently, in 1983, he became a regional property manager with responsibility for residential and retail mixed use properties. In 1984, he became the president of Inland Western Property Management, responsible for a portfolio of properties in Arizona. From 1985 to

1996, Mr. Neubauer was senior vice president of Mid-America Management where he was responsible for all rental property operations outside the Chicagoland metropolitan area, which included New Hampshire, Arizona, Indiana and Wisconsin. He left Inland Southeast Property Management Corp. as senior vice president and in May 2002 was promoted to President. He has achieved the Certified property Manager (CPM) designation. He is also a member of the International Council of Shopping Centers and is a licensed real estate broker in Florida. He holds a B.A. degree from the University of Maryland, a M.A. degree from Ball State University and a M.B.A. degree from Benedictine College.

          ALAN F. KREMIN joined The Inland Group in 1982. Mr. Kremin was promoted to treasurer of The Inland Group, Inland Commercial Property Management, Inc., and various other Inland Group subsidiaries in March 1991. In his current capacity as the chief financial officer of The Inland Group, a position he has held since 1991, his responsibilities include preparation of consolidated federal and state corporate tax returns, cash budgeting for the consolidated group and serving as a director for various Inland Group subsidiaries, for which he also serves as treasurer. He is a director of Inland Southeast Property Management Corp., and in March 2002 he became a director, secretary and treasurer of Inland Southern Management LLC. Prior to his current position, Mr. Kremin was treasurer of Inland Real Estate Investment Corporation from 1986 to 1990, when he supervised the daily operations of its accounting department. That department encompasses corporate accounting for the general partner of the Inland Real Estate Investment Corporation-sponsored limited partnership investment programs. Prior to joining The Inland Group, Mr. Kremin served for one year as a controller of CMC Realty and three years as assistant controller of JMB Realty Corporation. Prior to his real estate experience, Mr. Kremin worked eight years in public accounting, including four years at Arthur Young & Company. He received his B.S. degree in accounting from Loyola University. Mr. Kremin is a certified public accountant, holds securities and insurance licenses and is a licensed real estate broker.

          ANTHONY A. CASACCIO joined Inland in 1984, working for Inland Condo Association Management. From 1987 to 1991 he was president of Partnership Asset Sales Corporation, where he was responsible for the disposition of over 20,000 apartment units located in northeast Illinois and nearby states, as well as non-residential properties leased to nursing homes, health clubs, office, industrial and shopping center tenants. In 1991 when Inland Real Estate Development Corporation was formed, Mr. Casaccio became the president and a director. Still serving in those capacities, Mr. Casaccio is responsible for the disposition of raw land investment programs for which he is also a senior vice president of the sponsor, which owns more than 10,000 acres of development land in Chicago's suburban counties.

          In connection with land development, Mr. Casaccio, in addition to the sales of improved and raw land parcels, oversees land planning activities associated with readying land for sale, including zoning and annexation, negotiations with local municipal school, sanitary district and county authorities, submission of concept plans, preliminary and site amenities, final plats of subdivision; and completion of infrastructure improvements such as roads, sewer and water lines stormwater management facilities and site amenities. He is also a director and the secretary/treasurer of IRED Development Management, Inc.

          Mr. Casaccio holds a B.S. degree in accounting from DePaul University. He is a member of the Realtor Association of the Western Suburbs (IL), the Fox Valley (IL) Association of Realtors, the Tri-County Board of Realtors, the National Association of Realtors, the Home Builders Association of Greater Chicago, the Northern Illinois Home Builders Association and the Urban Land Institute. He is a licensed real estate broker in the state of Illinois.

INLAND SECURITIES CORPORATION

          Inland Securities Corporation, our managing dealer, was formed in 1984. It is registered under the applicable federal and state securities laws and is qualified to do business as a securities broker-dealer throughout the United States. Since its formation, the managing dealer has provided the marketing function for distribution of the investment products sponsored by our sponsor. It does not render these services to anyone other than affiliates of The Inland Group, and it does nor focus its efforts on the retail sale side of the securities business. It is a member firm of the National Association of Securities Dealers, Inc.

          The following table sets forth information with respect to the directors, officers and principal employees of Inland Securities Corporation involved in national sales and marketing activities of Inland Securities Corporation. The biography of Mr. Parks set forth above under "-Inland Affiliated Companies" in this section and the biographies of Mrs. Gujral and Ms. Matlin are set forth above under "-Our Directors and Executive Officers" in this section. The biography of Ms. Lynch is also set forth above under "--Our Advisor."

                                                              POSITION AND OFFICE
             NAME                            AGE*          WITH OUR MANAGING DEALER
             ----                            ----          ------------------------
             Brenda G. Gujral..............   60   President, chief operating officer and director
             Roberta S. Matlin.............   58   Vice president and director
             Catherine L. Lynch............   44   Treasurer, secretary and director
             Robert D. Parks...............   59   Director
             Brian Conlon..................   44   Executive vice president
             R. Martel Day.................   53   Executive vice president - national sales and
                                                   marketing
             Fred C. Fisher................   58   Senior vice president
             David Bassitt.................   60   Senior vice president
             John Cunningham...............   44   Senior vice president
             Tomas Giardino................   28   Vice president
             Curtis Shoch..................   30   Vice president
             Shawn Vaughan.................   31   Vice president
             Mark Lavery...................   27   Vice president
             Ralph Rudolph.................   39   Vice president

          ----------
          *As of January 1, 2003

          BRIAN M. CONLON joined Inland Securities Corporation as executive vice president in September 1999. Prior to joining Inland, Mr. Conlon was executive vice president and chief operating officer of Wells Real Estate Funds, where he was responsible for overseeing day to day operations of the firm's real estate investment and capital raising initiatives. Mr. Conlon is a General Securities Principal, is licensed as a real estate broker in Georgia, and has earned the Certified Financial Planner and Certified Commercial Investment Member designations. Mr. Conlon currently serves on the national board of directors for the Financial Planning Association. Mr. Conlon holds Series 7, 24 and 63 licenses with the National Association of Securities Dealers, Inc.

          R. MARTEL DAY is executive vice president-national sales and marketing for Inland Securities Corporation. He joined Inland Securities Corporation in 1984 as a regional representative in the southeast. Since then, he has served as regional vice president, senior vice president, and national marketing director. Mr. Day is currently responsible for expanding Inland Securities Corporation's selling group and working closely with broker-dealers in the selling group to maximize sales.

          Mr. Day has developed and presented numerous motivational and sales training workshops over the past 20 years. He graduated with an engineering degree from the Georgia Institute of Technology. Mr. Day holds General Securities and Registered Investment Advisor licenses from the National Association of Securities Dealers, and is an associate member of The National Association of Real Estate Investment Trusts. He is a director of Inland Investment Advisors, Inc., an Inland affiliated company.

          FRED C. FISHER is a senior vice president of Inland Securities Corporation, which he joined in 1984. Mr. Fisher began his career with Inland Securities Corporation as regional vice president for the midwest region. In 1994, he was promoted to senior vice president. Mr. Fisher received his bachelor's degree from John Carroll University. Before joining Inland Securities Corporation, he spent nine years as a regional sales manager for the S.S. Pierce Company. Mr. Fisher holds Series 7, 22 and 63 licenses with the National Association of Securities Dealers, Inc.

          DAVID BASSITT joined Inland Securities Corporation as a senior vice president in March 2001. Prior to joining Inland, Mr. Bassitt was director of financial services with AEI Fund Management, Inc. and was responsible for wholesaling public and private net lease real estate investments and 1031 property exchanges to financial planners. Mr. Bassitt received his bachelor's degree from Ferris State University, and a master's degree from St. Cloud University. Mr. Bassitt holds Series 6, 7, 22 and 63 licenses with the National Association of Securities Dealers, Inc.

          JOHN CUNNINGHAM is a senior vice president of Inland Securities Corporation. He joined an affiliate of The Inland Group in January 1995 as a commercial real estate broker. In March 1997, Mr. Cunningham was hired by Inland Securities Corporation as a regional representative for the western region, and he was promoted to a vice president in 1999. In 2002, he became senior vice president of the western region. Mr. Cunningham graduated from Governors State University with a B.S. degree in business administration, concentrating in marketing. Before joining the Inland organization, Mr. Cunningham owned and operated his own business and developed real estate. He holds Series 7 and Series 63 licenses with the National Association of Securities Dealers, Inc.

          TOMAS GIARDINO joined Inland Securities Corporation as vice president in September 2000. Prior to joining Inland, Mr. Giardino was the director of mutual fund sales at SunAmerica Securities, where he was responsible for increasing the market share of nine focus firms at the broker dealer.
Mr. Giardino entered the securities industry in January 1999. Prior to entering the securities industry, Mr. Giardino was in the advertising field for four years. Mr. Giardino received his B.A. in political science from Arizona State University in May 1998. He holds Series 7, 63 and 65 licenses with the National Association of Securities Dealers, Inc.

          CURTIS SHOCH joined Inland Securities Corporation as vice president in January 2000. Prior to joining Inland, Mr. Shoch was assistant vice president at Wells Real Estate Funds, where he was responsible for launching new real estate investment alternatives in the southeastern United States. Mr. Shoch began his career in 1994 with Keogler Investment Advisory Services. Mr. Shoch graduated from Lynchburg College in Lynchburg, Virginia in 1994 with a major in marketing and an emphasis in finance. He is a Registered Representative as well as a Registered Investment Advisor. Mr. Shoch holds Series 7, 63 and 65 licenses with the National Association of Securities Dealers, Inc.

          SHAWN VAUGHAN joined Inland Securities Corporation as vice president in August 2000. Prior to joining Inland, Mr. Vaughan was assistant vice president at Wells Real Estate Funds, where he was responsible for marketing real estate investments in the mid-Atlantic region. Mr. Vaughan started his career in financial services in 1994 on the retail side of the business with a successful financial planning firm. During this time, he was responsible for handling every aspect of the financial planning process. Mr. Vaughan holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc.

          MARK LAVERY joined Inland Securities Corporation as a vice president in April 2001. Prior to joining Inland, Mr. Lavery was with Charles Schwab, where he was on an active trade team. Mr. Lavery began his career with Investment Planners. Mr. Lavery graduated from Milliken University in 1997 with a B.S. in finance. Mr. Lavery holds Series 7 and 66 licenses with the National Association of Securities Dealers, Inc.

          RALPH RUDOLPH joined Inland Securities Corporation in 1995 as a regional representative for midwest team and was promoted to a vice president in 2000. Prior to joining Inland, Mr. Rudolph served in the United States Marine Corp. and worked for another broker-dealer. He is a graduate of Elmhurst College with a degree in business administration. Mr. Rudolph holds Series 7 and 63 licenses with the National Association of Securities Dealers, Inc.

                 LIMITATION OF LIABILITY AND INDEMNIFICATION OF
                       DIRECTORS, OFFICERS AND OUR ADVISOR

          The laws that we are subject to and our articles of incorporation provide that our advisor and directors are deemed to be in a fiduciary relationship to us and our stockholders and that our directors have a fiduciary duty to the stockholders to supervise our relationship with the advisor.

          Maryland law provides that a director has no liability in the capacity as a director if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests, and with the care that an ordinary prudent person in a like position would use under similar circumstances. Maryland law also provides that an act by a director of a Maryland corporation is presumed to satisfy the standards of the preceding sentence. Our articles of incorporation and bylaws provide that the liability of our directors and officers is limited to the fullest extent permitted by Maryland law and that none of our directors and officers will be liable to us or to any of our stockholders for money damages, including for breach of their fiduciary duty to us. As a result, our directors and officers will not be liable for monetary damages unless:

          - the person actually received an improper benefit or profit in money, property or services; and

          - the person is adjudged to be liable based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

          Except as described below, our articles of incorporation authorize and direct us to indemnify and pay or reimburse reasonable expenses to any director, officer, employee or agent we employ, and the advisor and its affiliates, to the fullest extent permitted by Maryland law. As long as we qualify as a REIT we will not indemnify or reimburse the expenses of any director, officer, employee, agent or the advisor or its affiliates unless:

          - the directors have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

          - the person seeking indemnification was acting on our behalf or performing services for us;

          - the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnification, except that if the person seeking indemnification is or was an independent director, the liability or loss will not have been the result of gross negligence or willful misconduct; and

          - such indemnification or agreement to be held harmless is recoverable only out of our net assets and not from the assets of the stockholders.

          As long as we qualify as a REIT, we will not indemnify any director, officer, employee, agent or the advisor or its affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:

          - there has been a successful adjudication on the merits of each count involving alleged securities law violations;

          - the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

          - a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made, and the court considering the request has been advised of the position of the Securities and Exchange Commission and the published position of any state securities regulatory authority in which our securities were offered and sold as to indemnification for securities law violations.

          We will advance amounts to a person entitled to indemnification for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with Maryland law and, as long as we qualify as a REIT, only if all of the following conditions are satisfied:

          - the legal action relates to acts or omissions relating to the performance of duties or services by the person seeking indemnification for us or on our behalf;

          - the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves advancement; and

          - the person seeking indemnification undertakes in writing to repay us the advanced funds, together with interest at the applicable legal rate of interest, if the person seeking indemnification is found not to be entitled to indemnification.

          We may purchase and maintain insurance or provide similar protection on behalf of any director, officer, employee, agent or the advisor or its affiliates against any liability asserted which was incurred in any such capacity with us or arising out of such status; provided, however, that we will not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under our articles of incorporation. We may enter into any contract for indemnity and advancement of expenses with any director, officer, employee or agent as may be determined by the board and as permitted by law. As of the date of this prospectus, we have not purchased any insurance on behalf of any person but we intend to.

          We have entered into separate indemnification agreements with each of our directors and some of our executive officers. The indemnification agreements will require that we indemnify our directors and officers to the fullest extent permitted by law, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The agreements provide that we also must indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and cover directors and officers under the our directors' and officers' liability insurance, if any. Although the indemnification agreements offer substantially the same scope of coverage afforded by provisions in our articles of incorporation and the bylaws, they provide greater assurance to directors and officers that indemnification will be available, because as a contract, it cannot be unilaterally modified by the board or by the stockholders to eliminate the rights it provides.

          We have been advised that, in the opinion of the Securities and Exchange Commission, any indemnification that applies to liabilities arising under the Securities Act is contrary to public policy and, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

          The following table sets forth information as of September 10, 2003 regarding the number and percentage of shares beneficially owned by each director, each executive officer, all directors and executive officers as a group, and any person known to us to be the beneficial owner of more than 5% of our outstanding shares. As of September 10, 2003, we had one stockholder of record. Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within 60 days after the date of this table. However any such shares which are not outstanding are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person. Except as indicated, the persons named in the table have sole voting and investing power with respect to all shares beneficially owned by them.

                                        NUMBER OF SHARES
           BENEFICIAL OWNER            BENEFICIALLY OWNED   PERCENT OF CLASS
------------------------------------   ------------------   ----------------
Robert D. Parks                            20,000 (1)             100%

Roberta S. Matlin                              0                    *

Scott W. Wilton                                0                    *

Kelly E. Tucek                                 0                    *

Brenda G. Gujral                               0                    *

Frank A. Catalano, Jr.                      1,000 (2)               *

Kenneth H. Beard                            1,000 (2)               *

Paul R. Gauvreau                            1,000 (2)               *

Gerald M. Gorski                            1,000 (2)               *

Barbara A. Murphy                           1,000 (2)               *

All directors and executive officers       25,000 (1)             100%
as a group (10 persons)

----------
   *Less than 1%

(1) Includes 20,000 shares owned by our advisor. Our advisor is a wholly-owned subsidiary of our sponsor, which is an affiliate of The Inland Group. Mr. Parks is a control person of The Inland Group and disclaims beneficial ownership of these shares owned by our advisor.

(2) Includes 1,000 shares issuable upon exercise of options granted to each independent director under our independent director stock option plan, to the extent that such options are currently exercisable or will become exercisable within 60 days after the date of this table.

                           OUR STRUCTURE AND FORMATION

          We were formed in March 2003 as a Maryland corporation. Our articles of incorporation and bylaws became operative on March 5, 2003. Our existence is perpetual.

STRUCTURE

          We intend to own all of our assets, either directly or indirectly. Our advisor contributed $200,000 to us for 20,000 shares of our common stock to form us. Our advisor has agreed to not sell their initial investment while the advisor remains our sponsor, but may transfer these shares to its own affiliates. A REIT may conduct some of its business and hold some of its interests in properties in "qualified REIT subsidiaries," which must be owned 100% by the REIT or through "taxable REIT subsidiaries" which may be wholly or partially owned. Although we currently do not intend to have any qualified REIT subsidiaries, we may in the future decide to conduct some business or hold some of our interests in properties in qualified REIT subsidiaries.

          See "How We Operate - Organizational Chart" for a diagram depicting the services to be rendered by our affiliates to us, as well as our organizational structure.

          If only the minimum offering of 200,000 shares is sold, such shares will represent 90.91% of the issued and outstanding shares, and the advisor's 20,000 shares will then represent 9.09% of the issued and outstanding shares. If 250,000,000 of the shares offered by this prospectus are sold, such shares will represent 99.99% of the issued and outstanding shares, and the advisor's 20,000 shares will then represent only 0.01% of the issued and outstanding shares.

          We will form entities to acquire each of the properties to be owned by us. They will be owned or controlled directly or indirectly by us.

          Robert D. Parks, Brenda G. Gujral, Roberta S. Matlin, Daniel L. Goodwin, Catherine L. Lynch, and Kelly E. Tucek are considered our promoters. Mr. Parks is our chairman and a director. Ms. Gujral is a director. Ms. Matlin is our vice president. Ms. Tucek is our treasurer. None of our promoters are employed by us. Other than Mr. Parks and Ms. Gujral, Ms. Matlin or Ms. Tucek, none of our promoters are officers or directors of us.


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                             SELECTED FINANCIAL DATA

          As of the date of this prospectus, we have not yet had any operations. Therefore, we have not had any income, cash flow, funds from operations, or funds available for distributions, nor have we declared any distributions or issued any shares to public investors. We have sold 20,000 shares to the advisor for an aggregate purchase price of $200,000. See "Management's Discussion and Analysis of Our Financial Condition," and our financial statements and related notes thereto appearing elsewhere in this Prospectus.

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                       INVESTMENT OBJECTIVES AND POLICIES

GENERAL

          Our investment objectives are to:

          - make regular distributions to the stockholders, which may be in amounts which may exceed our taxable income due to the non-cash nature of depreciation expense and, to such extent, will constitute a tax-deferred return of capital, but in no event less than 90% of our taxable income;

          - provide a hedge against inflation by entering into leases which contain clauses for scheduled rent escalations or participation in the growth of tenant sales, permitting us to increase distributions and realize capital appreciation; and

          -    preserve stockholders' capital.

It is our policy to acquire properties primarily for income as distinguished from primarily for possible capital gain.

DISTRIBUTIONS

          Federal income tax law requires that a REIT distribute annually at least 90% of its REIT Taxable Income. See "Federal Income Tax Considerations -- Federal Income Taxation as a REIT." In order to qualify for REIT status we may be required to make distributions in excess of cash available. For a discussion of the tax treatment of distributions to you, see "Federal Income Tax Considerations."

          We anticipate that distributions will be paid to our domestic stockholders on a monthly basis and to our foreign stockholders on a quarterly basis. Distributions will be at the discretion of the board. Our ability to pay distributions and the size of these distributions will depend upon a variety of factors. We cannot assure that distributions will continue to be made or that any particular level of distributions established in the future, if any, will be maintained by us.

TYPES OF INVESTMENTS

          We were formed to acquire and manage a portfolio of real estate which is diversified by geographical location and by type and size of retail centers. Our properties will consist of real estate primarily improved for use as retail establishments, principally multi-tenant shopping centers. Our real estate will be located mainly in the states west of the Mississippi River in the United States. We will endeavor to acquire multiple properties within the same major metropolitan markets where acquisitions result in efficient property operations with the potential to achieve market leverage. See "Real Property Investments -- General."

          Most of these properties will be subject to "net" leases. "Net" leases typically require tenants to pay a share, either pro rata or fixed, of all or a majority of the operating expenses. Operating expenses include real estate taxes, special assessments, utilities, insurance, common area maintenance and building repairs related to the property, as well as base rent payments.

          We may also acquire real estate improved with other commercial facilities which provide goods and services as well as those leased on a double or triple-net-lease basis which are either commercial or retail. Triple-net-leases also require the tenant to pay a base minimum annual rent with periodic increases. We may enter into sale and leaseback transactions in which we will purchase a property and lease the property to the seller of the property.

          To provide us with a competitive advantage over potential purchasers of properties who must secure financing, we intend to acquire properties free and clear of permanent mortgage debt. We will do this by paying the entire purchase price of property in cash, shares, interest in entities that own our properties or a combination of any of these. We may incur debt of a property to acquire properties where our board determines that incurring such debt is in our best interest. In addition, from time to time, we intend to acquire some properties without financing and later incur mortgage debt secured by selected or all such properties if favorable financing terms are available. We will use the proceeds from such loans to acquire additional properties. See "Borrowing" under this section for a more detailed explanation of our borrowing intentions and limitations.

          We may purchase properties subject to completion of construction in accordance with terms and conditions we specify. In these cases, we will be obligated to purchase the property at the completion of construction, if construction conforms to definitive plans, specifications and costs approved by us and embodied in the construction contract, as well as, in most instances, satisfaction that agreed upon percentages of the property are leased. We will receive a certificate of an architect, engineer or other appropriate party, stating that the property complies with all plans and specifications. We may construct or develop properties, and render services in connection with the development or construction, subject to compliance with applicable requirements under federal income tax laws. Construction and development activities will expose us to risks such as cost overruns, carrying costs of projects under construction and development, availability and costs of materials and labor, our inability to obtain tenants, weather conditions, and government regulation.

          See "- Investment Limitations" under this section and "Summary of Our Organizational Documents -- Restrictions on Investments" for investment limitations.

PROPERTY ACQUISITION STANDARDS

          We have signed a property acquisition service agreement with Inland Real Estate Acquisitions, Inc. Under that agreement, Inland Real Estate Acquisitions has agreed to seek properties for us and to perform due diligence on the properties and negotiate the terms of the purchase. Through its experience with the acquisition of over 1,000 real properties by our affiliates, the advisor believes Inland Real Estate Acquisitions has the ability to identify quality real properties capable of meeting our investment objectives. When evaluating property, Inland Real Estate Acquisitions will consider a number of factors, including a real property's:

               -    geographic location and type;

               -    construction quality and condition;

               -    current and projected cash flow;

               -    potential for capital appreciation;

               -    lease rent roll, including the potential for rent increases;

               - potential for economic growth in the tax and regulatory environment of the community in which the property is located;

               - potential for expanding the physical layout of the property and/or the number of sites;

               - occupancy and demand by tenants for properties of a similar type in the same geographic vicinity;

               - prospects for liquidity through sale, financing or refinancing of the property;

               - competition from existing properties and the potential for the construction of new properties in the area; and

               - treatment under applicable federal, state and local tax and other laws and regulations.

          Inland Real Estate Acquisitions also requires the seller of a property to provide a current Phase I environmental report and, if necessary, a Phase II environmental report.

          Before purchasing a property, Inland Real Estate Acquisitions examines and evaluates the potential value of the site, the financial condition and business history of the property, the demographics of the area in which the property is located or to be located, the proposed purchase price, geographic and market diversification and potential sales. In a sale-leaseback situation, since the seller of the property generally is assuming the operating risk, the price paid for the property by us may be greater than if it was not leased back to the seller. All acquisitions from our affiliates must be approved by a majority of our directors, including a majority of the independent directors.

DESCRIPTION OF LEASES

          When spaces become vacant or existing leases expire, we anticipate entering into "net" leases. Net leases require tenants to pay a share, either pro rata or fixed, of all or a majority of the operating expenses, including real estate taxes, special assessments, insurance, utilities, common area maintenance and building repairs related to the properties, as well as base rent payments. We intend to include provisions which increase the amount of base rent payable at various points during the lease term and/or provide for the payment of additional rent calculated as a percentage of a tenant's gross sales above predetermined thresholds in most leases. The leases with most anchor tenants generally have initial terms of 10 to 25 years, with one or more renewal options available to the tenant. By contrast, smaller tenant leases typically have three- to five-year terms.

          Triple net leases generally have a term of 15 to 25 years and are typically not less than 10 years. In addition, the tenant of a triple-net-lease is responsible for the base rent in addition to the costs and expenses related to property taxes, insurance, repairs and maintenance applicable to the leased space.

          Each net lease tenant is required to pay its share of the cost of the liability insurance covering the property in which it is a tenant. The third-party liability coverage insures, among others, us, our advisor and our property manager. Typically, each tenant is required to obtain, at its own expense, property insurance naming us as the insured party for fire and other casualty losses in an amount equal to the full value of its premises and the contents of the premises. All property insurance must be approved by the property manager. In general, the net lease may be assigned or subleased with our prior written consent, but the original tenant must remain liable under the lease unless the assignee meets income and net worth tests.

          In connection with sale and leaseback transactions, the tenant is responsible for paying a predetermined minimum annual rent generally based upon our cost of purchasing the land and building. In addition to the base rent, these tenants are generally responsible for the costs and expenses related to property taxes, insurance, repairs and maintenance applicable to the leased space.

PROPERTY ACQUISITION

          We anticipate acquiring fee interests in properties, although other methods of acquiring a property may be used if we deem it to be advantageous. For example, we may acquire properties through a joint venture or the acquisition of substantially all of the interests of an entity which in turn owns the real property. We may also use separate entities to acquire a property. Such entities will be formed solely for the purpose of acquiring a property or properties. See " -- Joint Ventures" in this section and "Federal Income Tax Considerations -- Federal Income Taxation as a REIT."

          Our advisor and its affiliates may purchase properties in their own name, assume loans in connection with the purchase or loan and temporarily hold title to the properties for the purpose of facilitating acquisition or financing by us, the completion of construction of the property or any other purpose related to our business.

          Under our articles of incorporation, we are prohibited from purchasing a property from an affiliate unless a majority of the directors not interested in the transaction and a majority of our independent directors approve the purchase as fair and reasonable to us and at a cost to us no greater than the cost of the asset to our affiliate. However, the cost to us may be greater than the cost to our affiliate if a substantial justification for the excess exists and such excess is reasonable. Our policy currently provides that in no event may our cost of the asset exceed its appraised value at the time we acquire the property.

          If remodeling is required prior to the purchase of a property, we will pay a negotiated maximum amount either upon completion or in installments commencing prior to completion. The price will be based on the estimated cost of remodeling. In such instances, we will also have the right to review the tenant's books during and following completion of the remodeling to verify actual costs. If substantial disparity exists between estimated and actual costs, an adjustment in the purchase price may be negotiated. If remodeling is required after the purchase of a property, an affiliate of our advisor may serve as construction manager for a fee no greater than 90% of the fee a third party would charge for such services.

BORROWING

          We intend to acquire properties free and clear of permanent mortgage indebtedness by paying the entire purchase price in cash or for shares, limited partnership units in the operating partnership, interest in our subsidiaries that own our properties, or a combination of any of these. However, we may incur indebtedness to acquire properties where our board determines that it is in our best interest. On properties purchased without financing, we may later incur mortgage debt by obtaining loans secured by selected properties, if favorable financing terms are available. We will use the proceeds from such loans to acquire additional properties. We may also incur debt to finance improvements to our properties. Aggregate borrowings secured by all of our properties will not exceed 55% of their combined fair market value. Our articles of incorporation provide that the aggregate amount of borrowing in relation to the net assets, in the absence of a satisfactory showing that a higher level is appropriate, not exceed 300% of net assets. Net assets means our total assets, other than intangibles at cost before deducting depreciation or other non-cash reserves less our total liabilities, calculated at least quarterly on a basis consistently applied. Any excess in borrowing over such 300% of net assets level must be approved by a majority of our independent directors, disclosed to our stockholders in our next quarterly report to stockholders, along with justification for such excess.

          We may incur debt secured by our properties, but most likely on a non-recourse basis, some of which may be subject to certain carve outs. This means that a lender's rights on default will generally be limited to foreclosing on the property. We may secure recourse financing or provide a guarantee to lenders if we believe this may result in more favorable terms. When we give a guaranty for a property, we will be responsible to the lender for the satisfaction of the indebtedness if it is not paid by the property. We do not borrow funds from a program sponsored by our advisor or its affiliates which makes or invests in mortgage loans. We seek to obtain financing which will result in the most favorable overall economic benefit while balancing various risk factors associated with the debt. At certain times the majority of debt may require level payments and at others the majority may be based on variable rates. We have determined that it may be in our best interest to make use of mortgages the majority of which provide for a balloon payment. There are no prescribed limits on the number or amount of mortgages which may be placed on any one property. Any mortgages secured by a property will comply with the restrictions set forth by the Commissioner of Corporations of the State of California.

SALE OR DISPOSITION OF PROPERTIES

          Our board will determine whether a particular property should be sold or otherwise disposed of after considering the relevant factors, including performance or projected performance of the property and market conditions, with a view toward achieving our principal investment objectives.

          We intend to hold our properties for a minimum of four years prior to selling them. See "Federal Income Tax Considerations -- Federal Income Taxation as a REIT." We also intend to reinvest the proceeds from the sale, financing, refinancing or other disposition of our properties into additional properties. Alternatively, we may use these proceeds to fund maintenance or repair of existing properties or to increase reserves for such purposes. The objective of reinvesting the sale, financing and refinancing proceeds in new properties is to increase our real estate assets, and our net income, which our board believes will enhance our chances of having our shares traded in a public trading market. Notwithstanding this policy, the board, in its discretion, may distribute all or part of the proceeds from the sale, financing, refinancing or other disposition of all or any of our properties to our stockholders. In determining whether to distribute these proceeds to stockholders, the board will consider, among other factors, the desirability of properties available for purchase, real estate market conditions, the likelihood of the listing of our shares on a national stock exchange or including the shares for quotation on a national market system and compliance with the applicable requirements under federal income tax law under federal income tax laws. Because we may reinvest the proceeds from the sale, financing or refinancing of our properties, we could hold stockholders' capital indefinitely. However, upon the affirmative vote of a majority of the shares of common stock, we will be forced to liquidate our assets and dissolve.

          When we sell a property, we intend to obtain an all-cash sale price. However, we may take a purchase money obligation secured by a mortgage on the property as partial payment, and there are no limitations or restrictions on our ability to take such purchase money obligations. The terms of payment to us will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. If we receive notes and other property instead of cash from sales, these proceeds, other than any interest payable on these proceeds, will not be available for distributions until and to the extent the notes or other property are actually paid, sold, refinanced or otherwise disposed. Therefore, the distribution of the proceeds of a sale to the stockholders may be delayed until that time. In these cases, we will receive payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. See "Federal Income Tax Considerations."

CHANGE IN INVESTMENT OBJECTIVES AND POLICIES

          Our stockholders have no voting rights to implement our investment objectives and policies. Our board has the responsibility for our investment objectives and policies. Our board may not, however, make any material changes regarding the restrictions on investment policies set forth in our articles of incorporation without amending the articles of incorporation. Any amendment to our articles of incorporation requires the affirmative vote of a majority of our then outstanding voting shares of common stock. See "Summary of Our Organizational Documents -- Restrictions on Investments."

INVESTMENT LIMITATIONS

          We will not:

               - invest more than 10% of our total assets in unimproved real property (and will only invest in unimproved real property intended to be developed) or in mortgage loans on unimproved real property;

               -    invest in commodities or commodity future contracts;

               -    issue redeemable shares of common stock;

               - issue shares on a deferred payment basis or other similar arrangement; and

               - operate in such a manner as to be classified as an "investment company" for purposes of the Investment Company Act. See "Summary of Our Organizational Documents -- Restrictions on Investments" for additional investment limitations.

          We do not intend to engage in hedging or similar activities for speculative purposes.

          We have no current plans to invest any proceeds from this offering, or other funds, in the securities of other issuers for the purpose of exercising control over such other issuers.

OTHER INVESTMENTS

          Consistent with our investment limitations, we may from time to time invest amounts of money in the securities of other companies that may or may not be REITs or companies related to real estate to seek superior returns on these investments. In addition, we may make loans to third parties from time to time in connection with retail centers we intend to purchase or on a short-term basis to real estate ventures.

APPRAISALS

          All real property acquisitions to be made by us will be supported by an appraisal prepared by a competent, independent appraiser who is a member-in-good standing of the Appraisal Institute prior to the purchase of the property. Our policy currently provides that the purchase price of each property will not exceed its appraised value at the time of our acquisition of the property. Appraisals are, however, estimates of value and should not be relied on as measures of true worth or realizable value. We will maintain the appraisal in our records for at least five years, and copies of each appraisal will be available for review by stockholders upon their request.

RETURN OF UNINVESTED PROCEEDS

          If at least 200,000 shares are not sold within six months from the original effective date of this prospectus, all funds received from subscribers will be promptly returned to them, together with any interest earned on the funds. We would expect to return funds to subscribers within five business days after the offering is terminated if at least 200,000 shares are not sold within six months from the original effective date of this prospectus. Any of the proceeds of this offering allocable to investments in real property which have not been invested in real property or committed for investment within the later of 24 months from the original effective date of this prospectus or 12 months from the termination of the offering, will be distributed to the stockholders. All funds we receive out of the escrow account will be available for our general use from the time we receive them until expiration of the period discussed in the prior sentence. We may use these funds to:

               - fund expenses incurred to operate the properties which have been acquired,

               - reimburse the advisor for our expenses, to the extent allowable under the advisory agreement,

               - pay the advisor its compensation under the advisory agreement; and

               - pay the property manager its property management fee under the management agreement

          See "Estimated Use of Proceeds" and "Plan of Distribution -- Escrow Conditions." We will not segregate funds separate from our other funds pending investment, and interest will be payable to the stockholders if uninvested funds are returned to them.

ADDITIONAL OFFERINGS AND EXCHANGE LISTING

          We anticipate that by September 15, 2008, our board will determine when, and if, to apply to have our shares of common stock listed for trading on a national stock exchange or included for quotation on a national market system, if we meet the then applicable listing requirements; and/or whether to commence subsequent offerings after completion of this offering. We believe that an exchange listing or inclusion of our shares in a national market system may allow us to increase our size, portfolio diversity, stockholder liquidity, access to capital and stability, and decrease our operating costs through economies of scale. However, we cannot assure that such listing or inclusion will ever occur. If it is not feasible to list shares or include them in a national market system by September 15, 2008, our board may decide to sell our assets individually, list our shares at a future date; or liquidate us within ten years of such date. The sale of all or substantially all of our assets as well as our liquidation would also require the affirmative vote of a majority of the then-outstanding voting shares of stock.

JOINT VENTURES

          We may invest in joint venture arrangements with other public real estate programs formed by our advisor or any of its affiliates if a majority of our directors not otherwise interested in the transaction and a majority of our independent directors approve the transaction as being fair and reasonable. In addition, the investment by each joint venture partner must be substantially on the same terms and conditions as those received by other joint venturers.

          We may also invest in general partnerships or joint venture arrangements with our affiliates as co-owners of a property. The general partnership or joint venture agreement for these investments will provide that we will be able to increase our equity participation in such entity as we receive additional proceeds of the offering. As a result, we will ultimately own a 100% equity ownership of the property and the affiliated general or joint venture partner will not be entitled to any profit or other benefit on the sale of its equity participation to us. Once we own, directly or indirectly, 100% of the ownership interests in the general partnership or joint venture entity, we will determine whether the continued existence of that entity is necessary. For example, we may determine to continue the existence of the entity to minimize expenses or to meet lender requirements.

          In addition, we may enter into joint venture or partnership arrangements with unaffiliated third parties. Therefore, we may enter into acquisitions with sellers who are desirous of transactions in tax advantaged structures such as arrangements typically referred to as "Down REITs." A Down REIT is an organizational structure in which, in addition to owning indirect interests in real estate properties through the ownership of an interest in a lower-tier operating partnership (as in an UPREIT), a REIT also owns real estate properties directly at the REIT level. In a Down REIT structure, because the REIT owns real estate properties directly, the value of the REIT shares do not bear a direct relationship with the value of an interest in the lower-tier Down REIT operating partnership. You should consider the potential risk that our non-affiliated joint venture partner may be unable to agree with us on a matter material to the joint venture. See "Risk Factors -- Risks Related to the Offering."

          We are unable to estimate the proportion of our assets that may be invested in joint venture interests.

CONSTRUCTION AND DEVELOPMENT ACTIVITIES

          From time to time, we may attempt to enhance investment opportunities by undertaking construction and development activities and rendering services in connection with them. Our advisor has advised us that, in its view, we may be able to reduce overall purchase costs if we were to undertake construction and development rather than merely being limited to purchasing properties subject to completion of construction by a third party. The construction and development activities would expose us to such risks as cost overruns, carrying costs of projects under construction or development, availability and costs of materials and labor, weather conditions, government regulation and our inability to obtain tenants. We nevertheless have concluded that our investment prospects would be enhanced by permitting us to engage in construction and development activities so long as such activities did not cause us to lose our status as a REIT. To comply with the applicable requirements under federal income tax law under federal income tax law, and until the Internal Revenue Service changes its pronouncements with regard to these requirements, we intends to limit our construction and development activities to the performance of oversight and review functions, including reviewing the construction and tenant improvement design proposals, negotiating and contracting for feasibility studies and supervising compliance with local, state or federal laws and regulations, negotiating contracts, oversight of construction, accounts, and obtaining financing. In addition to using independent contractors to provide services in connection with the operation of our properties, we may also use "taxable REIT subsidiaries" to carry out these functions. See "Federal Future Tax Considerations - Federal Income Taxation as a REIT" for a discussion of a "taxable REIT subsidiary." We will retain independent contractors to perform the actual physical construction work on tenant improvements, the installation of heating, ventilation and air conditioning systems. See "Real Property Investments - General" for a detailed description of the types of properties we may invest in.

OTHER POLICIES

          Before we purchase a particular property, we may obtain an option to purchase the property. The amount paid for the option, if any, usually would be surrendered if the property was not purchased and normally would be credited against the purchase price if the property was purchased. See "Real Property Investments - General" for a detailed description of the types of properties we may invest in.

          We hold all funds, pending investment in properties, in assets which will allow us to continue to qualify as a REIT. These investments are highly liquid and provide for appropriate safety of principal and may include, but are not limited to, investments such as bonds issued by the Government National Mortgage Association, or GNMA, and real estate mortgage investment conduits also known as REMICs. See "Federal Income Tax Considerations - Federal Income Taxation as a REIT."

          We will not make distributions-in-kind, except for:

          -    distributions of readily marketable securities;

          - distributions of beneficial interests in a liquidating trust established for our dissolution and the liquidation of our assets in accordance with the terms of our articles of incorporation; or

          - distributions of in-kind property which meet all of the following conditions:

               - our board of directors advises each stockholder of the risks associated with direct ownership of the in-kind property;

               - our board of directors offers each stockholder the election of receiving in-kind property distributions; and

               - the directors distribute in-kind property only to those stockholders who accept our offer.

          Although our articles of incorporation and bylaws do not prohibit the following, we have no current plans to:

          -    underwrite the securities of other issuers;

          -    invest in real estate mortgages; or

          - invest the proceeds of the offering, other than on a temporary basis, in non-real estate related investments.

We may change our current plans, without stockholder approval, if our board of directors determines that it would be in the best interests of our stockholder to engage in any such transaction.

          Although we are authorized to issue senior securities, we have no current plans to do so. See "Description of Securities - Preferred Stock," "- Issuance of Additional Securities and Debt Instruments" and "- Restrictions on Issuance of Securities."


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                            REAL PROPERTY INVESTMENTS

INVESTING IN REITS

     A real estate investment trust or REIT is a company that owns and, in most cases, operates income-producing properties. To qualify as a REIT, generally a company must annually distribute at least 90% of its taxable income to stockholders.

     According to the National Association of Real Estate Investment Trusts (NAREIT), dividend growth for publicly traded REITs has consistently outpaced inflation. Stock price appreciation for publicly-traded REITs has historically tracked the rate of increase in the Consumer Price Index, according to NAREIT. This information is based on REITs that are listed and traded on a national exchange and would not be representative of an investment in a REIT that is not publicly traded such as us, and there is no assurance that an investment in a non-publicly traded REIT will produce comparable results.

     An analysis of historical data on publicly-traded REITs by Ibbotson Associates, a leading financial research firm, concluded that REITs have a low correlation with other stocks and bonds and represent a potentially powerful diversification tool. Ibbotson noted, "The asset allocation decision is the most important determinant of portfolio performance, outweighing the benefits of market timing and security selection." In particular, Ibbotson found that REITs may boost return and reduce risk when added to a diversified portfolio. Ibbotson also found that REITs outperformed most other major market benchmarks over the 1972-2002 period with much less volatility. There can be no assurance that future performance will mirror past performance and that these results would be comparable to non-traded REITs, like us.

GENERAL

     Our advisor is experienced in acquiring and managing real estate, particularly retail focused shopping centers. We intend to acquire and manage a diversified (by geographical location and by type and size of retail centers) portfolio of real estate primarily improved for use as retail establishments, principally multi-tenant shopping centers. Our portfolio will consist predominantly of grocery and discount store anchored retail, including net lease retail. We may acquire certain mixed use properties that may include lodging, office and/or multi-family residential if they are part of a retail center. And, we may also acquire other types of retail shopping centers, such as enclosed malls, outlet malls and power centers. We also anticipate acquiring real estate improved with other commercial facilities which provide goods and services as well as double or triple net leased properties, which are either commercial or retail, including properties acquired in sale and leaseback transactions. A triple-net leased property is one which is leased to a tenant who is responsible for the base rent and all costs and expenses associated with their occupancy, including property taxes, insurance, repairs and maintenance.

     The retail centers we intend to acquire would be located primarily in states west of the Mississippi River in the United States. Where feasible, we will endeavor to acquire multiple properties within the same major metropolitan markets where the acquisitions result in efficient property management operations with the potential to achieve market dominance.

     We do not intend to invest in real estate properties that are primarily:

     -    farms;

     -    health care facilities;

     -    industrial properties;

     -    leisure home sites;

     -    manufacturing facilities;

     -    mining properties;

     -    ranches;

     -    single-family residential properties;

     -    timberlands; or

     -    unimproved properties not intended to be developed (vacant land).

     Subject to compliance with the applicable requirement under the federal income tax laws, we may also undertake construction and development activities and render services in connection with such activities.

     See "Investment Objectives and Policies" generally pertaining to our policies relating to the maintenance, operation and disposition of our properties.

     We intend to initially focus on acquisition activity in major metropolitan areas in the western United States. The western United States, which consists of the southwest, rocky mountain and far west states, is projected to experience the most growth of any region of the country over the next 25 years. Population is expected to increase by 33.5 million between 2000 and 2025. Most of the states in the region will experience population growth rates ahead of the national average. In addition, the western region is forecast to lead the nation in the rate of employment growth. The western states will generate 22.8 million new jobs between 1999 and 2025 and account for 38% of total United States job growth.

     California is projected to show the largest gains in population and employment; however, the region's growth is expected to become more dispersed as other western states experience higher rates of growth. Texas is expected to retain its position as the second largest state, with a population likely to exceed 29.8 million by 2025. Nevada is likely to experience the fastest rate of growth (2.4% annually between 2000 and 2025), followed by Arizona, Utah, Idaho, Colorado, Texas, New Mexico, Oregon and Washington.

     Employment growth is expected to follow a similar pattern. Nevada, Arizona and Utah are projected to lead the nation by generating the fastest rate of annual employment growth. Several western cities are expected to rank among the nation's ten fastest growing metropolitan markets. These areas include Laredo and Austin-San Marcos in Texas, Las Vegas in Nevada, Provo-Orem in Utah and Phoenix-Mesa in Arizona.

     The Western region benefits from the diversity of its economy, which has enabled many western states to maintain employment and income growth even when some sectors experience reduced demand. Agriculture, natural resources, manufacturing, trade and services are all represented in the region's economy. In addition many of the goods and services produced in the west have international markets. Much of the total United States output of agricultural products, oil and natural gas, lumber and wood products and electronic equipment is produced in the West.

INSURANCE COVERAGE ON PROPERTIES

     We carry comprehensive general liability coverage and umbrella liability coverage on all of our properties with limits of liability which we deem adequate to insure against liability claims and provide for the costs of defense. Similarly, we are insured against the risk of direct physical damage in amounts we estimate to be adequate to reimburse us on a replacement cost basis for costs incurred to repair or rebuild each property, including loss of rental income during the reconstruction period. In addition, we intend to insure our properties against loss caused by earthquake and flood if deemed necessary and economically justified. The form of management agreement for each property specifically provides for us to procure and carry public liability, fire and extended coverage, burglary and theft, rental interruption, flood, if appropriate, and boiler, if appropriate, insurance. The cost of such insurance is passed through to tenants whenever possible. Insurance risks associated with potential terrorism acts could sharply increase the premiums we pay for coverage against property and casualty claims. Additional, mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial property owners as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses. Legislation has been enacted to provide federal insurance for property losses due to terrorism. We cannot be certain what impact this legislation will have on us or what additional costs to us, if any, could result.

PROPERTIES

     An affiliate, Inland Real Estate Acquisitions, Inc., has entered into an agreement to acquire a community shopping center in Phoenix, Arizona. This Safeway-anchored grocery shopping center has approximately 180,000 square feet.

     We intend to primarily invest in retail properties ranging from 100,000 to 300,000 square feet in size, we may also purchase larger shopping centers, and properties in larger centers. We may also purchase these larger shopping centers, and properties in larger centers, in the future if such purchases are approved by our board of directors, including a majority of the independent directors.

     We expect that our neighborhood and community shopping centers will be "anchored" or "shadow-anchored" by a national or regional discount department store, supermarket or drugstore. A "shadow-anchor" is an anchor tenant that has leased space in that portion of the center not owned or controlled by us.

     In evaluating each of our properties as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we consider a variety of factors including overall valuation of net rental income, location, demographics, tenant mix, quality of tenants, length of leases, price per square foot, occupancy and that overall rental rates at each property are comparable to market rates. We anticipate that each property will be located within a vibrant economic area. We believe that each of the properties will be well-located, will have acceptable roadway access, will attract high quality tenants, will be well-maintained and will have been professionally managed. Nonetheless, each property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We generally do not consider any other factors materially relevant to the decision to acquire each of the properties.

     When we calculate depreciation expense for tax purposes, we use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     A substantial portion of our income will consist of rent received under long-term leases. In general, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

     A lease termination by an anchor tenant could result in lease terminations or reductions in rent by other tenants whose leases permit cancellation or rent reduction if another tenant's lease is terminated. We may own centers where the tenants may have rights to terminate their leases if certain other tenants are no longer open for business. These "co-tenancy" provisions may also exist in some leases where we own a portion of a shopping center and one or more of the anchor tenants leases space in that portion of the center not owned or controlled by us. If such tenants were to vacate their space, tenants with co-tenancy provisions would have the right to terminate their leases with us, or seek a rent reduction from us.

     Some of our leases may also contain provisions requiring the payment of additional rent calculated as a percentage of tenants' gross sales above predetermined thresholds.

     We seek to reduce our operating and leasing risks through geographic and tenant diversity.

     We will receive an appraisal for each of our properties which states that it was prepared in conformity with the Code of Professional Ethics Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation by an independent appraiser who is a member of the Appraisal Institute. Appraisals are estimates of value and should not be relied on as a measure of truth worth or realizable value.

     In cases where we have purchased properties from our affiliates, our directors, including the independent directors, must approve the acquisitions of the properties from our affiliates as being fair and reasonable.

POTENTIAL PROPERTY ACQUISITIONS

     We are currently considering acquiring the one property in Phoenix, Arizona. Our decision to acquire this property will generally depend upon:

     - no material adverse change occurring in the property, the tenants or the local economic conditions;

     - our receipt of sufficient net proceeds from this offering to make this acquisition or sufficient availability of credit; and

     - our receipt of satisfactory due diligence information including appraisals, environmental reports and lease information.

     Other properties may be identified in the future that we may acquire before or instead of this property. We cannot guarantee that we will complete this acquisition.

POTENTIAL PROPERTY: PEORIA STATION, PEORIA, ARIZONA

     We anticipate purchasing an existing shopping center known as Peoria Station, which will contain 181,500 gross leasable square feet upon completion of the current redevelopment. The center currently contains 140,019 gross leasable square feet. The center is located at 10160 North 67th Avenue in Peoria, Arizona.

     Inland Real Estate Acquisitions, Inc., an affiliate of our advisor, has entered into a contract to acquire this property. We anticipate that Inland Real Estate Acquisitions will assign this purchase contract to us at no cost. We would then anticipate purchasing Peoria Station from PDG America, an unaffiliated third party. Our total acquisition cost, including expenses, is expected to be approximately $25,867,000. This amount may be adjusted based on actual rental rates achieved on the redeveloped square feet. This amount may also increase by additional costs, which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost is expected to be approximately $143 per square foot of leasable space.

     We may place financing on the property at the time of acquisition.

     In evaluating this property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we considered a variety of factors including overall valuation of net rental income, location, demographics, tenant mix, quality of tenants, length of leases, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions. We did not consider any other factors materially relevant to the decision to acquire this property.

     We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

     Peoria Station was built in 1987 and redeveloped in 2002/2003. As of June 30, 2003, this property was 98% leased. We anticipate that all existing leases will be assigned to us.

     For federal income tax purposes, the depreciable basis in this property will be approximately $19,400,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

     Two tenants, Safeway and LA Fitness, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                             Base Rent
                  Approximate               Per Square
                  GLA Leased    % of Total   Foot Per          Lease Term
Lessee             (Sq. Ft.)    GLA          Annum ($)    Beginning       To
---------------------------------------------------------------------------------
Safeway                55,471          31%        5.60    04/01/95     12/31/97
                                                  6.92    01/01/98     12/31/17

LA Fitness             40,916          23%        6.60    05/01/02     01/31/03
                                                 13.20    02/01/03     01/31/07
                                                     *    02/01/07     01/31/12
                                                     *    02/01/12     01/31/17

* Rent increases by CPI

     As of June 30, 2003, a total 137,319 square feet was leased to 17 tenants at this property. The following table sets forth certain information with respect to those leases:

                     Approximate                              Base Rent Per
                     GLA Leased               Current Annual   Square Foot
Lessee                (Sq. Ft.)   Lease Ends     Rent ($)     Per Annum ($)
---------------------------------------------------------------------------
Blackbelt Academy          1,800       08/03          23,886          13.27
Barro's Pizza              2,400       08/03          36,000          15.00
Ombundsman
  Education                1,763       11/03          28,208          16.00
Melly's Hallmark           3,000       01/04          40,500          13.50
Smartcare Medical
  Center                   1,200       10/04          30,724          25.60
Other Mothers              4,197       12/04          65,054          15.50
Circus Cleaners              900       01/05          14,362          15.96
Cents Store                5,300       04/05          57,400          10.83
H & R Block                1,800       04/05          33,048          18.36
Great Clips                1,200       06/05          21,900          18.25
Peter Piper Pizza         11,067       12/05         138,337          12.50
#1 Nails                     900       01/06          14,812          16.46
Tan Banana                 1,800       09/06          30,600          17.00
China Palace               1,885       08/07          41,885          22.22
Dunkin Donuts              1,720       04/09          51,416          29.89
LA Fitness                40,916       01/17         540,091          13.20
Safeway                   55,471       12/17         383,859           6.92

     In general, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

     We will obtain an appraisal on this property prior to acquisition. As with any other property we acquire, our property manager will receive a property management fee for managing this property and our advisor will receive an advisor asset management fee.

                                 CAPITALIZATION

     The following table sets forth our historical capitalization as of June 30, 2003 and our pro forma capitalization as of that date as adjusted to give effect to the sale of 200,000 shares of common stock and the application of the estimated net proceeds therefrom as described in "Estimated Use of Proceeds." We were originally capitalized in March 2003 through the cash contribution of $200,000 by the advisor, for which the advisor received 20,000 shares of common stock. Additionally, the table does not include shares of common stock issuable upon the exercise of options which may be, but have not been, granted under our independent director stock option plan. The information set forth in the following table should be read in conjunction with our historical financial statements included elsewhere in this prospectus and the discussion set forth in "Management's Discussion and Analysis of Our Financial Condition--Liquidity and Capital Resources."

                                                                                      June 30, 2003
                                                                                Historical      Pro Forma
                                                                               ------------   ------------
DEBT:
   Mortgage notes payable...................................................   $          0   $          0

STOCKHOLDERS' EQUITY:
   Preferred stock, $.001 par value, 10,000,000 authorized, none
   outstanding..............................................................              0              0
   Common stock, $.001 par value, 350,000,000 authorized, 20,000 shares issued and outstanding historical; 220,000 shares
     issued and outstanding pro forma ......................................             20            220
   Additional paid-in capital...............................................        202,230      1,902,030
   Retained earnings deficit................................................         (9,750)        (9,750)
                                                                               ------------   ------------
     Total stockholders' equity.............................................        192,500      1,892,500
                                                                               ------------   ------------
     Total capitalization...................................................   $    192,500   $  1,892,500
                                                                               ============   ============

                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF OUR
                               FINANCIAL CONDITION

     Certain statements contained in this "Management's Discussion and Analysis of Our Financial Condition" and elsewhere in this prospectus constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. See "Cautionary Note Regarding Forward-Looking Statements." You should read the following discussion along with our financial statements and the related notes included in this prospectus.

LIQUIDITY AND CAPITAL RESOURCES

     We were formed in March 2003 to acquire and manage a diversified portfolio of real estate, primarily located in states west of the Mississippi River. We may also acquire single-user retail properties in locations throughout the United States, certain of which may be sale and leaseback transactions, net leased to creditworthy tenants. The advisor has guaranteed payment of all public offering expenses (excluding selling commissions and other fees payable to the managing dealer) in excess of 5.5% of the gross offering proceeds or all organization and offering expenses (including such selling expenses) which together exceeds 15% of the gross offering proceeds.

     We will provide the following programs to facilitate investment in the shares and to provide limited liquidity for stockholders until such time as a market for the shares develops:

     The distribution reinvestment program will allow stockholders who purchase shares pursuant to this offering to automatically reinvest distributions by purchasing additional shares from us. Such purchases will not be subject to selling commissions or the marketing contribution and due diligence expense allowance and will be sold at a price of $9.50 per share.

     The share repurchase program will provide existing stockholders with limited, interim liquidity by enabling them to sell shares back to us. The prices at which shares may be sold back to us are as follows:

     -    One year from the purchase date, at $9.25 per share;

     -    Two years from the purchase date, at $9.50 per share;

     -    Three years from the purchase date, at $9.75 per share; and

     - Four years from the purchase date, at the greater of: $10.00 per share; or a price equal to ten times our "funds available for distribution" per weighted average share outstanding for per prior calendar year.

Shares purchased by us will not be available for resale. During any offering, the repurchase price shall be equal to or below the price of the shares offered in any offering.

     The net proceeds of the offering will enable us to purchase properties. It is our policy to acquire properties free and clear of permanent mortgage indebtedness if we deem it advantageous by paying the entire purchase price of each property in cash or for shares, interest in entities that own our properties, or a combination of these means, and to selectively encumber all or some properties. We may, however, acquire properties subject to existing indebtedness. Following acquisition, the proceeds from such loans will be used to acquire additional properties to increase cash flow and provide further diversity. If the offering is not fully sold, our ability to diversify our investments may be diminished. Our advisor expects that the cash to be generated from operations of the properties identified for acquisition, which we intend to acquire if sufficient proceeds are raised in the offering, will be adequate to pay our operating expenses and provide distributions to stockholders.

     Our management will monitor the various qualification tests we must meet to maintain our status as a REIT. We test large ownership of the shares upon purchase to determine that no more than 50% in value of the outstanding shares is owned, directly or indirectly, by five or fewer persons or entities at any time. Our management also determines, on a quarterly basis, that the gross income, asset and distribution tests described in the section entitled "Federal Income Tax Considerations -- Federal Income Taxation as a REIT" are met. On an ongoing basis, as we and the advisor perform due diligence on potential purchases of properties or temporary investment of uninvested capital, management of both entities will determine that the income from the new asset will qualify for REIT purposes.

CAPITAL RESOURCES

     As of the date of this prospectus, we have identified one property in which to invest. If the minimum 200,000 shares are sold, we would not have sufficient resources to acquire the property identified.

     We have rights to purchase an investment property currently being redeveloped, known as Peoria Station, from an unaffiliated third party for approximately $25,867,000. This amount may be adjusted based on actual rental rates achieved on the redeveloped square feet. We expect to purchase this property by November 1, 2003, however, the seller may extend the closing date if minimum rental rates stated in the contract have not yet been achieved.

     The number of properties we will acquire will depend upon the amount of the net proceeds of the offering. The advisor is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does it expect any material changes in the availability and relative cost of such capital resources, other than as referred to herein.

     The advisor has guaranteed payment of all organization and offering expenses, including selling commissions and the other fees payable to the managing dealer, in excess of 15% of the gross offering proceeds of the offering and all organization and offering expenses, excluding such selling expenses, in excess of 5.5% of the gross offering proceeds. In addition, if we do not sell the minimum offering, neither our sponsor nor our advisor will be reimbursed for any organization and offering expenses.

     As of June 30, 2003, we had incurred $691,911 of offering and organization costs, all of which was advanced by our advisor.

     Certain compensation and fees payable to our advisor for services to be provided to us are limited to maximum amounts. Set forth below is a table describing compensation and fees payable by us to our advisor.

Nonsubordinated payments:

Offering stage:
                          Selling commissions                 7.5% of the sale price for each share
                          Marketing contribution and due      3.0% of the gross offering proceeds
                          diligence allowance
                          Reimbursable expenses and other     We will reimburse our sponsor for
                          expenses of issuance                actual costs incurred, on our behalf, in
                                                              connection with the offering
Acquisition stage:
                          Acquisition expenses                We will reimburse an affiliate of
                                                              our advisor for costs incurred, on
                                                              our behalf, in connection with the
                                                              acquisition of properties
Operational stage
                          Property management fee.  THIS FEE  4.5% of the gross income from the
                          TERMINATES UPON A BUSINESS          properties. (Cannot exceed 90% of
                          COMBINATION WITH OUR PROPERTY       the fee which would be payable to
                          MANAGER                             an unrelated third party)
                          Loan servicing fee                  .08% of the total principal amount
                                                              of the loans being serviced for
                                                              each full year, up to the first
                                                              $100 million and a lesser
                                                              percentage on a sliding scale
                                                              thereafter
                          Reimbursable expenses relating to   The compensation and reimbursements
                          administrative services             to our advisor and its affiliates
                                                              will be approved by a majority of
                                                              our directors
Liquidation stage:
                          Property disposition fee. THIS FEE  Lesser of 3% of sales price or 50%
                          TERMINATES UPON A BUSINESS          of the customary commission which
                          COMBINATION WITH THE ADVISOR        would be paid to a third party
Subordinated payments:
                          Operational stage:
                          Advisor asset management fee.       Not more than 1% per annum of our
                          THIS FEE TERMINATES UPON A          average assets; subordinated to a
                          BUSINESS COMBINATION WITH OUR       non-cumulative, non-compounded return,
                          ADVISOR                             equal to 6% per annum

                          Liquidation stage:
                          Incentive advisory fee. THIS FEE    After our stockholders have first
                          TERMINATES UPON A BUSINESS          received a 10% cumulative, non-
                          COMBINATION WITH OUR ADVISOR        compounded return and a return on
                                                              their net investment, an incentive
                                                              advisory fee equal to 15% on net
                                                              proceeds from the sale of a property
                                                              will be paid to our advisor

     As of the date of this prospectus, we have no current plans to acquire the property manager or advisor. No subscriptions for shares have been received from the public. The only funds received to date are from the advisor's contribution of $200,000 for 20,000 common shares.

RESULTS OF OPERATIONS

     As of the date of this prospectus, we have not yet had any operations. We intend to use the proceeds of this offering as set forth under "Estimated Use of Proceeds," principally to acquire properties. Our primary business objective will be to enhance the performance and value of our properties through management strategies designed to meet the needs of an evolving retail marketplace.

     As we have not acquired any properties yet, our advisor is not aware of any known trends or uncertainties, other than national economic conditions, which have had or which may be reasonably expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operation of real properties other than those referred to in the prospectus.

     We have paid no distributions yet.

FUNDS FROM OPERATIONS

     One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Cash generated from operations is not equivalent to our net operating income as determined under accounting principles generally accepted in the United States of America or GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of REITs, also known as "NAREIT", an industry trade group, has promulgated a standard known as "Funds from Operations" or "FFO" for short, which it believes more accurately reflects the operating performance of a REIT such as ours. As defined by NAREIT, FFO means net income computed in accordance with GAAP, less extraordinary, unusual and non-recurring items, excluding gains (or losses) from debt restructuring and sales of properties plus depreciation and amortization and after adjustments for unconsolidated partnership and joint ventures in which the REIT holds an interest. We have adopted the NAREIT definition for computing FFO because management believes that, subject to the following limitations, FFO provides a basis for comparing our performance and operations to those of other REITs. The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity. Items which are capitalized do not impact FFO, whereas items that are expensed reduce FFO. Consequently, the presentation of FFO by us may not be comparable to other similarly titled measures presented by other REITs. FFO is not intended to be an alternative to "Net Income" as an indicator of our performance nor to "Cash Flows from Operating Activities" as determined by GAAP as a measure of our capacity to pay distributions.

INITIAL PROPERTY

     We have the right to acquire a neighborhood center, being the initial property. If sufficient funds are raised in the offering, we will, subject to certain conditions, acquire the initial property from an unaffiliated third party. See "Real Property Investments" for a more detailed description of the initial property.

CRITICAL ACCOUNTING POLICIES

GENERAL.

     The following disclosure pertains to critical accounting policies management believes will be most "critical" to the portrayal of our financial condition and results of operations which require management's most difficult, subjective or complex judgments. These judgments often result from the need to make estimates about the effect of matters that are inherently uncertain. Critical accounting policies discussed in this section are not to be confused with accounting principles and methods disclosed in accordance with GAAP. GAAP requires information in financial statements about accounting principles, methods used and disclosures pertaining to significant estimates. This discussion addresses judgments known to management pertaining to trends, events or uncertainties known which will be taken into consideration upon the application of those policies and the likelihood that materially different amounts would be reported upon taking into consideration different conditions and assumptions.

     VALUATION AND ALLOCATION OF INVESTMENT PROPERTY. In order to ascertain the value of an investment property management will take into consideration many factors which require difficult, subjective or complex judgments to be made. These judgments require management to make assumptions when valuing each investment property. Such assumptions include projecting vacancy rates, rental rates, property operating expenses, capital expenditures, and debt financing rates, among others. The capitalization rate is also a significant driving factor in determining the property valuation which requires management's judgment of factors such as market knowledge, historical experience, length of leases, tenant financial strength, economy, demographics, environment, property location, visibility, age, and physical condition, and investor return requirements, among others. Furthermore, at the acquisition date, every property acquired will be supported by an independent appraisal. All of the aforementioned factors are taken as a whole by management in determining the valuation. The valuation is sensitive to the actual results of any of these uncertain factors, either individually or taken as a whole. Should the actual results, differ from management's judgment, the valuation could be negatively effected.

     We will allocate the purchase price of the each acquired investment property between land, building and improvements, acquired favorable and unfavorable leases, lease origination value (the market cost avoidance of executing each acquired lease), and any assumed financing that is determined to be above or below market terms. The allocation of the purchase price is an area that requires complex judgments and significant estimates. We use the information contained in the independent appraisal we obtained as the primary basis for the allocation to land and building improvements. We determine whether any financing assumed is above or below market based upon comparison to similar financing terms for similar investment properties. We also will allocate a portion of the purchase price to the estimated lease origination value based on estimated lease execution costs for similar leases and consider various factors including geographic location and size of leased space. We also will evaluate each acquired lease based upon current market rates at the acquisition date and consider various factors including geographical location, size and location of leased space within the investment property, tenant profile and the credit risk of the tenant in determining whether the acquired lease is favorable or unfavorable. After an acquired lease is determined to be favorable or unfavorable, we will allocate a portion of the purchase price to such favorable or unfavorable acquired lease based upon the present value of the difference between the contractual lease rate and the estimated market rate. The determination of the discount rate used in the present value calculation is based upon the "risk free rate" for each individual lease and primarily based upon the credit worthiness of each individual tenant.

     On a quarterly basis, we will conduct an impairment analysis in accordance with Statement of Financial Accounting Standards No. 144 to ensure that the property's carrying value does not exceed its fair value. If this were to occur, we are required to record an impairment loss.

     The valuation and allocation of purchase price, and possible subsequent impairment of investment properties is a significant estimate that can and does change based on management's continuous process of analyzing each property and on management's assumptions about uncertain inherent factors.

     COST CAPITALIZATION AND DEPRECIATION POLICIES. Our policy will be to review all expenses paid and capitalize any item exceeding a threshold deemed to be an upgrade or a tenant improvement that is included in the investment property asset classification. In addition, we will capitalize costs incurred during the development period, including direct costs and indirect costs such as construction, insurance, architectural costs, and legal fees, interest and other financing costs, and real estate taxes. We will cease capitalization of indirect costs once management considers the property is substantially complete and available for occupancy.

     Buildings and improvements will be depreciated on a straight line basis based upon estimated useful lives of 30 years for buildings and improvements and 15 years for site improvements. That portion of the purchase price is allocated to acquired favorable and unfavorable leases will be amortized on a straight line basis over the life of the related lease as an adjustment to rental income. Lease origination value, other leasing costs, and tenant improvements will be amortized on a straight line basis over the life of the related lease as a component of amortization expense.

     Cost capitalization and the estimate of useful lives requires management judgment and includes significant estimates that can and do change based on management's continuous process of analyzing each property and on management's assumptions about uncertain inherent factors.

     REVENUE RECOGNITION. We will recognize rental income on a straight-line basis over the term of each lease. The difference between rental income earned on a straight line basis and the cash rent due under the provisions of the lease agreements will be recorded as deferred rent receivable and is included as a component of accounts and rents receivable in the accompanying consolidated balance sheets. We anticipate collecting these amounts over the terms of the leases as scheduled rent payments are made.

     Reimbursements from tenants for recoverable real estate tax and operating expenses will be accrued as revenue in the period the applicable expenditures are incurred. Management makes certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. Should the actual results differ from management's judgment, the estimated reimbursement could be negatively effected adjusted appropriately.

     In connection with certain acquisitions, we will receive payments under master lease agreements pertaining to some non-revenue producing spaces either at the time or subsequent to the purchase. GAAP requires that as these payments are received, they be recorded as a reduction in the purchase price rather than as rental income. These master leases may be established at the time of purchase in order to mitigate the potential negative effects of rent and occupancy assumptions utilized in the valuation of the investment property. Master lease payments will be received through a draw of funds escrowed at the time of purchase and will be for a period from one to three years. There is no assurance that upon the expiration of the master leases agreements that the valuation factors pertaining to rent and occupancy assumed by management will be met. Should the actual results differ from management's judgment, the property valuation could be negatively or positively affected.

     VALUATION OF ACCOUNTS AND RENTS RECEIVABLE. Management will take into consideration certain factors that require judgments to be made as to the collectability of receivables. Collectability factors taken into consideration are the amounts outstanding, payment history, and financial strength of the tenant, which taken as a whole determines the valuation.

     REIT STATUS. In order to maintain our status as a REIT, we are required to distribute at least 90% of its REIT taxable income to our stockholders. We must also meet certain asset and income tests, as well as other requirements. We will monitor the business and transactions that may potentially impact our

REIT status. If we fail to qualify as a REIT in any taxable year, we will be subject to Federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates.

NEW ACCOUNTING PRONOUNCEMENT

On May 15, 2003, the Financial Accounting Standards Board issued Statement No. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY. The Statement requires issuers to classify as liabilities (or assets in some circumstances) three classes of freestanding financial instruments that embody obligations for the issuer.

Generally, the Statement is effective for financial instruments entered into or modified after May 31, 2003 and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The Company adopted the provisions of the Statement on July 1, 2003.

The Company did not enter into any financial instruments within the scope of the Statement during June 2003. To the extent stockholders request shares to be repurchased by the Company under the Share Repurchase Program, the Company's obligation to repurchase such shares will be classified as a liability at the redemption amount at the date documentation is complete and accepted by the Company in accordance with the plan documents.

INFLATION

     Inflation is likely to increase rental income from leases to new tenants and lease renewals, subject to market conditions, for any retail centers we acquire. Our rental income and operating expenses for any properties to be owned and operated on a triple-net lease basis are not likely to be directly affected by future inflation, since rents are or will be fixed under those leases and property expenses are the responsibility of the tenants. The capital appreciation of properties leased on triple-net lease basis is likely to be influenced by interest rate fluctuations. To the extent that inflation determines interest rates, future inflation may have an effect on the capital appreciation of properties leased on a triple-net-lease basis.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     We may be exposed to interest rate changes primarily as a result of long-term debt used to maintain liquidity and fund capital expenditures and expansion of our real estate investment portfolio and operations. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower its overall borrowing costs. To achieve our objectives we will borrow primarily at fixed rates or variable rates with the lowest margins available and in some cases, with the ability to convert variable rates to fixed rates.

     We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our properties. To the extent we do, we are exposed to credit risk and market risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. When the fair value of a derivative contract is positive, the counterparty owes us, which creates credit risk for us. When the fair value of a derivative contract is negative, we owe the counterparty and, therefore, it does not possess credit risk. It is our policy to enter into these transactions with the same party providing the financing, with the right of offset. In the alternative, we will minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken.

     With regard to variable rate financing, we assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. We maintain risk management control systems to monitor interest rate cash flow risk attributable to both of our outstanding or forecasted debt obligations as well as our potential offsetting hedge positions. The risk management control systems involve the use of analytical techniques, including cash flow sensitivity analysis, to estimate the expected impact of changes in interest rates on our future cash flows.

     While this hedging strategy will have the effect of smoothing out interest rate fluctuations, the result may be to reduce the overall returns on your investments.

     As we have yet to raise any money, our board has not yet established policies and procedures regarding our use of derivative financial instruments for hedging or other purposes.

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                            DESCRIPTION OF SECURITIES

     We were formed under the laws of the State of Maryland. Your rights are governed by Maryland law, our articles of incorporation and our bylaws. The following summary of the terms of our stock is only a summary and you should refer to our articles of incorporation and bylaws for a full description. Copies of our articles of incorporation and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. You can obtain copies of our articles of incorporation and bylaws and every other exhibit to our registration statement. See "Where You Can Find More Information," below.

AUTHORIZED STOCK

     Our articles of incorporation provide that we may issue up to 350,000,000 shares of common stock and 10,000,000 shares of preferred stock. Upon completion of this offering, if 250,000,000 shares are sold, there will be 250,020,000 shares of common stock outstanding and no preferred stock outstanding.

     As permitted by Maryland law, our articles of incorporation contain a provision permitting the board, without any action by the stockholders, to amend our articles of incorporation from time to time, to increase or decrease the aggregate number of shares of stock and the number of shares of stock of any class or series that we have authority to issue. Our articles of incorporation also contain a provision permitting our board of directors, without any action by stockholders, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any new class or series of shares of stock. Nevertheless, certain laws to which we are subject require the approval by a majority of our then outstanding shares to amend our articles of incorporation to increase or decrease the number of shares authorized by our articles of incorporation.

     We believe that the power of our board to issue additional authorized but unissued shares of common stock or preferred stock and to classify or reclassify shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. Following amendment of our articles of incorporation to increase the number of our authorized shares, our board would be able to issue the additional common stock or preferred stock without further action by our stockholders.

COMMON STOCK

     Upon issuance of our shares for full payment in accordance with the terms of this offering, all of the common stock we are offering will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of our articles of incorporation regarding the restriction on the transfer of shares of our stock, holders of our common stock will be entitled to receive distributions if authorized and declared by our board and to share ratably in our assets available for distribution to the stockholders in the event of a liquidation, dissolution or winding-up.

     Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding common stock can elect all of the directors then standing for election, and the holders of the remaining common stock will not be able to elect any directors.

     Holders of our common stock have no conversion, sinking fund, redemption, exchange or appraisal rights, and have no preemptive rights to subscribe for any of our securities. Our articles of incorporation provide that holders of our common stock are not entitled to exercise any rights of an objecting stockholder provided for under Maryland law. Shares of our common stock have equal dividend, distribution, liquidation and other rights.

     Under Maryland law and our articles of incorporation, we cannot make certain material changes to our business form or operations without the approval of stockholders holding at least a majority of the shares of stock entitled to vote on the matter. The following events, however, do not require stockholder approval:

     -    share exchanges in which we are the acquiror;

     -    mergers with or into a 90 percent or more owned subsidiary;

     -    mergers in which we do not:

          - reclassify or change the terms of any of our stock that is outstanding immediately before the effective time of the merger;

          -    amend our articles of incorporation; and

          - issue in the merger more than 20 percent of the number of shares of any class or series of stock outstanding immediately before the merger; and

     - transfers of less than substantially all of our assets. Our articles of incorporation provide that the sale of two-thirds or more of our assets or the then current fair market value of our properties and mortgages other than in the ordinary course of our business will be considered the sale of substantially all of our assets.

     Our bylaws provide that the presence in person or by proxy by the holders of a majority of our outstanding shares will constitute a quorum for the transaction of business at a meeting of our stockholders. Our articles of incorporation provide that the election of directors requires a majority of all the votes present in person or by proxy at a meeting of our stockholders at which a quorum is present. Our articles of incorporation also provide that the affirmative vote of the holders of a majority of our outstanding common stock may remove any director with or without cause.

     We will act as our own registrar and transfer agent for our common stock.

PREFERRED STOCK

     Shares of our preferred stock may be issued in the future in one or more series as authorized by our board. Prior to the issuance of shares of any series, our board is required by Maryland law and our articles of incorporation to fix the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each series. Because our board has the power to establish the preferences, powers and rights of each series of preferred stock, it may, without any consideration or approval by our stockholders, provide the holders of any series of preferred stock with preferences, powers and rights, voting or otherwise, senior to the rights of holders of our common stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control of us, including an extraordinary transaction (such as merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. We have no present plans to issue any preferred stock.

ISSUANCE OF ADDITIONAL SECURITIES AND DEBT INSTRUMENTS

     Our directors are authorized to issue additional stock or other convertible securities for cash, property or other consideration on such terms as they may deem advisable. Our directors are also authorized to classify or reclassify any unissued shares of our capital stock without approval of the holders of our outstanding securities. Subject to some restrictions, our directors may cause us to issue debt obligations, including debt with conversion privileges on more than one class of our capital stock. Our directors may issue debt obligations on such terms and conditions as they may determine, including debt with conversion privileges, where the holders of our debt obligations may acquire our common stock. Subject to some restrictions, our directors may also cause us to issue warrants, options and rights to buy our common stock on such terms as they deem advisable to our stockholders, as part of a financing arrangement, or pursuant to stock option plans. Our directors may cause us to issue warrants, options and rights to buy our common stock and debt with conversion privileges even though their exercise or conversion could result in dilution in the value of our outstanding common stock.

RESTRICTIONS ON ISSUANCE OF SECURITIES

     Our articles of incorporation provide that we will not issue:

     -    common stock which is redeemable at the option of the holder;

     - debt securities unless the historical debt service coverage in the most recently completed fiscal year is sufficient to properly service the higher level of debt;

     - options or warrants to purchase stock to our advisor, sponsor, director(s) or any affiliates of our advisor, sponsor or directors except on the same terms as sold to the general public and in an amount not to exceed 10% of our outstanding common or preferred stock on the date of grant of any options or warrants; or

     -    stock on a deferred payment basis or similar arrangement.

     Our articles of incorporation also provide that we will not issue nonvoting or assessable common stock or warrants, options or similar evidences of rights to buy stock unless they are issued to the holders of stock ratably, as part of a financing arrangement or as part of a stock plan to our directors, officers or employees.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

     In order for us to continue to qualify as a REIT under the Internal Revenue Code, shares of our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also not more than 50% of the value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include some entities such as qualified person plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

     Our articles of incorporation, subject to some exceptions, contain restrictions on the number of shares of our stock that a person may own. Our articles of incorporation prohibit any person from acquiring or holding, directly or indirectly, shares of stock in excess of 9.8% in value of the aggregate of our outstanding shares of stock. In addition, our articles of incorporation prohibit any person from acquiring or holding, directly or indirectly, shares of common stock in excess of 9.8% of the aggregate number of our outstanding shares of common stock. The 9.8% common stock ownership limit must be measured in terms of the more restrictive of value or number of shares.

     Our board of directors, in its sole discretion, may exempt a person from the 9.8% limit and the common stock ownership limit. However, the board may not grant such an exception to any person whose ownership, direct or indirect, of in excess of 9.8% of the value of our outstanding shares of stock would result in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in us failing to qualify as a REIT. In order to be considered as an excepted holder, a person also must not own, directly or indirectly, an interest in any of our tenants (or in a tenant of any entity owned or controlled by us) that would cause us to own, directly or indirectly, more than a 9.9% interest in such a tenant. The person seeking an exemption must represent to our board's satisfaction that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of any of these restrictions will result in the automatic transfer of the shares of stock causing the violation to a trust as explained below. Our board may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to our board of directors in its sole discretion, in order to determine or ensure our status as a REIT.

     In addition, our articles of incorporation prohibit any person from beneficially or constructively owning shares of our common or preferred stock that would result in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code. Our articles of incorporation further provide that any transfer of our common stock or preferred stock that would result in our common stock and preferred stock being beneficially owned by fewer than 100 persons will be void. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our common or preferred stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our common or preferred stock that resulted in a transfer of shares to the trust, is required to give us notice immediately and to provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

     If any transfer of shares of our stock occurs which, if effective, would result in any person beneficially or constructively owning shares of our stock in excess or in violation of the above transfer or ownership limitations, then the number of shares of our stock the beneficial or constructive ownership of which would cause the person to violate the limitations will be automatically transferred under the provisions of our articles of incorporation to a trust for the exclusive benefit of one or more charitable beneficiaries within the meaning of 501(c)(3) of the Internal Revenue Code. The proposed transferee that exceeds the ownership limitations will not acquire any rights in these shares. The automatic transfer is deemed effective as of the close of business on the business day, as defined in our articles of incorporation, prior to the date of the violative transfer. Shares of stock held in the trust will continue as issued and outstanding common stock or preferred stock. The proposed transferee will not benefit economically from ownership or any shares of stock held in the trust, will have no rights to dividends and will not possess any rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the trust. The voting rights and rights to dividends will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trustee will be paid by the recipient of the dividend or distribution to the trustee upon demand, and any dividend or other distributions authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. The proposed transferee will have no voting rights with respect to shares of stock held in the trust. Subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trust, the trustee will have the authority at his sole discretion (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that such shares have been transferred to the trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

     Within twenty days of receiving notice from us that shares have been transferred to the trust, the trustee shall sell the shares to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations set forth in the articles of incorporation. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by him for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g. a gift, devise or other such transaction), the market price, as defined in our articles of incorporation, of the shares on the day of the event causing the shares to beheld in the trust and (ii) the price per share received by the trustee from the sale or other disposition of the shares held in the trust. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of stock have been transferred to the trust, such shares are sold by the proposed transferee, then (i) shares will be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for such shares that exceeds the amount that the proposed transferee was entitled to receive, the excess will be paid to the trustee upon demand.

     In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us or our designees, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift, the market price at the time of the devise or gift, and (ii) the market price on the date we, or our designate, accept such offer. We can accept this offer until the trustee has sold the shares held in the trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

     Our articles of incorporation require all persons who own more than 5%, or any lower percentages as required pursuant to the Internal Revenue Code or the regulations under the Internal Revenue Code, of our outstanding common and preferred stock, within 30 days after the end of each taxable year, to provide to us written notice stating their name and address, the number of shares of common and preferred stock they beneficially own directly or indirectly, and a description of how the shares are held. In addition, each beneficial owner must provide to us any addition information as we may request in order to determine the effect, if any, of their beneficial ownership on our status as a REIT and to ensure compliance with the 9.8% ownership limit. In addition, each stockholder will, upon demand, be required to provide us any information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

     All certificates representing any shares of our common or preferred stock will bear a legend referring to the restrictions described above.

PROVISIONS OF MARYLAND LAW AND OF OUR ARTICLES OF INCORPORATION AND BYLAWS

     The following paragraphs summarize some provisions of Maryland law and the material terms of our articles of incorporation and bylaws. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our articles of incorporation and bylaws, copies of which are exhibits to the registration statement of which the prospectus is a part. See "Where You Can Find More Information."

     BUSINESS COMBINATIONS. Under the Maryland Business Combination Act, an anti-takeover statute, completion of a business combination (including a merger, consolidation, share exchange or an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder is prohibited for five years following the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as any person who beneficially owns ten percent or more of the voting power of the corporation's shares or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then-outstanding voting stock of the corporation (an interested stockholder) or an affiliate of such interested stockholder. A person is not an interested stockholder if, prior to the most recent time at which the person would otherwise have become an interested stockholder, the board of directors of the Maryland corporation approved the transaction which otherwise would have resulted in the person becoming an interested stockholder. The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by the board. Following the five-year prohibition period, any such business combination with that interested stockholder must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least:

     - 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

     - two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the Maryland business combination statute) equal to the highest price paid by the interested stockholder for its shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.

     These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that the interested stockholder becomes an interested stockholder. As permitted under Maryland law, our articles of incorporation exempt any business combinations involving us and The Inland Group or any of its affiliates. As a result, the five-year prohibition and the super-majority vote requirement will not apply to any business combinations between The Inland Group or any affiliate of The Inland Group and us. Therefore, The Inland Group or any affiliate of The Inland Group may be able to enter into business combinations with us, which may or may not be in the best interests of the stockholders.

     CONTROL SHARE ACQUISITION. Maryland's Control Share Acquisition Act, an anti-takeover statute, prohibits interested stockholders from engaging in self-dealing business combinations with a Maryland corporation, except to the extent approved by the corporation's disinterested stockholders. Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the corporation's disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the corporation's disinterested stockholders, whom the Act defines as (1) the acquiring person, (2) the corporation's officers and (3) employees of the corporation who are also directors. Control shares mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise or direct the exercise of voting power of shares of the corporation in electing directors within one of the following ranges of voting power:

     -    one-tenth or more but less than one-third;

     -    one-third or more but less than a majority; or

     -    a majority or more of all voting power.

     Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board to call a special meeting of stockholders to be held within 50 days after that person's demand upon the corporation to consider the voting rights to be accorded to the control shares. If no request for a meeting is made, we may present the question at any stockholders' meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some statutory conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights and be entitled to receive in cash the fair value for their shares of our stock. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

     The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is party to the transaction or to acquisitions approved or exempted by the articles of incorporation or bylaws of the corporation.

     Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by The Inland Group or any affiliate of The Inland Group of our shares of stock.

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                         SHARES ELIGIBLE FOR FUTURE SALE

SHARES TO BE OUTSTANDING OR ISSUABLE UPON EXERCISE OR CONVERSION OF OTHER OUTSTANDING SECURITIES

     Upon the completion of the offering and the consummation of the formation transactions, we expect to have outstanding 270,020,000 shares of common stock. This includes:

     -    the 20,000 shares purchased by our advisor;

     and assumes that:

     - we sell all 250,000,000 shares of common stock offered on a best efforts basis in this initial public offering;

     - we sell all 20,000,000 shares to be issued under our distribution reinvestment program described in this offering; and

     - that there is no exercise of options which are expected to be outstanding and exercisable.

     In addition, we have reserved:

     - 75,000 shares for issuance upon exercise of options which may be granted under our independent director stock option plan.

     Subject to the provisions of our articles of incorporation, we could issue an undetermined number of shares of our common or preferred stock in the discretion of our board and without the approval by our stockholders:

     -    directly for equity interests in real properties; or

     - upon exchange of any interests in entities that own our properties or in other companies we control, which might be issued for equity interests in real properties.

     All of the common stock we are offering by this prospectus will be freely tradable in the public market, should a public market develop, which we cannot guarantee, without restriction or limitation under the Securities Act of 1933 by persons other than our affiliates and soliciting dealers considered underwriters. However, all common stock issuable by us in this offering and otherwise will be subject to the restrictions explained under "Description Of Securities - Restrictions on Ownership and Transfer."

SECURITIES ACT RESTRICTIONS

     The common stock owned by our affiliates will be subject to Rule 144 adopted under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144.

     In general, under Rule 144, a person, or persons whose common stock is aggregated with them in accordance with Rule 144, who has beneficially owned securities acquired from an issuer or an affiliate of the issuer for at least one year, would be entitled, within any three-month period, to sell a number of shares of common stock that does not exceed the greater of (1) 1% of the then-outstanding number of shares or (2) the average weekly reported trading volume of the common stock on a national securities exchange or market during the four calendar weeks preceding each sale. Sales under Rule 144 must be transacted in the manner specified by Rule 144 and must meet requirements for public notice as well as public information about us. Any person who (1) is not deemed to have been our affiliate at any time during the three months preceding a sale, and (2) has beneficially owned our common stock for at least two years, would be entitled to sell the common stock under Rule 144(k) without regard to the volume limitations, manner of sale provisions, notice requirements or public information requirements of Rule 144. An affiliate, for purposes of the Securities Act, is a person that directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or under common control with, us.

INDEPENDENT DIRECTOR STOCK OPTION PLAN

     We have established an independent director stock option plan for the purpose of attracting and retaining independent directors. See "Management--Independent Director Stock Option Plan." We will issue in the aggregate options to purchase 9,000 shares of our common stock to our independent directors, at the exercise price of $8.95 per share, when, and if, we have 90,000 shares of common stock issued and outstanding. One-third of the shares will be exercisable upon their grant. An additional 66,000 shares will be available for future option grants under the independent director stock option plan. See "Management--Independent Director Stock Option Plan" for additional information regarding the independent director stock option plan. Rule 701 under the Securities Act provides that common stock acquired on the exercise of outstanding options by affiliates may be resold by them subject to all provisions of Rule 144 except its one-year minimum holding period. We intend to register the common stock to be issued under the independent director stock option plan in a registration statement or statements on SEC Form S-8 or other appropriate form.

EFFECT OF AVAILABILITY OF SHARES ON MARKET PRICE OF SHARES

     Prior to the date of this prospectus, there has been no public market for our common stock. No assurance can be given that a public market for our common stock will develop. We cannot predict the effects that future sales of common stock, including sales under Rule 144, or the availability of common stock for future sale will have on the market price, if any, prevailing from time to time. Sales of substantial amounts of our common stock, including shares issued upon the exercise of options or the perception that these sales could occur, could adversely affect prevailing market prices of our common stock and impair our ability to obtain additional capital through the sale of equity securities. See "Risk Factors--Risks Related to the Offering." For a description of restrictions on transfers of common stock, see "Description of Securities--Restrictions on Ownership and Transfer." Also, see the following section regarding registration rights.

REGISTRATION RIGHTS

     In the future we may grant "demand" and/or "piggyback" registration rights to:

     - stockholders receiving our common stock directly in exchange for their equity interests in assets of theirs we would acquire; and

     - persons receiving interests in any real property partnership for their interests in real properties we would acquire.

     "Piggyback" registration rights allow the holder to have his, her or its shares registered along with our shares ONLY at such time(s) in the future when we would choose to register some of our shares for financing purposes - that is, to join with us in the registration of our shares. "Demand" registration rights permit the holder of demand rights to REQUIRE us to register with the SEC his, her or its shares at such time(s) as the holder requests, regardless of any desire by us to register our own shares for financing purposes, even if we do not have sufficient capital resources to effect a registration of shares.

     These rights will be for registration under the Securities Act of any of our common stock acquired by them directly. The terms and conditions of any agreements for registration rights will be negotiated and determined at such future time as we determine advisable in connection with the acquisition of one or more properties. Our future granting of registration rights could include registration of the subject shares at our expense. If that were the case, our obligation could result in a substantial expense to us at a time when we might not be able to afford such an expense and could also hinder our future attempts to obtain financing.

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                     SUMMARY OF OUR ORGANIZATIONAL DOCUMENTS

     Each stockholder is bound by and is deemed to have agreed to the terms of our organizational documents by his, her or its election to become a stockholder of our company. Our organizational documents consist of our articles of incorporation and bylaws. Our directors, including all the independent directors, reviewed and unanimously ratified our articles of incorporation and bylaws at our first board meeting, which was required. The following is a summary of material provisions of our organizational documents and does not purport to be complete. This summary is qualified in its entirety by specific reference to the organizational documents filed as exhibits to our registration statement of which this prospectus is a part. See "Where You Can Find More Information."

     Our articles of incorporation were filed with the State Department of Assessments and Taxation of Maryland and became operative on March 5, 2003. Our articles of incorporation were filed in Maryland, and provide that we have perpetual existence. The bylaws in their present form became operative when our board approved them on March 5, 2003. Neither our articles of incorporation nor bylaws have an expiration date. As a result, they will remain operative in their current form throughout our existence, unless they are amended or we are dissolved.

ARTICLES OF INCORPORATION AND BYLAW PROVISIONS

     The stockholders' rights and related matters are governed by our articles of incorporation and bylaws and Maryland law. Some provisions of the articles of incorporation and bylaws, summarized below, may make it more difficult to change the composition of our board and could have the effect of delaying, deferring, preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

STOCKHOLDERS' MEETINGS

     Our bylaws provide that an annual meeting of the stockholders will be held on the date and at such time as our board may designate. However, the meeting will not be held less than 30 days after the delivery of our annual report to stockholders. The purpose of each annual meeting of the stockholders is to elect directors and to transact any other proper business. The chairman, the president, a majority of the directors or a majority of the independent directors may call a special meeting of the stockholders. The secretary or some other officer must call a special meeting when stockholders holding 10% or more of the outstanding shares entitled to vote make a written request for a meeting. The written request may be in person or by mail and must state the purpose(s) of the meeting and the matters to be acted upon. We have entered into an agreement with Inland Real Estate Investment Corporation, our sponsor, which provides that it will pay for the reasonably estimated cost to prepare and mail a notice of any special meeting of stockholders requested by the stockholders. The meeting will be held on a date not less than 15 nor more than 60 days after the distribution of the notice, at the time and place specified in the notice. Except as provided in the preceding sentence, we will give notice of any annual or special meeting of stockholders not less than 10 nor more than 90 days before the meeting. The notice will state the purpose of the meeting. At any meeting of the stockholders, each stockholder is entitled to one vote for each share owned of record on the applicable record date. In general, the presence in person or by proxy of a majority of the outstanding shares entitled to vote at a meeting will constitute a quorum. The affirmative vote of a majority of the shares of our stock, present in person or by proxy at a meeting of stockholders duly called and at which a quorum is present, will be sufficient, without the necessity for concurrence by the directors, to elect the directors. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present will be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or our articles of incorporation.

BOARD OF DIRECTORS

     Our articles of incorporation and bylaws provide that we may not have fewer than three nor more than eleven directors. Our bylaws currently provide that the number of directors shall be seven. Our articles of incorporation require that a majority of our directors must be independent directors. Independent directors are directors who are not and have not been affiliated with us, our sponsor, or our advisor, within the two years prior to their becoming our independent director and who perform no services on our behalf other than as a director. A vacancy on the board caused by the death, resignation or incapacity of a director or by an increase in the number of directors, within the limits described above, may be filled by the vote of a majority of the remaining directors whether or not the voting directors constitute a quorum. Our articles of incorporation require that our independent directors must nominate replacements to vacancies in independent director positions irrespective of how the vacancy arises. Our bylaws provide that a vacancy on our board caused by an increase in the number of directors may be filled by a majority of the entire board; that when a vacancy occurs as a result of the removal of a director by our stockholders, the vacancy must be filled by a majority vote of our stockholders; and that any director may resign at any time and may be removed with or without cause by the affirmative vote of the holders of not less than a majority of the outstanding shares. Our bylaws provide that the majority of members of each committee of our board of directors be comprised of independent directors and that all the members of our audit committee be independent directors.

     Our articles of incorporation provide that a director must have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type of assets that we intend to acquire. At least one of our independent directors must have three years of relevant real estate experience.

STOCKHOLDER VOTING RIGHTS

     Each share of our common stock has one vote on each matter submitted to a vote of stockholders. Shares of common stock do not have cumulative voting rights or preemptive rights. Stockholders may vote in person or by proxy.

     Directors are elected when they receive the majority of votes of holders of shares present in person or by proxy at a stockholders' meeting, provided there was a quorum when the meeting commenced. A quorum is reached when the stockholders holding a majority of the outstanding shares entitled to vote are present either in person or represented by proxy. All questions other than election of directors, removal of a director or directors and except as set forth below must be decided by a majority of the votes cast at a meeting at which a quorum is present. Maryland law provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting by the unanimous written consent of all stockholders (which may be impracticable for a publicly held corporation).

     The approval by our board and by holders of at least a majority of our outstanding voting shares of stock is necessary for us to do any of the following:

     - amend our articles of incorporation, except to increase or decrease authorized stock as permitted by Maryland law;

     - transfer all or substantially all of our assets other than in the ordinary course of business;

     - engage in mergers, consolidations or share exchanges, except in certain circumstances; or

     -    dissolve or liquidate.

     Our articles of incorporation provide that a sale of two-thirds or more of our assets, based on the total number or the current fair market value of properties and mortgages we own, is a sale of substantially all of our assets. See "Description of Securities -- Common Stock" for an explanation of instances where stockholder approval is not required.

     Our articles of incorporation provide that neither the advisor, the sponsor, the directors, nor any affiliate may vote their shares of stock or consent on matters submitted to the stockholders regarding the removal of the advisor, the sponsor, the directors or any affiliate or any transaction between us and any of them. For purposes of determining the necessary percentage and interest of shares needed to approve a matter on which the advisor, the sponsor, the directors and any affiliate may not vote or consent, the shares of our common stock owned by them will not be included.

RIGHTS OF OBJECTING STOCKHOLDERS

     As permitted by Maryland law, our articles of incorporation provide that our stockholders are not entitled to exercise any rights of an objecting stockholder provided for under Maryland law. As a result of this provision, our stockholders will not have any right to dissent under Maryland law to an extraordinary transaction, such as the merger of our company into another company or the sale of all or substantially all of our assets, and in the proceedings to receive a cash payment representing the fair value of their shares of our common stock.

STOCKHOLDER LISTS; INSPECTION OF BOOKS AND RECORDS

     Any stockholder or his designated representative will be permitted access to all of our records at all reasonable times and may inspect and copy any of them for the purposes specified below. We maintain an alphabetical list of names, record addresses and business telephone numbers, if any, of all stockholders with the number of shares held by each at our principal office. The stockholder list is updated at least quarterly and is open for inspection by a stockholder or his designated agent at the stockholder's request. A stockholder may request a copy of the stockholder list to find out about matters relating to the stockholder's voting rights and their exercise under federal proxy laws. We will mail the stockholder list to any stockholder requesting it within 10 days of receiving the request. We may impose a reasonable charge for expenses incurred in reproducing the list.

     If our advisor or directors neglect or refuse to produce or mail a copy of the stockholder list as requested, then in accordance with applicable law and our articles of incorporation, the advisor and the directors will be liable to the stockholder who requested the list. Their liability will include the costs, including reasonable attorneys' fees, incurred by the stockholder in compelling the production of the list and actual damages suffered by the stockholder because of the refusal or neglect. However, the fact that the actual purpose of the request is to secure the list for the purpose of selling it, or using it for a commercial or other purpose is a defense against liability for refusal to supply the list. We may require the stockholder requesting the list to represent that the stockholder list is not requested for a commercial purpose unrelated to the stockholder's interest in us.

     In addition, our books and records are open for inspection by state securities administrators upon reasonable notice and during normal business hours at our principal place of business.

AMENDMENT OF THE ORGANIZATIONAL DOCUMENTS

     Our articles of incorporation may be amended, after approval by our board, by the affirmative vote of a majority of our then-outstanding voting shares of stock. Our bylaws may be amended in a manner not inconsistent with the articles of incorporation and bylaws by a majority vote of our directors present at the board meeting.

DISSOLUTION OR TERMINATION OF THE COMPANY

     As a Maryland corporation, we may be dissolved under Maryland law at any time with the approval of a majority of our outstanding shares of stock. However, we anticipate that by September 15, 2008, our board will determine whether to:

     - apply to have our shares of common stock listed for trading on a national stock exchange or included for quotation on a national market system, provided we meet the then applicable listing requirements; and/or

     -    commence subsequent offerings after completion of the offering.

     If listing our shares of common stock is not feasible by that time, our board may decide to:

     - sell our assets individually, provided, however, that if this action would constitute the sale of all or substantially all of our assets, such an action is approved by the holders of at least a majority of the then-outstanding voting shares of stock;

     -    list our shares of common stock at a future date; or

     - liquidate us within 10 years of such date, provided however, that such an action is approved by the holders of at least a majority of our then-outstanding voting shares of stock.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

     Our bylaws provide that, with respect to our annual meeting of stockholders, nominations for election to our board and the proposal of business to be considered by stockholders may be made only:

     -    in accordance with our notice of the meeting;

     -    by or at the direction of our board; or

     - by a stockholder who was a stockholder of record both at the time of the giving of notice and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in the bylaws.

     Our bylaws also provide that, with respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before a meeting of stockholders and nominations for election to the board may be made only:

     -    in accordance with our notice of the meeting;

     -    by or at the direction of our board; or

     - provided that our board has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record both at the time of the giving of notice and at the time of the annual meeting, who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

A stockholder's notice for an annual meeting must be delivered to our secretary at our principal executive offices:

     - not less than 45 days prior to the first anniversary of the date of mailing of the notice of the previous year's annual meeting; or

     - if the number of directors to be elected is increased and there is no announcement of that fact, at least 70 days before the first anniversary of the date of mailing of the notice of the previous year's annual meeting, or not later than the close of business on the tenth day of our first public announcement.

A stockholder's notice for a special meeting must be delivered to our secretary at our principal executive offices:

     -    not earlier than the ninetieth day prior to the special meeting, and

     -    not later than the close of business on the later of either:

          -    the sixtieth day prior to the special meeting; or

          - the tenth day following the day of our first public announcement of the date of the special meeting and the nominees proposed by our board to be elected at the meeting.

RESTRICTIONS ON CERTAIN CONVERSION TRANSACTIONS AND ROLL-UPS

     Our articles of incorporation require that some transactions involving an acquisition, merger, conversion or consolidation in which our stockholders receive securities in a surviving entity, a roll-up entity, must be approved by the holders of a majority of our then-outstanding shares. Approval by a majority of our then-outstanding shares for a transaction resulting in a roll-up entity is only required, however, until our board determines that it is no longer in our best interest to attempt or continue to qualify as a REIT. The holders of a majority of the shares do not need to approve any such transaction effected because of changes in applicable law, or to preserve tax advantages for a majority in interest of our stockholders.

     A roll-up entity is a partnership, REIT, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed roll-up transaction. A roll-up does not include (1) a transaction involving securities that have been listed on a national securities exchange or traded through The Nasdaq Stock Market -- Nasdaq National Market for at least 12 months, or (2) a transaction involving our conversion to a trust or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

     -    stockholders' voting rights;

     -    our term and existence;

     -    sponsor or advisor compensation; or

     -    our investment objectives.

     In the event of a proposed roll-up, an appraisal of all our assets must be obtained from a person with no current or prior business or personal relationship with our advisor or directors. Further, that person must be substantially engaged in the business of rendering valuation opinions of assets of the kind we hold. The appraisal must be included in a prospectus used to offer the securities of a roll-up entity. It must also be filed with the Securities and Exchange Commission and the state regulatory commissions as an exhibit to the registration statement for the offering of the roll-up entity's shares. As a result, an issuer using the appraisal will be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal. Our assets will be appraised in a consistent manner and the appraisal will:

     -    be based on an evaluation of all relevant information;

     - indicate the value of our assets as of a date immediately prior to the announcement of the proposed roll-up transaction; and

     -    assume an orderly liquidation of our assets over a 12-month period.

The terms of the engagement of the appraiser will clearly state that the engagement is for the benefit of us and our stockholders. A summary of the independent appraisal, indicating all material assumptions underlying it, will be included in a report to the stockholders in the event of a proposed roll-up.

     We may not participate in any proposed roll-up which would:

     - result in the stockholders of the roll-up entity having rights which are more restrictive to stockholders than those provided in our articles of incorporation, including any restriction on the frequency of meetings;

     - result in the stockholders having less comprehensive voting rights than are provided in our articles of incorporation;

     - result in the stockholders having greater liability than provided in our articles of incorporation;

     - result in the stockholders having fewer rights to receive reports than those provided in our articles of incorporation;

     - result in the stockholders having access to records that are more limited than those provided for in our articles of incorporation;

     - include provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity;

     - limit the ability of an investor to exercise its voting rights in the roll-up entity on the basis of the number of the shares held by that investor;

     - result in investors in the roll-up having less comprehensive rights of access to the records of the roll-up than those provided in our articles of incorporation; or

     - place any of the costs of the transaction on us if the roll-up is not approved by our stockholders.

However, with the prior approval of a majority of our then-outstanding shares of our stock, we may participate in a proposed roll-up if the stockholders would have rights and be subject to restrictions comparable to those contained in our articles of incorporation.

Stockholders who vote "no" on the proposed roll-up will have the choice of:

     -    accepting the securities of the roll-up entity offered; or

     -    one of either:

          - remaining as our stockholders and preserving their interests on the same terms and conditions as previously existed; or

          - receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

     These provisions in our articles of incorporation, bylaws and Maryland law could have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.

     The limitations and restrictions set forth below under " -- Limitation on Total Operating Expenses," " -- Transactions with Affiliates," and " -- Restrictions on Borrowing" in this section will be effective until our board determines that it is no longer in our or our stockholders' best interests that we continue to operate as a REIT, or until such time as we fail to qualify as a REIT.

LIMITATION ON TOTAL OPERATING EXPENSES

     Our articles of incorporation provide that, subject to the conditions described in the following paragraph, our annual total operating expenses in any fiscal year shall not exceed the greater of 2% of our average assets or 25% of our net income, before any additions to or allowances for reserves for depreciation, amortization or bad debts or other similar non-cash reserve and before any gain from the sale of an our assets. Our independent directors have a fiduciary responsibility to limit our annual total operating expenses to amounts that do not exceed these limits. Our independent directors may, however, determine that a higher level of total operating expenses is justified for such period because of unusual and non-recurring expenses. Such a finding by our independent directors and the reasons supporting it shall be recorded in our minutes of meetings of our directors. If at the end of any fiscal quarter our total operating expenses for the 12 months then ended are more than 2% of average assets or more than 25% of net income, before any additions to or allowances for reserves for depreciation, amortization or bad debts or other similar non-cash revenues and before any gain from the sale of our assets, whichever is greater, as described above, we will disclose this in writing to the stockholders within 60 days of the end of the fiscal quarter. If our independent directors conclude that higher total operating expenses are justified, the disclosure will also contain an explanation of the conclusion. If total operating expenses exceed the limitations described above and if our directors are unable to conclude that the excess was justified, then the advisor will reimburse us the amount by which the aggregate annual total operating expenses we paid or incurred exceed the limitation. We must make the reimbursement within 60 days after the end of the fiscal year.

TRANSACTIONS WITH AFFILIATES

     Our articles of incorporation impose restrictions on transactions between us and our advisor, sponsor and any director or their affiliates as follows:

     - SALES AND LEASES TO US. We will not purchase property from our sponsor, advisor, directors or any of their affiliates, unless a majority or our disinterested directors, including a majority of our disinterested independent directors, approves it as fair and reasonable for us. The price to us can be no greater than the cost of the asset to our sponsor, adviser, director or their affiliate. If our price to us is greater than such cost, there must be substantial, reasonable justification for the excess cost. In no event will our cost for the property exceed its appraised value at the time we acquired it.

     - SALES AND LEASES TO SPONSOR, ADVISOR, DIRECTOR OR ANY AFFILIATE. Our sponsor, advisor, directors or any of their affiliates will not acquire assets from us unless a majority of disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair and reasonable to us. We may lease assets to our sponsor, advisor, director or any of their affiliates, but still only if a majority of our disinterested directors, including a majority of our disinterested independent directors, approves it as fair and reasonable to us.

     - LOANS. We will not make loans to our sponsor, advisor, directors or any of their affiliates except as provided in clauses (4) and (6) under " -- Restrictions on Investments" below in this section, or to our wholly owned subsidiaries. Also, we may not borrow money from our sponsor, advisor, director or any of their affiliates, unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances.

     - INVESTMENTS. We will not invest in joint ventures with our sponsor, advisor, directors or any of their affiliates, unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint ventures. Neither can we invest in equity securities unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair, competitive and commercially reasonable.

     - OTHER TRANSACTIONS. All other transactions between us and our sponsor, advisor, directors or any of their affiliates, require approval by a majority of our disinterested directors, including a majority of our disinterested independent directors, as being fair and reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

RESTRICTIONS ON BORROWING

     We may not incur indebtedness to enable us to make distributions except as necessary to satisfy the requirement to distribute at least the percentage of our REIT taxable income required for annual distribution of dividends by the Internal Revenue Code of 1986, or otherwise as necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes. Our aggregate borrowings, secured and unsecured, will be reasonable in relation to our net assets and will be reviewed by our board at least quarterly. We anticipate that, in general, aggregate borrowings secured by all our properties will not exceed 55% of their combined fair market value. This anticipated amount of leverage will be achieved over time. Our articles of incorporation provide that the aggregate amount of borrowing in relation to our net assets will, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, not exceed 300% of net assets. Any excess in borrowing over such 300% of net assets level will be:

     approved by a majority of our independent directors;

     - disclosed to our stockholders in our next quarterly report to them, along with justification for such excess; and

     -    subject to approval of our stockholders.

See "Investment Objectives and Policies -- Borrowing."

RESTRICTIONS ON INVESTMENTS

     The investment policies set forth in our articles of incorporation have been approved by a majority of independent directors. Our articles of incorporation prohibit our investments in:

     -    any foreign currency or bullion;

     -    short sales; and

     - any security in any entity holding investments or engaging in activities prohibited by our articles of incorporation.

     In addition to other investment restrictions imposed by our directors from time to time consistent with our objective to qualify as a REIT, we will observe the following restrictions on our investments as set forth in our articles of incorporation:

     (1) Not more than 10% of our total assets will be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, "unimproved real property" does not include properties acquired for the purpose of producing rental or other operating income, properties under development or construction, and properties under contract for development or in planning for development within one year.

     (2) We will not invest in commodities or commodity future contracts. This limitation does not apply to interest rate futures when used solely for hedging purposes.

     (3)  We will not invest in contracts for the sale of real estate.

     (4) We will not invest in or make mortgage loans unless we obtain an appraisal of the underlying property. Mortgage indebtedness on any property will not exceed the property's appraised value. In cases in which the majority of independent directors so determine, and in all cases in which the mortgage loan involves our advisor, sponsor, directors or their affiliates, we must obtain the appraisal from an independent expert. We will keep the appraisal in our records for at least five years, where it will be available for inspection and duplication by any stockholder. In addition to the appraisal, we will also obtain a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title. We will not invest in real estate contracts of sale otherwise known as land sale contracts.

     (5) We will not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all outstanding mortgage loans outstanding on the property, including our loans, would exceed an amount equal to 85% of the appraised value of the property. However, if there is substantial justification due to other underwriting criteria and provided that loans would not exceed the appraised value of the property at the date of the loans, we could invest in mortgage loans that exceed 85% of the appraised value of the property. The aggregate amount of all mortgage loans outstanding on the property, including the loans of the REIT, shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

     (6) We will not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the advisor, the sponsor, any director or their affiliates.

     (7) We will not invest in equity securities unless a majority of our disinterested directors, including a majority of our disinterested independent directors, approves the transaction as being fair, competitive and commercially reasonable. Investments in entities affiliated with our advisor, the sponsor, any director or their affiliates are subject to the restrictions on joint venture investments. Notwithstanding these restrictions, we may purchase our own securities when traded on a national securities exchange or market if a majority of our directors, including a majority of our independent directors, determines the purchase to be in our best interests.

     (8) We will not engage in any short sale nor will we borrow on an unsecured basis if the borrowing will result in an asset coverage of less than 300%.

     (9) To the extent we invest in properties, a majority of the directors, including a majority of the independent directors, will approve the consideration paid for such properties based on the fair market value of the properties. If a majority of independent directors so determines, the fair market value will be determined by a qualified independent real estate appraiser selected by our independent directors. If any property is acquired from our sponsor, our advisor, any director, or any of their affiliates, the provisions on transactions with affiliates will apply.

     (10) We will not invest in debt that is secured by a mortgage on real property that is subordinate to the lien of other debt, except where the amount of total debt does not exceed 90% of the appraised value of the property. The value of all of these investments may not exceed 25% of our tangible assets. The value of all investments in this debt that does not meet these requirements will be limited to 10% of our tangible assets, which would be included within the 25% limitation.

     (11) We will not engage in trading, as compared with investment, activities.

     (12) We will not engage in underwriting activities, or distribute as agent, securities issued by others.

     (13) We will not acquire securities in any entity holding investments or engaging in activities prohibited by the restrictions on investments set forth in the foregoing clauses (1) through (12). Temporary investments in cash may be in such entities.

     Our independent directors will review our investment policies at least annually to determine whether our policies that we are following are in the best interests of our stockholders. Subject to the above restrictions and so long as we qualify as a REIT, a majority of our directors, including a majority of our independent directors, may alter the investment policies if they determine that a change is in our best interests.

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                        FEDERAL INCOME TAX CONSIDERATIONS

     We intend to qualify as a REIT under the applicable provisions of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder and receive the beneficial federal income tax treatment described below. However, we cannot assure you that we will meet the applicable requirements under federal income tax laws, which are highly technical and complex. The following discusses the applicable requirements under federal income tax laws, the federal income tax consequences to maintaining REIT status and the material federal income tax consequences to you. Duane Morris LLP has acted and will act as our tax counsel in connection with our election to be taxed as a REIT, and has rendered the opinion set forth below. Some of the federal income tax implications of your investment are set forth in the "--Federal Income Taxation of Stockholders" section below. We, however, urge you to consult your tax advisor with respect to the federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of common shares which may be particular to your tax situation.

     In brief, a corporation that invests primarily in real estate can, if it complies with the provisions in Sections 856-860 of the Internal Revenue Code, qualify as a REIT and claim federal income tax deductions for the dividends it pays to its stockholders. Such a corporation generally is not taxed on its net income that is currently distributed to its shareholders. This treatment substantially eliminates the "double taxation" that a corporation and its shareholders generally bear together. However, as discussed in greater detail below, a corporation could be subject to federal income tax in some circumstances even if it qualifies as a REIT, and would likely suffer adverse consequences, including reduced cash available for distribution to its stockholders, if it failed to qualify as a REIT. We intend to operate in a manner that permits us to elect REIT status for the taxable year ending December 31, 2003, and to maintain this status in each taxable year thereafter, so long as REIT status remains advantageous.

     Duane Morris LLP is of the opinion, assuming that the actions described in this section are completed on a timely basis and we timely file the requisite elections, that we have been organized in conformity with the requirements for qualification as a REIT beginning with our taxable year ending December 31, 2003, and our proposed method of operation (as described in this prospectus) will enable us to satisfy the applicable requirements under federal income tax laws for qualification as a REIT. This opinion has been filed as an exhibit to the registration statement of which this prospectus is a part, and is based and conditioned, in part, on various assumptions made by Duane Morris LLP and representations made to Duane Morris LLP by us and the advisor as to factual matters. Our qualification and federal income tax treatment as a REIT depends upon our ability to meet, through operation of the properties we acquire and our investment in other assets, the applicable requirements under federal income tax laws. Duane Morris LLP has not reviewed, and will not in the future review, these operating results for compliance with the applicable requirements under federal income tax laws. Therefore, we cannot assure you that our actual operating results will allow us to satisfy the applicable requirements under federal income tax laws in any taxable year. In addition, this opinion represents Duane Morris LLP's legal judgment and is not binding on the Internal Revenue Service.

FEDERAL INCOME TAXATION AS A REIT

     GENERAL. In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the stockholders, and therefore will not be subject to federal income tax on that portion of our REIT Taxable Income as defined Section 857(b)(2) of the Internal Revenue Code or REIT capital gain which is distributed to our stockholders. We will, however, be subject to federal income tax at normal corporate rates on any REIT Taxable Income or capital gain not distributed.

     Although we can eliminate or substantially reduce our federal income tax liability by maintaining our REIT status and paying sufficient dividends, we could be subject to federal income tax on certain items of income. If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), yet maintain our REIT status by meeting other requirements, we will be subject to a penalty tax based on the amount of income which caused us to fail these tests, as described below. We will also be subject to a 100% federal income tax on the net income from any "prohibited transaction," as described below. In addition, in order to retain our REIT status, we generally must distribute annually at least 90% of our REIT Taxable Income for such year. While we are not required to distribute REIT net capital gain income for any year in order to retain our REIT status, we will pay tax on such income to the extent we do not distribute it in such year. We may also be subject to the corporate alternative minimum tax. Additionally, we will be subject to federal income tax at the highest corporate rate on certain "nonqualifying" income from foreclosure property. In general, foreclosure property consists of property acquired (by foreclosure or otherwise) in connection with the default of a loan secured by such property.

     REIT QUALIFICATION TESTS. The Code defines a REIT as a corporation, trust or association:

     -    that is managed by one or more trustees or directors;

     - the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

     - that would be taxable as a domestic corporation but for its status as a REIT;

     -    that is neither a financial institution nor an insurance company;

     - the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a partial taxable year;

     - generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding stock is owned, directly, or indirectly, by five or fewer individuals or certain entities; and

     - that meets the gross income, asset and annual distribution requirements, described in greater detail below.

     The first four and last conditions must be met during each taxable year for which REIT status is sought, while the other two conditions do not have to be met until after the first taxable year for which a REIT election is made.

     Although the 25% Asset Test (as defined below) generally prevents a REIT from owning more than 10% of the voting stock of an entity other than another REIT, the Internal Revenue Code provides an exception for ownership of voting stock in a "qualified REIT subsidiary." A qualified REIT subsidiary is a corporation that is wholly owned by a REIT throughout its existence. For purposes of the 25% Asset Test and the Gross Income Tests described below, all assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as owned by the REIT. A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state or local tax. We may hold investments through qualified REIT subsidiaries.

     We, in satisfying the general tests described above, must meet, among others, the following requirements:

- SHARE OWNERSHIP TESTS. The common stock and any other stock we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, at all times during the second half of each taxable year, no more than 50% in value of our stock may be owned, directly or indirectly, by five or fewer individuals (determined with attribution to the owners of any entity owning our stock). However, these two requirements do not apply until after the first taxable year an entity elects REIT status. In addition, our articles of incorporation contain provisions restricting the transfer of our stock, which provisions are intended to assist us in satisfying both requirements. Furthermore, the distribution reinvestment program contains provisions that prevent it from causing a violation of these tests as do the terms of the options granted to the independent directors and the warrants issuable to the dealer manager and soliciting dealers. Pursuant to the applicable requirements under federal income tax laws, we will maintain records which disclose the actual ownership of the outstanding stock, and demand written statements each year from the record holders of specified percentages of the stock disclosing the beneficial owners. Those stockholders failing or refusing to comply with our written demand are required by the Internal Revenue Code and our articles of incorporation to submit, with their tax returns, a similar statement disclosing the actual ownership of stock and certain other information. See "Description of Securities--Restrictions on ownership and transfer."

- ASSET TESTS. We must satisfy, at the close of each calendar quarter of the taxable year, two tests based on the composition of our assets. After initially meeting the Asset Tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure can be cured by disposing of nonqualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to insure compliance with these tests, and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.

          75% ASSET TEST. At least 75% of the value of our assets must be represented by "real estate assets," cash, cash items (including receivables) and government securities. Real estate assets include (i) real property (including interests in real property and interests in mortgages on real property), (ii) shares in other qualifying REITs, and (iii) any property (not otherwise a real estate asset) attributable to the temporary investment of "new capital" in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our stock (other than amounts received pursuant to our distribution reinvestment program) or in a public offering of debt obligations that have a maturity of at least five years. Additionally, regular and residual interests in a real estate mortgage investment conduit, known as a REMIC, and regular interests in a financial asset securitization trust, known as a FASIT, are considered real estate assets. However, if less than 95% of the assets of a REMIC or FASIT are real estate assets, we will be treated as holding a proportionate share of the assets and income of the REMIC or FASIT directly.

          When we purchase new real estate properties, we intend that the purchase contracts will apportion no more than 5% of the purchase price of any property to property other than "real property," as defined in the Code. In addition, we intend to invest funds not used to acquire properties in cash sources, "new capital" investments or other liquid investments which will allow us to qualify under the 75% Asset Test. Therefore, our investment in the real properties will constitute "real estate assets" and should allow us to meet the 75% Asset Test.

          25% ASSET TEST. The remaining 25% of our assets may generally be invested subject to the following restrictions: If we invest in any securities that do not qualify under the 75% Asset Test, such securities may not exceed either (i) 5% of the value of our assets as to any one issuer; or (ii) 10% of the outstanding securities by vote or value of any one issuer.

          Modifications apply to the 25% Asset Test for qualified REIT subsidiaries and taxable REIT subsidiaries. As discussed above, the stock of a "qualified REIT subsidiary" is not counted for purposes of the 25% Asset Test. A qualified REIT subsidiary is a corporation that is wholly owned by a REIT throughout the subsidiary's existence. All assets, liabilities and tax attributes of a qualified REIT subsidiary are treated as belonging to the REIT. A qualified REIT subsidiary is not subject to federal income tax, but may be subject to state or local tax. We may hold investments through qualified REIT subsidiaries.

          Additionally, for purposes of the 25% Asset Test, securities of a taxable REIT subsidiary are excepted from the 10% vote and value limitations on a REIT's ownership of securities of a single issuer. However, no more than 20% of the value of a REIT may be represented by securities of one or more taxable REIT subsidiaries. A taxable REIT subsidiary is a corporation (other than another REIT) that is owned in whole or in part by a REIT, and joins in an election with the REIT to be classified as a taxable REIT subsidiary. Corporations that directly or indirectly operate or manage lodging or health care facilities cannot be taxable REIT subsidiaries. A corporation that is 35% owned by a taxable REIT subsidiary will also be treated as a taxable REIT subsidiary. A taxable REIT subsidiary may not be a qualified REIT subsidiary, and vice versa. As described below regarding the 75% Gross Income Test, a taxable REIT subsidiary is utilized in much the same way an independent contractor is used to provide certain types of services without causing the REIT to receive or accrue certain types of non-qualifying income. In addition to utilizing independent contractors to provide certain services in connection with the operation of our properties, we may also utilize taxable REIT subsidiaries to carry out these functions.

          We intend to invest funds not otherwise invested in properties in cash sources and other liquid investments in a manner which will enable us to satisfy the 25% Asset Test.

     GROSS INCOME TESTS. We must satisfy for each calendar year two separate tests based on the composition of our gross income, as defined under our method of accounting.

          THE 75% GROSS INCOME TEST. At least 75% of our gross income for the taxable year must result from (i) rents from real property, (ii) interest on obligations secured by mortgages on real property or on interests in real property, (iii) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (iv) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (v) other specified investments relating to real property or mortgages thereon, and, (vi) for a limited time, qualified temporary investment income, as defined under the 75% Asset Test. We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments in a manner that will allow us to qualify under the 75% Gross Income Test.

          Income attributable to a lease of real property will generally qualify as "rents from real property" under the 75% Gross Income Test (and the 95% Gross Income Test, described below), subject to the rules discussed below:

     - Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more assets or net profits of, the tenant.

     - The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

     - Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

     - Rental income will not qualify if we furnish or render services to tenants or manage or operate the underlying property, other than through a permissible "independent contractor" from whom we derive no revenue, or through a taxable REIT subsidiary. This requirement, however, does not apply to the extent that the services, management or operations we provide are "usually or customarily rendered" in connection with the rental of space, and are not otherwise considered "rendered to the occupant."

     With respect to the "usual or customarily rendered" rule, our tenants will receive some services in connection with their leases to the real properties. We believe that the services to be provided are usually or customarily rendered in connection with the rental of the properties, and, therefore, that providing these services will not cause the rents we receive with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test (and the 95% Gross Income Test, described below). The board of directors intends to hire qualifying independent contractors or to utilize taxable REIT subsidiaries to render services which it believes, after consultation with Duane Morris LLP, are not usually or customarily rendered in connection with the rental of space.

     THE 95% GROSS INCOME TEST. In addition to deriving 75% of our gross income from the sources listed above, at least 95% of our gross income (excluding gross income from prohibited transactions) for the taxable year must be derived from
(i) sources which satisfy the 75% Gross Income Test, (ii) dividends, (iii) interest, or (iv) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments which will allow us to qualify under the 95% Gross Income Test.

     Our share of income from the properties will primarily give rise to rental income and gains on sales of the properties, substantially all of which will generally qualify under the 75% gross income and 95% Gross Income Tests. Our anticipated operations indicate that it is likely that we will have little or no nonqualifying income to cause adverse federal income tax consequences.

     If we fail to satisfy either the 75% Gross Income Test or the 95% Gross Income Test for any taxable year, we may retain our status as a REIT for such year if we satisfy the Internal Revenue Service that: (i) the failure was due to reasonable cause and not due to willful neglect, (ii) we attach to our return a schedule describing the nature and amount of each item of our gross income, and
(iii) any incorrect information on such schedule was not due to fraud with intent to evade federal income tax. If this relief provision is available, we would remain subject to a 100% tax based upon the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test.

     ANNUAL DISTRIBUTION REQUIREMENTS. In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to the stockholders each year in an amount at least equal to the excess of: (1) the sum of: (a) 90% of our REIT Taxable Income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and (b) 90% of the excess of the net income (after tax) from foreclosure property; less (2) the sum of certain types of items of non-cash income. Whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declare a dividend before the due date of our tax return (including extensions), (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration), and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to stockholders of record in any such month will be treated as having been paid on December 31 of that year so long as the dividends are actually paid during January of the following year. If we fail to meet the annual distribution requirements as a result of an adjustment to our federal income tax return by the Internal Revenue Service, we may cure the failure by paying a "deficiency dividend" (plus penalties and interest to the Internal Revenue Service) within a specified period.

     If we do not distribute all of our net capital gain or distribute at least 90%, but less than 100% of our REIT Taxable Income, we will be subject to federal income tax on the undistributed portion. Furthermore, to the extent that we fail to distribute by year end at least the sum of: (1) 85% of our REIT Taxable Income for such year; (2) 95% of our REIT capital gain net income for such year; and (3) any undistributed taxable income from prior years, we would be subject to an excise tax equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed.

     We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid federal income tax on net capital gains. It is possible that we may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. We will closely monitor the relationship between our REIT Taxable Income and cash flow and, if necessary to comply with the annual distribution requirements, will borrow funds to fully provide the necessary cash flow.

     FAILURE TO QUALIFY AS A REIT. If we fail to qualify for federal income tax purposes as a REIT in any taxable year and the relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates, thereby reducing cash available for distributions. In such event, all distributions to stockholders (to the extent of our current and accumulated earnings and profits), will be taxable as ordinary income. This "double taxation" results from our failure to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT status for the four taxable years following the year during which qualification was lost.

     PROHIBITED TRANSACTIONS. As discussed above, we will be subject to a 100% federal income tax on any net income derived from "prohibited transactions." Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for sales of property that:

     -    is a real estate asset under the 75% Asset Test;

     -    has been held for at least four years;

     - has aggregate expenditures which are includable in the basis of the property not in excess of 30% of the net selling price;

     - in certain cases, was held for production of rental income for at least four years;

     - when combined with other sales in the year, either does not cause the REIT to have made more than seven sales of property during the taxable year, or occurs in a year when the REIT disposes of less than 10% of its assets (measured by federal income tax basis and ignoring involuntary dispositions and sales of foreclosure property); and

     - in certain cases, substantially all of the marketing and development expenditures were made through an independent contractor.

     Although we may eventually sell some or all of our properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business.

FEDERAL INCOME TAXATION OF STOCKHOLDERS

     TAXATION OF TAXABLE DOMESTIC STOCKHOLDERS. As long as we qualify as a REIT, distributions paid to our domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be ordinary dividend income. Distributions in excess of current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the stockholder, reducing the stockholder's tax basis in his or her common stock by the amount of such distribution, and then to the extent such a distribution exceeds a stockholder's tax basis, as capital gain. Because earnings and profits are reduced for depreciation and other noncash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of earnings and profits reduce the stockholder's basis in our stock, this will increase the stockholder's gain on any subsequent sale of the stock.

     Dividend income is characterized as "portfolio" income under the passive loss rules and cannot be offset by a stockholder's current or suspended passive losses. Corporate stockholders cannot claim the dividends received deduction for such dividends unless we lose our REIT status. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year. However, corporate stockholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. Although stockholders generally recognize taxable income in the year that a distribution is received, any distribution we declare in October, November or December of any year and is payable to a stockholder of record on a specific date in any such month will be treated as both paid by us and received by the stockholder on December 31 of the year it was declared even if paid by us during January of the following calendar year. Because we are not a pass-through entity for federal income tax purposes, stockholders may not use any of our operating or capital losses to reduce their tax liabilities. We may also decide to retain, rather than distribute, our net long-term capital gains and pay any tax thereon. In this case, stockholders would include their proportionate shares of such gains in income and receive a credit on their returns for their proportionate share of our tax payments.

     In general, the sale of common stock held for more than 12 months will produce long-term capital gain or loss. All other sales of common stock generally will produce short-term gain or loss. In each case, the gain or loss is equal to the difference between the amount of cash and fair market value of any property received from the sale and the stockholder's basis in the common stock sold. However, any loss from a sale or exchange of common stock by a stockholder who has held such stock for six months or less will be treated as a long-term capital loss, to the extent of our distributions that the stockholder treated as long-term capital gains.

     We will report to our domestic stockholders and to the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount (if any) of federal income tax we withhold. A stockholder may be subject to backup withholding (the current rate of which is 30%) with respect to dividends paid unless such stockholder: (a) is a corporation or comes within other exempt categories; or (b) provides us with a taxpayer identification number, certifies as to no loss of exemption, and otherwise complies with applicable requirements. A stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding can be credited against the stockholder's federal income tax liability. In addition, we may be required to withhold a portion of distributions made to any stockholders who fail to certify their nonforeign status to us. See "--Taxation of Foreign Stockholders" in this section.

     TAXATION OF TAX EXEMPT STOCKHOLDERS. Our distributions to a stockholder that is a tax-exempt entity should not constitute unrelated business taxable income, or UBTI, unless the stockholder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Internal Revenue Code) to acquire its common shares, or the common shares are otherwise used in an unrelated trade or business of the tax-exempt entity.

     Special rules apply to the ownership of REIT shares by certain tax-exempt pension trusts. If we would fail to satisfy the "five or fewer" share ownership test (discussed above with respect to the Share Ownership tests) because the stock held by tax-exempt pension trusts was viewed as being held by the trusts rather than by their respective beneficiaries, tax-exempt pension trusts owning more than 10% by value of our stock may be required to treat a percentage of our dividends as UBTI. This rule applies if: (1) at least one tax-exempt pension trust owns more than 25% by value of our shares, or (2) one or more tax-exempt pension trusts (each owning more than 10% by value of our shares) hold in the aggregate more than 50% by value of our shares. The percentage treated as UBTI is our gross income (less direct expenses) derived from an unrelated trade or business (determined as if we were a tax-exempt pension trust) divided by our gross income from all sources (less direct expenses). If this percentage is less than 5%, however, none of the dividends will be treated as UBTI. Because of the restrictions in our articles of incorporation of incorporation regarding the ownership concentration of our common stock, we believe that a tax-exempt pension trust should not become subject to these rules. However, because our common shares may be publicly traded, we can give no assurance of this.

     Prospective tax-exempt purchasers should consult their own tax advisors as to the applicability of these rules and consequences to their particular circumstances.

     TAXATION OF FOREIGN STOCKHOLDERS. The following discussion is intended only as a summary of the rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and foreign trusts and estates. These rules are quite complex and prospective foreign stockholders should consult with their own tax advisors to determine the impact of federal, state, and local income tax laws including any reporting requirements with respect to their investment in our REIT.

     In general, foreign stockholders will be subject to regular U.S. income tax with respect to their investment if such investment is "effectively connected" with the conduct of a trade or business in the U.S. A corporate foreign stockholder that receives (or is deemed to have received) income that is effectively connected with a U.S. trade or business may also be subject to the 30% "branch profits tax" under Code Section 884, which is payable in addition to regular federal corporate income tax. The following discussion applies to foreign stockholders whose investment is not considered "effectively connected."

     Generally, any dividend that constitutes ordinary income for federal income tax purposes will be subject to a U.S. tax equal to the lesser of 30% of the gross amount of dividends or the rate in an applicable tax treaty. Generally, a distribution that does not exceed our earnings and profits will be treated as a dividend taxable as ordinary income. A distribution in excess of our earnings and profits is treated first as a nontaxable return of capital that will reduce a foreign stockholder's basis in its common stock (but not below zero) and then as gain from the disposition of such common stock, subject to the rules discussed below for dispositions.

     Our distributions that are attributable to gain from the sale or exchange of a "U.S. real property interest" are taxed to a foreign stockholder as if the distributions were gains "effectively connected" with a United States trade or business conducted by such foreign shareholder. As a result, a foreign stockholder will be taxed on these amounts at the capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, such dividends may also be subject to a 30% branch profits tax when made to a corporate foreign stockholder that is not entitled to treaty exemptions.

     We will report to our foreign stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount (if any) of federal income tax we withhold. These information reporting requirements apply regardless of whether withholding was reduced or eliminated in any applicable tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the foreign stockholder resides. As discussed below, withholding tax rates of 30% and 35% may apply to distributions on common stock to foreign stockholders.

     Although tax treaties may reduce our withholding obligations, we will generally be required to withhold from dividends to foreign stockholders, and remit to the Internal Revenue Service, 35% of any distribution that could be designated as a capital gain dividend (regardless of the amount actually designated as a capital gain dividend) and 30% of ordinary dividends paid out of earnings and profits. In addition, if we designate prior dividends as capital gain dividends, subsequent dividends, up to the amount of such prior dividends, will be treated as capital gain dividends for withholding purposes. The amount of federal income tax withheld is creditable against the foreign stockholder's federal income tax liability, and if the amount of tax we withhold exceeds the U.S. tax liability, the foreign stockholder may file for a refund of such excess from the Internal Revenue Service. (Note that the 35% withholding tax rate on capital gain dividends currently corresponds to the maximum income tax rate applicable to corporations, but is higher than the 20% maximum rate on long-term capital gains of individuals.)

     Applicable Treasury regulations provide certain presumptions under which a foreign stockholder would be subject to backup withholding and information reporting until we receive certification from these stockholders of their foreign status. The regulations generally require a foreign stockholder to provide us with federal Form W-8BEN referred to as a Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding, Form W-8ECI referred to as a Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States, or Form W-8EXP referred to as a Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding certifying the foreign stockholder's entitlement to the benefits of any treaty.

     Unless the common shares constitute a "U.S. real property interest" under
Section 897 of the Internal Revenue Code, gain on a sale of common stock by a foreign stockholder generally will not be subject to U.S. income taxation unless (i) investment in the common stock is effectively connected with the foreign stockholder's U.S. trade or business, in which case, as discussed above, the foreign shareholder would be subject to the federal income tax, or (ii) the foreign stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual may be subject to a 30% tax on such gain.

     The common shares will not constitute a "U.S. real property interest" if we are a "domestically controlled REIT." A domestically controlled REIT is a REIT, which at all times during the preceding five-year period, had less than 50% in value of its common stock held directly or indirectly by foreign stockholders. We (or, if shorter, the period during which the REIT is in existence) expect to be a domestically controlled REIT, and, therefore, the sale of common stock should not be subject to such taxation for foreign stockholders, except as discussed above. However, because the common shares may be (but are not guaranteed to be) publicly traded, we can not assure you that we will continue to be a domestically controlled REIT. If we do not constitute a domestically controlled REIT, whether a foreign stockholder's gain on the sale of stock is subject to federal income tax as a sale of a U.S. real property interest depends primarily on whether the common shares are "regularly traded" on an established securities market and on the size of the selling stockholder's interest. If the gain on the sale of common shares is subject to federal income tax under these rules, the foreign stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In any event, a purchaser of common stock from a foreign stockholder will not be required to withhold on the purchase price if the purchased shares are "regularly traded" on an established securities market or if we are a domestically controlled REIT. Otherwise, the purchaser of stock may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service.

     If the proceeds of a disposition of common stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and to backup withholding (the current rate of which is 30%) unless the disposing foreign stockholder certifies as to his name, address and non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding may not apply to a payment of disposition proceeds if the payment is made outside the U.S. through a foreign office of a foreign broker-dealer. Prospective foreign purchasers should consult their tax advisers concerning these rules.

OTHER TAX CONSIDERATIONS

     DISTRIBUTION REINVESTMENT PROGRAM. Stockholders who participate in the distribution reinvestment program will recognize taxable dividend income in the amount they would have received had they elected not to participate, even though they receive no cash. These deemed dividends will be treated as actual dividends from us to the participating stockholders and will retain the character and federal income tax effects applicable to all dividends. See "--Taxation of Stockholders" in this section. Stock received under the program will have a holding period beginning with the day after purchase, and a federal income tax basis equal to its cost, which is the gross amount of the deemed distribution.

     STATE AND LOCAL TAXES. We and you may be subject to state or local taxation in various jurisdictions, including those in which we transact business or reside. Our and your state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws on an investment in the common shares.

     LEGISLATIVE PROPOSALS. You should recognize that our and your present federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with federal income taxation are constantly under review by Congress, the Internal Revenue Service and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not currently aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of common shares. President Bush has proposed to exempt certain dividend payments made by certain corporations from federal taxation. We cannot be sure what impact, if any, any possible legislation could have on us or you as a stockholder.

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                              ERISA CONSIDERATIONS

     The following is a summary of material considerations arising under ERISA, including the prohibited transaction provisions of ERISA, and of Section 4975 of the Internal Revenue Code that may be relevant to a prospective purchaser of the shares where such prospective purchaser is an employee benefit plan, IRA or other tax-exempt entity under the Internal Revenue Code. This discussion does not deal with all aspects of ERISA or Section 4975 of the Internal Revenue Code or, to the extent not preempted, state law that may be relevant to particular employee benefit plan stockholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, and governmental plans and church plans that are exempt from ERISA and Section 4975 of the Internal Revenue Code but that may be subject to state law and other Internal Revenue Code requirements) in light of their particular circumstances.

     A FIDUCIARY MAKING THE DECISION TO INVEST IN SHARES ON BEHALF OF A PROSPECTIVE INVESTOR WHICH IS A PENSION, PROFIT-SHARING, RETIREMENT, IRA OR OTHER EMPLOYEE BENEFIT PLAN IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE INTERNAL REVENUE CODE, AND (TO THE EXTENT NOT PREEMPTED) STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF SHARES BY SUCH BENEFIT PLAN. BENEFIT PLANS SHOULD ALSO CONSIDER THE ENTIRE DISCUSSION UNDER THE PRECEDING SECTION ENTITLED "FEDERAL INCOME TAX CONSIDERATIONS," AS MATERIAL CONTAINED THEREIN IS RELEVANT TO ANY DECISION BY A BENEFIT PLAN TO PURCHASE THE SHARES.

     In considering whether to invest a portion of the assets of a benefit plan in shares, fiduciaries of the benefit plan should consider, among other things, whether the investment:

          - will be in accordance with the governing documents of the benefit plan and is authorized and consistent with their fiduciary responsibilities under ERISA;

          - will allow the benefit plan to satisfy the diversification requirements of ERISA, if applicable;

          - will result in UBTI to the benefit plan (see "Federal Income Tax Considerations -- Taxation of Stockholders -- Taxation of Tax-Exempt Stockholders");

          - will be sufficiently liquid for the benefit plan after taking this investment into account; and

          - is prudent and in the best interests of the benefit plan, its participants and beneficiaries under ERISA standards.

     The fiduciary of an IRA or a benefit plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees should consider that such an IRA or non-ERISA plan may be subject to prohibitions against certain related-party transactions under Section 503 of the Internal Revenue Code, which operate similar to the prohibited transaction rules of ERISA and the Internal Revenue Code. In addition, the fiduciary of any governmental or church plan must consider applicable state or local laws, if any, and the restrictions and duties of common law, if any, imposed upon such plan. We express no opinion on whether an investment in shares is appropriate or permissible for any governmental or church plan under Section 503 of the Internal Revenue Code, or under any state, county, local, or other law respecting such plan.

     In addition to imposing general fiduciary standards of investment prudence and diversification, ERISA and the corresponding provisions of the Internal Revenue Code prohibit a wide range of transactions involving the assets of the benefit plan and persons who have certain specified relationships to the benefit plan ("parties in interest" under ERISA and "disqualified persons" under the Internal Revenue Code).

     Benefit plan fiduciaries may not enter into a prohibited transaction involving "plan assets" and a "party in interest" or "disqualified person" with respect to a plan investor, unless an exemption applies. A prohibited transaction may occur if our assets are deemed to be assets of a benefit plan (i.e., the "look-through rule") which invests in shares and thereafter a "party in interest" or a "disqualified person" deals with the assets in a manner not permitted under ERISA or the Internal Revenue Code. Under such circumstances, any person that exercises authority or control with respect to the management or disposition of benefit plan assets is a benefit plan fiduciary and, therefore, is a "party in interest" and a "disqualified person" capable of participating in a prohibited transaction with the benefit plan. Thus, the actions of an employee of ours in dealing with our assets could, under certain circumstances, cause a benefit plan which invests in the shares to be a participant in a prohibited transaction. While "plan assets" are not defined in ERISA or the Internal Revenue Code, the United States Department of Labor, or the DOL, has issued regulations that provide guidance on the circumstances under which a benefit plan's investment in shares will be subject to the "look-through rule" and thus result in our assets being deemed benefit plan assets. The DOL regulations provide an exception to the "look-through rule" for a benefit plan which invests in a "publicly-offered security." This exception would apply to the shares, if they are part of a class of securities that is "widely-held," "freely-transferable," and either registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or sold to the benefit plan pursuant to an effective registration statement under the Securities Act of 1933, provided the class of securities of which the security is a part are registered under the Securities Exchange Act of 1934 within 120 days or such longer period as is allowed by the Securities and Exchange Commission after the end of the fiscal year of the issuer during which the offering occurred. The shares are being sold in an offering registered under the Securities Act of 1933 and we represent that the class of securities of which the shares are a part have been registered under the Securities Exchange Act within the applicable time limits.

     The DOL regulations indicate that a security is "widely-held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely-held" because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the issuer's control. We expect (although no assurances can be given) that the shares will be held by over 100 independent investors and, therefore, should be considered "widely-held."

     The DOL regulations further provide that whether a security is "freely-transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL regulations state that generally, when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not, alone or in combination, affect the determination of the finding that such securities are "freely-transferable." One such example under the DOL regulations is that a restriction or prohibition against a transfer or assignment which would result in a termination or reclassification of an entity for federal or state income tax purposes will not affect the determination of whether securities are "freely transferable." We believe that the ownership limits imposed under our charter of incorporation on the transfer of the shares are designed to prevent violations of the five or fewer requirement of federal income tax laws (which would cause a termination of REIT status for tax purposes) or are otherwise permitted under the DOL regulations and, therefore, will not cause the shares to not be "freely-transferable."

     The DOL regulations are interpretive in nature and, therefore, no assurance can be given that the DOL and the United States Department of the Treasury will not conclude that the shares are not "freely-transferable," or not "widely-held." However, we believe that the shares are "publicly offered securities" for purposes of the DOL regulations and that:

          - our assets will not be deemed to be "plan assets" of any benefit plan that invests in the shares; and

          - any person who exercises authority or control with respect to our assets should not be treated as a benefit plan fiduciary of any benefit plan that invests in the shares, for purposes of the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code.

     In addition, a prohibited transaction may also occur under ERISA or the Internal Revenue Code where there are circumstances indicating that:

          - investment in the shares is made or retained for the purposes of avoiding application of the fiduciary standards of ERISA;

          - the investment in the REIT constitutes an arrangement under which it is expected that the REIT will engage in transactions which would otherwise be prohibited if entered into directly by the benefit plan purchasing the shares;

          - the investing benefit plan, by itself, has the authority or influence to cause the REIT to engage in such transactions; or

          - the person who is prohibited from transacting with the investing benefit plan may, but only with the aid of its affiliates and the investing benefit plan, cause the REIT to engage in such transactions with such person.

     In any event, a fiduciary or other person investing "plan assets" of any benefit plan should not purchase shares if we or any of our affiliates either:

     - have investment discretion with respect to the investment of such assets; or

     - have authority or responsibility to give or regularly gives investment advice with respect to such assets, for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such benefit plan.

     Unless an exemption is available for an employer maintaining or contributing to such benefit plans, any such purchase might result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

     See "Risk Factors -- Employee Benefit Plan Risks -- Annual Statement of Value is an Estimate" for an explanation of the annual statement of value we will provide stockholders subject to ERISA.

                              PLAN OF DISTRIBUTION

GENERAL

     Of the 270,000,000 shares of our common stock offered by this prospectus, we are offering:

     - up to 250,000,000 shares at a purchase price of $10.00 per share through Inland Securities Corporation, the managing dealer, to the public on a best-efforts basis. Our managing dealer is one of our affiliates. A "best-efforts" basis means that neither the managing dealer nor the soliciting dealers are under any obligation to purchase any of the shares being offered. Therefore, no specified number of shares are guaranteed to be sold and no specified amount of money is guaranteed to be raised from this offering.

     - up to 20,000,000 shares at a purchase price of $9.50 per share for issuance through our distribution reinvestment program which will provide you with an opportunity to purchase additional shares of our common stock at a reduced rate by reinvesting your distributions.

     The offering price of our stock is subjective and was determined by our board of directors. Our board of directors determined the offering price based on the offering price of earlier REITs organized by our sponsor, the range of offering prices of other REITs that do not have a public trading market and the recommendation of the managing dealer based on its consultations with likely soliciting dealers. This offering will commence as of the date of this prospectus. If the minimum offering of 200,000 shares is not sold by September 15, 2004, we will cancel this offering and your investment will be returned to you within five business days after cancellation with any interest earned on your investment and with no deduction from your investment. If the minimum offering of 200,000 shares of common stock is sold and if this offering continues thereafter, the offering will terminate on or before, September 15, 2004, unless we elect to extend it to a date no later than September 15, 2005, in states that permit an extension. We reserve the right to terminate this offering at any time.

     Our dealer manager is a wholly owned subsidiary of our sponsor, Inland Real Estate Investment Corporation. Our dealer manager was also the dealer manager for the offerings for Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. Inland Real Estate Corporation raised approximately $679,780,000 in its offering. As of June 30, 2003, Inland Retail Real Estate Trust, Inc. raised approximately $2,156,104,000 in its offering.

     Our sponsor is an affiliate of our dealer manager.

ESCROW CONDITIONS

     If you are qualified to participate in this offering, the proceeds from your subscription will be deposited in a segregated escrow account with the escrow agent, LaSalle Bank National Association, 120 South LaSalle Street, Chicago, Illinois, and will be held in trust for your benefit, pending release to us. Your investment will not be commingled with any other funds. None of the common stock offered by this prospectus will be sold, no commissions or fees will be paid, and your initial admission as a stockholder will not take place unless the escrow agent has received and accepted paid subscriptions for at least 200,000 shares of common stock for $2,000,000 within six months from the date of this prospectus. If subscriptions for at least the minimum offering have not been received, accepted, and paid for within six months from the date of this prospectus, the escrow agent will promptly refund your investment, together with your pro rata share of any interest earned. If a refund is made, our sponsor will pay any escrow fees.

     The escrow agreement between us, the managing dealer and the escrow agent provides that escrowed funds will be invested by the escrow agent in an interest bearing account with the power of investment in short term securities issued or guaranteed by the United States Government which can be readily sold, or other investments permitted under the Securities Exchange Act of 1934. Additionally, as soon as we have received subscription proceeds for at least 200,000 shares of our common stock, we may invest the proceeds in other short term investments which can be readily sold, with appropriate safety of principal. After the minimum offering amount is sold, subscription proceeds are expected to be released to us as subscriptions are accepted. We will accept or reject subscriptions within 10 days after our receipt of a fully completed copy of the subscription agreement and payment for the number of shares of common stock subscribed for.

     The interest, if any, earned on subscription proceeds relating to the minimum offering prior to the release of the subscription proceeds to us from escrow will be distributed to you on a pro rata basis within 30 days after the end of the quarter during which you were admitted as a stockholder. After your initial admission as a stockholder in connection with the sale of at least 200,000 shares, you will not be entitled to interest earned on our funds or to receive interest on your investment.

     The escrow agreement provides that the escrow agent will be appointed as an investment manager by a named fiduciary of any ERISA plan that is providing money to the escrow. The escrow agreement among us, the managing dealer, and the escrow agent also provides (1) that until all the conditions precedent for transferring the monies held in escrow are met, the escrow property may be considered plan assets under ERISA and the escrow holder shall act as a fiduciary to any benefit plan with respect to those assets, and (2) that the property will be returned to the benefit plan if the conditions precedent are not met in a reasonable period of time.

SUBSCRIPTION PROCESS

     We are offering up to 250,000,000 shares of our common stock to the public through the managing dealer and the soliciting dealers. The agreement between our managing dealer and the soliciting dealers requires the soliciting dealers to make diligent inquiries of you in order to determine whether a purchase of our common stock is suitable for you, and to transmit promptly to us the completed subscription documentation and any supporting documentation we may reasonably require.

     The managing dealer or a soliciting dealer is also required to deliver to you a copy of this prospectus and its appendices. We plan to make this prospectus and the appendices available electronically to the managing dealer and the soliciting dealers, as well as to provide them paper copies. As a result, if the managing dealer or a soliciting dealer chooses, with your prior consent, it may provide you with the option of receiving this prospectus and the appendices electronically. In any case, however, you may always receive a paper copy upon request. For at least six years, we shall maintain records of the information we have to determine that an investment in our shares is suitable and appropriate for a stockholder.

     Our common stock is being sold as subscriptions for the common stock are received and accepted by us, subject to the satisfaction by us of the escrow conditions described in the section immediately above. We have the unconditional right to accept or reject your subscription within 10 days after our receipt of a fully completed copy of the subscription agreement and payment for the number of shares of common stock subscribed for. If we accept your subscription, a confirmation will be mailed to you not more than three business days after our acceptance. No sale of our common stock may be completed until at least five business days after the date you receive this prospectus and, if required by state regulatory authorities, a copy of our organizational documents. If for any reason your subscription is rejected, your funds and your subscription agreement will be returned to you, without interest or deduction, within 10 days after receipt.

REPRESENTATIONS AND WARRANTIES IN THE SUBSCRIPTION AGREEMENT

     The subscription agreement requires you to make the following factual representations:

     - Your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

     - You received a copy of this prospectus not less than five business days prior to signing the subscription agreement (unless your state requires otherwise);

     - You meet the minimum income, net worth and any other applicable suitability standards established for you, as described in "Who May Invest," which appears earlier in this prospectus;

     -    You are purchasing our common stock for your own account; and

     -    You acknowledge that our common stock cannot be readily sold.

     Each of the above representations is included in the subscription agreement in order to help satisfy our responsibility to make every reasonable effort to determine that the purchase of our common stock is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any common stock to you unless you are able to make the above factual representations by executing the subscription agreement.

     By executing the subscription agreement, you will not be waiving any rights under the federal securities laws.

DETERMINATION OF YOUR SUITABILITY AS AN INVESTOR

     We, our managing dealer, each soliciting dealer and our sponsor will make reasonable efforts to determine that you satisfy the suitability standards set forth herein and that an investment in our common stock is an appropriate investment for you. The soliciting dealers must determine whether you can reasonably benefit from this investment. In making this determination, the soliciting dealers will consider whether:

     - you have the capability of understanding fundamental aspects of our business based on your employment experience, education, access to advice from qualified sources such as attorneys, accountants and tax advisors and prior experience with investments of a similar nature;

     -    you have an apparent understanding of:

          - the fundamental risks and possible financial hazards of this type of investment;

          -    that the shares cannot be readily sold;

          - the role of our advisor in directing or managing your investment in us; and

          -    the tax consequences of your investment; and

     -    you have the financial capability to invest in our common stock.

     By executing the subscription agreement, each soliciting dealer acknowledges its determination that our common stock is a suitable investment for you. Each soliciting dealer is required to represent and warrant that it has complied with all applicable laws in determining the suitability of our common stock as an investment for you. We and our affiliates will coordinate the processes and procedures used by the managing dealer and the soliciting dealers and, where necessary, implement additional reviews and procedures to determine that you meet the suitability standards set forth in this prospectus.

COMPENSATION WE WILL PAY FOR THE SALE OF OUR SHARES

     Except for the special sales described later in this section, we will pay the managing dealer cash selling commissions of 7.5% on all of the up to 250,000,000 shares of common stock sold on a best-efforts basis. Of this 7.5% selling commissions, the managing dealer will reallow up to 7% to soliciting dealers as compensation for their services in soliciting and obtaining subscriptions from you and other investors. Except for the special sales described later in this section, we will pay an additional 2.5% of the gross proceeds from this offering to the managing dealer as a marketing contribution in lieu of reimbursement of expenses associated with marketing, and we may reimburse the managing dealer for its bona fide due diligence expenses and for those of the soliciting dealers. The maximum reimbursement, however, will not exceed 0.5% of the gross proceeds from the up to 250,000,000 shares sold. The managing dealer may, at its discretion, retain or give all or any portion of the marketing contribution and due diligence expense allowance to soliciting dealers. Generally, the managing dealer will not give any portion of the marketing contribution to soliciting dealers unless they have a prescribed minimum annual sales volume of our common stock. Marketing and due diligence costs paid by the managing dealer on behalf of, or to, the soliciting dealers will be deducted from any marketing contribution or due diligence expense allowance otherwise payable to the soliciting dealers.

     The following table shows the compensation payable to our dealer manager.

    TYPE OF COMPENSATION                AMOUNT                ESTIMATED MAXIMUM AMOUNT
                                --------------------------------------------------------
     Selling commissions         7.5% of sale price for
                                      each share                    $ 187,500,000
                                --------------------------------------------------------
Marketing contribution and due    3% of gross offering
    diligence allowance                 proceeds                    $  75,000,000
                                --------------------------------------------------------

     We will not pay selling commissions, marketing contributions or due diligence expense allowances in connection with the following special sales:

     - the sale of common stock in connection with the performance of services to our employees, directors and associates and our affiliates, our advisor, affiliates of our advisor, the managing dealer or their respective officers and employees and some of their affiliates; and

     - the purchase of common stock under the distribution reinvestment program.

     - No selling commissions will be paid in connection with the following special sales:

     - the sale of our common stock to one or more soliciting dealers and to their respective officers and employees and some of their respective affiliates who request and are entitled to purchase common stock net of selling commissions;

     - the sale of common stock to investors whose contracts for investment advisory and related brokerage services include a fixed or "wrap" fee feature; and

     - the common stock credited to an investor as a result of a volume discount.

     It is illegal for us to pay or award any commissions or other compensation to any person engaged by you for investment advice as an inducement to such advisor to advise you to purchase our common stock; however, nothing herein will prohibit a registered broker dealer or other properly licensed person from earning a sales commission in connection with a sale of the common stock.

     We will not pay any registered investment advisory fees in connection with any purchase by you of our common stock, although you may elect to have your registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor. See "How to Subscribe."

VOLUME DISCOUNTS

     Investors making an initial purchase of at least $250,010 worth of common stock (25,001 shares) through the same soliciting dealer may receive a reduction of the reallowable 7.0% selling commission payable in connection with the purchase of those shares in accordance with the following schedule:

                        AMOUNT OF PURCHASER'S INVESTMENT

     AMOUNT OF SELLING                                    MAXIMUM COMMISSION
      VOLUME DISCOUNT         FROM             TO             PER SHARE
     -----------------    ------------    ------------    ------------------
             1%           $    250,010    $    500,000            6%
             2%           $    500,010    $  1,000,000            5%
             3%           $  1,000,010    $  2,500,000            4%
             4%           $  2,500,010    $  5,000,000            3%
             5%           $  5,000,010    $ 10,000,000            2%
             6%           $ 10,000,010       more than            1%
                                          $ 10,000,000

     Any reduction in the amount of the selling commissions in respect of volume discounts received may be credited to the investor in the form of additional whole shares or fractional shares. Selling commissions will not be paid on any such whole shares or fractional shares issued for a volume discount.

     Some purchases may be combined for the purpose of qualifying for a volume discount, and for determining commissions payable to the managing dealer or the soliciting dealers, so long as all the combined purchases are made through the same soliciting dealer. You may combine subscriptions made in this offer with other subscriptions in this offering for the purposes of computing amounts invested. Purchases by spouses may also be combined and purchases by you may be combined with other purchases of common stock to be held as a joint tenant or as tenants-in-common by you with others for purposes of computing amounts invested. Purchases by entities not required to pay federal income tax may only be combined with purchases by other entities not required to pay federal income tax for purposes of computing amounts invested if investment decisions are made by the same person. If the investment decisions are made by an independent investment adviser, that investment adviser may not have any direct or indirect beneficial interest in any of the entities not required to pay federal income tax whose purchases are sought to be combined. You must mark the "Additional Investment" space on the subscription agreement signature page in order for purchases to be combined. We are not responsible for failing to combine purchases if you fail to mark the "Additional Investment" space.

     If the subscription agreements for the purchases to be combined are submitted at the same time, then the additional common stock to be credited to you as a result of such combined purchases will be credited on a pro rata basis. If the subscription agreements for the purchases to be combined are not submitted at the same time, then any additional common stock to be credited as a result of the combined purchases will be credited to the last component purchase, unless we are otherwise directed in writing at the time of the submission. However, the additional common stock to be credited to any entities not required to pay federal income tax whose purchases are combined for purposes of the volume discount will be credited only on a pro rata basis based on the amount of the investment of each entity not required to pay federal income tax and their combined purchases.

     Notwithstanding the preceding paragraphs, you may not receive a discount greater than 5% on any purchase of shares if you already own, or may be deemed to already own, any shares. This restriction may limit the amount of the volume discount available to you after your initial purchase and the amount of additional shares that you may be credited as a result of the combination of purchases.

     If the dollar amount of commissions paid for combined purchases exceeds the maximum commissions for combined purchases, taking the volume discount into effect, the managing dealer will be obligated to return to us, and soliciting dealers will be obligated to return to the managing dealer, any excess commissions received. The managing dealer and we may adjust any future commissions due for any such excess commissions that are not returned.

DEFERRED COMMISSION OPTION

     DETERMINATION OF THE NUMBER OF SHARES TO BE ISSUED AND THE AMOUNT OF THE DEFERRED SELLING COMMISSIONS. You may agree with the participating soliciting dealer and the managing dealer to have selling commissions due with respect to the purchase of your shares paid over a period of up to six years pursuant to a deferred commission option arrangement. Our net proceeds from this offering will not be affected by the election of the deferred commission option. Under this arrangement and based upon a $10 per share deemed value to each share issued, if you elect the deferred commission option, you will pay a 1.5% selling commission upon subscription, of which 1% will be reallowed upon subscription, rather than the 7.5% selling commission, of which 7% is reallowable, and we will deduct an amount equal to up to 1% selling commission per year thereafter for up to the next six years from cash distributions otherwise payable to you. For example, if you elect the deferred commission option, you will be required to pay a total of $9.40 per share purchased upon subscription, rather than $10 per share, with respect to which $0.15 per share will be payable as selling commissions due upon subscription, of which $0.10 per share will be reallowed (based on the number of shares that would have been issued if the deferred commission option had not been elected). For example, for a $100,000 initial investment, we will issue 10,638.298 shares ($100,000 divided by $9.40), and you would pay maximum selling commissions of $1,500 upon subscription ($0.15 times the 10,000 shares which would have been issued for $100,000 if the deferred commission option had not been elected), of which $1,000 is reallowable. For each of the up to six years following the subscription, on a date or dates to be determined from time to time by the managing dealer (initially contemplated to be monthly as of when distributions are paid), we will deduct $0.10 per share (based on the number of shares that would have been issued if the deferred commission option had not been elected) on an annual basis from cash distributions otherwise payable to you. This amount will be used to pay deferred commission obligations. In the example of an initial cash investment of $100,000,

$1,000 would be deducted on an annual basis and used in the above described manner for each of the six years following the subscription. The managing dealer will pay the selling commissions paid upon subscription and in each of the following up to six years, which selling commissions may be reallowed to the soliciting dealer by the managing dealer and the deferred commission obligations would be satisfied.

     As in any volume discount situation, selling commissions are not paid on any shares issued for a volume discount. Therefore, when the deferred commission option is used, we will not make deductions for deferred commission obligations from cash distributions payable on the shares issued for a volume discount, because there will not be any deferred commission obligation as to those particular shares. The number of shares issued, if any, for a volume discount, will be determined as provided above under "Plan of Distribution--Volume Discounts."

     TAXES. If you elect the deferred commission option and you are subject to federal income taxation, you will incur tax liability for cash distributions payable to them with respect to their shares even though we will withhold such cash distributions and will instead pay third parties to satisfy deferred commission obligations.

     SUBSCRIPTION AGREEMENT. If you wish to elect the deferred commission option, you must make the election on the subscription agreement/signature page. In addition, the broker-dealer must also complete and sign the subscription agreement/signature page to acknowledge its agreement to the deferred commission option.

     AUTHORIZATION TO WITHHOLD CASH DISTRIBUTIONS. If you elect the deferred commission option you will be authorizing us to withhold cash distributions otherwise payable to you for the purpose of paying selling commissions due under the deferred commission option; provided, however, that in no event may we withhold in excess of $0.60 per share in the aggregate (lower when the volume discount provisions are also applicable and less than 6% of the selling commissions are deferred) under the deferred commission option.

     ACCELERATION OF DEFERRED COMMISSION OBLIGATION. If our shares become listed for trading on a national securities exchange or included for quotation on a national market system, or such listing or inclusion is reasonably anticipated to occur at any time prior to the satisfaction of the remaining deferred commission obligations, we will accelerate the remaining selling commissions due under the deferred commission option. In such event, we will provide notice of such acceleration to stockholders who have elected the deferred commission option. The amount of the remaining selling commissions due will be deducted and paid by us out of cash distributions otherwise payable to such stockholders during the time period prior to any such listing of the shares for trading on a national securities exchange or inclusion for quotation on a national market system. However, in no event may we withhold in excess of $0.60 per share in the aggregate during the six-year period following the subscription. The maximum amount that we may withhold and the maximum number of years for which we may offer selling commissions will be lower when the volume discount provisions are also applicable and less than 6% of the selling commissions are deferred. To the extent that the cash distributions during such time period are insufficient to satisfy the remaining deferred selling commissions due, the obligation of us and our stockholders to make any further payments of deferred selling commissions under the deferred commission option shall terminate and the managing dealer (and participating soliciting dealers if the deferred selling commissions are reallowed to them by the managing dealer) will not be entitled to receive any further portion of the unpaid deferred selling commissions following any such listing for trading or inclusion for quotation of our shares.

     In addition, if you elect the deferred commission option and subsequently elect to participate in our share repurchase program or request that we transfer your shares for any other reason prior to the time that the remaining deferred selling commissions have been deducted from cash distributions otherwise payable to you during the mentioned period of up to six years, then we will accelerate the remaining selling commissions due under the deferred commission option. In such event, we shall provide notice of such acceleration to you, and:

     - in the case of an election to sell the shares under our share repurchase program, you will be required to pay to us the unpaid portion of the remaining deferred commission obligation prior to or concurrently with our purchase of your shares pursuant to our share repurchase program or we may deduct such unpaid portion of the remaining deferred commission obligation from the amount otherwise due to you for our purchase of your shares under our share repurchase program; or

     - if you request that we transfer the shares for any other reason, you will not be entitled to effect any such transfer until you first either:

          - pay to us the unpaid portion of the remaining deferred commission obligation; or

          - provide a written instrument in form and substance satisfactory to us, and appropriately signed by the transferee, to the effect that the proposed transferee agrees to have the unpaid portion of the remaining deferred commission obligation deducted from cash distributions otherwise payable to the transferee during the remaining portion of the specified up to six year period.

     LEGEND. All certificates representing any shares that elect the deferred commission option (including any shares issued for the volume discount in connection with the election of the deferred commission option) will bear a legend referring to the fact that such shares are subject to the terms of the deferred commission option including the withholding of cash distributions otherwise payable to the stockholders for the purpose of paying the deferred selling commission obligation.

     MARKETING CONTRIBUTION AND DUE DILIGENCE EXPENSE ALLOWANCE. The marketing contribution of 2.5% and the due diligence expense allowance of 0.5% will be payable by us on the gross offering proceeds for all of the shares issued based on an assumed price of $10 per share. We will pay those amounts due from the proceeds we receive at the time of the initial investment.

INDEMNIFICATION

     We will indemnify the managing dealer and the soliciting dealers against liabilities, including liabilities under the Securities Act of 1933, if one or more of the following conditions are met:

     - there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court of competent jurisdiction has approved indemnification of the litigation costs; or

     - the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved indemnification of the litigation costs; or

     - a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and approves indemnification of the settlement and related costs after being advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which our common stock was offered and sold respecting the availability and/or propriety of indemnification for securities law violations. The soliciting dealer will be required to indemnify us and our advisor against such liabilities.

     In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is against public policy and, therefore, unenforceable. The managing dealer and each of the soliciting dealers may be deemed to be an "underwriter" as that term is defined in the Securities Act of 1933.

            [THE BALANCE OF THIS PAGE WAS INTENTIONALLY LEFT BLANK.]

                                HOW TO SUBSCRIBE

     Investors who meet the suitability standards described above may purchase shares of common stock. See "Who May Invest" and "Plan of Distribution -- Determination of Your Suitability as an Investor," above, for the suitability standards. Investors who want to purchase shares must proceed as follows:

     - Read the entire prospectus and the current supplement(s), if any, accompanying the prospectus.

     - Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in the prospectus as Appendix C.

     - Deliver a check for the full purchase price of the shares being subscribed for, payable to "LNB/Escrow Agent for IWRRET ", along with the completed subscription agreement to the soliciting dealer. If you are qualified to participate in this offering, for administrative convenience, the proceeds from your subscription will be deposited in a segregated escrow account with the escrow agent, LaSalle Bank National Association, 120 South LaSalle Street, Chicago, Illinois, and will be held in trust for your benefit, pending release to us. Your investment will not be commingled with any other funds. Subject to us selling the minimum amount, subscription proceeds are expected to be released to us as subscriptions are accepted. We will accept or reject subscriptions within ten days after we receive them. The name of your soliciting dealer appears on your subscription agreement.

     - By executing the subscription agreement and paying the full purchase price for the shares subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

     In addition, if a subscriber elects the deferred commission option, he or she must do so by completing and signing the subscription agreement/signature page of the form of subscription agreement. The soliciting dealer must also complete and sign the subscription agreement/signature page to acknowledge its agreement to the deferred commission option. This is more fully explained under "Plan of Distribution - Deferred Commission Option."

     A sale of the shares may not be completed until at least five business days after the subscriber receives the prospectus. Within 10 days, and generally within 24 hours, of our receipt of each completed subscription agreement, we will accept or reject the subscription. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the check and the subscription agreement, without interest or deduction, within 10 days after we received it.

     An approved trustee must process through us and forward to us subscriptions made through individual retirement accounts, Keogh plans and 401(k) plans. In the case of individual retirement accounts, Keogh plans and 401(k) plan stockholders, we will send the confirmation to the trustee.

     You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right of survivorship of the shares. This option, however, is not available to residents of the States of Louisiana, New York, and North Carolina. If you would like to place a transfer on death designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return the transfer on death form included as Appendix D to this prospectus in order to effect the designation.

     You may elect to have any registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor by completing and signing a letter of instruction (in the form attached as Appendix E1 to this prospectus). The letter of instruction will authorize us to deduct a specified dollar amount or percentage of distributions paid by us as advisory fees payable to your registered investment advisor on a periodic basis.

     The letter of instruction will be irrevocable and we will continue to pay advisory fees payable from your account until such time as you provide us with a notice (in the form attached as Appendix E2 to this prospectus) of your election to terminate deductions from your account for the purposes of such advisory fees.

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                                SALES LITERATURE

     In addition to and apart from this prospectus, we may use certain supplemental sales material in connection with the offering. This material, prepared by our advisor, may consist of a brochure describing the advisor and its affiliates and our objectives. The material may also contain pictures and summary descriptions of properties similar to those we intend to acquire that our affiliates have previously acquired. This material may also include audiovisual materials and taped presentations highlighting and explaining various features of the offering, properties of prior real estate programs and real estate investments in general; and articles of incorporation and publications concerning real estate. Business reply cards, introductory letters and seminar invitation forms may be sent to the dealer members of the National Association of Securities Dealers designated by Inland Securities Corporation and prospective investors. No person has been authorized to prepare for, or furnish to, a prospective investor any sales literature other than that described herein and "tombstone" newspaper advertisements or solicitations of interest that are limited to identifying the offering and the location of sources of further information.

     The use of any sales materials is conditioned upon filing with and, if required, clearance by appropriate regulatory agencies. Such clearance (if provided), however, does not indicate that the regulatory agency allowing the use of the materials has passed on the merits of the offering or the adequacy or accuracy of the materials.

     This offering is made only by means of this prospectus. Except as described herein, we have not authorized the use of other supplemental literature or sales material in connection with this offering.

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             DISTRIBUTION REINVESTMENT AND SHARE REPURCHASE PROGRAMS

DISTRIBUTION REINVESTMENT PROGRAM

     Our distribution reinvestment program provides our stockholders with an opportunity to purchase additional shares of common stock by reinvesting distributions. Stockholders who elect to participate in the distribution reinvestment program will authorize us to use distributions payable to them to purchase additional shares of common stock. A participant will not be able to acquire common stock under the program if the purchase would cause it to exceed the 9.8% ownership limit or would violate any of the other share ownership restrictions imposed by our articles of incorporation.

     As further explained below, purchases under the distribution reinvestment program are made at a price, $9.50 per share at first, equal to 95% of the market price of a share of common stock on the date of purchase until such time as our shares are listed on a national stock exchange or included for quotation on a national market system. This reduced price reflects a decrease in costs associated with these issuances. Participants in the distribution reinvestment program may also purchase fractional shares of common stock, so that 100% of distributions will be used to acquire common stock. Common stock will be purchased under the distribution reinvestment program on the record date for the distribution used to purchase the common stock. Distributions on common stock acquired under the distribution reinvestment program will be paid at the same time as distributions are paid on common stock purchased outside the program and are calculated with a daily record and distribution declaration date. Each participant agrees that if, at any time prior to listing the common stock on a national stock exchange or inclusion of them for quotation on a national market system, he or she fails to meet the suitability requirements for making an investment in us or cannot make the other representations or warranties set forth in the subscription agreement, he or she will promptly notify us in writing.

     Beginning with the first distribution paid after the effective date of the offering, participants will acquire our shares at a fixed price of $9.50 per share. This will continue until the earlier of (1) the increase of the public offering price per share of common stock in the offering from $10 per share, if there is an increase, and (2) the termination of the offering. Thereafter, participants may acquire our shares at a price equal to 95% of the market price of a share on the date of purchase until our shares are listed on a national stock exchange or included for quotation on a national market system. In the event of listing or inclusion, we will purchase shares for the distribution reinvestment program on the exchange or market at the prevailing market price. We will then sell the shares to stockholders at that price. The discount from the public offering price per share will not exceed 5% of the market price of a share on the date of purchase. It is possible that a secondary market will develop for the shares, and that the prices on the secondary market will be lower or higher than the price of shares purchased through the distribution reinvestment program. Neither we nor our affiliates will receive a fee for selling shares through the distribution reinvestment program. We do not warrant or guarantee that participants will acquire shares at the lowest possible price through the program.

     A participant may stop participating in the distribution reinvestment program at any time without penalty, by delivering written notice to us. Prior to listing the shares on a national securities exchange or including them for quotation on a national market system, any transfer of shares by a participant to a non-participant will terminate participation in the distribution reinvestment program with respect to the transferred shares. Within 90 days after the end of our fiscal year, we will:

     - issue certificates showing ownership of shares purchased through the distribution reinvestment program during the prior fiscal year, ownership of these shares will be in book-entry form prior to the issuance of certificates; and

     - provide each participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of shares owned, as well as the dates of distribution and amount of distributions received during the prior fiscal year.

The individualized statement to participants will include receipts and purchases relating to each participant's participation in the distribution reinvestment program including the tax consequences relative thereto. The directors, including a majority of independent directors, by majority vote may amend or terminate the distribution reinvestment program upon 30 days notice to participants.

     Stockholders who participate in the distribution reinvestment program will recognize dividend income, taxable to the extent of our current or accumulated earnings and profits, in the amount and as though they had received the cash rather than purchased shares through the distribution reinvestment program. These deemed dividends will be treated as actual dividends and will retain the character and tax effects applicable to all dividends. In addition, the 5% discount applicable to shares purchased under the dividend reinvestment program will itself be treated as a deemed distribution to the purchaser. Shares received under the distribution reinvestment program will have a holding period, for tax purposes, beginning with the day after purchase, and a tax basis equal to their cost, which is the gross amount of the deemed distribution. See "Federal Income Tax Considerations -- Federal Income Taxation of Stockholders" for a full discussion of the tax effects of dividend distributions.

     As explained under "Description of Securities -- Restrictions on Ownership and Transfer," the certificates representing shares purchased through the distribution reinvestment program will bear a legend referring to the restrictions on their ownership and transfer.

SHARE REPURCHASE PROGRAM

     The share repurchase program may, subject to certain restrictions discussed below, provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us. The prices at which shares may be sold back to us are as follows:

     -    One year from the purchase date, at $9.25 per share;

     -    Two years from the purchase date, at $9.50 per share;

     -    Three years from the purchase date, at $9.75 per share; and

     - Four years from the purchase date, at the greater of: $10.00 per share; or a price equal to 10 times our "funds available for distribution" per weighted average share outstanding for the prior calendar year.

     During any offering, the repurchase price shall be equal to or below the price of the shares offered in any offering. A stockholder must have beneficially held the shares for at least one year prior to offering them for sale to us through the share repurchase program. However, if a stockholder dies, we may waive this one-year holding period for the beneficiaries or heirs, as appropriate.

     We will make repurchases under the share repurchase program, if requested by a stockholder, monthly. Subject to funds being available, we will limit the number of shares repurchased during any calendar year to five percent (5%) of the weighted average number of shares outstanding during the prior calendar year. Funding for the share repurchase program will come exclusively from proceeds we receive from the sale of shares under our distribution reinvestment plan and other operating funds, if any, as the board, at its sole discretion, may reserve for this purpose.

     A stockholder may request that his or her shares be repurchased by submitting a written request, and then generally within one week an assignment form is sent for execution by the stockholder or his custodian/trustee along with a request to return the certificate of ownership.

     At the end of each month, the completed requests are reviewed. It is possible that a stockholder may not have his or her entire request honored due to the funds available. If that were to occur, the shares would then be purchased on a "pro rata basis" and the portion of his or her request unfulfilled would then be held until the next month, unless withdrawn.

     We accept shares on a pro rata basis. Consequently, a stockholder might not be able to have us repurchase his or her shares. Therefore, that stockholder might not be able to sell or otherwise liquidate his or her shares and might have to hold his or her shares for an indeterminate period of time.

     Following commencement of our offering, we will be subject to the reporting requirements of the Securities Exchange Act of 1934. In this regard, we will prepare and file with the SEC annual reports on SEC Form 10-K and quarterly reports on SEC Form 10-Q; we will provide copies of these filings to our stockholders regularly following our filing with the SEC. Additionally, we will amend on a quarterly basis the registration statement of which this prospectus is a part; we will distribute to our stockholders the updated prospectus regularly.

     Any stockholder who wishes us to repurchase his or her shares must beneficially own the shares for at least one year. Our obligation to repurchase any shares under the program is conditioned upon our having sufficient funds available for repurchase of shares and the other conditions of the plan. The stockholder should direct a written request to Ms. Roberta S. Matlin, Vice President of Administration, Inland Western Retail Real Estate Trust, Inc., 2901 Butterfield Road Oak Brook, Illinois 60523. The request must state the name of the person/entity who owns the shares, the date of purchase of the subject shares and the number of shares to be repurchased. We will forward an assignment form to the owner of record of the subject shares for execution. The requesting stockholder must properly execute and return the form along with the stock certificate for the shares to be repurchased and evidence that no lien or encumbrance is on the shares. Upon receipt of the form, if satisfactory evidence is not provided, we will conduct a Uniform Commercial Code (UCC) search to ensure that no liens are held against the shares at the cost of $100 to the stockholder, which will be deducted from the proceeds of the repurchase. We use a third party to conduct this UCC search. The repurchase will occur on a prorata basis each month assuming all documentation is complete, including a negative response from a UCC search. If the UCC search determines that a lien exists against the shares, we will charge the requesting stockholder for the UCC search. If we do not have sufficient funds available for repurchase of the entire request or we exceed the share limitation, we will purchase only those shares for which we have sufficient funds available or are below the limitation; and we will place the requesting stockholder's request into the next month until funds become available sufficient to complete the transaction or we do not exceed the limitation.

     If a stockholder wishes to withdraw his or her request to have his or her shares repurchased, the stockholder must notify us in writing. We will not repurchase that stockholder's shares so long as we receive the written request to withdraw prior to the date we send payment to the applicable stockholder. The requesting stockholder will be responsible for payment of the $100 UCC search fee even if that stockholder withdraws his or her request, if we have conducted a UCC search.

     There is no limit on the number of shares that an individual stockholder may request to be repurchased, subject to the limitations regarding availability of funds and the aggregate amount of stock that we are permitted to purchase under the program.

     Payment for repurchased shares from the time of the initial request to receipt of the funds is usually three to four weeks dependent upon receipt of the executed assignment form and certificate of ownership, and completion of a UCC search to ensure that no liens are held against the stock or other satisfactory evidence.

     The board, at its sole discretion, may choose to terminate the share repurchase program after the end of the offering period, or reduce the number of shares purchased under the program, if it determines that the funds allocated to the share repurchase program are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution. A determination by the board to eliminate or reduce the share repurchase program will require the unanimous affirmative vote of the independent directors.

     We cannot guarantee that the funds set aside for the share repurchase program will be sufficient to accommodate all requests made each year. If no funds are available for the program when repurchase is requested, the stockholder may withdraw the request, or ask that we honor the request when funds are available. Pending requests would be pro rated, depending upon availability of funds.

     Stockholders are not required to sell their shares to us. The share repurchase program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as the listing of the shares on a national securities exchange, inclusion of the shares for quotation on a national market system, or our merger with a listed company. The share repurchase plan will be terminated if the shares become listed on a national securities exchange or included for quotation on a national market system. We cannot guarantee that a liquidity event will occur.

     Shares we purchase under the share repurchase program will be canceled, and will have the status of authorized but unissued shares. Shares we acquire through the share repurchase program will not be reissued unless they are first registered with the Securities and Exchange Commission under the Securities Act of 1933 and under appropriate state securities laws or otherwise issued in compliance with such laws.

     If we terminate, reduce or otherwise change the share repurchase program, we will send a letter to stockholders informing them of the change at least 30 days in advance, and we will disclose the changes in quarterly reports filed with the Securities and Exchange Commission on Form 10-Q.

     See "Plan of Distribution -- Deferred Commission Option" for an explanation of what will be required of the stockholder if the stockholder has elected the deferred commission option and subsequently elects to participate in our share repurchase program while there is an unpaid portion of the remaining deferred commission obligation.

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                             REPORTS TO STOCKHOLDERS

     Our advisor will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of these books of account, together with a copy of our articles of incorporation, will at all times be maintained at our principal office, and will be open to inspection, examination and duplication at reasonable times by the stockholders or their agents.

     The advisor will submit to each stockholder our audited annual reports within 120 days following the close of each fiscal year. The annual reports will contain the following:

     -    audited financial statements;

     - the ratio of the costs of raising capital during the period to the capital raised;

     - the aggregate amount of advisory fees and the aggregate amount of fees paid to the advisor and any affiliate of the advisor, including fees or charges paid to the advisor and to any affiliate of the advisor by third parties doing business with us;

     - our total operating expenses, stated as a percentage of the average assets and as a percentage of net income;

     - a report from the independent directors that the policies we follow are in the best interests of our stockholders and the basis for such determination; and

     - separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us, the directors, the advisor and any of their affiliates occurring in the year for which the annual report is made. Independent directors are specifically charged with the duty to examine and comment in the report on the fairness of such transactions.

     In addition, unaudited quarterly reports containing the information required by Form 10-Q will be submitted to each stockholder within 60 days after the end of the first three fiscal quarters.

     At the same time as any distribution, we will provide stockholders with a statement disclosing the source of the funds distributed. If the information is not available when the distribution is made, we will provide a statement setting forth the reasons why the information is not available. In no event will the information be provided to stockholders more than 60 days after we make the distribution.

     Within 60 days following the end of any calendar quarter during the period of the offering in which we have closed an acquisition of a property, we will submit a report to each stockholder containing:

     - the location and a description of the general character of the property acquired during the quarter;

     - the present or proposed use of the property and its suitability and adequacy for that use;

     -    the terms of any material leases affecting the property;

     - the proposed method of financing, if any, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, "due-on-sale" or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan; and

     - a statement that title insurance has been or will be obtained on the property acquired.

     - In addition, we will send a report to each stockholder and submit to prospective investors when the advisor believes a property will probably be acquired:

     - on specified terms, i.e., upon completion of due diligence which includes review of the title insurance commitment, appraisal and environmental analysis; and

     - involving the use of 10% or more, on a cumulative basis, of the net proceeds of the offering.

     After the completion of the last acquisition, the advisor will, upon request, send a schedule to the Commissioner of Corporations of the State of California. The schedule, verified under the penalty of perjury, reflects: each acquisition made; the purchase price paid; the aggregate of all acquisition expenses paid on each transaction; and a computation showing compliance with our articles of incorporation. We will, upon request, submit to the Commissioner of Corporations of the State of California or to any of the various state securities administrators, any report or statement required to be distributed to stockholders pursuant to our articles of incorporation or any applicable law or regulation.

     The accountants we regularly retain will prepare our federal tax return and any applicable state income tax returns. We will submit appropriate tax information to the stockholders within 30 days following the end of each of our fiscal years. We will not provide a specific reconciliation between generally accepted accounting principles and income tax information to the stockholders. However, the reconciling information will be available in our office for inspection and review by any interested stockholder. Annually, at the same time as the dissemination of appropriate tax information to stockholders, we will provide each stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of shares owned, as well as the dates of distribution and amounts of distributions received during the prior fiscal year. The individualized statement to stockholders will include any purchases of shares under the distribution reinvestment program. Stockholders requiring individualized reports on a more frequent basis may request these reports. We will make every reasonable effort to supply more frequent reports, as requested, but we may, at our sole discretion, require payment of an administrative charge either directly by the stockholder, or through pre-authorized deductions from distributions payable to the stockholder making the request.

     See "Risk Factors -- Employee Benefit Plan Risks" for an explanation of the annual statement of value we provide to stockholders subject to ERISA.

                              PRIVACY POLICY NOTICE

     To help you understand how we protect your personal information, we have included our Privacy Policy Notice as Appendix F to this Prospectus. This Notice describes our current privacy policy and practices. Should you decide to establish or continue a shareholder relationship with us, we will advise you of our policy and practices at least once annually, as required by law.

                                   LITIGATION

     We are not subject to any material pending legal proceedings.

                     RELATIONSHIPS AND RELATED TRANSACTIONS

     We have entered into agreements to pay our advisor and its affiliates certain fees or other compensation for providing services to us.

     The compensation arrangements between us and our advisor, The Inland Group and its affiliates, were not determined by arm's-length negotiations. See "Conflicts of Interest." The following table discloses the compensation which we may pay our advisor and its affiliates. In those instances in which there are maximum amounts or ceilings on the compensation which may be received, our advisor and its affiliates may not recover any excess amounts for those services by reclassifying them under a different compensation or fee category.

     We define net income as total revenues less expenses other than additions to reserves for depreciation or bad debts or other similar non-cash reserves. When we use the term "net income" for purposes of calculating some expenses and fees, it excludes the gain from the sale of our assets. This definition of net income is prescribed by the Statement of Policy Regarding REITs adopted by the North American Securities Administrators Association, Inc., or NASAA; but it is not in accordance with generally accepted accounting principles in the United States, because depreciation and other non-cash reserves are not deducted in determining net income under the NASAA REIT Statement. Excluding depreciation will result in not reimbursing our Advisor for a non-cash expenditure and not excluding the gain from the sale of our assets could result in greater net income on which the 25% reimbursement to our Advisor is allowed.

NONSUBORDINATED PAYMENTS

     The following aggregate amounts of compensation, allowances and fees we may pay to our advisor and its affiliates are not subordinated to the returns on net investments that we are required to pay to our stockholders.

    TYPE OF COMPENSATION                                                                             ESTIMATED MAXIMUM
      AND RECIPIENT                                 METHOD OF COMPENSATION                             DOLLAR AMOUNT
-----------------------------        ----------------------------------------------------   -------------------------------
                                                        OFFERING STAGE

Selling commissions payable          We will pay a selling commission of 7.5% of the sale   The actual amount depends upon
to the managing dealer and           price for each share (and reallow 7%), subject to      the amount of shares sold.  We
dealers designated by the            reduction for special sales under the circumstances    will not pay selling
managing dealer referred to          as described in the "Plan of Distribution -            commissions if the minimum
as soliciting dealers.               Compensation - We Will Pay For the Sale of Our         offering is not sold.  If only
Neither the managing dealer,         Shares."                                               the minimum offering is sold
the soliciting dealers, nor                                                                 and there are no special sales,
our officers or  directors           We will permit the managing dealer and its             a total of $150,000 in selling
will be offered to purchase          respective officers and employees and certain of its   commissions will be paid.  A
shares of our stock in order         affiliates to purchase shares net of sales             total of $187,500,000 in
to meet the minimum                  commissions and the marketing contribution and due     selling commissions will be
thresholds.                          diligence expense allowance or for $8.95 per share.    paid if the maximum offering is
                                                                                            sold and there are no special
                                     Also, soliciting dealers and their respective          sales.
                                     officers and employees and certain of their
                                     respective affiliates who request and are
                                     entitled to purchase shares net of selling
                                     commissions may make an initial purchase of
                                     shares net of sales commissions or for $9.30 per
                                     share; however, any subsequent purchases of
                                     shares by any such persons are limited to a
                                     maximum discount of 5%.

    TYPE OF COMPENSATION                                                                            ESTIMATED MAXIMUM
      AND RECIPIENT                                 METHOD OF COMPENSATION                             DOLLAR AMOUNT
-----------------------------        ----------------------------------------------------   -------------------------------
Marketing contribution and due       We will pay an amount equal to 2.5% of the gross       The actual amount depends on
diligence expense allowance          offering proceeds to the managing dealer, all or a     the number of shares. If there
paid to the managing dealer          portion of which may be passed on to soliciting        are no special sales,
and soliciting dealers.              dealers, in lieu of reimbursement of specific          approximately the following
                                     expenses associated with marketing. We may pay an      amounts will be paid for the
                                     additional 0.5% of the gross offering proceeds to      marketing contribution and the
                                     the managing dealer, which may be passed on to the     due diligence expense
                                     soliciting dealers, for due diligence expenses. We     allowance:
                                     will not pay the marketing contribution and due
                                     diligence expense allowance in connection with any     -  $60,000 if we sell the
                                     special sales, except those receiving volume              minimum number of shares;
                                     discounts and those described in "Plan of                 or
                                     Distribution - Volume Discounts."
                                                                                            -  $75,000,000 if we sell the
                                                                                               maximum number of shares.

Other expenses of issuance           We expect to incur the following expenses in           All amounts other than the
and distribution                     connection with this offering:                         Securities and Exchange
                                                                                            Commission registration fee
                                     Securities and Exchange                                and the NASD filing fee are
                                     Commission registration                                estimates. The actual amounts
                                       fee                                 $    217,621     of these expenses cannot be
                                     NASD filing fee                       $     30,500     determined at the present
                                     Printing and mailing                                   time. We estimate the total
                                       expenses                            $  3,500,000     amount of the issuance and
                                     Blue Sky fees and                                      distribution expenses to be
                                       expenses                            $    136,000     approximately $14,684,121.
                                     Legal fees and
                                       expenses                            $    650,000
                                     Accounting fees and
                                       expenses                            $    650,000
                                     Advertising and sales
                                       literature                          $  5,000,000
                                     Due diligence                         $  3,000,000
                                     Data Processing fees                  $    500,000
                                     Bank fees and other
                                         administrative
                                         expenses                          $    200,000

                                     We will reimburse our sponsor for actual costs         Expenses of approximately
                                     incurred in connection with the offering on our        $691,911 have been advanced by
                                     behalf.  However, if the aggregate of all offering     our sponsor through June 30,
                                     expenses, including selling commissions, the           2003 in connection with this
                                     marketing contribution and due diligence expense       offering. We may reimburse for
                                     allowance, exceeds 15% of the gross offering           offering expenses advanced:
                                     proceeds, or if the aggregate of all offering          -  $90,000 if we sell the
                                     expenses, excluding the selling expenses, exceeds         minimum offering based on
                                     5.5% of the gross offering proceeds, our advisor or       the 15% limitation; or
                                     its affiliates will promptly pay the excess and we
                                     will have no liability for these expenses at any       -  $14,684,000 if we sell the
                                     time afterward.                                           maximum offering.

                                                                                            If the offering is not
                                                                                            successful, then our sponsor
                                                                                            will be solely responsible for
                                                                                            the organization and offering
                                                                                            expenses to the extent it has
                                                                                            not been reimbursed.

                                                                                                     ESTIMATED MAXIMUM
TYPE OF COMPENSATION AND RECIPIENT                  METHOD OF COMPENSATION                             DOLLAR AMOUNT
----------------------------------   ----------------------------------------------------   -------------------------------
                                                       ACQUISITION STAGE

Acquisition expenses paid to         We will pay an amount, estimated to be up to 0.5%      We may pay the following
our advisor and its                  of the total of (1) the gross offering proceeds        amounts for the reimbursement
affiliates.                          from the sale of 250,000,000 shares, (2) the gross     of acquisition expenses:
                                     proceeds from the sale of up to 20,000,000 shares
                                     pursuant to the distribution reinvestment              -  no more than $10,000 if the
                                     programs. The acquisition expenses for any                minimum number of shares
                                     particular property will not exceed 6% of the             are sold; or
                                     gross purchase price of the property.
                                                                                            -  no more than $13,450,000 if
                                     However, if we request additional services, the           the maximum number of
                                     compensation will be provided on separate                 shares are sold and all of
                                     agreed-upon terms and the rate will be approved by        the 20,000,000 shares are
                                     a majority of disinterested directors, including a        sold pursuant to the
                                     majority of the disinterested independent                 distribution reinvestment
                                     directors, as fair and reasonable for us.                 program.

                                                                                            However, the actual amounts
                                                                                            cannot be determined at the
                                                                                            present time.

Interest expenses paid to our        We may borrow money from our advisor and its           The actual amounts are
advisor and its affiliates and       affiliates in order to acquire properties. In such     dependent on actual
Inland Mortgage Corporation in       instances, we will pay our advisor and its             borrowings. Therefore, these
connection with loans.               affiliates customary interest payments.                amounts cannot be determined
                                                                                            at the present time.

                                                                                                ESTIMATED MAXIMUM
TYPE OF COMPENSATION AND RECIPIENT                  METHOD OF COMPENSATION                        DOLLAR AMOUNT
----------------------------------   ----------------------------------------------------   -------------------------------
                                                      OPERATIONAL STAGE

Property management fee paid         We will pay a monthly fee of 4.5% of the gross         The actual amounts are
to our property manager,             income from the properties. We will also pay a         dependent upon results of
Inland Western Management            monthly fee for any extra services equal to no         operations and, therefore,
Corp. We will pay the fee for        more than 90% of that which would be payable to an     cannot be determined at the
services in connection with          unrelated party providing the services. The            present time. If we acquire
the rental, leasing, operation       property manager may subcontract its and/or our        the businesses of our advisor
and management of the                property manager, duties for a fee that may be
properties.                          less than the property management fees the fee
                                     provided for in the management will cease.
                                     services agreements.

Advisor asset management fee.        We will pay our advisor an asset management fee        The actual amounts are
We will pay the fee for              after our stockholders have first received a 6%        dependent upon results of
services in connection with          annual return.                                         operations and, therefore,
our day-to-day operations,                                                                  cannot be determined at the
including making strategic                                                                  present time.
decisions, performing
day-to-day operations that
include accounting,

investment advisory services,
risk management services and
tax reduction services and
providing other services as
our board deems appropriate.

                                                                                                    ESTIMATED MAXIMUM
TYPE OF COMPENSATION AND RECIPIENT                  METHOD OF COMPENSATION                            DOLLAR AMOUNT
----------------------------------   ----------------------------------------------------   -------------------------------
                                                      OPERATIONAL STAGE

Reimbursable expenses to our         We will reimburse some expenses of the advisor.        The actual amounts are
advisor. These may include           The compensation and reimbursements to our advisor     dependent upon results of
costs of goods and services,         will be approved by a majority of our directors        operations and, therefore,
administrative services and          and a majority of our independent directors as         cannot be determined at the
non-supervisory services             fair and reasonable for us.                            present time.
performed directly for us by
independent parties.

We will reimburse some               Inland Risk and Insurance Management Services          The actual amounts are
expenses of the Inland Risk          charges us $50 per hour for assistance in              dependent upon results of
and Insurance Management             obtaining insurance coverage. Any commissions they     operations and, therefore,
Services for insurance               receive are credited against this hourly rate. We      cannot be determined at the
coverage.                            believe this hourly rate is approximately 90% of       present time.
                                     the rate charged by unaffiliated third parties.
                                     The compensation to this company will be approved
                                     by a majority of our directors and a majority of
                                     our independent directors as fair and reasonable
                                     for us.

We will compensate the Inland        Inland Mortgage Servicing Corporation charges us       The actual amounts are
Mortgage Servicing Corporation       .03% per year on the first billion dollars of          dependent upon results of
and Inland Mortgage Investment       mortgages serviced and .01% thereafter. Inland         operations and, therefore,
Corporation for purchase, sale       Mortgage Investment Corporation charges us .02% of     cannot be determined at the
and servicing of mortgages.          the principal amount of each loan placed. The          present time.
                                     compensation to these companies will be approved
                                     by a majority of our directors and a majority of
                                     our independent directors as fair and reasonable
                                     for us.

                                                                                                     ESTIMATED MAXIMUM
TYPE OF COMPENSATION AND RECIPIENT                  METHOD OF COMPENSATION                             DOLLAR AMOUNT
----------------------------------   ----------------------------------------------------   -------------------------------
                                                      LIQUIDATION STAGE

Property disposition fee             We may pay a property disposition fee to our           The actual amounts to be
payable to our advisor's             advisor and its affiliates if we sell any of our       received depend upon the sale
affiliates, Inland Real              real property in an amount equal to the lesser of:     price of our properties and,
Estate Sales, Inc. and Inland                                                               therefore, cannot be
Partnership Property Sales           3. 3% of the contract sales price of the property;     determined at the present
Corp.                                   or                                                  time. If we acquire the
                                                                                            advisor, the property
                                                                                            disposition fee will

                                                                                                     ESTIMATED MAXIMUM
TYPE OF COMPENSATION AND RECIPIENT                  METHOD OF COMPENSATION                             DOLLAR AMOUNT
----------------------------------   ----------------------------------------------------   -------------------------------
                                                       LIQUIDATION STAGE

                                     4. 50% of the customary commission which would be      cease.
                                        paid to a third party broker for the sale of a
                                        comparable property.

                                     The amount paid, when added to the sums paid to
                                     unaffiliated parties, will not exceed either the
                                     customary commission or an amount equal to 6% of
                                     the contracted for sales price. Payment of such
                                     fees will be made only if the advisor provides a
                                     substantial service in connection with the sale of
                                     the property. See "Management -- Our Advisory
                                     Agreement."

SUBORDINATED PAYMENTS

     We may pay the following additional fees to our advisor after returns on net investment have been paid to the stockholders:

       TYPE OF COMPENSATION                                                                          ESTIMATED MAXIMUM
          AND RECIPIENT                             METHOD OF COMPENSATION                             DOLLAR AMOUNT
----------------------------------   ----------------------------------------------------   -------------------------------
                                                      OPERATIONAL STAGE

Advisor asset management fee         We pay an annual advisor asset management fee of       The actual amounts to be
payable to our advisor.              not more than 1% of our average assets. Our            received depend upon the sale
                                     average assets means the average of the total book     price of our properties and,
                                     value of our real estate assets plus the total         therefore, cannot be
                                     value of our loans receivables secured by real         determined at the present
                                     estate, before reserves for depreciation or bad        time. If we acquire the
                                     debts or other similar non-cash reserves. We will      advisor, the property
                                     compute our average assets by taking the average       disposition fee will cease.
                                     of these values at the end of each month during
                                     the quarter for which we are calculating the fee.
                                     The fee is payable quarterly in an amount equal
                                     to 1/4 of 1% of average assets as of the last day of
                                     the immediately preceding quarter. For any year in
                                     which we qualify as a REIT, our advisor must
                                     reimburse us for the following amounts if any:

                                     (3) the amounts by which our total operating
                                         expenses, the sum of the advisor asset
                                         management fee plus other operating expenses,
                                         paid during the previous fiscal year exceed
                                         the greater of:

                                     -   2% of our average assets for that fiscal year,
                                         or

                                     -   25% of our net income for that fiscal year.

                                     (4) an amount, which will not exceed the advisor
                                         asset management fee for that year, equal to
                                         any difference between the

                                         total amount of distributions to stockholders
                                         for that year and the 6% annual return on the
                                         net investment of stockholders.

                                     Items such as organization and offering expenses,
                                     property expenses, interest payments, taxes,
                                     non-cash expenditures, the incentive advisory fee
                                     and acquisition expenses are excluded from the
                                     definition of total operating expenses.

                                     See "Management -- Our Advisory Agreement" for an
                                     explanation of circumstances where the excess
                                     amount specified in clause (1) may not need to be
                                     reimbursed.

    TYPE OF COMPENSATION                                                                             ESTIMATED MAXIMUM
      AND RECIPIENT                                 METHOD OF COMPENSATION                             DOLLAR AMOUNT
-----------------------------        ----------------------------------------------------   -----------------------------------
                                                      LIQUIDATION STAGE

Incentive advisory fee               We will pay to the advisor an amount equal to 15%      The actual amounts to be
payable to our advisor.              of the net proceeds from the sale of a property        received depend upon the sale
                                     after the stockholders have first received:            price of our properties and,
                                                                                            therefore, cannot be
                                     (1) a cumulative non-compounded return equal to        determined at the present
                                         10% a year on their net investment; and            time. If we acquire or
                                                                                            consolidate with the business
                                     (2) their net investment.                              conducted by our advisor, the
                                                                                            incentive advisory fee will
                                                                                            terminate.

                                  LEGAL MATTERS

     Duane Morris LLP, Washington, D.C., has passed upon the legality of the common stock and Duane Morris LLP, Philadelphia, Pennsylvania, has passed upon legal matters in connection with our status as a REIT for federal income tax purposes. Duane Morris LLP is generally referred to in this prospectus as Duane Morris. Duane Morris does not purport to represent our stockholders or potential investors, who should consult their own counsel. Duane Morris also provides legal services to affiliates of our advisor.

     Duane Morris has reviewed the statements in the section in the prospectus titled "Federal Income Tax Considerations" and elsewhere as they relate to federal income tax matters and the statements in the section in the prospectus titled "ERISA Considerations."

                                     EXPERTS

     The balance sheet of Inland Western Retail Real Estate Trust, Inc. as of June 30, 2003, and the historical summary of gross income and direct operating expenses of Peoria Station for the year ended December 31, 2002, have been included herein in reliance upon the reports of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     We are filing this registration statement on Form S-11 with the Securities and Exchange Commission in connection with our initial public offering. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.

     This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and all of its exhibits, certificates and schedules. Whenever a reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

     You can read our registration statement and our future SEC filings over the Internet at www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.

     You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1 800 SEC-0330 or e-mail at publicinfo@sec.gov for further information on the operation of the public reference facilities.

                          INDEX TO FINANCIAL STATEMENTS

                                       AND

                              FINANCIAL STATEMENTS

1.   INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.:

     (a)   Report of Independent Registered Public Accounting Firm                          F-1

     (b)   Balance Sheet at June 30, 2003                                                   F-2

     (c)   Notes to Balance Sheet at June 30, 2003                                          F-3

2.   PEORIA STATION:

     (a)   Independent Auditors' Report                                                     F-8

     (b)   Historical Summary of Gross Income and Direct Operating Expenses for the
           year ended December 31, 2002 and six months ended June 30, 2003
           (unaudited)                                                                      F-9

     (c)   Notes to the Historical Summary of Gross Income and Direct
           Operating Expenses for the year ended December 31, 2002 and
           six months ended June 30, 2003 (unaudited)                                       F-10

                               Report of Independent
                         Registered Public Accounting Firm

Board of Directors
Inland Western Retail Real Estate Trust, Inc.


We have audited the accompanying balance sheet of Inland Western Retail Real Estate Trust, Inc. (the "Company") as of June 30, 2003. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Inland Western Retail Real Estate Trust, Inc. as of June 30, 2003, in conformity with U.S. generally accepted accounting principles.


KPMG LLP


Chicago, Illinois
August 15, 2003

                  Inland Western Retail Real Estate Trust, Inc.
                            (A Maryland Corporation)

                                  BALANCE SHEET
                                  June 30, 2003

                                     ASSETS

Cash                                                                $    200,000
Deferred offering costs                                                  684,411
                                                                    ------------

Total assets                                                        $    884,411
                                                                    ============

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
Accrued offering expenses                                           $    691,911

Commitments and contingencies (Note 3)

Stockholder's equity:
Preferred stock, $.001 par value,
  10,000,000 shares authorized, none
  outstanding                                                                  -
Common stock, $.001 par value,
  350,000,000 shares authorized, 20,000
  shares issued and outstanding                                               20
Additional paid in capital                                               202,230
Retained earnings deficit                                                 (9,750)
                                                                    ------------

Total stockholders' equity                                               192,500
                                                                    ------------

Total liabilities and stockholders' equity                          $    884,411
                                                                    ============

                    See accompanying notes to balance sheet.

                  Inland Western Retail Real Estate Trust, Inc.
                            (A Maryland Corporation)

                             NOTES TO BALANCE SHEET

                                  June 30, 2003

(1)  Organization

Inland Western Retail Real Estate Trust, Inc. (the "Company") was formed on March 5, 2003 to acquire and manage a diversified portfolio of real estate, primarily multi-tenant shopping centers and has not commenced operations. The Advisory Agreement (the "Agreement") provides for Inland Western Retail Real Estate Advisory Services, Inc. (the "Advisor"), an Affiliate of the Company, to be the Advisor to the Company. The Company contemplates the sale of up to 250,000,000 shares of common stock ("Shares") at $10 each in an initial public offering (the "Offering") to be registered with the Securities and Exchange Commission (the "Registration Statement") and the issuance of 20,000,000 shares at $9.50 each which may be distributed pursuant to the Company's distribution reinvestment program. No shares will be sold unless subscriptions for at least 200,000 shares (the minimum offering) have been obtained within one year after commencement of the Offering.

The Company intends to qualify as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, for federal income tax purposes commencing with the tax year ending December 31, 2003. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax on its taxable income at regular corporate tax rates. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

The Company will provide the following programs to facilitate investment in the Company's shares and to provide limited liquidity for stockholders.

The Company will allow stockholders who purchase shares in the offering to purchase additional shares from the Company by automatically reinvesting distributions through the distribution reinvestment program ("DRP"), subject to certain share ownership restrictions. Such purchases under the DRP will not be subject to selling commissions or the marketing contribution and due diligence expense allowance, and are made at a price of $9.50 per share.

The Company will repurchase shares under the share repurchase program ("SRP"), if requested, monthly on a first-come, first-served basis, subject to certain restrictions. Subject to funds being available, the Company will limit the number of shares repurchased during any calendar year to 5% of the weighted average number of shares outstanding during the prior calendar year. Funding for the SRP will come exclusively from proceeds that the Company receives from the sale of shares under the DRP and such other operating funds, if any, as the Company's Board of Directors, at its sole discretion, may reserve for this purpose. The board, at its sole discretion, may choose to terminate the share repurchase program after the end of the offering period, or reduce the number of shares purchased under the program, if it determines that the funds allocated to the share repurchase program are needed for other purposes, such as the acquisition, maintenance or repair of properties, or for use in making a declared distribution. A determination by the board to eliminate or reduce the share repurchase program will require the unanimous affirmative vote of the independent directors.

                  Inland Western Retail Real Estate Trust, Inc.
                            (A Maryland Corporation)

                             NOTES TO BALANCE SHEET
                                   (continued)

                                  June 30, 2003

(2)  Summary of Significant Accounting Policies

The preparation of a balance sheet requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Costs associated with the offering are deferred and charged against the gross proceeds of the offering upon closing. Formation and organizational costs are expensed as incurred. As of June 30, 2003, $7,500 of organizational costs were expensed.

The Company applies the fair value method of accounting as prescribed by SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION for its stock options granted. Under this method, the Company will report the value of granted options as a charge against earnings ratably over the vesting period.

(3)  Transactions with Affiliates

The Advisor contributed $200,000 to the capital of the Company for which it received 20,000 shares of common stock.

As of June 30, 2003, the Company had incurred $691,911 of offering and organization costs, all of which was advanced by the Advisor. Pursuant to the terms of the offering, the Advisor has guaranteed payment of all public offering expenses (excluding sales commissions and the marketing contribution and the due diligence expense allowance) in excess of 5.5% of the gross proceeds of the offering or all organization and offering expenses (including selling commissions) which together exceed 15% of gross proceeds. In the event that the minimum offering is not successful, an Affiliate of the Advisor will bear the related costs of the Offering.

                  Inland Western Retail Real Estate Trust, Inc.
                            (A Maryland Corporation)

                             NOTES TO BALANCE SHEET
                                   (continued)

                                  June 30, 2003

Certain compensation and fees payable to the Advisor for services to be provided to the Company are limited to maximum amounts.

Nonsubordinated payments:

     Offering stage:

           Selling commissions            7.5% of the sale price for each share

           Marketing contribution         3.0% of the gross offering proceeds
           and due diligence
           allowance

           Reimbursable expenses          We will reimburse our sponsor for
           and other expenses of          actual costs incurred, on our behalf,
           issuance                       in connection with the offering.

      Acquisition stage:

           Acquisition expenses           We will reimburse an affiliate of our
                                          Advisor for costs incurred, on our
                                          behalf, in connection with the
                                          acquisition of properties

      Operational stage:

           Property management fee        4.5% of the gross income from the
           THIS FEE TERMINATES UPON A     properties. (cannot exceed 90% of the
           BUSINESS COMBINATION WITH THE  fee which would be payable to an
           PROPERTY MANAGEMENT COMPANY.   unrelated third party)

           Loan servicing fee             .08% of the total principal amount of
                                          the loans being serviced for each full
                                          year, up to the first $100 million and
                                          a lesser percentage on a sliding scale
                                          thereafter

           Reimbursable expenses          The compensation and reimbursements to
           relating to administrative     our advisor and its affiliates will be
           services                       approved by a majority of our
                                          directors.

                  Inland Western Retail Real Estate Trust, Inc.
                            (A Maryland Corporation)

                             NOTES TO BALANCE SHEET
                                   (continued)

                                  June 30, 2003

     Liquidation stage:

           Property disposition fee       Lesser of 3% of sales price or 50% of
           THIS FEE TERMINATES UPON       customary the commission which would
           A BUSINESS COMBINATION         be paid to a third party
           WITH THE ADVISOR

Subordinated payments:

     Operational stage:

           Advisor asset management fee   Not more than 1% per annum of our
           THIS FEE TERMINATES UPON A     average assets;  Subordinated to a
           BUSINESS COMBINATION WITH      non-cumulative, non-compounded return,
           THE ADVISOR                    equal to 6% per annum

     Liquidation stage:

           Incentive advisory fee         After the stockholders have first
           THIS FEE TERMINATES UPON A     received a 10% cumulative,
           BUSINESS COMBINATION WITH      non-compounded return and a return on
           THE ADVISOR                    their net investment, an incentive
                                          advisory fee equal to 15% on net
                                          proceeds  from the sale of a property
                                          will be paid to the Advisor.

(3)  Commitments

The Company has adopted an Independent Director Stock Option Plan which, subject to certain conditions, provides for the grant to each Independent Director of an option to acquire 3,000 shares following their becoming a Director and for the grant of additional options to acquire 500 shares on the date of each annual stockholders' meeting. The options for the initial 3,000 shares are exercisable as follows: 1,000 shares on the date of grant and 1,000 shares on each of the first and second anniversaries of the date of grant. The subsequent options will be exercisable on the second anniversary of the date of grant. The initial options will be exercisable at $8.95 per share. The subsequent options will be exercisable at the fair market value of a share on the last business day preceding the annual meeting of stockholders. As of June 30, 2003, we have issued 3,000 options to acquire shares to each of our Independent Directors, for a total of 9,000 options, of which none have been exercised or expired.

                  Inland Western Retail Real Estate Trust, Inc.
                            (A Maryland Corporation)

                             NOTES TO BALANCE SHEET
                                   (continued)

                                  June 30, 2003

The per share weighted average fair value of options granted was $0.60 on the date of the grant using the Black Scholes option-pricing model with the following assumptions: expected dividend yield of 8%, risk free interest rate of 2.0%, expected life of five years and expected volatility rate of 18.0%. The Company has recorded $2,250 as expense for the 3,000 options (1,000 options per director) vesting upon the date of grant and will record the remaining $3,150 in expense ratably over the two-year vesting period.

The Company anticipates that the aggregate borrowings related to all of the Company's properties will be limited to certain maximum amounts. See "Investment Objectives and Policies" elsewhere in this Prospectus for a description of such maximum borrowing amounts.

The Company has rights to purchase an investment property currently being redeveloped, known as Peoria Station, from an unaffiliated third party for approximately $25,867,000. This amount may be adjusted based on actual rental rates achieved on the redeveloped square feet. The Company expects to purchase this property by November 1, 2003, however, the seller may extend the closing date if minimum rental rates stated in the contract have not yet been achieved.

(4)  New Accounting Pronouncement

On May 15, 2003, the Financial Accounting Standards Board issued Statement No. 150, ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY. The Statement requires issuers to classify as liabilities (or assets in some circumstances) three classes of freestanding financial instruments that embody obligations for the issuer.

Generally, the Statement is effective for financial instruments entered into or modified after May 31, 2003 and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The Company adopted the provisions of the Statement on July 1, 2003.

The Company did not enter into any financial instruments within the scope of the Statement during June 2003. To the extent stockholders request shares to be repurchased by the Company under the Share Repurchase Program, the Company's obligation to repurchase such shares will be classified as a liability at the redemption amount at the date documentation is complete and accepted by the Company in accordance with the plan documents.

                      Independent Auditors' Report


The Board of Directors
Inland Western Retail Real Estate Trust, Inc.


We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Peoria Station ("the Property") for the year ended December 31, 2002. This Historical Summary is the responsibility of the management of Inland Western Retail Real Estate Trust, Inc. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in the Registration Statement on Form S-11 of Inland Western Retail Real Estate Trust, Inc., as described in note 2. The presentation is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in note 2 of Peoria Station for the year ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP


Chicago, Illinois
March 10, 2003

                                 PEORIA STATION
        Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2002
               and the six months ended June 30, 2003 (unaudited)

                                                            December 31,           June 30,
                                                               2002            2003 (unaudited)
                                                         ------------------   ------------------
Gross income:
  Base rental income                                     $        1,524,218              779,009
  Operating expense and real estate tax recoveries                  479,053              229,566
                                                         ------------------   ------------------

Total gross income                                                2,003,271            1,008,575
                                                         ------------------   ------------------

Direct operating expenses:
  Operating expenses                                                130,419               59,264
  Real estate taxes                                                 322,362              155,379
  Insurance                                                          26,179               14,923
                                                         ------------------   ------------------

Total direct operating expenses                                     478,960              229,566
                                                         ------------------   ------------------

Excess of gross income over direct operating expenses    $        1,524,310              779,009
                                                         ==================   ==================

See accompanying notes to historical summary of gross income and direct operating expense.

                                 PEORIA STATION
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2002
               and the six months ended June 30, 2003 (unaudited)

(1)  Business

Peoria Station (the "Property") is located in Phoenix, Arizona. The Property consists of 140,019 square feet of gross leasable area and was 100% occupied at December 31, 2002. Three tenants account for 66% of base rental revenue. Inland Real Estate Acquisitions, Inc., on behalf of Inland Western Retail Real Estate Trust, Inc. ("IWRRETI"), has signed a purchase and sale agreement for the purchase of the Property from an unaffiliated third-party ("Seller").

(2)  Basis of Presentation and Combination

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with Rule 3-14 of the Securities and Exchange Commission Regulation S-X and for inclusion in the Registration Statement on Form S-11 of IWRRETI and is not intended to be a complete presentation of the Property's revenues and expenses. The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

All adjustments necessary for a fair presentation have been made to the accompanying unaudited amounts for the six months ended June 30, 2003.

(3)  Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as operating leases. The leases include provisions under which the Property is reimbursed for common area, real estate, and insurance costs. Revenue related to these reimbursed costs is recognized in the period the applicable costs are incurred and billed tenants pursuant to the lease agreements. Certain leases contain renewal options at various periods at various rental rates. None of the existing leases include any contingent rentals.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $335,653 for the year ended December 31, 2002.

                                 PEORIA STATION
    Notes to Historical Summary of Gross Income and Direct Operating Expenses
                      For the year ended December 31, 2002
               and the six months ended June 30, 2003 (unaudited)

Minimum rents to be received from tenants under operating leases, which terms range from three to thirty-one years, in effect at December 31, 2002, are as follows:

                      Year                        Total
                 ---------------             --------------
                      2003                   $    1,563,237
                      2004                        1,765,821
                      2005                        1,611,422
                      2006                        1,513,498
                      2007                        1,331,269
                   Thereafter                    14,420,530
                                             --------------

                     Total                   $   22,205,777
                                             ==============

(4)  Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, management fees, interest expense related to mortgage debt not assumed, and professional fees are excluded from the Historical Summary.

                                   APPENDIX A

                            PRIOR PERFORMANCE TABLES

The following prior performance tables contain information concerning real estate programs sponsored by affiliates of our advisor which have investment objectives similar to ours. This information has been summarized in narrative form under "Prior Performance of Our Affiliates" in the prospectus. The tables provide information on the performance of a number of programs. You can use the information to evaluate the experience of our advisor's affiliates as sponsors of the programs. The inclusion of these tables does not imply that we will make investments comparable to those reflected in the tables or that investors in our shares will experience returns comparable to those experienced in the programs referred to in these tables. If you purchase our shares, you will not acquire any ownership in any of the programs to which these tables relate. The tables consist of:

           Table I         Experience in Raising and Investing Funds (unaudited)

           Table II        Compensation to IREIC and Affiliates (unaudited)

           Table III       Operating Results of Prior Programs (unaudited)

           Table IV        Results of Completed Programs (unaudited)

           Table V         Sales or Disposals of Properties (unaudited)

           Table VI        Acquisition of Properties by Programs* (unaudited)

* Our prospective investors may obtain copies of Table VI by contacting Inland Western Retail Real Estate Advisory Services, Inc., our advisor.

Table VI is included in Part II of the Registration Statement filed with the Securities and Exchange Commission of which this Prospectus is a part. Upon written request to us or our advisor, any prospective investor may obtain, without charge, a copy of Table VI. See also "Where You Can Find More Information" for information on examining at, or obtaining copies from, offices of the SEC.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by any public program sponsored by any of the Inland's affiliated companies which has reported to the SEC within the last 24 months. For a reasonable fee, the affiliated companies will provide copies of any exhibits to such annual reports upon request.

Our investment objectives are to: (i) provide regular distributions to stockholders in amounts which may exceed our taxable income due to the non-cash nature of depreciation expense and, to such extent, will constitute a tax-deferred return of capital, but in no event less than 90% of our taxable income, pursuant to the REIT requirements; (ii) provide a hedge against inflation by entering into leases which contain clauses for scheduled rent escalations or participation in the growth of tenant sales, permitting us to increase distributions and provide capital appreciation; and (iii) preserve stockholders' capital.

The following programs have investment objectives similar to ours and are included in the tables. Inland Retail Real Estate Trust, Inc. and Inland Real Estate Corporation are two REITs formed primarily to invest in multi-tenant shopping centers, Inland's Monthly Income Fund, L.P. and Inland Monthly Income Fund II, L.P. are public real estate limited partnerships formed primarily to acquire, operate and sell existing residential and commercial real properties. Inland Mortgage Investors Fund, L.P., Inland Mortgage Investors Fund-II, L.P. and Inland Mortgage Investors Fund III, L.P. were public real estate limited partnerships formed primarily to make or acquire loans secured by mortgages on improved, income producing multifamily residential properties.

                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I is intended to present information on a dollar and percentage basis showing the experience of Inland Real Estate Investment Corporation ("IREIC"), of which the Advisor is a wholly owned subsidiary, in raising and investing funds in prior programs where the offering closed in the three years prior to December 31, 2002. The table is intended to focus on the dollar amount available for investment in properties expressed as a percentage of total dollars raised. However, since no offering closed in the three years prior to December 31, 2002, Table I is not included.

                                    TABLE II

                    COMPENSATION TO IREIC AND AFFILIATES (A)

Table II summarizes the amount and type of compensation paid to Inland Real Estate Investment Corporation and its affiliates during the three years ended December 31, 2002 in connection with the prior programs.

Some partnerships acquired their properties from affiliates of our Advisor which had purchased such properties from unaffiliated third parties.

                                    TABLE II

                    COMPENSATION TO IREIC AND AFFILIATES (A)
                                 (000'S OMITTED)

                                                                                                   Inland's            Inland
                                                         Inland Retail         Inland Real          Monthly            Monthly
                                                          Real Estate            Estate             Income             Income
                                                           Trust, Inc.         Corporation         Fund, L.P.       Fund II, L. P.
                                                      ----------------------------------------------------------------------------
Date offering commenced                                      02/11/99           10/14/94            08/03/87            08/04/88
Dollar amount raised                                  $     1,217,656            673,860              30,000              25,324
                                                      ==========================================================================
Total amounts paid to general partner or affiliates
   from proceeds of offerings:
   Selling commissions and underwriting fees                  105,809(C)          49,869(C)              273(B)              423(B)
   Other offering expenses (D)                                  5,786              2,350                 116                 230
   Acquisition cost and expense                                   844                925               2,550(E)            1,706(E)
                                                      ==========================================================================
Dollar amount of cash available from
   operations before deducting payments to
   general partner or affiliates (F)                           78,357            201,947               4,867               4,286
                                                      ==========================================================================

Amounts paid to general partner or affiliates
   related to operations: (J)
   Property management fees (G)                                 7,403              3,045                  69                  55
   Advisor asset management fee                                 5,413              2,414                   0                   0
   Accounting services                                            578                 77                  50                  48
   Data processing service                                        229                 43                  27                  27
   Legal services                                                  94                 54                  14                  11
   Mortgage servicing fees                                        253                 50                   0                   0
   Mortgage interest expense                                        0                 27                   0                   0
   Acquisition costs expensed                                      33                138                   0                   0
   Other administrative services                                  849                138                  70                  44
   Property upgrades                                                0                  0                   0                   0
Dollar amount of property sales and
   refinancings before payments to general
   partner and affiliates (H):
   Cash                                                             0              1,314               4,964                   0
   Notes                                                            0                  0                   0                   0
Dollar amounts paid or payable to general
   partner or affiliates from sales and
   refinancings (I):
   Sales commissions                                                0                  0                   0                   0
   Participation in cash distributions                              0                  0                   0                   0

                                    TABLE II

                    COMPENSATION TO IREIC AND AFFILIATES (A)

                                NOTES TO TABLE II

(A) The figures in this Table II relating to proceeds of the offerings are cumulative and are as of December 31, 2002 and the figures relating to cash available from operations are for the three years ending December 31, 2002. The dollar amount raised represents the cash proceeds collected by the partnerships or program. Amounts paid or payable to IREIC or affiliates from proceeds of the offerings represent payments made or to be made to IREIC and affiliates from investor capital contributions.

(B) The selling commissions paid to an affiliate is net of amounts which were in turn paid to third party soliciting dealers.

(C) The selling commissions paid to an affiliate includes amounts which were in turn paid to third party soliciting dealers.

(D) Consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation to be used as incentive compensation to its regional marketing representatives and amounts for reimbursement of the general partner for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Units and other marketing and organization expenses.

(E) Represents acquisition fees paid to IREIC and its affiliates in connection with the acquisition of properties.

(F)  See Note (B) to Table III.

(G) An affiliate provides property management services for all properties acquired by the partnerships or program. Management fees have not exceeded 4.5% of the gross receipts from the properties managed.

(H)  See Table V and Notes thereto regarding sales and disposals of properties.

(I) Real estate sales commissions and participations in cash distributions are paid or payable to IREIC and/or its affiliates in connection with the sales of properties in the public partnership programs. Payments of all amounts shown are subordinated to the receipt by the limited partners of their original capital investment. See Table V and Notes thereto.

(J) On July 1, 2000, IREC completed the acquisition of Inland Real Estate Advisory Services, Inc., the former advisor, and Inland Commercial Property Management, Inc., the former property manager (the "Merger"). Each of these entities was merged into subsidiaries that are wholly owned by IREC. As a result of the merger, IREC is now "self-administered." IREC no longer pays advisory or property management fees but instead has hired an internal staff to perform these tasks.

                                    TABLE III

                       OPERATING RESULTS OF PRIOR PROGRAMS

Table III presents operating results for programs, the offerings of which closed during each of the five years ended December 31, 2002. The operating results consist of:

       -  The components of taxable income (loss);
       -  Taxable income or loss from operations and property sales;
       - Cash available and source, before and after cash distributions to investors; and
       -  Tax and distribution data per $1,000 invested.

Based on the following termination dates of the offerings, only IREC is included in Table III.

       -  Inland Retail Real Estate Trust, Inc. - currently offering shares
       -  Inland's Monthly Income Fund, L.P. - offering terminated in 1988
       -  Inland Monthly Income Fund II, L.P. - offering terminated in 1990
       -  Inland Mortgage Investors Fund, L.P. - offering terminated in 1987
       -  Inland Mortgage Investors Fund-II, L.P. - offering terminated in 1988
       -  Inland Mortgage Investors Fund III, L.P. - offering terminated in 1991

                                    TABLE III
                       OPERATING RESULTS OF PRIOR PROGRAMS
        (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000 INVESTED)
                         INLAND REAL ESTATE CORPORATION

                                           2002       2001       2000       1999        1998       1997       1996       1995
                                        --------------------------------------------------------------------------------------
Gross revenues                          $ 156,358    155,048    150,892    123,788     73,302     29,422      6,328      1,180
Profit on sale of properties                1,546        467          0          0          0          0          0          0
Less:
  Merger consideration costs (D)                0          0     68,775          0          0          0          0          0
  Operating expenses                       48,967     47,477     47,727     40,303     21,017      8,863      1,873        327
  Interest expense                         34,428     34,797     33,682     25,654     13,422      5,655        597        164
  Program expenses                          5,805      5,367      6,493      7,298      3,114      1,576        449         22
  Depreciation & amortization              29,428     27,208     26,219     20,361     11,663      4,681        957        170
                                        --------------------------------------------------------------------------------------

Net income (loss)-GAAP basis            $  39,276     40,666    (32,004)    30,172     24,086      8,647      2,452        497
                                        ======================================================================================
Taxable income (loss) (A):                      0          0          0          0          0          0          0          0
                                        ======================================================================================

Cash available (deficiency) from
  operations (B)                           69,451     74,062     58,434     53,636     40,142     15,857      5,530        978
Cash available from sales (C)               8,175      2,364          0          0          0          0          0          0
                                        --------------------------------------------------------------------------------------
Total cash available before
  distributions and special items          77,626     76,426     58,434     53,636     40,142     15,857      5,530        978

Less distributions to investors:
  From operations                          61,913     62,367     54,368     48,773     33,454     11,899      3,286        607
  From sales and refinancings                   0        467          0          0          0          0          0          0
                                        --------------------------------------------------------------------------------------
Cash available after distributions
  before special items                     15,713     13,592      4,066      4,863      6,688      3,958      2,244        371
Special items:                                  0          0          0          0          0          0          0          0
                                        --------------------------------------------------------------------------------------
Cash available after distributions
  and special items                     $  15,713     13,592      4,066      4,863      6,688      3,958      2,244        371
                                        ======================================================================================

Tax data per $1,000 invested (A):               0          0          0          0          0          0          0          0
Distribution data per $1,000 invested:
Cash distributions to investors:
  Source (on GAAP basis):
    Investment income                          94         93         90         89         88         86         82         78
  Source (on cash basis):
    Sales                                       0          0          0          0          0          0          0          0
    Operations (E)                             94         93         90         89         88         86         82         78
Percent of properties remaining
  unsold(F)                                100.00%
                                        =========

                       OPERATING RESULTS OF PRIOR PROGRAMS


                               NOTES TO TABLE III

(A) Inland Real Estate Corporation qualified as a real estate investment trust ("REIT") under the Internal Revenue Code for federal income tax purposes commencing with the tax year ending December 31, 1995. Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If Inland Real Estate Corporation fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates. However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property and federal income and excise taxes on its undistributed income.

(B) "Cash Available (Deficiency) from Operations," represents all cash revenues and funds received by the programs, including but not limited to operating income less operating expenses, and interest income. These amounts do not include payments made by the programs from offering proceeds nor do they include proceeds from sales or refinancings. These amounts also exclude advances from or repayments to IREIC and affiliates which are disclosed elsewhere in the table and include principal payments on long-term debt. For example:

                                                          Inland Real Estate Corporation
                                                                 (000's omitted)
                                2002        2001       2000       1999       1998      1997        1996       1995
                             --------------------------------------------------------------------------------------
Net cash provided by
   operating activities per
   the Form 10-K annual
   report or 10-Q quarterly
   report                    $  69,500     74,091     58,505     53,724     40,216     15,924      5,530        978
Principal payments on
   long-term debt                  (49)       (29)       (71)       (88)       (74)       (67)         -          -
                             --------------------------------------------------------------------------------------
                             $  69,451     74,062     58,434     53,636     40,142     15,857      5,530        978
                             ======================================================================================

(C)  See Table V and Notes thereto regarding sales and disposals of properties.

(D) On July 1, 2000, IREC completed the acquisition of Inland Real Estate Advisory Services, Inc., the former advisor, and Inland Commercial Property Management, Inc., the former property manager (the "Merger"). Each of these entities was merged into subsidiaries that are wholly owned by IREC. IREC issued an aggregate of 6,181,818 shares of its common stock valued at $11.00 per share to Inland Real Estate Investment Corporation and The Inland Property Management Group, Inc. The expense of these shares and additional costs relating to the merger are reported as an operational expense on IREC's Consolidated Statements of Operations.

                       OPERATING RESULTS OF PRIOR PROGRAMS


                               NOTES TO TABLE III

(E) Distributions by IREC to the extent of its current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder's basis in the shares to the extent thereof, and thereafter as taxable gain (a return of capital). These distributions in excess of earnings and profits will have the effect of deferring taxation of the amount of the distribution until the sale of the stockholder's shares.

                         2002      2001      2000      1999      1998      1997      1996      1995
                      ------------------------------------------------------------------------------
% of Distribution
  representing:
  Ordinary income        69.52     78.33     76.37     73.67     76.22     74.19     83.50     94.24
  Return of Capital      30.48     21.67     23.63     26.33     23.78     25.81     16.50      5.76
                      ------------------------------------------------------------------------------

                        100.00    100.00    100.00    100.00    100.00    100.00    100.00    100.00

(F) Percent of properties remaining unsold represents original total acquisition costs of properties retained divided by original total acquisition cost of all properties in the program, plus the total of uninvested offering proceeds (if any). Sales proceeds from the sale of three properties were used to acquire new properties.

                                    TABLE IV

                          RESULTS OF COMPLETED PROGRAMS

        (000'S OMITTED, EXCEPT FOR AMOUNTS PRESENTED PER $1,000 INVESTED)

Table IV is a summary of operating and disposition results of prior programs sponsored by affiliates of our advisor, which during the five years ended prior to December 31, 2002 have sold their properties and either hold notes with respect to such sales or have liquidated. Three programs with investment objectives similar to ours have disposed of all of their properties during the five years ended prior to December 31, 2002.

                                                         INLAND MORTGAGE          INLAND MORTGAGE            INLAND MORTGAGE
PROGRAM NAME                                           INVESTORS FUND, L.P.   INVESTORS FUND L.P.- II   INVESTORS FUND III, L.P.
Dollar amount raised                                           10,065                 9,388                      2,837
Number of properties/loans purchased                               15                    13                          7
Date of closing of offering                                     02/87                 08/88                      01/91
Date of first sale of property                                  12/88                 09/89                      06/93
Date of final sale of property                                  03/99                 12/98                      10/98
Tax and distribution data per
  $1,000 invested (A):
   Federal income tax results:
     Ordinary income (loss):
       Operations                                                 547                   633                        419
       Recapture                                                    0                     0                          0
       Capital Gain                                                30                     0                          0
     Deferred Gain:
       Capital                                                      0                     0                          0
       Ordinary                                                     0                     0                          0
     Cash distributions to investors (cash basis):
     Source (on GAAP basis)
       Investment income                                          624                   631                        421
       Return of capital                                          745                   809                        827
     Source (on cash basis)
       Sales                                                      745                   809                        827
       Operations                                                 624                   631                        421


(A) Data per $1,000 invested is presented as of December 31, 2002. See Table V and Notes thereto regarding sales and disposals of properties.

                                     TABLE V

                        SALES OR DISPOSALS OF PROPERTIES

Table V presents information on the results of the sale or disposals of properties in programs with investment objectives similar to ours during the three years ended December 31, 2002. Since January 1, 2000, programs sponsored by affiliates of our advisor had five sales transactions. The table provides certain information to evaluate property performance over the holding period such as:

     - Sales proceeds received by the partnerships in the form of cash down payments at the time of sale after expenses of sale and secured notes received at sale;
     -    Cash invested in properties;
     -    Cash flow (deficiency) generated by the property;
     -    Taxable gain (ordinary and total); and
     -    Terms of notes received at sale.

The entities listed in Table V are Inland's Monthly Income Fund, L.P. and IREC.

     -    Inland Real Estate Corporation - offering terminated in 1999.

                      SALES OR DISPOSALS OF PROPERTIES (A)

                                 (000'S OMITTED)

                                                                      Cash            Selling       Mortgage      Secured
                                                                    Received,       Commissions        at          Notes
                                              Date      Date of   net of Closing  Paid or Payable    Time of     Received
                                            Acquired      Sale       Costs(B)        to Inland        Sale        at Sale
-------------------------------------------------------------------------------------------------------------------------
Monthly Income Fund I - McHenry Plaza        10/19/87   07/19/00        3,249             69               0         0
Monthly Income Fund I - Rantoul Walmart      08/05/88   11/17/00        1,715             83             985         0
IREC - Lincoln Park Place                    01/24/97   04/17/01        1,314              0           1,050         0
IREC - Antioch Plaza                            12/95   03/28/02          943              0             875         0
IREC - Shorecrest Plaza                         07/97   06/12/02        3,107              0           2,989         0

                                                Adjust
                                              Resulting                             Partnership
                                                 from          Net      Original      Capital
                                             Application     Selling    Mortgage     Invested
                                               of GAAP        Price     Financing       (C)       Total
-------------------------------------------------------------------------------------------------------
Monthly Income Fund I - McHenry Plaza             0            3,180           0        1,967     1,967
Monthly Income Fund I - Rantoul Walmart           0            2,617           0        2,656     2,656
IREC - Lincoln Park Place                         0            2,364           0        1,897     1,897
IREC - Antioch Plaza                              0            1,818         875          753     1,628
IREC - Shorecrest Plaza                           0            6,085       2,978        2,947     5,925

                                        Excess (deficiency) of       Amount of
                                        property operating cash  subsidies included  Total Taxable
                                          receipts over cash     in operating cash     Gain (loss)     Ordinary Income    Capital
                                           expenditures (D)           receipts          from Sale         from Sale     Gain (loss)
-----------------------------------------------------------------------------------------------------------------------------------
Monthly Income Fund I - McHenry Plaza             1,092                  0                374                 0                374
Monthly Income Fund I - Rantoul Walmart           2,534                  0                787                 0                787
IREC - Lincoln Park Place                           218                  0                467                 0                467
IREC - Antioch Plaza                                130                  0                  0(E)              0                  0
IREC - Shorecrest Plaza                           1,556                  0                  0(E)              0                  0

                        SALES OR DISPOSALS OF PROPERTIES


                                NOTES TO TABLE V

(A) The table includes all sales of properties by the programs with investment objectives similar to ours during the three years ended December 31, 2002. All sales have been made to parties unaffiliated with the partnerships.

(B) Consists of cash payments received from the buyers and the assumption of certain liabilities by the buyers at the date of sale, less expenses of sale.

(C) Amounts represent the dollar amount raised from the offerings, less sales commissions and other offering expenses plus additional costs incurred on the development of the land parcels.

(D) Represents "Cash Available (Deficiency) from Operations (including subsidies)" as adjusted for applicable "Fixed Asset Additions" through the year of sale.

(E) For tax purposes, this sale qualified as part of a tax-deferred exchange. As a result, no taxable gain will be recognized until the replacement property is disposed of in a subsequent taxable transaction.

                                   APPENDIX B

                           DIVIDEND REINVESTMENT PLAN

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                        DISTRIBUTION REINVESTMENT PROGRAM

     Inland Western Retail Real Estate Trust, Inc., a Maryland corporation (the "Company"), pursuant to its Articles of Incorporation (the "Articles") has adopted a Distribution Reinvestment Program (the "DRP"), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company's Prospectus dated September 15, 2003 (as the same may be supplemented or modified from time to time) unless otherwise defined herein.

     i. Distributions. As agent for the Stockholders who purchase Shares from the Company pursuant to the prospectus dated September 15, 2003 (the "Offering") and elect to participate in the DRP (the "Participants"), the Company will apply all distributions, paid with respect to the Shares held by each Participant (the "Distributions"), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for said Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant's state of residence. Neither the Company nor its Affiliates will receive a fee for selling Shares under the DRP.

     ii. Procedure for Participation. Any Stockholder who purchases Shares pursuant to the Company's Offering may elect to become a Participant by completing and executing the Subscription Agreement or other appropriate authorization form as may be available from the Company, the Dealer Manager or the Soliciting Dealer. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant's subscription or authorization. Shares will be purchased under the DRP on the record date for the Distribution used to purchase the Shares. Distributions for Shares acquired under the DRP will be paid at the same time as Distributions are paid on Shares purchased outside the DRP and are calculated with a daily record and Distribution declaration date. Each Participant agrees that if, at any time prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

     iii. Purchase of Shares. Participants will acquire Shares from the Company at a fixed price of $10.00 per Share until the first to occur of (i) the termination of the Offering, or (ii) the public offering price per Share in the Offering is increased above $10.00 per share. Thereafter, Participants will acquire Shares from the Company at a price equal to 95% of the Market Price of a Share on the date of purchase until such time as the Company's Shares are listed on a national stock exchange or included for quotation on a national market system. In the event of such listing or inclusion, Shares purchased by the Company for the DRP will be purchased on such exchange or market, at the prevailing market price, and will be sold to Stockholders at such price. The discount per Share is never intended to exceed 5% of the current Market Price of a Share on the date of purchase. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Shares under the DRP to the extent such purchase would cause it to exceed the Ownership Limit or other Share ownership restrictions imposed by the Articles.

     It is possible that a secondary market will develop for the Shares, and that the Shares may be bought and sold on the secondary market at prices lower or higher than the $10.00 per Share price which will be paid under the DRP.

     The Company shall endeavor to acquire Shares on behalf of Participants at the lowest price then available. However, the Company does not guarantee or warrant that the Participant will be acquiring Shares at the lowest possible price.

     If the Company's Shares are listed on a national stock exchange or included for quotation on a national market system, the reservation of any Shares from the Offering for issuance under the DRP, which have not been issued as of the date of such listing or inclusion, will be canceled, and such Shares will continue to have the status of authorized but unissued Shares. Those unissued Shares will not be issued unless they are first registered with the Securities and Exchange Commission (the "Commission") under the Act and under appropriate state securities laws or are otherwise issued in compliance with such laws.

     It is understood that reinvestment of Distributions does not relieve a Participant of any income tax liability which may be payable on the Distributions.

     iv. Share Certificates. Within 90 days after the end of the Company's fiscal year, the Company will issue certificates evidencing ownership of Shares purchased through the DRP during the prior fiscal year. The ownership of the Shares will be in book-entry form prior to the issuance of such certificates.

     v. Reports. Within 90 days after the end of the Company's fiscal year, the Company will provide each Participant with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amounts of Distributions received during the prior fiscal year. The individualized statement to Stockholders will include receipts and purchases relating to each Participant's participation in the DRP including the tax consequences relative thereto.

     vi. Termination by Participant. A Participant may terminate participation in the DRP at any time, without penalty, by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange or inclusion of the Shares for quotation on a national market system, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. If a Participant terminates DRP participation, the Company will provide the terminating Participant with a certificate evidencing the whole shares in his or her account and a check for the cash value of any fractional share in such account. Upon termination of DRP participation, Distributions will be distributed to the Stockholder in cash.

     vii. Amendment or Termination of DRP by the Company. The Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the DRP for any reason upon 30 days' written notice to the Participants.

     viii. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant's account. To the extent that indemnification may apply to liabilities arising under the Act or the securities laws of a state, the Company has been advised that, in the opinion of the Commission and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

     ix. Governing Law. This DRP shall be governed by the laws of the State of Maryland.

                                   APPENDIX C

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                           INSTRUCTIONS TO SUBSCRIBERS

[LOGO]

               Any person desiring to subscribe for our common shares should carefully read and review the Prospectus, as supplemented to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the items indicated. Please print in ballpoint pen or type the information.

                                 A - INVESTMENT

Item (1)a      Enter the dollars and cents amount of the purchase and the number of shares to be purchased. Minimum purchase 300 shares ($3,000).
               Qualified Plans 100 shares ($1,000). (Iowa requires 300 shares
               ($3,000) for IRA accounts; Minnesota requires 200 shares ($2,000) for IRA and qualified accounts).
               Check the box to indicate whether this is an initial or an additional investment. The "Additional Investment" box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. A
               COMPLETED SUBSCRIPTION AGREEMENT IS REQUIRED FOR EACH INITIAL AND
               ADDITIONAL INVESTMENT.

Item (1)b      Deferred Commission Option: Please check the box if you have agreed with your Soliciting Dealer to elect the Deferred
               Commission Option, as described in the Prospectus, as supplemented to date. By electing the Deferred Commission Option, you are required to pay only $9.40 per share purchased upon subscription. For the next six years, following the year of subscription, you will have a sales commission of $0.10 per share deducted from and paid out of cash distributions otherwise distributable to you. Election of the Deferred Commission Option shall authorize the Company to withhold such amounts from cash distributions otherwise payable to you and to pay them as described in the "Plan of Distribution-Deferred Commission
               Option" section of the Prospectus, as supplemented to date.

Item (1)c      Check the box to indicate whether the Registered Representative chooses to purchase common stock net of selling commissions.

                              B - TYPE OF OWNERSHIP

               FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, please mail the properly completed and executed Subscription Agreement/Signature Page and your check MADE PAYABLE TO "LBNA/ESCROW AGENT FOR IWRRET" to:
               Inland Securities Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523, Attn: Investor Services. If you have questions, please call 800-826-8228.

               FOR CUSTODIAL OWNERSHIP ACCOUNTS, checks should be MADE PAYABLE TO THE CUSTODIAN AND SENT ALONG WITH THIS PROPERLY COMPLETED AND EXECUTED FORM TO THE CUSTODIAN.

Item (2)a      Check the appropriate box to indicate the type of entity that is subscribing. (Entities for non-custodial ownership accounts appear on the left side; entities for custodial ownership accounts appear on the right side.) If this is an additional purchase, this should be completed exactly the same as previous investment. If the entity is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under
               Section 501A of the Internal Revenue Code. Note: Pension or profit sharing plan appears under non-custodial ownership as well as custodial ownership -- check non-custodial ownership if the plan has a trustee; custodial ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you may check the "TOD" box and you must fill out the Transfer on Death Form in order to effect the designation.

Item (2)b      Enter the exact name of the custodian or trustee and mailing address. IF THIS IS AN ADDITIONAL PURCHASE BY A QUALIFIED PLAN,
               PLEASE USE THE SAME EXACT PLAN NAME AS PREVIOUSLY USED.

Item (2)c      The custodian must complete this box by entering its custodian
               Tax ID number (for tax purposes), custodial account number and its telephone number.

                           C - SUBSCRIBER INFORMATION

Item (3) For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For co-subscribers enter the names of all subscribers. For custodial ownership accounts, enter FBO the name of the subscriber.

Item (4) Enter mailing address, city, state, and zip code of the subscriber. Note: The custodian or trustee of custodial ownership accounts is the mailing address or address of record completed in Item (2) b.

Item (5) Enter the residence address if different than the mailing address in Item (4). For custodial ownership accounts, enter the residence address of the subscriber.

Item (6)       Enter home telephone, business telephone and email address.

Item (7) Enter birth date of subscriber and co-subscriber, if applicable, or date of incorporation.

Item (8) Enter the Social Security number of subscriber and co-subscriber, if applicable. The subscriber is certifying that this number is correct. For custodial ownership accounts, enter the subscriber's Social Security number (for identification purposes). Enter Tax ID number, if applicable.

Item (9) Check the appropriate box. If the subscriber is a non-resident alien, he must apply to the United States Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available.

Item (10)      Check this box if the subscriber is an employee of Inland or an individual who has been continuously affiliated with Inland as an independent contractor.

                            D - DISTRIBUTION OPTIONS

               CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS.

Item (11)a     Check if you desire distributions to be mailed to address of record in Section C, Item (4) above.

Item (11)b     Check if you desire to participate in Distribution Reinvestment
               Program.

Item (11)c     If subscriber desires direct deposit of his/her/their cash distributions to an account or address other than as set forth in the Subscription Agreement/Signature Page, check the preferred option and complete the required information. For ACH, indicate whether it is a checking or savings account, and enter the name of the institution/individual, mailing address, ABA number, and account number. MUST ENCLOSE VOIDED CHECK, if applicable.

               CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR CUSTODIAL OWNERSHIP ACCOUNTS.

Item (12)a     Check if you desire distributions to be mailed to custodian.

Item (12)b     Check if you desire to participate in Distribution Reinvestment
               Program.

                                  E - SIGNATURE

Item (13)      The Subscription Agreement/Signature Page MUST BE EXECUTED by the
               subscriber(s), and if applicable, the trustee or custodian.

                   F - BROKER/DEALER REGISTERED REPRESENTATIVE

Item (14)      Enter the Registered Representative name, address, B/D Rep ID number, telephone number, and e-mail address. Also, enter the name of the broker/dealer, home office address, and B/D Client
               Account number. By executing the Subscription Agreement/Signature
               Page, the Registered Representative substantiates compliance with the conduct rules of the NASD, by certifying that the Registered
               Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered
               Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term.
               The Registered Representative (authorized signature) should sign where provided.

Item (14)a     Check the box to indicate whether the broker/dealer agrees to the
               Deferred Commission Option if the subscriber has elected the deferred Commission Option; the broker/dealer must sign to acknowledge that agreement.

Item (14)b     Check the box to indicate whether the Registered Representative chooses to purchase common stock net of selling commissions.

                     G - REGISTERED INVESTMENT ADVISOR (RIA)

Item (15)      Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker/dealer whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. NO
               SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS. This box must be checked in order for such subscriber(s) to purchase shares net of the selling commissions.

                           SUBMISSION OF SUBSCRIPTION

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, the properly completed and executed Subscription Agreement/Signature Page together with a check MADE PAYABLE TO "LBNA/ESCROW AGENT FOR IWRRET" should be mailed to: Inland Securities Corporation, 2901 Butterfield Road, Oak Brook, Illinois 60523. Attn: Investor Services.

FOR CUSTODIAL OWNERSHIP ACCOUNTS, checks should be MADE PAYABLE TO THE CUSTODIAN AND SENT ALONG WITH THIS PROPERLY COMPLETED AND EXECUTED FORM TO THE CUSTODIAN.

NOTE: If a person other than the person in whose name the shares will be held is reporting the income received from the Company, you must notify the Company in writing of that person's name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/ SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

CALIFORNIA INVESTORS

All Certificates representing shares which are sold in the State of California will bear the following legend conditions: IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

Any subscriber seeking to purchase shares pursuant to a discount offered by the Company must submit such request in writing and set forth the basis for the request. Any such request will be subject to verification by the Company.

Lack of Liquidity: There is no current market for the shares and the investors may not be able to sell the securities.

                          SPECIAL SUITABILITY STANDARDS

CERTAIN STATES HAVE IMPOSED SPECIAL FINANCIAL SUITABILITY STANDARDS FOR SUBSCRIBERS WHO PURCHASE SHARES.

IF THE SUBSCRIBER IS A RESIDENT OF MAINE, THE SUBSCRIBER MUST HAVE EITHER: (i) A MINIMUM NET WORTH (EXCLUDING HOME, HOME FURNISHINGS AND AUTOMOBILES) OF $200,000; OR (ii) A MINIMUM ANNUAL GROSS INCOME OF $50,000 AND A MINIMUM NET WORTH (EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES) OF $50,000.

IF THE SUBSCRIBER IS A RESIDENT OF ARIZONA, CALIFORNIA, IOWA, MASSACHUSETTS, MICHIGAN, MISSOURI, OREGON OR TENNESSEE, THE SUBSCRIBER MUST HAVE EITHER: (i) A MINIMUM NET WORTH (EXCLUDING HOME, HOME FURNISHINGS AND AUTOMOBILES) OF $225,000; OR (II) A MINIMUM ANNUAL GROSS INCOME OF $60,000 AND A MINIMUM NET WORTH (EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES) OF $60,000.

IN ADDITION, IF THE SUBSCRIBER IS A RESIDENT OF KANSAS, OHIO OR PENNSYLVANIA, THE INVESTMENT MAY NOT EXCEED 10% OF THE INVESTOR'S LIQUID NET WORTH.

WE INTEND TO ASSERT THE FOREGOING REPRESENTATIONS AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. WE HAVE THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEING ACQUIRED BY MORE THAN ONE PERSON. AS USED IN THIS SUBSCRIPTION AGREEMENT, "INLAND" REFERS TO INLAND REAL ESTATE GROUP, INC. AND ITS AFFILIATES. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER IS NOT WAIVING ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS.

                                  ACH LANGUAGE

I (WE) HEREBY AUTHORIZE INLAND WESTERN RETAIL REAL ESTATE TRUST, INC. ("COMPANY") TO DEPOSIT DISTRIBUTIONS FROM MY (OUR) INTEREST IN STOCK OF THE COMPANY INTO THE ACCOUNT LISTED IN SECTION D OF SUBSCRIPTION AGREEMENT AT THE FINANCIAL INSTITUTION INDICATED IN SECTION D OF SUBSCRIPTION AGREEMENT. I FURTHER AUTHORIZE THE COMPANY TO DEBIT MY ACCOUNT NOTED IN SECTION D OF SUBSCRIPTION AGREEMENT IN THE EVENT THAT THE COMPANY ERRONEOUSLY DEPOSITS ADDITIONAL FUNDS TO WHICH I AM NOT ENTITLED, PROVIDED THAT SUCH DEBIT SHALL NOT EXCEED THE ORIGINAL AMOUNT OF THE ERRONEOUS DEPOSIT. IN THE EVENT THAT I WITHDRAW FUNDS ERRONEOUSLY DEPOSITED INTO MY ACCOUNT BEFORE THE COMPANY REVERSES SUCH DEPOSIT, I AGREE THAT THE COMPANY HAS THE RIGHT TO RETAIN ANY FUTURE DISTRIBUTIONS THAT I AM ENTITLED UNTIL THE ERRONEOUSLY DEPOSITED AMOUNTS ARE RECOVERED BY THE COMPANY.

THIS AUTHORIZATION IS TO REMAIN IN FULL FORCE AND EFFECT UNTIL THE COMPANY HAS RECEIVED WRITTEN NOTICE FROM ME OF THE TERMINATION OF THIS AUTHORIZATION IN TIME TO ALLOW REASONABLE OPPORTUNITY TO ACT ON IT, OR UNTIL THE COMPANY HAS SENT ME WRITTEN NOTICE OF TERMINATION OF THIS AUTHORIZATION.

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
         2901 BUTTERFIELD ROAD, OAK BROOK, ILLINOIS 60523 ~ 800.826.8228 SUBSCRIPTION AGREEMENT/SIGNATURE PAGE FOR PROSPECTUS DATED ______________

[LOGO]

         PLEASE READ THIS SUBSCRIPTION AGREEMENT/SIGNATURE PAGE AND THE
                      TERMS AND CONDITIONS BEFORE SIGNING.
               SUBSCRIBER MUST READ THE SUBSCRIPTION INSTRUCTIONS.

                                 A - INVESTMENT

(1)a This subscription is in the amount of $_________________ for the purchase of ________________ shares of Inland Western Retail Real Estate Trust, Inc. at $10 per share. Minimum initial investment: 300 shares (100 shares for IRA, Keogh and qualified plan accounts-Iowa requires 300 Shares for IRA accounts; Minnesota requires 200 shares for IRA and qualified plan accounts).
       THIS IS AN: / / INITIAL INVESTMENT / / ADDITIONAL INVESTMENT A completed Subscription Agreement is required for each initial and additional investment.

(1)b   / / CHECK THE BOX TO ELECT THE DEFERRED COMMISSION OPTION. (This election must be agreed to by the broker/dealer listed on the following page)

(1)c   / / REGISTERED REPRESENTATIVE NAV PURCHASE

                                B - TYPE OF OWNERSHIP

                              NON-CUSTODIAL OWNERSHIP
                 MAKE CHECK PAYABLE TO: LBNA/ESCROW AGENT FOR IWRRET

(2)a   / / INDIVIDUAL OWNERSHIP - one signature required
       / / TOD (FILL OUT TOD FORM TO EFFECT DESIGNATION)
       / / JOINT TENANTS WITH RIGHT OF SURVIVORSHIP - all parties must sign / / COMMUNITY PROPERTY - all parties must sign
       / / TENANTS IN COMMON - all parties must sign
       / / TENANTS BY THE ENTIRETY - all parties must sign
       / / CORPORATE OWNERSHIP - authorized signature required
       / / PARTNERSHIP OWNERSHIP - authorized signature required
       / / LLC OWNERSHIP - authorized signature required
       / / UNIFORM GIFTS TO MINORS ACT - custodian signature required

           STATE OF ________________ A CUSTODIAN FOR______________________
       / / PENSION OR PROFIT SHARING PLAN - trustee signature(s) required
           / / TAXABLE    / / EXEMPT UNDER Section 501A
           NAME OF TRUSTEE OR OTHER ADMINISTRATOR_________________________

           _______________________________________________________________
       / / TRUST - trustee or grantor signature(s) required

           / / TAXABLE  / / GRANTOR A OR B   DATE TRUST ESTABLISHED ______

           NAME OF TRUSTEE OR OTHER ADMINISTRATOR_________________________

           _______________________________________________________________
       / / ESTATE - personal representative signature required

       / / OTHER (SPECIFY) ______________________________________________

                                 CUSTODIAL OWNERSHIP

       MAKE CHECK PAYABLE TO THE CUSTODIAN LISTED BELOW AND SEND ALL PAPERWORK DIRECTLY TO THE CUSTODIAN
(2)a   / / TRADITIONAL IRA - custodian signature required
       / / ROTH IRA - custodian signature required
       / / KEOGH - trustee signature required
       / / SIMPLIFIED EMPLOYEE PENSION/TRUST (S.E.P.) - trustee signature required
       / / PENSION OR PROFIT SHARING PLAN - custodian signature required
           / / TAXABLE    / / EXEMPT UNDER Section 501A
           NAME OF TRUSTEE OR OTHER ADMINISTRATOR_________________________

           _______________________________________________________________

       / / OTHER (SPECIFY) _______________________________________________
(2)b
       ___________________________________________________________________
           NAME OF CUSTODIAN OR TRUSTEE

       ___________________________________________________________________
           MAILING ADDRESS

       ___________________________________________________________________
           CITY, STATE, ZIP

(2)c   CUSTODIAN INFORMATION TO BE COMPLETED BY CUSTODIAN LISTED ABOVE

       CUSTODIAN TAX ID #       -

       CUSTODIAL ACCOUNT #

       CUSTODIAN TELEPHONE         -           -

                           C - SUBSCRIBER INFORMATION

(3)    SUBSCRIBER
       / / Mr.   / / Mrs.  / / Ms.
       CO-SUBSCRIBER
       / / Mr.   / / Mrs.  / / Ms.
(4)    MAILING ADDRESS

       CITY, STATE & ZIP CODE

(5)    RESIDENCE ADDRESS
       (if different from above)

       CITY, STATE & ZIP CODE

(6)    HOME TELEPHONE              -    -       BUSINESS TELEPHONE    -       -

       EMAIL ADDRESS

(7)    BIRTH DATE/DATE            /    /  MM/DD/YYYY
       OF INCORPORATION

       CO-SUBSCRIBER BIRTH        /    /  MM/DD/YYYY
       DATE

(8)    SOCIAL SECURITY #           -    -

       CO-SUBSCRIBER SOCIAL        -    -
       SECURITY #

       TAX ID #                        -

(9)    PLEASE INDICATE CITIZENSHIP STATUS
       / / U.S. CITIZEN     / / RESIDENT ALIEN     / / NON-RESIDENT ALIEN

(10)   / / EMPLOYEE OR AFFILIATE

                            D - DISTRIBUTION OPTIONS

                 DISTRIBUTION OPTIONS FOR NON-CUSTODIAL ACCOUNTS

(11)a  / / MAIL TO ADDRESS OF RECORD

(11)b  / / DISTRIBUTION REINVESTMENT PROGRAM: Subscriber elects to participate in the Distribution Reinvestment Program described in the Prospectus.

(11)c  / / DISTRIBUTIONS DIRECTED TO:
           / / VIA MAIL COMPLETE INFORMATION BELOW.
           / / VIA ELECTRONIC DEPOSIT (ACH) COMPLETE INFORMATION BELOW. See ACH
               language on page 2 of the instructions. MUST ENCLOSE VOIDED CHECK
           / / CHECKING    / / SAVINGS

       ___________________________________________________________________
           NAME OF BANK, BROKERAGE FIRM OR INDIVIDUAL
       ___________________________________________________________________
           MAILING ADDRESS
       ___________________________________________________________________
           CITY, STATE, ZIP


       BANK ABA # (FOR ACH ONLY)              ACCOUNT NUMBER-MUST BE FILLED IN
       MUST ENCLOSE VOIDED CHECK

                   DISTRIBUTION OPTIONS FOR CUSTODIAL ACCOUNTS

(12)a  / / MAIL TO CUSTODIAL ACCOUNT

(12)b  / / DISTRIBUTION REINVESTMENT PROGRAM: Subscriber elects to participate in the Distribution Reinvestment Program described in the Prospectus.

                                  E - SIGNATURE

(13) THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) that he is not subject to backup withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified him that he is no longer subject to backup withholding.
       The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such Investor's behalf) the following:
       (a) acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the COMPANY RELATING TO THE SHARES, WHEREIN THE TERMS AND CONDITIONS OF THE OFFERING OF THE SHARES ARE DESCRIBED, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company. (Does not apply to Minnesota residents.)
       (b) represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $45,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000 or such higher suitability as may be required by certain states and set forth on page 2 hereof; IN THE CASE OF SALES TO FIDUCIARY ACCOUNTS, THE SUITABILITY STANDARDS MUST BE MET BY THE BENEFICIARY, THE FIDUCIARY ACCOUNT OR BY THE DONOR OR GRANTOR WHO DIRECTLY OR INDIRECTLY SUPPLIES THE FUNDS FOR THE PURCHASE OF THE SHARES.
       (c) represents that the investor is purchasing the shares for his or her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
       (d) acknowledges that the shares are not liquid; (not required for Minnesota or Maine residents)
       (e) if an Affiliate of the Company, represents that the shares are being purchased for investment purposes only and not for immediate resale.

X
---------------------------------             ----------------------------------
SIGNATURE -- REGISTERED OWNER                 DATE

X                                             X
---------------------------------             ----------------------------------
SIGNATURE -- CO-OWNER (IF APPLICABLE)         AUTHORIZED SIGNATURE (CUSTODIAN OR
                                              TRUSTEE IF APPLICABLE)

   A SALE OF THE SHARES MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS
             AFTER THE DATE THE SUBSCRIBER RECEIVES THE PROSPECTUS.

                   F - BROKER/DEALER-REGISTERED REPRESENTATIVE

(14) BROKER/DEALER DATA--COMPLETED BY SELLING REGISTERED REPRESENTATIVE (PLEASE USE REP'S ADDRESS--NOT HOME OFFICE)

       NAME OF REGISTERED
       REPRESENTATIVE
       / / Mr.   / / Mrs.   / / Ms.

       MAILING ADDRESS

       CITY, STATE &
       ZIP CODE

       BROKER/DEALER
       NAME

       HOME OFFICE
       MAILING ADDRESS

       CITY, STATE &
       ZIP CODE

       B/D CLIENT
       ACCOUNT NUMBER                #

       B/D REP ID NUMBER             #

                   -           -
       REGISTERED REPRESENTATIVE'S TELEPHONE
       HAVE YOU CHANGED BROKER/DEALERS?  / / YES    / / NO

       ----------------------------------------------------------
       REGISTERED REPRESENTATIVE'S E-MAIL

       X
       ----------------------------------------------------------
       SIGNATURE--REGISTERED REPRESENTATIVE

       X
       ----------------------------------------------------------
       SIGNATURE--BROKER/DEALER (IF APPLICABLE)

(14)a  / / DEFERRED COMMISSION OPTION: Requires broker/dealer signature:
                                                                         ------

(14)b  / / REGISTERED REPRESENTATIVE NAV PURCHASE

                     G - REGISTERED INVESTMENT ADVISOR (RIA)

(15) REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS. / / CHECK ONLY IF investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

                                   APPENDIX D

[LOGO]

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                         TRANSFER ON DEATH FORM (T.O.D.)
                THIS FORM IS NOT VALID FOR TRUST OR IRA ACCOUNTS.

                                                       Please mail this form to:
                          Inland Securities Corporation, Attn: Investor Services
Use this form to designate                     2901 Butterfield Road, Oak Brook,
a T.O.D. beneficiary (ies)                                        Illinois 60523
                                                                    800.826.8228


                            A - INVESTOR INFORMATION

1. Name of registered owner(s), exactly as name(s) appear(s) on stock certificate or subscription agreement:

       ______________________________________________________________________

       ______________________________________________________________________

2.     Social Security number(s) of registered owner(s):
             -      -                     -      -

3.     Daytime phone number:
             -      -

4.     State of Residence:

       ______________________________________________________________________
       Not accepted from residents of Louisiana, New York or North Carolina

                        B - TRANSFER ON DEATH DESIGNATION

I authorize Inland Western Retail Real Estate Trust, Inc. to register all of my shares of its common stock in beneficiary form, assigning ownership on my death to my beneficiary(ies). I understand that if more than one beneficiary is listed, percentages for each must be designated. If percentages are not designated, the shares will be divided equally. Percentages must equal 100%. Additional beneficiaries may be listed on a separate page.

1.     Name of Primary Beneficiary:

       ______________________________________________________________________

2.     Social Security Number:           -        -

       OR Tax Identification Number:     -

3.     Percentage:                       %

1.     Name of Primary Beneficiary:

       ______________________________________________________________________

2.     Social Security Number:           -        -

       OR Tax Identification Number:     -

3.     Percentage:                       %

1.     Name of Primary Beneficiary:

       ______________________________________________________________________

2.     Social Security Number:           -        -

       OR Tax Identification Number:     -

3.     Percentage:                       %

1.     Name of Primary Beneficiary:

       ______________________________________________________________________

2.     Social Security Number:           -        -

       OR Tax Identification Number:     -

3.     Percentage:                       %

                                  C - SIGNATURE

By signing below, I (we) authorize Inland Western Retail Real Estate Trust, Inc. to register all of my (our) shares of its common stock in T.O.D. form. The designation(s) will be effective on the date of receipt. Accordingly, I (we) hereby revoke any beneficiary designation(s) made previously with respect to my
(our) Inland shares. I (we) have reviewed the information set forth below. I
(we) agree on behalf of myself (ourselves) and my (our) heirs, assigns, executors, administrators and beneficiaries to indemnify and hold harmless Inland Western Retail Real Estate Trust, Inc. and any and all of its affiliates, agents, successors and assigns, and their respective directors, officers and employees, from and against any and all claims, liability, damages, actions and expenses arising directly or indirectly out of or resulting from the transfer of my (our) shares in accordance with this T.O.D. designation.

I (we) further understand that Inland Western Retail Real Estate Trust, Inc. cannot provide any legal advice and I (we) agree to consult with my (our) attorney, if necessary, to make certain that the T.O.D. designation is consistent with my (our) estate and tax planning. Sign exactly as the name(s) appear(s) on the stock certificate or subscription agreement. All registered owners must sign. THIS AUTHORIZATION FORM IS SUBJECT TO THE ACCEPTANCE OF INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

X                                                 X
 ------------------  ------------                 -------------------  ---------
 Signature                   Date                 Signature                 Date

                          TRANSFER ON DEATH INFORMATION

- A Transfer on Death (T.O.D.) designation transfers ownership of shares to the registered owner's beneficiary(ies) upon death; provided that Inland Western Retail Real Estate Trust, Inc. receives proof of death and other documentation it deems necessary or appropriate.
-  Until the death of the account owner(s), the T.O.D. beneficiary(ies) has
   (have) no present interest in, or authority over, the T.O.D. account.
- A T.O.D. designation will be accepted only where (1) shares are owned by a natural person and registered in that individual's name or (2) by two or more natural persons as joint tenants with rights of survivorship.
- Accounts registered to trusts, corporations, charities, and other such entities may not declare a T.O.D. designation because they are considered perpetual. These entities, however, may be listed as a beneficiary on a T.O.D. for accounts registered to a natural person.
- A T.O.D. designation made by joint tenants with rights of survivorship does not take effect until the last of all multiple owners dies. The surviving owners may revoke or change the T.O.D. designation at any time.
- If the beneficiary(ies) does (do) not survive the registered owner(s), the shares will be treated as belonging to the decedent's estate.
-  A minor may not be named as a beneficiary.
- A T.O.D. designation will not be accepted from residents of Louisiana, New York or North Carolina.
- A T.O.D. designation and all rights related thereto shall be governed by the laws of the state of Illinois.
- A T.O.D. designation may be voided at any time by Inland Western Retail Real Estate Trust, Inc., in its sole discretion, if there is any doubt as to the validity or effectiveness of a T.O.D. designation.

                                   APPENDIX E1

                               LETTER OF DIRECTION

_________________, 2003


Inland Real Estate Investment Corporation
2901 Butterfield Road
Oak Brook, Illinois 60523

RE:  Registered Investment Advisory Fees
     Account No. ______________ ("Account")

You are hereby instructed and authorized by me to deduct advisory fees payable to ________________, my registered investment advisor, in the following amount from my Account, and to pay such amount by wire transfer in immediately available funds to my registered investment advisor, upon each distribution by Inland Western Retail Real Estate Trust, Inc. (the "Company") on my Account, as payment for my registered investment advisor's advisory fees (select only one).

     (1)  $________________; OR

     (2) _______________% Annual Fee (calculated on a monthly basis) of the Asset Value to be paid by the Company on my Account.

I understand and acknowledge that any and all advisory fees payable to my registered investment advisor are my sole responsibility and you are paying the amounts directed by me as an accommodation.

This letter shall serve as an irrevocable instruction to you to pay such advisory fees from my Account until such time as I provide you with written notice of my election to revoke this instruction.

Sincerely,

                                      E1-1

                                   APPENDIX E2

                              NOTICE OF REVOCATION

__________________, 20__


Inland Real Estate Investment Corporation
2901 Butterfield Road
Oak Brook, Illinois 60523

RE:  Revocation of Instruction
     Account No. _________ ("Account")

This letter shall serve as notice to you of my revocation of my instruction to you to deduct advisory fees from my Account any pay such fees directly to _________________, my registered investment advisor, pursuant to my letter to you dated _____________.

I hereby instruct you to cease any and all future deductions from my Account for the purpose of such advisory fee payments. I understand and acknowledge that this revocation will be effective within one business day of receipt by you.

Sincerely,

                                      E2-1

                                   APPENDIX F

                              PRIVACY POLICY NOTICE

                  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.
                                 PRIVACY POLICY

OUR COMMITMENT TO PROTECTING YOUR PRIVACY. We consider customer privacy to be fundamental to our relationship with our shareholders. In the course of servicing your account, we collect personal information about you ("NONPUBLIC PERSONAL INFORMATION"). We collect this information to know who you are so that we can provide you with products and services that meet your particular financial and investing needs, and to meet our obligations under the laws and regulations that govern us.

Throughout our history we have been, and we remain, committed to maintaining the confidentiality, integrity and security of our shareholders' personal information. It is our policy to respect the privacy of our current and former shareholders and to protect the personal information entrusted to us. This Privacy Policy (the "POLICY") describes the standards we follow for handling your personal information, with the dual goals of meeting your financial needs while respecting your privacy.

This Policy applies to the Inland family of companies, which includes Inland Western Retail Real Estate Trust, Inc.

1.   Information We May Collect

We may collect nonpublic personal information about you from three sources:

          - Information on applications, subscription agreements or other forms. This category may include your name, address, tax identification number, age, marital status, number of dependents, assets, debts, income, employment history, beneficiary information and personal bank account information.

          - Information about your transactions with us, our affiliates and others such as: the types of products you purchase, your account balances, margin loan history and payment history.

          - Information obtained from others, such as from consumer credit reporting agencies. This may include information about your creditworthiness, financial circumstances and credit history, including any bankruptcies and foreclosures.

2.   Persons to Whom We May Disclose Information

We may disclose all three types of nonpublic personal information about you to the unaffiliated third parties and in the circumstances described below, as permitted by applicable laws and regulations.

          - Companies with whom we have contracted to provide account-related services, such as statement preparation, execution services, custodial services, and report preparation. (Every contract with each of these service providers prohibits the service provider from disclosing or using your nonpublic personal information for any purpose except to provide the service for which we have contracted.)

          - Our lawyers, accountants, auditors, regulators, advisors, and quality-control consultants.

          -    If we suspect fraud.

          - To protect the security of our records, Web site and telephone customer service center.

          -    Information you have authorized us to disclose.

3.   Protecting Your Information

Our employees are required to follow the procedures we have developed to protect the integrity of your information. These procedures include:

          - Restricting physical and other access to your nonpublic personal information to persons with a legitimate business need to know the information in order to service your account.

          - Contractually obligating third parties doing business with us to comply with all applicable privacy and security laws.

          - Providing information to you only after we have used reasonable efforts to assure ourselves of your identity by asking for and receiving from you information only you should know.

          - Maintaining reasonably adequate physical, electronic and procedural safeguards to protect your information.

4.   Former Customers

We treat information concerning our former customers the same way we treat information about our current customers.

5.   Keeping You Informed

We will send you a copy of this Policy annually. We will also send you all changes to this Policy as they occur. You have the right to "opt out" of this policy by notifying us in writing.

QUESTIONS? If you have any questions about this Policy, please do not hesitate to call Roberta Matlin at 630-218-8000.

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 31.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the expenses (other than selling commissions) incurred by us while issuing and distributing the securities registered pursuant to this Registration Statement. All amounts other than the SEC registration fee and NASD filing fee are estimates.


      Securities and Exchange Commission Registration Fee    $   569,444
      NASD Filing Fee                                        $    31,435
      Printing and Mailing Expenses                          $   466,376
      Blue Sky Fees and Expenses                             $   519,779
      Legal Fees and Expenses                                $   544,171
      Accounting Fees and Expenses                           $   240,058
      Advertising and Sales Literature                       $ 4,334,458
      Due Diligence                                          $   344,067
      Transfer agent fees                                    $   147,493
      Data processing fees                                   $    59,865
      Bank fees and other administrative expenses            $   410,636
                                                              ----------
        Total                                                $ 7,667,782*

* As of September 30, 2004

ITEM 32.  SALES TO SPECIAL PARTIES.

     Our employees and associates and those of our affiliates are permitted to purchase shares net of sales commissions and the marketing contribution and due diligence expense allowance fee or for $8.95 per share.

ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES.

     As of December 14, 2004, we have sold the following securities for the following aggregate offering prices: In March 2003, Inland Western Retail Real Estate Advisory Services, Inc., the advisor, purchased from us 20,000 shares for $10 per share, for an aggregate purchase price of $200,000 in connection with our organization. No sales commissions or other consideration was paid in connection with such sales The sales were consummated without registration under the Act in reliance upon Rule 506 of Regulation D and the exemption from registration in Section 4(2) of the Securities Act as transactions not involving any public offering.

     Options to purchase an aggregate of 15,000 shares at an exercise price of $8.95 per share have been granted to the Independent Directors pursuant to the Independent Director Stock Option Plan (options to purchase 3,000 shares as to each of the five independent directors plus options for 500 shares each on the date of the first annual meeting). None of such options have been exercised. Therefore, no shares have been issued in connection with such options.

ITEM 34.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article XV of our articles of incorporation provides as follows:

SECTION 3.     INDEMNIFICATION

     (a) Subject to paragraphs (b), (c) and (d) of this Section 3, we shall, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with Section 2-418 of the Maryland General Corporation Law, indemnify and pay, advance, or reimburse reasonable expenses to any Director, officer, employee and agent of the Company and the Advisor and its Affiliates (each an "Indemnified Party").

     (b) As long as we qualify as a REIT, it shall not indemnify nor pay, advance or reimburse expenses to an Indemnified Party unless: (i) Directors have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the Indemnified Party was acting on behalf of or performing services on the part of the Company; (iii) such liability or loss was not the result of negligence or misconduct on the part of the Indemnified Party except that in the event the Indemnified Party is or was an Independent Director, such liability or loss shall not have been the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to be held harmless is recoverable only out of our Net Assets and not from the Stockholders.

     (c) As long as we qualify as a REIT and notwithstanding anything to the contrary in Section 3(b) of this Article XV, the Company shall not indemnify a Director, officer, employee or agent of ours or the Advisor or its Affiliates for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Securities and Exchange Commission (the "Commission") and the published opinions of any state securities regulatory authority in which securities of ours were offered or sold as to indemnification for violations of securities laws.

     (d) We may advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with Section 2-418 of the Maryland General Corporation Law, and, as long as we qualify as a REIT, only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party for or on our behalf; (ii) the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnified Party receiving such advances undertakes in writing to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

     (e) We shall have the power to purchase and maintain insurance or provide similar protection on behalf of an Indemnified Party against any liability asserted which was incurred in any such capacity with us or arising out of such status; provided, however, that we shall not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under these Articles. Nothing contained herein shall constitute a waiver by any Indemnified Party of any right which he, she or it may have against any party under federal or state securities laws. We shall also have power to enter into any contract for indemnity and advancement of expenses with an officer, employee or agent who is not a Director to such further extent consistent with law.

     Our article of incorporation authorize and direct us to indemnify, and pay or reimburse reasonable expenses to, any director, officer, employee or agent we employ to the fullest extent provided by Maryland law. The Maryland General Corporation Law provides that a Maryland corporation may indemnify a director, officer, employee or agent made a party to any proceeding by reason of service in that capacity unless it has been established that (1) the act or omission was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; or (2) the individual actually received an improper personal benefit in money, property, or services; or (3) in the case of a criminal proceeding, the individual had reasonable cause to believe that the act or omission was unlawful.

     The Bylaws provide that neither the amendment, nor the repeal, nor the adoption of any other provision of the articles of incorporation or the bylaws will apply to or affect, in any respect, the Indemnitee's right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.

     To the extent that the indemnification may apply to liabilities arising under the Act, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable.

     We entered into separate indemnification agreements with each of our directors and some of our executive officers. The indemnification agreements require, among other things, that we indemnify the directors and officers to the fullest extent permitted by law, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. We must also indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and cover directors and officers under our Directors' and officers' liability insurance, if any. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the articles of incorporation and the Bylaws, as a contract, it cannot be unilaterally modified by the board or by the stockholders to eliminate the rights it provides.


ITEM 35.     TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

         Inapplicable.

ITEM 36.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  FINANCIAL STATEMENTS.

    The following financial statements were previously filed as part of the registration statement in the prospectus and are included herein:

     1.   INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.:

     (a)  Report of Independent Registered Public Accounting Firm

     (b)  Balance Sheet at June 30, 2003 (audited)

     (c)  Notes to Balance Sheet at June 30, 2003 (audited)


2.   PEORIA STATION:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2002 and nine months ended June 30, 2003 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2002 and nine months ended June 30, 2003 (unaudited)

    The following financial statements are included as part of Post Effective Amendment No. 2 and are incorporated herein by reference:

     1.   INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.:

     (a)  Pro Forma Balance Sheet at September 30, 2003 (unaudited)

     (b)  Notes to Pro Forma Balance Sheet at September 30, 2003 (unaudited)

     (c) Pro Forma Statement of Operations for the nine months ended September 30, 2003 (unaudited)

     (d) Notes to Pro Forma Statement of Operations for the nine months ended September 30, 2003 (unaudited)

     (e) Pro Forma Statement of Operations for the year ended December 31, 2003 (unaudited)

     (f) Notes to Pro Forma Statement of Operations for the year ended December 31, 2003 (unaudited)

2.   SHOPS AT PARK PLACE:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2002 and nine months ended September 30, 2003 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2002 and nine months ended September 30, 2003 (unaudited)

3.   STONY CREEK MARKETPLACE:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the nine months ended September 30, 2003 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the nine months ended September 30, 2003 (unaudited)

The following financial statements are included as part of Post Effective Amendment No. 3 and are incorporated herein by reference:

1.   INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.:

     (a)  Report of Independent Registered Public Accounting Firm

     (b)  Consolidated Balance Sheet at December 31, 2003 (audited)

     (c) Consolidated Statement of Operations for the period from March 5, 2003 (inception) to December 31, 2003 (audited)

     (d) Consolidated Statement of Stockholders' Equity for the period from March 5, 2003 (inception) to December 31, 2003 (audited)

     (e) Consolidated Statement of Cash Flows for the period from March 5, 2003 (inception) to December 31, 2003 (audited)

     (f)  Notes to Consolidated Financial Statements (audited)

     (g)  Real Estate and Accumulated Depreciation (Schedule III)

     (h)  Pro Forma Consolidated Balance Sheet (unaudited) at December 31, 2003

     (i) Notes to Pro Forma Consolidated Balance Sheet (unaudited) at December 31, 2003

     (j) Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 2003

     (k) Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 2003

The following financial statements are included as part of Post Effective Amendment No. 3 and are incorporated herein by reference:

2.   DARIEN TOWNE CENTER:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2002

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2002

     (d) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 (unaudited)

     (e) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 (unaudited)

3.   PROPERTIES ACQUIRED FROM THOMAS ENTERPRISES IN 2003:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

4.   STONY CREEK MARKETPLACE:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 (unaudited)

5.   SHOPS AT PARK PLACE:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 (unaudited)

6.   SHAW'S SUPERMARKET (NEW BRITAIN):

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 (unaudited)

7.   HICKORY RIDGE:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

8.   CORWEST PLAZA:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period from May 29, 2003 through December 31, 2003

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from May 29, 2003 through December 31, 2003

9.   METRO SQUARE CENTER (SUPERVALUE) :

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

10.  LARKSPUR LANDING:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December

     31, 2003

11.  NORTH RANCH PAVILION:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

12.  LA PLAZA DEL NORTE:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

13.  MACARTHUR CROSSING:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

14.  PROMENADE AT RED CLIFF:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

15.  PEORIA CROSSINGS:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

16.  DORMAN CENTRE:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

17.  HERITAGE TOWNE CROSSING:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

The following financial statements are included as part of Post Effective Amendment No. 4 and are incorporated herein by reference:

1.   INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.:

     (a) Consolidated Balance Sheets at March 31, 2004 (unaudited) and December 31, 2003 (audited)

     (b) Consolidated Statements of Operations for the three months ended March 31, 2004 (unaudited) and for the period from March 5, 2003 (inception) to March 31, 2003 (unaudited).

     (c) Consolidated Statement of Stockholders' Equity for the three months ended March 31, 2004 (unaudited)

     (d) Consolidated Statements of Cash Flows for the three months ended March 31, 2004 (unaudited) and for the period from March 5, 2003 (inception) to March 31, 2003 (unaudited).

     (e)  Notes to Consolidated Financial Statements (unaudited).

2.   PARADISE VALLEY MARKETPLACE:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

3.   BEST ON THE BOULEVARD:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

4.   BLUEBONNET PARC:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

5.   NORTH RIVERS TOWN CENTER:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period of October 1, 2003 (commencement of operations) to December 31, 2003 and the three months ended March 31, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the period of October 1, 2003 (commencement of operations) to December 31, 2003 and the three months ended March 31, 2004 (unaudited)

6.   ARVADA MARKETPLACE AND CONNECTION:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

7.   EASTWOOD TOWNE CENTER:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

8.   WATAUGA PAVILION:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period of August 15, 2003 (commencement of operations) to December 31, 2003 and the three months ended March 31, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period of August 15, 2003 (commencement of operations to December 31, 2003 and the three months ended March 31, 2004 (unaudited)

9.   NORTHPOINTE PLAZA:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

10.  PLAZA SANTA FE II:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

11.  PINE RIDGE PLAZA:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003

12.  HUEBNER OAKS CENTER:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)

13.  ALISON'S CORNER:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the period from September 1, 2003 (commencement of operations) through December 31, 2003 and the three months ended March 31, 2004 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from September 1, 2003 (commencement of operations) through December 31, 2003 and the three months ended March 31, 2004 (unaudited)

The following financial statements are included as part of Post Effective Amendment No. 5 and are incorporated herein by reference:

1.   INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.:

     (a) Consolidated Balance Sheets at June 30, 2004 (unaudited) and December 31, 2003 (audited)

     (b) Consolidated Statements of Operations for the three and six months ended June 30, 2004 (unaudited), for the three months ended June 30, 2003, and the period from March 5, 2003 (inception) to June 30, 2003 (unaudited).

     (c) Consolidated Statement of Stockholders' Equity for the six months period ended June 30, 2004 (unaudited)

     (d) Consolidated Statements of Cash Flows for the three and six months ended June 30, 2004 (unaudited), three months ended June 30,2003 and for the period from March 5, 2003 (inception) to June 30, 2003 (unaudited).

     (e)  Notes to Consolidated Financial Statements (unaudited).

2.   JOHN'S CREEK VILLAGE:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period from September 21, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the period from September 21, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

3.   LAKEWOOD TOWN CENTER:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

4.   FULLERTON METROCENTER:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

5.   DAVIS TOWNE CROSSING:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period from July 18, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the period from July 18, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

6.   NORTHGATE NORTH:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

7.   CRANBERRY SQUARE:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

8.   GATEWAY PLAZA SHOPPING CENTER:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

9.   SAFEWAY PLAZA AT MARYSVILLE:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

10.  FORKS TOWN CENTER:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

11. CAPITAL CENTRE, LLC, GATEWAY VILLAGE LIMITED PARTNERSHIP, BEL AIR SQUARE JOINT VENTURE, TOWSON CIRCLE JOINT VENTURE LLP AND REISTERSTOWN PLAZA HOLDINGS, LLC:

     (a)  Independent Auditors' Report

     (b) Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

12.  THE SHOPS AT BOARDWALK:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period from May 30, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from May 30, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

13.  MANCHESTER MEADOWS:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

14.  GOVERNOR'S MARKETPLACE:

     (a)  Independent Auditors' Report

     (b) Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

14.  MITCHELL RANCH PLAZA:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period from June 30, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from June 30, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

15.  THE COLUMNS:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period from October 8, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from October 8, 2003 (commencement of operations) to December 31, 2003 and the six months ended June 30, 2004 (unaudited)

16.  SAUCON VALLEY SQUARE:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

17.  LINCOLN PARK:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the six months ended June 30, 2004 (unaudited)

18.  SHOPPES AT PROMINENCE POINT:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the period of March 1, 2004 (commencement of operations) through June 30, 2004 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period of March 1, 2004 (commencement of operations) through June 30, 2004 (unaudited)

19.  LOW COUNTRY VILLAGE:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the period of February 1, 2004 (commencement of operations) through June 30, 2004 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period of February 1, 2004 (commencement of operations) through June 30, 2004 (unaudited)

20.  SHOPPES AT DALLAS:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the period of March 1, 2004 (commencement of operations) through June 30, 2004 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period of March 1, 2004 (commencement of operations) through June 30, 2004 (unaudited)

21.  DORMAN CENTRE - PHASE II:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the period of March 15, 2004 (commencement of operations) through June 30, 2004 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period of March 15, 2004 (commencement of operations) through June 30, 2004 (unaudited)

22.  VILLAGE SHOPPES AT SIMONTON:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the period of May 1, 2004 (commencement of operations) through June 30, 2004 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period of May 1, 2004 (commencement of operations) through June 30, 2004 (unaudited)

23.  HARVEST TOWN CENTER:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the period of March 15, 2004 (commencement of operations) through June 30, 2004 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period of March 15, 2004 (commencement of operations) through June 30, 2004 (unaudited)

24.  BED, BATH & BEYOND PLAZA:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the period of March 3, 2004 (commencement of operations) through June 30, 2004 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period of March 3, 2004 (commencement of operations) through June 30, 2004 (unaudited)

The following financial statements are included as part of Post Effective Amendment No. 7:

1.   INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.:

     (a) Consolidated Balance Sheets at September 30, 2004 (unaudited) and December 31, 2003 (audited)

     (b) Consolidated Statements of Operations for the three and nine months ended September 30, 2004, three months ended September 30, 2003, and the period from March 5, 2003 (inception) through September 30, 2003 (unaudited)

     (c) Consolidated Statement of Stockholders' Equity for the nine month period ended September 30, 2004 (unaudited)

     (d) Consolidated Statements of Cash Flows for nine months ended September 30, 2004, and the period from March 5, 2003 (inception) to September 30, 2003 (unaudited)

     (e)  Notes to Consolidated Financial Statements (unaudited)

     (f)  Pro Forma Consolidated Balance Sheet (unaudited) at September 30, 2004

     (g) Notes to Pro Forma Consolidated Balance Sheet (unaudited) at September 30, 2004

     (h) Pro Forma Consolidated Statement of Operations (unaudited) for the nine months ended September 30, 2004

     (i) Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the nine months ended September 30, 2004

     (j) Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 2003

     (k) Notes to Pro Forma Consolidated Statement of Operations (unaudited) for the year ended December 31, 2003

2.   AZALEA SQUARE:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period of July 4, 2003 (commencement of operations) through December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period of July 4, 2003 (commencement of operations) through December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

3.   PROPERTIES ACQUIRED FROM BAYER PROPERTIES, INC:

     (a)  Independent Auditors' Report

     (b) Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

     (c) Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

4.   DENTON TOWN CROSSING:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period of August 11, 2003 (commencement of operations) through December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period of August 11, 2003 (commencement of operations) through December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

5.   THE PROPERTIES ACQUIRED FROM DONAHUE SCHRIBER:

     (a)  Independent Auditors' Report

     (b) Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

     (c) Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

6.   GURNEE TOWN CENTRE:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

7.   WINCHESTER COMMONS:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

8.   MANSFIELD TOWNE CENTRE:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period of July 23, 2003 (commencement of operations) through December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the July 23, 2003 (commencement of operations) through December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

9.   FOX CREEK VILLAGE:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the November 12, 2003 (commencement of operations) through December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the November 12, 2003 (commencement of operations) through December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

10.  GATEWAY PAVILION:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the period from February 15, 2003 (commencement of operations) to December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from February 15, 2003 (commencement of operations) to December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

11.  NORTHWOODS SHOPPING CENTER:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

12.  OSWEGO COMMONS:

     (a)  Independent Auditors' Report

     (b) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

     (c) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

13.  LAKE MARY POINTE:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

14.  PUBLIX CENTER - MT. PLEASANT:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the period from April 18, 2004 (commencement of operations) to September 30, 2004 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from April 18, 2004 (commencement of operations) to September 30, 2004 (unaudited)

15.  FIVE FORKS:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

16.  GATEWAY STATION

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the period from June 21 2004 (commencement of operations) to September 30, 2004 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the period from June 21, 2004 (commencement of operations) to September 30, 2004 (unaudited)

17.  SHOPS AT FOREST COMMONS:

     (a) Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

     (b) Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the year ended December 31, 2003 and the nine months ended September 30, 2004 (unaudited)

18.  INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.:

     (a)  Report of Independent Registered Public Accounting Firm

     (b)  Consolidated Balance Sheet at December 31, 2003 (audited)

     (c) Consolidated Statement of Operations for the period from March 5, 2003 (inception) to December 31, 2003 (audited)

     (d) Consolidated Statement of Stockholders' Equity for the period from March 5, 2003 (inception) to December 31, 2003 (audited)

     (e) Consolidated Statement of Cash Flows for the period from March 5, 2003 (inception) to December 31, 2003 (audited)

     (f)  Notes to Consolidated Financial Statements (audited)

     (g)  Real Estate and Accumulated Depreciation (Schedule III)


(b) EXHIBITS.

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
1.1**********           Form of Dealer Manager Agreement by and between Inland
                        Western Retail Real Estate Trust, Inc. and Inland Securities
                        Corporation.

1.2**********           Form of Soliciting Dealers Agreement by and between Inland
                        Securities Corporation and the Soliciting Dealers.

3.1**********           First Amended and Restated Articles of Incorporation of
                        Inland Western Retail Real Estate Trust, Inc.

3.2*                    Bylaws of Inland Western Retail Real Estate Trust, Inc.

4.1*                    Specimen Certificate for the Shares.

5**********             Opinion of Duane Morris LLP as to the legality of the Shares being registered.

8**********             Opinion of Duane Morris LLP as to tax matters.

10.1**                  Form of Escrow Agreement by and among Inland Western Retail
                        Real Estate Trust, Inc., Inland Securities Corporation and
                        LaSalle Bank National Association.

10.2**                  Form of Advisory Agreement by and between Inland Western
                        Retail Real Estate Trust, Inc. and Inland Western Retail
                        Real Estate Advisory Services, Inc.

10.3**                  Form of Master Management Agreement, including the form of
                        Management Agreement for each Property by and between Inland
                        Western Retail Real Estate Trust, Inc. and Inland Western
                        Property Management Corp.

10.4**                  Property Acquisition Service Agreement by and among Inland
                        Western Retail Real Estate Trust, Inc., Inland Western
                        Retail Real Estate Advisory Services, Inc., Inland Real
                        Estate Corporation, Inland Real Estate Advisory Services,
                        Inc., and Inland Real Estate Acquisitions, Inc.

10.5*                   Independent Director Stock Option Plan.

10.6*                   Indemnification Agreement by and between Inland Western
                        Retail Real Estate Trust, Inc. and its directors and executive officers.

10.7**                  Purchase and Sale Agreement (Re: Peoria Station) dated
                        January 31, 2003.

10.8***                 Assignment of Purchase and Sale Agreement (Re: Peoria
                        Station) dated June 3, 2003.

10.9****                Share Repurchase Plan.

10.10*****              Agreement for Purchase and Sale (Re: Stony Creek) dated
                        November 11, 2003.

10.11*****              Real Property Purchase Agreement (Re: Plaza 205 and Mall
                        205) dated December 3, 2003.

10.12*****              Amended Real Estate Purchase Contract (Re: Edmond Oklahoma
                        Eckerd Drug Store) dated November 11, 2003.

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
10.13*****              Amended Real Estate Purchase Contract (Re: Norman Oklahoma
                        Eckerd Drug Store) dated November 11, 2003.

10.14******             Sale-Purchase Agreement Contract (Re: Shops at Park Place)
                        dated September 5, 2003.

10.15******             Assignment of Contract (Re: Shops at Park Place) dated
                        September 23, 2003.

10.16******             Assignment of Membership Interests (Re: Shops at Park Place)
                        dated October 31, 2003.

10.17******             Promissory Note (Re: Shops at Park Place) dated October 31,
                        2003.

10.18******             Loan Agreement (Re: Shops at Park Place) dated October 31,
                        2003.

10.19******             Post Closing Agreement (Re: Shops at Park Place) dated
                        October 31, 2003.

10.20******             Purchase and Sale Agreement (Re: Darien Towne Center) dated
                        November 12, 2003.

10.21******             Purchase and Sale Agreement (Re: Shaws Supermarkets--New
                        Britain) dated November 20, 2003.

10.22******             Agreement Relating to PetsMart Claims (Re: Darien Towne
                        Center) dated December 18, 2003.

10.23******             Agreement Relating to Irv's Lease (Re: Darien Towne Center)
                        dated December 18, 2003.

10.24******             Amended Purchase Agreement (Re: Newnan Crossing) dated
                        December 18, 2003.

10.25******             Mortgage Note $10M (Re: Darien Towne Center) dated
                        December 19, 2003.

10.26******             Mortgage Note $6.5M (Re: Darien Towne Center) dated
                        December 19, 2003.

10.27******             Mortgage, Assignment of Leases, Rents and Contracts,
                        Security Agreement and Fixture Filing (Re: Darien Towne
                        Center) dated December 19, 2003.

10.28******             Related Agreement (Re: Darien Towne Center) dated
                        December 19, 2003.

10.29******             Assignment (Re: Darien Towne Center) dated December 19,
                        2003.

10.30******             Partial Assignment and Assumption of Purchase and Sale
                        Agreement (Re: Shaws Supermarket--New Britain) dated
                        December 30, 2003.

10.31******             Amended Purchase Agreement (Re: Pavilion at Kings Grant)
                        dated December 31, 2003.

10.32******             Post Closing and Indemnity Agreement (Re: Pavilion at Kings
                        Grant) dated December 31, 2003.

10.33******             Mortgage Note (Re: CorWest Plaza) dated January 1, 2004.

10.34******             Mortgage, Assignment of Leases and Rents and Security
                        Agreement (Re: CorWest Plaza) dated January 1, 2004.

10.35******             Guaranty Agreement (Re: CorWest Plaza) dated January 1,
                        2004.

10.36******             Letter Agreement (Re: Stoney Creek Marketplace) dated
                        January 5, 2004.

10.37******             Mortgage Note (Re: Stoney Creek Marketplace) dated
                        January 5, 2004.

10.38******             Mortgage, Assignment of Leases and Rents and Security
                        Agreement (Re: Stoney Creek Marketplace) dated January 5,
                        2004.

10.39******             Amended Contract of Sale (Re: La Plaza Del Norte) dated
                        January 16, 2004.

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
10.40******             Promissory Note (Re: Hickory Ridge) dated January 23, 2004.

10.41******             Post Closing Agreement (Re: Hickory Ridge) dated
                        January 2004.

10.42******             Loan Agreement (Re: Hickory Ridge) dated January 23, 2004.

10.43******             Amended and Restated Promissory Noted (Re: Shops at Park
                        Place and Shaws Supermarket--New Britain) dated
                        January 2004.

10.44******             Promissory Note (Re: Shops at Park Place and Shaws
                        Supermarket--New Britain) dated January 2004.

10.45******             Open-End Mortgage and Security Agreement (Re: Shops at Park
                        Place and Shaws Supermarket--New Britain) dated
                        January 2004.

10.46******             Loan Agreement (Re: Shops at Park Place and Shaws
                        Supermarket--New Britain) dated January 2004.

10.47******             Guaranty Agreement Regarding Cross-Collateralization (Re:
                        Shops at Park Place) dated January 2004.

10.48******             Guaranty Agreement Regarding Cross-Collateralization (Re:
                        Shaws Supermarket--New Britain) dated January 2004.

10.49******             Notice of Final Agreement (Re: La Plaza Del Norte) dated
                        February 2004.

10.50******             Secured Promissory Note Loan No. 753821 (Re: La Plaza Del
                        Norte) dated February 2004.

10.51******             Deed of Trust, Security Agreement and Assignment of Rents
                        Loan No. 753821 (Re: La Plaza Del Norte) dated February
                        2004.

10.52******             Guaranty Loan No, 753821 (Re: La Plaza Del Norte) dated
                        February 2004.

10.53*******            Amended Purchase and Sale Agreement (Re: CorWest Plaza)
                        dated October 8, 2003.

10.54*******            Assignment and Assumption of Purchase and Sale Agreement
                        (Re: CorWest Plaza) dated January 5, 2004.

10.55*******            Amended Purchase and Sale Agreement (Re: Metro Square
                        Center) dated January 16, 2004.

10.56*******            Assignment and Assumption of Letter Agreement (Re: Metro
                        Square Center) dated January 20, 2004.

10.57*******            Reinstatement of and Amendment to Purchase and Sale
                        Agreement (Re: North Ranch Pavilions) dated January 14,
                        2004.

10.58*******            Assignment and Assumption of Purchase and Sale Agreement
                        (Re: North Ranch Pavilions) dated January 15, 2004.

10.59*******            Letter Agreement (Re: MacArthur Crossing) dated
                        November 20, 2003.

10.60*******            Assignment of Contract (Re: MacArthur Crossing) dated
                        February 2004.

10.61*******            Secured Promissory Note Loan No. 753820 (Re: Larkspur
                        Landing) dated January 30, 2004.

10.62*******            Deed of Trust, Security Agreement and Assignment of Rents
                        (Re: Larkspur Landing) dated January 30, 2004.

10.63*******            Guaranty Loan No. 753820 (Re: Larkspur Landing) dated
                        January 30, 2004.

10.64*******            Amended Option to Purchase Partnership Interests (Re:
                        Hickory Ridge) dated December 23, 2003.

10.65*******            Assignment (Re: La Plaza Del Norte) dated January 21, 2004.

10.66*******            Purchase and Sale Agreement (Re: Larkspur Landing) dated
                        December 12, 2003.

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
10.67*******            Assignment (Re: Larkspur Landing) dated January 14, 2004.

10.68*******            Amended Letter Agreement Offer to Purchase (Re: The
                        Promenade at Red Cliff) dated February 13, 2004.

10.69********           Agreement of Sale (Re: Peoria Crossing) dated January, 2004

10.70********           Letter Agreement to Purchase (Re: Heritage Towne Crossing)
                        dated January 8, 2004.

10.71*********          Secured Promissory Note Loan No. 753865 (Re: Pavilion at
                        King's Grant) dated April 6, 2004.

10.72*********          Deed of Trust, Security Agreement and Assignment of Rents
                        Loan No. 753865 (Re: Pavilion at King's Grant) dated April
                        6, 2004.

10.73*********          Guaranty Loan No. 753865 (Re: Pavilion at King's Grant)
                        dated April 6, 2004.

10.74*********          Guaranty--II Loan No. 753865 (Re: Pavilion at King's Grant)
                        dated April 6, 2004.

10.75*********          Assignment of Contract (Re: Hickory Ridge) dated January 9,
                        2004.

10.76*********          Promissory Note Loan No. 6518303 (Re: Metro Square Center)
                        dated March 26, 2004.

10.77*********          Deed of Trust, Assignment of Leases and Rents, Security
                        Agreement and Fixture Filing Loan No. 6518303 (Re: Metro
                        Square Center) dated March 26, 2004.

10.78*********          Non-Recourse Guaranty Agreement Loan No. 6518303 (Re: Metro
                        Square Center) dated March 26, 2004.

10.79*********          Payment Guaranty Agreement Loan No. 6518303 (Re: Metro
                        Square Center) dated March 26, 2004.

10.80*********          Secured Promissory Note Loan No. 753864 (Re: MacArthur
                        Crossing) dated March 26, 2004.

10.81*********          Deed of Trust, Security Agreement and Assignment of Rents
                        Loan No. 753864 (Re: MacArthur Crossing) dated March 26,
                        2004.

10.82*********          Guaranty Loan No. 753864 (Re: MacArthur Crossing) dated
                        March 26, 2004.

10.83*********          Promissory Note Loan No. 57968 (Re: Promenade at Red Cliff)
                        dated April 8, 2004.

10.84*********          Exceptions to Non-Recourse Guaranty Agreement Loan No. 57968
                        (Re: Promenade at Red Cliff) dated April 8, 2004.

10.85*********          Loan Agreement No. 57968 (Re: Promenade at Red Cliff) dated
                        April 8, 2004.

10.86*********          Post Closing and Indemnity Agreement (Re: Heritage Towne
                        Crossing) dated March 5, 2004.

10.87*********          Vacancy Escrow Agreement (Re: Heritage Towne Crossing) dated
                        March 5, 2004.

10.88*********          General Assignment (Re: Heritage Towne Crossing) dated
                        March 5, 2004.

10.89*********          Assignment of Contract (Re: Heritage Towne Crossing) dated
                        March 5, 2004.

10.90*********          Assignment of Contract (Re: Dorman Center) dated
                        December 29, 2003.

10.91*********          Amended Purchase Agreement (Re: Dorman Center) dated
                        December 10, 2003.

10.92*********          Dorman Center Pier 1 Escrow (Re: Dorman Center) dated
                        March 4, 2004.

10.93*********          Dorman Center Escrow (Re: Dorman Center) dated March 4,
                        2004.

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
10.94*********          Mortgage Note Loan No. 6518291 (Re: Dorman Center) dated
                        April 9, 2004.

10.95*********          Mortgage, Assignment of Leases and Rents and Security
                        Agreement (Re: Dorman Center) dated April 9, 2004.

10.96*********          Transitional Security (Phase II) Reserve Agreement (Re:
                        Dorman Center) dated April 9, 2004,

10.97*********          Guaranty Agreement Loan No. 6518291 (Re: Dorman Center)
                        dated April 9, 2004.

10.98*********          Promissory Note: (Re: Heritage Towne Crossing) dated April
                        26, 2004.

10.99*********          Promissory Note: (Re: Eckerds--Edmond, OK.) dated April 26,
                        2004.

10.100********          Promissory Note: (Re: Eckerds--Norman, OK.) dated April 26,
                        2004.

10.101********          Loan Agreement (Re: Heritage Towne Crossing,
                        Eckerds--Edmond, OK. And Eckerds--Norman, OK.) dated April
                        26, 2004.

10.102********          Post-Closing Agreement (Re: Heritage Towne Crossing,
                        Eckerds--Edmond, OK. And Eckerds--Norman, OK.) dated April
                        26, 2004.

10.103********          Guaranty Agreement Regarding Cross-Collateralization (Re:
                        Heritage Towne Crossing) dated April 26, 2004.

10.104********          Guaranty Agreement Regarding Cross-Collateralization (Re:
                        Eckerds--Edmond, OK.) dated April 26, 2004.

10.105********          Guaranty Agreement Regarding Cross-Collateralization (Re:
                        Eckerds--Norman, OK.) dated April 26, 2004.

10.106********          Assignment of Contract (Re: Promenade at Red Cliff) dated
                        February 13, 2004.

10.107********          Assignment of Contract (Re: Peoria Crossings) dated March 3,
                        2004.

10.108********          Post Closing Agreement (Re: Peoria Crossings) dated March 3,
                        2004.

10.109********          Master Lease Escrow Agreement (Re: Peoria Crossings) dated
                        February 4, 2004.

10.110********          Tax Proration Agreement (Re: Peoria Crossings) dated March
                        3, 2004.

10.111********          Promissory Note Loan No. 10023006 (Re: Peoria Crossings)
                        dated March 5, 2004.

10.112********          Loan Agreement -Loan No. 10023006 (Re: Peoria Crossings)
                        dated March 5, 2004.

10.113********          Assignment of Contract (Re: Paradise Valley Marketplace)
                        dated April 8, 2004.

10.114********          Revised Letter Agreement to Purchase (Re: Paradise Valley
                        Marketplace) dated January 21, 2004.

10.115********          Escrow Agreement (Re: Paradise Valley Marketplace) dated
                        April 8, 2004.

10.116********          Assignment and Assumption of Purchase and Sale Agreement
                        (Re: Best on the Boulevard) dated April 4, 2004.

10.117********          Post-Closing Agreement (Re: Best on the Boulevard) dated
                        April 14, 2004.

10.118********          Amended Purchase and Sale Agreement (Re: Best on the
                        Boulevard) dated March 29, 2004.

10.119********          Assignment and Assumption of Purchase and Sales Agreement
                        (Re: Bluebonnet Parc) dated April 21, 2004.

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
10.120********          Escrow Agreement (Re: Bluebonnet Parc) dated April 22, 2004.

10.121********          Letter Agreement to Purchase (Re: Bluebonnet Parc) dated
                        February 4, 2004.

10.122********          Loan Agreement (Re: Bluebonnet Parc) dated May 7, 2004.

10.123********          Assignment and Assumption of Agreement for Purchase and Sale
                        (Re: Alison's Corner) dated April 20, 2004.

10.124********          Post Closing Agreement (Re: Alison's Corner) dated April 28,
                        2004.

10.125********          Amended Purchase and Sale Agreement (Re: Alison's Corner)
                        dated April 23, 2004.

10.126********          Promissory Note (Re: Alison's Corner) dated May 10, 2004.

10.127********          Loan Agreement (Re: Alison's Corner) dated May 10, 2004.

10.128********          Letter Agreement Regarding Escrow (Re: Alison's Corner)
                        dated May 10, 2004.

10.129********          Post-Closing Agreement (Re: Alison's Corner) dated May 10,
                        2004.

10.130********          Assignment and Assumption of Purchase and Sales Agreement
                        (Re: North Rivers Town Center) dated April 27, 2004.

10.131********          Post-Closing Agreement (Re: North Rivers Town Center) dated
                        April 2004.

10.132********          Amended Agreement for Purchase and Sale (Re: North Rivers
                        Town Center) dated April 26, 2004.

10.133********          Assignment and Assumption of Purchase and Sales Agreement
                        (Re: Eastwood Towne Center) dated May 12, 2004.

10.134********          Revised Letter Agreement (Re: Eastwood Towne Center) dated
                        March 29, 2004.

10.135********          Master Fund Escrow Agreement (Eastwood Towne Center) dated
                        May 13, 2004.

10.136********          Holdback Agreement (Re: Eastwood Towne Center) dated
                        May 13, 2004.

10.137********          Bill of Sale, Assignment and Assumption of Contracts (Re:
                        Eastwood Towne Center) dated May 13, 2004.

10.138********          Assignment and Assumption of Purchase and Sales Agreement
                        (Re: Arvada Connection and Arvada Marketplace) dated April
                        28, 2004.

10.139********          Bill of Sale, Assignment and Assumption of Contracts (Re:
                        Arvada Connection and Arvada Marketplace) dated April 29,
                        2004.

10.140********          Purchase and Sale Agreement (Re: Arvada Connection and
                        Arvada Marketplace) dated March 31, 2004.

10.141********          Escrow Agreement (Re: Arvada Connection and Arvada
                        Marketplace) dated April 29, 2004.

10.142********          Redevelopment Agreement (Re: Arvada Connection and Arvada
                        Marketplace) dated April 28, 2004.

10.143********          Easements With Covenants and Restrictions Affecting Land
                        (Re: Arvada Marketplace) dated April 29, 2004.

10.144********          Assignment of Contract (Re: Watauga Pavilion) dated May 20,
                        2004.

10.145********          Amended Purchase and Sale Agreement (Re: Watauga Pavilion)
                        dated May 11, 2004.

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
10.146********          Post-Closing Escrow and Master Lease Agreement (Re: Watauga
                        Pavilion) dated May 21, 2004.

10.147********          CAM Reconciliation Escrow Agreement (Re: Northpointe Plaza)
                        dated May 2004.

10.148********          Reinstatement of and First Amendment to Agreement of
                        Purchase and Sale (Re: Northpointe Plaza) dated April 2004.

10.149********          Vacancy Escrow Agreement (Re: Northpointe Plaza) dated
                        May 2004.

10.150********          Promissory Note--Loan No. 58108 (Re: Paradise Valley
                        Marketplace) dated June 3, 2004.

10.151********          Loan Agreement--Loan No. 58108 (Re: Paradise Valley
                        Marketplace) dated June 3, 2004.

10.152********          Promissory Note (Re: North Rivers Town Center) dated June 3,
                        2004.

10.153********          Mortgage and Security Agreement (Re: North Rivers Town
                        Center) dated June 3, 2004.

10.154********          Post-Closing Agreement (Re: North Rivers Town Center) dated
                        June 3, 2004.

10.155********          Real Estate Purchase and Leaseback Agreement (Re:
                        Eckerds--Kill Devil Hills, NC) dated March 18, 2004.

10.156********          Real Estate Purchase and Leaseback Agreement (Re:
                        Eckerds--Greer, SC) dated April 1, 2004.

10.157********          Real Estate Purchase and Leaseback Agreement (Re:
                        Eckerds--Columbia, SC) dated March 18, 2004.

10.158********          Real Estate Purchase and Leaseback Agreement (Re:
                        Eckerds--Crossville, TN) dated March 18, 2004.

10.159*******           Deed of Trust, Assignment of Leases and Rents, Security
                        Agreement and Fixture Filing Loan No. 58108 (Re: Peoria
                        Crossing) dated June 3, 2004.

10.160*******           Loan Agreement (Re: North Rivers Town) dated June 3, 2004.

10.161*******           Secured Promissory Note Loan No. 753946 (Re: Arvada
                        Marketplace) dated June 17, 2004.

10.162*******           Deed of Trust, Security Agreement and Assignment of Rents
                        Loan No. 753946 (Re: Arvada Marketplace) dated June 17,
                        2004.

10.163*******           Guaranty Loan No. 753946 (Re: Arvada Marketplace) dated
                        June 17, 2004.

10.164*******           Mortgage Note Loan No. 6518370 (Re: Eastwood Town Center)
                        dated June 15, 2004.

10.165*******           Mortgage--Loan No. 6518370 (Re: Eastwood Town Center) dated
                        June 15, 2004.

10.166*******           Guaranty Agreement Loan No. 6518370 (Re: Eastwood Town
                        Center) dated June 15, 2004.

10.167*******           Secured Promissory Note Loan No. 753943 (Re: Watauga
                        Pavilion) dated June 7, 2004.

10.168*******           Deed of Trust, Security Agreement and Assignment of Rents
                        Loan No. 753943 (Re: Watauga Pavilion) dated June 7, 2004.

10.169*******           Notice of Final Agreement Loan No. 753943 (Re: Watauga
                        Pavilion) dated June 7, 2004.

10.170*******           Guaranty Loan No. 753943 (Re: Watauga Pavilion) dated June
                        7, 2004.

10.171*******           General Assignment (Re: Northpointe Plaza) dated May 25,
                        2004.

10.172*******           Post Closing and Indemnity Agreement (Re: Northpointe Plaza)
                        dated May, 2004.

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
10.173*******           Promissory Note (Re: Northpointe Plaza) dated June 4, 2004.

10.174*******           Loan Agreement (Re: Northpointe Plaza) dated June 4, 2004.

10.175*******           Deed of Trust, Security Agreement and Fixture Filing (Re:
                        Northpointe Plaza) dated June 4, 2004.

10.176*******           Revised Letter Agreement to Purchase (Re: Plaza Santa Fe)
                        dated December 4, 2004.

10.177*******           Promissory Note Secured By Leasehold Deed of Trust (Re:
                        Plaza Santa Fe) dated November 22, 2002.

10.178*******           Leasehold Deed of Trust and Absolute Assignment of Rents and
                        Leases and Security Agreement and Fixture Filing Loan No.
                        31-0900141A (Re: Plaza Santa Fe) dated November, 2002.

10.179*******           Assignment of Purchase and Sale Agreement (Re: Pine Ridge
                        Plaza) dated June 4, 2004.

10.180********          Assignment and Assumption Agreement Purchase and Sale
                        Agreement (Re: Pine Ridge Plaza) dated May 26, 2004.

10.181*******           Amended Purchase and Sale Agreement (Re: Pine Ridge Plaza)
                        dated March 30, 2004.

10.182*******           Assignment of Contract (Re: Huebner Oaks Center) dated
                        June 8, 2004.

10.183*******           Agreement of Purchase and Sale (Re: Huebner Oaks Center).

10.184*******           Secured Promissory Note 1 Loan No. 753971 (Re: Huebner Oaks
                        Center) dated June 22, 2004.

10.185*******           Secured Promissory Note 2 Loan No. 753972 (Re: Huebner Oaks
                        Center) dated June 22, 2004.

10.186*******           Deed of Trust, Security Agreement and Assignment of Rents
                        Loan Nos. 753971 and 753972 (Re: Huebner Oaks Center) dated
                        June 22, 2004.

10.187*******           Guaranty Loan Nos. 753971 and 753972 (Re: Huebner Oaks
                        Center) dated June 22, 2004.

10.188*******           Notice of Final Agreement Loan Nos. 753971 and 753972
                        (Huebner Oaks Center) dated June 22, 2004.

10.189*******           Amended Letter Purchase Agreement (Re: John's Creek Village)
                        dated June 18, 2004.

10.190*******           Earn-out Agreement (Re: John's Creek Village) dated June 23,
                        2004.

10.191*******           Assignment of Contract (Re: Lakewood Towne Center) dated
                        June , 2004.

10.192*******           Agreement for Purchase and Sale of Real Property and Escrow
                        Instructions (Re: Lakewood Towne Center) dated May 6, 2004.

10.193*******           Escrow and Leasing Agreement (Re: Lakewood Towne Center)
                        dated June , 2004.

10.194*******           Commitment Letter Loan Nos. 122498 and 122499 (Re: Lakewood
                        Towne Center) dated June 28, 2004.

10.195*******           Deed of Trust Note A Loan No. 122498 (Re: Lakewood Towne
                        Center) dated June 28, 2004.

10.196*******           Deed of Trust Note B Loan No. 122499 (Re: Lakewood Towne
                        Center) dated June 28, 2004.

10.197*******           Deed of Trust, Assignment of Leases, Rents and Contracts,
                        Security Agreement and Fixture Filing (Re: Lakewood Towne
                        Center) dated June 28, 2004.

10.198*******           First Amendment to Escrow and Leasing Agreement Loan Nos.
                        122498 and 122499 (Re: Lakewood Towne Center) dated June 28,
                        2004.

10.199*******           Master Lease Escrow Agreement (Re: Paradise Shoppes at
                        Prominence Point) dated June 30, 2004.

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
10.200*******           Assignment of Purchase and Sale Agreement (Re: Northgate
                        North) dated June 24, 2004.

10.201*******           Amended Agreement to Purchase and Sale Agreement (Re:
                        Northgate North) dated June 23, 2004.

10.202*******           Escrow Agreement Regarding July Rents (Re: Northgate North)
                        dated June 30, 2004.

10.203*******           Escrow Agreement Regarding Bassett TI Work/Leasing
                        Commission (Re: Northgate North) dated June , 2004.

10.204*******           Access Agreement (Re: Northgate North) dated June 30, 2004.

10.205*******           Post Closing and Indemnity Agreement (Re: Davis Towne
                        Crossing) dated June 30, 2004.

10.206*******           Letter Agreement to Purchase (Re: Davis Towne Crossing)
                        dated April 21, 2004.

10.207                  ** NOT USED

10.208*******           Assignment of Purchase and Sale Agreement (Re: Fullerton
                        Metrocenter) dated June 24, 2004.

10.209*******           Post Closing and Indemnity Agreement (Re: Fullerton
                        Metrocenter) dated June , 2004.

10.210*******           Amended Purchase and Sale Agreement and Joint Escrow
                        Instructions (Re: Fullerton Metrocenter) dated June 30,
                        2004.

10.211*******           Assignment and Assumption of Agreement for Purchase and Sale
                        (Re: Low Country Village) dated June 30, 2004.

10.212*******           Post Closing Agreement (Re: Low Country Village) dated
                        June 30, 2004.

10.213*******           Agreement of Purchase and Sale (Re: Low Country Village)
                        dated May 20, 2004.

10.214*******           Installment Note (Re: Pacheco Pass) dated June 30, 2004.

10.215*******           Loan Proceeds Holdback Agreement (Re: Pacheco Pass) dated
                        June 30, 2004.

10.216*******           Interest Reserve Holdback Agreement (Re: Pacheco Pass) dated
                        June 30, 2004.

10.217*******           Loan Guaranty Agreement (Secured Note) (Re: Pacheco Pass)
                        dated June 30, 2004.

10.218*******           Escrow Agreement (Re: Shoppes at Boardwalk) dated July 1,
                        2004.

10.219*******           Secured Promissory Note Loan No. 753948 (Re: Shoppes at
                        Boardwalk) dated July 2, 2004.

10.220*******           Deed of Trust, Security Agreement and Assignment of Rents
                        (Re: Shoppes at Boardwalk) dated July 2, 2004.

10.221*******           Guaranty Loan No. 75348 (Re: Shoppes at Boardwalk) dated
                        July 2, 2004.

10.222*******           Property Reserves Agreement Loan No. 753948 (Re: Shoppes at
                        Boardwalk) dated July 2, 2004.

10.223*******           Master Lease Escrow Agreement (Re: Paradise Shoppes at
                        Dallas) dated July 1, 2004.

10.224*********         Assignment of Purchase Agreement (Re: Plaza Santa Fe II)
                        dated May 25, 2004

10.225*********         Assignment of Contract (Re: Eckerds -- Greer) dated
                        May 2004

10.226*********         Assignment of Contract (Re: Eckerds -- Kill Devil Hills)
                        dated May 2004

10.227*********         Assignment of Contract (Re: Eckerds -- Crossville) dated
                        May 2004

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
10.228*********         Assignment of Contract (Re: Eckerds -- Columbia) dated
                        May 2004

10.229*********         Promissory Note (Re: Eckerds -- Crossville) dated July 21,
                        2004

10.230*********         Post-Closing Agreement (Re: Eckerds -- Crossville) dated
                        July 21, 2004

10.231*********         Guaranty Agreement Regarding Cross-Collateralization (Re:
                        Eckerds- Crossville) dated July 21, 2004

10.232*********         Promissory Note (Re: Eckerds -- Columbia) dated July 21,
                        2004

10.233*********         Guaranty Agreement Regarding Cross-Collateralization (Re:
                        Eckerds- Columbia) dated July 21, 2004

10.234*********         Promissory Note (Re: Eckerds -- Kill Devil Hills) dated
                        July 21, 2004

10.235*********         Post-Closing Agreement (Re: Eckerds -- Kill Devil Hills)
                        dated July 21, 2004

10.236*********         Guaranty Agreement Regarding Cross-Collateralization (Re:
                        Eckerds -- Kill Devil Hills) dated July 21, 2004

10.237*********         Promissory Note (Re: Eckerds -- Greer) dated July 21, 2004

10.238*********         Guaranty Agreement Regarding Cross-Collateralization (Re:
                        Eckerds -- Greer) dated July 21, 2004

10.239*********         Loan Agreement (Re: Eckerds -- Crossville, Columbia, Greer
                        and Kill Devil Hills) dated July 21, 2003

10.240*********         Promissory Note (Re: Pine Ridge Plaza) dated July 27, 2004

10.241*********         Loan Agreement (Re: Pine Ridge Plaza) dated July 27, 2004

10.242*********         Earn-Out Agreement (Re: Johns Creek Village) dated June 23,
                        2004

10.243*********         Transitional Security (Phase II) Reserve Agreement (Re:
                        Johns Creek Village) dated June 28, 2004

10.244*********         Mortgage Note (Re: Johns Creek Village) dated June 28, 2004

10.245*********         Deed to Secure Debt, Assignment of Leases and Rents and
                        Security Agreement (Re: Johns Creek Village) dated June 28,
                        2004

10.246*********         Guaranty Agreement (Re: Johns Creek Village) dated June 28,
                        2004

10.247*********         Post-Closing Agreement (Re: Fullerton Metrocenter) dated
                        July 9, 2004

10.248*********         Promissory Note (Re: Fullerton Metrocenter) dated July 9,
                        2004

10.249*********         Loan Agreement (Re: Fullerton Metrocenter) dated July 9,
                        2004

10.250*********         Deed of Trust Note (Re: Northgate North) dated July 2004

10.251*********         Letter Agreement (Re: Northgate North) dated July 14, 2004

10.252*********         Closing Certificate (Re: Northgate North) dated July 2004

10.253*********         Limited Payment Guaranty (Re: Northgate North) dated July
                        2004

10.254*********         Post-Closing Agreement (Re: Cranberry Square) dated July
                        2004

10.255*********         Loan Agreement (Re: Cranberry Square) dated July 2004

10.256*********         Letter Agreement (Re: Tollgate Marketplace) dated July 21,
                        2004

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
10.257*********         Closing Certificate (Re: Tollgate Marketplace) dated July
                        21, 2004

10.258*********         Mortgage Note (Re: Tollgate Marketplace) dated July 21, 2004

10.259*********         Post Closing Delivery Covenant (Re: Tollgate Marketplace)
                        dated July 21, 2004

10.260*********         Indemnity Guaranty (Re: Tollgate Marketplace) dated July 21,
                        2004

10.261*********         Real Estate Purchase Contract (Re: Wal-Mart Supercenter --
                        Blytheville) dated May 28, 2004

10.262*********         Letter Agreement (Re: Gateway Village) dated July 21, 2004

10.263*********         Closing Certificate (Re: Gateway Village) dated July 21,
                        2004

10.264*********         Mortgage Note A (Re: Gateway Village) dated July 21, 2004

10.265*********         Mortgage Note B (Re: Gateway Village) dated July 21, 2004

10.266*********         Indemnity Guaranty (Re: Gateway Village) dated July 21, 2004

10.267*********         Post Closing Delivery Covenant (Re: Gateway Village, Towson
                        Circle, and Tollgate Marketplace) dated July 21, 2004

10.268*********         Letter Agreement (Re: Towson Circle) dated July 21, 2004

10.269*********         Closing Certificate (Re: Towson Circle) dated July 21, 2004

10.270*********         Mortgage Note A (Re: Towson Circle) dated July 21, 2004

10.271*********         Mortgage Note B (Re: Towson Circle) dated July 21, 2004

10.272*********         Indemnity Guaranty (Re: Towson Circle) dated July 21, 2004

10.273*********         Letter Agreement (Re: Gateway Plaza Shopping Center) dated
                        May 20, 2004

10.274*********         Promissory Note (Re: Wrangler Company Western Headquarters
                        and Distribution Facility) dated July 26, 2004

10.275*********         Loan Agreement (Re: Wrangler Company Western Headquarters
                        and Distribution Facility) Dated July 26, 2004

10.276*********         Promissory Note (Re: Plaza at Marysville) dated July 30,
                        2004

10.277*********         Loan Agreement (Re: Plaza at Marysville) dated July 30, 2004

10.278*********         Forks Town Center China Moon Escrow (Re: Forks Town Center)
                        dated July 27, 2004

10.279*********         Earn Out Agreement (Re: Forks Town Center) dated July 27,
                        2004

10.280*********         Promissory Note (Re: Academy Sports and Outdoors -- Houma)
                        dated August 4, 2004

10.281*********         Loan Agreement (Re: Academy Sports and Outdoors -- Houma)
                        dated August 4, 2004

10.282*********         Promissory Note (Re: Reisterstown Plaza) dated August 4,
                        2004

10.283*********         Letter Agreement (Re: Reisterstown Plaza) dated July 30,
                        2004

10.284*********         Loan Agreement (Re: Reisterstown Plaza) dated August 4, 2004

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
10.285*********         Guaranty Agreement (Re: Reisterstown Plaza) dated August 4,
                        2004

10.286*********         Limited Guaranty Agreement (Re: Reisterstown Plaza) dated
                        August 4, 2004

10.287*********         Post-Closing Agreement (Re: Reisterstown Plaza) dated
                        August 4, 2004

10.288*********         Letter Agreement (Re: Wal-Mart Supercenter -- Jonesboro)
                        dated June 4, 2004

10.289*********         Promissory Note (Re: Wal-Mart Supercenter -- Jonesboro)
                        dated August 6, 2004

10.290*********         Loan Agreement (Re: Wal-Mart Supercenter -- Jonesboro) dated
                        August 6, 2004

10.291**********        Promissory Note Loan No. 10024997 (Re: Davis Towne Crossing)
                        dated August 9, 2004.

10.292**********        Loan Agreement No. 10024997 (Re: Davis Towne Crossing) dated
                        August 9, 2004.

10.293**********        Promissory Note Loan No. 10024995 (Re: Shoppes of Prominence
                        Point) dated August 2004.

10.294**********        Loan Agreement No. 10024995 (Re: Shoppes of Prominence
                        Point) dated August 2004.

10.295**********        Assignment of Contract (Re: Shops at Boardwalk) dated July
                        1, 2004.

10.296**********        Letter Agreement to Purchase (Re: Shops at Boardwalk) dated
                        March 2004.

10.297**********        Amended Agreement of Sale (Re: Shops at Boardwalk) dated
                        April 15, 2004.

10.298**********        Assignment of Contract (Re: Cranberry Square) dated June 23,
                        2004.

10.299**********        Letter Agreement to Purchase (Re: Cranberry Square) dated
                        April 27, 2004.

10.300**********        Construction Agreement (Re: Dorman Center Phase II) dated
                        July 15, 2004.

10.301**********        Escrow Agreement (Re: Dorman Center Phase II) dated July 14,
                        2004.

10.302**********        Assignment and Assumption of Purchase and Sale Agreement
                        (Re: Gateway Plaza) dated July 21, 2004.

10.303**********        Amended Purchase and Sale Agreement (Re: Gateway Plaza)
                        dated July 15, 2004.

10.304**********        Letter Agreement to Purchase (Re: Gateway Plaza) dated
                        May 20, 2004.

10.305**********        Assignment of Contract (Re: Plaza at Marysville) dated
                        July 26, 2004.

10.306**********        Reinstated and Amended Purchase and Sale Agreement (Re:
                        Plaza at Marysville) dated July 23, 2004.

10.307**********        Purchase and Sale Agreement (Re: Plaza at Marysville) dated
                        May 6, 2004.

10.308**********        Letter Agreement to Purchase (Re: Forks Town Center) dated
                        August 10, 2004.

10.309**********        Mortgage Note Loan No. 122483 (Re: Forks Town Center) dated
                        August 10, 2004.

10.310**********        Limited Payment Guarantee Agreement Loan No. 122483 (Re:
                        Forks Town Center) dated August 10, 2004.

10.311**********        Post-Closing Agreement (Re: Village Shoppes at Simonton)
                        dated August 9, 2004.

10.312**********        Escrow and Guarantee Agreement (Re: Village Shoppes at
                        Simonton) dated August 2004.

10.313**********        Assignment and Assumption of Purchase and Sale Agreement
                        (Re: Village Shoppes at Simonton) dated August 2004.

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
10.314**********        Letter Agreement to Purchase (Re: Village Shoppes at
                        Simonton) dated April 30, 2004.

10.315**********        Secured Promissory Note Loan No. 754044 (Re: Manchester
                        Meadows) dated August 24, 2004.

10.316**********        Deed of Trust, Security Agreement and Assignment of Rents
                        (Re: Manchester Meadows) dated August 24, 2004.

10.317**********        Guaranty Agreement Loan No. 754044 (Re: Manchester Meadows)
                        dated August 24, 2004.

10.318**********        Escrow and Guarantee Agreement (Re: Manchester Meadows)
                        dated August 2004.

10.319**********        St. Louis Plays capes Escrow and Guarantee Agreement (Re:
                        Manchester Meadows) dated August 2004.

10.320**********        Assignment and Assumption of Purchase and Sale Agreement
                        (Re: Manchester Meadows) dated August 2004.

10.321**********        Purchase and Sale Agreement (Re: Manchester Meadows) dated
                        July 13, 2004.

10.322**********        Amended and Restated Promissory Note Loan No. 10024998 (Re:
                        Governor's Marketplace) dated August 17, 2004.

10.323**********        Post-Closing Agreement (Re: Governor's Marketplace) dated
                        August 2004.

10.324**********        Loan Agreement No. 10024998 (Re: Governor's Marketplace)
                        dated August 17, 2004.

10.325**********        Master Lease Escrow Agreement (Re: Mitchell Ranch Plaza)
                        dated August 23, 2004.

10.326**********        Agreement of Purchase and Sale (Re: Mitchell Ranch Plaza)
                        dated July 20, 2004.

10.327**********        Master Lease Escrow Agreement (Re: The Columns) dated
                        August 24, 2004.

10.328**********        Escrow Agreement (Re: The Columns) dated August 24, 2004.

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
10.329 X1               Assignment (Re: John's Creek Village) dated June 23, 2004.

10.330 X1               Assignment (Re: Shoppes at Prominence Point) dated June 30,
                        2004.

10.331 X1               Amended Agreement of Purchase and Sale of Shopping Center
                        (Re: Shoppes at Prominence Point) dated June 18, 2004.

10.332 X1               Assignment (Re: Shoppes of Dallas) dated July , 2 2004.

10.333 X1               Amended Agreement of Purchase and Sale of Shopping Center
                        (Re: Shoppes of Dallas) dated June 29, 2004.

10.334 X1               Letter Agreement (Re: Shoppes of Dallas) dated
                        September 27, 2004.

10.335 X1               Mortgage Note A Loan No. 122533 (Re: Shoppes of Dallas)
                        dated September 27, 2004.

10.336 X1               Mortgage Note B Loan No. 122533 (Re: Shoppes of Dallas)
                        dated September 27, 2004.

10.337 X1               Deed to Secure Debt and Security Agreement (Re: Shoppes of
                        Dallas) dated September 27, 2004.

10.338                  Contribution Agreement (Re: Boulevard at the Capital Centre)
                        dated July 21, 2004.

10.339 X1               Contribution Agreement (Re: Tollgate Marketplace) dated
                        July 19, 2004.

10.340 X1               Contribution Agreement (Re: Gateway Village) dated July 21,
                        2004.

10.341 X1               Promissory Note (Re: Plaza at Marysville) dated July 30,
                        2004.

10.342 X1               Loan Agreement (Re: Plaza at Marysville) dated July 30,
                        2004.

10.343 X1               Assignment of Contract (Re: Forks Town Center) dated June
                        18, 2004.

10.344 X1               Reinstated and Amended Contract (Re: Forks Town Center)
                        dated July 2, 2004.

10.345                  NOT USED

10.346 X1               Contribution Agreement (Re: Towson Circle) dated July 2004.

10.347 X1               Letter Agreement (Re: Gateway Plaza) dated August 19, 2004.

10.348 X1               Deed of Trust Note Loan No. 122520 (Re: Gateway Plaza) dated
                        August 19, 2004.

10.349 X1               Limited Payment Guaranty (Re: Gateway Plaza) dated
                        August 19, 2004.

10.350 X1               Contribution Agreement (Re: Reisterstown Road Plaza) dated
                        July 2004.

10.351 X1               Letter Agreement (Re: Village Shops at Simonton) dated
                        September 27, 2004.

10.352 X1               Mortgage Note A Loan No. 122532 (Re: Village Shops at
                        Simonton) dated September 27, 2004.

10.353 X1               Mortgage Note A Loan No. 122532 (Re: Village Shops at
                        Simonton) dated September 27, 2004.

10.354 X1               Deed to Secure Debt and Security Agreement (Re: Village
                        Shops at Simonton) dated September 27, 2004.

10.355 X1               Amendment Agreement (Re: Governor's Marketplace) dated
                        August 12, 2004.

10.356 X1               Master Lease Escrow Agreement (Re: Governor's Marketplace)
                        dated August 17, 2004.

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
10.357 X1               Secured Promissory Note Loan No. 754065 (Re: Mitchell Ranch
                        Plaza) dated September 2, 2004.

10.358 X1               Mortgage and Security Agreement (Re: Mitchell Ranch Plaza)
                        dated September 2, 2004.

10.359 X1               Guaranty (Re: Mitchell Ranch Plaza) dated September 2, 2004.

10.360 X1               Assignment (Re: The Columns) dated August 24, 2004.

10.361 X1               Amendment Agreement (Re: The Columns) dated August 2, 2004.

10.362 X1               Letter Agreement (Re: The Columns) dated October 1, 2004.

10.363 X1               Mortgage Note A Loan No. 122534 (Re: The Columns) dated
                        September 27, 2004.

10.364 X1               Mortgage Note B Loan No. 122534 (Re: The Columns) dated
                        September 27, 2004.

10.365 X1               Installment Note (Re: Quakertown) dated August 25, 2004.

10.366 X1               Loan Guaranty Agreement (Re: Quakertown) dated August 25,
                        2004.

10.367 X1               Amended Agreement (Re: Saucon Valley Square) dated
                        September 7, 2004.

10.368 X1               Assignment and Assumption of Purchase and Sale Agreement
                        (Re: Lincoln Park) dated September 1, 2004.

10.369 X1               Amended and Restated Purchase and Sale Agreement (Re:
                        Lincoln Park) dated August 6, 2004.

10.370 X1               Promissory Note (Re: Lincoln Park) dated October 8, 2004.

10.371 X1               Loan Agreement (Re: Lincoln Park) dated October 8, 2004.

10.372 X1               Assignment and Assumption of Purchase and Sale Agreement
                        (Re: Harvest Towne Center) dated September 2004.

10.373 X1               Amended Purchase Agreement (Re: Harvest Towne Center) dated
                        August 2004.

10.374 X1               Easement Indemnity Escrow Agreement (Re: Harvest Towne
                        Center) dated September 8, 2004.

10.375 X1               Master Lease Agreement (Re: Harvest Towne Center) dated
                        September 8, 2004.

10.376 X1               Amended and Restated Promissory Note (Re: Boulevard at the
                        Capital Centre) dated September 8, 2004.

10.377 X1               Loan Agreement (Re: Boulevard at the Capital Centre) dated
                        September 8, 2004.

10.378 X1               Amended and Restated Limited Guaranty Agreement (Re:
                        Boulevard at the Capital Centre) dated September 8, 2004.

10.379 X1               Post Closing Agreement (Re: Boulevard at the Capital Centre)
                        dated September 8, 2004.

10.380 X1               Agreement of Sale (Re: GMAC Insurance Building) dated
                        August 2004.

10.381 X1               Escrow Agreement (Re: GMAC Insurance Building) dated
                        September 2004.

10.382 X1               Guaranty (Re: GMAC Insurance Building) dated
                        September 2004.

10.383 X1               Promissory Note (Re: GMAC Insurance Building) dated
                        September 29, 2004.

10.384 X1               Loan Agreement (Re: GMAC Insurance Building) dated
                        September 29, 2004.

EXHIBIT NO.                                  DESCRIPTION
-----------          ------------------------------------------------------------
10.385 X1            Promissory Note (Re: Saucon Valley Square) dated
                     September 7, 2004.

10.386 X1            Loan Agreement (Re: Saucon Valley Square) dated
                     September 7, 2004.

10.387               Amended Agreement to Option to Purchase Real Property (Re:
                     Azalea Square) dated September 29, 2004.

10.388               Amended Agreement to Contract for Sale and Purchase (Re:
                     Edgemont Town Center) dated November 23, 2004.

10.389               Assignment (Re: University Town Center) dated November 23,
                     2004.

10.390               Amended Agreement to Contract for Sale and Purchase (Re:
                     University Town Center) dated November 19, 2004.

10.391               Promissory Note (Re: Azalea Square) dated November 11, 2004.

10.392               Loan Agreement (Re: Azalea Square) dated November 11, 2004.

10.393              Promissory Note (Re: Mansfield Towne Crossing) dated
                     November 12, 2004.

10.394               Loan Agreement (Re: Mansfield Towne Crossing) dated
                     November 12, 2004.

10.395               Amendment to Loan Documents (Re: The Columns) dated
                     November 2, 2004.

10.396               Mortgage Note A Loan No. 122541 (Re: The Columns) dated
                     November 2, 2004.

10.397               Mortgage Note B Loan No. 122541 (Re: The Columns) dated
                     November 2, 2004.

10.398               Promissory Note (Re: Bed Bath & Beyond Plaza) dated
                     November 12, 2004.

10.399               Loan Agreement (Re: Bed Bath & Beyond Plaza) dated
                     November 12, 2004.

10.400               Promissory Note (Re: Oswego Commons) dated November 23,
                     2004.

10.401               Loan Agreement (Re: Oswego Commons) dated November 23, 2004.

10.402               Promissory Note (Re: Zurich Towers) dated November 23, 2004.

10.403               Loan Agreement (Re: Zurich Towers) dated November 23, 2004.

10.404               Assignment and Assumption of Purchase and Sale Agreement
                     (Bed, Bath & Beyond Plaza) dated September 2004.

10.405               Agreement to Purchase (Re: Bed, Bath & Beyond Plaza) dated
                     March 24, 2004.

10.406               Amended Ground Lease Agreement (Re: Bed, Bath & Beyond
                     Plaza) dated May 28, 2004.

10.407 Letter Agreement to Purchase (Re: Publix -- Mt. Pleasant) dated August 27, 2004.

10.408               Agreement of Purchase and Sale (Re: Denton Crossing) dated
                     August 20, 2004.

10.409               Escrow Agreement (Re: Denton Crossing) dated October 18,
                     2004.

10.410               Letter Agreement to Purchase (Re: Oswego Commons) dated
                     July 21, 2004.

10.411 Agreement of Purchase and Sale (Re: Gurnee Town Centre) dated October 5, 2004.

EXHIBIT NO.                                   DESCRIPTION
-----------          ------------------------------------------------------------
10.412                Vacancy Escrow Agreement (Re: Gurnee Town Centre) dated
                      October 29, 2004.

10.413                Assignment of Contract (Re: Mansfield Town Crossing) dated
                      November 3, 2004.

10.414                Amended Letter Agreement to Purchase (Re: Mansfield Town
                      Crossing) dated October 29, 2004.

10.415                Amended Purchase and Sale Agreement and Joint Escrow
                      Instructions (Re: Mansfield Town Crossing) dated
                      October 20, 2004.

10.416                Assignment of Contract (Re: Fox Creek Village) dated
                      November 21, 2004.

10.417                Amended Letter Agreement (Re: Fox Creek Village) dated
                      November 15, 2004.

10.418                Escrow Agreement (Re: Fox Creek Village) dated November 22,
                      2004.

10.419                Letter Agreement to Purchase (Re: Winchester Commons) dated
                      September 8, 2004.

10.420                Escrow Agreement (Re: Winchester Commons) dated November 5,
                      2004.

10.421                Assignment of Contract (Re: Zurich Towers) dated
                      November 2, 2004.

10.422                Purchase and Sale Agreement (Re: Zurich Towers) dated
                      November 2, 2004.

23.1                  Consent of KPMG LLP

23.2*********         Consent of Duane Morris LLP (included in Exhibit 5).

23.3**********        Consent of Duane Morris LLP (included in Exhibit 8).

24* Power of Attorney (included on signature page to the Registration Statement).

31.1**********        Rule 13a-15(e)/15d-15(e) Certification by Chief Executive
                      Officer.

31.2**********        Rule 13a-15(e)/15d-15(e) Certification by Principal
                      Financial Officer.

31.3**********        Rule 13a-15(e)/15d-15(e) Certification by Principal
                      Accounting Officer.

32.1**********        Section 1350 Certification by Chief Executive Officer and
                      Principal Accounting Officer and Principal Financial
                      Officer.

99.1                  Code of Business Conduct and Ethics

99.2                  Nonretaliation Policy

*                     Incorporated by reference to the Company's Registration
                      Statement on Form S-11 (File No. 333-103799) originally filed March 13, 2003.

** Incorporated by reference to Amendment No. 1 to the Company's Registration Statement on Form S-11 (File No.
                      333-103799) originally filed May 8, 2003.

*** Incorporated by reference to Amendment No. 2 to the Company's Registration Statement on Form S-11 (File No.
                      333-103799) originally filed June 30, 2003.

**** Incorporated by reference to Amendment No. 3 to the Company's Registration Statement on Form S-11 (File No.
                      333-103799) originally filed August 20, 2003.

***** Incorporated by reference to Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-11 (File
                      No. 333-103799) originally filed December 15, 2003.

******                  Incorporated by reference to the Company's Annual Report on
                        Form 10-K for the year ended December 31, 2003, originally filed February 27, 2004.

*******                 Incorporated by reference to Post-Effective Amendment No. 3 to the Company's Registration Statement on Form S-11 (File
                        No. 333-103799) originally filed March 15, 2004.

********                Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, originally filed July 29, 2004.

*********               Incorporated by reference to Post-Effective Amendment No. 4 to the Company's Registration Statement on Form S-11 (File
                        No. 333-103799) originally filed June 15, 2004.

**********              Incorporated by reference to Post-Effective Amendment No. 5 to the Company's Registration Statement on Form S-11 (File
                        No. 333-103799) originally filed September 15, 2004.

X1                      Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004,
                        originally filed on November


ITEM 37. UNDERTAKINGS.

1.   The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i). To include any prospectus required by section 10(a)(3) of the Act;

          (ii). To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii). To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The Registrant undertakes to send to each Stockholder at least on annual basis a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

3. The Registrant undertakes to provide to the Stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Company.

4. The Registrant hereby undertakes to send to the Stockholders, within 60 days after the close of each quarterly fiscal period, the information specified by Form 10-Q, if such report is required to be filed with the Commission.

5. The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each Property not identified in the Prospectus at such time as there arises a reasonable probability that such Property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Stockholders. Each sticker supplement should also disclose all compensation and fees received by the Advisor and its Affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for Properties acquired during the distribution period.

     The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Stockholders at least once each quarter after the distribution period of the offering has ended.

6. Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    TABLE VI
                   ACQUISITION OF PROPERTIES BY PROGRAMS (A)
                (000's omitted, except for Square Feet or Acres)

Table VI presents information concerning the acquisition of real properties by programs with similar investment objectives, sponsored by Inland Real Estate Investment Corporation ("IREIC"), in the three years ended December 31, 2003. The detail provided with respect to each acquisition includes the property size, location, purchase price and the amount of mortgage financing. This information is intended to assist the prospective investor in evaluating the property mix as well as the terms involved in acquisitions by programs sponsored by IREIC.

                   ACQUISITIONS OF PROPERTIES BY PROGRAMS (A)
               (000'S OMITTED, EXCEPT FOR NUMBER OF SQUARE FEET)

                                                                          PURCHASE PRICE        MORTGAGE
                                              NUMBER OF      DATE OF     PLUS ACQUISITION   FINANCING AT DATE    CASH DOWN
PROPERTY                                     SQUARE FEET    PURCHASE           FEE             OF PURCHASE        PAYMENT
--------                                     -----------   -----------   ----------------   -----------------   -----------
INLAND REAL ESTATE CORPORATION:
PETsMART, Gurnee, IL.......................      25,692          04/01           3,304                --             3,304
Eckerd Drug Store, Chattanooga, TN.........      10,908          05/02           2,367                --             2,367
Michael's, Coon Rapids, MN.................      24,317          07/02           2,808                --             2,808
Deer Trace, Kohler, WI.....................     149,881          07/02          13,281                --            13,281
Disney, Celebration, FL....................     166,131          07/02          27,281            13,600            13,681
Townes Crossing, Oswego, IL................     105,989          08/02          12,043                --            12,043
Park Square, Brooklyn Park, MN.............     137,116          08/02           9,873             5,850             4,023
Forest Lake Marketplace, Forest Lake, MN...      93,853          09/02          11,856                --            11,856
Naper West Ph II, Naperville, IL...........      50,000          10/02           3,116                --             3,116
Walgreens, Jennings, MO....................      15,120          10/02           2,706                --             2,706
Four Flaggs Annex, Niles, IL...............      21,790          11/02           3,289                --             3,289
Four Flaggs, Niles, IL.....................     306,479          11/02          21,298            12,510             8,788
Brunswick Market Center, Brunswick, OH.....     119,540          12/02          13,458                --            13,458
Medina Marketplace, Medina, OH.............      72,781          12/02           9,511                --             9,511
Shakopee Valley, Shakopee, MN..............     146,436          12/02          14,700                --            14,700
Shops at Orchard Place, Skokie, IL.........     164,542          12/02          42,752                --            42,752
Cub Foods, Hutchinson, MN..................      60,208          01/03           5,388                --             5,388
Mankato Heights, Mankato, MN...............     129,410          04/03          15,102                --            15,102
Caton Crossing, Plainfield, IL.............      83,792          06/03          11,165                --            11,165
Village Ten, Coon Rapids, MN...............     211,568          08/03          15,104                --            15,104
Rochester Marketplace, Rochester, MN.......      69,914          09/03           9,371                --             9,371
University Crossing, Mishawaka, IN.........     136,422          10/03          14,913                --            14,913

Total for Inland Real Estate Corporation...   2,301,889                     $  264,686           $31,960        $  232,726
                                             ==========                     ==========           =======        ==========

                                               OTHER CASH
                                              EXPENDITURES     TOTAL ACQUISITION
PROPERTY                                     CAPITALIZED (A)        COST(B)
--------                                     ---------------   -----------------
INLAND REAL ESTATE CORPORATION:
PETsMART, Gurnee, IL.......................           0                3,304
Eckerd Drug Store, Chattanooga, TN.........           2                2,369
Michael's, Coon Rapids, MN.................           0                2,808
Deer Trace, Kohler, WI.....................           0               13,281
Disney, Celebration, FL....................           0               27,281
Townes Crossing, Oswego, IL................         319               12,362
Park Square, Brooklyn Park, MN.............         160               10,033
Forest Lake Marketplace, Forest Lake, MN...         (41)              11,815
Naper West Ph II, Naperville, IL...........       1,298                4,414
Walgreens, Jennings, MO....................           6                2,712
Four Flaggs Annex, Niles, IL...............           6                3,295
Four Flaggs, Niles, IL.....................       2,645               23,943
Brunswick Market Center, Brunswick, OH.....         247               13,705
Medina Marketplace, Medina, OH.............           4                9,515
Shakopee Valley, Shakopee, MN..............          12               14,712
Shops at Orchard Place, Skokie, IL.........        (129)              42,623
Cub Foods, Hutchinson, MN..................           7                5,395
Mankato Heights, Mankato, MN...............         (12)              15,090
Caton Crossing, Plainfield, IL.............           7               11,172
Village Ten, Coon Rapids, MN...............           0               15,104
Rochester Marketplace, Rochester, MN.......          (7)               9,364
University Crossing, Mishawaka, IN.........          20               14,933
Total for Inland Real Estate Corporation...      $4,544            $ 269,230
                                                 ======            =========

                                                                          PURCHASE PRICE        MORTGAGE
                                              NUMBER OF      DATE OF     PLUS ACQUISITION   FINANCING AT DATE    CASH DOWN
PROPERTY                                     SQUARE FEET    PURCHASE           FEE             OF PURCHASE        PAYMENT
--------                                     -----------   -----------   ----------------   -----------------   -----------
INLAND RETAIL REAL ESTATE TRUST, INC.:

Columbia Promenade, Kissimmee, FL..........      65,870          01/01           7,440                --             7,440
K-Mart, Macon, GA..........................     102,098          02/01           9,031                --             9,031
Lowe's Home Improvement Center, Warner
  Robbins, GA..............................     131,575          02/01           9,431                --             9,431
West Oaks, Ocoee, FL.......................      66,539          03/01          11,221                --            11,221
PETsMART -- Chattanooga, Chattanooga, TN...      26,040          04/01           3,103                --             3,103
PETsMART -- Daytona Beach, Daytona Beach,
  FL.......................................      26,194          04/01           3,238                --             3,238
PETsMART -- Fredricksburg, Fredricksburg,
  VA.......................................      26,067          04/01           3,410                --             3,410
Sand Lake Corners, Orlando, FL.............     189,741          05/01          22,256                --            22,256
Jo-Ann Fabrics, Alpharetta, GA.............      44,418          06/01           4,911                --             4,911
Woodstock Square, Atlanta, GA..............     218,819          06/01          27,596                --            27,596
Chickasaw Trails Shopping Center, Orlando,
  FL.......................................      75,492          08/01           8,631                --             8,631
Just for Feet -- Daytona, Daytona Beach,
  FL.......................................      22,255          08/01           3,901                --             3,901
Skyview Plaza, Orlando, FL.................     281,247          09/01          21,332                --            21,332
Aberdeen Square, Boynton Beach, FL.........      70,555          10/01           6,717                --             6,717
Anderson Central, Anderson, SC.............     223,211          11/01          15,863            11,000             4,863
Brandon Blvd. Shoppes, Brandon, FL.........      85,377          11/01           9,482                --             9,482
Creekwood Crossing, Bradenton, FL..........     227,052          11/01          23,616                --            23,616
Eckerd Drug Store -- Greenville,
  Greenville, SC...........................      10,908          11/01           2,828                --             2,828
Abernathy Square, Atlanta, GA..............     131,649          12/01          24,131                --            24,131
Citrus Hills, Citrus Hills, FL.............      68,927          12/01           6,027                --             6,027
Douglasville Pavilion, Douglasville, GA....     267,764          12/01          27,377            20,000             7,377
Eckerd Drug Store -- Spartanburg,
  Spartanburg, SC..........................      10,908          12/01           2,807                --             2,807
Fayetteville Pavilion, Fayetteville, NC....     272,385          12/01          26,898            20,133             6,765
Southlake Pavilion, Morrow, GA.............     525,162          12/01          56,377            39,740            16,637
Steeplechase Plaza, Ocala, FL..............      87,380          12/01           8,647                --             8,647
Venture Pointev, Duluth, GA................     334,620          12/01          26,533            13,334            13,199
Sarasota Pavilion, Sarasota, FL............     324,140          01/02          42,100                --            42,100

                                               OTHER CASH
                                              EXPENDITURES     TOTAL ACQUISITION
PROPERTY                                     CAPITALIZED (A)        COST(B)
--------                                     ---------------   -----------------
INLAND RETAIL REAL ESTATE TRUST, INC.:

Columbia Promenade, Kissimmee, FL..........          (6)               7,434
K-Mart, Macon, GA..........................          --                9,031
Lowe's Home Improvement Center, Warner
  Robbins, GA..............................          --                9,431
West Oaks, Ocoee, FL.......................          27               11,248
PETsMART -- Chattanooga, Chattanooga, TN...          --                3,103
PETsMART -- Daytona Beach, Daytona Beach,
  FL.......................................          --                3,238
PETsMART -- Fredricksburg, Fredricksburg,
  VA.......................................          --                3,410
Sand Lake Corners, Orlando, FL.............         (90)              22,166
Jo-Ann Fabrics, Alpharetta, GA.............          --                4,911
Woodstock Square, Atlanta, GA..............         (56)              27,540
Chickasaw Trails Shopping Center, Orlando,
  FL.......................................          14                8,645
Just for Feet -- Daytona, Daytona Beach,
  FL.......................................           4                3,905
Skyview Plaza, Orlando, FL.................         624               21,956
Aberdeen Square, Boynton Beach, FL.........         (30)               6,687
Anderson Central, Anderson, SC.............        (111)              15,752
Brandon Blvd. Shoppes, Brandon, FL.........           5                9,487
Creekwood Crossing, Bradenton, FL..........          96               23,712
Eckerd Drug Store -- Greenville,
  Greenville, SC...........................         (17)               2,811
Abernathy Square, Atlanta, GA..............         280               24,411
Citrus Hills, Citrus Hills, FL.............         191                6,218
Douglasville Pavilion, Douglasville, GA....        (156)              27,221
Eckerd Drug Store -- Spartanburg,
  Spartanburg, SC..........................          11                2,818
Fayetteville Pavilion, Fayetteville, NC....       1,285               28,183
Southlake Pavilion, Morrow, GA.............       7,413               63,790
Steeplechase Plaza, Ocala, FL..............         457                9,104
Venture Pointev, Duluth, GA................        (149)              26,384
Sarasota Pavilion, Sarasota, FL............         182               42,282

                                                                          PURCHASE PRICE        MORTGAGE
                                              NUMBER OF      DATE OF     PLUS ACQUISITION   FINANCING AT DATE    CASH DOWN
PROPERTY                                     SQUARE FEET    PURCHASE           FEE             OF PURCHASE        PAYMENT
--------                                     -----------   -----------   ----------------   -----------------   -----------
Turkey Creek Phase I, Knoxville, TN........     284,224          01/02          21,762                --            21,762
Universal Plaza, Lauderhill, FL............      49,816          01/02           9,872                --             9,872
Hairston Crossing, Decatur, GA.............      57,884          02/02           6,630                --             6,630
Just for Feet -- Augusta, Augusta, GA......      22,115          02/02           3,054                --             3,054
Just For Feet -- Covington, Covington,
  LA.......................................      20,116          02/02           3,447                --             3,447
Logger Head Junction, Sarasota, FL.........       4,711          02/02             665                --               665
Shoppes of Golden Acres, Newport Richey,
  FL.......................................      76,371          02/02          10,831                --            10,831
Newnan Pavilion, Newnan, GA................     481,004          03/02          33,114                --            33,114
Eisenhower Crossing I & II, Macon, GA......     403,013    11/01,03/02          43,292                --            43,292
Acworth Avenue Retail Shopping Center,
  Acworth, GA..............................      16,130     12/00,3/02           2,834                --             2,834
Crystal Springs Shopping Center, Crystal
  Springs, FL..............................      67,021          04/02           7,478                --             7,478
Eckerd Drug Store -- Concord, Concord,
  NC.......................................      10,908          04/02           2,039                --             2,039
Eckerd Drug Store -- Tega Cay, Tega Cay,
  SC.......................................      13,824          04/02           2,544                --             2,544
Melbourne Shopping Center, Melbourne, FL...     209,217          04/02           9,842             5,949             3,893
Riverstone Plaza, Canton, GA...............     302,024          04/02          31,943                --            31,943
Target Center, Columbia, SC................      79,253          04/02           7,673                --             7,673
Hampton Point, Taylors, SC.................      58,316          05/02           4,526                --             4,526
Northpoint Marketplace, Spartanburg, SC....     101,982          05/02           8,269                --             8,269
Oleander Shopping Center, Wilmington, NC...      51,888          05/02           5,221             3,000             2,221
Sharon Greens, Cumming, GA.................      98,317          05/02          13,062                --            13,062
Bass Pro Outdoor World, Dania Beach, FL....     165,000          06/02          18,220                --            18,220
Chesterfield Crossings, Richmond, VA,......      68,898          06/02          10,982                --            10,982
Circuit City-Rome, Rome, GA................      33,056          06/02           4,476                --             4,476
Circuit City-Vero Beach, Vero Beach, FL....      33,243          06/02           5,648                --             5,648
Hillsboro Square, Deerfield Beach, FL......     145,647          06/02          18,985                --            18,985
Stonebridge Square, Roswell, GA............     160,104          06/02          19,529                --            19,529
Ward's Crossing, Lynchburg, VA.............      80,918          06/02          11,100                --            11,100
Circuit City Plaza, Orlando, FL............      78,625          07/02          11,518                --            11,518
Eckerd Drug Store -- Woodruff, Woodruff,
  SC.......................................      13,824          07/02           2,475                --             2,475
McFarland Plaza, Tuscaloosa, AL............     221,807          07/02          15,259                --            15,259

                                               OTHER CASH
                                              EXPENDITURES     TOTAL ACQUISITION
PROPERTY                                     CAPITALIZED (A)        COST(B)
--------                                     ---------------   -----------------
Turkey Creek Phase I, Knoxville, TN........      10,181               31,943
Universal Plaza, Lauderhill, FL............           2                9,874
Hairston Crossing, Decatur, GA.............          34                6,664
Just for Feet -- Augusta, Augusta, GA......           3                3,057
Just For Feet -- Covington, Covington,
  LA.......................................          --                3,447
Logger Head Junction, Sarasota, FL.........          --                  665
Shoppes of Golden Acres, Newport Richey,
  FL.......................................         101               10,932
Newnan Pavilion, Newnan, GA................       2,623               35,737
Eisenhower Crossing I & II, Macon, GA......        (286)              43,006
Acworth Avenue Retail Shopping Center,
  Acworth, GA..............................          16                2,850
Crystal Springs Shopping Center, Crystal
  Springs, FL..............................          (2)               7,476
Eckerd Drug Store -- Concord, Concord,
  NC.......................................         156                2,195
Eckerd Drug Store -- Tega Cay, Tega Cay,
  SC.......................................         544                3,088
Melbourne Shopping Center, Melbourne, FL...         935               10,777
Riverstone Plaza, Canton, GA...............         243               32,186
Target Center, Columbia, SC................          20                7,693
Hampton Point, Taylors, SC.................          55                4,581
Northpoint Marketplace, Spartanburg, SC....        (128)               8,141
Oleander Shopping Center, Wilmington, NC...          12                5,233
Sharon Greens, Cumming, GA.................          79               13,141
Bass Pro Outdoor World, Dania Beach, FL....          16               18,236
Chesterfield Crossings, Richmond, VA,......         723               11,705
Circuit City-Rome, Rome, GA................           6                4,482
Circuit City-Vero Beach, Vero Beach, FL....           9                5,657
Hillsboro Square, Deerfield Beach, FL......       2,565               21,550
Stonebridge Square, Roswell, GA............       1,653               21,182
Ward's Crossing, Lynchburg, VA.............         (76)              11,024
Circuit City Plaza, Orlando, FL............          --               11,518
Eckerd Drug Store -- Woodruff, Woodruff,
  SC.......................................         374                2,849
McFarland Plaza, Tuscaloosa, AL............          21               15,280

                                                                          PURCHASE PRICE        MORTGAGE
                                              NUMBER OF      DATE OF     PLUS ACQUISITION   FINANCING AT DATE    CASH DOWN
PROPERTY                                     SQUARE FEET    PURCHASE           FEE             OF PURCHASE        PAYMENT
--------                                     -----------   -----------   ----------------   -----------------   -----------
Sycamore Commons, Matthews, NC.............     256,523          07/02          38,184                --            38,184
Walk at Highwoods I, Tampa, FL.............     133,940          07/02          23,999                --            23,999
Eckerd Drug Store -- Blackstock,
  Spartanburg, SC..........................      10,908          08/02           2,723                --             2,723
Forestdale Plaza, Jamestown, NC............      53,239          08/02           6,670                --             6,670
Sexton Commons, Fuquay Varina, NC..........      49,097          08/02           8,023                --             8,023
Shoppes at Lake Mary, Lake Mary, FL........      69,843          08/02          11,140                --            11,140
Wakefield Crossing, Raleigh, NC............      75,929          08/02          10,794                --            10,794
Circuit City-Cary, Cary, NC................      27,891          09/02           5,650                --             5,650
Cox Creek, Florence, AL....................     173,934          09/02          19,231            15,287             3,944
Forest Hills Centre, Wilson, NC............      73,280          09/02           6,675                --             6,675
Golden Gate, Greensboro, NC................     153,114          10/02          10,545                --            10,545
Goldenrod Groves, Orlando, FL..............     108,944          10/02           9,177                --             9,177
City Crossing, Warner Robins, GA...........     187,099          11/02          14,644                --            14,644
Clayton Corners, Clayton, NC...............     125,656          11/02          14,994             9,740             5,254
CompUSA Retail Center, Newport News, VA....      47,134          11/02           7,324                --             7,324
Duvall Village, Bowie, MD..................      82,522          11/02          13,046                --            13,046
Gateway Plaza -- Jacksonville,
  Jacksonville, NC.........................     101,682          11/02          11,865                --            11,865
Harundale Plaza, Glen Burnie, MD...........     274,160          11/02          24,752                --            24,752
Jones Bridge Plaza, Norcross, GA...........      83,363          11/02           7,525                --             7,525
Lakewood Ranch, Bradenton, FL..............      69,472          11/02           9,494             4,400             5,094
North Aiken Bi-Lo Center, Aiken, SC........      59,204          11/02           5,816                --             5,816
Plant City Crossing, Plant City, FL........      85,252          11/02          10,879                --            10,879
Presidential Commons, Snellville, GA.......     372,149          11/02          45,032            26,113            18,919
Rainbow Foods -- Garland, Garland, TX......      70,576          11/02           5,098                --             5,098
Rainbow Foods -- Rowlett, Rowlett, TX......      63,117          11/02           4,604                --             4,604
River Ridge, Birmingham, AL................     158,755          11/02          26,492                --            26,492
Rosedale Shopping Center, Huntersville,
  NC.......................................      94,248          11/02          19,544            13,300             6,244
Shoppes on the Circle, Dothan, AL..........     149,085          11/02          15,013            12,210             2,803
Southlake Shopping Center, Cornelius, NC...     131,247          11/02          13,633             7,962             5,671
Village Square at Golf, Boynton Beach,
  FL.......................................     134,894          11/02          18,537                --            18,537

                                               OTHER CASH
                                              EXPENDITURES     TOTAL ACQUISITION
PROPERTY                                     CAPITALIZED (A)        COST(B)
--------                                     ---------------   -----------------
Sycamore Commons, Matthews, NC.............       3,077               41,261
Walk at Highwoods I, Tampa, FL.............          72               24,071
Eckerd Drug Store -- Blackstock,
  Spartanburg, SC..........................          --                2,723
Forestdale Plaza, Jamestown, NC............        (114)               6,556
Sexton Commons, Fuquay Varina, NC..........        (129)               7,894
Shoppes at Lake Mary, Lake Mary, FL........          59               11,199
Wakefield Crossing, Raleigh, NC............        (182)              10,612
Circuit City-Cary, Cary, NC................           4                5,654
Cox Creek, Florence, AL....................          31               19,262
Forest Hills Centre, Wilson, NC............          11                6,686
Golden Gate, Greensboro, NC................          23               10,568
Goldenrod Groves, Orlando, FL..............         741                9,918
City Crossing, Warner Robins, GA...........       3,204               17,848
Clayton Corners, Clayton, NC...............          (5)              14,989
CompUSA Retail Center, Newport News, VA....           5                7,329
Duvall Village, Bowie, MD..................         369               13,415
Gateway Plaza -- Jacksonville,
  Jacksonville, NC.........................         (24)              11,841
Harundale Plaza, Glen Burnie, MD...........         (40)              24,712
Jones Bridge Plaza, Norcross, GA...........         401                7,926
Lakewood Ranch, Bradenton, FL..............          39                9,533
North Aiken Bi-Lo Center, Aiken, SC........          13                5,829
Plant City Crossing, Plant City, FL........         (16)              10,863
Presidential Commons, Snellville, GA.......           6               45,038
Rainbow Foods -- Garland, Garland, TX......           5                5,103
Rainbow Foods -- Rowlett, Rowlett, TX......           2                4,606
River Ridge, Birmingham, AL................          79               26,571
Rosedale Shopping Center, Huntersville,
  NC.......................................        (122)              19,422
Shoppes on the Circle, Dothan, AL..........          19               15,032
Southlake Shopping Center, Cornelius, NC...         (15)              13,618
Village Square at Golf, Boynton Beach,
  FL.......................................        (263)              18,274

                                                                          PURCHASE PRICE        MORTGAGE
                                              NUMBER OF      DATE OF     PLUS ACQUISITION   FINANCING AT DATE    CASH DOWN
PROPERTY                                     SQUARE FEET    PURCHASE           FEE             OF PURCHASE        PAYMENT
--------                                     -----------   -----------   ----------------   -----------------   -----------
Chatham Crossing, Siler City, NC...........      32,000          12/02           3,964                --             3,964
Columbiana Station, Columbia, SC...........     270,649          12/02          46,615                --            46,615
Gateway Plaza -- Conway, Conway, SC........      62,428          12/02           6,295                --             6,295
Lakeview Plaza, Kissimmee, FL..............      54,788          12/02           6,187             3,613             2,574
Meadowmont Village Center, Chapel Hill,
  NC.......................................     133,471          12/02          26,808                --            26,808
Shoppes at Citiside, Charlotte, NC.........      75,478          12/02           9,706                --             9,706
Shoppes at New Tampa, Wesley Chapel, FL....     158,342          12/02          19,196                --            19,196
Camp Hill Center, Harrisburg, PA...........      63,350          01/03           7,786                --             7,786
Eckerd Drug Store -- #5018, Amherst, NY....      10,908          01/03           2,805             1,582             1,223
Eckerd Drug Store -- #5661, Buffalo, NY....      12,732          01/03           3,145             1,777             1,368
Eckerd Drug Store -- #5786, Dunkirk, NY....      10,908          01/03           1,720               905               815
Eckerd Drug Store -- #5797, Cheektowaga,
  NY.......................................      10,908          01/03           3,756             1,636             2,120
Eckerd Drug Store -- #6007, Connelsville,
  PA.......................................      10,908          01/03           3,503             1,636             1,867
Eckerd Drug Store -- #6036, Pittsburgh,
  PA.......................................      10,908          01/03           3,840             1,636             2,204
Eckerd Drug Store -- #6040,
  Monroeville,PA...........................      12,738          01/03           5,430             1,911             3,519
Eckerd Drug Store -- #6043,
  Monroeville,PA...........................      10,908          01/03           3,315             1,637             1,678
Eckerd Drug Store -- #6062, Harborcreek,
  PA.......................................      10,908          01/03           2,527             1,418             1,109
Eckerd Drug Store -- #6089, Weirton, WV....      10,908          01/03           2,472             1,374             1,098
Eckerd Drug Store -- #6095, Cheswick, PA...      10,908          01/03           2,791             1,571             1,220
Eckerd Drug Store -- #6172, New
  Castle,PA................................      10,908          01/03           2,877             1,636             1,241
Eckerd Drug Store -- #6193, Erie, PA.......      10,908          01/03           2,919             1,636             1,283
Eckerd Drug Store -- #6199, Millcreek,
  PA.......................................      10,908          01/03           3,729             1,637             2,092
Eckerd Drug Store -- #6257, Millcreek,
  PA.......................................      10,908          01/03           1,444               640               804
Eckerd Drug Store -- #6286, Erie, PA.......      10,908          01/03           4,193             1,601             2,592
Eckerd Drug Store -- #6334, Erie, PA.......      10,908          01/03           2,997             1,636             1,361
Eckerd Drug Store -- #6392, Penn, PA.......      10,908          01/03           2,949             1,636             1,313
Eckerd Drug Store -- #6695, Plum Borough,
  PA.......................................      10,908          01/03           3,669             1,637             2,032
Eckerd Drug Store -- Piedmont, Piedmont,
  SC.......................................      10,908          01/03           1,968                --             1,968
Market Square, Douglasville, GA............     121,774          01/03          12,905             8,390             4,515
Springfield Park, Lawrenceville, GA........     105,321          01/03          10,924                --            10,924

                                               OTHER CASH
                                              EXPENDITURES     TOTAL ACQUISITION
PROPERTY                                     CAPITALIZED (A)        COST(B)
--------                                     ---------------   -----------------
Chatham Crossing, Siler City, NC...........          16                3,980
Columbiana Station, Columbia, SC...........         193               46,808
Gateway Plaza -- Conway, Conway, SC........          --                6,295
Lakeview Plaza, Kissimmee, FL..............          19                6,206
Meadowmont Village Center, Chapel Hill,
  NC.......................................        (581)              26,227
Shoppes at Citiside, Charlotte, NC.........         326               10,032
Shoppes at New Tampa, Wesley Chapel, FL....        (266)              18,930
Camp Hill Center, Harrisburg, PA...........           5                7,791
Eckerd Drug Store -- #5018, Amherst, NY....          --                2,805
Eckerd Drug Store -- #5661, Buffalo, NY....          --                3,145
Eckerd Drug Store -- #5786, Dunkirk, NY....          --                1,720
Eckerd Drug Store -- #5797, Cheektowaga,
  NY.......................................          (1)               3,755
Eckerd Drug Store -- #6007, Connelsville,
  PA.......................................          --                3,503
Eckerd Drug Store -- #6036, Pittsburgh,
  PA.......................................          (1)               3,839
Eckerd Drug Store -- #6040,
  Monroeville,PA...........................          (2)               5,428
Eckerd Drug Store -- #6043,
  Monroeville,PA...........................          --                3,315
Eckerd Drug Store -- #6062, Harborcreek,
  PA.......................................          --                2,527
Eckerd Drug Store -- #6089, Weirton, WV....          --                2,472
Eckerd Drug Store -- #6095, Cheswick, PA...          --                2,791
Eckerd Drug Store -- #6172, New
  Castle,PA................................          --                2,877
Eckerd Drug Store -- #6193, Erie, PA.......          --                2,919
Eckerd Drug Store -- #6199, Millcreek,
  PA.......................................          (1)               3,728
Eckerd Drug Store -- #6257, Millcreek,
  PA.......................................          --                1,444
Eckerd Drug Store -- #6286, Erie, PA.......          (1)               4,192
Eckerd Drug Store -- #6334, Erie, PA.......          --                2,997
Eckerd Drug Store -- #6392, Penn, PA.......          --                2,949
Eckerd Drug Store -- #6695, Plum Borough,
  PA.......................................          --                3,669
Eckerd Drug Store -- Piedmont, Piedmont,
  SC.......................................           5                1,973
Market Square, Douglasville, GA............         787               13,692
Springfield Park, Lawrenceville, GA........           5               10,929

                                                                          PURCHASE PRICE        MORTGAGE
                                              NUMBER OF      DATE OF     PLUS ACQUISITION   FINANCING AT DATE    CASH DOWN
PROPERTY                                     SQUARE FEET    PURCHASE           FEE             OF PURCHASE        PAYMENT
--------                                     -----------   -----------   ----------------   -----------------   -----------
Tequesta Shoppes Plaza, Tequesta, FL.......     109,937          01/03          11,439                --            11,439
Capital Crossing, Raleigh, NC..............      92,248          02/03           9,984                --             9,984
Colonial Promenade Bardmore Center, Largo,
  FL.......................................     152,667          02/03          17,151                --            17,151
Commonwealth Center II, Richmond, VA.......     165,382          02/03          22,278                --            22,278
Concord Crossing, Concord, NC..............      55,930          02/03           5,331                --             5,331
Fountains, Plantation, FL..................     408,807          02/03          44,412                --            44,412
Marketplace at Mill Creek, Buford, GA......     398,407          02/03          50,118                --            50,118
Monroe Shopping Center, Monroe, NC.........      45,080          02/03           3,548                --             3,548
Oakley Plaza, Asheville, NC................     118,727          02/03           9,469                --             9,469
Overlook at King of Prussia, King of
  Prussia, PA..............................     186,980          02/03          57,045            30,000            27,045
Paraiso Plaza, Hialeah, FL.................      61,012          02/03           9,481                --             9,481
Publix Brooker Creek, Palm Harbor, FL......      77,596          02/03           8,719             4,468             4,251
Sheridan Square, Dania, FL.................      67,425          02/03           7,586                --             7,586
Stonecrest Marketplace, Lithonia, GA.......     264,447          02/03          34,742                --            34,742
Suwanee Crossroads, Suwanee, GA............      69,500          02/03          12,068                --            12,068
Windsor Court Shopping Center, Windsor
  Court, CT................................      78,480          02/03          14,639                --            14,639
Downtown Short Pump, Richmond, VA..........     125,553          03/03          33,515                --            33,515
Valley Park Commons, Hagerstown, MD........      89,579          03/03          11,317                --            11,317
Eckerd -- Perry Creek, Perry Creek, NC.....      10,908          09/02           2,795                --             2,795
Village Center, Mt. Pleasant, WI...........     217,103          03/03          23,987                --            23,987
Watercolor Crossing, Tallahassee, FL.......      43,200          03/03           5,485                --             5,485
Bi-Lo -- Southern Pines, Southern Pines,
  NC.......................................      57,404          04/03           8,127                --             8,127
Creeks at Virginia Center, Richmond, VA....     266,266          04/03          39,458            27,804            11,654
Flamingo Falls, Pembroke Pines, FL.........     108,565          04/03          23,946                --            23,946
Glenmark Shopping Center, Morgantown, WV...     122,167          04/03          12,982                --            12,982
River Run, Miramar, FL.....................      93,643          04/03          11,638                --            11,638
Westside Centre Shopping Center,
  Huntsville, AL...........................     490,784          04/03          46,015            39,350             6,665
440 Commons, Jersey City, NJ                    162,533          05/03          18,046                --            18,046
Barrett Pavilion, Kennesaw, GA.............     460,755          05/03          80,183                --            80,183
Bi-Lo -- Asheville, Asheville, NC..........      54,319          05/03           7,727                --             7,727

                                               OTHER CASH
                                              EXPENDITURES     TOTAL ACQUISITION
PROPERTY                                     CAPITALIZED (A)        COST(B)
--------                                     ---------------   -----------------
Tequesta Shoppes Plaza, Tequesta, FL.......        (248)              11,191
Capital Crossing, Raleigh, NC..............          14                9,998
Colonial Promenade Bardmore Center, Largo,
  FL.......................................          45               17,196
Commonwealth Center II, Richmond, VA.......        (133)              22,145
Concord Crossing, Concord, NC..............           5                5,336
Fountains, Plantation, FL..................          --               44,412
Marketplace at Mill Creek, Buford, GA......          50               50,168
Monroe Shopping Center, Monroe, NC.........           5                3,553
Oakley Plaza, Asheville, NC................           4                9,473
Overlook at King of Prussia, King of
  Prussia, PA..............................          15               57,060
Paraiso Plaza, Hialeah, FL.................          26                9,507
Publix Brooker Creek, Palm Harbor, FL......         146                8,865
Sheridan Square, Dania, FL.................          23                7,609
Stonecrest Marketplace, Lithonia, GA.......        (115)              34,627
Suwanee Crossroads, Suwanee, GA............         (69)              11,999
Windsor Court Shopping Center, Windsor
  Court, CT................................          10               14,649
Downtown Short Pump, Richmond, VA..........        (147)              33,368
Valley Park Commons, Hagerstown, MD........          12               11,329
Eckerd -- Perry Creek, Perry Creek, NC.....         (66)               2,729
Village Center, Mt. Pleasant, WI...........         (33)              23,954
Watercolor Crossing, Tallahassee, FL.......          --                5,485
Bi-Lo -- Southern Pines, Southern Pines,
  NC.......................................         (62)               8,065
Creeks at Virginia Center, Richmond, VA....       1,608               41,066
Flamingo Falls, Pembroke Pines, FL.........          --               23,946
Glenmark Shopping Center, Morgantown, WV...         335               13,317
River Run, Miramar, FL.....................          (5)              11,633
Westside Centre Shopping Center,
  Huntsville, AL...........................       2,035               48,050
440 Commons, Jersey City, NJ                          9               18,055
Barrett Pavilion, Kennesaw, GA.............         (51)              80,132
Bi-Lo -- Asheville, Asheville, NC..........          (1)               7,726

                                                                          PURCHASE PRICE        MORTGAGE
                                              NUMBER OF      DATE OF     PLUS ACQUISITION   FINANCING AT DATE    CASH DOWN
PROPERTY                                     SQUARE FEET    PURCHASE           FEE             OF PURCHASE        PAYMENT
--------                                     -----------   -----------   ----------------   -----------------   -----------
Bi-Lo -- Shelmore, Mt. Pleasant, SC........      61,705          05/03          11,836                --            11,836
Bi-Lo -- Sylvania, Sylvania, GA............      36,000          05/03           4,407                --             4,407
Birkdale Village, Charlotte, NC............     653,983          05/03          96,410                --            96,410
BJ'S Wholesale Club, Charlotte, NC.........      99,792          05/03          13,025                --            13,025
Brick Center Plaza, Brick, NJ..............     114,028          05/03          19,451                --            19,451
East Hanover Plaza, East Hanover, NJ.......     122,028          05/03          17,312                --            17,312
Eckerd Drug Store -- #0234, Marietta, GA...      10,880          05/03           2,044             1,161               883
Eckerd Drug Store -- #0444, Gainesville,
  GA.......................................      10,594          05/03           1,986             1,129               857
Eckerd Drug Store -- #0818, Ft. Worth,
  TX.......................................      10,908          05/03           2,691             1,540             1,151
Eckerd Drug Store -- #0862, Wichita Falls,
  TX.......................................       9,504          05/03           2,087             1,203               884
Eckerd Drug Store -- #0943, Richardson,
  TX.......................................      10,560          05/03           2,354             1,338             1,016
Eckerd Drug Store -- #0963, Richardson,
  TX.......................................      10,560          05/03           2,313             1,316               997
Eckerd Drug Store -- #0968, Wichita Falls,
  TX.......................................       9,504          05/03           1,837             1,036               801
Eckerd Drug Store -- #0980, Dallas, TX.....       9,504          05/03           1,917             1,097               820
Eckerd Drug Store -- #2320, Snellville,
  GA.......................................      10,594          05/03           2,230             1,271               959
Eckerd Drug Store -- #2506, Dallas, TX.....       9,504          05/03           2,073             1,177               896
Eckerd Drug Store -- #3072, Richland Hills,
  TX.......................................      10,908          05/03           2,663             1,521             1,142
Eckerd Drug Store -- #3152, Lake Worth,
  TX.......................................       9,504          05/03           1,805             1,021               784
Eckerd Drug Store -- #3169, River Oaks,
  TX.......................................      10,908          05/03           2,705             1,546             1,159
Eckerd Drug Store -- #3192, Tyler, TX......       9,504          05/03           1,495               845               650
Eckerd Drug Store -- #3338, Kissimmee,
  FL.......................................      10,880          05/03           2,479             1,407             1,072
Eckerd Drug Store -- #3350, Oklahoma City,
  OK.......................................       9,504          05/03           1,776             1,005               771
Eckerd Drug Store -- #3363, Ft. Worth,
  TX.......................................       9,504          05/03           1,661               941               720
Eckerd Drug Store -- #3449, Lawrenceville,
  GA.......................................       9,504          05/03           2,061                --             2,061
Eckerd Drug Store -- #3528, Plano, TX......      10,908          05/03           2,535             1,445             1,090
Edgewater Town Center, Edgewater, NJ.......      77,446          05/03          27,030                --            27,030
Goody's Shopping Center, Augusta, GA.......      22,560          05/03           2,051                --             2,051
Heritage Pavilion, Smyrna, GA..............     262,961          05/03          40,013                --            40,013
Hiram Pavilion, Hiram, GA..................     363,618          05/03          36,787                --            36,787
Killearn Shopping Center, Tallahassee,
  FL.......................................      94,547          05/03          10,945             4,041             6,904

                                               OTHER CASH
                                              EXPENDITURES     TOTAL ACQUISITION
PROPERTY                                     CAPITALIZED (A)        COST(B)
--------                                     ---------------   -----------------
Bi-Lo -- Shelmore, Mt. Pleasant, SC........          10               11,846
Bi-Lo -- Sylvania, Sylvania, GA............           2                4,409
Birkdale Village, Charlotte, NC............        (897)              95,513
BJ'S Wholesale Club, Charlotte, NC.........           1               13,026
Brick Center Plaza, Brick, NJ..............          13               19,464
East Hanover Plaza, East Hanover, NJ.......           5               17,317
Eckerd Drug Store -- #0234, Marietta, GA...           4                2,048
Eckerd Drug Store -- #0444, Gainesville,
  GA.......................................           4                1,990
Eckerd Drug Store -- #0818, Ft. Worth,
  TX.......................................           4                2,695
Eckerd Drug Store -- #0862, Wichita Falls,
  TX.......................................           4                2,091
Eckerd Drug Store -- #0943, Richardson,
  TX.......................................           4                2,358
Eckerd Drug Store -- #0963, Richardson,
  TX.......................................           4                2,317
Eckerd Drug Store -- #0968, Wichita Falls,
  TX.......................................           4                1,841
Eckerd Drug Store -- #0980, Dallas, TX.....           4                1,921
Eckerd Drug Store -- #2320, Snellville,
  GA.......................................           4                2,234
Eckerd Drug Store -- #2506, Dallas, TX.....           4                2,077
Eckerd Drug Store -- #3072, Richland Hills,
  TX.......................................           4                2,667
Eckerd Drug Store -- #3152, Lake Worth,
  TX.......................................           4                1,809
Eckerd Drug Store -- #3169, River Oaks,
  TX.......................................           4                2,709
Eckerd Drug Store -- #3192, Tyler, TX......           4                1,499
Eckerd Drug Store -- #3338, Kissimmee,
  FL.......................................           4                2,483
Eckerd Drug Store -- #3350, Oklahoma City,
  OK.......................................           4                1,780
Eckerd Drug Store -- #3363, Ft. Worth,
  TX.......................................           4                1,665
Eckerd Drug Store -- #3449, Lawrenceville,
  GA.......................................           4                2,065
Eckerd Drug Store -- #3528, Plano, TX......           4                2,539
Edgewater Town Center, Edgewater, NJ.......          11               27,041
Goody's Shopping Center, Augusta, GA.......          --                2,051
Heritage Pavilion, Smyrna, GA..............           4               40,017
Hiram Pavilion, Hiram, GA..................       1,559               38,346
Killearn Shopping Center, Tallahassee,
  FL.......................................          80               11,025

                                                                          PURCHASE PRICE        MORTGAGE
                                              NUMBER OF      DATE OF     PLUS ACQUISITION   FINANCING AT DATE    CASH DOWN
PROPERTY                                     SQUARE FEET    PURCHASE           FEE             OF PURCHASE        PAYMENT
--------                                     -----------   -----------   ----------------   -----------------   -----------
Midway Plaza, Tamarac, FL..................     227,209          05/03          26,858                --            26,858
North Hill Commons, Anderson, SC...........      42,942          05/03           4,541                --             4,541
Sandy Plains Village, Roswell, GA..........     175,035          05/03          18,055                --            18,055
Shoppes at Paradise Pointe, Ft Walton
  Beach, FL................................      84,070          05/03          11,591                --            11,591
Sony Theatre Complex, East Hanover, NJ.....      70,549          05/03          12,068                --            12,068
Town & Country, Knoxville, TN..............     639,135          05/03          49,812                --            49,812
Village Crossing, Skokie, IL...............     427,722          05/03          69,443                --            69,443
West Falls Plaza, West Paterson, NJ........      88,913          05/03          20,980                --            20,980
CostCo Plaza, White Marsh, MD..............     209,841          06/03          16,857                --            16,857
Denbigh Village Shopping Center, Newport
  News, VA.................................     311,583          06/03          20,855                --            20,855
Shoppes at Lake Dow, McDonough, GA.........      73,271          06/03          11,014                --            11,014
Willoughby Hills Shopping Center,
  Willoughby Hills, OH.....................     359,414          06/03          37,705            14,480            23,225
Cascades Marketplace, Sterling, VA.........      98,532          07/03          16,840                --            16,840
Fayette Pavilion III, Fayetteville, GA.....     619,856          07/03          46,308                --            46,308
Northlake Commons, Palm Beach Gardens, FL..     143,955          07/03          21,643                --            21,643
Route 22 Retail Shopping Center, Union,
  NJ.......................................     110,453          07/03          19,054            11,355             7,699
Vision Works, Plantation, FL...............       6,891          07/03           1,732                --             1,732
Bellevue Place Shopping Center, Nashville,
  TN.......................................      77,249          08/03          10,884                --            10,884
Camfield Corners, Charlotte, NC............      69,887          08/03           9,339                --             9,339
Kensington Place, Murfreesboro, TN.........      70,624          08/03           7,167                --             7,167
Largo Town Center, Upper Marlboro, MD......     270,310          08/03          30,947                --            30,947
Naugatuck Valley Shopping Center,
  Waterbury, CT............................     383,332          08/03          50,452                --            50,452
Riverdale Shops, West Springfield, MA......     273,928          08/03          42,055                --            42,055
Spring Mall Center, Springfield, VA........      56,511          08/03          10,481                --            10,481
Walgreen's, Port Huron, MI.................      14,998          08/03           4,368                --             4,368
Bank First, Winter Park, FL................       3,348          09/03             723                --               723
Carlisle Commons, Carlisle, PA.............     393,023          09/03          39,635                --            39,635
Circuit City -- Culver City, Culver City,
  CA.......................................      32,873          09/03           8,781                --             8,781
Circuit City -- Highland Ranch, Highland
  Ranch, CO................................      43,480          09/03           5,628                --             5,628
Circuit City -- Olympia, Olympia, WA.......      35,776          09/03           5,632                --             5,632

                                               OTHER CASH
                                              EXPENDITURES     TOTAL ACQUISITION
PROPERTY                                     CAPITALIZED (A)        COST(B)
--------                                     ---------------   -----------------
Midway Plaza, Tamarac, FL..................         265               27,123
North Hill Commons, Anderson, SC...........           1                4,542
Sandy Plains Village, Roswell, GA..........          84               18,139
Shoppes at Paradise Pointe, Ft Walton
  Beach, FL................................         (94)              11,497
Sony Theatre Complex, East Hanover, NJ.....           5               12,073
Town & Country, Knoxville, TN..............       1,397               51,209
Village Crossing, Skokie, IL...............       6,001               75,444
West Falls Plaza, West Paterson, NJ........           5               20,985
CostCo Plaza, White Marsh, MD..............           5               16,862
Denbigh Village Shopping Center, Newport
  News, VA.................................        (106)              20,749
Shoppes at Lake Dow, McDonough, GA.........         (68)              10,946
Willoughby Hills Shopping Center,
  Willoughby Hills, OH.....................          22               37,727
Cascades Marketplace, Sterling, VA.........           5               16,845
Fayette Pavilion III, Fayetteville, GA.....       2,540               48,848
Northlake Commons, Palm Beach Gardens, FL..         523               22,166
Route 22 Retail Shopping Center, Union,
  NJ.......................................          --               19,054
Vision Works, Plantation, FL...............           6                1,738
Bellevue Place Shopping Center, Nashville,
  TN.......................................           5               10,889
Camfield Corners, Charlotte, NC............           2                9,341
Kensington Place, Murfreesboro, TN.........          --                7,167
Largo Town Center, Upper Marlboro, MD......           7               30,954
Naugatuck Valley Shopping Center,
  Waterbury, CT............................           8               50,460
Riverdale Shops, West Springfield, MA......          34               42,089
Spring Mall Center, Springfield, VA........           2               10,483
Walgreen's, Port Huron, MI.................           9                4,377
Bank First, Winter Park, FL................           8                  731
Carlisle Commons, Carlisle, PA.............          10               39,645
Circuit City -- Culver City, Culver City,
  CA.......................................           4                8,785
Circuit City -- Highland Ranch, Highland
  Ranch, CO................................           3                5,631
Circuit City -- Olympia, Olympia, WA.......           3                5,635

                                                                          PURCHASE PRICE        MORTGAGE
                                              NUMBER OF      DATE OF     PLUS ACQUISITION   FINANCING AT DATE    CASH DOWN
PROPERTY                                     SQUARE FEET    PURCHASE           FEE             OF PURCHASE        PAYMENT
--------                                     -----------   -----------   ----------------   -----------------   -----------
Fayette Pavilion I & II, Fayetteville,
  GA.......................................     791,373          09/03          88,521                --            88,521
Kroger -- Cincinnati, Cincinnati, OH.......      56,634          09/03           7,431                --             7,431
Kroger -- Grand Prairie, Grand Prairie,
  TX.......................................      64,522          09/03           5,793                --             5,793
Kroger -- Westchester, Westchester, OH.....      56,083          09/03           4,670                --             4,670
Lowe's Home Improvement -- Baytown,
  Baytown, TX..............................     125,357          09/03          11,478                --            11,478
Lowe's Home Improvement -- Cullman,
  Cullman, AL..............................     101,287          09/03           8,960                --             8,960
Lowe's Home Improvement -- Houston,
  Houston, TX..............................     131,644          09/03          12,050                --            12,050
Lowe's Home Improvement -- Steubenville,
  Steubenville, OH.........................     130,497          09/03          11,442                --            11,442
Southwood Plantation, Tallahassee, FL......      62,700          10/02           7,738                --             7,738
Super Wal-Mart -- Alliance, Alliance, OH...     200,084          09/03          15,879                --            15,879
Super Wal-Mart -- Greenville, Greenville,
  SC.......................................     200,084          09/03          16,971                --            16,971
Super Wal-Mart -- Winston-Salem, Winston-
  Salem, NC................................     204,931          09/03          18,721                --            18,721
Eckerd -- Gaffney, Gaffney, SC.............      13,813          12/02           2,374                --             2,374
Wal-Mart/Sam's Club, Worcester, MA.........     107,929          09/03          11,194                --            11,194
Bi-Lo at Northside Plaza, Greenwood, SC....      41,581          10/03           4,069                --             4,069
Cedar Springs Crossing, Spartanburg, SC....      86,581          10/03          10,191                --            10,191
Clearwater Crossing, Flowery Branch, GA....      90,566          10/03          13,303                --            13,303
Cortez Plaza, Bradenton, FL................     286,610          10/03          26,819            16,828             9,991
Houston Square, Warner Robins, GA..........      60,799          10/03           5,214                --             5,214
Lexington Place, Lexington, SC.............      83,167          10/03           8,481                --             8,481
Manchester Broad Street, Manchester, CT....      68,509          10/03          13,119                --            13,119
Plaza Del Paraiso, Miami, FL...............      82,442          10/03          15,417                --            15,417
Seekonk Town Center, Seekonk, MA...........      80,713          10/03          11,068                --            11,068
Shoppes of Ellenwood, Ellenwood, GA........      67,721          10/03          10,703                --            10,703
Shoppes of Lithia, Brandon, FL.............      71,430          10/03          12,926                --            12,926
Crossroads Plaza, Lumberton, NJ............      89,627          11/03          18,232                --            18,232
Hilliard Rome, Columbus, OH................     110,772          11/03          17,171            11,883             5,288
Loisdale Center, Springfield, VA...........     120,742          11/03          29,051                --            29,051
Middletown Village, Middletown, RI.........      98,161          11/03          17,871                --            17,871
Shoppes at Oliver's Crossing,
  Winston-Salem, NC........................      76,512          11/03          10,386                --            10,386

                                               OTHER CASH
                                              EXPENDITURES     TOTAL ACQUISITION
PROPERTY                                     CAPITALIZED (A)        COST(B)
--------                                     ---------------   -----------------
Fayette Pavilion I & II, Fayetteville,
  GA.......................................        (357)              88,164
Kroger -- Cincinnati, Cincinnati, OH.......           3                7,434
Kroger -- Grand Prairie, Grand Prairie,
  TX.......................................           7                5,800
Kroger -- Westchester, Westchester, OH.....           3                4,673
Lowe's Home Improvement -- Baytown,
  Baytown, TX..............................           7               11,485
Lowe's Home Improvement -- Cullman,
  Cullman, AL..............................           3                8,963
Lowe's Home Improvement -- Houston,
  Houston, TX..............................           7               12,057
Lowe's Home Improvement -- Steubenville,
  Steubenville, OH.........................           3               11,445
Southwood Plantation, Tallahassee, FL......           4                7,742
Super Wal-Mart -- Alliance, Alliance, OH...           3               15,882
Super Wal-Mart -- Greenville, Greenville,
  SC.......................................           3               16,974
Super Wal-Mart -- Winston-Salem, Winston-
  Salem, NC................................           3               18,724
Eckerd -- Gaffney, Gaffney, SC.............         502                2,876
Wal-Mart/Sam's Club, Worcester, MA.........           3               11,197
Bi-Lo at Northside Plaza, Greenwood, SC....          --                4,069
Cedar Springs Crossing, Spartanburg, SC....          --               10,191
Clearwater Crossing, Flowery Branch, GA....          --               13,303
Cortez Plaza, Bradenton, FL................       1,854               28,673
Houston Square, Warner Robins, GA..........          --                5,214
Lexington Place, Lexington, SC.............          --                8,481
Manchester Broad Street, Manchester, CT....          --               13,119
Plaza Del Paraiso, Miami, FL...............          --               15,417
Seekonk Town Center, Seekonk, MA...........          --               11,068
Shoppes of Ellenwood, Ellenwood, GA........          --               10,703
Shoppes of Lithia, Brandon, FL.............          --               12,926
Crossroads Plaza, Lumberton, NJ............          --               18,232
Hilliard Rome, Columbus, OH................         231               17,402
Loisdale Center, Springfield, VA...........          --               29,051
Middletown Village, Middletown, RI.........          --               17,871
Shoppes at Oliver's Crossing,
  Winston-Salem, NC........................          --               10,386

                                                                          PURCHASE PRICE        MORTGAGE
                                              NUMBER OF      DATE OF     PLUS ACQUISITION   FINANCING AT DATE    CASH DOWN
PROPERTY                                     SQUARE FEET    PURCHASE           FEE             OF PURCHASE        PAYMENT
--------                                     -----------   -----------   ----------------   -----------------   -----------
Squirewood Village, Dandridge, TN..........      46,150          11/03           3,442                --             3,442
Waterfront Marketplace/Town Center,
  Homestead, PA............................     755,407          11/03         113,024            72,035            40,989
Winslow Bay Commons, Mooresville, NC.......     255,598          11/03          42,132                --            42,132
Albertson's at Bloomingdale Hills, Brandon,
  FL.......................................      78,686          12/03           5,856                --             5,856
Oak Summit, Winston-Salem, NC..............     142,739          12/03          13,666                --            13,666
Paradise Place, West Palm Beach, FL........      69,620          12/03          11,688                --            11,688
Pointe at Tampa Plams, Tampa, FL...........      20,258          12/03           5,282                --             5,282
Southhampton Village, Tyrone, GA...........      77,900          11/02          10,610                --            10,610
Shoppes on the Ridge.......................      91,165          12/02          11,422                --            11,422
                                             ----------    -----------      ----------           -------        ----------
  Total for 2001 through 2003
    acquisitions...........................  29,573,733                      3,653,755           497,556         3,156,199
                                             ==========    ===========      ==========           =======        ==========
Development Projects
Fayette Pavilion III, Fayetteville, GA.....         N/A          07/03             203                --               203
Fountains, Plantation, FL..................         N/A          02/03           2,664                --             2,664
Hiram Pavilion, Hiram, GA..................         N/A          05/03             695                --               695
Northlake Commons, Palm Beach Gardens, FL..         N/A          07/03             640                --               640
Redbud Commons Gastonia, NC................         N/A          06/03           5,101                --             5,101
Shoppes of Golden Acres II, Newport Richey,
  FL.......................................         N/A          02/02             189                --               189
Southhampton Village, Tyrone, GA...........         N/A          11/02              62                --                62
Southlake Pavilion, Morrow, GA.............         N/A          12/01             702                --               702
Turkey Creek II, Knoxville, TN.............         N/A          01/02           1,317                --             1,317
Watercolor Crossing, Tallahassee, FL.......         N/A          03/03           1,028                --             1,028
Westside Center, Huntsville, AL............         N/A          04/03           4,888                --             4,888
                                             ----------    -----------      ----------           -------        ----------
  Total for Development projects at
    12/31/03...............................          --                         17,489                --            17,489
                                             ==========    ===========      ==========           =======        ==========
GRAND TOTAL................................  31,875,622                      3,935,930           529,516         3,406,414
                                             ==========    ===========      ==========           =======        ==========

                                               OTHER CASH
                                              EXPENDITURES     TOTAL ACQUISITION
PROPERTY                                     CAPITALIZED (A)        COST(B)
--------                                     ---------------   -----------------
Squirewood Village, Dandridge, TN..........          --                3,442
Waterfront Marketplace/Town Center,
  Homestead, PA............................       4,694              117,718
Winslow Bay Commons, Mooresville, NC.......          --               42,132
Albertson's at Bloomingdale Hills, Brandon,
  FL.......................................          --                5,856
Oak Summit, Winston-Salem, NC..............          --               13,666
Paradise Place, West Palm Beach, FL........          --               11,688
Pointe at Tampa Plams, Tampa, FL...........          --                5,282
Southhampton Village, Tyrone, GA...........          --               10,610
Shoppes on the Ridge.......................          --               11,422
                                                 ------            ---------
  Total for 2001 through 2003
    acquisitions...........................      59,541            3,713,296
                                                 ======            =========
Development Projects
Fayette Pavilion III, Fayetteville, GA.....          --                  203
Fountains, Plantation, FL..................          --                2,664
Hiram Pavilion, Hiram, GA..................          --                  695
Northlake Commons, Palm Beach Gardens, FL..          --                  640
Redbud Commons Gastonia, NC................          --                5,101
Shoppes of Golden Acres II, Newport Richey,
  FL.......................................          --                  189
Southhampton Village, Tyrone, GA...........          --                   62
Southlake Pavilion, Morrow, GA.............          --                  702
Turkey Creek II, Knoxville, TN.............          --                1,317
Watercolor Crossing, Tallahassee, FL.......          --                1,028
Westside Center, Huntsville, AL............          --                4,888
                                                 ------            ---------
  Total for Development projects at
    12/31/03...............................          --               17,489
                                                 ======            =========
GRAND TOTAL................................      64,085            4,000,015
                                                 ======            =========

                ACQUISITION OF PROPERTIES BY PROGRAMS
                          NOTES TO TABLE VI

(A) "Other Cash Expenditures Capitalized" consists of improvements to the property and acquisition expenses which are capitalized and paid or to be paid from the proceeds of the offering. As part of several purchases, rent is received under master lease agreements on the spaces currently vacant for periods ranging from one to two years or until the spaces are leased. As these payments are received, they are recorded as a reduction in the purchase price of the properties and have been netted against other cash expenditures capitalized.

(B) "Total Acquisition Cost" is the sum of columns captioned "Purchase Price Plus Acquisition Fee" and "Other Cash Expenditures Capitalized.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No.7 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on the 16th day of December, 2004.




                                 INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.


                                 By:/s/ Robert D. Parks
                                    ------------------------------------------
                                        Robert D. Parks
                                        President, Chief Executive Officer and
                                        Chief Operating Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 7 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                       NAME                                          CAPACITY                                DATE
                    ---------                                      ------------                            --------
/s/ Robert D. Parks                                 Chairman and Director                              December 16, 2004
---------------------------------------
Robert D. Parks

/s/ Steven P. Grimes                                Treasurer and Principal financial officer          December 16, 2004
----------------------------------------
Steven P. Grimes

/s/ Lori J. Foust                                   Principal accounting officer                       December 16, 2004
---------------------------------------
Lori J. Foust

/s/ Brenda G. Gujral                                Director                                           December 16, 2004
---------------------------------------
Brenda G. Gujral

        *                                           Independent Director                               December 16, 2004
---------------------------------------
Frank Catalano

         *                                          Independent Director                               December 16, 2004
---------------------------------------
Ken Beard

          *                                         Independent Director                               December 16, 2004
---------------------------------------
Paul R. Gauvreau

          *                                         Independent Director                               December 16, 2004
---------------------------------------
Gerald M. Gorski

           *                                        Independent Director                               December 16, 2004
---------------------------------------
Barbara A. Murphy


/s/ Roberta S. Matlin
---------------------------------------

* Signed on behalf of the named individuals by Roberta S. Matlin, under power of attorney.